   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1996
                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           MAXXAM GROUP HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         3334                        76-0518669
           (State of            (Primary Standard Industrial         (I.R.S. Employer
        Incorporation)           Classification Code Number)        Identification No.)

         5847 SAN FELIPE, SUITE 2600                        ANTHONY R. PIERNO
          HOUSTON, TEXAS 77057-3010                 VICE PRESIDENT AND GENERAL COUNSEL
                (713) 975-7600                          MAXXAM GROUP HOLDINGS INC.
 (Address, including zip code, and telephone           5847 SAN FELIPE, SUITE 2600
       number, including area code, of                  HOUSTON, TEXAS 77057-3010
registrant's principal executive offices)                    (713) 975-7600
                                                (Name, address including zip code, and
                                                   telephone number, including area code,
                                                           of agent for service)

                       SEE TABLE OF ADDITIONAL REGISTRANT
                             ---------------------

                        Copies of all communications to:

              BERNARD L. BIRKEL                            HOWARD A. SOBEL, ESQ.
          SENIOR CORPORATE COUNSEL                   KRAMER, LEVIN, NAFTALIS & FRANKEL
         MAXXAM GROUP HOLDINGS INC.                          919 THIRD AVENUE
         5847 SAN FELIPE, SUITE 2600                     NEW YORK, NEW YORK 10022
            HOUSTON, TEXAS 77057                              (212) 715-9100
               (713) 267-3669

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions to the exchange offer described in the enclosed Prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================
 TITLE OF EACH CLASS OF       AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM
    SECURITIES TO BE          TO BE         OFFERING PRICE      AGGREGATE         AMOUNT OF
       REGISTERED           REGISTERED         PER NOTE       OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------
12% Series B Senior
  Secured Notes due
  2003..................    $130,000,000       100%(1)       $130,000,000(1)      $39,393.94
------------------------------------------------------------------------------------------------
Guarantees of the 12%
  Series B Senior
  Secured Notes due
  2003..................    $130,000,000        -- (2)              --                --
================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration is payable for the Guarantees.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                             ADDITIONAL REGISTRANT

                                           PRIMARY
  EXACT NAME        STATE OR OTHER        STANDARD                          ADDRESS, INCLUDING ZIP CODE, AND
 OF REGISTRANT     JURISDICTION OF       INDUSTRIAL        IRS EMPLOYER     TELEPHONE NUMBER, INCLUDING AREA
AS SPECIFIED IN     CORPORATION OR     CLASSIFICATION      IDENTIFICATION   CODE, OF REGISTRANT'S PRINCIPAL
  ITS CHARTER        ORGANIZATION        CODE NUMBER          NUMBER               EXECUTIVE OFFICES
---------------     --------------     ---------------     ------------     --------------------------------
  MAXXAM Inc.        Delaware             3334             95-2078752       5847 San Felipe, Suite 2600
                                                                            Houston, Texas 77057-3010
                                                                            (713) 975-7600

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                 SUBJECT TO COMPLETION, DATED DECEMBER 24, 1996
PROSPECTUS
                           MAXXAM GROUP HOLDINGS INC.

                               OFFER TO EXCHANGE
                            ANY AND ALL OUTSTANDING
                       12% SENIOR SECURED NOTES DUE 2003
                  ($130,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                 FOR 12% SERIES B SENIOR SECURED NOTES DUE 2003

                           GUARANTEED BY MAXXAM INC.

     The Exchange Offer (defined below) and withdrawal rights will expire at
5:00 p.m., New York City time, on                , 1997 (as such date may be
extended, the "Expiration Date").

     MAXXAM Group Holdings Inc. (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 12% Series B Senior Secured Notes due 2003 (the "New Notes") for each $1,000 in principal amount of its outstanding 12% Senior Secured Notes due 2003 (the "Old Notes") (the Old Notes and the New Notes are sometimes collectively referred to herein as the "Notes") held by Eligible Holders (defined below). An aggregate principal amount of $130.0 million of Old Notes is outstanding. See "The Exchange Offer." For purposes of the Exchange Offer, "Eligible Holder" shall mean the registered owner of any Old Notes that remain Registrable Securities (defined below) as reflected on the records of First Bank National Association, as registrar for the Old Notes (in such capacity, the "Registrar"), or any person whose Old Notes are held of record by the depository of the Old Notes. For purposes of the Exchange Offer, "Registrable Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged for a New
Note in the Exchange Offer and is thereafter freely tradeable by the holder thereof not an affiliate of the Company or MAXXAM Inc. ("MAXXAM" or the "Guarantor"), (ii) the date on which such Old Note is registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of in accordance with a registration statement, (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act, or
(iv) the date on which such Old Note shall have ceased to be outstanding.

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement, dated as of December 23, 1996 (the "Registration Rights Agreement") among the Company, the Guarantor (which has guaranteed the Old Notes and has agreed to guarantee the New Notes), and Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."
                                                        (continued on next page)

                             ---------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 19 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFER.

                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this Prospectus is             , 1997.

     The Old Notes were issued in a transaction (the "Offering") pursuant to which the Company issued an aggregate of $130,000,000 principal amount of the Old Notes to the Initial Purchasers on December 23, 1996 (the "Closing Date") pursuant to a purchase agreement, dated December 17, 1996 (the "Purchase Agreement"), among the Company, the Guarantor, and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and certain other exemptions under the Securities Act. The Company, the Guarantor, and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The Old Notes were issued under an indenture, dated as of December 23, 1996 (the "Indenture"), among the Company, the Guarantor, and First Bank National Association, as trustee (in such capacity, the "Trustee"). The New Notes will be issued under the Indenture as it relates to the New Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) subject to certain limited exceptions, holders of New Notes will not be entitled to Additional Interest (as defined in the Registration Rights Agreement) otherwise payable under the terms of the Registration Rights Agreement in respect of Old Notes held by such holders during any period in which a Registration Default (as defined in the Registration Rights Agreement) is continuing, and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of New Notes."

     The New Notes will bear interest at a rate equal to 12% per annum from and including their date of issuance. Interest on the New Notes is payable semi-annually on February 1 and August 1 of each year (each, an "Interest Payment Date"). Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The New Notes will mature on August 1, 2003. See "Description of New Notes."

     The New Notes are redeemable at the option of the Company, in whole or in part, on or after August 1, 2000, at the redemption prices set forth herein, plus accrued and unpaid interest, or at the Make-Whole Price (as defined herein), plus accrued and unpaid interest, if redeemed prior to August 1, 2000. Upon the first occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to purchase from each holder all or any part of the holder's Notes for which a Change of Control Purchase Notice (as defined herein) shall have been delivered as provided in the Indenture and not withdrawn at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of New
Notes -- Offer to Purchase the Notes."

     The New Notes will be secured by a pledge of all of the capital stock of the Company's wholly owned subsidiary, MAXXAM Group Inc. ("MGI"). In addition, concurrently with the consummation of the Offering, MAXXAM transferred to the Company 27,938,250 shares of the common stock (the "Kaiser Shares") of Kaiser Aluminum Corporation ("Kaiser"). The Kaiser Shares are pledged to secure the $225.7 million aggregate principal amount of public indebtedness of MGI. The Company has agreed that if any Kaiser Shares are released as security for MGI's public indebtedness by reason of early retirement of such indebtedness (other than by reason of a refinancing of such indebtedness), it will pledge up to 16,055,000 of such shares as security for the Notes. The Notes will be guaranteed on a senior unsecured basis by MAXXAM.

     The New Notes will be senior indebtedness of the Company and will rank pari passu in right and priority of payment with any future senior indebtedness of the Company. The Notes will be effectively subordinated to liabilities of the Company's subsidiaries, including trade payables. As of September 30, 1996, the outstanding indebtedness of such subsidiaries was $772.9 million and the other outstanding liabilities of such subsidiaries, including trade payables and accrued expenses, was $65.0 million. See "Risk Factors -- Substantial Indebtedness; Structural Subordination and Asset Encumbrances -- The Company" and "Description of New Notes." See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities." The Indenture permits the Company and its subsidiaries to incur additional Indebtedness, including additional secured Indebtedness, subject to certain limitations. See "Description of New Notes."

     Based on positions of the staff of the Securities and Exchange Commission (the "Commission") enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder, other than as set forth below, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is not an affiliate of the Company or the Guarantor within the meaning of Rule 405 under the Securities Act, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that acquired Old Notes directly from the Company and that receives New Notes for its own account pursuant to the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction (unless an exemption from registration is otherwise available). See "The Exchange Offer -- Resales of the New Notes." Each broker-dealer that receives New Notes in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must, in connection with any resale of such New Notes, comply with the prospectus delivery requirements of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any such resale. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available for use by any broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     As of           , 1997, Cede & Co. ("Cede"), as nominee for The Depository
Trust Company, New York, New York ("DTC"), was the registered holder of $ million aggregate principal amount of the Old Notes and held such Old Notes for of its participants. The Company believes that no such participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company or the Guarantor. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. There can be no assurance as to the liquidity of the trading market for either the New Notes or the Old Notes. The New Notes constitute securities for which there is no established trading market, and the Company does not currently intend to list the New Notes on any securities exchange. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors -- Absence of Public Market for the New Notes."

     The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear all expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     $124,750,000 aggregate principal amount of the Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the "Global New Note", and together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository. Notwithstanding the foregoing, holders of Old Notes that are held, at any time, by a person that is not a qualified institutional buyer under Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and any Eligible Holder that is not a Qualified Institutional Buyer that exchanges Old Notes in the Exchange Offer, will receive the New Notes in certificated form and is not, and will not be, able to trade such securities through the Depository unless the New Notes are resold to a Qualified Institutional Buyer. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    5
Prospectus Summary....................................................................    6
Risk Factors..........................................................................   19
The Exchange Offer....................................................................   33
Capitalization of the Company.........................................................   41
Capitalization of MAXXAM..............................................................   42
Selected Historical and Pro Forma Consolidated Financial Data of the Company..........   44
Selected Historical and Pro Forma Consolidated Financial Data of MAXXAM...............   50
Management's Discussion and Analysis of Financial Condition and Results of Operations
  of the Company......................................................................   56
Management's Discussion and Analysis of Financial Condition and Results of Operations
  of MAXXAM...........................................................................   67
Business of the Company...............................................................   86
Business of MAXXAM....................................................................   97
Legal Proceedings.....................................................................  116
Management............................................................................  125
Executive Compensation................................................................  131
Certain Transactions..................................................................  138
Description of Principal Indebtedness.................................................  142
Description of New Notes..............................................................  150
Certain Federal Income Tax Consequences...............................................  190
Plan of Distribution..................................................................  192
Incorporation of Certain Documents By Reference.......................................  193
Legal Matters.........................................................................  193
Experts...............................................................................  193
Index to Consolidated Financial Statements............................................  F-1

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall include any amendments thereto) on Form S-4 under the Securities Act (the "Registration Statement") with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit or schedule to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to the exhibit or schedule for a complete statement of its terms and conditions. In addition, the Guarantor is subject to, and upon the effectiveness of the Registration Statement the Company will become subject to, the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, the Company and the Guarantor will file periodic reports and other information with the Commission relating to its business, financial statements and other matters. Any interested parties may inspect and/or copy the Registration Statement, its schedules and exhibits, and the periodic reports and other information filed in connection therewith, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The obligations of the Company under the Exchange Act to file periodic reports and other information with the Commission may, to the extent that such obligations arise from the registration of the New Notes, be suspended, under certain circumstances, if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year and are not listed on a national securities exchange. The Company and the Guarantor have agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will (i) furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) all annual, quarterly and current reports that the Company is or would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and (ii) furnish to the holders of the Notes and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENT HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS FILED BY THE COMPANY, INCLUDING EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE TO ANY REGISTERED HOLDER OR BENEFICIAL OWNER OF THE OLD NOTES UPON WRITTEN OR ORAL REQUEST AND WITHOUT CHARGE FROM MAXXAM GROUP HOLDINGS INC., 5847 SAN FELIPE, SUITE 2600, HOUSTON, TEXAS 77057, ATTENTION: GENERAL COUNSEL. TELEPHONE REQUESTS MAY BE DIRECTED TO THE COMPANY AT (713) 975-7600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY             , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the Notes thereto) appearing elsewhere in this Prospectus. MAXXAM Group Holdings Inc. (the "Company") is a newly formed holding company and a wholly owned subsidiary of MAXXAM Inc. ("MAXXAM"). The Company engages in forest products operations through its wholly owned subsidiary, MAXXAM Group Inc. ("MGI"), and MGI's wholly owned subsidiaries, The Pacific Lumber Company ("Pacific Lumber") and Britt Lumber Co., Inc. ("Britt"). Pacific Lumber's principal wholly owned subsidiaries are Scotia Pacific Holding Company ("Scotia Pacific") and Salmon Creek Corporation ("Salmon Creek"). As used herein, the terms "Company," "MGI," "MAXXAM," "Pacific Lumber" and "Kaiser" refer to the respective companies and their subsidiaries, unless otherwise noted or the context otherwise requires. For example, reference to "MAXXAM" in connection with the guaranty of the Notes, the issuance, pledge of and payments with respect to the Intercompany Note (as defined herein), and the transfer of Kaiser shares to the Company are references to MAXXAM Inc.

                                  THE COMPANY

     The Company's operations are conducted principally by Pacific Lumber and Britt. Pacific Lumber, which has been in continuous operation for over 125 years, engages in all principal aspects of the lumber industry -- the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber products and the manufacturing of lumber into a variety of value-added finished products. Pacific Lumber is the largest producer of redwood lumber in the world, including upper grade redwood lumber. Pacific Lumber owns and manages approximately 192,000 acres of commercial timberlands and other real property in northern California. Approximately 75% of Pacific Lumber's timber consists of redwood, with the balance consisting substantially of Douglas fir. Redwood lumber, particularly in the upper (defect-free) grades, is a premium wood product that generally commands higher prices and has been more resistant to cyclical demand and price fluctuations than most other lumber products. Old growth redwood trees (trees which have been growing for approximately 200 years or longer) currently constitute a principal source of upper grade redwood lumber. The industry-wide inventory of commercially harvestable old growth redwood trees has been decreasing due to the expansion of national and state redwood parks, increasing restrictions on timber harvesting on publicly and privately owned lands and harvesting by the industry. The Company believes that Pacific Lumber owns more old growth redwood timber than any of its competitors.

     Pacific Lumber's timberlands are virtually contiguous, are located in close proximity to its mills and contain an extensive network of roads. These factors significantly reduce harvesting costs and facilitate the implementation of Pacific Lumber's forest management techniques, including its extensive program of replanting redwood and Douglas-fir seedlings to supplement natural forest regeneration. Pacific Lumber believes that its timberlands have an average volume per acre (on a gross board foot basis) approximately twice that of the composite average volume of all other privately and publicly held timber properties in California. Pacific Lumber believes that the relatively large amount of timber on its timberlands is principally attributable to the species mix, favorable soil and climate conditions along the northern California coast and the forest stewardship techniques which Pacific Lumber has historically employed.

     Pacific Lumber owns and operates four sawmills which are supplied almost entirely by Pacific Lumber's own timberlands and contain highly mechanized log and lumber milling systems. In addition, Pacific Lumber owns and operates 34 kilns which dry certain of its lumber, a finishing plant, an end and edge glue facility which manufactures longer, wider and more valuable lumber from short and narrow boards, a lumber remanufacturing facility, and a highly modernized cogeneration power plant which is fueled almost entirely by residue from Pacific Lumber's milling and production operations and generates a substantial portion of Pacific Lumber's energy requirements. In a continuing effort to increase the efficiency of its operations, improve the yield from harvested trees and enhance the value of its lumber products, Pacific Lumber has invested over $132.3 million in capital expenditures during the past ten years.

     On September 28, 1996, Pacific Lumber and MAXXAM (the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") which provides the framework for acquisition by the United States of America ("United States") and the State of California ("California") of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (the "Headwaters Timberlands"). A substantial portion of the Headwaters Timberlands consist of "virgin old growth" timberlands (those which have never been harvested). The Headwaters Agreement provides that the Headwaters Timberlands would be transferred to the government in exchange for (a) property or other consideration (possibly including cash) from the United States and California having an aggregate fair market value of $300 million and (b) approximately 7,775 acres of adjacent timberlands (the "Elk River Timberlands") to be acquired by the United States and California from a third party. The Pacific Lumber Parties have agreed not to conduct logging operations (including salvage logging) on the Headwaters Timberlands while the Headwaters Agreement is in effect.

     The Headwaters Agreement requires the United States and/or California to furnish Pacific Lumber a list of property interests owned or controlled by the United States and/or California with a good faith estimated fair market value equal to or in excess of $300 million which are available and acceptable to Pacific Lumber for exchange. The Headwaters Agreement requires these lists to be accompanied by sufficient background information (including valuation information) to enable Pacific Lumber to determine the commercial viability and the ability to monetize such property interests. On December 5, 1996, the United States and California each furnished a list of properties. Neither list was accompanied by the requisite background information, although both lists did indicate that additional information would be made available. The list of United States properties consisted of oil and gas interests in Kern County, California, approximately 3,000 acres of young growth timberlands in Humboldt, Mendocino and Trinity counties in California, and surplus acreage next to a federal building in Laguna Niguel, California. The California list contained a variety of properties located throughout the state. On December 10, 1996, Pacific Lumber wrote to the United States and California, stating, among other things, that the requisite background information had not been furnished, requesting the missing information and indicating that certain of the properties did not appear to be "available," as legislative action would be required for the exchange of certain of the properties.

     The Headwaters Agreement also provides, among other things, for expedited processing by the United States of an incidental take permit ("Permit") to be based upon a multi-species habitat conservation plan ("Multi-Species HCP") which is to cover all of Pacific Lumber's existing timber properties and any timber properties acquired as a result of the Headwaters Agreement. The agreement also requires expedited processing by California of a Sustained Yield Plan ("SYP"). The Company expects that receipt of the Permit would expedite the approval time and reduce the costs associated with its timber harvesting plans ("THPs"). The continuing effectiveness of the Headwaters Agreement is predicated on the satisfaction of various conditions over a ten month period. The parties to the Headwaters Agreement are working to satisfy these conditions; however, there can be no assurance that the Headwaters Agreement will be consummated. See "Risk Factors -- Risk Factors Relating to Pacific Lumber -- The Headwaters Agreement" and "Business of the Company -- Pacific Lumber Operations -- Headwaters Agreement."

     Britt is a leading producer of redwood fence stock and is located in Arcata, California, approximately 45 miles north of Pacific Lumber's headquarters in Scotia, California. Britt manufactures a variety of fencing and decking products principally from small diameter redwood logs purchased from Pacific Lumber and other timberland owners. Britt processes logs at its mill into a variety of different fencing products, including "dog-eared" 1" X 6" fence stock, 4" X 4" fence posts and other fencing products. In 1995, Britt sold approximately 78 million board feet of lumber products to approximately 100 different customers in California, Arizona, Colorado and Hawaii. Britt's manufacturing operations are conducted in a 46,000 square foot mill constructed in 1980.

     Concurrent with the consummation of the Offering on December 23, 1996, MAXXAM transferred to the Company 27,938,250 shares (the "Kaiser Shares") of the common stock of Kaiser. The Kaiser Shares are pledged to secure the $225.7 million aggregate principal amount of public indebtedness of MGI, consisting of $100.0 million principal amount of 11 1/2% Senior Secured Notes (the "MGI Senior Notes") and $125.7 million principal amount of 12 1/2% Senior Secured Discount Notes (the "MGI Discount Notes," and together with the MGI Senior Notes, the "MGI Notes"). The Company has agreed that if any Kaiser Shares are released as security for MGI's public indebtedness by reason of early retirement of such indebtedness (other than by reason of a refinancing of such indebtedness), it will pledge up to 16,055,000 of such shares as security for the Notes. See "Description of New Notes -- Security."

     The Company beneficially owns 34.7% of Kaiser's common equity (after giving pro forma effect to the conversion of each share of Kaiser's outstanding 8.255% PRIDES, Convertible Preferred Stock, par value $.05 per share (the "PRIDES"), into one share of Kaiser's common stock (the "Kaiser Common Stock")). The Company does not expect its investment in the Kaiser Shares will provide a significant source of cash dividends during the next several years.

     The Company is a wholly owned subsidiary of MAXXAM. Mr. Charles E. Hurwitz and a wholly owned subsidiary of Federated Development Company ("Federated") collectively own 61.1% of the aggregate voting power of MAXXAM. Mr. Hurwitz is Chairman of the Board, Chief Executive Officer and President of the Company and of MAXXAM. Federated is a New York business trust of which Mr. Hurwitz is Chairman of the Board and Chief Executive Officer and which is wholly owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof.

     The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057. The telephone number of the Company is
(713) 975-7600.

                                 THE GUARANTOR

     The New Notes will be guaranteed on a senior unsecured basis by MAXXAM. MAXXAM engages in aluminum operations through Kaiser, forest products operations through the Company, real estate operations principally through various wholly owned subsidiaries, and other operations, including operation of the Sam Houston Race Park horse racing facility in Houston, Texas.

KAISER ALUMINUM

     Concurrently with the consummation of the Offering, MAXXAM transferred to the Company 27,938,250 shares of the common stock of Kaiser. As a result of the contribution of the Kaiser Shares, MAXXAM owns directly 22,061,750 shares of Kaiser Common Stock, and as a result of the Company's ownership of the Kaiser Shares, MAXXAM beneficially owns 62% of Kaiser's common equity (after giving pro forma effect to the conversion of each share of Kaiser's outstanding PRIDES, into one share of Kaiser's Common Stock). Kaiser accounts for a substantial portion of MAXXAM's revenues and operating results.

     Kaiser, through its wholly owned subsidiary Kaiser Aluminum & Chemical Corporation ("KACC"), engages in all principal aspects of the aluminum industry -- the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of primary aluminum and the manufacture of fabricated and semi-fabricated aluminum products. Kaiser is one of the largest U.S. aluminum producers in terms of primary smelting capacity and is the Western world's second largest producer/seller of alumina, accounting for approximately 7% of the Western world's alumina capacity in 1995. Kaiser's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major net seller of alumina (approximately 2.0 million tons in 1995 or 72% of production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of production). See "Business of MAXXAM -- Aluminum Operations." Kaiser is also a major domestic supplier of fabricated aluminum products, shipping approximately 6% of domestic tonnage of such products in 1995 (approximately 368,200 tons).

REAL ESTATE AND OTHER OPERATIONS

     MAXXAM, principally through its wholly owned subsidiaries, is also engaged in the business of residential and commercial real estate investment and development, primarily in Arizona, California, Texas and Puerto Rico. MAXXAM derives revenue and cash flow from the sale of its real estate properties, rental income and payments received on real estate receivables. As of September 30, 1996, MAXXAM's real estate subsidiaries had a combined net worth of approximately $122.3 million. See "Business of MAXXAM -- Real Estate and Other Operations." MAXXAM, through wholly owned subsidiaries, is also the general partner of and holds directly or indirectly approximately 78.8% of the equity in Sam Houston Race Park, Ltd. ("SHRP, Ltd."). SHRP, Ltd. is the owner and operator of Sam Houston Race Park, a Texas Class 1 horse racing facility located in Houston, Texas. See "Business of MAXXAM -- Real Estate and Other Operations -- Sam Houston Race Park."

                             CORPORATE ORGANIZATION

    Organizational Chart showing that (i) Maxxam Inc. owns 100% of its real estate operations, 78.8% of Sam Houston Race Park, Ltd., 100% of the Company, and 27.3% of Kaiser, (ii) the Company owns 100% of MGI, (iii) MGI owns 100% of Britt and Pacific Lumber, and (iv) Pacific Lumber owns 100% of Scotia Pacific and Salmon Creek.

---------------
(1) Reflects fully diluted ownership assuming conversion of each share of Kaiser's PRIDES into one share of Kaiser Common Sock. Also gives effect to the transfer of the Kaiser Shares to the Company by MAXXAM.

                           ISSUANCE OF THE OLD NOTES

     $130.0 million principal amount of the Old Notes were sold by the Company to the Initial Purchasers on the Closing Date pursuant to a Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and other available exemptions under the Securities Act. The Company also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. Under the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Old Notes that it would, at its own cost, (i) within 60 days after the Closing Date file a registration statement with the Commission with respect to a registered offer to exchange the Old Notes for New Notes, which will have terms substantially identical to the Old Notes and (ii) use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act within 150 days after the Closing Date. If the Company is unable to effect such an Exchange Offer or if for any other reason the Exchange Offer is not consummated within 180 days after the Closing Date, the Company is obligated under the Registration Rights Agreement to file a shelf registration statement with the Commission covering resales of the Old Notes. If the Company defaults with respect to its obligations under the Registration Rights Agreement (as defined herein, a "Registration Default"), the Company will be obligated to pay Additional Interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum for each subsequent 90-day period (up to a maximum aggregate of

1.00% per annum) until all Registration Defaults have been cured. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "-- The Exchange Offer" and "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Company is offering, upon the terms and subject to the conditions set forth herein and in the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of the New Notes, for each $1,000 in principal amount of the outstanding Old Notes (the "Exchange Offer"). As of the date of this Prospectus, $130.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes.
                             As of           , 1997, there were      registered
                             holders of the Old Notes, including Cede which held
                             $     million aggregate principal amount of the Old
                             Notes for   of its participants. See "The Exchange
                             Offer -- Terms of the Exchange Offer."

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1997, as the same may be extended. See "The
                             Exchange Offer -- Expiration Date; Extensions;
                             Amendments."

Conditions of the Exchange
  Offer....................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the condition that it does not violate any applicable law or interpretation of the staff of the Commission. See "The Exchange
                             Offer -- Conditions of the Exchange Offer."

Termination of Certain
  Rights...................  Pursuant to the Registration Rights Agreement and
                             the Old Notes, Eligible Holders of Old Notes (i) have rights to receive the Additional Interest and
                             (ii) have certain rights intended for the holders of unregistered securities. "Additional Interest" means the increase in the interest rate borne by Registrable Securities during the period in which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement (in general, one-quarter of one percent (0.25%) per annum for the first 90-day period immediately after the first such Registration Default and an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, provided that the aggregate increase in such interest rate shall not exceed one percent (1.00%) per annum). Holders of New Notes generally will not be and, upon consummation of the Exchange Offer, Eligible Holders of Old Notes will generally no longer be, entitled to (i) the right to receive the Additional Interest, except in certain limited circumstances, and (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities. See "The Exchange
                             Offer -- Termination of Certain Rights" and
                             "-- Procedures for Tendering Old Notes."

Accrued Interest on the Old
  Notes....................  The New Notes will bear interest at a rate equal to
                             12% per annum from and including their date of issuance. Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance of the Old Notes or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which accrues at the rate of 12% per annum, will cease to accrue on the day prior to the issuance of the New Notes.

Procedures for Tendering
  Old Notes................  Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as provided herein, each Eligible Holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The Exchange Offer -- Procedures for Tendering Old Notes." By tendering Old Notes for exchange, each registered holder will represent to the Company that, among other things, (i) neither the Eligible Holder nor any Beneficial Owner is an affiliate of the Company or the Guarantor within the meaning of Rule 405 under the Securities Act,
                             (ii) any New Notes to be received by the Eligible Holder or any Beneficial Owner are being acquired in the ordinary course of business, (iii) neither the Eligible Holder nor any Beneficial Owner has an arrangement or understanding with any person to participate in the distribution of the New Notes, and (iv) if the Eligible Holder or Beneficial Owner, as applicable, is a broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities, such Eligible Holder or Beneficial Owner must comply with the prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and must agree that it will deliver a prospectus in connection with any such resale.

Guaranteed Delivery
  Procedures...............  Eligible Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering Old Notes -- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
  Delivery of New Notes....  Upon satisfaction or waiver of all conditions of the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the

                             Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                             Offer -- Withdrawal Rights."

Certain Federal Income Tax
  Considerations...........  Generally, the exchange pursuant to the Exchange
                             Offer will not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Consequences -- The Exchange Offer."

The Exchange Agent.........  First Bank National Association is the exchange agent (in such capacity, the "Exchange Agent"). The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- The Exchange Agent; Assistance."

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer -- Solicitation of Tenders; Fees and Expenses."

Resales of the New Notes...  Based on positions of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14,
                             1993), and similar no-action or interpretive letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company or the Guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution."

                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes, except in limited circumstances, will not be entitled to Additional Interest, and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, Eligible Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. See "Exchange Offer -- Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of New Notes."

Maturity...................  August 1, 2003.

Interest...................  12% payable in cash semi-annually in arrears, from
                                      , 1997, calculated on the basis of a
                             360-day year consisting of twelve 30-day months.

Interest Payment Dates.....  February 1 and August 1, commencing on February 1,
                             1997.

Optional Redemption........  The New Notes will be redeemable at the option of the Company, in whole or in part, on or after August 1, 2000, upon not less than 15 or more than 60 days notice, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date, or at the Make-Whole Price, plus accrued and unpaid interest, if any, to the redemption date if redeemed prior to August 1, 2000. In addition, until August 1, 2000, upon any Public Equity Offering (as defined) with respect to the Company or MGI, the New Notes may be redeemed at the option of the Company, in part, with cash in the amount of the proceeds of such Public Equity Offering, at the Call Price (110% of the principal amount of the New Notes), plus accrued and unpaid interest, if any, to the redemption date; provided, however, that after any such redemption the aggregate principal amount of Notes outstanding must be equal to at least 65% of such principal amount upon consummation of the Offering. See "Description of New Notes -- Optional Redemption."

MAXXAM Guaranty............  The New Notes will be guaranteed on a senior unsecured basis by MAXXAM.

Security...................  The Notes will be secured by a pledge of all of the capital stock of MGI. In addition, concurrently with the closing of the Offering, MAXXAM transferred to the Company the 27,938,250 Kaiser Shares. The Kaiser Shares are pledged to secure the $225.7 million aggregate principal amount of the MGI Notes. The Company has agreed that if any Kaiser Shares are released as security for the MGI Notes by reason of early retirement of such indebtedness (other than by reason of a refinancing of such indebtedness), it will pledge up to 16,055,000 of such shares as security for the Notes.

Ranking....................  The New Notes will be senior indebtedness of the
                             Company and will rank pari passu in right and priority of payment with any future senior indebtedness of the Company. The New Notes will be effectively subordinated to liabilities of the Company's subsidiaries, including trade payables. As of September 30, 1996, the outstanding indebtedness of such subsidiaries was $772.9 million and the other outstanding liabilities of such subsidiaries, including trade payables and accrued expenses, were $65.0 million. The Company's consolidated cash flow has historically been utilized in substantial part to service the indebtedness of these subsidiaries, and the Company therefore expects that its ability to service the New Notes will be largely dependent on cash interest payments received from MAXXAM pursuant to an intercompany note payable by MAXXAM to the Company (the "Intercompany Note") and, to a considerably lesser extent, dividends received from MGI and capital contributions from MAXXAM. See "Risk Factors -- Ability to Service Indebtedness."

Change of Control..........  In the event of a Change of Control (as defined), the holders of the New Notes will have the right to require the Company to purchase their New Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. See "Description of New Notes -- Change of Control."

Principal Covenants........  The Indenture restricts, among other things, the ability of the Company and its Restricted
                             Subsidiaries (as defined) to (a) incur additional Indebtedness (as defined), (b) grant Liens (as defined) on their assets, (c) make distributions on and repurchases of the Company's capital stock, (d) redeem or repurchase Indebtedness of the Company subordinate to the New Notes which is scheduled to mature subsequent to the final maturity date of the New Notes, (e) make Investments (as defined) in Unrestricted Subsidiaries (as defined), (f) engage in transactions with Affiliates (as defined) of the Company, (g) make Asset Sales (as defined), (h) merge or consolidate with, or transfer all or substantially all of its assets to, another entity,
                             (i) make Restricted Investments (as defined), and
                             (j) issue or otherwise dispose of any Capital Stock or Redeemable Stock (each as defined) or assets of any Restricted Subsidiary, except under certain circumstances.

Absence of a Public Market
for the New Notes..........  The New Notes are a new issue of securities with no established market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes. However, none of the Initial Purchasers is obligated to do so, and any market making with respect to the New Notes may be discontinued at any time without notice. The Company does not intend to apply for listing of the New Notes on a securities exchange.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES, SEE "RISK FACTORS."

                        SUMMARY HISTORICAL AND PRO FORMA
                   CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    The following summary of historical consolidated financial data for the nine months ended September 30, 1996 and 1995 and each of the years in the three year period ended December 31, 1995 are derived from the Selected Historical and Pro Forma Consolidated Financial Data of the Company appearing elsewhere in this Prospectus, and should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" appearing elsewhere herein. The Company was formed on November 4, 1996 to facilitate the offering of the Old Notes. Subsequent to its formation, the Company received from MAXXAM, as a capital contribution, 100% of the capital stock of MGI. Concurrently with the consummation of the Offering, MAXXAM transferred the Kaiser Shares to the Company as an additional capital contribution. The contribution of MGI's capital stock has been accounted for as a reorganization of entities under common control, which requires the Company to record the assets and liabilities of MGI at MAXXAM's historical cost. Accordingly, the Company is the successor entity to all of MGI's historical operations. The contribution of the Kaiser Shares has been reflected in the following consolidated financial information of the Company as if such contribution occurred as of January 1, 1991 (the beginning of the earliest period presented) at MAXXAM's historical cost using the equity method of accounting. The following historical consolidated financial information of the Company reflects the historical operating results of MGI, the equity in earnings (losses) attributable to its investment in the Kaiser Shares and MAXXAM's purchase accounting adjustments attributable to MGI's timber and depreciable assets for each period presented. The purchase accounting adjustments arose from MAXXAM's acquisition of MGI in May 1988. The following consolidated pro forma operating data for the nine months ended September 30, 1996 and for the year ended December 31, 1995 give effect to the issuance of the Old Notes and the loan of the net proceeds therefrom to MAXXAM (collectively the "Transactions") as if they occurred on January 1, 1995. The consolidated pro forma balance sheet data gives effect to the Transactions as if they occurred on September 30, 1996.

                                                                                NINE MONTHS
                                                                                   ENDED               YEARS ENDED
                                                                               SEPTEMBER 30,          DECEMBER 31,
                                                                              ---------------   -------------------------
                                                                               1996     1995     1995     1994     1993
                                                                              ------   ------   ------   ------   -------
                                                                              (IN MILLIONS OF DOLLARS, EXCEPT RATIO DATA)
Historical Operating Data:
  Net sales.................................................................  $199.6   $180.9   $242.6   $249.6   $ 233.4
  Cost of sales (exclusive of depreciation and depletion)...................   114.6     96.0    127.1    129.6     134.6
  Gross profit..............................................................    85.0     84.9    115.5    120.0      98.8
  Selling, general and administrative expenses..............................    11.3     12.2     15.9     16.3      20.1
  Depreciation and depletion................................................    20.2     19.0     25.3     24.7      24.5
  Operating income..........................................................    53.4     53.7     74.3     79.1      54.2
  Investment, interest and other income (expense)...........................     8.4      6.8      9.4     14.4      10.0
  Interest expense..........................................................    58.4     58.2     77.8     77.4      81.9
  Interest expense, net of earnings on invested cash, cash equivalents and
    marketable securities...................................................    51.2     51.9     69.0     72.6      72.5
  Income (loss) from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting
    principles..............................................................     3.4      2.3      5.9     16.1     (17.7)
  Income (loss) from continuing operations before extraordinary items and
    cumulative effect of changes in accounting principles...................     4.5      1.6      4.2     19.2    (286.1)
  Net income (loss)(1)(2)(3)................................................     4.5      1.6      4.2      4.4    (538.0)
Other Historical Data:
  Fixed charge coverage deficiency..........................................      --       --       --       --      17.7
  Ratio of earnings to fixed charges........................................     1.1x     1.0x     1.1x     1.2x       --
  Capital expenditures......................................................     9.0      6.6      9.9     11.3      11.1
  Summary of cash flow information(4):
    Cash provided by operating activities...................................    30.7     18.0     25.4     34.9      19.3
    Cash provided (used) by investing activities............................    (8.9)    (4.1)    (7.3)   (10.2)    (22.6)
    Cash provided (used) by financing activities............................   (17.1)   (18.5)   (18.2)   (15.2)    (12.0)
  EBITDA(4)(5)..............................................................    73.6     72.7     99.6    103.8      78.7
Pro Forma Operating Data(6):
  Investment, interest and other income (expense)...........................    18.7              23.2
  Interest expense..........................................................    70.7              94.2
  Interest expense, net of earnings on the Intercompany Note, invested cash,
    cash equivalents and marketable securities..............................    53.2              71.6
  Income from continuing operations before income taxes, extraordinary items
    and cumulative effect of changes in accounting principles...............     1.3               3.2
  Ratio of earnings to fixed charges........................................     1.0x              1.0x
  EBITDA(4)(5)..............................................................    73.5              99.5

                                                                      SEPTEMBER 30, 1996            DECEMBER 31,
                                                                    ----------------------   ---------------------------
                                                                    ACTUAL    PRO FORMA(6)    1995      1994      1993
                                                                    -------   ------------   -------   -------   -------
                                                                                  (IN MILLIONS OF DOLLARS)
Balance Sheet Data:
  Cash, cash equivalents and marketable securities(7).............  $  85.0     $   85.0     $  85.0   $  68.1   $  56.8
  Working capital.................................................    126.6        126.6       126.2     104.5      83.9
  Total assets....................................................    713.3        843.3       740.9     744.5     743.0
  Total indebtedness..............................................    772.9        902.9       778.5     782.5     788.4
  Stockholder's deficit(3)........................................   (125.9)      (125.9)     (126.5)   (125.9)   (130.3)

                                           (footnotes are on the following page)

---------------

(1) In August 1993, MGI executed a number of transactions (the "Forest Products Group Formation") pursuant to which substantially all of its non-forest products related assets and liabilities were transferred to MAXXAM. The Forest Products Group Formation required MGI to restate its financial statements to present the historical results of operations relating to the net assets transferred to MAXXAM in a manner similar to that which would be presented as if MGI had discontinued the operations relating to such net assets. See Note 1 to the Company's Audited Consolidated Financial Statements for a description of the transactions referred to as the Forest Products Group Formation.

(2) The extraordinary loss for 1994 of $14.9 million (net of tax benefits of $6.3 million), relates to the settlement of litigation which arose from MGI's acquisition of Pacific Lumber in February 1986. The extraordinary loss for 1993 of $31.5 million (net of tax benefits of $16.2 million), arose from the early extinguishment of debt for both MGI and Pacific Lumber. See Notes 6 and 10 to the Company's Audited Consolidated Financial Statements for a description of these transactions.

(3) As of January 1, 1993, the Company adopted SFAS 109 and SFAS 106 as more fully described in Notes 7 and 8 to the Company's Audited Consolidated Financial Statements. The cumulative effect of the change in accounting principle for the adoption of SFAS 109 increased results of operations by $22.8 million. The cumulative effect of the change in accounting principle for the adoption of SFAS 106 reduced results of operations by $2.3 million, net of related benefits for income taxes of $1.6 million. The accounting standards had no effect on the Company's cash outlays for postretirement and postemployment benefits, nor did the cumulative effect of the changes in accounting principles affect the Company's compliance with its debt covenants. The Company recorded aggregate charges of $204.8 million, net of related income taxes and minority interests as of January 1, 1993, attributable to the net assets transferred to MAXXAM resulting from the adoption of the new accounting standards described above. Additionally, as a result of the contribution of the Kaiser Shares, the Company incurred charges of $240.9 million as of January 1, 1993 in respect of its equity investment in Kaiser resulting from the adoption of the new accounting standards. See Notes 2 and 5 to the Company's Audited Consolidated Financial Statements.

(4) Reference is made to the Statement of Cash Flows contained in the Company's Consolidated Financial Statements contained elsewhere in this Prospectus for a complete presentation of cash flows from operating, investing and financing activities prepared in accordance with generally accepted accounting principles. EBITDA means operating income plus depreciation and depletion. EBITDA is not intended to represent cash flow, an alternative to net income or any other measure of performance in accordance with generally accepted accounting principles; it is included because the Company believes that certain investors find it a useful tool for measuring the ability of the Company to service its consolidated debt. This definition of EBITDA differs from the definition of EBITDA contained in the Indenture. See "Description of New Notes -- Certain Definitions."

(5) Because the Company operates through subsidiaries and limits exist on dividends payable by such subsidiaries to the Company, earnings and cash flows of such subsidiaries would generally not be available to service the Company's obligations on the Notes. The Company's ability to service its indebtedness will be largely dependent on cash interest payments received from MAXXAM pursuant to the terms of the Intercompany Note and, to a considerably lesser extent, dividends received from MGI and capital contributions from MAXXAM. See "Risk Factors -- Ability to Service Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities."

(6) The pro forma information for the Company reflects the issuance of $130.0 million aggregate principal amount of Notes, and that the net proceeds from the Offering of approximately $125.0 million were loaned to MAXXAM. MAXXAM will use approximately $42.6 million of the proceeds of such loan to repay approximately $17.6 million aggregate principal amount of its 12 1/2% Subordinated Debentures due December 15, 1999 (the "Subordinated Debentures") and approximately $25.0 million aggregate principal amount of its 14% Senior Subordinated Reset Notes due May 20, 2000 (the "Reset Notes," and together with the Subordinated Debentures, the "Old MAXXAM Notes"), together with accrued interest thereon through the date of redemption and the remaining net proceeds will be used for general corporate purposes including possible repurchases of its common stock. The pro forma operating data for: (a) the nine months ended September 30, 1996 reflects (i) the incurrence of $11.7 million of interest expense on the Notes and $0.6 million of amortization related to deferred financing costs associated with the Offering, and (ii) interest income from the Intercompany Note of $10.3 million, and (b) the year ended December 31, 1995 reflects (i) the incurrence of $15.6 million of interest expense on the Notes and $0.8 million of amortization related to deferred financing costs associated with the Offering, and (ii) interest income from the Intercompany Note of $13.8 million. The pro forma balance sheet data reflects that: (a) the net proceeds from the Offering of approximately $125.0 million was loaned to MAXXAM pursuant to the Intercompany Note, and (b) the $5.0 million of estimated costs associated with the Offering will be capitalized.

(7) Cash, cash equivalents and marketable securities of the Company at September 30, 1996 includes the following amounts held by each of the following subsidiaries of the Company in the amounts indicated: MGI -- $72.5 million; Scotia Pacific -- $6.8 million; Pacific Lumber -- $5.5 million; and
    Britt -- $0.2 million. Further, Scotia Pacific had $30.5 million of restricted cash deposits held for the benefit of its 7.95% Timber Collateralized Notes (the "Timber Notes") which is classified as a noncurrent asset in the Company's Consolidated Financial Statements. Cash held by the Company's subsidiaries is generally not available to service the obligations on the Notes. See "Risk Factors -- Ability to Service Indebtedness."

                        SUMMARY HISTORICAL AND PRO FORMA
                     CONSOLIDATED FINANCIAL DATA OF MAXXAM

     The following summary historical consolidated financial data for the nine months ended September 30, 1996 and 1995 and each of the years in the three year period ended December 31, 1995 are derived from the Selected Historical and Pro Forma Consolidated Financial Data of MAXXAM appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of MAXXAM and the Notes thereto (including the unconsolidated Parent only, condensed financial information of MAXXAM) and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM" appearing elsewhere herein. The following consolidated pro forma operating data for the nine months ended September 30, 1996 and for the year ended December 31, 1995 give effect to the Transactions and KACC's issuance of $175.0 million aggregate principal amount of 10 7/8% Senior Notes due 2006 (the "KACC New Senior Notes") and $50.0 million aggregate principal amount of 10 7/8% Series C Senior Notes due 2006 ("KACC New Series C Senior Notes" and together with the KACC New Senior Notes, the "KACC New Notes") and the application of the net proceeds therefrom, as if they occurred on January 1, 1995. The consolidated pro forma balance sheet data gives effect to the Transactions and the issuance of the KACC New Notes and the application of the net proceeds therefrom as if they occurred on September 30, 1996.

                                                                    NINE MONTHS
                                                                       ENDED
                                                                   SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                                               ---------------------     ----------------------------------
                                                                 1996         1995         1995         1994         1993
                                                               --------     --------     --------     --------     --------
                                                                       (IN MILLIONS OF DOLLARS, EXCEPT RATIO DATA)
Historical Operating Data:
  Net sales..................................................  $1,921.1     $1,892.6     $2,565.2     $2,115.7     $2,031.1
  Cost of sales (exclusive of depreciation and depletion)....   1,566.5      1,474.2      1,990.9      1,817.9      1,787.6
  Gross profit...............................................     354.6        418.4        574.3        297.8        243.5
  Selling, general and administrative expenses...............     152.9        140.5        195.8        169.4        183.0
  Depreciation and depletion.................................      92.9         91.0        120.9        121.1        120.8
  Operating income (loss)....................................     108.8        186.9        257.6          7.3        (96.1)
  Investment, interest and other income (expense)............      35.1          8.7         18.2         (2.2)        69.8
  Interest expense...........................................     135.5        136.1        181.3        176.9        185.1
  Interest expense, net of earnings on invested cash, cash
    equivalents and marketable securities....................     125.1        125.1        166.3        166.5        174.0
  Income (loss) before income taxes, minority interests,
    extraordinary item and cumulative effect of changes in
    accounting principles....................................       8.4         59.5         94.5       (171.8)      (211.4)
  Income (loss) before extraordinary item and cumulative
    effect of changes in accounting principles...............      28.0         35.1         57.5       (116.7)      (131.9)
  Net income (loss)(1)(2)....................................      28.0         35.1         57.5       (122.1)      (600.2)
Other Historical Data:
  Fixed charge coverage deficiency...........................       5.6           --           --        213.1        225.8
  Ratio of earnings to fixed charges.........................        --          1.1x         1.2x          --           --
  Capital expenditures.......................................     108.0         54.9         97.7         89.3         86.2
  Summary of cash flow information(3):
    Cash provided by operating activities....................      13.5         53.0        137.9          4.5         52.1
    Cash provided (used) by investing activities.............     (75.4)       (39.7)       (75.4)       (67.9)        44.6
    Cash provided (used) by financing activities.............      78.2          2.3        (42.9)        64.1        (94.7)
  EBITDA(3)(4)...............................................     201.7        277.9        378.5        128.4         24.7
Pro Forma Operating Data(5):
  Investment, interest and other income (expense)............      35.1                      16.3
  Interest expense...........................................     157.6                     211.7
  Interest expense, net of earnings on invested cash, cash
    equivalent and marketable securities.....................     147.2                     196.7
  Income (loss) from continuing operations before
    extraordinary item and cumulative effect of changes in
    accounting principles....................................     (13.7)                     62.2
  Fixed charge coverage deficiency...........................      27.7                        --
  Ratio of earnings to fixed charges.........................        --                       1.1x
  EBITDA(3)(4)...............................................     201.7                     378.5

                                                              SEPTEMBER 30, 1996                   DECEMBER 31,
                                                           -------------------------     ---------------------------------
                                                            ACTUAL      PRO FORMA(5)       1995         1994        1993
                                                           --------     ------------     --------     --------    --------
                                                                              (IN MILLIONS OF DOLLARS)
Balance Sheet Data:
  Cash, cash equivalents and marketable securities(6)....  $  171.1       $  338.7       $  150.1     $  124.9    $  128.6
  Working capital........................................     624.5          794.0          546.8        413.5       414.3
  Total assets...........................................   3,883.1        4,063.6        3,832.3      3,690.8     3,572.0
  Long-term debt, less current portion...................   1,683.9        1,866.9        1,585.1      1,582.5     1,567.9
  Minority interests.....................................     217.9          217.9          223.2        344.3       224.3
  Total stockholders' equity (deficit)(2)................     (55.2)         (55.8)         (83.8)      (275.3)     (167.9)

                                           (footnotes are on the following page)

---------------

(1) The extraordinary loss for 1994 of $5.4 million (net of tax benefits of $2.9 million), arose from the early extinguishment of debt for Kaiser. The extraordinary loss for 1993 of $50.6 million (net of minority interests and tax benefits of $2.8 million and $27.5 million, respectively), arose from the early extinguishment of debt for Kaiser, MGI and Pacific Lumber. See
    Note 4 to MAXXAM's Audited Consolidated Financial Statements for a description of these transactions.

(2) As of January 1, 1993, MAXXAM adopted SFAS 109, SFAS 106 and SFAS 112 as more fully described in Notes 5 and 6 to MAXXAM's Audited Consolidated Financial Statements. The cumulative effect of the change in accounting principle for the adoption of SFAS 109 increased results of operations by $26.6 million. The cumulative effect of the change in accounting principle for the adoption of SFAS 106 reduced results of operations by $437.9 million, net of related benefits for minority interests of $63.6 million and income taxes of $236.8 million. The cumulative effect of the change in accounting principle for the adoption of SFAS 112 reduced results of operations by $6.4 million, net of related benefits for minority interests of $1.0 million and income taxes of $3.4 million. These accounting standards had no effect on MAXXAM's cash outlays for postretirement and postemployment benefits, nor does the cumulative effect of the changes in accounting principles affect MAXXAM's compliance with its existing debt covenants.

(3) Reference is made to the Statement of Cash Flows contained in MAXXAM's Consolidated Financial Statements contained elsewhere in this Prospectus for a complete presentation of cash flows from operating, investing and financing activities prepared in accordance with generally accepted accounting principles. EBITDA means operating income plus depreciation and depletion. EBITDA is not intended to represent cash flow, an alternative to net income or any other measure of performance in accordance with generally accepted accounting principles; it is included because MAXXAM believes that certain investors find it a useful tool for measuring the ability to service debt. This definition of EBITDA differs from the definition of EBITDA contained in the Indenture. See "Description of New Notes -- Certain Definitions."

(4) Because MAXXAM operates through subsidiaries and limits exist on dividends payable by the Company and Kaiser to MAXXAM, earnings and cash flows of such subsidiaries will generally not be available to service MAXXAM's obligations on the Intercompany Note and its guaranty. See "Risk Factors -- Ability to Service Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities." See MAXXAM's parent only financial statements included elsewhere herein.

(5) The pro forma information for MAXXAM reflects: (a) the issuance of $130.0 million aggregate principal amount of the Notes, (b) the net proceeds from the Offering, of approximately $125.0 million, were loaned to MAXXAM, and
    (c) the issuance of Kaiser's $225.0 million aggregate principal amount of the KACC New Notes and the application of the net proceeds therefrom. MAXXAM will use approximately $42.6 million of the proceeds of the loan from the Company to repay the Old MAXXAM Notes, together with accrued interest thereon through the date of redemption and the remaining net proceeds will be used for general corporate purposes including possible repurchases of MAXXAM's common stock. The pro forma operating data for: (a) the nine months ended September 30, 1996 reflects, (i) the incurrence of $11.7 million of interest expense on the Notes and $0.7 million of amortization related to deferred financing costs associated with the Notes and the consent fee paid by MAXXAM in connection with an amendment to the Indenture governing the MGI Notes, which amendment was related to the Offering (the "Consent Fee"), (ii) the incurrence of $18.4 million of interest expense and $0.5 million of amortization related to deferred financing costs associated with the KACC New Notes, (iii) the elimination of $4.4 million of interest expense associated with the Old MAXXAM Notes, and (iv) the elimination of $4.8 million of interest expense associated with the reduction of outstanding borrowings under the 1994 KACC Credit Agreement (as amended, the "1994 KACC Credit Agreement"), and (b) for the year ended December 31, 1995 reflects
    (i) the incurrence of $15.6 million of interest expense on the Notes and $0.9 million of amortization related to deferred financing costs associated with the Notes and the Consent Fee paid by MAXXAM, (ii) the incurrence of $24.3 million of interest expense and $0.7 million of amortization related to deferred financing costs associated with the KACC New Notes, (iii) the elimination of $6.0 million of interest expense associated with the Old MAXXAM Notes, (iv) the elimination of $5.1 million of interest expense associated with the reduction of outstanding borrowing under the 1994 KACC Credit Agreement and, (v) the write off of $1.7 million of debt discount and $0.2 million of unamortized deferred financing costs attributable to the Old MAXXAM Notes. The pro forma balance sheet data reflects that: (a) the estimated net proceeds from the Offering, of approximately $125.0 million, were loaned to MAXXAM pursuant to the Intercompany Note and the estimated costs associated with the Offering of $5.0 million and the Consent Fee of approximately $1.0 million paid by MAXXAM will be capitalized, and reflects:
    (i) the redemption of $42.6 million aggregate principal amount of the Old MAXXAM Notes, (ii) the payment of $1.9 million of accrued interest thereon, and, (iii) the write off of approximately $0.9 million of debt discount and $0.1 million of unamortized deferred financing costs, net of estimated income tax benefits of $0.4 million, attributable to the Old MAXXAM Notes and, (b) the sale of the KACC New Notes which reflects: (i) the receipt of $219.3 million of net proceeds, (ii) the repayment of borrowings outstanding under the 1994 KACC Credit Agreement, and (iii) the capitalization of approximately $6.6 million of costs related to that transaction. MAXXAM did not receive any of the net proceeds from the sale of the KACC New Notes.

(6) Cash, cash equivalents and marketable securities of MAXXAM at September 30, 1996, excluding cash, cash equivalents and marketable securities held by subsidiaries, was $56.6 million.

                                    RISK FACTORS

     Holders of the Notes should carefully consider the following risk factors, as well as the other information contained in, and incorporated by reference in, this Prospectus, before making an investment in the New Notes. Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. See, e.g., "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM," "Business of the Company," "Business of MAXXAM" and "Legal Proceedings." No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

SUBSTANTIAL INDEBTEDNESS; STRUCTURAL SUBORDINATION AND ASSET ENCUMBRANCES

  The Company

     The Company is a newly formed holding company with no business operations or source of income of its own, and conducts all of its operations through its subsidiaries. As of September 30, 1996, the Company's assets, on a pro forma basis after giving effect to (i) the formation of the Company, (ii) the transfer of the capital stock of MGI and the Kaiser Shares to the Company, and (iii) the consummation of the Offering, consist solely of the capital stock of MGI (which are pledged as collateral for the Notes), the 27,938,250 Kaiser Shares (subject to a pledge securing the MGI Notes) and the Intercompany Note. The Notes will not be obligations of, or guaranteed by, any of the Company's subsidiaries. Accordingly, in the event of a default under the Indenture, only the assets of the Company and MAXXAM (to the extent available after satisfaction of the obligations of MAXXAM's other subsidiaries and creditors as discussed below) will be available to satisfy the Company's obligations under the Notes and MAXXAM's obligations under its guaranty and the Intercompany Note, respectively. The holders of the Notes will not have claims as creditors of the Company's subsidiaries.

     Any indebtedness of the Company's subsidiaries, including but not limited to indebtedness evidenced by the MGI Notes, Pacific Lumber's 10 1/2% Senior Notes (the "Pacific Lumber Senior Notes"), Pacific Lumber's credit agreement (the "Pacific Lumber Credit Agreement") and Scotia Pacific's Timber Notes, will be effectively senior to the claims of the holders of the Notes with respect to the assets of such subsidiaries, and the rights of the Company and its creditors, including holders of the Notes, to realize upon the assets of any subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of holders of the Notes to participate in those assets) will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. In such case, the Company's claims would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to the claims of the Company.

     As of September 30, 1996, and after giving effect to the Offering, the indebtedness of the Company and its subsidiaries reflected on the Company's consolidated balance sheet (the "Company's Consolidated Indebtedness") would have been approximately $902.9 million, of which approximately $772.9 million consists of indebtedness of subsidiaries of the Company. Approximately $391.8 million aggregate principal amount of such indebtedness is scheduled to mature prior to the maturity of the Notes, assuming the Timber Notes are paid in accordance with Scheduled Amortization (see "Description of Principal Indebtedness -- The Company -- Timber Notes"). Approximately $286.9 million aggregate principal amount of such indebtedness is scheduled to mature prior to the maturity of the Notes assuming the Timber Notes are paid in accordance with Rated Amortization (see "Description of Principal Indebtedness -- The Company -- Timber Notes"). The $225.7 million aggregate principal amount of the MGI Notes is scheduled to mature contemporaneously with the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities." The MGI Notes aggregated approximately $201.0 million as of September 30, 1996, and are scheduled to accrete to approximately $225.7 million aggregate principal amount at August 1, 1998. A substantial majority of the Company's consolidated assets are owned by MGI, substantially all of MGI's consolidated assets are owned by Pacific Lumber, and a significant portion of Pacific Lumber's assets are owned by Scotia Pacific. As of September 30, 1996, Pacific Lumber had outstanding $235.0 million of Pacific Lumber Senior Notes and Scotia Pacific had outstanding approximately $336.1 million aggregate principal amount of Timber Notes. The Timber Notes are senior secured obligations of Scotia Pacific, secured by a pledge of Scotia Pacific's timberlands (subject to certain harvesting rights by Pacific Lumber) and other property, which constitutes substantially all of Scotia Pacific's assets. See "Description of Principal Indebtedness -- The Company -- Timber Notes." In addition, the Pacific Lumber Credit Agreement is secured by Pacific Lumber's trade accounts receivable and inventories. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities" and Note 6 to the Company's Audited Consolidated Financial Statements.

     Concurrently with the closing of the Offering, MAXXAM transferred to the Company the 27,938,250 Kaiser Shares. The Kaiser Shares were previously pledged, and after the transfer continue to be pledged, as security for the MGI Notes. The Company has agreed that if any Kaiser Shares are released as security for the MGI Notes by reason of early retirement of such indebtedness (other than by reason of a refinancing of such indebtedness), it will pledge up to 16,055,000 of such shares as security for the Notes. There can be no assurance that any Kaiser Shares will be released from the lien of the indenture governing the MGI Notes (the "MGI Indenture") or will be pledged as collateral to secure the Notes at any time. Further, in order for the maximum amount of Kaiser Shares to be pledged as collateral for the Notes, all of the MGI Notes would have to be repaid (other than by means of a refinancing) prior to scheduled maturity. The MGI Notes mature concurrently with the Notes, and there can be no assurance that any MGI Notes will be retired early. See "Description of Principal
Indebtedness -- The Company -- MGI Notes."

  The Guarantor

     MAXXAM also conducts substantially all of its operations through its subsidiaries. As of September 30, 1996, MAXXAM's assets (exclusive of deferred income tax assets and other miscellaneous assets) consisted of (i) $56.6 million in cash, cash equivalents and marketable securities, excluding amounts attributable to subsidiaries, (ii) 50,000,000 shares of Kaiser Common Stock, 27,938,250 of which are pledged to secure the MGI Notes and were transferred to the Company concurrently with the closing of the Offering, (iii) the capital stock of the Company, (iv) the capital stock of certain other direct wholly owned subsidiaries engaged in real estate operations (the "Real Estate Subsidiaries"), and (v) the interests in SHRP, Ltd. held by wholly owned subsidiaries of MAXXAM. See "Business of MAXXAM."

     Any indebtedness of MAXXAM's subsidiaries will be effectively senior to the claims of the holders of the Notes with respect to the assets of such subsidiaries, and the rights of MAXXAM and its creditors, including holders of the Notes, to realize upon the assets of any subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of holders of the Notes to participate in those assets) will be subject to the prior claims of such subsidiary's creditors and of the holders of certain minority interests, except to the extent that MAXXAM may itself be a creditor with recognized claims against such subsidiary. In such case, MAXXAM's claims would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to the claims of MAXXAM.

     As of September 30, 1996, the indebtedness of MAXXAM and its subsidiaries reflected on MAXXAM's consolidated balance sheet was approximately $1,710.3 million, of which approximately $1,668.6 million consisted of indebtedness of the subsidiaries of MAXXAM, and minority interests were approximately $217.9 million. Additionally, at September 30, 1996, Kaiser was unconditionally obligated for $93.3 million of indebtedness of a foreign joint venture. Approximately $774.6 million of such indebtedness of MAXXAM's subsidiaries is secured. The Kaiser Shares and the capital stock of Pacific Lumber and Britt are pledged as security for the MGI Notes pursuant to the MGI Indenture. In addition, MAXXAM has guaranteed a $14.0 million credit facility of one of its real estate subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities."

     MAXXAM and its subsidiaries frequently review acquisition and investment opportunities, some of which may be material. MAXXAM and/or its subsidiaries could, in connection with such opportunities or otherwise, incur additional indebtedness, which indebtedness could be material in amount. Indebtedness incurred by MAXXAM could rank pari passu in right and priority of payment with the Intercompany Note and MAXXAM's guaranty of the Notes, and could also be secured by assets of MAXXAM (including approximately 22 million unpledged shares of Kaiser Common Stock). Any such secured indebtedness would effectively rank senior to the Intercompany Note and MAXXAM's guaranty of the Notes.

ABILITY TO SERVICE INDEBTEDNESS

     The Company's ability to service its indebtedness will be largely dependent on cash interest payments received from MAXXAM pursuant to the terms of the Intercompany Note and, to a considerably lesser extent, dividends received from MGI and capital contributions from MAXXAM. The MGI Indenture contains various covenants which, among other things, limit the payment of dividends and restrict transactions between MGI and its affiliates. Under the MGI Indenture, MGI was permitted to pay no dividends in respect of the period from August 31, 1993 to December 31, 1993, $4.9 million of dividends in respect of the 1994 fiscal year, $1.8 million of dividends in respect of the 1995 fiscal year, and $2.0 million of dividends in respect of the nine months ended September 30, 1996. MGI did not pay any dividends from August 1993 to December 31, 1994. MGI paid dividends of $4.8 million during 1995 and an additional $3.9 million during the nine months ended September 30, 1996. As of September 30, 1996, no additional dividends could be paid by MGI. The Company does not expect to receive a significant amount of cash dividends from MGI for the next several years. Moreover, MGI is itself a holding company and is dependent upon dividends distributed to it from its subsidiaries, Pacific Lumber and Britt.

     Pacific Lumber is restricted by the terms of the indenture governing the Pacific Lumber Senior Notes (the "Pacific Lumber Indenture") and the Pacific Lumber Credit Agreement as to the amount of funds that can be paid in the form of dividends or loans to MGI. Pacific Lumber is dependent upon its principal subsidiary, Scotia Pacific, for the log requirements from which Pacific Lumber generates a substantial portion of its operating cash flow. Pacific Lumber harvests and purchases logs from Scotia Pacific's timberlands at prices established pursuant to a Master Purchase Agreement (see "Business of the Company -- Pacific Lumber Operations -- Relationships with Scotia Pacific and Britt"). Under the terms of the indenture governing the Timber Notes (the "Timber Note Indenture"), Scotia Pacific will not have cash available for distribution to Pacific Lumber unless Scotia Pacific's cash flow from operations exceeds the amounts required by the Timber Note Indenture to be reserved for the payment of current debt service (including interest, principal and premiums) on the Timber Notes, capital expenditures and certain other operating expenses. Once Scotia Pacific has made appropriate provision for expenditures for operating and capital costs and current debt service, as provided in the Timber
Note Indenture, and in the absence of certain Trapping Events (as described in the Timber Note Indenture) or outstanding judgments, the Timber Note Indenture does not limit monthly distributions of available cash from Scotia Pacific to Pacific Lumber. However, in the event Scotia Pacific's cash flows are not sufficient to generate distributable funds to Pacific Lumber, Pacific Lumber's ability to pay interest on the Pacific Lumber Senior Notes, to service its other indebtedness and to pay dividends to MGI would be materially impaired, and therefore MGI's ability to pay interest on the MGI Notes and to pay dividends to the Company would also be materially impaired. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities" and "Description of Principal Indebtedness -- The Company." The operating performance of Pacific Lumber and Scotia Pacific are also subject to certain regulatory developments that could adversely affect such performance. See "Risk Factors -- Risk Factors Relating to Pacific Lumber -- Regulatory and Environmental Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Trends."

     Cash flows from operations of the Company and its subsidiaries are unlikely to be sufficient to pay principal on the Notes. The ability of the Company and its subsidiaries to refinance their respective indebtedness at or prior to the respective maturities thereof will depend on a number of factors, including their respective financial condition, results of operations and cash flows, and then-prevailing interest rates and market conditions. There can be no assurance that such refinancing will be available, or available on reasonable terms. The failure of any of the Company's subsidiaries to refinance their indebtedness could materially adversely affect the ability of the Company to satisfy its obligations under the Notes.

     MAXXAM is also a holding company and its ability to satisfy its financial obligations will be largely dependent on dividends distributed to MAXXAM from its real estate subsidiaries (the "Real Estate Subsidiaries") and the sale of assets. The debt agreements of Kaiser contain significant restrictions on the amounts of funds that could be paid as dividends from Kaiser to MAXXAM or the Company. The KACC 1994 Credit Agreement (see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations") does not permit Kaiser to pay any dividends on its common stock. In addition, the indentures governing the KACC New Senior Notes, KACC's 9 7/8% Senior Notes due 2002 (the "KACC Senior Notes") and KACC's 12 3/4% Senior Subordinated Notes due 2003 (the "KACC Senior Subordinated Notes" and, together with the KACC New Notes and the KACC Senior Notes, the "KACC Notes") contain covenants which, among other things, limit KACC's ability to pay cash dividends and restrict transactions between KACC and its affiliates. In addition, under certain circumstances, dividends paid by Kaiser will be required to remain pledged as security for the MGI Notes. See "Description of Principal Indebtedness -- The Company -- MGI Notes." Kaiser has paid no dividends on the Kaiser Common Stock since 1992 and is not certain when or if Kaiser will resume the payment of dividends in respect of its common stock.

     Because the substantial portion of MAXXAM's consolidated results of operations and cash flows are attributable to the operations of Kaiser and MGI, the substantial portion of MAXXAM's consolidated results of operations and cash flows are generally not available to the Company or MAXXAM (and therefore are generally unavailable to service MAXXAM's obligations to the Company under the Intercompany Note or MAXXAM's guaranty of the Notes). As of September 30, 1996, MAXXAM (excluding its subsidiaries) had cash, cash equivalents and marketable securities of approximately $56.6 million and approximately $12.1 million available from its subsidiaries. Based upon the limited amount of cash that MAXXAM expects will be available to the Company from MGI on an annual basis, MAXXAM anticipates that it will be required to make cash interest payments on the Intercompany Note of approximately $13.8 million per year for the next several years. There can be no assurance that MAXXAM's cash resources, together with the cash proceeds from the sale of assets, distributions from its subsidiaries and other sources of financing, will be sufficient for such purposes or that MAXXAM would be able to refinance or pay at maturity the aggregate principal amount of the Intercompany Note.

     During the three years ended December 31, 1995, MAXXAM's corporate general and administrative expenses, net of cost reimbursements from its subsidiaries, have ranged between $11.0 million and $19.0 million per year. During the nine months ended September 30, 1996, MAXXAM's corporate general and administrative expenses were $28.8 million, of which $21.9 million represented an accrual for certain legal contingencies of which a substantial portion relates to legal fees and expenses that MAXXAM may incur in connection with matters related to (i) a civil action filed by the Federal Deposit Insurance Corporation (the "FDIC") against Mr. Charles Hurwitz seeking damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of United Savings Association of Texas ("USAT"), and was involved in certain decisions which contributed to the insolvency of USAT and
(ii) formal administrative proceedings initiated by the United States Department of Treasury's Office of Thrift Supervision (the "OTS") against MAXXAM and others alleging misconduct by MAXXAM, Federated, Mr. Hurwitz and the other respondents with respect to the failure of USAT. The OTS seeks, among other things, unspecified damages in excess of $138.0 million from MAXXAM and Federated and civil penalties. See "Legal Proceedings -- USAT Matters." Although MAXXAM cannot predict when or whether the expenses represented by such accrual will be incurred, there can be no assurance that such accrual will be adequate or that MAXXAM's recurring corporate general and administrative expenses will not increase. Any adverse outcome of this litigation could materially adversely affect MAXXAM's ability to make payments under the Intercompany Note and satisfy its obligations under its guaranty. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Results of Operations."

     MAXXAM expects that for at least the next two to three years, the Real Estate Subsidiaries will continue to constitute the primary source of dividends to MAXXAM. As of September 30, 1996, the Real Estate Subsidiaries had approximately $11.0 million available for borrowing under a credit agreement. All of such amount could be distributed to MAXXAM. As of September 30, 1996, the Real Estate Subsidiaries had total assets of approximately $173.1 million, total liabilities of approximately $50.8 million (including total indebtedness of approximately $12.5 million) and combined net worth of approximately $122.3 million. The Real Estate Subsidiaries had significant operating losses in each of the last several years; however the ability of the Real Estate Subsidiaries to distribute dividends to MAXXAM is not currently dependent upon their ability to generate any specified level of income or cash flows from operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Real Estate and Other Operations." In June 1991, a wholly owned subsidiary of MAXXAM purchased from the Resolution Trust Corporation ("RTC") at an auction, for approximately $122.3 million, the RTC portfolio, which consisted of 27 parcels of income producing real property and 28 loans secured by real property. MAXXAM has realized a substantial portion of its cash flow over the last several years from the sale of properties by the Real Estate Subsidiaries and the sale or repayment of loans and the sale of properties from its RTC portfolio, as described under "Business of MAXXAM -- Real Estate and Other Operations." The remaining assets in the RTC Portfolio consist of two loans and eight properties with an aggregate net book value of $18.2 million. Consequently, MAXXAM does not expect the Real Estate Subsidiaries will be able to generate cash flow distributable to MAXXAM at or near recent historical levels.

SECURITY FOR THE NEW NOTES

     The New Notes will be, and the Old Notes are, secured, among other things, by a first priority pledge (subject only to a lien in favor of the Trustee) of:
(i) all outstanding shares of capital stock of MGI, (ii) all dividends distributed with respect to and property received in exchange for any of the Pledged MGI Shares (other than distributions in respect of Salmon Creek's property), provided that, in the absence of certain defaults, the Company will be entitled to receive and retain certain distributions on Pledged MGI Shares, and (iii) the Intercompany Note. There can be no assurance that the proceeds from the sale of all of the Pledged MGI Shares or any other collateral would be sufficient to satisfy the amounts due on the Notes in the event of a default under the Indenture. Although the Trustee may require the Company to use its best efforts to register the Pledged MGI Shares in the event of foreclosure, currently there is no market for the Pledged MGI Shares.

     The Indenture provides that the proceeds of sales of Pledged MGI Shares (and the proceeds that are distributed to the Company of issuances of shares by MGI) and any dividends constituting Extraordinary Distributions (as defined) will be released from the lien of the Indenture if an offer to purchase the Notes is made, in accordance with the terms of the Indenture, at a price of 110% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase. The proceeds of such a sale (or issuance) may also be released from the lien of the Indenture to the extent such proceeds are actually utilized to purchase Notes in an offer that is made at a price of at least 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, or, in certain circumstances, to purchase or redeem Notes. See "Description of New Notes -- Security -- Offers to Purchase Notes with Certain Proceeds of Collateral."

     If the Trustee were to foreclose upon, or obtain voting rights with respect to, the Pledged MGI Shares, such foreclosure, or the obtaining of such voting rights, would constitute a change of control under instruments governing certain indebtedness of MGI and Pacific Lumber. Such occurrence would enable the holders of such indebtedness to require the issuer to repurchase such indebtedness. There can be no assurance that the assets of MGI and Pacific Lumber would be sufficient to enable them to effect such a repurchase. In such event, there is a substantial risk that assets of MGI would not be available to the holders of the Notes and the value of the Collateral represented by the Pledged MGI Shares would be substantially diminished or eliminated.

     As discussed above, the Kaiser Shares are pledged to secure the payment of the MGI Notes, and the holders of the Notes will have no security interest therein, unless and until the Kaiser Shares are released from the lien of the MGI Indenture by reason of early retirement of MGI's public indebtedness (other than by reason of a refinancing of such indebtedness). There can be no assurance that any Kaiser Shares will be released from the lien of the MGI Indenture, or will become collateral securing the Notes at any time. Any early retirement of the MGI Notes will be at the option of MGI. The MGI Notes mature contemporaneously with the Notes, and holders of the Notes should be aware that the Kaiser Shares may never be pledged to secure the Notes at any time. See "Description of Principal Indebtedness -- The Company -- MGI Notes."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The net proceeds received by the Company from the sale of the Old Notes in the Offering were utilized to make an intercompany loan to MAXXAM (the "Intercompany Loan"), which proceeds MAXXAM will use to retire existing indebtedness and for general corporate purposes, including possible repurchases of its common stock. Under applicable provisions of the United States Bankruptcy Code (the "Bankruptcy Code") or comparable provisions of state law, if, at the time the Company incurs indebtedness from the sale of the Old Notes in the Offering and/or makes the Intercompany Loan to MAXXAM, the Company (a) does so with the intent of hindering, delaying or defrauding current or future creditors or (b) receives less than reasonably equivalent value or fair consideration therefor and either (i) is or is rendered insolvent by reason thereof, (ii) is engaged in a business or transaction for which the assets remaining with the Company constitute unreasonably small capital or (iii) intends to incur, or believes that it would incur, debts beyond its ability to pay such debts as they mature, then some or all of the Notes, payments of principal and interest thereon and/or pledges securing the Notes could be either avoided or subordinated to the claims of future creditors of the Company.

     Similarly, if after giving effect to the transfer of the 27,938,250 Kaiser Shares to the Company, the borrowing from the Company evidenced by the Intercompany Note and MAXXAM's use of the proceeds of such borrowing, including possible repurchases of its common stock, (a) MAXXAM either (i) is or is rendered insolvent by reason thereof, (ii) is engaged in a business or transaction for which the assets remaining with MAXXAM constitute unreasonably small capital or (iii) intends to incur, or believes that it would incur debts beyond its ability to pay such debts as they mature or (b) MAXXAM has effected such transactions with the intent of hindering, delaying or defrauding current or future creditors, then some or all of MAXXAM's obligations under the Intercompany Note, its guaranty of the Notes and/or payments of such obligations could be either avoided or subordinated to the claims of future creditors of MAXXAM.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in any such case. Generally, however, the Company or MAXXAM would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they may become absolute and mature. In addition, an entity may be presumed insolvent under some fraudulent transfer laws if it is not generally paying its debts as they become due.

     The Company and MAXXAM believe that the indebtedness represented by the Old Notes and the Intercompany Note and MAXXAM's guaranty of the Old Notes were incurred for proper purposes and in good faith. The Company and MAXXAM also believe that neither MAXXAM nor the Company was, at the time of or as a result of the incurrence of indebtedness represented by the Old Notes or the use of the proceeds thereof, insolvent, that neither MAXXAM nor the Company was at such time engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, and that neither MAXXAM nor the Company at such time intended to or believed that it would incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the above.

PREFERENCE CONSIDERATIONS

     Since the holders of the Notes will not, at the time the Notes are issued, possess any lien upon the Kaiser Shares, any subsequent pledge of the Released Kaiser Shares to secure the Notes may be subject to avoidance as a "preference" pursuant to Section 547 of the Bankruptcy Code. Under Section 547(b) of the Bankruptcy Code, the granting of a lien upon property of a debtor to or for the benefit of a creditor for or on account of an antecedent debt owed by the debtor before such transfer was made is avoidable to the extent that it is: (i) made while the debtor was insolvent, (ii) made on or within 90 days (one year if the creditor was an insider at the time of the transfer) before the date of the filing of the debtor's bankruptcy petition, and (iii) enables such creditor to receive more than such creditor would receive if (a) the case were a case under Chapter 7 of the Bankruptcy Code, (b) the transfer had not been made and (c) such creditor received payment of such debt to the extent provided by the provisions of the Bankruptcy Code.

RISK FACTORS RELATING TO PACIFIC LUMBER

  Leverage

     Pacific Lumber is the Company's principal operating subsidiary. Pacific Lumber is highly leveraged, with total consolidated indebtedness of $571.9 million and stockholder's deficit of $15.2 million at September 30, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company." As a result, Pacific Lumber will be more sensitive than less leveraged companies to factors affecting its operations, including governmental regulations and litigation affecting its timber harvesting practices, increased competition from other lumber producers or alternative building products and general economic conditions.

     Pacific Lumber's high leverage could have important consequences, including: impairment of Pacific Lumber's ability to obtain additional financing in the future for working capital, capital expenditures or general corporate purposes; restrictions on Pacific Lumber's flexibility in responding to changing business and economic conditions; and a requirement that Pacific Lumber dedicate a significant portion of its cash flow from operations to the payment of the principal of and interest on its indebtedness (including the monthly reservation by Scotia Pacific of funds to make required semiannual principal amortization payments on the Timber Notes). In addition, due to the dividend restrictions contained in Pacific Lumber's indebtedness, such consequences could further limit the availability of cash flow to MGI, and consequently to the Company, from Pacific Lumber's operations.

  Regulatory and Environmental Factors

     Regulatory and environmental issues play a significant role in Pacific Lumber's forest products operations. Pacific Lumber's forest products operations are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. These laws include the California Forest Practice Act (the "Forest Practice Act"), which requires that timber harvesting operations be conducted in accordance with detailed requirements set forth in the Forest Practice Act and in the regulations promulgated thereunder by the California Board of Forestry (the "BOF"). The federal Endangered Species Act (the "ESA") and California Endangered Species Act (the "CESA") provide in general for the protection and conservation of specifically listed fish, wildlife and plants which have been declared to be endangered or threatened. The California Environmental Quality Act ("CEQA") provides, in general, for protection of the environment of the state, including protection of air and water quality and of fish and wildlife. In addition, the California Water Quality Act requires, in part, that Pacific Lumber's operations be conducted so as to reasonably protect the water quality of nearby rivers and streams. The ability of Pacific Lumber to harvest timber depends upon its ability to obtain regulatory approval of its THPs. THPs are required to be developed by registered professional foresters and must be filed with, and approved by, the California Department of Forestry (the "CDF") prior to the harvesting of timber. The CDF's evaluation of proposed THPs incorporates review and analysis of such THPs by several California and federal agencies and public comments received with respect to such THPs. Pacific Lumber regularly operates under numerous THPs governing various timber parcels and applies for new THPs on a continuous basis.

     Pacific Lumber is subject to certain pending matters described below, including the resolution of issues relating to the final designation of critical habitat for the marbled murrelet, which could have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Moreover, the laws and regulations relating to the Company's forest products operations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending or future legislation, government regulations or judicial or administrative decisions would not materially adversely affect the Company.

     In March 1992, the marbled murrelet (a sea bird that nests in coastal timberlands) was approved for listing as endangered under the CESA. In October 1992, the United States Fish and Wildlife Service (the "USFWS") issued its final rule listing the marbled murrelet as a threatened species under the ESA in the tri-state area of Washington, Oregon and California. Pacific Lumber has incorporated, and will continue to incorporate as required, mitigation measures into its THPs to protect and maintain habitat for the marbled murrelet on its timberlands. The BOF requires Pacific Lumber to conduct pre-harvest marbled murrelet surveys to provide certain site specific mitigations in connection with THPs covering virgin old growth timber and unusually dense stands of residual old growth timber. Such surveys can only be conducted during a portion of the murrelet's nesting and breeding season, which extends from April through mid-September. Accordingly, such surveys are expected to delay the review and approval process with respect to certain of the THPs filed by Pacific Lumber. The results of such surveys to date (based upon current survey protocols) have indicated that Pacific Lumber has approximately 6,600 acres of occupied marbled murrelet habitat. A substantial portion of this land contains virgin and residual old growth timber and the bulk of it falls within the areas designated as critical habitat for the marbled murrelet (see below). Pacific Lumber is unable to predict when or if it will be able to harvest this acreage.

     In May 1996, the USFWS published the final designation of critical habitat for the marbled murrelet (the "Final Designation"), designating over four million acres as critical habitat for the marbled murrelet. Although nearly all of the designated habitat is public land, approximately 33,000 acres of the Company's timberlands are included in the Final Designation, the substantial portion of such acreage being young growth timber. In order to mitigate the impact of the Final Designation, particularly with respect to timberlands occupied by the marbled murrelet, Pacific Lumber over the last few years has attempted to develop a habitat conservation plan for the marbled murrelet (the "Murrelet HCP"). Due to, among other things, the unfavorable response of the USFWS to Pacific Lumber's initial Murrelet HCP efforts, Pacific Lumber and its subsidiaries filed two actions (the "Takings Litigation") alleging that certain portions of its timberlands have been "taken" and seeking just compensation (see, "Legal Proceedings -- Pacific Lumber" for a description of the Takings Litigation, which is currently stayed pursuant to the Headwaters Agreement). It is impossible to determine the potential adverse effect of the Final Designation on the Company's consolidated financial position, results of operations or liquidity until such time as the material regulatory and legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as critical habitat for the marbled murrelet, such effect could be materially adverse. There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the ESA and/or the CESA and to designate critical habitat for such species. For example, the National Marine Fisheries Service ("NMFS") recently announced that by April 25, 1997, it would make a final determination whether to list the coho salmon under the ESA in northern California, including, potentially, lands owned by Pacific Lumber. It is uncertain what impact, if any, such listings and/or designations of critical habitat would have on the Company's consolidated financial position, results of operations or liquidity. See also "Legal Proceedings -- Pacific Lumber Litigation" for a description of the pending Marbled Murrelet action.

     In 1994, the BOF adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish a long-term sustained yield ("LTSY") harvest level that takes into account environmental and economic considerations. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the

100-year planning period. On December 17, 1996, Pacific Lumber submitted a proposed SYP to the CDF. The proposed SYP sets forth an LTSY harvest level substantially the same as Pacific Lumber's average annual timber harvest over the last five years. The proposed SYP also indicates that Pacific Lumber's average annual timber harvest during the first decade of the SYP would approximate the LTSY harvest level. During the second decade of the proposed SYP, Pacific Lumber's average annual timber harvest would be approximately 8% less than that proposed for the first decade. The SYP, when approved, will be valid for ten years. Thereafter, revised SYPs will be prepared every decade that will address the LTSY harvest level based upon reassessment of changes in the resource base and protection of public resources. The proposed SYP assumes that the transactions contemplated by the Headwaters Agreement will be consummated and that the Multi-Species HCP will permit Pacific Lumber to harvest its timberlands (including over the next two decades a substantial portion of its old growth timberlands not transferred pursuant to the Headwaters Agreement) to achieve maximum sustained yield. The SYP is subject to review and approval by the CDF, and there can be no assurance that the SYP will be approved in its proposed form. Until the SYP is reviewed and approved, Pacific Lumber is unable to predict the impact that these regulations will have on its future timber harvesting practices. It is possible that the results of the review and approval process could require Pacific Lumber to reduce its timber harvest in future years from the harvest levels set forth in the proposed SYP. Pacific Lumber believes it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands and submitting corresponding amendments to its SYP; however, there can be no assurance that it would be able to do so and the amount of such acquisitions would be limited by Pacific Lumber's available financial resources. The Company is unable to predict the ultimate impact the sustained yield regulations will have on its future financial position, results of operations or liquidity.

     Various groups and individuals have filed objections with the CDF and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of Pacific Lumber's THPs and other timber harvesting operations, and Pacific Lumber expects that such groups and individuals will continue to file such objections. In addition, lawsuits are pending or threatened which seek to prevent Pacific Lumber from implementing certain of its approved THPs or which challenge other operations by Pacific Lumber. These challenges have severely restricted Pacific Lumber's ability to harvest old growth timber on its property. To date, challenges with respect to Pacific Lumber's THPs relating to young growth timber have been limited; however, no assurance can be given as to the extent of such challenges in the future. The Company believes that environmentally focused challenges to its timber harvesting operations are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented Pacific Lumber from conducting a portion of its operations, they have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Nevertheless, it is impossible to predict the future nature or degree of such challenges or their ultimate impact on the consolidated operating results, financial position or liquidity of the Company. See also "Legal Proceedings -- Pacific Lumber Litigation" for a description of the pending Marbled Murrelet action.

     Laws and regulations dealing with Pacific Lumber's operations are subject to change and new laws and regulations are frequently introduced concerning the California timber industry. From time to time, bills are introduced in the California legislature and the U.S. Congress which relate to the business of Pacific Lumber. It is impossible to predict the content of any such bills, the likelihood of any of the bills passing or the impact of any of these bills on the future liquidity, consolidated financial position or operating results of the Company. See also "Business of the Company -- Pacific Lumber
Operations -- Regulatory and Environmental Factors."

  Risk of Loss from Earthquakes, Fire or Other Casualties

     In April 1992, an earthquake and a series of aftershocks occurred in northern California which produced a significant amount of damage in and around the area where Pacific Lumber's forest products operations are located. A large number of kilns used to dry upper grade redwood lumber and one of Pacific Lumber's sawmills were not operational for a period of approximately six weeks. In order to recover some of this lost production time, Pacific Lumber initiated additional shifts at two of its other sawmills. Although certain of Pacific Lumber's production facilities were temporarily idled as a result of such earthquake, standing timber on Pacific Lumber's timberlands suffered virtually no damage. Pacific Lumber believes that it possesses adequate insurance coverage relating to damage to its facilities and equipment and the disruption of its business from earthquakes. Consistent with the past practices of Pacific Lumber and the owners of most other timber tracts in the United States, Pacific Lumber does not intend to maintain earthquake insurance in respect of standing timber. See "Business of the Company -- Pacific Lumber Operations -- Production Facilities."

     Pacific Lumber assumes substantially all risks of loss from fire and other casualties on its timberlands, similar to the risks currently assumed by the owners of most other timber tracts in the United States. The risk of forest fire damage to Pacific Lumber's timberlands is relatively low as a result of the foggy climate along the northern California coast and the natural fire resistance of redwood timber. Pacific Lumber is a participant with the CDF and other timberland owners in cooperative fire fighting and aerial fire surveillance programs. The extensive roads on Pacific Lumber's timberlands also serve as fire breaks and facilitate implementation of fire control techniques and utilization of fire fighting equipment. The last forest fire of any significance affecting Pacific Lumber's timberlands occurred in 1990 and resulted in damage to approximately 2,000 acres, which were salvaged during 1992 with minimal loss and the area has been replanted. Consistent with the past practices of Pacific Lumber and the owners of most other timber tracts in the United States, Pacific Lumber does not intend to acquire fire insurance in respect of standing timber.

  Industry Conditions

     The demand for lumber products is influenced by conditions in the housing, construction and remodeling industries. The housing, construction and remodeling industries are highly cyclical and are affected by numerous factors, including real estate prices, interest rates, credit availability, property taxes, federal and state income tax policy, energy costs and general economic conditions, all of which are beyond the control of the Company.

  Headwaters Agreement

     MAXXAM and Pacific Lumber have entered into the Headwaters Agreement (see "Business of the Company -- Pacific Lumber Operations -- Headwaters Agreement"). A substantial portion of the timberlands which would be transferred to the government pursuant to the Headwaters Agreement are part of the timberlands owned by Salmon Creek (the "Salmon Creek Property"). The Pacific Lumber Indenture permits Pacific Lumber to distribute to MGI the proceeds of any sale or other disposition of the Salmon Creek Property; however, the MGI Indenture contains limitations on the ability of MGI to distribute any such proceeds to the Company (generally, 50% of the proceeds in excess of $62 million received as distributions in respect of the Salmon Creek Property, except in connection with the harvesting of timber located on the Salmon Creek Property). The Indenture will permit the Company to distribute to MAXXAM approximately 50% of such distributions from MGI in respect of the Salmon Creek Property. See "Description of New Notes -- Limitations on Restricted Payments." If consummated, the Headwaters Agreement could expedite the approval time and reduce the costs associated with Pacific Lumber's THPs. There can be no assurance that the Headwaters Agreement will be consummated.

LITIGATION

     MAXXAM and certain of its subsidiaries, affiliates, directors and officers (the "MAXXAM Parties") are defendants (or threatened defendants) in a variety of pending or threatened actions, including, but not limited to (a) actions by and on behalf of the federal government relating to the insolvency of USAT (see
"-- Ability to Service Indebtedness"), (b) actions with respect to certain transactions between certain Real Estate Subsidiaries and Federated, a principal shareholder of MAXXAM, (c) lawsuits relating to Pacific Lumber's THPs and other timber harvesting operations (see "-- Risk Factors Relating to Pacific Lumber -- Regulatory and Environmental Factors"), (d) environmental and asbestos litigation involving Kaiser (see "-- Risk Factors Relating to
Kaiser -- Environmental Matters and Litigation"), and (e) federal antitrust investigations with respect to Kaiser. Certain of these actions make claims for substantial damages against the MAXXAM Parties, including subsidiaries of the Company. Adverse determinations and/or unfavorable settlements with respect to one or more of such actions in respect of the Company's subsidiaries could materially impair the Company's ability to satisfy its obligations under the Notes. Adverse determinations and/or unfavorable settlements with respect to one or more of such actions in respect of MAXXAM itself could materially and adversely affect the financial condition, results of operations and liquidity of MAXXAM and MAXXAM's ability to pay principal and interest on the Intercompany Note and to honor its guaranty of the Notes. See "-- Ability to Service Indebtedness." For information concerning these litigation matters, see "Legal Proceedings" and Notes 9 and 7 to the Audited and Unaudited Consolidated Financial Statements of MAXXAM, respectively.

RISK FACTORS RELATING TO KAISER

  Sensitivity to Prices

     Kaiser accounts for the substantial portion of MAXXAM's revenues and operating results. Kaiser's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products and also depend to a significant degree upon the volume and mix of all products sold. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Trends -- Aluminum Operations -- Sensitivity to Prices and Hedging Programs," "-- Recent Trends and Developments," and "-- Fourth Quarter Results," and "Business of MAXXAM -- Aluminum Operations -- Industry Overview."

     Primary aluminum prices have historically been subject to significant cyclical price fluctuations. During the period January 1, 1993 through December 13, 1996, the average Midwest U.S. transaction price (the "AMT Price") for primary aluminum has ranged from approximately $.50 to $1.00 per pound. For the week ended December 13, 1996, the AMT Price for primary aluminum was approximately $.72 per pound. Alumina prices as well as fabricated aluminum product prices (which vary considerably among products) are significantly influenced by changes in the price of primary aluminum but generally lag behind primary aluminum.

  Leverage

     Kaiser is highly leveraged, with total consolidated indebtedness of $867.3 million and stockholders' equity of $63.4 million at September 30, 1996. On a pro forma basis, as of September 30, 1996, after giving effect to the issuance of the KACC New Senior Notes (on October 23, 1996) and the issuance of the KACC New Series C Senior Notes (on December 23, 1996) and the application of the proceeds therefrom, Kaiser would have had total consolidated indebtedness of $962.0 million. Kaiser's ability to generate sufficient cash to meet its debt service obligations is subject to many factors, certain of which are beyond its control, including economic conditions, aluminum prices, and competition. While Kaiser believes that, based on current levels of operations, its cash generated from operations, together with other sources of liquidity, will be adequate to meet such obligations, there can be no assurance that such sources of funds will in fact be sufficient to service such obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations." Kaiser's leverage is substantially greater than the leverage of most of its North American competitors, which generally have greater financial resources than Kaiser. Due to its highly leveraged condition, Kaiser is more sensitive than less leveraged companies to factors affecting its operations, including changes in the prices for its products, the rates charged for power at its various facilities, and general economic conditions.

  Environmental Matters and Litigation

     Kaiser and KACC are subject to a wide variety of international, federal, state and local environmental laws and regulations (the "Environmental Laws"). From time to time, Kaiser and KACC are subject, with respect to their current and former operations, to fines or penalties assessed for alleged breaches of the Environmental Laws and to claims and litigation based upon such laws. KACC is currently subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"). Under

CERCLA and other related laws, past disposal of wastes, whether on-site or at other locations, may result in the imposition of clean-up obligations by federal or state regulatory authorities. KACC's Mead, Washington, facility has been listed on the National Priorities List under CERCLA. In addition, KACC, along with numerous other entities, has been named as a potentially responsible party ("PRP") for remedial costs at certain third-party sites listed on the National Priorities List. In certain instances, KACC may be exposed to joint and several liability for remedial action or damages to natural resources, which could effectively expose KACC to liability for all costs associated with any such remedial actions irrespective of its degree of culpability for the environmental damages related thereto. Further, future environmental regulations are expected to impose stricter compliance requirements on the aluminum industry. For a discussion of certain KACC environmental litigation and other environmental matters, including the reserves established with respect thereto, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations," "Business of MAXXAM -- Aluminum
Operations -- Environmental Matters" and "Legal Proceedings -- Kaiser
Litigation -- Environmental Litigation" and Notes 9 and 7, respectively, to the Audited and Unaudited Consolidated Financial Statements of MAXXAM.

     In addition, KACC is subject to a number of lawsuits in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC (which products have generally not been manufactured by KACC for at least 15 years). While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, Kaiser currently believes that, based on the factors discussed below under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations," the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on KACC's consolidated financial position, results of operations, or liquidity. For a discussion of KACC's asbestos related litigation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations" Financial Condition and Investing and Financing
Activities -- Aluminum Operations" and Notes 9 and 7, respectively, of the Notes to the Audited and Unaudited Consolidated Financial Statements of MAXXAM.

  Power Supply

     Electric power represents an important production cost for KACC at its aluminum smelters. In 1995, KACC successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs in 1996 for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. A number of lawsuits challenging the restructuring have been filed and the effect, if any, of such lawsuits on KACC's power purchase and transmission arrangements is not known at the current time. In addition, while KACC has entered into long term arrangements with respect to the power supply for its 90%-owned Volta Aluminium Company Limited ("Valco") smelter in Ghana, there can be no assurance that the requisite power supply will be available. For a discussion of KACC's power supply arrangements, see "Business of MAXXAM -- Aluminum Operations -- Production Operations."

  Foreign Activities

     Kaiser's operations are located in many foreign countries, including Australia, Canada, China, Ghana, Jamaica and the United Kingdom. Foreign operations in general may be more vulnerable than domestic operations due to a variety of political and other risks. See "Business of MAXXAM -- Aluminum Operations -- Production Operations" and "-- International Business Development."

CONTROL OF THE COMPANY

     The Company is a wholly owned subsidiary of MAXXAM. Mr. Charles E. Hurwitz, the Chairman of the Board, Chief Executive Officer and President of MAXXAM, together with Federated Development Inc. ("FDI"), collectively own 2,735,219 shares of MAXXAM's common stock and 680,574 shares of MAXXAM's Class A $.05 Non-Cumulative Participating Convertible Preferred Stock (the "Preferred Stock"), which has ten votes per share, aggregating approximately 61.1% of the aggregate voting power of MAXXAM. FDI is a wholly owned subsidiary of Federated, a New York business trust of which Mr. Hurwitz is Chairman of the Board and Chief Executive Officer and which is wholly owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof. Accordingly, Mr. Hurwitz will be able to control the election of the directors of the Company and to determine the corporate and management policies of the Company, including decisions relating to any merger or acquisition of the Company, the sale of substantially all of the assets of the Company and other significant corporate transactions.

HIGHLY LEVERAGED TRANSACTIONS

     The Indenture does not contain any provisions specifically intended to protect holders of the Notes in the event of a future highly leveraged transaction involving the Company. The Indenture will limit the Company's ability to incur additional Indebtedness and to grant liens on its assets to secure Indebtedness, limit the Company from selling its assets under certain circumstances, restrict transactions with Affiliates and require the Company to make a Change of Control Offer (as defined), each under certain circumstances described herein. These provisions could limit the ability of the Company to engage in a highly leveraged transaction (including a leveraged buyout initiated or supported by the Company, the management of the Company or an affiliate of the Company or its management). These provisions may not be waived or amended without the consent of a majority in aggregate principal amount of the Notes. See "Description of the New Notes -- Change of Control" and "-- Certain Covenants."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company or the Guarantor within the meaning of Rule 405 under the Securities Act and other than any broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities and that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     The New Notes are a new issue of securities, have no established trading market, and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or the Nasdaq Stock Market or to seek the admission thereof to trading on any automated quotation system. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities, and the price at which the holders of New Notes will be able to sell such New Notes is not assured and the New Notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by the Company to the Initial Purchasers on December 23, 1996, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and certain other exemptions under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to February 21, 1997, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its reasonable best efforts to cause such registration statement to be declared effective by the Commission on or prior to May 22, 1997, and
(iii) to cause the Exchange Offer to remain open for a period of not less than 30 days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the conditions, terms and provisions of the Registration Rights Agreement. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) subject to certain limited exceptions, holders of New Notes will not be entitled to Additional Interest, and (iii) holders of New Notes will not be, and upon consummation of the Exchange Offer, Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for holders of unregistered securities. See "-- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $130.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the
Indenture for all Notes. As of             , 1997, there were      registered
holders of the Old Notes, including Cede, which held $     million of aggregate
principal amount of the Old Notes for      of its participants. Solely for
reasons of administration (and for no other purpose), the Company has fixed the
close of business on             , 1997, as the record date (the "Record Date")
for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only an Eligible Holder of the Old Notes (or such Eligible Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Eligible Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such Eligible Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company or of the Guarantor.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Eligible Holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Eligible Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be           , 1997 at 5:00 p.m., New York City
time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such notice and public announcement shall set forth the new Expiration Date of the Exchange Offer.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will, in accordance with applicable law, file a post-effective amendment to the Registration Statement (a "Post-effective Amendment") and resolicit the registered holders of the Old Notes. If the Company files a Post-effective Amendment, it will notify the Exchange Agent of an extension of the Exchange Offer by oral or written notice, and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the effectiveness of such Post-effective Amendment. Such notice and public announcement shall set forth the new Expiration Date, which new Expiration Date shall be no less than five days after the then applicable Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the New Notes in exchange for, any Old Notes, if the Exchange Offer violates any applicable law or interpretation of the staff of the Commission. The Company expects that the foregoing conditions will be satisfied.

TERMINATION OF CERTAIN RIGHTS

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), Eligible Holders of Old Notes are entitled to receive Additional Interest. Additional Interest means the increase in the interest rate borne by Registrable Securities during the period in which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement (in general, one-quarter of one percent (0.25%) per annum for the first 90-day period immediately after the first such Registration Default and an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, provided that the aggregate increase in such interest rate shall not exceed one percent (1.00%) per annum). A "Registration Default" with respect to the Exchange Offer shall generally occur if: (i) the registration statement concerning the exchange offer (the "Registration Statement") has not been filed with the Commission on or prior to February 21, 1997; (ii) the Registration Statement is not declared effective on or prior to May 22, 1997, or (iii) the Exchange Offer is not consummated on or prior to June 21, 1997. Holders of New Notes will not be and, upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to (i) the right to receive Additional Interest, except in certain limited circumstances, and (ii) certain other rights under the Registration Rights Agreement intended for holders of Registrable Securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the

Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest at a rate equal to 12% per annum from and including their date of issuance. Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 12% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of New Notes -- General."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of an Eligible Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Eligible Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, an Eligible Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer

(including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the Eligible Holder and each Beneficial Owner of the Old Notes are being acquired by the Eligible Holder and each Beneficial Owner in the ordinary course of business of the Eligible Holder and each Beneficial Owner,
(ii) the Eligible Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the Eligible Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, (iv) that if the Eligible Holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the Eligible Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Eligible Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or the Guarantor except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

     Guaranteed Delivery Procedures. Eligible Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Eligible Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Eligible Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within three (3) business days after the Expiration Date. Any Eligible Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

     Book-Entry Delivery. The Exchange Agent will establish an account with respect to the Old Notes at DTC (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Notes by causing such facility to transfer Old Notes into the Exchange Agent's account in accordance with such facility's procedure for such transfer. Even though delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and other documents required by the Letter of Transmittal, must, in any case, be transmitted to and received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus before the Expiration Date, or the guaranteed delivery procedure set forth above must be followed. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Eligible Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Eligible Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required by the Indenture upon transfer, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Eligible Holder thereof without cost to such Eligible Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     First Bank National Association is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

             By Mail:                     By Hand/Overnight Express:              Facsimile
 First Bank National Association       First Bank National Association          Transmission:
        180 E. 5th Street                     180 E. 5th Street                 (612) 244-0711
    St. Paul, Minnesota 55101             St. Paul, Minnesota 55101
     Attention: Rick Prokosch              Attention: Rick Prokosch          To confirm receipt:
          Trust Officer                         Trust Officer                   (612) 244-0721

SOLICITATION OF TENDERS; FEES AND EXPENSES

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will offers be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction permissible and extend the Exchange Offer to holders of Old Notes in such jurisdiction.

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing copies of the Prospectus), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Guarantor, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, (vii) internal expenses of the Company and the Guarantor (including, without limitation, all salaries and expenses of officers and employees of the Company and the Guarantor performing legal or accounting duties), and (ix) fees and expenses incurred in connection with the listing, if any, of the New Notes on a securities exchange.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on interpretations by the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the Eligible Holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Company has agreed that for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended and supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such resale. See "Plan of Distribution."

CONSEQUENCE OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exception from, or in a transaction not subject to, the Securities Act and applicable states securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors -- Consequences of Failure to Exchange."

OTHER

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisers in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of New Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                         CAPITALIZATION OF THE COMPANY

     The following table summarizes the unaudited consolidated capitalization of the Company at September 30, 1996, and as adjusted to give effect to the Offering and the application of the proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere herein.

                                                                           SEPTEMBER 30, 1996
                                                                         -----------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                         -------     -----------
                                                                             (IN MILLIONS OF
                                                                                DOLLARS)
CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES(1)....................  $  85.0       $  85.0
                                                                         =======       =======
SHORT-TERM DEBT:
  Current maturities of long-term debt(2)..............................  $  16.3       $  16.3
                                                                         -------       -------
LONG-TERM DEBT:
  12% MAXXAM Group Holdings Inc. Senior Secured Notes due
     August 1, 2003....................................................       --         130.0
  7.95% Scotia Pacific Timber Collateralized Notes due July 20, 2015...    320.0         320.0
  10 1/2% Pacific Lumber Senior Notes due March 1, 2003................    235.0         235.0
  11 1/4% MGI Senior Secured Notes due August 1, 2003..................    100.0         100.0
  12 1/4% MGI Senior Secured Discount Notes due August 1, 2003, net of
     discount(3).......................................................    101.0         101.0
  Other................................................................       .6            .6
                                                                         -------       -------
     Total long-term debt..............................................    756.6         886.6
                                                                         -------       -------
STOCKHOLDER'S DEFICIT:
  Common stock.........................................................       --            --
  Additional capital...................................................     89.8          89.8
  Accumulated deficit(4)...............................................   (215.7)       (215.7)
                                                                         -------       -------
     Total Stockholder's Deficit.......................................   (125.9)       (125.9)
                                                                         -------       -------
          Total Capitalization.........................................  $ 647.0       $ 777.0
                                                                         =======       =======

---------------
(1) Cash, cash equivalents and marketable securities of the Company includes the following amounts held by each of the following subsidiaries of the Company in the amounts indicated: MGI -- $72.5 million; Scotia Pacific -- $6.8 million; Pacific Lumber -- $5.5 million; and Britt -- $0.2 million. Further, Scotia Pacific had $30.5 million of restricted cash deposits held for the benefit of the Timber Notes which is classified as a noncurrent asset in the Company's Consolidated Financial Statements. Cash held by the Company's subsidiaries is generally not available to service its obligations on the Notes. See "Risk Factors -- Ability to Service Indebtedness."

(2) Reflects current maturities of $16.1 million relating to the Timber Notes and $0.2 million of other debt of Pacific Lumber.

(3) Net of discount of $24.7 million. The MGI Discount Notes will accrete to an aggregate principal amount of $125.7 million on August 1, 1998, and for periods thereafter MGI will be required to make cash interest payments of approximately $7.7 million in respect of this indebtedness each February 1 and August 1 thereafter.

(4) Stockholder's deficit reflects aggregate one time charges (recorded in 1993) relating to the implementation of SFAS 106 and SFAS 109. See Note 2 to the Summary Historical and Pro Forma Consolidated Financial Data of the Company.

                            CAPITALIZATION OF MAXXAM

     The following table summarizes the unaudited consolidated capitalization of MAXXAM at September 30, 1996, and as adjusted to give effect to the retirement of the Old MAXXAM Notes (the "Retirement"), the issuance of the Notes (collectively with the Retirement, the "Refinancing"), the issuance of $225.0 million aggregate principal amount of the KACC New Notes, and the application of the net proceeds therefrom. (See Note 6 to the Summary Historical and Pro Forma Financial Data of MAXXAM). This table should be read in conjunction with the Consolidated Financial Statements of MAXXAM and the Notes thereto appearing elsewhere herein.

                                                                                             SEPTEMBER 30, 1996
                                                                                          ------------------------
                                                                                           ACTUAL      AS ADJUSTED
                                                                                          --------     -----------
                                                                                          (IN MILLIONS OF DOLLARS)
CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES(1).....................................  $  171.1      $   338.7
                                                                                          ========       ========
SHORT-TERM DEBT:
  Current maturities of long-term debt(2)...............................................  $   26.4      $    26.4
                                                                                          --------       --------
LONG-TERM DEBT:
  MAXXAM:
    Old MAXXAM Notes:
    14% MAXXAM Senior Subordinated Reset Notes due May 20, 2000.........................      25.0             --
    12 1/2% MAXXAM Subordinated Debentures due December 15, 1999(3).....................      16.7             --
  Aluminum Operations:
    1994 KACC Credit Agreement..........................................................     131.2             --
    9 7/8% KACC Senior Notes due February 15, 2002(4)...................................     224.0          224.0
    10 7/8% KACC New Notes due October 15, 2006(5)......................................        --          225.9
    Alpart CARIFA Loan..................................................................      60.0           60.0
    12 3/4% KACC Senior Subordinated Notes due February 1, 2003.........................     400.0          400.0
    Other...............................................................................      43.2           43.2
  Forest Products Operations:
    12% MAXXAM Group Holdings Inc. Senior Secured Notes due
      August 1, 2003....................................................................        --          130.0
    7.95% Scotia Pacific Timber Collateralized Notes due July 20, 2015..................     320.0          320.0
    10 1/2% Pacific Lumber Senior Notes due March 1, 2003...............................     235.0          235.0
    11 1/4% MGI Senior Secured Notes due August 1, 2003.................................     100.0          100.0
    12 1/4% MGI Senior Secured Discount Notes due August 1, 2003, net of discount.......     101.0          101.0
    Other...............................................................................        .6             .6
  Real Estate and Other Operations:
    11% SHRP, Ltd. Senior Secured Extendible Notes due
      September 1, 2001, net of discount................................................      15.6           15.6
    RTC Portfolio secured notes due December 31, 1999, interest at prime plus 3%........       3.8            3.8
    Other notes and contracts, secured by receivables, buildings, real estate and
     equipment..........................................................................       7.8            7.8
                                                                                          --------       --------
      Total long-term debt..............................................................   1,683.9        1,866.9
                                                                                          --------       --------
MINORITY INTERESTS......................................................................     217.9          217.9
STOCKHOLDERS' DEFICIT:
  Preferred stock.......................................................................  $     .3      $      .3
  Common stock..........................................................................       5.0            5.0
  Additional capital....................................................................     155.6          155.6
  Accumulated deficit(6)................................................................    (180.5)        (181.1)(7)
  Pension liability adjustment..........................................................     (16.1)         (16.1)
  Treasury stock........................................................................     (19.5)         (19.5)
                                                                                          --------       --------
      Total Stockholders' Deficit.......................................................     (55.2)         (55.8)
                                                                                          --------       --------
        Total Capitalization............................................................  $1,873.0      $ 2,055.4
                                                                                          ========       ========

---------------
(footnotes are on the following page)

---------------

(1) Cash, cash equivalents and marketable securities held by MAXXAM, excluding amounts held by subsidiaries, was $56.6 million and, on a pro forma basis $136.1 million after the retirement of the Old MAXXAM Notes but prior to any other use of proceeds from the Offering.

(2) Reflects current maturities of approximately $8.9 million, $16.3 million and $1.2 million, relating to the Company's aluminum operations, forest products operations, and real estate and other operations, respectively.

(3) Net of discount of $0.9 million.

(4) Net of discount of $1.0 million.

(5) The KACC New Notes include the KACC New Senior Notes of $175.0 million aggregate principal amount, net of discount of $0.9 million, and the KACC New Series C Senior Notes of $50.0 million aggregate principal amount including a premium of $1.8 million. The net proceeds from the sale of the KACC New Notes were used to repay the outstanding borrowings under the 1994 KACC Credit Agreement. The remaining net proceeds are held by KACC for general corporate purposes. MAXXAM did not receive any proceeds from the sale of the KACC New Notes.

(6) Stockholders' deficit reflects aggregate one time charges (recorded in 1993) of approximately $417.7 million relating to the implementation of SFAS 106, SFAS 109 and SFAS 112. See Note 1 to the Summary Historical and Pro Forma Financial Data of MAXXAM.

(7) Assumes the write-off of approximately $0.9 million of unamortized discount and $0.1 million of deferred financing costs attributable to the Old MAXXAM Notes, net of an estimated income tax benefit of $0.4 million.

                       SELECTED HISTORICAL AND PRO FORMA
                   CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     The following selected historical consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" appearing elsewhere in this Prospectus. The Company was formed on November 4, 1996 to facilitate the offering of the Old Notes. Subsequent to its formation, the Company received from MAXXAM, as a capital contribution, 100% of the capital stock of MGI. Further, concurrently with the consummation of the Offering, MAXXAM transferred to the Company the Kaiser Shares as an additional capital contribution. The contribution of MGI's capital stock has been accounted for as a reorganization of entities under common control, which requires the Company to record the assets and liabilities of MGI at MAXXAM's historical cost. Accordingly, the Company is the successor entity to all of MGI's historical operations. The contribution of the Kaiser Shares has been reflected in the following consolidated financial information of the Company as if such contribution occurred as of January 1, 1991 (the beginning of the earliest period presented) at MAXXAM's historical cost using the equity method of accounting. The following historical consolidated financial information of the Company reflects the historical operating results of MGI, the equity in earnings (losses) attributable to its investment in the Kaiser Shares and MAXXAM's purchase accounting adjustments (principally relating to MGI's timber and depreciable assets) for each accounting period presented. The purchase accounting adjustments arose from MAXXAM's acquisition of MGI in May 1988. The selected historical consolidated financial data as of and for the five years ended December 31, 1995 are derived from the Consolidated Financial Statements of the Company which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the nine months ended September 30, 1996 and 1995 has not been audited, but in the opinion of management contain all adjustments (including those of a normal recurring nature) necessary to present fairly the financial position and results of operations of the Company as of such dates and for such periods. The following consolidated pro forma operating data for the nine months ended September 30, 1996 and for the year ended December 31, 1995 give effect to the Transactions as if they occurred on January 1, 1995. The consolidated pro forma balance sheet data gives effect to the Transactions as if they occurred on September 30, 1996.

                                                    NINE MONTHS
                                                       ENDED
                                                   SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                  ---------------   -------------------------------------------
                                                   1996     1995     1995     1994     1993      1992     1991
                                                  ------   ------   ------   ------   -------   ------   ------
                                                           (IN MILLIONS OF DOLLARS, EXCEPT RATIO DATA)
HISTORICAL OPERATING DATA:
  Net sales.....................................  $199.6   $180.9   $242.6   $249.6   $ 233.4   $223.3   $205.7
  Cost of sales (exclusive of depreciation and
    depletion)..................................   114.6     96.0    127.1    129.6     134.6    113.8    103.3
  Gross profit..................................    85.0     84.9    115.5    120.0      98.8    109.5    102.4
  Selling, general and administrative
    expenses....................................    11.3     12.2     15.9     16.3      20.1     17.1     16.6
  Depreciation and depletion....................    20.2     19.0     25.3     24.7      24.5     28.4     30.4
  Operating income..............................    53.4     53.7     74.3     79.1      54.2     64.1     55.3
  Investment, interest and other income
    (expense)...................................     8.4      6.8      9.4     14.4      10.0     16.6     81.0
  Interest expense..............................    58.4     58.2     77.8     77.4      81.9     91.4     94.2
  Interest expense, net of earnings on invested
    cash, cash equivalents and marketable
    securities..................................    51.2     51.9     69.0     72.6      72.5     93.6     77.6
  Income (loss) from continuing operations
    before income taxes, extraordinary items and
    cumulative effect of changes in accounting
    principles..................................     3.4      2.3      5.9     16.1     (17.7)   (10.7)    42.1
  Income (loss) from continuing operations
    before extraordinary items and cumulative
    effect of changes in accounting
    principles..................................     4.5      1.6      4.2     19.2     (14.1)   (12.0)    36.4
  Income (loss) from the net assets transferred
    to MAXXAM, net of minority interests and
    related income taxes(1).....................      --       --       --       --    (272.0)    17.5     40.0

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                  -------------     -------------------------------------------
                                                  1996     1995     1995     1994     1993      1992     1991
                                                  ------   ------   ------   ------   ------    ------   ------
                                                           (IN MILLIONS OF DOLLARS, EXCEPT RATIO DATA)
  Extraordinary items, net of related income
    taxes(2)....................................  $   --   $   --   $   --   $(14.9)  $ (31.5)  $   --   $   --
  Cumulative effect of changes in accounting
    principles(3)...............................      --       --       --       --    (220.4)      --       --
  Net income (loss).............................     4.5      1.6      4.2      4.4    (538.0)     5.5     76.4
OTHER HISTORICAL DATA:
  Fixed charge coverage deficiency..............      --       --       --       --      17.7     10.7       --
  Ratio of earnings to fixed charges............     1.1x     1.0x     1.1x     1.2x       --       --      1.5x
  Capital expenditures..........................     9.0      6.6      9.9     11.3      11.1      8.7      6.4
  Summary of cash flow information(4):
    Cash provided (used) by operating
      activities................................    30.7     18.0     25.4     34.9      19.3     32.5     (1.6)
    Cash provided (used) by investing
      activities................................    (8.9)    (4.1)    (7.3)   (10.2)    (22.6)   (32.4)   149.8
    Cash provided (used) by financing
      activities................................   (17.1)   (18.5)   (18.2)   (15.2)    (12.0)    (5.3)  (129.4)
  EBITDA(4)(5)..................................    73.6     72.7     99.6    103.8      78.7     92.5     85.7
PRO FORMA OPERATING DATA(6):
  Investment, interest and other income
    (expense)...................................    18.7              23.2
  Interest expense..............................    70.7              94.2
  Interest expense, net of earnings on the
    Intercompany Note, invested cash, cash
    equivalents and marketable securities.......    53.2              71.6
  Income (loss) from continuing operations
    before income taxes, extraordinary items and
    cumulative effect of changes in accounting
    principles..................................     1.3               3.2
  Ratio of earnings to fixed charges............     1.0x              1.0x
  EBITDA(4)(5)..................................    73.5              99.5

                                         SEPTEMBER 30, 1996
                                       ----------------------                     DECEMBER 31,
                                                     PRO        -------------------------------------------------
                                       ACTUAL      FORMA(6)      1995      1994      1993       1992       1991
                                       -------   ------------   -------   -------   -------   --------   --------
                                                                (IN MILLIONS OF DOLLARS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash, cash equivalents and
    marketable securities(7).........  $  85.0     $   85.0     $  85.0   $  68.1   $  56.8   $   77.0   $  113.6
  Working capital....................    126.6        126.6       126.2     104.5      83.9      107.4      147.2
  Total assets.......................    713.3        843.3       740.9     744.5     743.0    1,200.5    1,212.1
  Total indebtedness.................    772.9        902.9       778.5     782.5     788.4      677.9      677.7
  Stockholder's equity
    (deficit)(3).....................   (125.9)      (125.9)     (126.5)   (125.9)   (130.3)     458.5      468.2

---------------

See "Summary Historical and Pro Forma Consolidated Financial Data of the Company" for the text of footnotes (1) through (7).

         UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF THE COMPANY
                               SEPTEMBER 30, 1996
                            (IN MILLIONS OF DOLLARS)

                                                                        TRANSACTIONS
                                                                  ------------------------
                                                                  ISSUANCE
                                                                     OF       INTERCOMPANY       AS
                                                        ACTUAL     NOTES          NOTE        ADJUSTED
                                                        ------    --------    ------------    --------
Current assets:
  Cash and cash equivalents...........................  $ 53.1     $125.0        $(125.0)      $ 53.1
  Marketable securities...............................    31.9         --             --         31.9
  Receivables.........................................    13.9         --             --         13.9
  Inventories.........................................    78.1         --             --         78.1
  Prepaid expenses and other current assets...........     5.6         --             --          5.6
                                                        ------     ------        --------      ------
          Total current assets........................   182.6      125.0         (125.0)       182.6
                                                        ------     ------        --------      ------
Property, plant and equipment, net....................   101.2         --             --        101.2
Timber and timberlands, net...........................   303.0         --             --        303.0
Receivable from MAXXAM................................      --         --          125.0        125.0
Restricted cash.......................................    30.5         --             --         30.5
Deferred income taxes.................................    65.2         --             --         65.2
Deferred financing costs and other assets.............    30.8        5.0             --         35.8
                                                        ------     ------        -------       ------
                                                        $713.3     $130.0        $    --       $843.3
                                                        ======     ======        =======       ======
Current liabilities:
  Accounts payable....................................  $  5.4     $   --        $    --       $  5.4
  Accrued interest....................................     9.2         --             --          9.2
  Accrued compensation and related benefits...........     9.8         --             --          9.8
  Deferred income taxes...............................    11.5         --             --         11.5
  Other accrued liabilities...........................     3.8         --             --          3.8
  Current maturities of long-term debt................    16.3         --             --         16.3
                                                        ------     ------        -------       ------
          Total current liabilities...................    56.0         --             --         56.0
                                                        ------     ------        -------       ------
Long-term debt, less current maturities...............   756.6      130.0             --        886.6
Other noncurrent liabilities..........................    26.6         --             --         26.6
                                                        ------     ------        -------       ------
          Total liabilities...........................   839.2      130.0             --        969.2
                                                        ------     ------        -------       ------
Contingencies
Stockholder's deficit:
  Common stock........................................      --         --             --           --
  Additional capital..................................    89.8         --             --         89.8
  Accumulated deficit.................................  (215.7)        --             --       (215.7)
                                                        ------     ------        -------       ------
          Total stockholder's deficit.................  (125.9)        --             --       (125.9)
                                                        ------     ------        -------       ------
                                                        $713.3     $130.0        $    --       $843.3
                                                        ======     ======        =======       ======

       The Unaudited Pro Forma Consolidated Balance Sheet of the Company should be read in conjunction with the accompanying Notes.

                          NOTE TO UNAUDITED PRO FORMA
                   CONSOLIDATED BALANCE SHEET OF THE COMPANY

                               SEPTEMBER 30, 1996

     The Unaudited Pro Forma Consolidated Balance Sheet reflects the Transactions as if they occurred on September 30, 1996. The Transactions reflect the issuance of $130.0 million aggregate principal amount of the Notes, the loan of $125.0 million to MAXXAM pursuant to the Intercompany Note and the capitalization of $5.0 million of estimated costs associated with the Offering. MAXXAM will use a portion of the proceeds from the Intercompany Note to repay the Old MAXXAM Notes together with accrued interest thereon through the date of redemption; the remaining amounts will be used for general corporate purposes including possible repurchases of MAXXAM Common Stock.

                              UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS OF THE COMPANY
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                            (IN MILLIONS OF DOLLARS)

                                                          TRANSACTIONS              ESTIMATED
                                                   ---------------------------     GENERAL AND
                                                   ISSUANCE OF    INTERCOMPANY    ADMINISTRATIVE       AS
                                         ACTUAL       NOTES           NOTE           EXPENSES       ADJUSTED
                                         ------    -----------    ------------    --------------    --------
Net sales..............................  $199.6      $    --         $   --           $   --         $199.6
Costs and expenses.....................  (146.2)          --             --             (0.1)        (146.3)
                                         ------       ------         ------           ------         ------
Operating income.......................    53.4           --             --             (0.1)          53.3
Other income (expense):
  Investment, interest and other.......     8.4           --           10.3               --           18.7
  Interest expense.....................   (58.4)       (12.3)            --               --          (70.7)
                                         ------       ------         ------           ------         ------
Income before income taxes.............  $  3.4      $ (12.3)        $ 10.3           $ (0.1)        $  1.3
                                         ======       ======         ======           ======         ======

                          YEAR ENDED DECEMBER 31, 1995
                            (IN MILLIONS OF DOLLARS)

                                                          TRANSACTIONS              ESTIMATED
                                                   ---------------------------     GENERAL AND
                                                   ISSUANCE OF    INTERCOMPANY    ADMINISTRATIVE       AS
                                         ACTUAL       NOTES           NOTE           EXPENSES       ADJUSTED
                                         ------    -----------    ------------    --------------    --------
Net sales..............................  $242.6           --             --               --         $242.6
Costs and expenses.....................   168.3           --             --              0.1          168.4
                                         ------       ------         ------           ------         ------
Operating income.......................    74.3           --             --             (0.1)          74.2
Other income (expense):
  Investment, interest and other.......     9.4           --           13.8               --           23.2
  Interest expense.....................   (77.8)       (16.4)            --               --          (94.2)
                                         ------       ------         ------           ------         ------
Income before income taxes, minority
  interests and extraordinary item.....  $  5.9      $ (16.4)        $ 13.8           $ (0.1)        $  3.2
                                         ======       ======         ======           ======         ======

         The Unaudited Pro Forma Consolidated Statements of Operations for the Company should be read in conjunction with the accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS OF THE COMPANY

     The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996, and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, reflect the Transactions as if they occurred on January 1, 1995.

     I. The Transactions reflect the issuance of $130.0 million aggregate principal amount of the Notes, the loan of $125.0 million to MAXXAM pursuant to the Intercompany Note and the capitalization of $5.0 million of estimated costs associated with the Offering. MAXXAM will use a portion of the proceeds from the Intercompany Note to repay the Old MAXXAM Notes together with accrued interest thereon through the date of redemption; the remaining amounts will be used for general corporate purposes including possible repurchases of MAXXAM Common Stock. The Unaudited Consolidated Statements of Operations of the Company reflect the following adjustments:

      a. The incurrence of $11.7 million and $15.6 million of interest expense on the Notes and $0.6 million and $0.8 million of amortization related to deferred financing costs associated with the Offering for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively.

      b. Interest income of $10.3 million and $13.8 million from the Intercompany Note for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively.

      c. The incurrence of estimated general and administrative costs for the Company of approximately $0.1 million annually.

                       SELECTED HISTORICAL AND PRO FORMA
                     CONSOLIDATED FINANCIAL DATA OF MAXXAM

     The following selected historical consolidated financial data should be read in conjunction with the Consolidated Financial Statements of MAXXAM and the Notes thereto (including the unconsolidated Parent only, condensed financial information of MAXXAM) and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM" appearing elsewhere in this Prospectus. The selected historical financial data as of and for the five years ended December 31, 1995 are derived from the Consolidated Financial Statements of MAXXAM which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the nine months ended September 30, 1996 and 1995 have not been audited, but in the opinion of management contain all adjustments (including those of a normal recurring nature) necessary to present fairly the financial position and results of operations of MAXXAM as of such dates and for such periods. The following consolidated pro forma operating data for the nine months ended September 30, 1996 and for the year ended December 31, 1995 give effect to the Transactions and the issuance of the KACC New Notes and the application of the net proceeds therefrom (none of which were received by MAXXAM), as if they occurred on January 1, 1995. The consolidated pro forma balance sheet data give effect to the Transactions, the issuance of the KACC New Notes, and the application of the net proceeds therefrom, as if they occurred on September 30, 1996.

                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,                             YEARS ENDED DECEMBER 31,
                                       -------------------------     ------------------------------------------------------------
                                         1996           1995           1995         1994         1993         1992         1991
                                       --------     ------------     --------     --------     --------     --------     --------
                                                              (IN MILLIONS OF DOLLARS, EXCEPT RATIO DATA)
HISTORICAL OPERATING DATA:
  Net sales..........................  $1,921.1       $1,892.6       $2,565.2     $2,115.7     $2,031.1     $2,202.6     $2,254.5
  Cost of sales (exclusive of
    depreciation and depletion)......   1,566.5        1,474.2        1,990.9      1,817.9      1,787.6      1,786.9      1,735.6
  Gross profit.......................     354.6          418.4          574.3        297.8        243.5        415.7        518.9
  Selling, general and administrative
    expenses.........................     152.9          140.5          195.8        169.4        183.0        173.5        177.3
  Depreciation and depletion.........      92.9           91.0          120.9        121.1        120.8        111.4        106.1
  Restructuring of aluminum
    operations.......................        --             --             --           --         35.8           --           --
  Operating income (loss)............     108.8          186.9          257.6          7.3        (96.1)       130.8        235.5
  Investment, interest and other
    income (expense).................      35.1            8.7           18.2         (2.2)        69.8         51.6         42.8
  Interest expense...................     135.5          136.1          181.3        176.9        185.1        195.6        210.9
  Interest expense, net of earnings
    on invested cash, cash
    equivalents and marketable
    securities.......................     125.1          125.1          166.3        166.5        174.0        197.4        196.7
  Income (loss) before income taxes,
    minority interests, extraordinary
    item and cumulative effect of
    changes in accounting
    principles.......................       8.4           59.5           94.5       (171.8)      (211.4)       (13.2)        67.4
  Income (loss) before extraordinary
    item and cumulative effect of
    changes in accounting
    principles.......................      28.0           35.1           57.5       (116.7)      (131.9)        (7.3)        57.5
  Extraordinary items, net of related
    income taxes(1)..................        --             --             --         (5.4)       (50.6)          --           --
  Cumulative effect of changes in
    accounting principles(2).........        --             --             --           --       (417.7)          --           --
  Net income (loss)..................      28.0           35.1           57.5       (122.1)      (600.2)        (7.3)        57.5
OTHER HISTORICAL DATA:
  Fixed charge coverage deficiency...       5.6             --             --        213.1        225.8         21.1           --
  Ratio of earnings to fixed
    charges..........................        --            1.1x           1.2x          --           --           --          1.3x
  Capital expenditures...............     108.0           54.9           97.7         89.3         86.2        132.7        130.9
  Summary of cash flow
    information(3):
    Cash provided by operating
      activities.....................      13.5           53.0          137.9          4.5         52.1         30.6        125.0
    Cash provided (used) by investing
      activities.....................     (75.4)         (39.7)         (75.4)       (67.9)        44.6        (84.7)      (138.0)
    Cash provided (used) by financing
      activities.....................      78.2            2.3          (42.9)        64.1        (94.7)        30.9         51.8
  EBITDA(3)(4).......................     201.7          277.9          378.5        128.4         24.7        242.2        341.6

PRO FORMA OPERATING DATA(5):
  Investment, interest and other
    income (expense).................  $   35.1                      $   16.3
  Interest expense...................     157.6                         211.7
  Interest expense, net of earnings
    on invested cash, cash
    equivalents and marketable
    securities.......................     147.2                         196.7
  Income (loss) from continuing
    operations before income taxes,
    extraordinary item and cumulative
    effect of changes in accounting
    principles.......................     (13.7)                         62.2
  Fixed charge coverage deficiency...      27.7                            --
  Ratio of earnings to fixed
    charges..........................        --                           1.1x
  EBITDA(3)(4).......................     201.7                         378.5

                                          SEPTEMBER 30, 1996                                 DECEMBER 31,
                                       -------------------------     ------------------------------------------------------------
                                        ACTUAL      PRO FORMA(5)       1995         1994         1993         1992         1991
                                       --------     ------------     --------     --------     --------     --------     --------
                                                                        (IN MILLIONS OF DOLLARS)
CONSOLIDATED BALANCE SHEET DATA
  (AT END OF PERIOD):
  Cash, cash equivalents and
    marketable securities(6).........  $  171.1       $  338.7       $  150.1     $  124.9     $  128.6     $  152.5     $  159.2
  Working capital....................     624.5          794.0          546.8        413.5        414.3        466.0        424.2
  Total assets.......................   3,883.1        4,063.6        3,832.3      3,690.8      3,572.0      3,198.8      3,215.0
  Long-term debt, less current
    portion..........................   1,683.9        1,866.9        1,585.1      1,582.5      1,567.9      1,592.7      1,551.9
  Minority interests.................     217.9          217.9          223.2        344.3        224.3        176.7        179.2
  Stockholders' equity
    (deficit)(2).....................     (55.2)         (55.8)         (83.8)      (275.3)      (167.9)       443.9        459.6

---------------

See "Summary Historical and Pro Forma Consolidated Financial Data of MAXXAM" for the text of notes (1) through (6).

            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF MAXXAM
                               SEPTEMBER 30, 1996
                            (IN MILLIONS OF DOLLARS)

                                                                           ISSUANCE    REPAYMENT
                                                              PAYMENT OF    OF KACC        OF
                                                               CONSENT        NEW      OLD MAXXAM     AS
                                       ACTUAL   TRANSACTIONS     FEE         NOTES       NOTES     ADJUSTED
                                      --------  ------------  ----------  -----------  ----------  --------
Current assets:
  Cash and cash equivalents.........  $  120.5     $125.0       $ (1.0)      $88.1       $(44.5)   $  288.1
  Marketable securities.............      50.6         --           --          --           --        50.6
  Receivables.......................     288.6         --           --          --           --       288.6
  Inventories.......................     623.6         --           --          --           --       623.6
  Prepaid expenses and other current
     assets.........................     156.5         --           --          --           --       156.5
                                      --------     ------        -----       -----       ------    --------
          Total current assets......   1,239.8      125.0         (1.0)       88.1        (44.5)    1,407.4
                                      --------     ------        -----       -----       ------    --------
Property, plant and equipment,
  net...............................   1,252.4         --           --          --           --     1,252.4
Timber and timberlands..............     303.0         --           --          --           --       303.0
Investments in and advances to
  unconsolidated affiliates.........     186.3         --           --          --           --       186.3
Deferred income taxes...............     435.5         --           --          --          0.4       435.9
Long-term receivables and other
  assets............................     466.1        5.0          1.0         6.6         (0.1)      478.6
                                      --------     ------        -----       -----       ------    --------
                                      $3,883.1     $130.0       $   --       $94.7       $(44.2)   $4,063.6
                                      ========     ======        =====       =====       ======    ========
Current liabilities:
  Accounts payable..................  $  170.7     $   --       $   --       $  --       $   --    $  170.7
  Accrued interest..................      24.8         --           --          --         (1.9)       22.9
  Accrued compensation and related
     benefits.......................     126.2         --           --          --           --       126.2
  Other accrued liabilities.........     170.6         --           --          --           --       170.6
  Payable to affiliates.............      96.6         --           --          --           --        96.6
  Current maturities of long-term
     debt...........................      26.4         --           --          --           --        26.4
                                      --------     ------        -----       -----       ------    --------
          Total current
            liabilities.............     615.3         --           --          --         (1.9)      613.4
                                      --------     ------        -----       -----       ------    --------
Long-term debt, less current
  maturities........................   1,683.9      130.0           --        94.7        (41.7)    1,866.9
Other noncurrent liabilities........   1,421.2         --           --          --           --     1,421.2
                                      --------     ------        -----       -----       ------    --------
          Total liabilities.........   3,720.4      130.0           --        94.7        (43.6)    3,901.5
                                      --------     ------        -----       -----       ------    --------
Minority interests..................     217.9         --           --          --           --       217.9
Stockholders' deficit:
  Preferred stock...................       0.3         --           --          --           --         0.3
  Common stock......................       5.0         --           --          --           --         5.0
  Additional capital................     155.6         --           --          --           --       155.6
  Accumulated deficit...............    (180.5)        --           --          --         (0.6)     (181.1)
  Pension liability adjustment......     (16.1)        --           --          --           --       (16.1)
  Treasury stock....................     (19.5)        --           --          --           --       (19.5)
                                      --------     ------        -----       -----       ------    --------
          Total stockholders'
            deficit.................     (55.2)        --           --          --         (0.6)      (55.8)
                                      --------     ------        -----       -----       ------    --------
                                      $3,883.1     $130.0       $   --       $94.7       $(44.2)   $4,063.6
                                      ========     ======        =====       =====       ======    ========

          The Unaudited ProForma Consolidated Balance Sheet of MAXXAM should be read in conjunction with the accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED BALANCE SHEET OF MAXXAM

                               SEPTEMBER 30, 1996

     The Unaudited Pro Forma Consolidated Balance Sheet reflects that the following each occurred on September 30, 1996: (i) the Transactions, (ii) the payment of the Consent Fee, (iii) the issuance of the KACC New Notes, and (iv) the repayment of the Old MAXXAM Notes.

     I. MAXXAM will use a portion of the proceeds from the Intercompany Note to repay the Old MAXXAM Notes together with accrued interest thereon through the date of redemption; the remaining amounts will be used for general corporate purposes including the possible repurchases of MAXXAM Common Stock. The Unaudited Pro Forma Consolidated Balance Sheet of MAXXAM reflects the following adjustments:

        a. The estimated net proceeds from this Offering, of approximately $125.0 million, will be loaned to MAXXAM pursuant to the Intercompany Note and the estimated costs associated with the Offering of $5.0 million will be capitalized.

        b. The payment by MAXXAM of the Consent Fee to the holders of the MGI Notes of approximately $1.0 million will be capitalized.

        c. The issuance of Kaiser's $225.0 million aggregate principal amount of the KACC New Notes which reflects the receipt of $219.3 million of net proceeds, the repayment of borrowings outstanding under the 1994 KACC Credit Agreement, and the capitalization of approximately $6.6 million of estimated costs related to those transactions. MAXXAM did not receive any of the net proceeds from the sale of the KACC New Notes.

        d. A portion of the net proceeds from the Intercompany Note will be applied to the redemption of $42.6 million aggregate principal amount of the Old MAXXAM Notes and the payment of approximately $1.9 million of accrued interest thereon. The repayment of the Old MAXXAM Notes will result in the write off of approximately $0.9 million of debt discount and $0.1 million of unamortized deferred financing costs, net of estimated income tax benefits of $0.4 million, attributable to the Old MAXXAM Notes.

                              UNAUDITED PRO FORMA
                CONSOLIDATED STATEMENTS OF OPERATIONS OF MAXXAM
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                            (IN MILLIONS OF DOLLARS)

                                                                                   REPAYMENT
                                                                      ISSUANCE OF    OF OLD
                                                                        KACC NEW     MAXXAM      AS
                                             ACTUAL    TRANSACTIONS   SENIOR NOTES   NOTES    ADJUSTED
                                            --------   ------------   ------------   ------   --------
Net sales.................................  $1,921.1      $   --         $   --      $  --    $1,921.1
Costs and expenses........................  (1,812.3)         --             --         --    (1,812.3)
                                            --------      ------         ------       ----    --------
Operating income..........................     108.8          --             --         --       108.8
Other income (expense):
  Investment, interest and other..........      35.1          --             --         --        35.1
  Interest expense........................    (135.5)      (12.4)         (14.1)       4.4      (157.6)
                                            --------      ------         ------       ----    --------
Income (loss) before income taxes and
  minority interests......................  $    8.4      $(12.4)        $(14.1)     $ 4.4    $  (13.7)
                                            ========      ======         ======       ====    ========

                          YEAR ENDED DECEMBER 31, 1995
                            (IN MILLIONS OF DOLLARS)

                                                                                   REPAYMENT
                                                                      ISSUANCE OF    OF OLD
                                                                        KACC NEW     MAXXAM      AS
                                             ACTUAL    TRANSACTIONS   SENIOR NOTES   NOTES    ADJUSTED
                                            --------   ------------   ------------   ------   --------
Net sales.................................  $2,565.2      $   --         $   --      $  --    $2,565.2
Costs and expenses........................   2,307.6          --             --         --     2,307.6
                                            --------      ------         ------       ----    --------
Operating income..........................     257.6          --             --         --       257.6
Other income (expense):
  Investment, interest and other..........      18.2          --             --       (1.9)       16.3
  Interest expense........................    (181.3)      (16.5)         (19.9)       6.0      (211.7)
                                            --------      ------         ------       ----    --------
Income before income taxes and minority
  interests...............................  $   94.5      $(16.5)        $(19.9)     $ 4.1    $   62.2
                                            ========      ======         ======       ====    ========

         The Unaudited Pro Forma Consolidated Statements of Operations of MAXXAM should be read in conjunction with the accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED STATEMENTS OF OPERATIONS OF MAXXAM

     The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996 and Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 reflects that the following each occurred on January 1, 1995: (i) the Transactions, (ii) the payment of the Consent Fee, (iii) the issuance of the KACC New Notes, and (iv) the repayment of the Old MAXXAM Notes.

     I. MAXXAM will use approximately $42.6 million of the proceeds from the Intercompany Note to repay the Old MAXXAM Notes, together with accrued interest thereon through the date of redemption; the remaining net proceeds will be used for general corporate purposes including possible repurchases of MAXXAM's Common Stock. The Unaudited Pro Forma Consolidated Statements of Operations of MAXXAM reflect the following adjustments:

        a. The incurrence of $11.7 million and $15.6 million of interest expense on the Notes and $0.7 million and $0.9 million of amortization related to deferred financing costs associated with the Notes (including the Consent Fee paid by MAXXAM to the holders of the MGI Notes) for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively.

        b. The incurrence of $18.4 million and $24.3 million of interest expense and $0.5 million and $0.7 million of amortization related to deferred financing costs associated with the KACC New Notes for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively.

        c. The elimination of $4.4 million and $6.0 million of interest expense associated with the Old MAXXAM Notes for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively.

        d. The elimination of $4.8 million and $5.1 million of interest expense associated with the reduction of outstanding borrowings under the 1994 KACC Credit Agreement for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively.

        e. The write off of $1.7 million of debt discount and $0.2 million of unamortized deferred financing costs attributable to the Old MAXXAM Notes for the year ended December 31, 1995.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF THE COMPANY

     This section contains statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this section and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers primarily with respect to the future operating performance of the Company. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. This section and "Risk Factors" identify important factors that could cause such differences.

BACKGROUND

     The Company was formed on November 4, 1996, to facilitate the offering of the Old Notes. Subsequent to its formation, the Company received, as a capital contribution, 100% of the capital stock of MGI. Concurrently with the consummation of the Offering, MAXXAM transferred to the Company as an additional capital contribution the Kaiser Shares, subject to the lien of the MGI Indenture. The contribution of MGI's capital stock has been accounted for as a reorganization of entities under common control, which requires the Company to record the assets and liabilities of MGI at MAXXAM's historical cost. Accordingly, the Company is the successor entity to MGI and as such, the accompanying financial statements of the Company reflect both the historical operating results of MGI and MAXXAM's purchase accounting adjustments which principally relate to MGI's timber and depreciable assets. The purchase accounting adjustments arose from MAXXAM's acquisition of MGI in May 1988. The contribution of the Kaiser Shares has been reflected in the Consolidated Financial Statements of the Company as if such contribution occurred as of the beginning of the earliest period presented at MAXXAM's historical cost using the equity method of accounting.

     The Company engages in forest products operations through MGI and MGI's principal operating subsidiaries, Pacific Lumber and Britt. MGI's business is seasonal in that its business generally experiences lower first quarter sales due largely to the general decline in construction-related activity during the winter months. The following should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto which are contained elsewhere herein.

     Old growth trees constitute Pacific Lumber's principal source of upper grade redwood lumber. Due to the severe restrictions on Pacific Lumber's ability to harvest virgin old growth timber on its property (see "-- Trends"), Pacific Lumber's supply of upper grade lumber has decreased in some premium product categories. Pacific Lumber has been able to lessen the impact of these decreases by augmenting its production facilities to increase its recovery of upper grade lumber from smaller diameter logs and increasing production capacity for manufactured upper grade lumber products through its end and edge glue facility (which was expanded during 1994). However, unless Pacific Lumber is able to sustain the harvest level of old growth trees, Pacific Lumber expects that its production of premium upper grade lumber products will decline and that its manufactured lumber products will constitute a higher percentage of its shipments of upper grade lumber products. See also "-- Trends," "Risk
Factors -- Risk Factors Relating to Pacific Lumber -- Regulatory and Environmental Factors" and "Business of the Company -- Pacific
Lumber -- Regulatory and Environmental Factors."

     Logging costs have increased primarily due to the harvest of smaller diameter logs and, to a lesser extent, compliance with environmental regulations relating to the harvesting of timber and litigation costs incurred in connection with certain timber harvesting plans filed by Pacific Lumber. See " -- Trends." During the past few years, Pacific Lumber has significantly increased its production capacity for manufactured lumber products by assembling knot-free pieces of common grade lumber into wider and longer pieces in Pacific Lumber's end and edge glue facility. This manufactured lumber results in a significant increase in lumber recovery and produces a standard size upper grade product which is sold at a premium price compared to common grade products of similar dimensions. Pacific Lumber has instituted a number of measures at its sawmills during the past several years designed to enhance the efficiency of its operations such as expansion of its manufactured lumber facilities and other improvements in lumber recovery, automated lumber handling and the modification of its production scheduling to maximize cogeneration power revenues, and installation of a lumber remanufacturing facility at its Fortuna lumber mill.

RESULTS OF OPERATIONS

     The following table presents selected operational and financial information for the nine months ended September 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993.

                                                             NINE MONTHS
                                                                ENDED
                                                            SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                                          -----------------     ----------------------------
                                                           1996       1995       1995       1994       1993
                                                          ------     ------     ------     ------     ------
Shipments:
  Lumber:(1)
    Redwood upper grades................................    36.1       35.0       46.5       52.9       68.3
    Redwood common grades...............................   175.2      164.2      216.7      218.4      184.7
    Douglas-fir upper grades............................     7.8        5.0        7.4        8.6       10.7
    Douglas-fir common grades...........................    56.7       43.7       64.6       54.2       41.6
    Other...............................................    15.8        9.6       11.4       12.1        4.8
                                                          ------     ------     ------     ------     ------
         Total lumber...................................   291.6      257.5      346.6      346.2      310.1
                                                          ======     ======     ======     ======     ======
    Logs(2).............................................    16.1        6.9       12.6       17.7       18.6
                                                          ======     ======     ======     ======     ======
    Wood chips(3).......................................   157.2      166.8      214.0      210.3      156.8
                                                          ======     ======     ======     ======     ======
Average sales price:
  Lumber:(4)
    Redwood upper grades................................  $1,382     $1,510     $1,495     $1,443     $1,275
    Redwood common grades...............................     509        476        477        460        469
    Douglas-fir upper grades............................   1,138      1,308      1,301      1,420      1,218
    Douglas-fir common grades...........................     435        395        392        444        447
  Logs(4)...............................................     498        462        440        615        704
  Wood chips(5).........................................      76        102        102         83         81
Net sales:
  Lumber, net of discount...............................  $175.9     $158.0     $211.3     $216.5     $202.6
  Logs..................................................     8.0        3.2        5.6       10.9       13.1
  Wood chips............................................    11.9       17.0       21.7       17.4       12.7
  Cogeneration power....................................     2.4        1.7        2.5        3.5        3.8
  Other.................................................     1.4        1.0        1.5        1.3        1.2
                                                          ------     ------     ------     ------     ------
         Total net sales................................  $199.6     $180.9     $242.6     $249.6     $233.4
                                                          ======     ======     ======     ======     ======
Operating income........................................  $ 53.4     $ 53.7     $ 74.3     $ 79.1     $ 54.2
                                                          ======     ======     ======     ======     ======
Operating cash flow(6)..................................  $ 73.6     $ 72.7     $ 99.6     $103.8     $ 78.7
                                                          ======     ======     ======     ======     ======
Income (loss) before income taxes, minority interests,
  extraordinary item and cumulative effect of changes in
  accounting principles.................................  $  3.4     $  2.3     $  5.9     $ 16.1     $(17.7)
                                                          ======     ======     ======     ======     ======
Capital expenditures....................................  $  9.0     $  6.6     $  9.9     $ 11.3     $ 11.1
                                                          ======     ======     ======     ======     ======

---------------

(1) Lumber shipments are expressed in millions of board feet.
(2) Log shipments are expressed in millions of feet, net Scribner scale.
(3) Wood chip shipments are expressed in thousands of bone dry units of 2,400 pounds.
(4) Dollars per thousand board feet.
(5) Dollars per bone dry unit.
(6) Operating income plus depletion and depreciation, also referred to as "EBITDA." See Note 5 of the Notes to Summary Historical and Pro Forma Consolidated Financial Data of the Company.

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER
     30, 1995

     Shipments

     Lumber shipments to third parties for the nine months ended September 30, 1996 increased from the nine months ended September 30, 1995 due primarily to increased shipments of both common and upper grade Douglas-fir and redwood lumber. Log shipments for the nine months ended September 30, 1996 were 16.1 million feet, an increase of 9.2 million feet from the nine months ended September 30, 1995.

     Net sales

     Net sales for the nine months ended September 30, 1996 increased from the nine months ended September 30, 1995. This increase was principally due to higher shipments of common and upper grade Douglas-fir and redwood lumber and increased log shipments and to higher average realized prices for redwood and Douglas-fir common lumber. These increases were partially offset by lower average realized prices for upper grade redwood and Douglas-fir lumber, resulting primarily from manufactured lumber products which constitute a significant percentage of upper grade lumber shipments, and wood chips. Shipments of fencing and other value-added common lumber products from the Company's new remanufacturing facility were a contributing factor in the improved redwood common lumber realizations. See also "-- Trends".

     Operating income

     Operating income for the nine month period, excluding a one time gain in 1995 of $1.5 million related to business interruption proceeds for the settlement of claims related to an April 1992 earthquake, increased in 1996 due to the increase in net sales discussed above. Costs of goods sold reflect both the impact of additional manufacturing costs attributable to the increased shipments of remanufactured lumber and the increasing regulatory compliance for the Company's timber harvesting operations.

     Income before income taxes

     Income before income taxes for the nine months ended September 30, 1996 increased from the same period in 1995, primarily as a result of the increase in investment, interest and other income relating to cash equivalents and other non-recurring items.

     Credit (provision) in lieu of income taxes

     The credit in lieu of income taxes for the nine month period ended September 30, 1996 includes a benefit of $2.6 million relating to the refund of taxes previously paid in connection with a settlement of certain federal income tax matters in June 1996.

  THREE YEARS ENDED DECEMBER 31, 1995

     Shipments

     Lumber shipments to third parties in 1995 were essentially unchanged from 1994. Increased shipments of common grade Douglas-fir lumber were mostly offset by decreased shipments of both upper and common grades of redwood lumber. Log shipments in 1995 were 12.6 million feet (net Scribner scale), a decrease of 5.1 million feet from 1994 shipments.

     Lumber shipments to third parties in 1994 increased by 12% compared to 1993. Increased shipments of redwood common lumber and common grade Douglas-fir and other lumber were partially offset by decreased shipments of upper grade redwood lumber. Log shipments in 1994 were 17.7 million feet, a decrease of .9 million feet from 1993 shipments.

     Net Sales

     Net sales for 1995 decreased compared to 1994. Decreased shipments of upper grade redwood lumber, lower average realized prices for common grade Douglas-fir lumber and logs, decreased shipments of logs and redwood common lumber and lower sales of electrical power were largely offset by increased shipments of common grade Douglas-fir lumber, increased sales of wood chips and higher average realized prices for both common and upper grades of redwood lumber.

     Net sales for 1994 increased compared to 1993. This increase was principally due to increased shipments of redwood common lumber, an increase in the average realized price of upper grade redwood lumber, increased shipments of common grade Douglas-fir and other lumber and increased sales of wood chips, partially offset by decreased shipments of upper grade redwood lumber, a decrease in the average realized price of redwood common lumber and a decrease in the average realized price of log sales. The increase in sales of wood chips reflects higher demand from pulp mills.

     Operating Income

     Operating income for 1995 decreased compared to 1994. This decrease was primarily due to lower sales of lumber, higher cost of lumber sales and lower sales of logs and electrical power, partially offset by increased sales of wood chips and higher gross margins on wood chip sales. Cost of lumber sales for 1995 was unfavorably impacted by higher purchases of logs from third parties, partially offset by improved sawmill productivity. Cost of goods sold for 1995 and 1993 was reduced by $1.5 million and $1.2 million, respectively, of business interruption insurance proceeds for the settlement of claims related to an earthquake in April 1992.

     Operating income for 1994 increased compared to 1993. This increase was principally due to higher sales of lumber and wood chips, lower purchases of lumber and logs from third parties, improved sawmill productivity and reduced overhead costs. Pacific Lumber arranged for the purchase of a significant number of logs early in 1993 in response to concerns regarding inclement weather conditions hindering logging activities on Pacific Lumber's timberlands during the first five months of 1993. The cost associated with the purchase of logs from third parties significantly exceeds the Company's cost to harvest its own timber. As a result of the Company's last-in, first-out ("LIFO") methodology of accounting for inventories, a substantial portion of the additional cost associated with the purchased logs was charged to cost of sales in the third quarter of 1993.

     Income before income taxes and extraordinary item

     Income before income taxes and extraordinary item decreased for 1995 as compared to 1994. This decrease was primarily due to lower investment, interest and other income and the decrease in operating income. Investment, interest and other income for 1995 includes net gains on marketable securities of $4.2 million. Investment, interest and other income for 1994 includes the receipt of a franchise tax refund of $7.2 million (as described in Note 12 to the Company's Audited Consolidated Financial Statements) and net gains on marketable securities of $1.7 million.

     Income before income taxes, extraordinary items and cumulative effect of changes in accounting principles increased for 1994 as compared to 1993. This increase resulted from the increase in operating income, higher investment, interest and other income and decreased interest expense. Investment, interest and other income for 1994 includes the receipt of a franchise tax refund net gains on marketable securities as described above. Investment, interest and other income for 1993 includes net gains on marketable securities of $6.4 million. Interest expense decreased due to lower interest rates resulting from the refinancing of the long-term debt of Pacific Lumber and MGI in March and August of 1993, respectively.

     Concurrently with the consummation of the Offering, MAXXAM will contribute the Kaiser Shares to the Company. The Kaiser Shares are pledged to secure the MGI Notes. The Company's consolidated financial statements reflect the contribution of the Kaiser Shares as if such contribution occurred as of the earliest period presented at MAXXAM's historical cost. As of the date of this Prospectus, the contribution of the Kaiser Shares would represent, on a fully diluted basis, an equity interest in Kaiser of approximately 34.7%. The Company follows the equity method of accounting for its investment in Kaiser. During the first quarter of 1993, losses exhausted Kaiser's equity with respect to its common stockholders principally due to the implementation of new accounting standards for postretirement benefits and income taxes (see Note 5 to the Company's Audited Consolidated Financial Statements). The Company recorded its share of such loss in January 1993 up to the amount of its investment in Kaiser. Since January 1993, cumulative losses with respect to the results of operations attributable to Kaiser's common stockholders have exceeded cumulative earnings. The Company is under no obligation to provide any economic support to Kaiser, and accordingly, has not recorded any amounts attributable to its equity in Kaiser's results of operations for any period subsequent to January 1993. The Company will not record its equity in Kaiser's results of operations until such time as cumulative earnings exceed the cumulative losses incurred.

     Credit (provision) in lieu of income taxes

     The credit in lieu of income taxes for 1994 includes a credit relating to reserves the Company no longer believed were necessary.

     Extraordinary item

     The litigation settlement in the second quarter of 1994 (as described in Note 10 to the Company's Audited Consolidated Financial Statements) resulted in an extraordinary loss of $14.9 million, net of related income taxes of $6.3 million. The extraordinary loss consists of Pacific Lumber's $14.8 million cash payment to the settlement fund, a $2.0 million accrual for additional contingent claims and $4.4 million of related legal fees.

FINANCIAL CONDITION AND INVESTING AND FINANCING ACTIVITIES

     The Company conducts its operations through MGI, its wholly owned subsidiary. MGI conducts its operations primarily through its subsidiaries, Pacific Lumber and Britt. Creditors of MGI's subsidiaries have priority with respect to the assets, cash flows and earnings of such subsidiaries over the claims of the creditors of MGI, including the holders of the MGI Notes, with respect to the assets, cash flows and earnings of MGI. Moreover, the creditors of MGI have priority over the claims of the Company's creditors, including the holders of the Notes. See "Risk Factors -- Substantial Indebtedness; Structural Subordination and Asset Encumbrances" and "-- Ability to Service Indebtedness." As of September 30, 1996, the indebtedness of MGI was $201.0 million and the indebtedness of MGI's subsidiaries was $571.9 million. The Company is a holding company, and as such its ability to service its indebtedness will be largely dependent on cash interest payments received from MAXXAM pursuant to the terms of the Intercompany Note, and to a considerably lesser extent, dividends received from MGI and capital contributions from MAXXAM. The MGI Indenture contains various covenants which, among other things, limit the payment of dividends and restricts transactions between MGI and its affiliates. Under the MGI Indenture, MGI was permitted to pay no dividends in respect of the period from August 31, 1993 to December 31, 1993, $4.9 million of dividends in respect of the 1994 fiscal year, $1.8 million of dividends in respect of the 1995 fiscal year, and $2.0 million of dividends in respect of the nine months ended September 30, 1996. MGI did not pay any dividends from August 1993 to December 31, 1994. MGI paid dividends of $4.8 million during 1995 and $3.9 million during the nine months ended September 30, 1996. As of September 30, 1996, no additional dividends could be paid by MGI.

     The indentures governing the Pacific Lumber Senior Notes and the Timber Notes and the Pacific Lumber Credit Agreement contain various covenants which, among other things, restrict transactions between Pacific Lumber and its affiliates and the payment of dividends. Pacific Lumber can pay dividends in an amount that is generally equal to 50% of Pacific Lumber's consolidated net income plus depletion and cash dividends received from Scotia Pacific, exclusive of the net income and depletion of Scotia Pacific for as long as any Timber Notes are outstanding. As of September 30, 1996, under the most restrictive of these covenants, approximately $15.4 million of dividends could be paid by Pacific Lumber. Pacific Lumber paid an aggregate of $16.5 million, $22.0 million and $24.5 million of dividends during the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, respectively.

     Substantially all of MGI's consolidated assets are owned by Pacific Lumber and a significant portion of Pacific Lumber's consolidated assets are owned by Scotia Pacific. The Company expects that Pacific Lumber will provide a major portion of MGI's future operating cash flow. Pacific Lumber is dependent upon Scotia Pacific for the log requirements from which Pacific Lumber generates a substantial portion of its operating cash flow. Pacific Lumber harvests and purchases logs from Scotia Pacific's timberlands at prices established pursuant to a Master Purchase Agreement (see "Business of the Company -- Pacific Lumber Operations -- Relationships with Scotia Pacific and Britt"). The holders of the Timber Notes have priority over the claims of creditors of Pacific Lumber with respect to the assets and cash flows of Scotia Pacific, and the holders of the Pacific Lumber Senior Notes have priority over the claims of creditors of MGI with respect to the assets and cash flows of Pacific Lumber. Under the terms of the Timber Note Indenture, Scotia Pacific will not have cash available for distribution to Pacific Lumber unless Scotia Pacific's cash flow from operations exceeds the amounts required by the Timber Note Indenture to be reserved for the payment of current debt service (including interest, principal and premiums) on the Timber Notes, capital expenditures and certain other operating expenses. Once Scotia Pacific has made appropriate provisions for current debt service on the Timber Notes and expenditures for operating and capital costs, and in the absence of certain Trapping Events (as defined in the Timber Note Indenture) or outstanding judgments, the Timber Note Indenture does not limit monthly distributions of available cash from Scotia Pacific to Pacific Lumber. Accordingly, the Company expects that, once Scotia Pacific's debt service and operating and capital expenditure requirements have been met, substantially all of Scotia Pacific's available cash will be periodically distributed to Pacific Lumber. Scotia Pacific paid $59.6 million, $59.0 million, $88.9 million and $58.3 million of dividends to Pacific Lumber during the nine months ended September 30, 1996 and during the years ended December 31, 1995 and 1994 and during the period from March 23, 1993 to December 31, 1993, respectively. In the event Scotia Pacific's cash flows are not sufficient to generate distributable funds to Pacific Lumber, Pacific Lumber's ability to pay interest on the Pacific Lumber Senior Notes and to service its other indebtedness would be materially impaired and MGI's ability to pay interest on the MGI Notes and to make distributions to the Company would also be materially impaired, which could impair the Company's ability to make the required interest payments on the Notes. See Note 6 to the Company's Audited Consolidated Financial Statements for a description of the principal payment requirements of the Timber Notes.

     During the nine months ended September 30, 1996, and during the years ended December 31, 1995, 1994 and 1993, Pacific Lumber's operating income plus depletion and depreciation ("operating cash flow") amounted to $67.8 million, $90.5 million, $95.9 million and $76.6 million, respectively, which exceeded interest expense in respect of all of its indebtedness in those periods by $26.9 million, $35.0 million, $39.8 million and $17.4 million, respectively. The Company believes that Pacific Lumber's level of operating cash flow and other available sources of financing will enable it to meet the debt service requirements on the Pacific Lumber Senior Notes and the Timber Notes for the next year. With respect to its long-term liquidity, Pacific Lumber believes that its ability to generate sufficient levels of cash from operations, and its ability to obtain both short and long-term financing, should provide sufficient funds to meet its long-term working capital and capital expenditure requirements. See also "Risk Factors -- Ability to Service Indebtedness" and
"-- Risk Factors Relating to Pacific Lumber -- Regulatory and Environmental Factors."

     As of September 30, 1996, MGI (excluding its subsidiary companies) had cash and marketable securities of approximately $72.5 million. The Company believes, although there can be no assurance, that the aggregate dividends which will be available to MGI from Pacific Lumber and Britt, during the period in which cash interest will not be payable on the MGI Discount Notes, will exceed the cash interest payments on the MGI Senior Notes. When cash interest payments on the MGI Discount Notes commence on February 1, 1999, the Company believes that MGI should be able to make such cash interest payments out of its then existing cash resources and from cash expected to be available to it from Pacific Lumber and Britt. See also "Risk Factors -- Ability to Service Indebtedness" and "-- Risk Factors Relating to Pacific Lumber -- Regulatory and Environmental Factors."

     On August 4, 1993, MGI issued $100.0 million aggregate principal amount of the MGI Senior Notes and $126.7 million aggregate principal amount (approximately $70.0 million net of original issue discount) of the MGI Discount Notes. The MGI Notes are secured by, among other things, the capital stock of Pacific

Lumber and Britt and the Kaiser Shares, which MAXXAM transferred to the Company concurrently with the consummation of the Offering. See "Principal Indebtedness" and Note 6 to the Company's Audited Consolidated Financial Statements for a description of the terms of the MGI Notes and the use of proceeds from their issuance. The MGI Notes are senior indebtedness of MGI and are effectively senior to the indebtedness of the Company; however, they are effectively subordinate to the liabilities of MGI's subsidiaries, which include the Timber Notes and the Pacific Lumber Senior Notes.

     On March 23, 1993, Pacific Lumber issued $235.0 million of the Pacific Lumber Senior Notes and Scotia Pacific issued $385.0 million of the Timber Notes. See "Principal Indebtedness" and Note 6 to the Company's Audited Consolidated Financial Statements for a description of the terms of the Pacific Lumber Senior Notes and the Timber Notes and the use of proceeds from their issuance.

     Borrowings under the Pacific Lumber Credit Agreement, which expires on May 31, 1998, are secured by Pacific Lumber's trade receivables and inventories, with interest computed at the bank's reference rate plus 1 1/4% or the bank's offshore rate plus 2 1/4%. The Pacific Lumber Credit Agreement provides for borrowings of up to $60.0 million, of which $15.0 million may be used for standby letters of credit and $30.0 million is restricted to timberland acquisitions. Borrowings made pursuant to the portion of the credit facility restricted to timberland acquisitions would also be secured by the purchased timberlands. As of September 30, 1996, $45.4 million of borrowings was available under the Pacific Lumber Credit Agreement, of which $4.7 million was available for letters of credit and $30.0 million was restricted to timberland acquisitions. No borrowings were outstanding as of September 30, 1996, and letters of credit outstanding amounted to $10.3 million. The Pacific Lumber Credit Agreement contains covenants substantially similar to those contained in the indenture governing the Pacific Lumber Senior Notes. See "-- Description of Principal Indebtedness -- Pacific Lumber Senior Notes."

     Pacific Lumber's and Britt's capital expenditures were made to improve production efficiency, reduce operating costs and, to a lesser degree, acquire additional timberlands. Pacific Lumber's and Britt's capital expenditures were $9.0 million, $9.9 million, $11.3 million and $11.1 million for the nine months ended September 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, respectively. Capital expenditures for 1996 are expected to be $12-$15 million and for the 1997-1998 period are estimated to be between $10.0 million and $15.0 million per year. Pacific Lumber may purchase additional timberlands from time to time as appropriate opportunities arise. Moreover, such purchases could exceed historical levels. Capital expenditures attributable to the reconstruction of Pacific Lumber's commercial facilities destroyed by an earthquake in April 1992 were approximately $1.9 million for 1993 and $2.6 million for 1994, when construction was completed.

     As of September 30, 1996, MGI and its subsidiaries had consolidated working capital of $124.5 million and long-term debt of $726.2 million (net of current maturities and restricted cash deposited in a liquidity account for the benefit of the holders of the Timber Notes). MGI and its subsidiaries anticipate that cash flow from operations, together with existing cash, marketable securities and available sources of financing, will be sufficient to fund their working capital and capital expenditure requirements for the next year. With respect to their long-term liquidity, MGI and its subsidiaries believe that their existing cash and cash equivalents, together with their ability to generate sufficient levels of cash from operations, and their ability to obtain both short and long-term financing, should provide sufficient funds to meet their working capital and capital expenditure requirements. However, due to their highly leveraged condition, MGI and its subsidiaries are more sensitive than less leveraged companies to factors affecting their operations, including governmental regulation affecting their timber harvesting practices, increased competition from other lumber producers or alternative building products and general economic conditions. See also "-- Trends" and "Risk Factors -- Risk Factors Relating to Pacific Lumber."

     As of September 30, 1996, on a pro forma basis, after giving effect to the issuance of the Old Notes and the loan of the net proceeds therefrom to MAXXAM, the Company would have had working capital of $126.6 million and consolidated indebtedness of $856.2 million (net of current maturities and restricted cash held for the benefit of the Timber Notes). The Company expects that the cash interest payments received from MAXXAM pursuant to the Intercompany Note and, to a considerably lesser extent, dividends received from

MGI and capital contributions from MAXXAM will be sufficient to fund its debt service requirements for the next year and for the next several years thereafter. Cash flows from operations of the Company and its subsidiaries are unlikely to be sufficient to pay principal on the Notes. The ability of the Company and its subsidiaries to refinance their respective indebtedness at or prior to the respective maturities thereof will depend on a number of factors, including their respective financial condition, results of operations and cash flows, and then prevailing interest rates and market conditions. There can be no assurance that such refinancing will be available, or available on reasonable terms. The failure of any of the Company's subsidiaries to refinance its indebtedness could materially adversely affect the ability of the Company to satisfy its obligations under the Notes. See also "Risk Factors -- Ability to Service Indebtedness" and "-- Litigation."

TRENDS

     The Company's forest products operations are primarily conducted by Pacific Lumber and are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. Compliance with such laws and regulations together with the cost of litigation incurred in connection with certain timber harvesting operations of Pacific Lumber have increased the cost of logging operations. These laws include the Forest Practice Act, which requires that timber harvesting operations be conducted in accordance with detailed requirements set forth in the Forest Practice Act and in the regulations promulgated thereunder by the BOF. The ESA and the CESA provide in general for the protection and conservation of specifically listed fish, wildlife and plants which have been declared to be endangered or threatened. CESA provides, in general, for protection of the environment of the state, including protection of air and water quality and of fish and wildlife. In addition, the California Water Quality Act requires, in part, that Pacific Lumber's operations be conducted so as to reasonably protect the water quality of nearby rivers and streams. Pacific Lumber is subject to certain pending matters described below, including the resolution of issues relating to the final designation of critical habitat for the marbled murrelet, which could have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Moreover, the laws and regulations relating to the Company's forest products operations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending or future governmental regulations, legislation or judicial or administrative decisions would not materially and adversely affect the Company.

     In March 1992, the marbled murrelet was approved for listing as endangered under the CESA. In October 1992, the USFWS issued its final rule listing the marbled murrelet as a threatened species under the ESA in the tri-state area of Washington, Oregon and California. Pacific Lumber has incorporated, and will continue to incorporate as required, mitigation measures into its THPs to protect and maintain habitat for the marbled murrelet on its timberlands. The BOF requires Pacific Lumber to conduct pre-harvest marbled murrelet surveys to provide certain site specific mitigations in connection with THPs covering virgin old growth timber and unusually dense stands of residual old growth timber. Such surveys can only be conducted during a portion of the murrelet's nesting and breeding season, which extends from April through mid-September. Accordingly, such surveys are expected to delay the review and approval process with respect to certain of the THPs filed by Pacific Lumber. The results of such surveys to date (based upon current survey protocols) have indicated that Pacific Lumber has approximately 6,600 acres of occupied marbled murrelet habitat, the majority of which is located within the Headwaters Timberlands. A substantial portion of this land contains virgin and residual old growth timber and the bulk of it falls within the areas designated as critical habitat for the marbled murrelet (see below). Pacific Lumber is unable to predict when or if it will be able to harvest this acreage.

     In May 1996, the USFWS published the Final Designation of critical habitat for the marbled murrelet, which designated over four million acres as critical habitat for the marbled murrelet. Although nearly all of the designated habitat is public land, approximately 33,000 acres of the Company's timberlands are included in the Final Designation, the substantial portion of such acreage being young growth timber. In order to mitigate the impact of the Final Designation, particularly with respect to timberlands occupied by the marbled murrelet, Pacific Lumber over the last few years has attempted to develop the Murrelet HCP. Due to, among other things, the unfavorable response of the USFWS to Pacific Lumber's initial Murrelet HCP efforts, Pacific Lumber and its subsidiaries filed the Takings Litigation alleging that certain portions of its timberlands have been "taken" and seeking just compensation (see "Legal Proceedings -- Pacific Lumber" for a description of the Takings Litigation). Pursuant to the Headwaters Agreement described below, the Takings Litigation has been stayed by the court at the request of the parties.

     It is impossible for the Company to determine the potential adverse effect of the Final Designation on the Company's consolidated financial position, results of operations or liquidity until such time as all of the material regulatory and legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as critical habitat for the marbled murrelet, such effect could be materially adverse. If Pacific Lumber is unable to harvest or is severely limited in harvesting, it intends to seek just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute a governmental taking. There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the ESA and/or the CESA and to designate critical habitat for such species. For example, the NMFS recently announced that by April 25, 1997, it would make a final determination concerning whether to list the coho salmon under the ESA in northern California, including, potentially, lands owned by Pacific Lumber. It is uncertain what impact, if any, such listings and/or designations of critical habitat would have on the Company's consolidated financial position, results of operations or liquidity. See also "Legal Proceedings -- Pacific Lumber Litigation" for a description of the pending Marbled Murrelet action. See
"-- Headwaters Agreement" below for a description of the Headwaters Agreement relating to processing and approval of the Multi-Species HCP covering Pacific Lumber's timberlands.

     In 1994, the BOF adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish an LTSY harvest level that takes into account environmental and economic considerations. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. On December 17, 1996, Pacific Lumber submitted a proposed SYP to the CDF. The proposed SYP sets forth an LTSY harvest level substantially the same as Pacific Lumber's average annual timber harvest over the last five years. The proposed SYP also indicates that Pacific Lumber's average annual timber harvest during the first decade of the SYP would approximate the LTSY harvest level. During the second decade of the proposed SYP, Pacific Lumber's average annual timber harvest would be approximately 8% less than that proposed for the first decade. The SYP, when approved, will be valid for ten years. Thereafter, revised SYPs will be prepared every decade that will address the LTSY harvest level based upon reassessment of changes in the resource base and protection of public resources. The proposed SYP assumes that the transactions contemplated by the Headwaters Agreement will be consummated and that the Multi-Species HCP will permit Pacific Lumber to harvest its timberlands (including over the next two decades a substantial portion of its old growth timberlands not transferred pursuant to the Headwaters Agreement) to achieve maximum sustained yield. The SYP is subject to review and approval by the CDF, and there can be no assurance that the SYP will be approved in its proposed form. Until the SYP is reviewed and approved, the Company is unable to predict the impact that these regulations will have on its future timber harvesting practices. It is possible that the results of the review and approval process could require Pacific Lumber to reduce its timber harvest in future years from the harvest levels set forth in the proposed SYP. Pacific Lumber believes it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands and submitting corresponding amendments to its SYP; however, there can be no assurance that it would be able to do so and the amount of such acquisitions would be limited by Pacific Lumber's available financial resources. Accordingly, the Company is unable to predict the ultimate impact the sustained yield regulations will have on its future financial position, results of operations or liquidity. See "-- Headwaters Agreement" below for a description of certain terms of the Headwaters Agreement relating to the SYP.

     Various groups and individuals have filed objections with the CDF and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of the Company's THPs and other timber harvesting operations, and the Company expects that such groups and individuals will continue to file such objections. In addition, lawsuits are pending or threatened which seek to prevent the Company from implementing certain of its approved THPs or which challenge other operations by the Company. These challenges have severely restricted Pacific Lumber's ability to harvest old growth timber on its property. To date, challenges with respect to the Company's THPs relating to young growth timber have been limited; however, no assurance can be given as to the extent of such challenges in the future. The Company believes that environmentally focused challenges to its timber harvesting operations are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented the Company from conducting a portion of its operations, they have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Nevertheless, it is impossible to predict the future nature or degree of such challenges or their ultimate impact on the Company's consolidated financial position, results of operations or liquidity of the Company. See also "Legal Proceedings -- Pacific Lumber Litigation" for a description of the pending Marbled Murrelet action.

     Judicial or regulatory actions adverse to Pacific Lumber, increased regulatory delays and inclement weather in northern California, independently or collectively, could impair Pacific Lumber's ability to maintain adequate log inventories and force Pacific Lumber to temporarily idle or curtail operations at certain of its lumber mills from time to time. With respect to the foregoing, see also "Risk Factors -- Risk Factors Relating to Pacific Lumber."

HEADWATERS AGREEMENT

     On September 28, 1996, the Pacific Lumber Parties entered into the Headwaters Agreement, which provides the framework for the acquisition by the United States and California of the approximately 5,600 acres of Headwaters Timberlands. A substantial portion of the Headwaters Timberlands consist of "virgin old" growth timberlands (those which have never been harvested). The Headwaters Timberlands would be transferred in exchange for (a) property and other consideration (possibly including cash) from the United States and California having an aggregate fair market value of $300 million and (b) the Elk River Timberlands, consisting of approximately 7,775 acres of adjacent timberlands to be acquired by the United States and California from a third party. The Pacific Lumber Parties have agreed not to conduct logging operations (including salvage logging) on the Headwaters Timberlands while the Headwaters Agreement is in effect. The continuing effectiveness of the Headwaters Agreement is predicated on the satisfaction of various conditions, including completion within ten months of specified closing items.

     The Headwaters Agreement requires the United States and/or California to furnish Pacific Lumber a list of property interests owned or controlled by the United States and/or California with a good faith estimated fair market value equal to or in excess of $300 million which are available and acceptable to Pacific Lumber for exchange. The Headwaters Agreement requires these lists to be accompanied by sufficient background information (including valuation information) to enable Pacific Lumber to determine the commercial viability and the ability to monetize such property interests. On December 5, 1996, the United States and California each furnished a list of properties. Neither list was accompanied by the requisite background information, although both lists did indicate that additional information would be made available. The list of United States properties consisted of oil and gas interests in Kern County, California, approximately 3,000 acres of young growth timberlands in Humboldt, Mendocino and Trinity Counties in California, and surplus acreage next to a federal office building in Laguna Niguel, California. The California list contained a variety of properties located throughout the state. On December 10, 1996, Pacific Lumber wrote to the United States and California, stating, among other things, that the requisite background information had not been furnished, requesting the missing information and indicating that certain of the properties did not appear to be "available," as legislative action would be required for exchange of certain of the properties.

     The Headwaters Agreement also provides, among other things, for expedited processing by the United States of an incidental take permit ("Permit") to be based upon the Multi-Species HCP which is to cover all of Pacific Lumber's existing timber properties and any timber properties acquired as a result of the Headwaters Agreement. The agreement also requires expedited processing by California of an SYP. Closing of the Headwaters Agreement is subject to various conditions, including: (a) acquisition by the government of the Elk River Timberlands from a third party, (b) approval of an SYP and a Multi-Species HCP, and issuance of a Permit, each in form and substance satisfactory to Pacific Lumber, (c) the issuance by the Internal Revenue Service and the California Franchise Tax Board of closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) the absence of a judicial decision in any litigation brought by third parties that any party reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement, and (e) the dismissal with prejudice at closing of the Takings Litigation. The parties to the Headwaters Agreement are working to satisfy these conditions; however, there can be no assurance that the Headwaters Agreement will be consummated. See "Business of the Company -- Pacific Lumber -- Headwaters Agreement" for further information concerning the Headwaters Agreement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF MAXXAM

     This section contains statements which constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this section and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers primarily with respect to the future operating performance of the Company. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. This section and "Risk Factors" identify important factors that could cause such differences.

RESULTS OF OPERATIONS

     MAXXAM operates in three principal industries: aluminum, through its majority owned subsidiary, Kaiser, a fully integrated aluminum producer; forest products, through the Company and its wholly owned subsidiaries, principally Pacific Lumber and Britt; real estate investment and development, managed through MAXXAM Property Company; and other commercial operations through various other wholly owned subsidiaries. The following should be read in conjunction with MAXXAM's Consolidated Financial Statements and the Notes thereto which are contained elsewhere herein.

  ALUMINUM OPERATIONS

     Aluminum operations account for the substantial portion of MAXXAM's revenues and operating results. Kaiser's operating results are sensitive to changes in prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold and on hedging strategies. Kaiser, through its principal subsidiary, KACC, operates in two business segments: bauxite and alumina, and aluminum processing. The following table presents selected operational and financial information for the nine months ended September 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993. The information presented in the table is in millions of dollars except shipments and prices.

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                             -------------------   ------------------------------
                                               1996       1995       1995       1994       1993
                                             --------   --------   --------   --------   --------
    Shipments:(1)
      Alumina..............................   1,506.7    1,494.6    2,040.1    2,086.7    1,997.5
      Aluminum Products:
         Primary aluminum..................     262.9      184.5      271.7      224.0      242.5
         Fabricated aluminum products......     245.4      284.3      368.2      399.0      373.2
                                             --------   --------   --------   --------   --------
              Total aluminum products......     508.3      468.8      639.9      623.0      615.7
                                             ========   ========   ========   ========   ========
    Average realized sales price:
      Alumina (per ton)....................  $    199   $    203   $    208   $    169   $    169
      Primary aluminum (per pound).........       .69        .82        .81        .59        .56
    Net sales:
      Bauxite and alumina:
         Alumina...........................  $  300.2   $  303.8   $  424.8   $  352.8   $  338.2
         Other (2)(3)......................      77.2       65.3       89.4       79.7       85.2
                                             --------   --------   --------   --------   --------
              Total bauxite and alumina....     377.4      369.1      514.2      432.5      423.4
                                             --------   --------   --------   --------   --------

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                               1996       1995       1995       1994       1993
                                             --------   --------   --------   --------   --------
      Aluminum processing:
         Primary aluminum..................     402.8      335.0      488.0      292.0      301.7
         Fabricated aluminum products......     861.4      929.0    1,218.6    1,043.0      981.4
         Other(3)..........................      10.5       13.6       17.0       14.0       12.6
                                             --------   --------   --------   --------   --------
              Total aluminum processing....   1,274.7    1,277.6    1,723.6    1,349.0    1,295.7
                                             --------   --------   --------   --------   --------
              Total net sales..............  $1,652.1   $1,646.7   $2,237.8   $1,781.5   $1,719.1
                                             ========   ========   ========   ========   ========
    Operating income (loss)................  $   91.9   $  153.9   $  216.5   $  (50.3)  $ (117.4)
                                             ========   ========   ========   ========   ========
    Income (loss) before income taxes,
      minority interests, extraordinary
      item and cumulative effect of changes
      in accounting principles.............  $   26.6   $   73.0   $  108.7   $ (145.8)  $ (201.7)
                                             ========   ========   ========   ========   ========
    Capital expenditures and investments in
      unconsolidated joint ventures(4).....  $   91.1   $   53.2   $   88.4   $   70.0   $   67.7
                                             ========   ========   ========   ========   ========

---------------
(1) Shipments are expressed in thousands of metric tons. A metric ton is equivalent to 2,204.6 pounds.

(2) Includes net sales of bauxite.

(3) Includes the portion of net sales attributable to minority interests in consolidated subsidiaries.

(4) The nine months ended September 30, 1995 and the year ended December 31, 1995 include investments in unconsolidated joint ventures of $9.0 million.

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Summary

     Kaiser's net sales for the first nine months of 1996 were $1,652.1 million, compared to $1,646.7 million for the same period in 1995. For the first nine months of 1996, Kaiser's operating income was $91.9 million, compared to operating income of $153.9 million in the first nine months of 1995.

     Results for the nine months ended September 30, 1996, reflect the substantial reduction in market prices for primary aluminum more fully discussed below (see "-- Trends -- Aluminum Operations"). Alumina prices, which are significantly influenced by changes in primary aluminum prices, also declined from period to period. The decrease in product prices more than offset the positive impact of increases in shipments in several segments of Kaiser's business, as more fully discussed below.

     Results for the first nine months of 1995 include approximately $17.0 million of first-quarter 1995 pre-tax expenses associated with an eight-day strike at five major U.S. locations, a six-day strike at Kaiser's Alumina Partners of Jamaica ("Alpart") alumina refinery, and a four-day disruption of alumina production at Alpart caused by a boiler failure.

     Bauxite and Alumina

     Net sales for the bauxite and alumina segment for the nine months ended September 30, 1996, were basically unchanged from the same period in 1995 as, on a year to date basis, nominal alumina price declines were offset by a modest increase in alumina shipments. The reduction in prices realized reflects the decline in primary aluminum prices experienced in 1996 discussed above, as well as the impact of certain short term sales of previously uncommitted alumina production.

     Operating income (loss) for this segment of the Kaiser's business declined significantly from the prior year period as a result of: (i) reduced gross margins from alumina sales resulting from the price declines referred to above; (ii) high operating costs associated with disruptions in the power supply at Alpart; and (iii) increased natural gas costs at Kaiser's Gramercy, Louisiana alumina refinery. Operating income for the nine months ended September 30, 1996, was also unfavorably impacted by a temporary raw material quality problem experienced at Kaiser's Gramercy, Louisiana facility during the second quarter of 1996.

     Aluminum Processing

     For the first nine months of 1996 increases in shipments of 42.5% more than offset a 16% decline in product prices from period to period. The increase in shipments during the nine months ended September 30, 1996, is the result of increased shipments of primary aluminum to third parties as a result of a decline in intracompany transfers.

     Net sales of fabricated aluminum products were down 7% for the nine months ended September 30, 1996 as compared to the prior year period as a result of a decrease in shipments (primarily related to can sheet activities) resulting from reduced growth in demand and the reduction of consumer inventories. The impact of reduced product shipments was to a limited degree offset by a 7% increase in prices realized from the sale of fabricated aluminum products for the nine months ended September 30, 1996, resulting from a shift in product mix (to higher-end value added products), due to reduced can sheet shipments.

  THREE YEARS ENDED DECEMBER 31, 1995

     Net Sales

     Bauxite and alumina. Revenue from net sales to third parties for the bauxite and alumina segment was 19% higher in 1995 than in 1994 and 2% higher in 1994 than in 1993. Revenue from alumina increased 20% in 1995 from 1994 due to higher average realized prices, partially offset by lower shipments. Revenue from alumina increased 4% in 1994 compared to 1993 because of increased shipments. The remainder of the segment's sales revenues was from sales of bauxite, which remained about the same throughout the three-year period, and the portion of sales of alumina attributable to the 35% minority interest in Alpart.

     Aluminum processing. Revenue from net sales to third parties for the aluminum processing segment was 28% higher in 1995 than in 1994 and 4% higher in 1994 than in 1993. The bulk of the segment's sales represents Kaiser's primary aluminum and fabricated aluminum products, with the remainder representing the portion of sales of primary aluminum attributable to the minority interest in Valco.

     Revenue from primary aluminum increased 67% in 1995 from 1994 due primarily to higher average realized prices and higher shipments. In 1995, Kaiser's average realized price from sales of primary aluminum was approximately $.81 per pound, compared to the AMT price of approximately $.86 per pound. The higher shipments of primary aluminum were due to increased production at Kaiser's smelters in the Pacific Northwest and Valco, and reduced intracompany consumption of primary aluminum at Kaiser's fabricated products units. The increase in revenue for 1995 was partially offset by decreased shipments caused by a strike of the United Steelworkers of America (the "USWA") discussed below. Revenue from primary aluminum decreased 3% in 1994 from 1993 as higher average realized prices were more than offset by lower shipments. Average realized prices in 1994 reflected the defensive hedging of primary aluminum prices in respect to 1994 shipments, which was initiated prior to improvements in metal prices that had recently occurred. Shipments in 1994 reflected production curtailments at Kaiser's smelters in the Pacific Northwest and Valco. Shipments of primary aluminum to third parties were approximately 42% of total aluminum products shipments in 1995 compared with approximately 36% in 1994 and 39% in 1993. Revenue from fabricated aluminum products increased 17% in 1995 from 1994 due to higher average realized prices partially offset by lower shipments for most of these products. Revenue from fabricated aluminum products increased 6% in 1994 from 1993, principally due to increased shipments of most of these products.

     Operating Income (Loss)

     Improved operating results for 1995 were partially offset by expenses related to Kaiser's smelting joint venture in China (see "-- Financial Condition and Investing and Financing Activities -- Aluminum Opera-tions"), accelerated expenses on Kaiser's micromill technology, maintenance expenses as a result of an electrical lightning strike at Kaiser's Trentwood, Washington, facility, and a work slowdown at Kaiser's 49%-owned Kaiser Jamaica Bauxite Company prior to the signing of a new labor contract. The combined impact of these expenditures on the results for 1995 was approximately $6.0 million (on a pre-tax basis). Operating results for 1995 were further impacted by (i) an eight-day strike of the USWA at Kaiser's five major domestic locations, (ii) a six-day strike of the National Workers Union at Kaiser's 65%-owned Alpart alumina refinery, and (iii) a four-day disruption of alumina production at Alpart caused by a boiler failure. The combined impact of these events on the results for 1995 was approximately $17.0 million (on a pre-tax basis), principally from lower production volume and other related costs. In 1993, Kaiser recorded pre-tax charges of $35.8 million relating to the restructuring of aluminum operations (see "-- Aluminum Processing" below) and approximately $19.4 million in the fourth quarter of 1993 because of reductions in the carrying value of its inventories caused principally by prevailing lower prices for alumina, primary aluminum and fabricated aluminum products.

     Kaiser's corporate general and administrative expenses of $82.3 million, $67.6 million and $72.6 million in 1995, 1994 and 1993, respectively, were allocated by MAXXAM to the bauxite and alumina and aluminum processing segments based upon those segments' ratio of sales to unaffiliated customers.

     Bauxite and alumina. Operating income for the bauxite and alumina segment was $37.2 million in 1995, compared to operating income of $5.6 million in 1994 and an operating loss of $20.1 million in 1993. In 1995 compared to 1994, operating income increased principally due to higher revenue, partially offset by the effect of the strikes and boiler failure. In 1994 compared to 1993, operating income was favorably affected by increased shipments and lower manufacturing cost.

     Aluminum processing. Operating income for the aluminum processing segment was $179.3 million in 1995, compared to an operating loss of $55.9 million in 1994 and an operating loss of $97.3 million in 1993. Operating results improved in 1995 compared to 1994, principally due to higher revenue, partially offset by the effect of the USWA strike. The decrease in operating loss in 1994 compared to 1993 was caused principally by a nonrecurring $35.8 million restructuring charge recorded in 1993, as described below, increased shipments of fabricated aluminum products, and higher average realized prices of primary aluminum, partially offset by lower shipments of primary aluminum. In October 1993, KACC announced that it was restructuring its flat-rolled products operation at its Trentwood plant to reduce that facility's annual operating costs by at least $50.0 million after full implementation. Additionally, KACC implemented a plan to streamline its casting operations, which included the shutdown of two facilities located in Ohio. This entire restructuring was successfully completed by the end of 1995. The pre-tax charge for this restructuring of $35.8 million included $25.2 million for pension, severance and other termination benefits at Trentwood; $8.0 million related to casting facilities; and $2.6 million for various other items. Other contributing factors to the 1993 operating results were lower production at Kaiser's smelters in the Pacific Northwest as a result of the removal of three reduction potlines from production in January 1993 in response to the reduction by the BPA during the first quarter of 1993 of the amount of power it had normally provided to Kaiser, and the increased cost of substitute power in such quarter. Additionally, during 1993, Kaiser realized above-market prices for significant quantities of primary aluminum sold forward in prior periods under long-term contracts.

     Income (Loss) Before Income Taxes, Minority Interests, Extraordinary Item and Cumulative Effect of Changes in Accounting Principles

     Income before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles for 1995, as compared to the loss for 1994, resulted from the improvement in operating income previously described, partially offset by other charges, principally related to the establishment of additional litigation reserves. See "-- Financial Condition and Investing and Financing Activities -- Aluminum Operations." The decrease in the loss before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles in 1994 compared to 1993 resulted from the reduction in operating losses previously described.

     As described in Note 1 to MAXXAM's Audited Consolidated Financial Statements, Kaiser's cumulative losses in the first and second quarters of 1993, principally due to the implementation of the new accounting standard for postretirement benefits other than pensions as described in Note 6 to MAXXAM's Audited Consolidated Financial Statements, eliminated Kaiser's equity with respect to its common stock; accordingly, MAXXAM recorded 100% of Kaiser's losses in the third and fourth quarters of 1993 and all of 1994, without regard to the minority interests represented by Kaiser's other common stockholders (as described in Note 7 to MAXXAM's Audited Consolidated Financial Statements). MAXXAM recorded 100% of Kaiser's earnings in 1995 and will continue to do so until such time as the cumulative losses recorded by MAXXAM with respect to Kaiser's minority common stockholders are recovered.

     Information concerning net sales, operating income (loss) and assets attributable to certain geographic areas and industry segments is set forth in
Note 11 to MAXXAM's Audited Consolidated Financial Statements.

  FOREST PRODUCTS OPERATIONS

     For information concerning the results of MAXXAM's forest products operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Results of Operations." Information concerning net sales, operating income (loss) and assets attributable to certain geographic areas and industry segments is set forth in Note 11 to MAXXAM's Audited Consolidated Financial Statements.

  REAL ESTATE AND OTHER OPERATIONS

     The following table presents selected operational and financial information for the nine months ended September 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993. The information presented in the table is in millions of dollars.

                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,          YEARS ENDED DECEMBER 31,
                                              -------------------     ----------------------------
                                              1996          1995       1995       1994       1993
                                              -----         -----     ------     ------     ------
    Net sales...............................  $69.4         $65.0     $ 84.8     $ 84.6     $ 78.5
    Operating loss..........................   (7.3)         (6.4)     (13.6)     (10.0)     (13.5)
    Income (loss) before income taxes,
      minority interests, extraordinary item
      and cumulative effect of changes in
      accounting principles.................   10.2           (.9)       (.8)      (1.5)      38.1

     Net sales includes revenues from (i) sales of developed lots, bulk acreage and real property associated with MAXXAM's real estate developments, (ii) resort and other commercial operations conducted at certain of MAXXAM's real estate developments, (iii) rental revenues associated with the real properties purchased from the Resolution Trust Corporation in June 1991 (the "RTC Portfolio"), and (iv) beginning in the fourth quarter of 1995, revenues from SHRP, Ltd., a Texas limited partnership which owns and operates a Class 1 horse racing facility in Houston, Texas (see "-- Financial Condition and Investing and Financing Activities -- Real Estate and Other Operations"). Net sales do not include any amounts from the sale of RTC Portfolio properties and loans, which are recorded net of costs as investment, interest and other income. As of September 30, 1996 the RTC Portfolio consisted of two loans and eight properties which had an aggregate net book value of $18.2 million. For a description of the holdings of the Real Estate Subsidiaries, see "Business of MAXXAM -- Real Estate and Other Operations."

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Net sales

     Net sales for the nine months ended September 30, 1996 increased over the same period in 1995 as the inclusion in 1996 results of $15.1 million of revenues attributable to SHRP, Ltd. more than offset lower real estate revenues. Operating results with respect to SHRP, Ltd. were not consolidated prior to October 6, 1995. Net sales attributable to real estate operations of $54.3 million for the nine months ended September 30, 1996 decreased from $65.0 million in the same period in 1995 due to lower sales of real property in the Fountain Hills development in Arizona and lower revenues from the RTC Portfolio due to the sale of a substantial number of these properties in 1996 and prior periods.

     Operating loss

     The operating loss increased for the nine months ended September 30, 1996 from the same period in 1995, principally due to lower margins on sales of real property and $1.6 million of operating losses attributable to SHRP, Ltd. for the nine months ended September 30, 1996.

     Income (loss) before income taxes and minority interests

     Income before income taxes and minority interests for the nine months ended September 30, 1996 increased compared to the income (loss) for the same period in 1995. Investment, interest and other income for the nine months ended September 30, 1996 includes a pre-tax gain of $16.9 million from the sale of three multi-family properties and the remaining mortgage notes from the RTC Portfolio for $32.4 million in net proceeds. Additionally, investment income for the nine months ended September 30, 1996 includes income derived from lot sales and operations at SunRidge Canyon, the Company's 50%-owned joint venture in Arizona. Interest expense for the nine months ended September 30, 1996 includes interest on SHRP Ltd.'s Senior Secured Extendible Notes (See Note 4 to MAXXAM's Audited Consolidated Financial Statements).

  THREE YEARS ENDED DECEMBER 31, 1995

     Net Sales

     Net sales for 1995 were essentially unchanged from 1994. The inclusion of revenues in the fourth quarter of 1995 from SHRP, Ltd. and a bulk sale of acreage in Texas were offset by a decrease in rental revenues from the RTC Portfolio due to the sale of some of those properties. Net sales for 1994 increased as compared to 1993. This increase was primarily due to bulk acreage sales in New Mexico and increased lot sales at MAXXAM's Fountain Hills development in Arizona, partially offset by a decrease in rental revenues resulting from the sale of sixteen apartment complexes from the RTC Portfolio in December 1993.

     Operating Loss

     The operating loss for 1995 increased as compared to 1994, primarily due to a $4.0 million writedown of certain real property to its estimated net realizable value, partially offset by a bulk sale of acreage in Texas. The operating loss for 1994 decreased as compared to 1993. The operating results for 1994 were favorably impacted by the bulk acreage sales and the increased sales at Fountain Hills, offset by decreased revenues from the RTC Portfolio as a result of the sale of the sixteen apartment complexes in December 1993. The operating loss for 1993 also included a $5.9 million writedown of certain of MAXXAM's nonstrategic real estate holdings to their estimated net realizable value.

     Income (Loss) Before Income Taxes, Minority Interests, Extraordinary Item and Cumulative Effect of Changes in Accounting Principles

     The loss before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles for 1995 decreased as compared to 1994. This decrease was primarily due to higher investment, interest and other income and lower interest expense, partially offset by the increased operating loss discussed above. Investment, interest and other income for 1995 includes a pre-tax gain of $10.5 million resulting from the sale of five real properties and one loan from the RTC Portfolio for $25.5 million. The loss before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles for 1994 was $1.5 million, as compared to income of $38.1 million for 1993. The loss for 1994 reflects a decrease in investment, interest and other income, offset by a decrease in interest expense and the decreased operating loss discussed above. Investment, interest and other income for 1994 includes pre-tax gains of $7.3 million resulting from the sale of two real properties and one loan from the RTC Portfolio for $14.2 million. The decrease in interest expense for 1994 compared to 1993 resulted primarily from repayments on debt attributable to the sixteen apartment complexes sold from the RTC Portfolio in December 1993. Investment, interest and other income for 1993 includes a pre-tax gain of $47.8 million attributable to the sale of these properties for $113.6 million. Also included in investment, interest and other income for 1993 are the sales of two other real properties and three loans from the RTC Portfolio resulting in pre-tax gains of $5.1 million.

  OTHER ITEMS NOT DIRECTLY RELATED TO INDUSTRY SEGMENTS

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                                -----------------     ----------------------------
                                                 1996       1995       1995       1994       1993
                                                ------     ------     ------     ------     ------
                                                             (IN MILLIONS OF DOLLARS)
    Operating loss............................  $(29.3)    $(14.3)    $(19.6)    $(11.5)    $(19.5)
    Loss before income taxes, minority
      interests, extraordinary item and
      cumulative effect of changes in
      accounting principles...................   (32.4)     (15.2)     (19.8)     (19.3)     (30.1)

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Operating loss

     The operating losses represent corporate general and administrative expenses that are not attributable to MAXXAM's industry segments. The operating losses for the nine months ended September 30, 1996 increased from the same period in 1995. This increase was principally due to accruals of $21.9 million for certain legal contingencies of which a substantial portion relates to legal fees and expenses that the Company may incur in connection with matters related to (i) a civil action filed by the FDIC against Mr. Charles E. Hurwitz seeking damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT and
(ii) formal administrative proceedings initiated by the OTS against MAXXAM and others (the "Notice") alleging misconduct by MAXXAM, Federated, Mr. Hurwitz and the other respondents with respect to the failure of USAT. The OTS seeks, among other things, unspecified damages in excess of $138.0 million from MAXXAM and Federated and civil penalties. See "Legal Proceedings -- USAT Matters."

     Loss before income taxes and minority interests

     The loss before income taxes and minority interests includes operating losses, investment, interest and other income (expense) and interest expense, including amortization of deferred financing costs, that are not attributable to MAXXAM's industry segments. The losses for the nine months ended September 30, 1996 increased from the same period in 1995 principally due to increased operating losses discussed above.

     Credit (Provision) for Income Taxes

     MAXXAM's credit for income taxes for the nine months ended September 30, 1996 and the provision for income taxes for the nine months ended September 30, 1995 include the reversal of reserves MAXXAM no longer believed were necessary (See Note 6 of the Condensed Notes to MAXXAM's Unaudited Consolidated Financial Statements).

     Minority interests

     Minority interests represent the minority stockholders' interest in MAXXAM's aluminum operations and, with respect to periods after October 6, 1995, the minority partners' interest in SHRP, Ltd.

  THREE YEARS ENDED DECEMBER 31, 1995

     Operating Loss

     The operating losses represent corporate general and administrative expenses that are not attributable to MAXXAM's industry segments. The operating loss for 1995 increased compared to 1994, primarily due to a $2.5 million increase in costs attributable to phantom share rights granted to certain employees and a $6.1 million charge for the cost of certain litigation. These phantom share rights, together with rights granted to certain employees of MAXXAM's real estate subsidiaries, were exercised in 1995. See Note 8 to MAXXAM's Audited Consolidated Financial Statements. The operating loss for 1994 decreased compared to 1993, primarily due to a $6.5 million charge related to litigation contingencies in 1993 and lower overhead costs.

     Loss Before Income Taxes, Minority Interests, Extraordinary Item and Cumulative Effect of Changes in Accounting Principles

     The loss before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles includes operating losses, investment, interest and other income (expense) and interest expense, including amortization of deferred financing costs, that are not attributable to MAXXAM's industry segments. The loss for 1995 increased compared to 1994, primarily due to the increased operating loss, partially offset by higher investment, interest and other income. The loss before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles for 1994 was significantly less than the loss for 1993. This decrease was primarily due to the decreased operating losses discussed above and a decrease in interest expense. The decrease in interest expense resulted primarily from the redemption in August 1993 of $20.0 million aggregate principal amount of MAXXAM's Reset Notes. Investment, interest and other income (expense) for 1994 includes the equity in losses of affiliates attributable to MAXXAM's equity interest in SHRP, Ltd., offset by net gains on marketable securities. Affiliates of MAXXAM held an equity interest in SHRP, Ltd. of approximately 29.7% until October 1994, when, as a result of an additional capital contribution of $5.6 million, MAXXAM's interest increased to approximately 45%. MAXXAM obtained a majority interest in SHRP, Ltd. upon its emergence from Chapter 11 bankruptcy proceedings on October 6, 1995. See "-- Financial Condition and Investing and Financing
Activities -- Real Estate and Other Operations."

     Credit (Provision) for Income Taxes

     MAXXAM's credit (provision) for income taxes differs from the federal statutory rate due principally to (i) revision of prior years' tax estimates and other changes in valuation allowances, (ii) percentage depletion, and (iii) foreign, state and local taxes, net of related federal tax benefits. MAXXAM's provision for income taxes as reflected in MAXXAM's Audited Consolidated Statement of Operations for the year ended December 31, 1995 reflects a benefit of $24.2 million relating to the revision of prior years' tax estimates and other changes in valuation allowances. See Note 5 to MAXXAM's Audited Consolidated Financial Statements.

     Minority Interests

     Minority interests represent the minority stockholders' interest in MAXXAM's aluminum operations and, with respect to periods after October 6, 1995, minority partners' interest in SHRP, Ltd.

     Extraordinary Item

     The refinancing activities of Kaiser during the first quarter of 1994, as described in Note 4 to MAXXAM's Audited Consolidated Financial Statements, resulted in an extraordinary loss of $5.4 million, net of benefits for income taxes of $2.9 million. The extraordinary loss consists primarily of the write-off of unamortized deferred financing costs on Kaiser's previous credit agreement (the "1989 KACC Credit Agreement").

     The refinancing activities of KACC and Pacific Lumber in the first quarter of 1993 and MGI in the third quarter of 1993, as described in Note 4 to MAXXAM's Audited Consolidated Financial Statements, resulted in an extraordinary loss of $50.6 million, net of benefits for minority interests of $2.8 million and income taxes of $27.5 million. The extraordinary loss consists primarily of the respective tender and redemption premiums paid and the write-off of unamortized discount and deferred financing costs on Pacific Lumber's retired 12% Series A Senior Notes, 12.2% Series B Senior Notes and 12 1/2% Senior Subordinated Debentures, MGI's retired 12 3/4% Notes and KACC's retired 14 1/4% Senior Subordinated Notes.

     Cumulative Effect of Changes in Accounting Principles

     As of January 1, 1993, MAXXAM adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") and Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112") as more fully described in Notes 5 and 6 to MAXXAM's Audited Consolidated Financial Statements. The cumulative effect of the change in accounting principle for the adoption of SFAS 109 increased 1993 results of operations by $26.6 million. The cumulative effect of the change in accounting principle for the adoption of SFAS 106 reduced 1993 results of operations by $437.9 million, net of related benefits for minority interests of $63.6 million and income taxes of $236.8 million. The cumulative effect of the change in accounting principle for the adoption of SFAS 112 reduced 1993 results of operations by $6.4 million, net of related benefits for minority interests of $1.0 million and income taxes of $3.4 million. The new accounting methods have no effect on MAXXAM's cash outlays for postretirement and postemployment benefits, nor does the cumulative effect of the changes in accounting principles affect MAXXAM's compliance with its existing debt covenants. Postretirement benefits other than pensions are generally provided through contracts with various insurance carriers. MAXXAM has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations. MAXXAM reserves the right, subject to applicable collective bargaining agreements and applicable legal requirements, to amend or terminate these benefits.

FINANCIAL CONDITION AND INVESTING AND FINANCING ACTIVITIES

     Since 1993, subsidiaries of MAXXAM's aluminum operations and forest products operations have completed a number of transactions designed to enhance their liquidity, significantly extend their debt maturities and lower their interest costs. Collectively, these transactions have included public and private offerings for approximately $1.6 billion of debt securities, approximately $220.0 million of additional equity capital and the replacement of revolving credit facilities. The following should be read in conjunction with MAXXAM's Consolidated Financial Statements and the Notes thereto.

MAXXAM (PARENT COMPANY)

     MAXXAM conducts its operations primarily through its subsidiaries. Creditors of and holders of minority interests in subsidiaries of MAXXAM have priority with respect to the assets and earnings of such subsidiaries over the claims of the creditors of MAXXAM, including the holders of MAXXAM's public debt. As of September 30, 1996, the indebtedness of the subsidiaries and the minority interests reflected on MAXXAM's consolidated balance sheet were $1,668.6 million and $217.9 million, respectively. On a pro forma basis, as of September 30, 1996, after giving effect to: (a) the issuance of $130.0 million principal amount of Old Notes, (b) the redemption of $42.6 million aggregate principal amount of the Old MAXXAM Notes, and (c) the issuance of Kaiser's $225.0 million aggregate principal amount of KACC New Notes and the application of the net proceeds therefrom, MAXXAM would have had consolidated indebtedness of $1,893.3 million. MAXXAM did not receive any of the net proceeds from the sale of the KACC New Senior Notes. Certain of MAXXAM's subsidiaries, principally Kaiser and MGI, are restricted by their various debt agreements as to the amount of funds that can be paid in the form of dividends or loaned to MAXXAM. The 1994 KACC Credit Agreement contains covenants which, among other things, limit Kaiser's ability to pay cash dividends and restrict transactions between Kaiser and its affiliates. The indentures governing the KACC Notes contain covenants which, among other things, limit KACC's ability to pay cash dividends and restrict transactions between KACC and its affiliates. Pursuant to the terms of the 1994 KACC Credit Agreement, Kaiser is precluded from paying any dividends with respect to its common stock. The Indenture governing the Notes contains various covenants which, among other things, will limit the payment of dividends and restrict transactions between the Company and its affiliates. Except for possible proceeds from the Headwaters Agreement, MAXXAM does not expect to receive any dividends from the Company during the next several years. Moreover, MAXXAM expects that the Company will be, to a large measure, dependent upon cash interest payments in respect of the Intercompany Note to meet the debt service obligations to the holders of the Notes. The most restrictive covenants governing debt of MAXXAM's real estate and other subsidiaries would not restrict payment to MAXXAM of all available cash and unused borrowing availability for such subsidiaries (aggregating approximately $12.1 million as of September 30, 1996). See also "Risk Factors -- Ability to Service Indebtedness."

     Although there are no restrictions on MAXXAM's ability to pay dividends on its capital stock, MAXXAM has not paid any dividends for a number of years and has no present intention to do so. MAXXAM has stated that, from time to time, it may purchase its common stock on national exchanges or in privately negotiated transactions.

     During 1994, MAXXAM sold 1,239,400 of Kaiser's Depositary Shares (as defined in "-- Aluminum Operations" below) for aggregate net proceeds of $10.3 million. MAXXAM sold its remaining 893,550 of Depositary Shares during the first six months of 1995 for aggregate net proceeds of $7.6 million. See Note 7 to the Audited Consolidated Financial Statements of MAXXAM.

     On October 6, 1995, wholly owned subsidiaries of MAXXAM made investments in SHRP, Ltd. of approximately $8.7 million, consisting of land, cash ($5.8 million) and other assets. In an unrelated transaction, on October 20, 1995, a wholly owned subsidiary of MAXXAM purchased, for $7.3 million, $14.6 million aggregate initial principal amount of SHRP, Ltd.'s 11% Senior Secured Extendible Notes (the "SHRP Notes"). See "-- Real Estate and Other Operations."

     On June 28, 1996, MAXXAM entered into the Custodial Trust Agreement with Custodial Trust Company providing for up to $25.0 million in borrowings. Any amounts drawn would be payable upon demand and be secured by Kaiser Common Stock owned by MAXXAM (exclusive of the Kaiser Shares which will be contributed to the Company concurrently with the consummation of the Offering), or such other marketable securities acceptable to the lender, with an initial market value (as defined therein) of approximately three times the amount borrowed. Borrowings under this agreement would bear interest at the prime rate plus 1/2% per annum. The Custodial Trust Agreement provides for a revolving credit arrangement during the first year of the agreement. Any borrowings outstanding on the first anniversary date of the agreement convert into a term loan maturing on the second anniversary date of the agreement. No borrowings were outstanding as of the date of this Prospectus.

     On April 24, 1996, the SEC declared effective a shelf registration statement which MAXXAM had filed with respect to up to $200.0 million aggregate principal amount of debt securities. MAXXAM intends to withdraw this shelf registration statement. In that regard, Kaiser also filed a shelf registration statement with the SEC, which was also declared effective on April 24, 1996, covering 10 million shares of its common stock owned by MAXXAM. MAXXAM would use the net proceeds (or portions thereof) from the sale of such securities for working capital and general corporate purposes.

     On December 26, 1995, the OTS initiated formal administrative proceedings against MAXXAM and others by filing the Notice. The Notice alleges misconduct by MAXXAM, Federated, Mr. Charles Hurwitz and others (the "respondents") with respect to the failure of USAT, a wholly owned subsidiary of United Financial Group Inc. ("UFG"). The Notice claims that MAXXAM was a savings and loan holding company, that with others it controlled USAT, and that it was therefore obligated to maintain the net worth of USAT. The Notice makes numerous other allegations against MAXXAM and the other respondents, including, among other things, allegations that through USAT it was involved in prohibited transactions with Drexel, Burnham, Lambert Inc. The OTS, among other things, seeks unspecified damages in excess of $138.0 million from MAXXAM and Federated, civil money penalties and a removal from, and prohibition against MAXXAM and the other respondents engaging in, the banking industry. MAXXAM has concluded that it is

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

unable to determine a reasonable estimate of the loss (or range of loss), if any, that could result from this contingency. Accordingly, it is impossible to assess the ultimate impact, if any, of the outcome this matter may have on MAXXAM's consolidated financial position, results of operations or liquidity.

     On August 2, 1995, the FDIC filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (No. H-95-3956) (the "FDIC action") in the U.S. District Court for the Southern District of Texas. The FDIC action did not name MAXXAM as a defendant. The suit against Mr. Hurwitz seeks damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The FDIC further alleges, among other things, that Mr. Hurwitz was obligated to ensure that UFG, Federated and MAXXAM maintained the net worth of USAT. On November 14, 1995, Mr. Hurwitz filed a motion to join the OTS to this action. On December 8, 1995, MAXXAM filed a motion to intervene in this action and conditioned it on the Court joining the OTS to this action. MAXXAM filed with its motion to intervene a proposed complaint which alleges that the OTS violated the Administrative Procedures Act by rejecting MAXXAM's bid for USAT. MAXXAM's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. MAXXAM is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, MAXXAM's indemnity obligation can, under certain circumstances, include amounts other than defense costs, including judgments and settlements. MAXXAM has concluded that it is unable to determine a reasonable estimate of the loss (or range of loss), if any, that could result from this contingency. Accordingly, it is impossible to assess the ultimate outcome of the foregoing matter or its potential impact on MAXXAM's consolidated financial position, results of operations or liquidity.

     As of September 30, 1996, MAXXAM (excluding its subsidiaries) had cash and marketable securities of approximately $56.6 million. On a pro forma basis, as of September 30, 1996, after giving effect to: (a) the issuance of $130.0 million aggregate principal amount of the Notes and (b) the redemption of $42.6 million aggregate principal amount of the Old MAXXAM Notes together with accrued interest thereon, MAXXAM (excluding its subsidiaries) would have had cash and marketable securities of $136.1 million. Following the retirement of the Old MAXXAM Notes, MAXXAM will use the remaining proceeds from the Offering for general corporate purposes, including possible repurchases of its common stock.

     MAXXAM has issued a letter of financial support to Palmas del Mar Properties Inc., a subsidiary of MAXXAM ("PDMPI"), in each of the years subsequent to its formation in September 1993 stating that MAXXAM has provided economic support for PDMPI's past operations and plans to continue such support. MAXXAM has historically made these representations of financial support on an annual basis and has not expressed any intention of discontinuing such support. A subsidiary of PDMPI intends to borrow up to $15 million to construct a new golf course at Palmas. The principal security for the loan will be the new and existing golf courses at Palmas. MAXXAM is also required to guaranty $3.5 million of the loan.

     MAXXAM expects that its cash outlays for cash interest payments pursuant to the Intercompany Note will aggregate approximately $10.6 million each year. During the three years ended December 31, 1995, MAXXAM's corporate general and administrative expenses, net of cost reimbursements from its subsidiaries, have ranged between $11.0 million and $19.0 million per year. During the nine months ended September 30, 1996, MAXXAM's corporate general and administrative expenses were $28.8 million, of which $21.9 million represented an accrual for certain legal contingencies, of which a substantial portion relates to legal fees and expenses that MAXXAM may incur in connection with the legal matters described in "Legal Proceedings -- USAT Matters." Although MAXXAM cannot predict when or whether the expenses represented by such accrual will be incurred, there can be no assurance that such accrual will be adequate or that MAXXAM's recurring cash corporate general and administrative expenses will not increase.

     MAXXAM has realized a substantial portion of its cash flows during the past several years from the sale of real property and loans from the RTC Portfolio. From 1992 to September 30, 1996, an aggregate of approximately $41.7 million in loans (which represented thirteen loans) were sold or paid off and thirty-four properties were sold for aggregate consideration of approximately $177.3 million. These transactions resulted

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

in aggregate gains of $94.2 million. As of September 30, 1996, two loans resulting from property sales and eight properties (including two acquired via foreclosures) were held, which had an aggregate net book value of $18.2 million. Two properties within this portfolio have subsequently been sold for a gain of $3.0 million. Net proceeds consisted of $3.6 million in cash and a note of $1.3 million. All of the remaining assets are being managed and marketed for sale. One property in the portfolio is under contract for sale with closing estimated to occur during the first quarter of 1997. This sale is expected to produce a gain of approximately $2.5 million and net cash proceeds of approximately $4.3 million. MAXXAM does not expect the Real Estate Subsidiaries will be able to generate distributable cash flows during the next several years at or near recent historical levels. See also "Risk Factors -- Ability to Service Indebtedness" and "-- Litigation."

     MAXXAM believes that its existing cash resources, together with the cash available from subsidiaries and other sources of financing, will be sufficient to fund its working capital requirements, including the payment of interest on the Intercompany Note for the next year and for the next several years thereafter. With respect to its long-term liquidity, MAXXAM believes that its existing cash and cash resources, together with the cash proceeds from the sale of assets, distributions from its subsidiaries, and the proceeds from the sale of debt securities should be sufficient to meet its working capital requirements, including the payment of interest and principal on the Intercompany Note. However, there can be no assurance that MAXXAM's cash resources, together with the cash proceeds from the sale of assets, distributions from its subsidiaries and other sources of financing, will be sufficient for such purposes or that MAXXAM would be able to refinance or pay at maturity the aggregate principal amount of the Intercompany Note. Any adverse outcome of the litigation described above could materially adversely affect MAXXAM's ability to make payments under the Intercompany Note and satisfy its obligations under its guaranty. See also "Risk Factors -- Ability to Service Indebtedness" and "-- Litigation."

  ALUMINUM OPERATIONS

     The 1994 KACC Credit Agreement consists of a $325.0 million five-year secured revolving line of credit which matures in 1999. KACC is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0 million) in an aggregate amount equal to the lesser of $325.0 million or a borrowing base relating to eligible accounts receivable and inventory. The 1994 KACC Credit Agreement is unconditionally guaranteed by Kaiser and by certain significant subsidiaries of KACC. Loans under the 1994 KACC Credit Agreement bear interest at a rate per annum, at KACC's election, equal to a Reference Rate (as defined) plus a margin of 0% to 1 1/2% or LIBO Rate (Reserve Adjusted) (as defined) plus a margin of 1 3/4% to 3 1/4%. The interest rate margins applicable to borrowings under the 1994 KACC Credit Agreement are based on a financial test, quarterly. During the first two quarters of 1996, Kaiser paid interest at a rate per annum of the Reference Rate plus 0% or LIBO Rate plus 1 3/4%. During the third quarter of 1996, the per annum interest rates increased by 1/2% to the Reference Rate plus 1/2% or LIBO Rate plus 2 1/4%. Effective October 1, 1996, the margin applicable to loans under the 1994 KACC Credit Agreement increased by an additional 1/2% per annum based on the financial test.

     On October 23, 1996, KACC completed the offering of $175.0 million principal amount of the KACC New Senior Notes at 99.5% of their principal amount to yield 10.96% to maturity. The KACC New Senior Notes rank pari passu in right and priority of payment with outstanding indebtedness under the 1994 KACC Credit Agreement and the KACC Senior Notes and are guaranteed on a senior, unsecured basis by certain of KACC's subsidiaries. Net proceeds from the offering, after estimated expenses, were approximately $168.9 million, which were utilized to reduce the outstanding borrowings under the revolving credit facility of the 1994 Credit Agreement to zero. The remaining net proceeds were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. On November 12, 1996, pursuant to an agreement with the initial purchasers of the KACC New Senior Notes, KACC filed a registration statement (the "KACC Registration Statement") with respect to an offer to exchange the KACC New Senior Notes for new notes with substantially identical terms (the "KACC Exchange Offer"). The KACC Registration Statement, as amended on December 10, 1996, was declared effective on December 11, 1996; however, the Exchange Offer thereunder has not yet been commenced.

     On December 23, 1996, KACC completed the offering of $50.0 million principal amount of the KACC New Series C Senior Notes at 103.5% of their principal amount to yield 10.3% to maturity. The KACC New Series C Senior Notes rank pari passu in right and priority of payment with outstanding indebtedness under the 1994 KACC Credit Agreement and the KACC Senior Notes and are guaranteed on a senior, unsecured basis by certain of KACC's subsidiaries. Net proceeds from the offering, after estimated expenses, were approximately $50.4 million.

     In 1993, Kaiser issued 19,382,950 of its $.65 Depositary Shares (the "Depositary Shares"), each representing one-tenth of a share of Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares"). See Note 7 to MAXXAM's Audited Consolidated Financial Statements. On September 19, 1995, Kaiser redeemed all 1,938,295 of its Series A Shares, which resulted in the simultaneous redemption of all Depositary Shares in exchange for (i) 13,126,521 shares of Kaiser's common stock, (ii) cash equal to all accrued and unpaid dividends up to and including the day immediately prior to the redemption date of $2.8 million, and (iii) cash in lieu of any fractional shares of common stock that would have otherwise been issuable.

     As a result of the issuance of the PRIDES and the Depositary Shares, and the subsequent redemption of the Depositary Shares, MAXXAM's equity interest in Kaiser has decreased to approximately 62% on a fully diluted basis.

     On February 17, 1994, KACC issued $225.0 million of the KACC Senior Notes. On February 1, 1993, KACC issued $400.0 million of the KACC Senior Subordinated Notes. The obligations of KACC with respect to the KACC New Senior Notes, the KACC Senior Notes and the KACC Senior Subordinated Notes are guaranteed, jointly and severally, by certain subsidiaries of KACC. See Note 4 to the Consolidated Financial Statements for a description of the terms of the KACC Notes and the use of proceeds from their issuance. Pursuant to the terms of the 1994 KACC Credit Agreement, Kaiser is precluded from paying any dividends with respect to its common stock. The declaration and payment of dividends by Kaiser with respect to the PRIDES are expressly permitted by the terms of the 1994 KACC Credit Agreement.

     Kaiser's Board of Directors had approved a proposed recapitalization (the "Proposed Recapitalization") which would have, among other things: (i) provided for two classes of common stock: Class A Common Shares with one vote per share ("Class A Common Shares") and a new, lesser-voting class designated as Common Stock with 1/10 vote per share ("Recap Common Stock"); (ii) redesignated as Class A Common Shares the 100 million currently authorized shares of Kaiser's existing common stock and authorized an additional 250 million shares of Recap Common Stock; and (iii) reclassified each issued share of Kaiser's existing common stock into (a) .33 of a Class A Common Share and (b) .67 of a share of Recap Common Stock.

     On May 1, 1996, Kaiser's stockholders approved the Proposed Recapitalization, but it was not implemented at that time due to a preliminary injunction issued by the Delaware Court of Chancery. The preliminary injunction was upheld on appeal by the Delaware Supreme Court on August 29, 1996. Kaiser's Board of Directors subsequently adopted a resolution abandoning the Proposed Recapitalization. See also "Legal Proceedings -- Kaiser Litigation -- Other Proceedings."

     The decision to abandon the Proposed Recapitalization does not preclude a recapitalization from being proposed to Kaiser's stockholders in the future, including a substantially identical recapitalization structure after the redemption or conversion of the PRIDES. In the event that such a recapitalization were implemented in the future, MAXXAM could retain a majority of the voting power of Kaiser even if it substantially reduced its total holdings of Kaiser's equity securities by more than two-thirds. Any securities which may be issued with respect to the Kaiser Shares pursuant to any future recapitalization of Kaiser, would be subject to the lien of the MGI Indenture. Further, if and to the extent any Kaiser Shares are then pledged pursuant to the Indenture governing the Notes, such securities would be subject to the lien of the Indenture.

     Kaiser's expenditures for property, plant and equipment during the first nine months of 1996 were $90.8 million, which were used primarily to improve production efficiency, reduce operating costs, expand capacity

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

at existing facilities, and construct new facilities, including Kaiser's first micromill which is nearing completion in Nevada as a full-scale demonstration and production facility.

     Kaiser's capital expenditures (of which approximately 6% is expected to be funded by Kaiser's minority partners in certain foreign joint ventures) are expected to be between $130.0 and $160.0 million per annum in each of 1996 through 1998. Management continues to evaluate numerous projects all of which require substantial capital, including Kaiser's micromill project and other potential opportunities both in the United States and overseas. In response to lower aluminum and alumina prices, management may consider deferring certain non-essential capital expenditures and/or raising investment capital (including through joint ventures), in order to conserve a portion of Kaiser's available cash resources to meet incremental capital and operating requirements and to take advantage of new investment opportunities.

     In 1995, Kaiser Yellow River Investment Limited ("KYRIL"), a subsidiary of Kaiser, entered into a Joint Venture Agreement and related agreements (the "Joint Venture Agreements") with the Lanzhou Aluminum Smelters ("LAS") of the China National Nonferrous Metals Industry Corporation relating to the formation and operation of Yellow River Aluminum Industry Company Limited, a Sino-foreign joint equity enterprise (the "Joint Venture") organized under the laws of the PRC. KYRIL contributed $9.0 million to the capital of the Joint Venture in July 1995. The parties to the Joint Venture are currently engaged in discussions concerning the amount, timing, and other conditions relating to KYRIL's additional contributions to the Joint Venture. Governmental approval in the PRC will be necessary in order to implement certain arrangements agreed to by the parties, and there can be no assurance such approvals will be obtained. At a recent meeting of the directors of the Joint Venture, KYRIL, LAS and the Joint Venture reached an agreement (i) that extended until early 1997 the time for KYRIL to make a second capital contribution to the Joint Venture, and (ii) that KYRIL would continue to explore various methods of financing any future capital contributions to the Joint Venture, including financing that could be obtained from third-party investors. See "Business of MAXXAM -- International Business Development."

     As described in Note 7 to MAXXAM's Unaudited Consolidated Financial Statements, Kaiser and KACC are subject to a number of environmental laws and regulations, to fines or penalties assessed for alleged breaches of the environmental laws and regulations, and to claims and litigation based upon such laws. KACC is currently subject to a number of lawsuits under CERCLA and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA. Based on Kaiser's evaluation of these and other environmental matters, Kaiser has established environmental accruals primarily related to potential solid waste disposal and soil and groundwater remediation matters. At September 30, 1996, the balance of such accruals, which are primarily included in other noncurrent liabilities, was $32.9 million. These environmental accruals represent Kaiser's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology and Kaiser's assessment of the likely remediation to be performed. Kaiser expects these remediation actions to occur over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 million to $10.0 million for the years 1996 through 2000 and an aggregate of approximately $7.0 million thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. Kaiser believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 million and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, Kaiser currently believes that the resolution of such uncertainties should not have a material adverse effect on MAXXAM's consolidated financial position, results of operations or liquidity. See also "Risk Factors -- Risk Factors Relating to Kaiser -- Environmental Matters and Litigation."

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

     Additionally, KACC is a defendant in a substantial number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years. At September 30, 1996, the number of claims pending was approximately 75,900, compared to 59,700 at December 31, 1995. During 1995, approximately 41,700 claims were received and approximately 7,200 were settled or dismissed and, during the first nine months of 1996, approximately 20,000 of such claims were received and 3,800 claims were settled or dismissed.

     Based on past experience and reasonably anticipated future activity, Kaiser has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs and Kaiser's actual costs could exceed these estimates. Kaiser's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton Levin Ehrmantraut Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an estimated asbestos-related cost accrual of $160.0 million, before consideration of insurance recoveries, is included primarily in other noncurrent liabilities at September 30, 1996. Kaiser estimates that annual future cash payments in connection with such litigation will be approximately $13.0 million to $20.0 million for each of the years 1996 through 2000, and an aggregate of approximately $78.0 million thereafter through 2008. While Kaiser does not believe there is a reasonable basis for estimating such costs beyond 2008, and, accordingly, did not accrue such costs, there is a reasonable possibility that such costs may continue beyond 2008, and that such costs may be substantial.

     A substantial portion of the asbestos-related claims that were filed and served on KACC during 1995 and the first nine months of 1996 were filed in Texas. KACC has been advised by its counsel that, although there can be no assurance, the increase in pending claims may have been attributable in part to tort reform legislation in Texas. Although asbestos-related claims are currently exempt from certain aspects of the Texas tort reform legislation, Kaiser has been advised that efforts to remove the asbestos-related exemption in the tort reform legislation relating to the doctrine of forum non conveniens, as well as other developments in the legislative and legal environment in Texas, may be responsible for the accelerated pace of new claims experienced in late 1995 and its continuance through the first nine months of 1996, albeit at a somewhat reduced rate.

     Kaiser believes that KACC has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. KACC believes, based on prior insurance-related recoveries with respect to asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $142.3 million, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in long-term receivables and other assets at September 30, 1996.

     While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and the insurance recoveries that will be received, management believes that, based on the factors discussed in the preceding paragraphs, the resolution of the asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on MAXXAM's consolidated financial position, results of operations or liquidity. See also "Risk Factors -- Risk Factors Relating to Kaiser -- Environmental Matters and Litigation."

     Kaiser and KACC are involved in various other claims, lawsuits and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred, management believes that the

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

resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on MAXXAM's consolidated financial position, results of operations or liquidity.

     Kaiser believes that its existing cash resources, together with cash flows from operations and borrowings under the 1994 KACC Credit Agreement, will be sufficient to meet its working capital and capital expenditure requirements for the next year. Additionally, with respect to long-term liquidity, Kaiser believes that operating cash flows, together with the ability to obtain both short and long-term financing, should provide sufficient funds to meet its working capital and capital expenditure requirements. See "Risk
Factors -- Ability to Service Indebtedness."

  FOREST PRODUCTS OPERATIONS

     For information concerning the Company's financial condition and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities."

  REAL ESTATE AND OTHER OPERATIONS

     As of September 30, 1996, approximately $3.8 million was outstanding pursuant to a loan agreement secured by the RTC portfolio (the "RTC Portfolio Loan"). The RTC Portfolio Loan matures on December 31, 1999 and bears interest at prime plus 3%. Upon the sale of any secured property or loan, principal payments are required based on the release price (as defined) of such property or loan.

     On July 15, 1995, a real estate subsidiary of MAXXAM, MCO Properties Inc. ("MCOP"), amended and restated its revolving credit agreement with a bank which will expire on May 15, 1998 (the "MCOP Credit Agreement"). Borrowings under the MCOP Credit Agreement are secured primarily by (i) MCOP's eligible receivables and real estate held for investment or development and sale, (ii) MCOP's pledge of the common stock of certain of its subsidiaries, and (iii) the guarantee of certain of MCOP's subsidiaries and MAXXAM. Further, MAXXAM has pledged MCOP's common stock as additional security. Interest is computed at the bank's prime rate plus 1/2% or the bank's Eurodollar rate plus 2 3/4%. The MCOP Credit Agreement contains various covenants including a minimum net worth requirement and limitations on the payment of dividends (neither of which MAXXAM believes is material), investments and the incurrence of indebtedness. The MCOP Credit Agreement provides for borrowings of up to $14.0 million, of which $8.5 million may be used for standby letters of credit. The available credit is subject to borrowing base limitation calculations. As of September 30, 1996, $11.0 million of borrowings was available under the MCOP Credit Agreement; there were no outstanding borrowings, and letters of credit outstanding amounted to $1.4 million.

     In July 1993, MAXXAM, through various subsidiaries, acquired various interests (which totaled approximately 29.7%) in SHRP, Ltd. for $9.1 million. MAXXAM increased its equity interest in SHRP, Ltd. to 45.0%, as a result of a $5.6 million capital contribution in October 1994. On January 15, 1995, SHRP, Ltd. defaulted on the $4.4 million semi-annual interest payment due on $75.0 million aggregate principal amount of its 11 3/4% Senior Secured Notes. On April 17, 1995, SHRP, Ltd. and its wholly owned subsidiary, SHRP Capital Corp., together with SHRP Acquisition, Inc., a wholly owned subsidiary of MAXXAM and SHRP, Ltd.'s largest limited partner (collectively, the "Debtors"), filed voluntary petitions seeking to reorganize under the provisions of Chapter 11 of the United States Bankruptcy Code. The bankruptcy cases were consolidated and transferred to the United States Bankruptcy Court for the Southern District of Texas, Houston Division, Case No. 95-43739-H3-11. On September 22, 1995, the bankruptcy plan of the Debtors (the "Plan") was confirmed and on October 6, 1995, the transactions called for by the Plan were completed.

     A new investor group (the "New SHRP Investor Group") made a capital contribution of cash in the aggregate amount of $5.9 million (wholly owned subsidiaries of MAXXAM contributed $5.8 million) to SHRP, Ltd. Additionally, a wholly owned subsidiary of MAXXAM contributed an adjoining approximately 87-acre tract of land (with a fair market value of $2.3 million). The new managing general partner of the reorganized SHRP, Ltd. (the "SHRP Managing General Partner") is SHRP General Partner, Inc., a wholly owned subsidiary of MAXXAM. SHRP Managing General Partner was issued a 1% interest in the

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

reorganized SHRP, Ltd. in exchange for contributing its pro rata share of the investment made by the New SHRP Investor Group. In an unrelated transaction, on October 20, 1995, a wholly owned subsidiary of MAXXAM purchased, for $7.3 million, $14.6 million aggregate initial principal amount of the SHRP Notes and the corresponding shares of common stock of SHRP Equity, Inc. (a Delaware corporation and an additional general partner of the reorganized SHRP, Ltd.) to which the selling noteholder was entitled. Such shares of common stock represent 39.0% of the shares of common stock of SHRP Equity, Inc. After giving effect to these transactions, wholly owned subsidiaries of MAXXAM hold, directly or indirectly, approximately 78.8% of the equity in the reorganized SHRP, Ltd.

     SHRP, Ltd. has sustained substantial operating losses since it began operations in April 1994. At September 30, 1996, SHRP, Ltd. had cash and cash equivalents of $2.9 million and a line of credit from its partners of $1.7 million, of which MAXXAM's portion is $1.6 million. SHRP, Ltd. projects a loss from operations for the next two years. In the event that the existing cash resources of SHRP, Ltd. and the line of credit are inadequate to support the cash flow requirements of SHRP, Ltd., alternative sources of funding will be necessary. MAXXAM is not obligated to provide any further economic support to SHRP, Ltd., beyond the $1.6 million line of credit commitment.

     As of September 30, 1996, MAXXAM's real estate and other subsidiaries had approximately $11.0 million available for use under the MCOP Credit Agreement (all of which could be borrowed and distributed to MAXXAM). MAXXAM believes that the existing cash and credit facilities of its real estate and other subsidiaries are sufficient to fund the working capital and capital expenditure requirements of such subsidiaries for the next year. With respect to the long-term liquidity of such subsidiaries, MAXXAM believes that their ability to generate cash from the sale of their existing real estate, together with their ability to obtain financing, should provide sufficient funds to meet their working capital and capital expenditure requirements. See also "Risk
Factors -- Ability to Service Indebtedness."

TRENDS

  ALUMINUM OPERATIONS

     Sensitivity to Prices

     Kaiser's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold. KACC enters into primary aluminum hedging transactions from time to time in the normal course of business. Primary aluminum hedging transactions are designed to mitigate Kaiser's exposure to declines in the market price of primary aluminum, while retaining the ability to participate in favorable environments that may materialize. KACC has employed strategies which include forward sales and purchases of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. At November 30, 1996, KACC had sold forward, at fixed prices, approximately 70,000 and 93,600 tons of primary aluminum in excess of its projected internal fabrication requirements for 1997 and 1998, respectively, and had purchased put options to establish a minimum price for 196,000 and 45,000 tons of such 1997 and 1998 surplus, respectively. The weighted average price for Kaiser's purchased put options with respect to 1997 are below the AMT Price for the week ended December 13, 1996. The weighted average price of the minimum of the range established with respect to Kaiser's other 1998 option contracts approximates the AMT Price for the week ended December 13, 1996.

     In addition, as of November 30, 1996, KACC had sold approximately 89% and 90% of the alumina available to it in excess of its projected internal smelting requirements for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to the future prices of primary aluminum.

     KACC has established margin accounts with its counterparties related to forward aluminum sales and option contracts. KACC is entitled to receive advances from counterparties related to unrealized gains and, in turn, is required to make margin deposits with counterparties to cover unrealized losses related to these contracts. At December 31, 1995, Kaiser was not required to maintain any such margin deposits. At

December 31, 1994, KACC had $50.5 million on deposit with various counterparties with respect to such deposit requirements. These amounts were recorded in prepaid expenses and other current assets.

     At September 30, 1996, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,481 per metric ton ($.67 per pound) of primary aluminum, natural gas and fuel oil forward purchase and option contracts, and forward foreign exchange contracts was $46.4 million.

     Recent Trends and Developments

     During 1995, the average Midwest U.S. transaction price (the "AMT Price") for primary aluminum was approximately $.86 per pound compared to $.72 and $.54 per pound in 1994 and 1993, respectively. The significant improvement in prices during 1994 and 1995 resulted from strong growth in Western world consumption of aluminum and the curtailment of production in response to lower prices in prior periods by many producers worldwide. In 1995, production of primary aluminum increased and consumption of aluminum continued to grow, but at a much lower rate than in 1994. In general, the overall aluminum market was strongest in the first half of 1995. By the second half of 1995, orders and shipments for certain products had softened and the rate of decline in London Metal Exchange ("LME") inventories had leveled off. By the end of 1995, some small increases in LME inventories occurred, and prices of aluminum weakened from first-half levels. This trend has continued throughout the first eleven months of 1996 as the supply of primary aluminum exceeded demand during this period. Net reported primary aluminum inventories have increased by approximately 53,000 tons in 1996 based upon recent reports of the LME (through December 13, 1996) and the International Primary Aluminium Institute ("IPAI") (through October 31, 1996), following substantial declines of 764,000 and 1,153,000 tons in 1994 and 1995, respectively. The AMT Price for primary aluminum for the week ended December 13, 1996, was approximately $.72 per pound.

     Increased production of primary aluminum due to restarts of certain previously idled capacity, the commissioning of a major new smelter in South Africa, and the continued high level of exports from the CIS have contributed to increased supplies of primary aluminum to the Western world in 1996. While the economies of the major aluminum consuming regions -- the United States, Japan, Western Europe, and Asia -- are performing relatively well, management believes that the reduction of aluminum inventories by consumers, as prices have continued to decline, has suppressed the growth in primary aluminum demand that normally accompanies growth in economic and industrial activity. In addition to these supply/demand dynamics, management believes the recent decline in primary aluminum prices may have been influenced by a recent major decline in copper prices on the LME.

     Fourth Quarter Results

     Kaiser incurred net losses of $4.8 million in the third quarter of 1996 and expects to continue to sustain net losses in the fourth quarter of 1996 due principally to lower average realized prices for alumina and primary aluminum, as compared to prices realized in the fourth quarter of 1995, and due to increased raw material, energy, and operational costs associated with the production of alumina at Kaiser's Gramercy alumina refinery and 65%-owned Alpart alumina refinery in Jamaica as compared to amounts incurred in the fourth quarter of 1995. Such losses could substantially exceed the loss for the third quarter of 1996.

     Profit Enhancement and Cost Cutting Initiative

     Kaiser has set a goal of achieving significant cost reductions and other profit improvements during 1997, with the full effect planned to be realized in 1998. The initiative is based on Kaiser's conclusion that the current level of performance of its existing facilities and businesses will not achieve the level of profits Kaiser considers satisfactory based upon historic long-term average prices for primary aluminum and alumina. To achieve this goal, Kaiser plans reductions in production costs, improvements in operating efficiencies, decreases in corporate selling, general and administrative expenses and enhancements to product mix. There can be no assurance that the initiative will result in the desired cost reductions and other profit improvements.

  FOREST PRODUCTS OPERATIONS

     For information concerning trends with respect to the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Financial Condition and Investing and Financing Activities."

RECENT ACCOUNTING PRONOUNCEMENTS

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans, and provides for alternative methods for an employer to recognize stock-based compensation costs. Under the first method, an employer may continue to account for compensation costs for stock, stock options, and other equity instruments issued to employees as it has historically, using the "intrinsic value based method" (as described in SFAS
123), and such compensation costs would be the excess, if any, of the quoted market price of the stock subject to an option at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The intrinsic value based method generally would not result in the recognition of compensation costs upon the grant of stock options. Under the second method, an employer may adopt the "fair value based method" (as described in SFAS 123). Under the fair value based method, such compensation costs would be valued using an option-pricing model, and such amount would be charged to expense over the option's vesting period. Employers which elect to continue to account for stock-based compensation under the intrinsic value based method will be required by SFAS 123 to disclose in the notes to their financial statements the amount of net income and the earnings per share which would have been reported had the employer elected to use the fair value based method. MAXXAM has elected to continue to account for stock-based compensation under the intrinsic value based method, and will comply with the disclosure requirement of SFAS 123 for fiscal years beginning January 1, 1996.

                            BUSINESS OF THE COMPANY

GENERAL

     The Company engages in forest products operations through MGI and its wholly owned subsidiaries, Pacific Lumber and Britt, and Pacific Lumber's subsidiaries, Scotia Pacific and Salmon Creek. Pacific Lumber, which has been in continuous operation for over 125 years, engages in several principal aspects of the lumber industry -- the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber products and the manufacturing of lumber into a variety of value-added finished products. Britt manufactures redwood and cedar fencing and decking products from small diameter logs, a substantial portion of which Britt acquires from Pacific Lumber (which cannot efficiently process them in its own mills).

PACIFIC LUMBER OPERATIONS

  TIMBERLANDS

     Pacific Lumber owns and manages approximately 192,000 acres of commercial timberlands. These timberlands are located in Humboldt County along the northern California coast which has very favorable soil and climate conditions. These timberlands contain approximately three-quarters redwood and one-quarter Douglas-fir timber. Pacific Lumber's acreage is virtually contiguous, is located in close proximity to its sawmills and contains an extensive network of roads. These factors greatly facilitate Pacific Lumber's operations and forest management techniques. The extensive roads throughout Pacific Lumber's timberlands facilitate log hauling, serve as fire breaks and allow Pacific Lumber's foresters access to employ forest stewardship techniques which protect the trees from forest fires, erosion, insects and other damage.

     Approximately 179,000 acres of Pacific Lumber's timberlands are owned by Scotia Pacific (the "Scotia Pacific Timberlands"), a special purpose Delaware corporation and wholly owned subsidiary of Pacific Lumber. Pacific Lumber has the exclusive right to harvest (the "Pacific Lumber Harvest Rights") approximately 8,000 non-contiguous acres of the Scotia Pacific Timberlands consisting substantially of virgin old growth redwood and virgin old growth Douglas-fir timber located on numerous small parcels throughout the Scotia Pacific Timberlands. Substantially all of Scotia Pacific's assets, including the Scotia Pacific Timberlands and the GIS (defined below), are pledged as security for the Timber Notes. Pacific Lumber harvests and purchases from Scotia Pacific all of the logs harvested from the Scotia Pacific Timberlands. See
" -- Relationships With Scotia Pacific and Britt" for a description of this and other relationships among Pacific Lumber, Scotia Pacific and Britt. Approximately 6,000 acres of Pacific Lumber's timberlands are owned by Salmon Creek.

     The forest products industry grades lumber in various classifications according to quality. The two broad categories within which all grades fall, based on the absence or presence of knots, are called "upper" and "common" grades, respectively. "Old growth" trees, often defined as trees which have been growing for approximately 200 years or longer, have a higher percentage of upper grade lumber than "young growth" trees (those which have been growing for less than 200 years). "Virgin" old growth trees are located in timber stands that have not previously been harvested. "Residual" old growth trees are located in timber stands which have been partially harvested in the past.

     Pacific Lumber has engaged in extensive efforts to supplement the natural regeneration of timber and increase the amount of timber on its timberlands. Pacific Lumber is required to comply with California forestry regulations regarding reforestation, which generally require that an area be reforested to specified standards within an established period of time. Pacific Lumber also actively engages in efforts to establish timberlands from open areas such as pasture land. During 1995, Pacific Lumber planted approximately 676,000 redwood and Douglas-fir seedlings. Regeneration of redwood timber generally is accomplished through the natural growth of new redwood sprouts from the stump remaining after a redwood tree is harvested. Such new redwood sprouts grow quickly, thriving on existing mature root systems. In addition, Pacific Lumber supplements natural redwood regeneration by planting redwood seedlings. Douglas-fir timber grown on Pacific Lumber's timberlands is regenerated almost entirely by planting seedlings.

  HARVESTING PRACTICES

     The ability of Pacific Lumber to sell logs or lumber products will depend, in part, upon its ability to obtain regulatory approval of THPs. THPs are required to be developed by registered professional foresters and must be filed with, and approved by, the CDF prior to the harvesting of timber. Each THP is designed to comply with applicable environmental laws and regulations. The CDF's evaluation of proposed THPs incorporates review and analysis of such THPs by several California and federal agencies and public comments received with respect to such THPs. An approved THP is applicable to specific acreage and specifies the harvesting method and other conditions relating to the harvesting of the timber covered by such THP. See "-- Regulatory and Environmental Factors" for information regarding a critical habitat designation, sustained yield regulations and related matters. Pacific Lumber maintains a detailed geographical information system covering its timberlands (the "GIS"). The GIS covers numerous aspects of Pacific Lumber's properties, including timber type, tree class, wildlife data, roads, rivers and streams. By carefully monitoring and updating this data base and conducting field studies, Pacific Lumber's foresters are better able to develop detailed THPs addressing the various regulatory requirements. Pacific Lumber also utilizes a Global Positioning System ("GPS") which allows precise location of geographic features through satellite positioning. Use of the GPS greatly enhances the quality and efficiency of GIS data.

     Pacific Lumber employs a variety of well-accepted methods of selecting trees for harvest. These methods, which are designed to achieve optimal regeneration and growth, are referred to as "silvicultural systems" in the forestry profession. Silvicultural systems range from very light thinnings aimed at enhancing the growth rate of retained trees to clear cutting which results in the harvest of all trees in an area and regeneration of a new forest stand. In between are a number of varying levels of partial harvests which can be employed. Pacific Lumber's foresters select the appropriate silvicultural system for any given site based upon the specific conditions of that site. Pacific Lumber frequently employs silvicultural systems that involve thinnings followed by a variety of partial cuttings to achieve a high degree of natural regeneration. Partial harvesting allows the remaining trees to obtain more light, nutrients and water, thereby promoting faster growth rates. Pacific Lumber uses a variety of factors, including the size and density of the remaining trees, to determine when to again submit a THP with respect to a given area. Clear cutting is only used when it is prudent due to specific site conditions (such as the inadvisability of repetitive partial harvestings, undesirable tree species composition for natural regeneration, topographic difficulties which preclude partial cuttings or the need to create more diverse wildlife habitats within watersheds as recommended by Pacific Lumber's wildlife biologists). Due to the magnitude of its timberlands and conservative application of silvicultural systems, Pacific Lumber has historically conducted harvesting operations on approximately 5% of its timberlands in any given year.

  PRODUCTION FACILITIES

     Pacific Lumber owns four highly mechanized sawmills and related facilities located in Scotia, Fortuna and Carlotta, California. The sawmills historically have been supplied almost entirely from timber harvested from Pacific Lumber's timberlands. Since 1986, Pacific Lumber has implemented numerous technological advances which have increased the operating efficiency of its production facilities and the recovery of finished products from its timber. Over the past three years, Pacific Lumber's annual lumber production has averaged approximately 268 million board feet, with approximately 290, 286, and 228 million board feet produced in 1995, 1994 and 1993, respectively. Lumber production volume was 221 million board feet during the first nine months of 1996. The Fortuna sawmill, built by Pacific Lumber in 1972, produces primarily common grade lumber. During 1995 and the first nine months of 1996, the Fortuna mill produced approximately 94 million and 75 million board feet of lumber, respectively. The Carlotta sawmill was acquired in 1986 and produces both common and upper grade redwood lumber. During 1995 and the first nine months of 1996, the Carlotta mill produced approximately 67 million and 47 million board feet of lumber, respectively. Sawmill "A," located in Scotia, was remodeled in 1983 and processes Douglas-fir logs while Sawmill "B," also located in Scotia, primarily processes large diameter redwood logs. During 1995 and the first nine months of 1996, Sawmill "A" produced 79 million and 67 million board feet of lumber, respectively. During 1995 and the first nine months of 1996, Sawmill "B" produced 51 million and 31 million board feet of lumber, respectively.

     Pacific Lumber operates a finishing plant which processes rough lumber into a variety of finished products such as trim, fascia, siding and paneling. These finished products include the industry's largest variety of customized trim and fascia patterns. Pacific Lumber also enhances the value of some grades of common grade lumber by assembling knot-free pieces of narrower and shorter lumber into wider or longer pieces in its state-of-the-art end and edge glue plants. The result is a standard sized upper grade product which can be sold at a significant premium over common grade products. Pacific Lumber has also installed a lumber remanufacturing facility at its mill in Fortuna.

     Pacific Lumber dries the majority of its upper grade lumber before it is sold. Upper grades of redwood lumber are generally air-dried for six to eighteen months and then kiln-dried for seven to twenty-four days to produce a dimensionally stable and high quality product which generally commands higher prices than "green" lumber (which is lumber sold before it has been dried). Upper grade Douglas-fir lumber is generally kiln-dried immediately after it is cut. Pacific Lumber owns and operates 34 kilns, having an annual capacity of approximately 95 million board feet, to dry its upper grades of lumber efficiently in order to produce a quality, premium product. Pacific Lumber also maintains several large enclosed storage sheds which hold approximately 27 million board feet of lumber.

     In addition, Pacific Lumber owns and operates a modern 25-megawatt cogeneration power plant which is fueled almost entirely by the wood residue from its milling and finishing operations. This power plant generates substantially all of the energy requirements of Scotia, California, the town adjacent to Pacific Lumber's timberlands where several of its manufacturing facilities are located. Pacific Lumber sells surplus power to Pacific Gas and Electric Company. In 1995, the sale of surplus power accounted for approximately 1% of Pacific Lumber's total revenues.

  PRODUCTS

     The following table sets forth the distribution of Pacific Lumber's lumber production (on a net board foot basis) and revenues by product line:

                                              NINE MONTHS ENDED
                                              SEPTEMBER 30, 1996                YEAR ENDED DECEMBER 31, 1995
                                     ------------------------------------   ------------------------------------
                                     % OF TOTAL                             % OF TOTAL
                                       LUMBER     % OF TOTAL                  LUMBER     % OF TOTAL
                                     PRODUCTION     LUMBER     % OF TOTAL   PRODUCTION     LUMBER     % OF TOTAL
              PRODUCT                  VOLUME      REVENUES     REVENUES      VOLUME      REVENUES     REVENUES
-----------------------------------  ----------   ----------   ----------   ----------   ----------   ----------
Upper grade redwood lumber.........       12%          33%         27%           17%          38%         31%
Common grade redwood lumber........       52%          41%         34%           54%          40%         32%
                                         ---          ---          --           ---          ---          --
          Total redwood lumber.....       64%          74%         61%           71%          78%         63%

                                         ---          ---          --           ---          ---          --

Upper grade Douglas-fir lumber.....        4%           6%          5%            3%           5%          4%

Common grade Douglas-fir lumber....       26%          16%         13%           23%          14%         11%

                                         ---          ---          --           ---          ---          --

          Total Douglas-fir
            lumber.................       30%          22%         18%           26%          19%         15%

                                         ---          ---          --           ---          ---          --

Other grades of lumber.............        6%           4%          3%            3%           3%          4%

                                         ---          ---          --           ---          ---          --

          Total lumber.............      100%         100%         82%          100%         100%         82%

                                         ===          ===          ==           ===          ===          ==

Logs...............................                                10%                                     7%
                                                                   ==                                     ==

Hardwood chips.....................                                 2%                                     4%

Softwood chips.....................                                 4%                                     5%
                                                                   --                                     --

          Total wood chips.........                                 6%                                     9%
                                                                   ==                                     ==


     Lumber

     Pacific Lumber primarily produces and markets lumber. In 1995 and during the first nine months of 1996, Pacific Lumber sold approximately 277 million and 233 million board feet of lumber, respectively, which accounted for approximately 82% of Pacific Lumber's total revenues for each period. Lumber products vary greatly by the species and quality of the timber from which it is produced. Lumber is sold not only by grade (such as "upper" grade versus "common" grade), but also by board size and the drying process associated with the lumber.

     Redwood lumber is Pacific Lumber's largest product category. Redwood is commercially grown only along the northern coast of California and possesses certain unique characteristics which permit it to be sold at a premium to many other wood products. Such characteristics include its natural beauty, superior ability to retain paint and other finishes, dimensional stability and innate resistance to decay, insects and chemicals. Typical applications include exterior siding, trim and fascia for both residential and commercial construction, outdoor furniture, decks, planters, retaining walls and other specialty applications. Redwood also has a variety of industrial applications because of its chemical resistance and because it does not impart any taste or odor to liquids or solids.

     Upper grade redwood lumber, which is derived primarily from old growth trees and is characterized by an absence of knots and other defects and a very fine grain, is used primarily in more costly and distinctive interior and exterior applications. The overall supply of upper grade lumber has been diminishing due to increasing environmental and regulatory restrictions and other factors. While Pacific Lumber's competitive position with respect to upper grade lumber has been improving due to the quality of its timberlands, Pacific Lumber's supply of upper grade lumber has decreased in some premium product categories. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Results of Operations." Common grade redwood lumber, Pacific Lumber's largest volume product, has many of the same aesthetic and structural qualities of redwood uppers, but has some knots, sapwood and a coarser grain. Such lumber is commonly used for construction purposes, including outdoor structures such as decks, hot tubs and fencing.

     Douglas-fir lumber is used primarily for new construction and some decorative purposes and is widely recognized for its strength, hard surface and attractive appearance. Douglas-fir is grown commercially along the west coast of North America and in Chile and New Zealand. Upper grade Douglas-fir lumber is derived primarily from old growth Douglas-fir timber and is used principally in finished carpentry applications. Common grade Douglas-fir lumber is used for a variety of general construction purposes and is largely interchangeable with common grades of other whitewood lumber.

     Logs

     Pacific Lumber currently sells certain logs that, due to their size or quality, cannot be efficiently processed by its mills into lumber. The purchasers of these logs are largely Britt, and surrounding mills which do not own sufficient timberlands to support their mill operations. See
" -- Relationships With Scotia Pacific and Britt" below. Except for the agreement with Britt described below, Pacific Lumber does not have any significant contractual relationships with any third parties relating to the purchase of logs. Pacific Lumber has historically not purchased significant quantities of logs from third parties; however, Pacific Lumber may from time to time purchase logs from third parties for processing in its mills or for resale to third parties if, in the opinion of management, economic factors are advantageous to Pacific Lumber.

     Wood Chips

     Pacific Lumber uses a whole-log chipper to produce wood chips from hardwood trees which would otherwise be left as waste. These chips are sold to third parties primarily for the production of facsimile and other specialty papers. Pacific Lumber also produces softwood chips from the wood residue and waste from its milling and finishing operations. These chips are sold to third parties for the production of wood pulp and paper products.

  BACKLOG AND SEASONALITY

     Pacific Lumber's backlog of sales orders at December 31, 1995 and 1994 was approximately $11.5 million and approximately $11.9 million, respectively, the substantial portion of which was delivered in the first quarter of the next fiscal year. Pacific Lumber's backlog of sales orders at September 30, 1996 was approximately $20.4 million. Pacific Lumber has historically experienced lower first quarter sales due largely to the general decline in construction-related activity during the winter months. As a result, Pacific Lumber's results in any one quarter are not necessarily indicative of results to be expected for the full year.

  MARKETING

     The housing, construction and remodeling markets are the primary markets for Pacific Lumber's lumber products. Pacific Lumber's policy is to maintain a wide distribution of its products both geographically and in terms of the number of customers. Pacific Lumber sells its lumber products throughout the country to a variety of accounts, the large majority of which are wholesalers, followed by retailers, industrial users, exporters and manufacturers. Upper grades of redwood and Douglas-fir lumber are sold throughout the entire United States, as well as to export markets. Common grades of redwood lumber are sold principally west of the Mississippi River, with California accounting for approximately 63% and 67% of these sales in 1995 and during the first nine months of 1996, respectively. Common grades of Douglas-fir lumber are sold primarily in California. In 1995, no single customer accounted for more than 4% of Pacific Lumber's total revenues. Exports of lumber accounted for approximately 4% of Pacific Lumber's total revenues during each of 1995 and the first nine months of 1996. Pacific Lumber markets its products through its own sales staff which focuses primarily on domestic sales.

     Pacific Lumber actively follows trends in the housing, construction and remodeling markets in order to maintain an appropriate level of inventory and assortment of product. Due to its high quality products, large inventory, competitive prices and long history, Pacific Lumber believes that it has a strong degree of customer loyalty.

  COMPETITION

     Pacific Lumber's lumber is sold in highly competitive markets. Competition is generally based upon a combination of price, service, product availability and product quality. Pacific Lumber's products compete not only with other wood products but with metals, masonry, plastic and other construction materials made from non-renewable resources. The level of demand for Pacific Lumber's products is dependent on such broad factors as overall economic conditions, interest rates and demographic trends. In addition, competitive considerations, such as total industry production and competitors' pricing, as well as the price of other construction products, affect the sales prices for Pacific Lumber's lumber products. Pacific Lumber currently enjoys a competitive advantage in the upper grade redwood lumber market due to the quality of its timber holdings and relatively low cost production operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Results of Operations." Competition in the common grade redwood and Douglas-fir lumber market is more intense, and Pacific Lumber competes with numerous large and small lumber producers.

  EMPLOYEES

     As of September 30, 1996, Pacific Lumber had approximately 1,600 employees, none of whom are covered by a collective bargaining agreement.

  RELATIONSHIPS WITH SCOTIA PACIFIC AND BRITT

     In March 1993, Pacific Lumber consummated its offering of $235.0 million of its Senior Notes and Scotia Pacific consummated its offering of $385.0 million of Timber Notes. Upon the closing of such offerings, Pacific Lumber, Scotia Pacific and Britt entered into a variety of agreements. Pacific Lumber and Scotia Pacific entered into a Services Agreement (the "Services Agreement") and an Additional Services Agreement (the "Additional Services Agreement"). Pursuant to the Services Agreement, Pacific Lumber provides operational, management and related services with respect to the Scotia Pacific Timberlands containing timber of Scotia Pacific ("Scotia Pacific Timber") not performed by Scotia Pacific's own employees. Such services include the furnishing of all equipment, personnel and expertise not within Scotia Pacific's possession and reasonably necessary for the operation and maintenance of the Scotia Pacific

Timberlands containing Scotia Pacific Timber. In particular, Pacific Lumber is required to regenerate Scotia Pacific Timber, prevent and control loss of Scotia Pacific Timber by fires, maintain a system of roads throughout the Scotia Pacific Timberlands, take measures to control the spread of disease and insect infestation affecting Scotia Pacific Timber and comply with environmental laws and regulations, including measures with respect to waterways, habitat, hatcheries and endangered species. Pacific Lumber is also required (to the extent necessary) to assist Scotia Pacific personnel in updating the GIS and to prepare and file, on Scotia Pacific's behalf, all pleadings and motions and otherwise diligently pursue appeals of any denial of any THP and related matters. As compensation for these and the other services to be provided by Pacific Lumber, Scotia Pacific pays a fee which is adjusted on January 1 of each year based on a specified government index relating to wood products. The fee was approximately $115,000 per month in 1995 and has been approximately $112,000 per month in 1996. Pursuant to the Additional Services Agreement, Scotia Pacific provides Pacific Lumber with a variety of services, including (a) assisting Pacific Lumber to operate, maintain and harvest its own timber properties, (b) updating and providing access to the GIS with respect to information concerning Pacific Lumber's own timber properties, and (c) assisting Pacific Lumber with its statutory and regulatory compliance. Pacific Lumber pays Scotia Pacific a fee for such services equal to the actual cost of providing such services, as determined in accordance with generally accepted accounting principles.

     Pacific Lumber and Scotia Pacific also entered into a Master Purchase Agreement (the "Master Purchase Agreement"). The Master Purchase Agreement governs all purchases of logs by Pacific Lumber from Scotia Pacific. Each purchase of logs by Pacific Lumber from Scotia Pacific is made pursuant to a separate log purchase agreement (which incorporates the terms of the Master Purchase Agreement) for the Scotia Pacific Timber covered by an approved THP. Each log purchase agreement generally constitutes an exclusive agreement with respect to the timber covered thereby, subject to certain limited exceptions. The purchase price must be at least equal to the SBE Price (as defined below). The Master Purchase Agreement provides that if the purchase price equals or exceeds (i) the price for such species and category thereof set forth on the structuring schedule applicable to the Timber Notes and (ii) the SBE Price, then such price shall be deemed to be the fair market value of such logs. The Master Purchase Agreement defines the "SBE Price," for any species and category of timber, as the stumpage price for such species and category as set forth in the most recent "Harvest Value Schedule" published by the California State Board of Equalization ("SBE") applicable to the timber sold during the period covered by such Harvest Value Schedule. Such Harvest Value Schedules are published for purposes of computing yield taxes and generally are released every six months. As Pacific Lumber purchases logs from Scotia Pacific pursuant to the Master Purchase Agreement, Pacific Lumber is responsible, at its own expense, for harvesting and removing the standing Scotia Pacific Timber covered by approved THPs and, thus, the purchase price thereof is based upon "stumpage prices." Title to the harvested logs does not pass to Pacific Lumber until the logs are transported to Pacific Lumber's log decks and measured. Substantially all of Scotia Pacific's revenues are derived from the sale of logs to Pacific Lumber under the Master Purchase Agreement.

     Pacific Lumber, Scotia Pacific and Salmon Creek also entered into a Reciprocal Rights Agreement granting to each other certain reciprocal rights of egress and ingress through their respective properties in connection with the operation and maintenance of such properties and their respective businesses. In addition, Pacific Lumber entered into an Environmental Indemnification Agreement with Scotia Pacific pursuant to which Pacific Lumber agreed to indemnify Scotia Pacific from and against certain present and future liabilities arising with respect to hazardous materials, hazardous materials contamination or disposal sites, or under environmental laws with respect to the Scotia Pacific Timberlands.

     Pacific Lumber entered into an agreement with Britt (the "Britt Agreement") which governs the sale of logs by Pacific Lumber and Britt to each other, the sale of hog fuel (wood residue) by Britt to Pacific Lumber for use in Pacific Lumber's cogeneration plant, the sale of lumber by Pacific Lumber and Britt to each other, and the provision by Pacific Lumber of certain administrative services to Britt (including accounting, purchasing, data processing, safety and human resources services). The logs which Pacific Lumber sells to Britt and which are used in Britt's manufacturing operations are sold at approximately 75% of applicable SBE prices (to reflect the lower quality of these logs). Logs which either Pacific Lumber or Britt purchases from third parties and which are then sold to each other are transferred at the actual cost of such logs. Hog fuel is sold at applicable market prices, and administrative services are provided by Pacific Lumber based on Pacific Lumber's actual costs and an allocable share of Pacific Lumber's overhead expenses consistent with past practice.

  REGULATORY AND ENVIRONMENTAL FACTORS

     Regulatory and environmental issues play a significant role in Pacific Lumber's forest products operations. Pacific Lumber's forest products operations are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. These laws include the Forest Practice Act, which requires that timber harvesting operations be conducted in accordance with detailed requirements set forth in the Forest Practice Act and in the regulations promulgated thereunder by the BOF. The ESA and CESA provide in general for the protection and conservation of specifically listed fish, wildlife and plants which have been declared to be endangered or threatened. CEQA provides, in general, for protection of the environment of the state, including protection of air and water quality and of fish and wildlife. In addition, the California Water Quality Act requires, in part, that Pacific Lumber's operations be conducted so as to reasonably protect the water quality of nearby rivers and streams. Pacific Lumber is subject to certain pending matters described below, including the resolution of issues relating to the final designation of critical habitat for the marbled murrelet, which could have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Moreover, the laws and regulations relating to the Company's forest products operations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending or future legislation, governmental regulations or judicial or administrative decisions would not materially adversely affect the Company.

     In March 1992, the marbled murrelet was approved for listing as endangered under the CESA. In October 1992, the USFWS issued its final rule listing the marbled murrelet as a threatened species under the ESA in the tri-state area of Washington, Oregon and California. Pacific Lumber has incorporated, and will continue to incorporate as required, mitigation measures into its THPs to protect and maintain habitat for the marbled murrelet on its timberlands. The BOF requires Pacific Lumber to conduct pre-harvest marbled murrelet surveys to provide certain site specific mitigations in connection with THPs covering virgin old growth timber and unusually dense stands of residual old growth timber. Such surveys can only be conducted during a portion of the murrelet's nesting and breeding season, which extends from April through mid-September. Accordingly, such surveys are expected to delay the review and approval process with respect to certain of the THPs filed by Pacific Lumber. The results of such surveys to date (based upon current survey protocols) have indicated that Pacific Lumber has approximately 6,600 acres of occupied marbled murrelet habitat. A substantial portion of this land contains virgin and residual old growth timber and the bulk of it falls within the areas designated as critical habitat for the marbled murrelet (see below). Pacific Lumber is unable to predict when or if it will be able to harvest this acreage.

     In May 1996, the USFWS published the Final Designation of critical habitat for the marbled murrelet, designating over four million acres as critical habitat for the marbled murrelet. Although nearly all of the designated habitat is public land, approximately 33,000 acres of the Company's timberlands are included in the Final Designation, the substantial portion of such acreage being young growth timber. In order to mitigate the impact of the Final Designation, particularly with respect to timberlands occupied by the marbled murrelet, Pacific Lumber over the last few years has attempted to develop the Murrelet HCP. Due to, among other things, the unfavorable response of the USFWS to Pacific Lumber's initial Murrelet HCP efforts, Pacific Lumber and its subsidiaries filed the Takings Litigation alleging that certain portions of its timberlands have been "taken" and seeking just compensation. See "Legal Proceedings -- Pacific Lumber Litigation" for a description of the Takings Litigation. Pursuant to the Headwaters Agreement described below under "-- Headwaters Agreement," the Takings Litigation has been stayed by the Court at the request of the parties.

     It is impossible to determine the potential adverse effect of the Final Designation on the Company's consolidated financial position, results of operations or liquidity until such time as the material regulatory and

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

legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as critical habitat for the marbled murrelet, such effect could be materially adverse. If Pacific Lumber is unable to harvest or is severely limited in harvesting, it intends to seek just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute a governmental taking. There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the ESA and/or the CESA and to designate critical habitat for such species. For example, the NMFS recently announced that by April 25, 1997, it would make a final determination whether to list the coho salmon under the ESA in northern California, including, potentially, lands owned by Pacific Lumber. It is uncertain what impact, if any, such listings and/or designations of critical habitat would have on the Company's consolidated financial position, results of operations or liquidity. See "-- Headwaters Agreement" below for a description of certain terms of the Headwaters Agreement relating to processing and approval of the Multi-Species HCP covering Pacific Lumber's timberlands. See also "Legal
Proceedings -- Pacific Lumber Litigation" for a description of the pending Marbled Murrelet action. See "-- Headwaters Agreement" below for a description of certain terms of the Headwaters Agreement relating to processing and approval of the Multi-Species HCP.

     In 1994, the BOF adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish an LTSY harvest level that takes into account environmental and economic considerations. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. On December 17, 1996, Pacific Lumber submitted a proposed SYP to the CDF. The proposed SYP sets forth an LTSY harvest level substantially the same as Pacific Lumber's average annual timber harvest over the last five years. The proposed SYP also indicates that Pacific Lumber's average annual timber harvest during the first decade of the SYP would approximate the LTSY harvest level. During the second decade of the proposed SYP, Pacific Lumber's average annual timber harvest would be approximately 8% less than that proposed for the first decade. The SYP, when approved, will be valid for ten years. Thereafter, revised SYPs will be prepared every decade that will address the LTSY harvest level based upon reassessment of changes in the resource base and protection of public resources. The proposed SYP assumes that the transactions contemplated by the Headwaters Agreement will be consummated and that the Multi-Species HCP will permit Pacific Lumber to harvest its timberlands (including over the next two decades a substantial portion of its old growth timberlands not transferred pursuant to the Headwaters Agreement) to achieve maximum sustained yield. The SYP is subject to review and approval by the CDF, and there can be no assurance that the SYP will be approved in its proposed form. Until the SYP is reviewed and approved, Pacific Lumber is unable to predict the impact that these regulations will have on its future timber harvesting practices. It is possible that the results of the review and approval process could require Pacific Lumber to reduce its timber harvest in future years from the harvest levels set forth in the proposed SYP. Pacific Lumber believes it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands and submitting corresponding amendments to its SYP; however, there can be no assurance that it would be able to do so and the amount of such acquisitions would be limited by Pacific Lumber's available financial resources. The Company is unable to predict the ultimate impact the sustained yield regulations will have on its future financial position, results of operations or liquidity. See "-- Headwaters Agreement" below for a description of certain terms of the Headwaters Agreement relating to the SYP.

     Various groups and individuals have filed objections with the CDF and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of Pacific Lumber's THPs and other timber harvesting operations, and Pacific Lumber expects that such groups and individuals will continue to file such objections. In addition, lawsuits are pending or threatened which seek to prevent Pacific Lumber from implementing certain of its approved THPs or which challenge other operations by Pacific Lumber. These challenges have severely restricted Pacific Lumber's ability to harvest old growth timber on its property. To date, challenges with respect to Pacific Lumber's THPs relating to young growth timber have been limited; however, no assurance can be given as to the extent of such challenges in the future. The Company believes that environmentally focused challenges to its timber harvesting operations are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented Pacific Lumber from conducting a portion of its operations, they have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Nevertheless, it is impossible to predict the future nature or degree of such challenges or their ultimate impact on the consolidated operating results, financial position or liquidity of the Company. See also "Legal Proceedings -- Pacific Lumber Litigation" for a description of the pending Marbled Murrelet action.

     In June 1990, the USFWS designated the northern spotted owl as threatened under the ESA. The owl's range includes all of Pacific Lumber's timberlands. The ESA and its implementing regulations (and related California regulations) generally prohibit harvesting operations in which individual owls might be killed, displaced or injured or which result in significant habitat modification that could impair the survival of individual owls or the species as a whole. Since 1988, biologists have conducted inventory and habitat utilization studies of northern spotted owls on Pacific Lumber's timberlands. Pacific Lumber has developed and the USFWS has given its full concurrence to a northern spotted owl management plan (the "Owl Plan"). The Owl Plan was recently updated through 1999 and the USFWS expressed its agreement that operations consistent with the Owl Plan would not result in the taking of any owls. By incorporating the Owl Plan into each THP filed with the CDF, Pacific Lumber is able to expedite the approval time with respect to its THPs. The plaintiffs in the Marbled Murrelet action have requested and received injunctive relief with respect to certain THPs involving the Owl Plan. See "Legal Proceedings -- Pacific Lumber Litigation." Both federal and state agencies continue to review and consider possible additional regulations regarding the northern spotted owl. It is uncertain if such additional regulations will become effective or their ultimate content or impact on the Company.

     Laws and regulations dealing with Pacific Lumber's operations are subject to change and new laws and regulations are frequently introduced concerning the California timber industry. From time to time, bills are introduced in the California legislature and the U.S. Congress which relate to the business of Pacific Lumber, including the protection and acquisition of old growth and other timberlands, endangered species, environmental protection, air and water quality, and the restriction, regulation and administration of timber harvesting practices. It is impossible to predict the content of any such bills, the likelihood of any of the bills passing or the impact of any of these bills on the future liquidity, consolidated financial position or operating results of the Company. Furthermore, any bills which are passed are subject to executive veto and court challenge. In addition to existing and possible new or modified statutory enactments, regulatory requirements and administrative and legal actions, the California timber industry remains subject to potential California or local ballot initiatives and evolving federal and California case law which could affect timber harvesting practices. It is impossible, however, to assess the effect of such matters on the Company's consolidated financial position, operating results or liquidity.

  HEADWATERS AGREEMENT

     On September 28, 1996, the Pacific Lumber Parties entered into the Headwaters Agreement, which provides the framework for the acquisition by the United States and California of certain timberlands of Pacific Lumber.

     The Headwaters Agreement requires the parties to use their respective best, good faith efforts to achieve certain items (the "Specified Items"). The Specified Items include the transfer to the United States and California of the Headwaters Timberlands, such timberlands consisting of 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest and related buffer zones (respectively, the "Headwaters Forest" and the "Elk Head Forest"). Approximately 4,900 of these acres are owned by Salmon Creek and are part of the area commonly referred to as the "Headwaters Forest." The remaining acreage is owned by Scotia Pacific (Pacific Lumber having harvesting rights on a portion of the acreage).

     These timberlands would be transferred in exchange for (a) property and other consideration (possibly including cash) from both the United States and California having an aggregate fair market value of $300 million and (b) the Elk River Timberlands, consisting of 7,775 acres of adjacent timberlands to be acquired by the United States and California from a third party. The Specified Items also include acquisition by the United States and California of the Elk River Property, consisting of approximately 9,600 acres of timberlands, including the Elk River Timberlands, which would be transferred to Pacific Lumber (the "Exchanged Elk River Property"). An additional Specified Item is the expedited development and submission by Pacific Lumber and processing (a) by the United States of a Permit to be based upon a Multi-Species HCP covering Pacific Lumber's remaining timberlands and the timberlands and timber harvesting rights which Pacific Lumber will own as a result of the various transactions (the "Resulting Pacific Lumber Timber Property") as well as the Headwaters Forest and the Elk Head Forest (both as conserved habitat) and (b) by California of an SYP covering the Resulting Pacific Lumber Timber Property. The Headwaters Agreement contains various provisions regarding the processing of the HCP, the Permit and the SYP. Pacific Lumber expects that receipt of the Permit would expedite the approval time and reduce the costs associated with its THPs.

     The Specified Items also require, among other things, dismissal with prejudice at closing of the Takings Litigation pending against the United States and California. See "Legal Proceedings -- Pacific Lumber Litigation." The Headwaters Agreement provides that the parties will file appropriate joint motions to stay the Takings Litigation, subject to certain rights of the parties to terminate the stay.

     The Headwaters Agreement provides that the Pacific Lumber Parties will not enter the Headwaters Forest or the Elk Head Forest to conduct logging operations, including salvage logging (the "Moratorium"). The Moratorium will, however, terminate if within ten months from the date of the Agreement the parties have not achieved the Specified Items to their respective satisfaction. In addition, as a condition to the continued effectiveness of the Moratorium, the United States and/or California must provide to Pacific Lumber, within 60 days of the date of the Agreement, a list of property interests owned or controlled by the United States and/or California meeting certain conditions, including that they have a good faith estimated fair market value equal to or in excess of $300 million and are available for exchange (the "Presented Properties"). Should California and/or the United States fail to perform this obligation within 120 days from the date of the Agreement, the Moratorium terminates. If the Presented Properties list is furnished, the parties have a ten-day period of time in which to agree upon the procedures to be used for determining the fair market value of the Presented Properties. Pacific Lumber has an additional 30-day period of time (the "Evaluation Period") in which to evaluate the Presented Properties. The Moratorium terminates if the parties fail to agree upon such appraisal procedures by the end of the ten-day period or if at the end of the Evaluation Period Pacific Lumber has failed to identify $300 million in fair market value of Presented Properties that it finds acceptable.

     The Headwaters Agreement requires the lists of Presented Properties to be accompanied by sufficient background information (including valuation information) to enable Pacific Lumber to determine the commercial viability and the ability to monetize such property interests. On December 5, 1996, the United States and California each furnished a list of properties. Neither list was accompanied by the requisite background information, although both lists did indicate that additional information would be made available. The list of United States properties consisted of oil and gas interests in Kern County, California, approximately 3,000 acres of young growth timberlands in Humboldt, Mendocino and Trinity Counties in California, and surplus acreage next to a federal office building in Laguna Niguel, California. The California list contained a variety of properties located throughout the state. On December 10, 1996, Pacific Lumber wrote to the United States and California, stating, among other things, that the requisite background information had not been furnished, requesting the missing information and indicating that certain of the properties did not appear to be "available," as legislative action would be required for exchange of certain of the properties.

     Closing of the Headwaters Agreement is subject to various conditions, including (a) completion of the Specified Items, (b) approval of an HCP and SYP and issuance of the Permit, each in form and substance satisfactory to Pacific Lumber, (c) the issuance by the Internal Revenue Service and the California Franchise Tax Board of closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) the absence of a judicial decision in any litigation brought by third parties that any party reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement, and (e) approval by the boards of directors of the applicable Pacific Lumber Parties. The Headwaters

Agreement also provides that the parties will cooperate and act in good faith to preserve diligently the Headwaters Agreement, the HCP, the Permit and the SYP against third party challenge.

BRITT LUMBER OPERATIONS

  BUSINESS

     Britt is located in Arcata, California, approximately 45 miles north of Pacific Lumber's headquarters. Britt's primary business is the processing of small diameter redwood logs into wood fencing products for sale to retail and wholesale customers. Britt was incorporated in 1965 and operated as an independent manufacturer of fence products until July 1990, when it was purchased by a subsidiary of the Company. Britt purchases small diameter (6 to 11 inch) and short length (6 to 12 feet) redwood logs from Pacific Lumber and a variety of different diameter and different length logs from various timberland owners. Britt processes logs at its mill into a variety of different fencing products, including "dog-eared" 1" x 6" fence stock in six and eight foot lengths, 4" x 4" fence posts in 6 through 12 foot lengths, and other fencing products in 6 through 12 foot lengths. Britt's purchases of logs from third parties are generally consummated pursuant to short-term contracts of twelve months or less. See "-- Pacific Lumber Operations -- Relationships With Scotia Pacific and Britt" for a description of Britt's log purchases from Pacific Lumber.

  MARKETING

     In 1995, Britt sold approximately 78 million board feet of lumber products to approximately 100 different customers. During the first nine months of 1996, Britt sold approximately 62 million board feet of lumber products to over 100 customers. Over one-half of Britt's 1995 lumber sales were in northern California. The remainder of its 1995 sales were in southern California and ten other western states. The largest and top five of such customers accounted for approximately 33% and 72%, respectively, of such 1995 sales. Britt markets its products through its own salesmen to a variety of customers, including distribution centers, industrial remanufacturers, wholesalers and retailers and is expanding its market eastward.

     Britt's backlog of sales orders at December 31, 1995 and 1994 was approximately $3.2 million and $3.6 million, respectively, the substantial portion of which was delivered in the first quarter of the next fiscal year. Britt's backlog of sales orders at September 30, 1996 was $2.2 million.

  FACILITIES AND EMPLOYEES

     Britt's manufacturing operations are conducted on 12 acres of land, 10 acres of which are leased on a long-term fixed-price basis from an unrelated third party. Fence production is conducted in a 46,000 square foot mill. An 18 acre log sorting and storage yard is located one quarter of a mile away. The mill was constructed in 1980, and capital expenditures to enhance its output and efficiency are made periodically. Britt's (single shift) mill capacity, assuming 40 production hours per week, is estimated at 35.5 million board feet of fencing products per year. As of September 30, 1996, Britt employed approximately 110 people, none of whom are covered by a collective bargaining agreement.

  COMPETITION

     Management estimates that Britt accounted for approximately one-third of the redwood fence market in 1995. Britt competes primarily with the northern California mills of Louisiana Pacific, Georgia Pacific and Eel River.

LEGAL PROCEEDINGS

     See "Legal Proceedings -- Pacific Lumber Litigation" for a description of certain legal proceedings in which Pacific Lumber is involved and "Legal Proceedings -- USAT Matters" for a description of the Martel action in which MGI is involved.

                               BUSINESS OF MAXXAM

ALUMINUM OPERATIONS

  GENERAL

     MAXXAM engages in aluminum operations through Kaiser. Kaiser is a fully integrated aluminum producer operating in all principal aspects of the aluminum industry -- the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of primary aluminum and the manufacture of fabricated (including semi-fabricated) aluminum products. Kaiser is one of the largest domestic aluminum producers in terms of primary aluminum smelting capacity and is the Western world's second largest producer/seller of alumina, accounting for approximately 7% of the Western world's alumina capacity in 1995. Kaiser's production levels of alumina and primary aluminum exceed its internal processing needs which allows it to be a major seller of alumina (approximately 2.0 million tons in 1995 or 72% of 1995 production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of 1995 production) to third parties. Kaiser is also a major domestic supplier of fabricated aluminum products. In 1995, Kaiser shipped approximately 368,200 tons of fabricated aluminum products to third parties, which accounted for approximately 6% of the total tonnage of United States domestic shipments. A majority of Kaiser's fabricated products are sold to distributors or used by customers as components in the manufacture and assembly of finished end-use products.

  INDUSTRY OVERVIEW

     Primary aluminum is produced by the refining of bauxite into alumina and the reduction of alumina into primary aluminum. Approximately two pounds of bauxite are required to produce one pound of alumina, and approximately two pounds of alumina are required to produce one pound of primary aluminum. Aluminum's valuable physical properties include its light weight, corrosion resistance, thermal and electrical conductivity and high tensile strength.

     Demand

     The packaging, transportation and construction industries are the principal consumers of aluminum in the United States, Japan and Western Europe. In the packaging industry, which accounted for approximately 22% of consumption in 1995 in the United States, Japan and Western Europe, aluminum's recyclability and weight advantages have enabled it to gain market share from steel and glass, primarily in the beverage container area. Nearly all beer cans and soft drink cans manufactured for the United States market are made of aluminum. Kaiser believes that growth in the packaging area is likely to continue through the 1990s due to general population increase and to further penetration of the beverage container market in emerging markets. Kaiser believes that growth in demand for can sheet in the United States will follow the growth in population, offset, in part, by the effects of the use of lighter gauge aluminum for can sheet and of plastic container production from newly installed capacity.

     In the transportation industry, which accounted for approximately 28% of aluminum consumption in the United States, Japan and Western Europe in 1995, automotive manufacturers use aluminum instead of steel, ductile iron, or copper for an increasing number of components, including radiators, wheels, suspension components, and engines, in order to meet more stringent environmental, safety, and fuel efficiency standards. Kaiser believes that sales of aluminum to the transportation industry have considerable growth potential due to projected increases in the use of aluminum in automobiles. In addition, Kaiser believes that consumption of aluminum in the construction industry will follow the cyclical growth pattern of that industry, and will benefit from higher growth in Asian and Latin American economies.

     Supply

     As of year-end 1995, Western world aluminum capacity from 107 smelting facilities was approximately 16.6 million tons per year. Western world production of primary aluminum for 1995 increased approximately 1.8% compared to 1994. Net exports of aluminum from the former Sino Soviet bloc increased approximately

240% from 1990 levels during the period from 1991 through 1995 to approximately
2.1 million tons per year. These exports contributed to a significant increase in LME stocks of primary aluminum which peaked in June 1994 at 2.7 million tons. By the end of 1995, LME stocks of primary aluminum had declined 2.1 million tons from this peak level and 1.1 million tons from the beginning of 1995. As of December 13, 1996, LME stocks of primary aluminum were approximately 947,175 tons. See "-- Recent Industry Trends."

     Based upon information currently available, Kaiser believes that moderate additions will be made during 1996-1998 to Western world alumina and primary aluminum production capacity. The increases in alumina capacity during 1996-1998 are expected to come from one new refinery which began operations in 1995 and incremental expansions of existing refineries. In addition, Kaiser believes that there is currently approximately 1.1 million tons of unutilized smelting capacity that is available for production. The increases in primary aluminum capacity during 1996-1998 are expected to come from a major new smelter in South Africa which began operations in 1995, two new smelters which may begin operations in 1996 or 1997, and the remainder principally from incremental expansions of existing smelters.

  RECENT INDUSTRY TRENDS

     Primary Aluminum

     During 1995, the AMT Price for primary aluminum was approximately $.86 per pound compared to $.72 and $.54 per pound in 1994 and 1993, respectively. The significant improvement in prices during 1994 and 1995 resulted from strong growth in Western world consumption of aluminum and the curtailment of production in response to lower prices in prior periods by many producers worldwide. In 1995, production of primary aluminum increased and consumption of aluminum continued to grow, but at a much lower rate than in 1994. In general, the overall aluminum market was strongest in the first half of 1995. By the second half of 1995, orders and shipments for certain products had softened and the rate of decline in LME inventories had leveled off. By the end of 1995, some small increases in LME inventories occurred, and prices of aluminum weakened from first-half levels. This trend has continued throughout the first eleven months of 1996 as the supply of primary aluminum exceeded demand during this period. Net reported primary aluminum inventories have increased by approximately 53,000 tons in 1996 based upon recent available reports of the LME (through December 13, 1996) and the IPAI (through October 31, 1996), following substantial declines of 764,000 and 1,153,000 tons in 1994 and 1995, respectively. The AMT Price for primary aluminum for the week ended December 13, 1996 was approximately $.72 per pound.

     Increased production of primary aluminum due to restarts of certain previously idled capacity, the commissioning of a major new smelter in South Africa, and the continued high level of exports from the CIS have contributed to increased supplies of primary aluminum to the Western world in 1996. While the economies of the major aluminum consuming regions -- the United States, Japan, Western Europe, and Asia -- are performing relatively well, Kaiser believes that the reduction of aluminum inventories by consumers, as prices have continued to decline, has suppressed the growth in primary aluminum demand that normally accompanies growth in economic and industrial activity. In addition to these supply/demand dynamics, Kaiser believes that the recent decline in primary aluminum prices may have been influenced by a recent major decline in copper prices on the LME.

     The following table indicates the monthly average AMT Price for each of the months from January 1993 through November 1996 as reported by Metals Week. The AMT Price for the week ended December 13, 1996, as reported by Metals Week, was
72.0264 cents per pound.

                                                 AVERAGE TRANSACTION PRICES (CENTS/POUND)
                                                 ----------------------------------------
                                                  1996       1995        1994       1993
                                                 ------     -------     ------     ------
        January................................  75.514     100.377     57.019     56.479
        February...............................  75.100      93.847     61.641     55.993
        March..................................  76.414      88.745     62.343     53.794
        April..................................  75.517      90.388     61.890     52.345
        May....................................  75.314      85.338     64.007     52.694
        June...................................  70.450      85.305     67.807     54.673
        July...................................  69.767      87.788     72.656     56.829
        August.................................  70.023      87.828     71.249     55.516
        September..............................  67.567      82.010     77.764     52.095
        October................................  65.112      78.384     83.839     51.660
        November...............................  70.019      78.000     91.926     50.365
        December...............................              78.823     91.484     53.902
                                                 ------     -------     ------     ------
          Average..............................  71.891      86.403     71.969     53.862
                                                 ======     =======     ======     ======

     Alumina

     Western world demand for alumina, and the price of alumina, declined in 1994 in response to the curtailment of Western world smelter production of primary aluminum, partially offset by increased usage of Western world alumina by smelters in the Commonwealth of Independent States ("CIS") and in the PRC. Increased Western world production of primary aluminum, as well as continued imports of Western world alumina by the CIS and the PRC, during 1995 resulted in higher demand for Western world alumina and significantly stronger alumina pricing. In the first nine months of 1996, however, the alumina market softened, primarily as a result of increased alumina production and decreased alumina exports to the CIS and the PRC, resulting in lower alumina prices.

     Fabricated Products

     United States shipments of domestic fabricated aluminum products in 1995 were approximately at 1994 levels, although in 1995 demand for can sheet in the United States softened relative to 1994. Shipments of domestic mill products during the first nine months of 1996 declined approximately 4% compared to the first nine months of 1995, principally due to an approximate 10% decline in the shipment of can sheet and a reduction of consumer inventories of other fabricated aluminum products. This trend has continued through the fourth quarter of 1996.

     See "Risk Factors -- Risk Factors Relating to Kaiser" for a discussion of certain factors that could cause actual results to differ from those that could otherwise result from the industry trends discussed above.

  STRATEGY

     Kaiser's objectives are to maintain leading market positions in its core businesses, while developing new opportunities both domestically and internationally which will enhance, and reduce the cyclicality of, Kaiser's earnings. The primary elements of Kaiser's strategies to achieve these objectives are:

     Increasing the competitiveness of its existing facilities. Kaiser is continuing to increase the competitiveness of its existing facilities. In 1995, Kaiser successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs in 1996 for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. Kaiser expects to continue to benefit from these savings in electric power costs at these facilities in 1997 and beyond. See "Risk Factors -- Risk Factors Relating to Kaiser -- Power Supply."

     Kaiser has also commenced the modernization and expansion of the carbon baking furnace at its Mead smelter at an estimated cost of approximately $52.0 million. This project will lower costs, enhance safety and improve the environmental performance of the facility. This modernization is expected to be completed in late 1998.

     Kaiser continues to implement changes to the process and product mix of its Trentwood rolling mill in an effort to maximize its profitability and maintain full utilization of the facility. Recently, Kaiser has approved an expansion of its heat treat capacity by approximately one-third. Sales of Kaiser's heat treat products have increased significantly over the last several years and are made primarily to the aerospace and general engineering markets, which are experiencing growth in demand. The project is estimated to cost approximately $45.0 million and to take approximately two years to complete. See
"-- Production Operations."

     Developing proprietary technologies. Kaiser has developed proprietary technologies which present growth opportunities in the future and have enabled it to substantially improve its operating efficiencies.

     Kaiser has developed a unique micromill for the production of can sheet from molten metal using a continuous cast process. The capital and conversion costs of these micromills are expected to be significantly lower than conventional rolling mills. Micromills are also expected to result in lower transportation costs due to the ability to strategically locate a micromill in close proximity to a manufacturing facility. Micromills are expected to be particularly well suited to take advantage of the rapid growth in demand for can sheet expected in emerging markets in Asia and Latin America where there is limited indigenous supply. Kaiser believes that micromills should also be capable of manufacturing other sheet products at relatively low capital and operating costs. The micromill technology is based on a proprietary thin-strip, high-speed, continuous-belt casting technique linked directly to hot and cold rolling mills. The major advantage of the process is that the sheet is continuously manufactured from molten metal, unlike the conventional process in which the metal is first cast into large, solid ingots and subsequently rolled into sheet through a series of highly capital-intensive steps. The first micromill is nearing completion in Nevada as a full-scale demonstration and production facility. Kaiser expects operational start-up of the facility by the end of 1996. If Kaiser is successful in proving and commercializing its micromill technology, micromills could represent an important source of future growth. There can be no assurance that Kaiser will be able to successfully develop and commercialize the technology for use at full-scale facilities. See "-- Research and Development."

     Kaiser has developed and installed proprietary retrofit technology in all of its smelters over the last decade, which has significantly contributed to increased and more efficient production of primary aluminum. Through continuing technological improvements, Kaiser's smelters have achieved improved energy efficiency and longer average life of reduction cells. Kaiser is actively engaged in licensing its smelting and other process and product technology and selling technical and managerial assistance to other producers worldwide. See "-- Production Operations -- Primary Aluminum Products."

     Increasing participation in emerging markets. Kaiser is actively pursuing opportunities to increase its participation in emerging markets by using its technical expertise and capital to form joint ventures or acquire equity in aluminum-related facilities in foreign countries where it can apply its proprietary technology. Kaiser has created Kaiser Aluminum International to identify growth opportunities in targeted emerging markets and develop the needed country competence to complement Kaiser's product and process competence in capitalizing on such opportunities. Kaiser has focused its efforts on countries that are expected to be important suppliers of aluminum and/or large customers for aluminum and alumina, including the PRC, Russia and other members of the CIS, India, and Venezuela. Kaiser's proprietary retrofit technology has been installed by Kaiser at various third party locations throughout the world and is an integral part of Kaiser's initiatives for participating in new and existing smelting facilities. See "Risk Factors -- Risk Factors Relating to Kaiser -- Foreign Activities" above and "-- International Business Development" below.

  SENSITIVITY TO PRICES AND HEDGING PROGRAMS

     Kaiser's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold. Primary aluminum prices have historically been subject to significant cyclical price fluctuations. During the period January 1, 1993 through December 13, 1996, the AMT Price for primary aluminum has ranged from approximately $.50 to $1.00 per pound. For the week ended December 13, 1996, the AMT Price of primary aluminum was approximately $.72 per pound. Alumina prices as well as fabricated aluminum product prices (which vary considerably among products) are significantly influenced by changes in the price of primary aluminum but generally lag behind primary aluminum price changes by up to three months. See "-- Industry Overview" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Trends -- Aluminum Operations."

     Kaiser's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina (approximately 2.0 million tons in 1995 or 72% of production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of production) to third parties.

     As of November 30, 1996, Kaiser had sold forward substantially all of the alumina available to it in excess of its projected internal smelting requirements for the balance of 1996, and 89% and 90% of such excess alumina for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to future prices of primary aluminum.

     As of November 30, 1996, Kaiser had sold forward at fixed prices approximately 70,000 tons of its primary aluminum in excess of its projected internal fabrication requirements in 1997 and approximately 93,600 tons of such surplus in 1998 at fixed prices in excess of the AMT Price for primary aluminum for the week ended December 13, 1996. In addition, Kaiser has purchased put options in respect of approximately 196,000 tons and 45,000 tons of such surplus in 1997 and 1998, respectively, to establish a minimum price in excess of the AMT Price for primary aluminum for the week ended December 13, 1996. The weighted average price for Kaiser's purchased put options with respect to 1997 are below the AMT Price for the week ended December 13, 1996. The weighted average price of the minimum of the range established with respect to Kaiser's other 1998 option contracts approximates the AMT Price for the week ended December 13, 1996.

  PRODUCTION OPERATIONS

     The following table sets forth total shipments and intracompany transfers of Kaiser's alumina, primary aluminum, and fabricated aluminum operations:

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                                          -------------------     -------------------------------
                                           1996        1995        1995        1994        1993
                                          -------     -------     -------     -------     -------
                                                          (IN THOUSANDS OF TONS)
    ALUMINA:
      Shipments to Third Parties........  1,506.7     1,494.6     2,040.1     2,086.7     1,997.5
      Intracompany Transfers............    662.2       546.3       800.6       820.9       807.5
    PRIMARY ALUMINUM:
      Shipments to Third Parties........    262.9       184.5       271.7       224.0       242.5
      Intracompany Transfers............     97.0       171.3       217.4       225.1       233.6
    FABRICATED ALUMINUM PRODUCTS:
      Shipments to Third Parties........    245.4       284.3       368.2       399.0       373.2

     Kaiser's operations are conducted through KACC's decentralized business units which compete through-out the aluminum industry.

- The alumina business unit, which mines bauxite and obtains additional bauxite tonnage under long-term contracts, produced approximately 8% of Western world alumina in 1995. During 1995, Kaiser's shipments of bauxite to third parties represented approximately 21% of bauxite mined. In addition, Kaiser's third party shipments of alumina represented approximately 72% of alumina produced. Kaiser's share of total Western world alumina capacity was approximately 7% in 1995.

- The primary aluminum products business unit operates two domestic smelters wholly owned by Kaiser and two foreign smelters in which Kaiser holds significant ownership interests. During 1995, Kaiser's shipments of primary aluminum to third parties represented approximately 66% of primary aluminum production. Kaiser's share of total Western world primary aluminum capacity was approximately 3% in 1995.

- Fabricated aluminum products are manufactured by three business units -- flat-rolled products, extruded products and engineered components. The products include body, lid, and tab stock for beverage containers, sheet and plate products, heat-treated products, screw machine stock, redraw rod, forging stock, truck wheels and hubs, air bag canisters, engine manifolds, and other castings, forgings and extruded products, which are manufactured at plants located in principal marketing areas of the United States and Canada. The aluminum utilized in Kaiser's fabricated products operations is comprised of primary aluminum, obtained both internally and from third parties, and scrap metal purchased from third parties.

     Alumina

     The following table lists Kaiser's bauxite mining and alumina refining facilities as of December 31, 1995:

                                                                            ANNUAL          TOTAL
                                                                          PRODUCTION       ANNUAL
                                                                           CAPACITY       PRODUCTION
                                                            COMPANY      AVAILABLE TO     CAPACITY
             ACTIVITY           FACILITY     LOCATION      OWNERSHIP        KAISER        ---------
    --------------------------  --------     ---------     ---------     ------------      (TONS)
                                                                            (TONS)
    Bauxite Mining............      KJBC(1)    Jamaica         49%         4,500,000      4,500,000
                                  Alpart(2)    Jamaica         65%         2,275,000      3,500,000
                                                                           ---------      ---------
                                                                           6,775,000      8,000,000
                                                                           =========      =========
    Alumina Refining..........  Gramercy     Louisiana        100%         1,000,000      1,000,000
                                  Alpart       Jamaica         65%           943,000      1,450,000
                                     QAL     Australia       28.3%           934,000      3,300,000
                                                                           ---------      ---------
                                                                           2,877,000      5,750,000
                                                                           =========      =========

---------------
(1) Although Kaiser owns 49% of KJBC, it has the right to receive all of such entity's output.

(2) Alpart bauxite is refined into alumina at the Alpart refinery.

     Bauxite mined in Jamaica by KJBC is refined into alumina at Kaiser's plant at Gramercy, Louisiana, or is sold to third parties. In 1979, the Government of Jamaica granted Kaiser a mining lease for the mining of bauxite sufficient to supply Kaiser's then-existing Louisiana alumina refineries at their annual capacities of 1,656,000 tons per year until January 31, 2020. Alumina from the Gramercy plant is sold to third parties.

     Alpart holds bauxite reserves and owns a 1,450,000 tons per year alumina plant located in Jamaica. Kaiser owns a 65% interest in Alpart, and Hydro Aluminium a.s ("Hydro") owns the remaining 35% interest. Kaiser has management responsibility for the facility on a fee basis. Kaiser and Hydro have agreed to be responsible for their proportionate shares of Alpart's costs and expenses. The Government of Jamaica has granted Alpart a mining lease and has entered into other agreements with Alpart designed to assure that sufficient reserves of bauxite will be available to Alpart to operate its refinery as it may be expanded to a capacity of 2,000,000 tons per year through the year 2024.

     Kaiser owns a 28.3% interest in Queensland Alumina Limited ("QAL"), which owns the largest and one of the most efficient alumina refineries in the world, located in Queensland, Australia. QAL refines bauxite into alumina, essentially on a cost basis, for the account of its stockholders pursuant to long-term tolling contracts. The stockholders, including Kaiser, purchase bauxite from another QAL stockholder under long-term supply contracts. Kaiser has contracted with QAL to take approximately 792,000 tons per year of capacity or pay standby charges. Kaiser is unconditionally obligated to pay amounts calculated to service its share ($93.3 million in principal amount at September 30, 1996) of certain debt of QAL, as well as other QAL costs and expenses, including bauxite shipping costs. QAL's annual production capacity is approximately 3,300,000 tons, of which approximately 934,000 tons are available to Kaiser.

     Kaiser's principal customers for bauxite and alumina consist of large and small domestic and international aluminum producers that purchase bauxite and reduction-grade alumina for use in their internal refining and smelting operations, trading intermediaries who resell raw materials to end-users, and users of chemical-grade alumina. In 1995, Kaiser sold all of its bauxite to two customers, the largest of which accounted for approximately 74% of such sales. Kaiser also sold alumina to nine customers, the largest and top five of which accounted for approximately 23% and 90% of such sales, respectively. See
"-- Competition." Kaiser believes that among alumina producers it is now the Western world's second largest seller of alumina to third parties. Kaiser's strategy is to sell a substantial portion of the bauxite and alumina available to it in excess of its internal refining and smelting requirements under multi-year sales contracts. See "-- Sensitivity to Prices and Hedging Programs."

     Primary Aluminum Products

     The following table lists Kaiser's primary aluminum smelting facilities as of December 31, 1995:

                                                                  ANNUAL
                                                                  RATED          TOTAL
                                                                 CAPACITY       ANNUAL         1995
                                                  COMPANY      AVAILABLE TO      RATED      OPERATING
               LOCATION             FACILITY     OWNERSHIP        KAISER       CAPACITY        RATE
    ------------------------------  ---------    ---------     ------------    --------     ---------
                                                                  (TONS)        (TONS)
    Domestic
      Washington..................    Mead          100%          200,000       200,000         82%
      Washington..................   Tacoma         100%           73,000        73,000         82%
                                                                  -------       -------
         Subtotal.................                                273,000       273,000
                                                                  -------       -------
    International
      Ghana.......................    Valco          90%          180,000       200,000         68%
      Wales, United Kingdom.......  Anglesey         49%           55,000       112,000        119%
                                                                  -------       -------
         Subtotal.................                                235,000       312,000
                                                                  -------       -------
              TOTAL...............                                508,000       585,000
                                                                  =======       =======

     Kaiser owns two smelters located at Mead and Tacoma, Washington, where alumina is processed into primary aluminum. The Mead facility uses pre-bake technology and produces primary aluminum. Approximately 71% of Mead's 1995 production was used at Kaiser's Trentwood fabricating facility and the balance was sold to third parties. The Tacoma plant uses Soderberg technology and produces primary aluminum and high-grade, continuous-cast, redraw rod, which currently commands a premium price in excess of the price of primary aluminum. Both smelters have achieved significant production efficiencies in recent years through retrofit technology, cost controls, and semi-variable wage and power contracts, leading to increases in production volume and enhancing their ability to compete with newer smelters. At the Mead plant, Kaiser has converted to welded anode assemblies to increase energy efficiency, extended the anode life-cycle in the smelting process, changed from pencil to liquid pitch to produce carbon anodes which achieve environmental and operating savings, and engaged in efforts to increase production through the use of improved, higher-efficiency reduction cells. Kaiser has also commenced the modernization and expansion of the carbon baking furnace at its Mead smelter at an estimated cost of approximately $52.0 million. This project will lower costs, enhance safety and improve the environmental performance of the facility. This modernization is expected to be completed in late 1998. See "-- Strategy."

     Electric power supply represents an important production cost for Kaiser at its aluminum smelters. In 1995, Kaiser successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. Kaiser expects to continue to benefit from these savings in electric power costs at these facilities in 1997 and beyond. From 1981 until 1995, electric power for Kaiser's Mead and Tacoma smelters was purchased exclusively from the Bonneville Power Administration ("BPA") by Kaiser under a contract which expires in 2001. In April 1995, the BPA agreed to allow each of the direct service industrial customers (the "DSIs"), which include Kaiser, to purchase a portion of its electric power requirement from sources other than the BPA beginning October 1, 1995. In June 1995, Kaiser entered into an agreement with The Washington Water Power Company ("WWP") to purchase up to 50 megawatts of electric power for its Northwest facilities for a five-year term beginning October 1, 1995. Kaiser is receiving power under that contract, which power displaces a portion of Kaiser's interruptible power from the BPA. In addition, in 1995 Kaiser entered into a new power purchase contract with the BPA, which amends the existing BPA power contract and which contemplates reductions during 1996 in the amount of power which Kaiser is obligated to purchase from the BPA and which the BPA is obligated to sell to Kaiser, and the replacement of such power with power to be purchased from other suppliers. Kaiser is negotiating power purchase agreements for such power with suppliers other than the BPA. Contracts for the purchase of all power required by Kaiser's Mead and Tacoma smelters and Trentwood rolling mill for 1996, and for approximately 75% of such power for the period 1997-2001, have been finalized. Two parties filed lawsuits in December 1995 against the BPA petitioning the court to review and set aside the BPA's offers of the new power purchase contracts to the DSIs, including the offer that Kaiser accepted. These lawsuits have been consolidated. In addition, the BPA's Business Plan Environmental Impact Statement that is under review in connection with the lawsuits challenging the BPA's transmission agreements with the DSIs, including Kaiser, as described in the following paragraph, is part of the record supporting the BPA's new power purchase contracts with the DSIs, and an adverse decision in those lawsuits may affect Kaiser's new power purchase contract with the BPA. The effect of such lawsuits, if any, on Kaiser's new power purchase contract with the BPA is not known. Certain of the DSIs, including Kaiser, have intervened in the lawsuits.

     In 1995, Kaiser also entered into agreements with the BPA and with the WWP, with terms ending in 2001, under which the BPA and the WWP would provide to Kaiser transmission services for power purchased from sources other than the BPA. The term of the transmission services agreement with the BPA was subsequently extended for an additional fifteen years, which extension has been challenged. Four lawsuits have been filed against the BPA by various parties, which lawsuits either challenge the BPA's record of decision offering such an extension agreement to the DSIs or challenge the BPA's Business Plan Environmental Impact Statement record of decision in connection therewith. Certain of the DSIs, including Kaiser, have intervened in the four lawsuits. See "-- Strategy."

     Kaiser reduced operations at its Mead and Tacoma smelters in Washington to approximately 75% of their full capacity in January 1993, when three reduction potlines were removed from production (two at Mead and one at Tacoma) in response to a power reduction imposed by the BPA. In March 1995, the BPA offered to its industrial customers, including Kaiser, surplus firm power at a discounted rate for the period April 1, 1995, through July 31, 1995, to enable such customers to restart idle industrial loads. In April 1995, Kaiser and the BPA entered into a contract for an amount of such power, and thereafter Kaiser restarted one-half of an idle potline (approximately 9,000 tons of annual capacity) at its Tacoma, Washington, smelter. The Tacoma smelter was returned to full production in October 1995. In 1995, Kaiser entered into a one-year power supply contract with the BPA, for a term ended September 30, 1996, in connection with the restart of idled capacity at its Mead smelter. The Mead smelter returned to full production in December 1995.

     Kaiser manages, and owns a 90% interest in, the Valco aluminum smelter in Ghana. The Valco smelter uses pre-bake technology and processes alumina supplied by Kaiser and the other participant into primary aluminum under long-term tolling contracts which provide for proportionate payments by the participants in amounts intended to pay not less than all of Valco's operating and financing costs. Kaiser's share of the primary aluminum is sold to third parties. Power for the Valco smelter is supplied under an agreement which expires in 2017. The agreement indexes two-thirds of the price of the contract quantity of power to the market price of primary aluminum. The agreement also provides for a review and adjustment of the base power rate and the price index every five years. The most recent review was completed in April 1994 for the 1994-1998 period. Valco has entered into an agreement with the government of Ghana under which Valco has been assured (except in cases of force majeure) that it will receive sufficient electric power to operate at its current level of three and one-half potlines through December 31, 1996. Kaiser believes that Valco should have available sufficient electric power to operate at least at its current level through 1997.

     See "Risk Factors -- Risk Factors Relating to Kaiser -- Power Supply."

     Kaiser owns a 49% interest in the Anglesey Aluminium Limited ("Anglesey") aluminum smelter and port facility at Holyhead, Wales. The Anglesey smelter uses pre-bake technology. Kaiser supplies 49% of Anglesey's alumina requirements and purchases 49% of Anglesey's aluminum output. Kaiser sells its share of Anglesey's output to third parties. Power for the Anglesey alumina smelter is supplied under an agreement which expires in 2001.

     Kaiser has developed and installed proprietary retrofit technology in all of its smelters, as well as at third party locations. This technology -- which includes the redesign of the cathodes and anodes that conduct electricity through reduction cells, improved "feed" systems that add alumina to the cells, and a computerized system that controls energy flow in the cells -- has significantly contributed to increased and more efficient production of primary aluminum and enhances Kaiser's ability to compete more effectively with the industry's newer smelters. Kaiser is actively engaged in efforts to license this technology and sell technical and managerial assistance to other producers worldwide, and may participate in joint ventures or similar business partnerships which employ Kaiser's technical and managerial knowledge. See
"-- Strategy" and "-- Research and Development."

     Kaiser's principal primary aluminum customers consist of large trading intermediaries and metal brokers, who resell primary aluminum to fabricated product manufacturers, and large and small international aluminum fabricators. In 1995, Kaiser sold its primary aluminum production not utilized for internal purposes to approximately 35 customers, the largest and top five of which accounted for approximately 25% and 62% of such sales, respectively. See
"-- Competition." Marketing and sales efforts are conducted by a small staff located at the business unit's headquarters in Pleasanton, California, and by senior executives of Kaiser who often participate in the structuring of major sales transactions. A majority of the business unit's sales are based upon long-term relationships with metal merchants and end-users.

     Fabricated Aluminum Products

     Kaiser manufactures and markets fabricated aluminum products for the packaging, transportation, construction, and consumer durables markets in the United States and abroad. Sales in these markets are made directly and through distributors to a large number of customers. In 1995, four domestic beverage container manufacturers were among the leading customers for Kaiser's fabricated products and accounted for approximately 12% of Kaiser's sales revenue.

     Kaiser's fabricated products compete with those of numerous domestic and foreign producers and with products made of steel, copper, glass, plastic, and other materials. Product quality, price, and availability are the principal competitive factors in the market for fabricated aluminum products. Kaiser has focused its fabricated products operations on selected products in which Kaiser has production expertise, high-quality capability, and geographic and other competitive advantages.

     Flat-Rolled Products. The flat-rolled product business unit, the largest of Kaiser's fabricated products businesses, operates the Trentwood sheet and plate mill at Spokane, Washington. The Trentwood facility is Kaiser's largest fabricating plant and accounted for approximately 64% of Kaiser's 1995 fabricated aluminum products shipments. The business unit supplies the beverage container market (producing body, lid, and tab stock), the aerospace and general engineering markets (producing heat treat products), and the specialty coil markets (producing automotive brazing sheet, wheel, and tread products), both directly and through distributors. During 1995, Kaiser successfully completed a two year restructuring of its flat-rolled products operation at its Trentwood plant to reduce that facility's annual operating costs by at least $50.0 million.

     Kaiser's flat-rolled products are sold primarily to beverage container manufacturers located in the western United States and in the Asian Pacific Rim countries where the Trentwood plant's location provides Kaiser with a transportation advantage. Quality of products for the beverage container industry and timeliness of delivery are the primary bases on which Kaiser competes. Kaiser has made significant capital expenditures at Trentwood during the past several years in rolling technology and process control to improve the metal integrity, shape and gauge control of its products. Kaiser believes that such improvements have enhanced the quality of its products for the beverage container industry and the capacity and efficiency of its manufacturing operations. Kaiser believes that it is one of the highest quality producers of aluminum beverage can sheet in the world.

     Kaiser continues to implement changes to the process and product mix of its Trentwood rolling mill in an effort to maximize its profitability and maintain full utilization of the facility. Recently, Kaiser has approved an expansion of its heat treat capacity by approximately one-third, which will enable Kaiser to increase the range of its heat treat products and improve Trentwood's operating efficiency. Sales of Kaiser's heat treat products have increased significantly over the last several years and are made primarily to the aerospace and general engineering markets, which are experiencing growth in demand. The project is estimated to cost approximately $45.0 million and to take approximately two years to complete.

     In 1995, the flat-rolled products business unit had 31 domestic and foreign can sheet customers. The largest and top five of such customers accounted for approximately 14% and 41%, respectively, of the business unit's revenue. See
"-- Competition." In 1995, the business unit shipped products to approximately 150 customers in the aerospace, transportation, and industrial ("ATI") markets, most of which were distributors who sell to a variety of industrial end-users. The top five customers in the ATI markets for flat-rolled products accounted for approximately 13% of the business unit's revenue. The marketing staff for the flat-rolled products business unit is located at the Trentwood facility and in Pleasanton, California. Sales are made directly to customers (including distributors) from eight sales offices located throughout the United States. International customers are served by sales offices in the Netherlands and Japan and by independent sales agents in Asia and Latin America.

     Extruded Products. The extruded products business unit is headquartered in Dallas, Texas, and operates soft-alloy extrusion facilities in Los Angeles, California; Santa Fe Springs, California; Sherman, Texas; and London, Ontario, Canada; a cathodic protection business located in Tulsa, Oklahoma, that also extrudes both aluminum and magnesium; rod and bar facilities in Newark, Ohio, and Jackson, Tennessee, which produce screw machine stock, redraw rod, forging stock, and billet; and a facility in Richland, Washington, which produces seamless tubing in both hard and soft alloys for the automotive, other transportation, export, recreation, agriculture, and other industrial markets. Each of the soft-alloy extrusion facilities has fabricating capabilities and provides finishing services.

     The extruded products business unit's major markets are in the transportation industry, to which it provides extruded shapes for automobiles, trucks, trailers, cabs, and shipping containers, and in the distribution, durable goods, defense, building and construction, ordnance and electrical markets. In 1995, the extruded products business unit had approximately 825 customers for its products, the largest and top five of which accounted for approximately 6% and 20%, respectively, of its revenue. See "-- Competition." Sales are made directly from plants as well as marketing locations across the United States.

     Engineered Components. The engineered components business unit operates forging facilities at Erie, Pennsylvania; Oxnard, California; and Greenwood, South Carolina; a machine shop at Greenwood, South Carolina; and a casting facility in Canton, Ohio. The engineered components business unit is one of the largest producers of aluminum forgings in the United States and is a major supplier of high-quality forged parts to customers in the automotive, commercial vehicle and ordnance markets. The high strength-to-weight properties of forged and cast aluminum make it particularly well-suited for automotive applications. The business unit's casting facility manufactures aluminum engine manifolds for the automobile, truck and marine markets.

     In 1995, the engineered components business unit had approximately 250 customers, the largest and top five of which accounted for approximately 34% and 77%, respectively, of the business unit's revenue. See

"-- Competition." The engineered components business unit's headquarters and a sales and engineering office are located in Detroit, Michigan. The sales and engineering office works with car makers and other customers, the Center for Technology (see "-- Research and Development"), and plant personnel to create new automotive component designs and improve existing products.

     Kaiser entered into a letter of intent with Accuride Corporation ("Accuride") in September 1996 to form a global joint-venture company to design, manufacture and market aluminum wheels for the commercial transportation industry. Kaiser and Accuride will each own 50% of the new company. Kaiser will receive a cash payment in exchange for certain wheel manufacturing assets located primarily at its Erie, Pennsylvania facility, which currently forges wheels and other fabricated aluminum products. The transaction is expected to be consummated during the first quarter of 1997 and is subject to various conditions, including the negotiation of definitive agreements, third party consents, and board approvals.

  COMPETITION

     Aluminum competes in many markets with steel, copper, glass, plastic and numerous other materials. In recent years, plastic containers have increased and glass containers have decreased their respective shares of the soft drink sector of the beverage container market. In the United States, beverage container materials, including aluminum, face increased competition from plastics as increased polyethylene terephthalate ("PET") container capacity is brought on line by plastics manufacturers. Within the aluminum business, Kaiser competes with both domestic and foreign producers of bauxite, alumina and primary aluminum, and with domestic and foreign fabricators. Many of Kaiser's competitors have greater financial resources than Kaiser. Kaiser's principal competitors in the sale of alumina include Alcoa Alumina and Chemicals LLC, Billiton Marketing and Trading BV, and Alcan Aluminium Limited. Kaiser competes with most aluminum producers in the sale of primary aluminum. See "Risk
Factors -- Risk Factors Relating to Kaiser -- Leverage."

     Primary aluminum and, to some degree, alumina are commodities with generally standard qualities, and competition in the sale of these commodities is based primarily upon price, quality and availability. Kaiser also competes with a wide range of domestic and international fabricators in the sale of fabricated aluminum products. Competition in the sale of fabricated products is based upon quality, availability, price and service, including delivery performance. Kaiser concentrates its fabricating operations on selected products in which it has production expertise, high-quality capability, and geographic and other competitive advantages. Kaiser believes that, assuming the current relationship between worldwide supply and demand for alumina and primary aluminum does not change materially, the loss of any one of its customers, including intermediaries, would not have a material adverse effect on its financial condition or results of operations.

  RESEARCH AND DEVELOPMENT

     Kaiser conducts research and development activities principally at three facilities -- the Center for Technology ("CFT") in Pleasanton, California; the Primary Aluminum Products Division Technology Center ("ATC") adjacent to the Mead smelter in Spokane, Washington; and the Alumina Development Laboratory ("ADL") at the Gramercy, Louisiana, refinery, which supports Kaiser Alumina Technical Services ("KATS") and the facilities of the alumina business unit. Net expenditures for company-sponsored research and development activities were $18.5 million in 1995, $16.7 million in 1994, and $18.5 million in 1993. Kaiser's research staff totaled 157 at December 31, 1995. Kaiser estimates that research and development net expenditures will be approximately $22.5 million in 1996.

     CFT performs research and development across a range of aluminum process and product technologies to support Kaiser's business units and new business opportunities. It also selectively offers technical services to third parties. Significant efforts are directed at product and process technology for the can sheet, aircraft and automotive markets, and aluminum reduction cell models which are applied to improving cell designs and operating conditions. The largest and most notable single project being developed at CFT is a unique micromill for the production of can sheet from molten metal using a continuous cast process. The capital and conversion costs of these micromills are expected to be significantly lower than conventional rolling mills.

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Micromills are also expected to result in lower transportation costs due to the ability to strategically locate a micromill in close proximity to a manufacturing facility. Micromills are expected to be particularly well suited to take advantage of the rapid growth in demand for can sheet expected in emerging markets in Asia and Latin America where there is limited indigenous supply. Kaiser believes that micromills should also be capable of manufacturing other sheet products at relatively low capital and operating costs. The micromill technology is based on a proprietary thin-strip, high-speed, continuous-belt casting technique linked directly to hot and cold rolling mills. The major advantage of the process is that the sheet is continuously manufactured from molten metal, unlike the conventional process in which the metal is first cast into large, solid ingots and subsequently rolled into sheet through a series of highly capital-intensive steps. The first micromill is nearing completion in Nevada as a full-scale demonstration and production facility. Kaiser expects operational start-up of the facility by the end of 1996. If Kaiser is successful in proving and commercializing its micromill technology, micromills could represent an important source of future growth. There can be no assurance that Kaiser will be able to successfully develop and commercialize the technology for use at full-scale facilities. Kaiser is currently financing the cost of the construction of the Nevada micromill, estimated to be approximately $70 million, from general corporate funds, including borrowings under the 1994 KACC Credit Agreement.

     ATC maintains specialized laboratories and a miniature carbon plant where experiments with new anode and cathode technology are performed. ATC supports Kaiser's primary aluminum smelters, and concentrates on the development of cost-effective technical innovations such as equipment and process improvements. KATS provides improved alumina process technology to Kaiser's facilities and technical support to new business ventures in cooperation with Kaiser's international business development group. See "-- Strategy."

     Kaiser is actively engaged in efforts to license its technology and sell technical and managerial assistance to other producers worldwide. Kaiser's technology has been installed in alumina refineries, aluminum smelters and rolling mills located in the United States, Jamaica, Sweden, Germany, Russia, India, Australia, Korea, New Zealand, Ghana, the United Arab Emirates, and the United Kingdom. Kaiser's revenue from technology sales and technical assistance to third parties was $5.7 million in 1995, $10.0 million in 1994, and $12.8 million in 1993. See "-- Strategy."

     Kaiser has entered into agreements with respect to the Krasnoyarsk smelter in Russia under which Kaiser has licensed certain of its technology for use in such facility and agreed to provide purchasing services in obtaining Western-sourced technology and equipment to be used in such facility. These agreements were entered into in November 1990, and the services under them are expected to be completed in 1996. In addition, in 1993, Kaiser entered into agreements with respect to the Nadvoitsy smelter in Russia and the Korba smelter of the Bharat Aluminium Co. Ltd., in India, under which Kaiser has licensed certain of its technology for use in such facilities. Services under the Nadvoitsy agreements were completed in 1995, and services under the Korba agreements are essentially completed although final contract closure will not occur until mid-1997.

  INTERNATIONAL BUSINESS DEVELOPMENT

     Kaiser is actively pursuing opportunities to increase its participation in emerging markets by using its technical expertise and capital to form joint ventures or acquire equity in aluminum-related facilities in foreign countries where it can apply its proprietary technology. Kaiser has created Kaiser Aluminum International to identify growth opportunities in targeted emerging markets and develop the needed country competence to complement Kaiser's product and process competence in capitalizing on such opportunities. Kaiser has focused its efforts on countries that are expected to be important suppliers of aluminum and/or large customers for aluminum and alumina, including the PRC, Russia and other members of the CIS, India, and Venezuela. Kaiser's proprietary retrofit technology has been installed by Kaiser at various third party locations throughout the world and is an integral part of Kaiser's initiatives for participating in new and existing smelting facilities.

     In 1995, KYRIL entered into the Joint Venture Agreements with LAS relating to the formation and operation of the Joint Venture. The Joint Venture's assets and operations are located primarily in the industrial city of Lanzhou, the capital of Gansu Province in northwestern China, and in nearby Lianhai, a

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special economic zone also in Gansu Province. The smelter at Lanzhou is the fifth largest aluminum smelter in the PRC and has a capacity of approximately 55,000 tons of primary aluminum per year. The smelter at Lianhai has a capacity of approximately 30,000 tons of primary aluminum per year. In 1995, the two smelters produced an aggregate of approximately 71,000 tons of primary aluminum, which amount was less than the aggregate capacity of the plants principally because of a shortage of electric power available to the plants in 1995 due to a drought which impacted the hydroelectric system. The shortage of electric power available to the plants continued during the first part of 1996; however, normal power supply has been restored since July.

     KYRIL contributed $9.0 million to the capital of the Joint Venture in July 1995. The parties to the Joint Venture are currently engaged in discussions concerning the amount, timing and other conditions relating to KYRIL's additional contributions to the Joint Venture and the use thereof by the Joint Venture. Governmental approval in the PRC will be necessary in order to implement any arrangements agreed to by the parties, and there can be no assurance such approvals will be obtained. At a recent meeting of the directors of the Joint Venture, KYRIL, LAS, and the Joint Venture reached an agreement (i) that extended until early 1997 the deadline for KYRIL to make a second capital contribution to the Joint Venture, and (ii) that KYRIL would continue to explore various methods of financing any future capital contributions to the Joint Venture, including possible financing from third-party investors.

     Kaiser, through its extruded products business unit, has entered into contracts to form two small joint venture companies in the PRC. Kaiser indirectly acquired equity interests of approximately 45% and 49%, respectively, in these two companies which will manufacture aluminum extrusions, in exchange for the contribution to those companies of certain used equipment, technology, services and cash. The majority equity interests in the two companies are owned by affiliates of Guizhou Guang Da Construction Company.

     See "Risk Factors -- Risk Factors Relating to Kaiser -- Foreign
Activities."

  EMPLOYEES

     During 1995, Kaiser employed an average of approximately 9,500 persons, compared with an average of approximately 9,700 employees in 1994, and 10,200 employees in 1993. At December 31, 1995, Kaiser's work force was approximately 9,600, including a domestic work force of approximately 5,900, of whom 4,000 were paid at an hourly rate. Most hourly paid domestic employees are covered by collective bargaining agreements with various labor unions. Approximately 74% of such employees are covered by a master agreement (the "Labor Contract") with the USWA which expires September 30, 1998. The Labor Contract covers Kaiser's plants in Spokane (Trentwood and Mead) and Tacoma, Washington; Gramercy, Louisiana; and Newark, Ohio. The Labor Contract replaced a contract that expired October 31, 1994, and was reached after an eight-day work stoppage by the USWA at these plants in February 1995.

     The Labor Contract provides for base wages at all covered plants. In addition, workers covered by the Labor Contract may receive quarterly bonus payments based on various indices of profitability, productivity, efficiency, and other aspects of specific plant performance, as well as, in certain cases, the price of alumina or primary aluminum. Pursuant to the Labor Contract, base wage rates were raised effective January 2, 1995, were raised again effective November 6, 1995, and will be raised an additional amount effective November 3, 1997, and an amount in respect of the cost of living adjustment under the previous master agreement will be phased into base wages during the term of the Labor Contract. In the second quarter of 1995, Kaiser acquired up to $2,000 of preference stock held in a stock plan for the benefit of each of approximately 82% of the employees covered by the Labor Contract and in the first half of 1998 will acquire up to an additional $4,000 of such preference stock held in such plan for the benefit of substantially the same employees. In addition, a profitability test was satisfied and, therefore, Kaiser acquired during 1996 up to an additional $1,000 of such preference stock held in such plan for the benefit of substantially the same employees. Kaiser made comparable acquisitions of preference stock held for the benefit of each of certain salaried employees.

     In February 1995, Alpart's employees engaged in a six-day work stoppage by its National Workers Union, which was settled by a new contract which expired in April 1996. Contract negotiations are ongoing.

     Management considers Kaiser's employee relations to be satisfactory.

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  ENVIRONMENTAL MATTERS

     Kaiser is subject to the Environmental Laws. From time to time the Environmental Laws are amended and new ones are adopted. The Environmental Laws regulate, among other things, air and water emissions and discharges; the generation, storage, treatment, transportation and disposal of solid and hazardous waste; the release of hazardous or toxic substances, pollutants and contaminants into the environment; and, in certain instances, the environmental condition of industrial property prior to transfer or sale. In addition, Kaiser is subject to various federal, state and local workplace health and safety laws and regulations ("Health Laws").

     From time to time, Kaiser is subject, with respect to its current and former operations, to fines or penalties assessed for alleged breaches of the Environmental and Health Laws and to claims and litigation brought by federal, state or local agencies and by private parties seeking remedial or other enforcement action under the Environmental and Health Laws or damages related to alleged injuries to health or to the environment, including claims with respect to certain waste disposal sites and the remediation of sites presently or formerly operated by Kaiser. See "Legal Proceedings." Kaiser currently is subject to a number of lawsuits under CERCLA. Kaiser, along with several other entities, has also been named as a PRP for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA and, in certain instances, may be exposed to joint and several liability for those costs or damages to natural resources. Kaiser's Mead, Washington, facility has been listed on the National Priorities List under CERCLA. By letter dated June 18, 1996, the Washington State Department of Ecology advised Kaiser that there are several options for remediation at the Mead facility that would be acceptable to the Department. Kaiser expects that one of these remedial options will be agreed upon and incorporated into a Consent Decree in early 1997. In addition, in connection with certain of its asset sales, Kaiser has indemnified the purchasers of assets with respect to certain liabilities (and associated expenses) resulting from acts or omissions arising prior to such dispositions, including environmental liabilities.

     Based on Kaiser's evaluation of these and other environmental matters, Kaiser has established environmental accruals, primarily related to potential solid waste disposal and soil and ground-water remediation matters. At September 30, 1996, the balance of such accruals, which are primarily included in other non-current liabilities, was $32.9 million. These environmental accruals represent Kaiser's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and Kaiser's assessment of the likely remediation to be performed. Kaiser expects remediation to occur over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 to $10.0 million for the years 1996 through 2000 and an aggregate of approximately $7.0 million thereafter. Cash expenditures of $4.5 million in 1995, $3.6 million in 1994, and $7.2 million in 1993 were charged to previously established accruals relating to environmental costs. Approximately $8.4 million is expected to be charged to such accruals in 1996.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. Kaiser believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 million and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, Kaiser currently believes that the resolution of such uncertainties should not have a material adverse effect on Kaiser's consolidated financial position, results of operations, or liquidity. In addition to cash expenditures charged to environmental accruals, environmental capital spending was $9.2 million in 1995, $11.9 million in 1994, and $12.6 million in 1993. Annual operating costs for pollution control, not including corporate overhead or depreciation, were approximately $26.0 million in 1995, $23.1 million in 1994, and $22.4 million in 1993. Legislative, regulatory and economic uncertainties make it difficult to project future spending for these purposes. However, Kaiser currently anticipates that in the 1996-1997 period, environmental capital spending will be within the range of approximately $27.0-$33.0 million per year, and operating costs for pollution control will be within the range of $28.0-$29.0 million per year.

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

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations," Note 9 of the Notes to Consolidated Financial Statements under the heading "Environmental Contingencies," and "Risk Factors -- Risk Factors Relating to
Kaiser -- Environmental Matters and Litigation."

  PROPERTIES

     The locations and general character of the principal plants, mines, and other materially important physical properties relating to Kaiser's operations are described in "-- Production Operations." Kaiser owns in fee or leases all the real estate and facilities used in connection with its business. Plants and equipment and other facilities are generally in good condition and suitable for their intended uses, subject to changing environmental requirements. Although Kaiser's domestic aluminum smelters and alumina facility were initially designed early in Kaiser's history, they have been modified frequently over the years to incorporate technological advances in order to improve efficiency, increase capacity, and achieve energy savings. Kaiser believes that its domestic plants are cost competitive on an international basis. Due to Kaiser's variable cost structure, the plants' operating costs are relatively lower in periods of low primary aluminum prices and relatively higher in periods of high primary aluminum prices.

     Kaiser's obligations under the 1994 KACC Credit Agreement are secured by, among other things, mortgages on its major domestic plants (other than the Gramercy alumina refinery and Nevada micromill). See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations."

  LEGAL PROCEEDINGS

     See "Legal Proceedings -- Kaiser Litigation" for a description of certain legal proceedings in which Kaiser is involved.

FOREST PRODUCTS OPERATIONS

     See "Business of the Company" for a description of MAXXAM's forest products operations.

REAL ESTATE AND OTHER OPERATIONS

  REAL ESTATE AND RESORT OPERATIONS

     General

     MAXXAM, principally through its wholly owned subsidiaries, is also engaged in the business of residential and commercial real estate investment and development, primarily in Arizona, California, Texas and Puerto Rico. At September 30, 1996, MAXXAM had approximately $19.5 million of outstanding receivables derived from the financing of real estate sales in its developments and may continue to finance such real estate sales in the future. As of September 30, 1996, these receivables had a weighted average interest rate of approximately 9.6%, a weighted average maturity of less than four years and average borrower equity of approximately 52%. As of September 30, 1996, MAXXAM also held $2.5 million of other receivables as a portion of the RTC Portfolio.

     Principal Properties

     Texas. In June 1991, a wholly owned subsidiary of MAXXAM purchased from the RTC at an auction, for approximately $122.3 million, the RTC Portfolio, which consisted of 27 parcels of income producing real property and 28 loans secured by real property, fifteen of which have subsequently been converted to income-producing real property through either foreclosure or contractual agreement with the borrower. Substantially all of the real property was located in Texas, with the largest concentration in the vicinities of San Antonio, Houston, Austin and Dallas. From 1992 to September 30, 1996, an aggregate of approximately $41.7 million in loans (which represented thirteen loans) were sold or paid off and thirty-four properties were sold for aggregate consideration of approximately $177.3 million. These transactions resulted in aggregate gains of

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$94.2 million. As of September 30, 1996, two loans resulting from property sales and eight properties (including two acquired via foreclosures) were held, which had an aggregate net book value of $18.2 million. Two properties within this portfolio have subsequently been sold for a total gain of $3.0 million. Net proceeds consisted of $3.6 million in cash and a note of $1.3 million. All of the remaining assets are being managed (and marketed for sale or disposition as appropriate) by MAXXAM. One other property in the portfolio is under contract for sale with closing estimated to occur during the first quarter of 1997. This sale is expected to produce a gain of approximately $2.5 million and net cash proceeds of approximately $4.3 million.

     Palmas del Mar. Palmas del Mar, a time-sharing and land development and sales business with resort amenities, located on the southeastern coast of Puerto Rico near Humacao ("Palmas"), was acquired in 1984. Palmas consists of approximately 1,919 acres of undeveloped land, 104 condominiums utilized in its time-sharing program (comprising 5,300 time-share intervals of which approximately 841 remain to be sold), a 102-room hotel and adjacent executive convention center known as the Candelero Hotel, a 23-room luxury hotel known as the Palmas Inn, a casino, a Gary Player-designed 18-hole golf course, 20 tennis courts, golf and tennis pro shops, restaurants, beach and pool facilities, an equestrian center and a marina. Certain stores and restaurants and the equestrian center are operated by third parties. Approximately 1,300 private residences and a marina are owned by third parties. A number of these private residences are made available to Palmas del Mar by their owners throughout the year for rental to vacationers. Since 1985, MAXXAM has been actively engaged in the development and sale of condominiums, estate lots and villas. For the nine months ended September 30, 1996, Palmas sold 20 condominiums, 177 time-share intervals, one residential lot and 490 time-share conversions for an aggregate of $8.5 million. During 1995, Palmas sold 31 condominium units and 65 time-share intervals. Additionally, Palmas completed a sale and leaseback transaction on July 14, 1995 of 33 furnished condominium units for approximately $8.4 million. As of September 30, 1996, the net book value of Palmas' assets was approximately $10.3 million.

     PDMPI has entered into a Purchase Agreement with BlueWater Palmas Ltd. ("BlueWater"), an affiliate of Talon Group, Inc., for the sale of the Candelero Hotel and certain other assets of Palmas for a purchase price of approximately $7.6 million. The Candelero Hotel and certain other Palmas' assets would be managed by BlueWater and Wyndham Hotels. PDMPI will continue to receive royalty payments from BlueWater, for a period of 49 years, equal to 3% of the gross revenues from the Candelero Hotel and a percentage of gross revenues from certain other assets. The sale is scheduled to close on December 18, 1996, subject to a right to extend the closing for 30 days and subject to certain other conditions. The Company may reinvest all or a portion of the proceeds of this sale in Palmas.

     Fountain Hills. In 1968, a subsidiary of MAXXAM purchased and began developing approximately 12,100 acres of real property at Fountain Hills, Arizona, which is located near Phoenix and adjacent to Scottsdale, Arizona. As of September 30, 1996, Fountain Hills had approximately 3,873 acres of undeveloped residential land, 83 developed commercial and industrial lots, 119 acres of undeveloped commercial and industrial land and 67 developed residential lots available for sale. The population of Fountain Hills is approximately 14,000. MAXXAM is planning the development of certain of the remaining acreage at Fountain Hills. Future sales are expected to consist mainly of undeveloped acreage, semi-developed parcels and fully-developed lots, although MAXXAM may engage in limited construction and direct sale of residential units. During 1995, approximately 115 residential lots, 22 commercial parcels and 103 acres were sold for an aggregate of $14.5 million. During the first nine months of 1996, approximately 51 residential lots, 18 commercial parcels and 2 acres were sold for an aggregate of $5.5 million.

     Additionally, in 1994 a subsidiary of MAXXAM entered into a venture to develop 950 acres in Fountain Hills in an area known as SunRidge Canyon. The development of SunRidge Canyon contemplates a residential golf-oriented, upscale master-planned community. The project includes 950 acres, of which 185 have been developed into a championship-quality, public golf course which opened for play in November 1995. The remaining 765 acres are being developed into approximately 860 single family lots. Sales of the individual lots began in November 1995. The project consists of both custom lots, marketed on an individual basis, and production lots, marketed to home builders. There are currently four homebuilders actively involved in the construction and sale of new homes within SunRidge Canyon. During the nine months ended September 30, 1996, 30 custom lots and 39 production lots were sold for an aggregate of $6.0 million. Nine

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custom lots and three production lots were sold during 1995 for an aggregate of
$1.4 million. The development is being undertaken by SunRidge Canyon L.L.C., an Arizona limited liability company organized by a subsidiary of MAXXAM and SunCor Development Company. A subsidiary of MAXXAM holds a 50% equity interest in the venture.

     MAXXAM intends to continue development of its remaining acreage at Fountain Hills in a manner that will allow it to maintain recent sales levels, although there can be no assurance that it will be able to do so.

     Lake Havasu City. In 1963, a subsidiary of MAXXAM purchased and began developing approximately 16,700 acres of real property at Lake Havasu City, Arizona, which were offered for sale in the form of subdivided single and multiple family residential, commercial and industrial sites. MAXXAM has sold substantially all of its lot inventory in Lake Havasu City and is currently planning the marketing of the remaining 129 acres.

     Rancho Mirage. In 1991, a subsidiary of MAXXAM acquired Mirada, a 195-acre luxury resort-residential project located in Rancho Mirage, California. Mirada is a master planned community built into the Santa Rosa Mountains, 650 feet above the Coachella Valley floor. Two of the five parcels have been developed, one of which is a custom lot subdivision of 46 estate lots with home prices ranging from $1.5 million to $3.0 million. The other parcel was developed by Ritz-Carlton hotels and an affiliate of MAXXAM as the Ritz-Carlton Rancho Mirage, a hotel with views of the Palm Springs area. The three remaining parcels encompass nearly 150 acres with entitlements allowing a variety of residential options. MAXXAM is currently marketing the project's 23 fully-developed lots.

     Other. MAXXAM, through its subsidiaries, owns a number of other properties in Arizona, New Mexico, Texas and Colorado. Efforts are underway to sell most of these properties. Most notably, in June 1995 MAXXAM sold approximately 6,000 acres at its Waterwood National Resort and Country Club project in Texas, for an aggregate of $4.1 million.

     Marketing

     MAXXAM is engaged in marketing and sales programs of varying magnitudes at its real estate developments. In recent years, MAXXAM has constructed residential units and sold time-share intervals at certain of its real estate developments. MAXXAM intends to continue selling land to builders and developers and lots to individuals and expects to continue to construct and sell completed residential units at certain of its developments. It also expects to sell certain of its commercial real estate assets. All sales are made directly to purchasers through MAXXAM's marketing personnel, independent contractors or through independent real estate brokers who are compensated through the payment of customary real estate brokerage commissions.

     Competition and Regulation and Other Industry Factors

     There is intense competition among companies in the real estate investment and development business. Sales and payments on real estate sales obligations depend, in part, on available financing and disposable income and, therefore, are affected by changes in general economic conditions and other factors. The real estate development business and commercial real estate business are subject to other risks such as shifts in population, fluctuations in the real estate market, and unpredictable changes in the desirability of residential, commercial and industrial areas. The resort and time-sharing business of Palmas competes with similar businesses in the Caribbean, Florida and other locations.

     MAXXAM's real estate operations are subject to comprehensive federal, state and local regulation. Applicable statutes and regulations may require disclosure of certain information concerning real estate developments and credit policies of MAXXAM and its subsidiaries. Periodic approval is required from various agencies in connection with the design of developments, the nature and extent of improvements, construction activity, land use, zoning, and numerous other matters. Failure to obtain such approval, or periodic renewal thereof, could adversely affect the real estate development and marketing operations of MAXXAM and its subsidiaries. Various jurisdictions also require inspection of properties by appropriate authorities, approval of

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sales literature, disclosure to purchasers of specific information, bonding for property improvements, approval of real estate contract forms and delivery to purchasers of a report describing the property.

     Employees

     As of September 30, 1996, MAXXAM's real estate operations had approximately 600 employees, of which approximately 500 were employed by Palmas. On July 20, 1995, a majority of the employees of Palmas voted to have a local union represent them for collective bargaining purposes. MAXXAM and the union are engaged in collective bargaining negotiations. Until the collective bargaining process is completed, MAXXAM is unable to estimate the impact, if any, the union representation of its employees may have on its resort operations at Palmas. If the sale of the Candelero Hotel closes (see "-- Principal Properties -- Palmas Del Mar"), a large number of these employees would transfer to the new owner.

  SAM HOUSTON RACE PARK

     General

     In July 1993, MAXXAM, through subsidiaries, acquired various interests in SHRP, Ltd., a Texas limited partnership which owns and operates Sam Houston Race Park (the "Race Park"), a Texas Class 1 horse racing facility located within the greater Houston metropolitan area. On January 15, 1995, SHRP, Ltd. defaulted on the $4.4 million semi-annual interest payment due on its 11 3/4% Senior Secured Notes. On April 17, 1995, the Debtors, consisting of SHRP, Ltd. and two affiliated entities, filed voluntary petitions, each seeking to reorganize under the provisions of Chapter 11 of the United States Bankruptcy Code. The bankruptcy cases were consolidated and transferred to the United States Bankruptcy Court (the "Bankruptcy Court") for the Southern District of Texas, Houston Division (Case No. 95-43739-H3-11). On September 22, 1995, the Bankruptcy Court confirmed the Plan (the Debtors' plan of reorganization) and on October 6, 1995, the transactions called for by the Plan were completed.

     The Plan provided for, among other things, a significant modification of SHRP, Ltd.'s 11 3/4% Senior Secured Notes (the "Original Notes" and, as modified, the "Extendible Notes"), an additional capital infusion and a reorganization of SHRP, Ltd. The Extendible Notes have an aggregate initial principal amount of $37.5 million, mature on September 1, 2001 and bear interest at the rate 11% per annum. The maturity date of the Extendible Notes may be extended to September 1, 2003 (with an increase in the rate of interest to 13% per annum) if the Texas legislature passes significant gaming legislation (as defined) during the 2001 legislative session. Interest on the Extendible Notes will accrue in-kind and will not be payable in cash until a certain level of cash flow from operations has been achieved. Once cash interest payments commence, interest payments may not thereafter be paid in-kind. The indenture governing the Extendible Notes provides additional latitude for SHRP, Ltd. to incur indebtedness and make investments in gaming, entertainment and other ventures.

     The New SHRP Investor Group made a capital contribution of cash in the aggregate amount of $5.9 million (wholly owned subsidiaries of MAXXAM contributed $5.8 million). Additionally, a wholly owned subsidiary of MAXXAM contributed to SHRP, Ltd. an adjoining approximately 87 acre tract of land (having a fair market value of $2.3 million). A wholly owned subsidiary of MAXXAM is the new managing general partner of SHRP, Ltd. Each member of the New SHRP Investor Group provided its pro rata share of a $1.7 million line of credit, should the initial cash contributed to SHRP, Ltd. prove insufficient to fund the future operating and working capital requirements of SHRP, Ltd. MAXXAM has guaranteed its subsidiaries' share of the line of credit, which totaled $1.6 million. On October 20, 1995, a wholly owned subsidiary of MAXXAM purchased, for $7.3 million, $14.6 million of the Extendible Notes and the corresponding shares of common stock of SHRP Equity, Inc. (a Delaware corporation and an additional general partner of the reorganized SHRP, Ltd.) to which one noteholder was entitled. Such shares of common stock represent approximately 39.0% of the shares of common stock of SHRP Equity, Inc. After giving effect to these transactions, wholly owned subsidiaries of MAXXAM hold, directly or indirectly, approximately 78.8% of the equity in the reorganized SHRP, Ltd.

     Although the Race Park has sustained substantial operating losses since it began operations in April 1994, the reorganization of principal indebtedness of SHRP, Ltd. resulting in the issuance of the 11% Senior

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Secured Extendible Notes (the "Extendible Notes") in exchange for the 11 3/4%
Senior Secured Notes (the "Original Notes"), significantly improved the liquidity of SHRP, Ltd. by providing for the deferral of cash interest payments until certain conditions are met. SHRP, Ltd. projects a loss from operations for the next two years. Management believes the proceeds contributed on the date closing of the bankruptcy reorganization of SHRP, Ltd. (together with a $1.7 million line of credit) will be adequate to fund the operating activities of SHRP, Ltd. for that period of time.

     Racing Operations and Race Park Facilities

     The Race Park offers pari-mutuel wagering on live thoroughbred or quarter horse racing or simulcast racing generally seven days a week throughout the year. Simulcasting is the process by which live races held at one facility are broadcast simultaneously to other locations at which additional wagers are placed on the race being broadcast. The Race Park's principal sources of revenue are its statutory and contractual share of total wagering on live and simulcast racing. The Race Park also derives revenues from admission fees, food services, club memberships, luxury suites, advertising sales and other sources. The Race Park is located on approximately 300 acres of land in northwest Harris County approximately 18 miles from the Houston central business district and approximately 15 miles from Houston Intercontinental Airport.

     Regulation of Racing Operations

     The ownership and operation of horse racetracks in Texas are subject to significant regulation by the Texas Racing Commission (the "Racing Commission") under the Texas Racing Act and related regulations (collectively, the "Racing Act"). The Racing Act provides, among other things, for the allocation of wagering proceeds among betting participants, horsemen's purses, racetracks, the State of Texas and for other purposes, and empowers the Racing Commission to license and regulate substantially all aspects of horse racing in the state. The Racing Commission must approve the number of live race days that may be offered at the Race Park each year, as well as all simulcast agreements. Class 1 racetracks in Texas are entitled to conduct at least seventeen weeks of live racing for each breed of horses (thoroughbreds and quarter horses).

     Marketing and Competition

     The Race Park believes that the majority of the patrons for the Race Park reside within a 50-mile radius of the Race Park, which includes the greater Houston metropolitan area, and that a secondary market of occasional patrons can be developed outside the 50-mile radius but within a 100-mile radius of the Race Park. The Race Park uses a number of marketing strategies in an attempt to reach these people and make them more frequent visitors to the Race Park. The Race Park competes with other forms of entertainment, including casinos located approximately 125 to 150 miles from Houston, a greyhound racetrack located 60 miles from the Race Park and a wide range of sporting events and other entertainment activities in the Houston area. The Race Park could in the future also compete with other forms of gambling in Texas, including casino gambling on Indian reservations or otherwise. While the Race Park believes that the location of the Race Park is a competitive advantage over the other more distant gaming ventures mentioned above, the most significant challenge for the Race Park is to develop and educate new racing fans in a market where pari-mutuel wagering has been absent since the 1930's. Other competitive factors faced by the Race Park include the allocation of sufficient live race days by the Racing Commission and attraction of sufficient race horses to run at the Race Park. The Race Park will have 142 days of live racing during 1996. The Race Park currently has 109 days of live racing scheduled for 1997.

EMPLOYEES

     At September 30, 1996, MAXXAM and its subsidiaries employed approximately 2,400 persons, exclusive of those involved in Aluminum Operations.

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                               LEGAL PROCEEDINGS

GENERAL

     The following describes certain legal proceedings in which MAXXAM or its subsidiaries are involved. MAXXAM and certain of its subsidiaries are also involved in various claims, lawsuits and other proceedings not discussed herein which relate to a wide variety of matters. Uncertainties are inherent in the final outcome of those and the below-described matters and it is presently impossible to determine the actual costs that ultimately may be incurred. Nevertheless, MAXXAM believes (unless otherwise indicated herein) that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on MAXXAM's liquidity, consolidated financial position or results of operations. See also "Risk Factors -- Litigation." However, there can be no assurance that there will not be adverse determinations or settlements in one or more of the matters identified below or other proceedings that could have a material adverse effect on MAXXAM's financial condition, results of operations and liquidity.

     Certain present and former directors and officers of MAXXAM are defendants in certain of the actions described below. MAXXAM's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. MAXXAM is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, MAXXAM's indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

USAT MATTERS

     In October 1994, MAXXAM learned that the OTS had commenced an investigation into UFG and the insolvency of USAT, UFG's wholly owned subsidiary. In December 1988, the Federal Home Loan Bank Board ("FHLBB") placed USAT into receivership and appointed the Federal Savings & Loan Insurance Corp. ("FSLIC") as receiver. At the time of the receivership, MAXXAM owned approximately 13% of the voting stock of UFG.

     On December 26, 1995, the OTS initiated formal administrative proceedings (the "OTS action") against MAXXAM and others by filing the Notice. The Notice alleges misconduct by MAXXAM, Federated, Mr. Charles Hurwitz and the other respondents with respect to the failure of USAT. Mr. Hurwitz is the Chairman of the Board, Chief Executive Officer and President of MAXXAM. Mr. Hurwitz is also the Chairman of the Board and Chief Executive Officer of Federated, a New York business trust wholly owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof. Mr. Hurwitz and a wholly owned subsidiary of Federated collectively own approximately 61.1% of the aggregate voting power of MAXXAM. The Notice claims that MAXXAM was a savings and loan holding company, that with others it controlled USAT, and that, as a result of such status and agreements with the Federal Home Loan Bank Board, it was therefore obligated to maintain the net worth of USAT. The Notice makes numerous other allegations against MAXXAM and the other respondents, including, among others, allegations that through USAT it was involved in prohibited transactions with Drexel, Burnham, Lambert Inc. ("Drexel"). The OTS, among other things, seeks unspecified damages in excess of $138.0 million from MAXXAM and Federated, civil money penalties and a removal from, and prohibition against MAXXAM and the other respondents engaging in, the banking industry. On February 20, 1996, the respondents filed their responses to the Notice. The date for the hearing on the merits has been scheduled for May 28, 1997. See also the description of the FDIC action and the Martel action below. It is impossible to predict the ultimate outcome of the foregoing matter or its potential impact on MAXXAM's consolidated financial position, results of operations or liquidity, although there can be no assurance that such impact will not be material.

     In a separate but related matter, on December 7, 1995, MAXXAM filed a petition for review in the U.S. Fifth Circuit Court of Appeals alleging various statutory violations by certain predecessor agencies to the OTS and seeking to modify, terminate or set aside the December 30, 1988 order awarding the bid to acquire USAT to a bidder other than MAXXAM, whose bid was lower than MAXXAM's bid (i.e. more costly to the government and taxpayers). The action is entitled MAXXAM Inc. v. Office of Thrift Supervision, Department

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of the Treasury (No. 95-60753) (the "MAXXAM v. OTS action"). By order dated
December 10, 1996, the U.S. Fifth Circuit Court of Appeals denied MAXXAM's petition for review and denied any relief to MAXXAM.

     On August 2, 1995, the FDIC filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (No. H-95-3956) (the "FDIC action") in the U.S. District Court for the Southern District of Texas. This action did not name MAXXAM as a defendant. The suit against Mr. Hurwitz seeks damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The FDIC further alleges, among other things, that Mr. Hurwitz was obligated to ensure that UFG, Federated and MAXXAM maintained the net worth of USAT. On October 24, 1995, Mr. Hurwitz filed a motion to dismiss this action. On November 14, 1995, Mr. Hurwitz filed a motion to join the OTS to this action. MAXXAM and certain other respondents in the OTS action subsequently filed motions to intervene in this action; MAXXAM conditioned its motion on the Court joining the OTS to this action. MAXXAM filed with its motion to intervene a proposed complaint which alleges that the OTS violated the Administrative Procedures Act by rejecting MAXXAM's bid for USAT. The FDIC is opposing the motion to join the OTS and the intervention motions and is seeking to stay this action pending the outcome of the OTS action or proceed in this case only against Mr. Hurwitz. On August 6, 1996, the court entered an order denying the FDIC's motion to stay this case pending the outcome of the OTS action. At the November 19, 1996 pre-trial conference, the Court granted the motions to intervene of MAXXAM and others, and added the OTS as a party to this action. The Court instructed the plaintiffs to file an amended complaint by January 15, 1997, and the defendants to answer by February 5, 1997. It is impossible to predict the ultimate outcome of the foregoing matter or its potential impact on MAXXAM's liquidity, consolidated financial position or results of operations, although there can be no assurance that such impact will not be material.

     In January 1995, an action entitled U.S., ex rel., Martel v. Hurwitz, et al. (the "Martel action") was filed in the U.S. District Court for the Northern District of California (No. C950322) and names as defendants MAXXAM, Mr. Hurwitz, MGI, Federated, UFG and a former director of MAXXAM. This action is purportedly brought by plaintiff on behalf of the U.S. government; however, the U.S. government has declined to participate in the suit. The suit alleges that defendants made false statements and claims in violation of the Federal False Claims Act in connection with USAT. Plaintiff alleges, among other things, that defendants used the federally insured assets of USAT to acquire junk bonds from Michael Milken and Drexel and that, in exchange, Mr. Milken and Drexel arranged financing for defendants' various business ventures, including the acquisition of Pacific Lumber. Plaintiff alleges that USAT became insolvent in 1988 and that defendants should be required to pay $1.6 billion (subject to trebling) to cover USAT's losses. MAXXAM's alleged portion of such damages has not been specified. Plaintiff seeks, among other things, that the Court impose a constructive trust upon the fruits of the alleged improper use of USAT funds. On March 22, 1996, the Court granted defendants' motion to have this case transferred to the U.S. District Court for the Southern District of Texas. On June 11, 1996, defendants filed their motion to dismiss this case. On August 6, 1996, the Court transferred this case to the judge handling the FDIC action.

ZERO COUPON NOTE LITIGATION

     In April 1989, an action was filed against MAXXAM, MGI, MAXXAM Properties Inc. ("MPI"), a wholly owned subsidiary of MGI, and certain of MAXXAM's directors in the Court of Chancery of the State of Delaware, entitled Progressive United Corporation v. MAXXAM Inc., et al., Civil Action No. 10785. Plaintiff purports to bring this action as a stockholder of MAXXAM derivatively on behalf of MAXXAM and MPI. In May 1989, a second action containing substantially similar allegations was filed in the Court of Chancery of the State of Delaware, entitled Wolf v. Hurwitz, et al. (No. 10846) and the two cases were consolidated (collectively, the "Zero Coupon Note actions"). The Zero Coupon Note actions relate to a Put and Call Agreement entered into between MPI and Mr. Hurwitz, as well as a predecessor agreement (the "Prior Agreement"). Among other things, the Put and Call Agreement provided that Mr. Hurwitz had the option (the "Call") to purchase from MPI certain notes (or MAXXAM's common stock into which they

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were converted) for $10.3 million. In July 1989, Mr. Hurwitz exercised the Call and acquired 990,400 shares of MAXXAM's common stock. The Zero Coupon Note actions generally allege that in entering into the Prior Agreement Mr. Hurwitz usurped a corporate opportunity belonging to MAXXAM, that the Put and Call Agreement constituted a waste of corporate assets of MAXXAM and MPI, and that the defendant directors breached their fiduciary duties in connection with these matters. Plaintiffs seek to have the Put and Call Agreement declared null and void, among other remedies.

RANCHO MIRAGE LITIGATION

     In May 1991, a derivative action entitled Progressive United Corporation v. MAXXAM Inc., et al. (No. 12111) (the "Progressive United action") was filed in the Court of Chancery, State of Delaware against MAXXAM, Federated, MAXXAM's Board of Directors and MCOP. The action alleges abuse of control and breaches of fiduciary obligations based on, and unfair consideration for, MAXXAM's Agreement in Principle with Federated to (a) forgive payments of principal and interest of approximately $32.2 million due from Federated under two loan agreements entered into between MCOP and Federated in 1987 (and later assigned by MCOP to MAXXAM), and (b) grant an additional $11.0 million of consideration to Federated, in exchange for certain real estate assets valued at approximately $42.9 million in Rancho Mirage, California, held by Federated (the "Mirada transactions"). Plaintiff seeks, among other things, an accounting under the loan agreements, repayment of any losses or damages suffered by MAXXAM or MCOP, costs and attorneys fees.

     The following six additional lawsuits, similar to the Progressive United action, were filed in 1991 and 1992 in Delaware Chancery Court challenging the Mirada transactions: NL Industries, et al. v. MAXXAM Inc., et al. (No. 12353) (the "NL Industries action"); Kahn, et al. v. Federated Development Company, et al. (No. 12373); Thistlethwaite, et al. v. MAXXAM Inc., et al. (No. 12377) (the "Thistlethwaite action"); Glinert, et al. v. Hurwitz, et al. (No. 12383); Friscia, et al. v. MAXXAM Inc., et al. (No. 12390); and Kassoway, et al. v. MAXXAM Inc., et al. (No. 12404). The Kahn, Glinert, Friscia and Kassoway actions have been consolidated with the Progressive United action into In re MAXXAM Inc./Federated Development Shareholders Litigation (No. 12111); the NL Industries action has been "coordinated" with the consolidated actions; and the Thistlethwaite action has been stayed pending the outcome of the consolidated actions. In January 1994, a derivative action entitled NL Industries, Inc., et al. v. Federated Development Company, et al. (No. 94-00630) was filed in the District Court of Dallas County, Texas, against MAXXAM (as nominal defendant) and Federated. This action contains allegations and seeks relief similar to that contained in the In re MAXXAM Inc./Federated Development Shareholders Litigation. The parties have agreed to stay this action in light of the In re MAXXAM Inc./Federated Development Shareholders Litigation. With respect to the In re MAXXAM Inc./Federated Development Shareholders Litigation, on February 10, 1995, the Court issued its decision disapproving a previously announced proposed settlement and on June 23, 1995, the Court denied defendants' motion to dismiss certain of plaintiffs' claims. This matter was tried before the Court commencing January 29, 1996. The Court held a hearing on April 2, 1996 on various trial-related matters, including defendants' motion to dismiss the claims relating to the 1987 loan transactions. On August 14, 1996, the Court heard final oral argument on the merits of the case, but has not issued its decision. By order dated September 6, 1996, the Court denied defendants' motion to dismiss the 1987 loan claims and granted plaintiffs' motion to intervene and substitute a new plaintiff to cure standing problems concerning plaintiffs' 1987 loan claims.

KAISER LITIGATION

  ENVIRONMENTAL LITIGATION

     Aberdeen Pesticide Dumps Site Matter

     The Aberdeen Pesticide Dumps Site, listed on the Superfund National Priorities List, is composed of five separate sites around the town of Aberdeen, North Carolina (collectively, the "Sites"). The Sites are of concern to the United States Environmental Protection Agency (the "EPA") because of their past use as either pesticide formulation facilities or pesticide disposal areas from approximately the mid-1930's through the late 1980's. The United States originally filed a cost recovery complaint (as amended, the "Complaint")

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in the United States District Court for the Middle District of North Carolina,
Rockingham Division, No. C-89-231-R, which, as amended, includes KACC and a number of other defendants. The Complaint seeks reimbursement for past and future response costs and a determination of liability of the defendants under
Section 107 of CERCLA. The EPA has performed a Remedial Investigation/Feasibility Study and issued a Record of Decision ("ROD") for the Sites in September 1991. The estimated cost of the major soil remediation selected for the Sites is approximately $32 million. Other possible remedies described in the ROD included on-site incineration and on-site ash disposal at an estimated cost of approximately $53 million and $222 million, respectively. The EPA has stated that it has incurred past costs at the Sites in the range of $7.5-$8 million as of February 9, 1993, and alleges that response costs will continue to be incurred in the future.

     On May 20, 1993, the EPA issued three unilateral Administrative Orders under Section 106(a) of CERCLA ordering the Respondents, including KACC, to perform the remedial design and remedial action described in the ROD for three of the Sites. The estimated cost as set forth in the ROD for the remedial action at the three Sites is approximately $27 million. In addition to KACC, a number of other companies are also named as respondents. KACC has entered into a PRP Participation Agreement with certain of the respondents (the "Aberdeen Site PRP Group" or the "Group") to participate jointly in responding to the Administrative Orders dated May 20, 1993, regarding soil remediation, to share costs incurred on an interim basis, and to seek to reach a final allocation of costs through agreement or to allow such final allocation and determination of liability to be made by the United States District Court. By letter dated July 6, 1993, KACC has notified the EPA of its ongoing participation with the Group which, as a group, are intending to comply with the Administrative Orders to the extent consistent with applicable law. By letters dated December 30, 1993, the EPA notified KACC of its potential liability for, and requested that KACC, along with a number of other companies, undertake or agree to finance, groundwater remediation at certain of the Sites. The ROD-selected remedy for the groundwater remediation selected by EPA includes a variety of techniques. The EPA has estimated the total present worth cost, including thirty years of operation and maintenance, at approximately $11.8 million. On June 22, 1994, the EPA issued two unilateral Administrative Orders under Section 106(a) of CERCLA ordering the respondents, including KACC, to undertake the groundwater remediation at three of the Sites. A PRP Participation Agreement with respect to groundwater remediation has been entered into by certain of the respondents, including KACC.

     By letter dated March 6, 1996, KACC gave notice of withdrawal from the Aberdeen Site PRP Group pursuant to the provisions of the PRP Participation Agreement. KACC advised the Group and the EPA that even if it were liable for cleanup at the Sites, which it expressly denies, it had already contributed far more than its allocable potential share of response costs. KACC has advised the Group and the EPA that it has fully complied with the unilateral Administrative Orders.

     In May 1996, the EPA urged KACC to rejoin the Group and indicated that it would consider seeking penalties against KACC if it did not. On October 10, 1996, the EPA notified KACC that it deems KACC to be in violation of the Administrative Orders. KACC and certain members of the Group have entered into an agreement with the United States Department of Justice (the "DOJ") to enter into a mediation process regarding an appropriate allocation of responsibility for response costs at the Sites. KACC has also agreed to fund a portion of the costs associated with certain work at the Sites during the mediation process.

     United States of America v. Kaiser Aluminum & Chemical Corporation

     In February 1989, a civil action was filed by the DOJ at the request of the EPA against KACC in the United States District Court for the Eastern District of Washington, Case Number C-89-106-CLQ. The complaint alleged that emissions from certain stacks at KACC's Trentwood facility in Spokane, Washington, intermittently violated the opacity standard contained in the Washington State Implementation Plan ("SIP"), approved by the EPA under the federal Clean Air Act. The complaint sought injunctive relief, including an order that KACC take all necessary action to achieve compliance with the Washington SIP opacity limit and the assessment of civil penalties of not more than $25,000 per day.

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     KACC and the EPA, without adjudication of any issue of fact or law, and without any admission of the violations alleged in the underlying complaint, have entered into a Consent Decree, which was approved by a Consent Order entered by the United States District Court for the Eastern District of Washington in January 1996. As approved, the Consent Decree settles the underlying disputes and requires KACC to (i) pay a $.5 million civil penalty (which penalty has been paid), (ii) complete a program of plant improvements and operational changes that began in 1990 at its Trentwood facility, including the installation of an emission control system to capture particulate emissions from certain furnaces, and (iii) achieve and maintain furnace compliance with the opacity standard in the SIP by no later than February 28, 1997. KACC anticipates that capital expenditures for the environmental upgrade of the furnace operation at its Trentwood facility, including the improvements and changes required by the Consent Decree, will be approximately $20.0 million.

    Catellus Development Corporation v. Kaiser Aluminum & Chemical Corporation and James L. Ferry & Son, Inc.

     In January 1991, the City of Richmond, et al. (the "Plaintiffs") filed a Second Amended Complaint for Damages and Declaratory Relief against the United States, Catellus Development Corporation ("Catellus") and other defendants (collectively, the "Defendants") alleging, among other things, that the Defendants caused or allowed hazardous substances, pollutants, contaminants, debris and other solid wastes to be discharged, deposited, disposed of or released on certain property located in Richmond, California (the "Property") formerly owned by Catellus and leased to KACC for the purpose of shipbuilding activities conducted by KACC on behalf of the United States during World War II. The Plaintiffs sought recovery of response costs and natural resource damages under CERCLA. Certain of the Plaintiffs alleged that they had incurred or expect to incur costs and damages of approximately $49.0 million. Catellus subsequently filed a third party complaint (the "Third Party Complaint") against KACC in the United States District Court for the Northern District of California, Case No. C-89-2935 DLJ. Thereafter, the Plaintiffs filed a separate complaint against KACC, Case No. C-92-4176. The Plaintiffs settled their CERCLA and tort claims against the United States for $3.5 million plus thirty-five percent (35%) of future response costs.

     The trial involving this case commenced in March 1995. During the trial, Plaintiffs settled their claims against Catellus in exchange for payment of approximately $3.3 million. Subsequently, on June 2, 1995, the United States District Court for the Northern District of California issued an order on the remaining claims in that action. On December 7, 1995, the District Court issued a final judgment on those claims concluding that KACC is liable for various costs and interest, aggregating approximately $2.2 million, fifty percent (50%) of future costs of cleaning up certain parts of the Property and certain fees and costs associated specifically with the claim by Catellus against KACC. KACC paid the City of Richmond $1.8 million in partial satisfaction of this judgment. In January 1996, Catellus filed a notice of appeal with respect to its indemnity judgment against KACC. KACC has since filed a notice of cross appeal as to the Court's decision adjudicating that KACC is obligated to indemnify Catellus. In February 1996, the Plaintiffs filed motions seeking reimbursement of fees and costs from KACC in the aggregate amount of $2.8 million. On July 8, 1996 the Court issued an order awarding Plaintiffs nominal costs, which amount has been paid. The order also awarded Catellus de minimis costs. Catellus has filed a notice of appeal. On August 12, 1996, the Court issued an order granting the Catellus motion for attorneys' fees in the amount of approximately $.9 million. KACC and Catellus have filed notices of appeal with respect to the attorneys' fees award. Based on KACC's estimate of future costs of cleanup, resolution of the Catellus matter is not expected to have a material adverse effect on KACC's consolidated financial condition, results of operations, or liquidity.

     Waste Inc. Superfund Site

     On December 8, 1995, the EPA issued a unilateral Administrative Order for Remedial Design and Remedial Action under CERCLA to KACC and thirty-one other respondents for remedial design and action at the Waste Inc. Superfund Site at Michigan City, Indiana. This site was operated as a landfill from 1965 to 1982. KACC is alleged to have arranged for the disposal of waste from its formerly owned plant at Wanatah, Indiana, during the period from 1964 to 1972. In its Record of Decision, the EPA estimated the cost of the work to be performed to have a present value of $15.7 million. KACC's share of the total waste sent to the site is unknown. A consultant retained by a group of PRPs estimated that KACC contributed 2.0% of the waste

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sent to the site by the forty-one largest contributors. KACC's ultimate exposure will depend on the number of PRPs that participate and the volume of waste properly allocable to KACC. Based on the EPA's cost estimate, KACC believes that its financial exposure for remedial design and remedial action at this site is less than $500,000. KACC has entered into a Participation Agreement with thirteen of the respondents to perform the work required under the Administrative Order.

     Asbestos-related Litigation

     KACC is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years. For a discussion of asbestos-related litigation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations."

     DOJ Proceedings

     On August 24, 1994, the DOJ issued Civil Investigative Demand No. 11356 ("CID No. 11356") requesting information from Kaiser regarding (i) its production, capacity to produce, and sales of primary aluminum from January 1, 1991, to the date of the response; (ii) any actual or contemplated reduction in its production of primary aluminum during that period; and (iii) any communications with others regarding any actual, contemplated, possible or desired reductions in primary aluminum production by KAC or any of its competitors during that period. KAC's management believes that KAC's actions have at all times been appropriate, and KAC has submitted documents and interrogatory answers to the DOJ responding to CID No. 11356.

     On March 27, 1995, the DOJ issued Civil Investigative Demand No. 12503 ("CID No. 12503"), as part of an industry-wide investigation, requesting information from KACC regarding (i) any actual or contemplated changes in its method of pricing can sheet from January 1, 1994, through March 31, 1995, (ii) the percentage of aluminum scrap and primary aluminum ingot used by KACC to produce can sheet and the manner in which KACC's cost of acquiring aluminum scrap is factored into its can sheet prices, and (iii) any communications with others regarding any actual or contemplated changes in its method of pricing can sheet from January 1, 1994, through March 31, 1995. Management believes that KACC's actions have at all times been appropriate, and KACC has submitted documents and interrogatory answers to the DOJ responding to CID No. 12503. KACC was recently informed that the DOJ has officially closed its investigation and is returning the documents submitted by KACC.

  OTHER PROCEEDINGS

     Matheson et al. v. Kaiser Aluminum Corporation et al.

     On March 19, 1996, a lawsuit was filed against MAXXAM, Kaiser and Kaiser's directors challenging and seeking to enjoin the Proposed Recapitalization of Kaiser and the April 10, 1996 special stockholders meeting at which the Proposed Recapitalization was to be considered. The suit, which is entitled Matheson et al. v. Kaiser Aluminum Corporation et al.(No. 14900) and was filed in the Delaware Court of Chancery, alleges, among other things, breaches of fiduciary duties by certain defendants and that the Proposed Recapitalization violates Delaware law and the certificate of designations for the PRIDES. On April 8, 1996, the Delaware Court of Chancery issued a ruling which preliminarily enjoined Kaiser from implementing the Proposed Recapitalization. On May 1, 1996, Kaiser's stockholders approved the Proposed Recapitalization which was not implemented at that time due to a pending appeal of the trial court's ruling. On August 29, 1996, the Delaware Supreme Court upheld the preliminary injunction and remanded the case to the Court of Chancery. On September 24, 1996, the plaintiffs filed a motion to make permanent the temporary injunction issued on April 8, 1996. On September 27, 1996, KACC's Board of Directors adopted a resolution abandoning the Proposed Recapitalization. On October 2, 1996, KACC filed a motion in the Delaware Court of Chancery to dismiss the shareholder litigation relating to the Proposed Recapitalization on the ground of mootness and filed a response to plaintiffs' motion for entry of a permanent injunction. The Court has scheduled briefing for both motions, along with plaintiffs' petition for attorneys' fees and expenses. The Court will schedule oral argument after briefing is concluded on these issues on February 11, 1997. The decision to abandon the Proposed Recapitalization does not preclude a recapitalization from being proposed to the stockholders of Kaiser in the future, including a substantially identical recapitalization structure after the redemption or conversion of the PRIDES. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations."

     Hammons v. Alcan Aluminum Corp., et al.

     On March 5, 1996, a class action complaint was filed against KACC, Alcan Aluminum Corp., Aluminum Company of America, Alumax, Inc., Reynolds Metals Company and the Aluminum Association in the Superior Court of California for the County of Los Angeles, Case No. BC145612. The complaint claims that the defendants conspired, in violation of the California Cartwright Act (Bus. & Prof. Code sec.16720 & 16750), in conjunction with a Memorandum of Understanding ("MOU") entered into by representatives of Australia, Canada, the European Union, Norway, the Russian Federation and the United States in 1994, to restrict the production of primary aluminum resulting in rises in prices for primary aluminum and aluminum products. The complaint seeks certification of a class consisting of persons who at any time between January 1, 1994, and the date of the complaint purchased aluminum or aluminum products manufactured by one or more of the defendants and estimates damages sustained by the class to be $4.4 billion during the year 1994, before trebling. Plaintiff's counsel has estimated damages to be $4.4 billion per year for each of the two years the MOU was active, which when trebled equals $26.4 billion.

     On April 2, 1996 the case was removed to the United States District Court for the Central District of California. On July 1, 1996, the Court granted summary judgment in favor of KACC and other defendants and dismissed the complaint as to all defendants. On July 18, 1996, the plaintiff filed a notice of appeal to the United States Court of Appeals for the Ninth Circuit appealing the summary judgment granted by the United States District Court for the Central District of California in favor of KACC and other defendants and the Court's dismissal of the complaint as to all defendants.

     Other Matters

     Various other lawsuits and claims are pending against KACC. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on KACC's consolidated financial position, results of operations, or liquidity.

     There can be no assurance that adverse determinations and/or unfavorable settlements with respect to KACC's legal proceedings will not have a material adverse effect on KACC's consolidated financial position, results of operations, or liquidity. See "Risk Factors -- Litigation."

PACIFIC LUMBER LITIGATION

     On September 15, 1995, an action entitled Marbled Murrelet, et al. v. Bruce Babbitt, et al. (No. C-95-3261) (the "Marbled Murrelet action") was filed in the U.S. District Court for the Northern District of California. This action relates to, among other things, exemptions for forest health which Pacific Lumber and its subsidiaries had previously filed covering their entire timberlands. These exemptions allow Pacific Lumber to harvest dead, dying or diseased trees ("exempt harvesting operations"). As amended, the complaint alleges, among other things, violations of the ESA, the National Environmental Protection Act ("NEPA") and the Administrative Procedures Act ("APA"). Plaintiffs claim, among other things, that the exempt harvesting operations will contribute to the destruction of habitat for the marbled murrelet and the northern spotted owl. Following a hearing on September 28, 1995, the Court issued a preliminary injunction enjoining Pacific Lumber and its subsidiaries from conducting a portion of the exempt operations until a trial on the merits of the case. The majority of the timberlands which were subject to the injunction are timberlands which have been proposed as critical habitat for the marbled murrelet. Pacific Lumber appealed the issuance of the preliminary injunction to the U.S. Ninth Circuit Court of Appeals. On May 7, 1996, the U.S. Ninth Circuit Court of Appeals reversed the preliminary injunction order concerning the exempt harvesting operations.

     On March 6, 1996, the plaintiffs asked for leave to amend their pleadings and on April 3, 1996, the Court granted a preliminary injunction preventing harvesting on eight already-approved THPs to the extent that they rely on the Owl Plan. In addition to appealing the preliminary injunction issued on April 3, 1996 preventing harvesting on eight of its THPs, Pacific Lumber has obtained regulatory reapproval of seven of the eight enjoined THPs without reliance on the Owl Plan and has, to date, confirmed with the Court that six of those THPs are not subject to the preliminary injunction. On November 4, 1996, the U.S. Ninth Circuit Court of Appeals heard oral arguments concerning Pacific Lumber's appeal of the April 3, 1996 preliminary injunction; the court has not yet rendered a decision on this matter.

     On August 23, 1996, plaintiffs filed a renewed motion for preliminary injunction to prevent the exempt harvesting operations in Pacific Lumber's old growth timberlands. In addition, on September 12, 1996, plaintiffs requested an emergency temporary restraining order ("TRO") with respect to such harvesting operations. The court denied both of these motions. On October 9, 1996, Pacific Lumber was cited for accidentally downing a hemlock tree and ordered to stop exempt harvesting operations in its old growth timberlands for 24 hours. Plaintiffs sought a TRO and preliminary injunction based on this citation and related events. After hearing plaintiffs' motions, the court denied the plaintiffs' requests. The CDF has withdrawn the citation and asked that it be dismissed.

     In related matters, in August 1996, the Sierra Club, the Environmental Protection Information Center ("EPIC") and others petitioned the BOF to adopt emergency regulations preventing Pacific Lumber from undertaking exempt harvesting operations in its old growth timberlands. On September 9, 1996, the BOF rejected such proposals and petitions. In September and October, the BOF was formally asked to reconsider its September 9, 1996 decision. The BOF reconsidered this matter and, ultimately, enacted no emergency regulation to prevent or further restrict Pacific Lumber's exempt harvesting operations in its old growth timberlands.

     The EPIC, et al. v. California State Board of Forestry, et al. (No. 91CP244) action in the Superior Court of Humboldt County, filed by the Sierra Club and EPIC in 1991, relates to a THP for approximately 237 acres of virgin old growth timber. After the Superior Court reversed the BOF's approval of this THP, certain modifications were made to the THP, which was then unanimously approved by the BOF. The Superior Court later issued judgment in favor of Pacific Lumber. On appeal, the Court of Appeal in October 1993 affirmed the trial court's judgment approving harvesting under this THP. In April 1993, EPIC filed another action with respect to this THP entitled EPIC, Marbled Murrelet, et al. v. Bruce Babbitt, Secretary, Department of Interior, et al. (No. C93-1400) (the "EPIC action") in the U.S. District Court for the Northern District of California, alleging an unlawful "taking" of the marbled murrelet under the ESA. The Court dismissed the federal and state agency defendants and limited plaintiffs' claims against Pacific Lumber. Harvesting was stayed pending outcome of a trial which commenced in August 1994 and concluded in September 1994. On February 24, 1995, the judge ruled that the area covered by the THP is occupied by the marbled murrelet and permanently enjoined implementation of the THP in order to protect the marbled murrelet. The U.S. Ninth Circuit Court of Appeals affirmed the District Court's decision. On September 24, 1996, Pacific Lumber filed its petition for writ of certiorari requesting that the U.S. Supreme Court consider its appeal of the Ninth Circuit Court's decision.

     In view of the recent developments in the Marbled Murrelet action, the Company is uncertain whether or not the matters described above will have a material adverse effect on the Company's liquidity, consolidated financial position or results of operations. See "Business of the Company -- Pacific Lumber Operations -- Regulatory and Environmental Factors" above for a description of regulatory and similar matters which could affect Pacific Lumber's timber harvesting practices and future operating results.

     On April 22, 1996, Salmon Creek filed a lawsuit entitled Salmon Creek Corporation v. California State Board of Forestry, et al. (No. 96CS01057) in the Superior Court of Sacramento County. This action seeks to overturn the BOF's decision denying approval of a THP for approximately 8 acres of virgin old growth timber in the area commonly known as the Headwaters Forest. Salmon Creek seeks a court order requiring approval of the THP so that it may harvest in accordance with the THP. Salmon Creek also seeks constitutional "just compensation" damages to the extent that its old growth timber within and surrounding the THP has been "taken" by reason of this regulatory denial and previous actions of governmental authorities. In addition, on May 7, 1996, Pacific Lumber, Scotia Pacific and Salmon Creek filed a lawsuit entitled The Pacific Lumber Company, et al. v. The United States of America in the United States Court of Federal Claims. The suit alleges that the federal government has "taken" over 3,800 acres of Pacific Lumber's old growth timberlands through its application of the ESA (including the Headwaters Forest). Pacific Lumber, Scotia Pacific and Salmon Creek seek constitutional "just compensation" damages for the taking of these timberlands by the federal government's actions. The Court in each of these actions has granted the parties' agreed motions to stay the actions pursuant to the Headwaters Agreement. These actions would be dismissed if the Headwaters Agreement is consummated. See "Business of the Company -- Pacific Lumber Operations -- Headwaters Agreement" for a description of the Headwaters Agreement.

OTHER MATTERS

     Groundwater contamination has been found on property sold to a subsidiary of MAXXAM by a subsidiary of Rockwell International Corporation ("Rockwell"). In March 1992, an enforcement action was filed against Rockwell and the current property owners by the Nevada Division of Environmental Protection seeking an order that would require defendants to investigate and report on the nature and extent of the pollution and contamination on the property. This action has been stayed, pending continued environmental investigation and remediation by Rockwell. MAXXAM was named as a defendant in three related damage actions filed by certain persons. Two of these cases have settled to date and in each case MAXXAM's share of the settlement was 21%. In September 1996, Rockwell submitted a global settlement package to MAXXAM. An Environmental Cleanup Liability report, which accompanied Rockwell's settlement package and which was prepared by Rockwell's experts, estimates total liability to be $26.08 million (which MAXXAM is disputing). No further settlement discussions have taken place between Rockwell and MAXXAM concerning the indemnification issue since the settlement package was presented.

     MAXXAM is involved in various other claims, lawsuits and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on MAXXAM's consolidated financial position or results of operations, or liquidity.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

     The following table sets forth certain information, as of November 15, 1996, with respect to the executive officers and directors of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

    NAME                                POSITIONS AND OFFICES WITH THE COMPANY
    ----                                --------------------------------------
                                  Chairman of the Board, President and Chief Executive
    Charles E. Hurwitz..........  Officer
    Paul N. Schwartz............  Vice President, Chief Financial Officer and Director
    John A. Campbell............  Vice President and Director
    Gary L. Clark...............  Vice President
    John T. La Duc..............  Vice President and Director
    Anthony R. Pierno...........  Vice President, General Counsel and Director
    William S. Riegel...........  Vice President and Director
    Ronald L. Reman.............  Vice President -- Taxes
    Byron L. Wade...............  Vice President, Secretary and Deputy General Counsel

     Charles E. Hurwitz. Mr. Hurwitz, age 56, has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in November 1996. He has also served as a member of the Board of Directors and the Executive Committee of MAXXAM since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of MAXXAM in March 1980. Mr. Hurwitz has also served MAXXAM as President since January 1993. Mr. Hurwitz has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated, a New York business trust primarily engaged in the management of real estate investments. In December 1994, Mr. Hurwitz was appointed Vice Chairman of the Board of KACC. He has served as a director of Kaiser since October 1988 and of KACC since November 1988. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Executive Officer, and since January 1, 1993, President, of MGI, a wholly owned subsidiary of MAXXAM. From May 1986 until February 1993, Mr. Hurwitz served as a director of Pacific Lumber. Mr. Hurwitz has also served SHRP as a director since May 1993, Chairman of the Board since October 1995, and President from May 1993 until April 1996.

     Paul N. Schwartz. Mr. Schwartz, age 50, has served as Vice President and Chief Financial Officer of the Company since its formation in November 1996. He was named Executive Vice President and Chief Financial Officer of MAXXAM, positions he has held since January 1, 1995. He previously served as Senior Vice President -- Corporate Development of MAXXAM from June 1987 until December 31, 1994, and Vice President -- Corporate Development of MAXXAM from July 1985 to June 1987. Mr. Schwartz has served as a Vice President of MGI and Pacific Lumber since May 1987 and January 1987, respectively, and has served as Chief Financial Officer of Pacific Lumber and Scotia Pacific, since February 1995. He also serves as Chairman of the Board and sole executive officer of United Financial Group, Inc., a Delaware public corporation, and has served as a director of Pacific Lumber and Scotia Pacific since February 1993, and as a director of MGI since January 1994. Since May 1993, Mr. Schwartz has also served as a director and a Vice President of SHRP. Mr. Schwartz is also a director of SLM Funding Corporation, which is a subsidiary of the Student Loan Marketing Association.

     John A. Campbell. Mr. Campbell, age 54, has served as a director and Vice President of the Company since its formation in November 1996. He also serves as a director and Vice President of MGI, positions he assumed in December 1994. Mr. Campbell has served Pacific Lumber and Scotia Pacific as a director and President since January 1989 and November 1992, respectively. Mr. Campbell was also elected as Chief Executive Officer of Pacific Lumber and Scotia Pacific in February and June 1993, respectively; Mr. Campbell served as Pacific Lumber's Executive Vice President -- Forest Products Operations from January 1985 to January 1989. He also served as Pacific Lumber's Vice President -- Wood Products from April 1982 to January 1985. Commencing shortly after he joined Pacific Lumber in 1969 until April 1982, Mr. Campbell served Pacific Lumber in a variety of managerial positions.

     Gary L. Clark. Mr. Clark, age 54, has served as Vice President of the Company since its formation in November 1996. He also serves as Vice President of MGI, a position he assumed in December 1994. Mr. Clark has also served as Vice President -- Finance and Administration of Pacific Lumber and of Scotia Pacific since January 1, 1993. Prior to assuming these positions, he had served Pacific Lumber as Vice President and Treasurer since October 1990. Mr. Clark also served as Vice President and Treasurer of MAXXAM and MGI from September 1990 and October 1990, respectively, to December 31, 1992. Mr. Clark also served as the Treasurer of Kaiser and of KACC from May 1990 and January 1990, respectively, to December 31, 1992. From September 1987 until January 1990, Mr. Clark was the Director of Financial Planning and Analysis of KACC, and from April 1985 until September 1987, Mr. Clark served as the Business Manager and Controller of KACC's Primary Products Division.

     John T. La Duc. Mr. La Duc, age 53, has served as a director and Vice President of the Company since its formation in November 1996. He has also served as Senior Vice President of MAXXAM since September 1990, and as Vice President and as a director of MGI since October 1990 and January 1994, respectively. He also served MAXXAM and MGI as Chief Financial Officer from September 1990 until December 31, 1994 and February 28, 1995, respectively. Mr. La Duc has also served Kaiser as Chief Financial Officer since May 1990 and as a Vice President since June 1989. He has also served KACC as a Vice President since June 1989 and Chief Financial Officer since January 1990. Mr. La Duc served as Kaiser's Treasurer from August 1995 until February 1996 and from January 1993 until April 1993, and as KACC's Treasurer from June 1995 until February 1996 and from January 1993 until April 1993. Mr. La Duc also currently serves as a director and Vice President of Pacific Lumber and Scotia Pacific. He previously served as Chief Financial Officer of Pacific Lumber and of Scotia Pacific from October 1990 and November 1992, respectively, until February 28, 1995.

     Anthony R. Pierno. Mr. Pierno, age 64, has served as Vice President and General Counsel of the Company since its formation in November 1996. He also serves as Senior Vice President and General Counsel of MAXXAM, positions he has held since February 1989. He has also served as Vice President and General Counsel of MGI and Pacific Lumber since May 1989, and of Scotia Pacific since November 1992, and has served as a director of Pacific Lumber and MGI since November 1993 and January 1994, respectively. Additionally, Mr. Pierno has served as Vice President and General Counsel of Kaiser and KACC since January 1992. Immediately prior to joining MAXXAM, Mr. Pierno served as partner in charge of the business practice group in the Los Angeles office of the law firm of Pillsbury, Madison & Sutro. He has served as the Commissioner of Corporations of the State of California and as Chair of several committees of the State Bar of California. Mr. Pierno is Chairman of the Board of Trustees of Whittier College, and a former member and past Chairman of the Board of Trustees of Marymount College.

     William S. Riegel. Mr. Riegel, age 50, has served as a director and Vice President of the Company since its formation in November 1996. He has also served MGI as a director and Vice President since December 1994. He has also served Pacific Lumber as a director since January 1992, and as Vice President -- Sales since January 1990. From the time he joined Pacific Lumber in 1971 until January 1990, Mr. Riegel served in various sales management positions.

     Ronald L. Reman. Mr. Reman, age 38, has served as Vice President -- Taxes of the Company since its formation in November 1996. He was named Vice President -- Taxes of MAXXAM in September 1992. Prior to September 1992, he had served MAXXAM as Director of Taxes since joining MAXXAM in October 1986. From July 1984 until October 1986, Mr. Reman was a Senior Manager in the Tax Department of the New York office of Price Waterhouse after having served seven years with the New York office of Coopers & Lybrand, both of which are accounting firms. Mr. Reman also serves as Vice President -- Taxes of MGI and certain other subsidiaries of MAXXAM, and as Assistant Treasurer of Kaiser and KACC.

     Byron L. Wade. Mr. Wade, age 49, has served as Vice President and Deputy General Counsel of the Company since its formation in November 1996. He has also served as Vice President and Deputy General Counsel of MAXXAM since May 1990, and Secretary of MAXXAM since October 1988. Mr. Wade has also served as Vice President and Secretary of Kaiser and KACC since January 1992, and Deputy General Counsel of Kaiser and KACC since May and June 1992, respectively. He has been Vice President, Secretary and Deputy General Counsel of Pacific Lumber and Scotia Pacific since June 1990 and November 1992, respectively. In addition, Mr. Wade has served since May 1993 as a Vice President and Secretary of SHRP. Mr. Wade has also served as a Vice President, Secretary and Deputy General Counsel of MGI since July 1990. He was Assistant Secretary of MAXXAM from November 1987 to October 1988 and Assistant General Counsel from November 1987 until May 1990. He had previously served as Vice President, Secretary and General Counsel of MCO Resources, Inc., a publicly traded oil and gas company, which was majority owned by MAXXAM.

EXECUTIVE OFFICERS AND DIRECTORS OF MAXXAM

     The following table sets forth certain information, as of November 15, 1996, with respect to the executive officers and directors of MAXXAM. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

                NAME                             POSITIONS AND OFFICES WITH MAXXAM
                ----                             ---------------------------------
    Charles E. Hurwitz...........  Chairman of the Board, President and Chief Executive Officer
    Paul N. Schwartz.............  Executive Vice President and Chief Financial Officer
    John T. La Duc...............  Senior Vice President
    Anthony R. Pierno............  Senior Vice President and General Counsel
    Robert E. Cole...............  Vice President -- Federal Government Affairs
    Diane M. Dudley..............  Vice President -- Chief Personnel Officer
    Robert W. Irelan.............  Vice President -- Public Relations
    Ronald L. Reman..............  Vice President -- Taxes
    Byron L. Wade................  Vice President, Secretary and Deputy General Counsel
    Robert J. Cruikshank.........  Director
    Ezra G. Levin................  Director
    Stanley D. Rosenberg.........  Director

     See " -- Executive Officers and Directors of the Company" for biographical information relating to Messrs. Hurwitz, Schwartz, La Duc, Pierno, Reman and Wade.

     Diane M. Dudley. Ms. Dudley, age 55, was named Vice President -- Chief Personnel Officer of MAXXAM in May 1990. Since November 9, 1995, Ms. Dudley has also served as a Vice President of Pacific Lumber. From June 1987 until May 1990, she was Vice President -- Personnel and Administration of MAXXAM. From December 1983 until June 1987, Ms. Dudley served as Assistant Vice President -- Personnel of MAXXAM.

     Robert E. Cole.  Mr. Cole, age 49, has served MAXXAM as Vice
President -- Federal Government Affairs since September 1990. Since March 1981, Mr. Cole has also served as a Vice President of KACC. In addition, Mr. Cole has served as Vice President -- Federal Government Affairs for MGI and Pacific Lumber since September 1990. Mr. Cole is currently Chairman of the United States Auto Parts Advisory Committee to the United States Congress.

     Robert J. Cruikshank. Mr. Cruikshank, age 66, has served as a director of MAXXAM since May 1993. In addition, he has served as a director of Kaiser and KACC since January 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement from that firm in March 1993. Prior to its merger with Touche Ross & Co. in December 1989, Mr. Cruikshank served as Managing Partner of Deloitte Haskins & Sells from June 1974 until the merger and served on such firm's board of directors from 1981 to 1985. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, coal and transportation businesses; as a director of Texas Biotechnology Incorporated as a director of American Residential Services; and as Advisory Director of Compass Bank -- Houston.

     Robert W. Irelan. Mr. Irelan, age 59, has served MAXXAM as Vice President -- Public Relations since September 1990. He has also been Vice President -- Public Relations of MGI and Pacific Lumber since September 1990, and Vice President -- Public Relations of KACC since February 1988. From June 1985 to

February 1988, Mr. Irelan served as Divisional Vice President -- Corporate Public Relations of KACC, and from 1968 to June 1985 he served KACC and certain affiliated companies in a variety of positions.

     Ezra G. Levin. Mr. Levin, age 62, was first elected a director of MAXXAM in May 1978. He has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively. From May 1982 through December 1993, he also served as a director of MGI. He is a partner in the law firm of Kramer, Levin, Naftalis & Frankel. Mr. Levin also serves as a director of Pacific Lumber, Scotia Pacific and United Mizrahi Bank and Trust Company.

     Stanley D. Rosenberg. Mr. Rosenberg, age 65, was first elected to the Board of Directors of MAXXAM in June 1981. Mr. Rosenberg is a partner in the law firm of Rosenberg, Tuggey, Agather & Rosenthal. Mr. Rosenberg was a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990, at which time he served as Of Counsel to that firm through June 30, 1993.

SECURITY OWNERSHIP OF MAXXAM BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

     The Company is a wholly owned subsidiary of MAXXAM. The following table sets forth, as of December 20, 1996, unless otherwise indicated, the beneficial ownership of MAXXAM's Common Stock and the Preferred Stock by (i) those persons known by MAXXAM to own beneficially more than 5% of the shares of each class then outstanding, (ii) each of the executive officers and directors of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                                                                COMBINED
                                                                                                  % OF
                                                                                                 VOTING
       NAME OF BENEFICIAL OWNER           TITLE OF CLASS    # OF SHARES(1)         % OF CLASS   POWER(2)
       ------------------------         -----------------  --------------         ----------   --------
Federated Development Inc.(3)..........       Common Stock     1,740,626(4)           19.9        54.2
                                           Preferred Stock       661,377              98.9
The Stockholder Group(3)...............       Common Stock     2,735,219(4)(5)(6)     31.3        61.3
                                           Preferred Stock       685,074(7)           99.1
Harold C. Simmons, Kronos, Inc.,.......       Common Stock     1,278,150(8)           14.8         8.3
  The Combined Master Retirement Trust,
  NL Industries, Inc. and related
  entities
Robertson, Stephens & Company, Inc.,...       Common Stock       710,100(9)            8.2         4.6
  The Robertson, Stephens Orphan Fund,
  The Contrarian Fund and related
  entities
John A. Campbell.......................       Common Stock         3,000                 *           *
Gary L. Clark..........................                 --            --                --          --
Charles E. Hurwitz(10).................       Common Stock     2,733,542(4)(5)(11)    31.3        61.2
                                           Preferred Stock       684,941(7)(12)       99.1
John T. La Duc.........................                 --            --                --          --
Anthony R. Pierno......................       Common Stock         4,983(13)             *           *
Ronald L. Reman........................       Common Stock            39(14)             *           *
William S. Riegel......................                 --            --                --          --
Paul N. Schwartz.......................       Common Stock        30,975(15)             *           *
Byron L. Wade..........................       Common Stock         5,526(16)             *           *
All directors and executive officers of
  the..................................       Common Stock     2,778,065(4)(5)        31.7        61.4
  Company as a group (9 persons).......    Preferred Stock       684,941(7)           99.1

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Includes the number of shares such persons would have received on December 20, 1996, if any, for their exercisable stock appreciation rights ("SARs") (excluding SARs payable in cash only) if such rights had been paid solely in shares of Common Stock. Also includes the number of shares of Common Stock credited to such person's stock fund account under MAXXAM's 401(k) savings plan as of September 30, 1996.

 (2) MAXXAM's Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of MAXXAM's stockholders.

 (3) FDI, Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. The address of FDI is 5847 San Felipe, Suite 2600, Houston, Texas 77057. The address of the Stockholder Group is c/o Ezra G. Levin, Esq., Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022.

 (4) Includes 71,175 shares of Common Stock which FDI may acquire in exchange for 7% Cumulative Exchangeable Preferred Stock of MCOP, whose issued and outstanding common stock is wholly owned by MAXXAM.

 (5) Includes (a) 1,669,451 shares of Common Stock owned by FDI as to which Mr. Hurwitz indirectly possesses voting and investment power, (b) 20,892 shares of Common Stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 46,500 shares of Common Stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 119,832 shares of Common Stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 59,916 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, and (e) 805,692 shares of Common Stock held directly by Mr. Hurwitz.

 (6) Includes options exercisable within 60 days of December 20, 1996 to purchase 325 shares of Common Stock.

 (7) Includes options exercisable within 60 days of December 20, 1996 to purchase 22,500 shares of Preferred Stock.

 (8) Information is based solely on the Schedule 13D filed with the Commission dated June 30, 1989, as amended through November 13, 1991 (the "Simmons 13D"). The Simmons 13D was filed by Harold C. Simmons, Kronos, Inc. ("Kronos"), NL Industries, Inc. ("NL"), The Combined Master Retirement Trust (the "Trust") and certain related entities. The Simmons 13D states that Kronos and the Trust are the direct beneficial owners of 250,900 and 1,027,250 shares of MAXXAM's Common Stock, respectively. The Simmons 13D also states that Mr. Simmons may be deemed to have the direct power to vote and direct the disposition of the shares of MAXXAM's Common Stock held by the Trust and that Mr. Simmons and the entities other than Kronos who filed the Simmons 13D may be deemed to share the indirect power to vote and direct the disposition of the shares of MAXXAM's Common Stock held by Kronos. Mr. Simmons disclaims beneficial ownership of all of such shares of MAXXAM's Common Stock. The address of Mr. Simmons and the Trust is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240. The address of Kronos and NL is 3000 North Sam Houston Parkway East, Houston, Texas 77032.

 (9) Information is based solely on the Schedule 13D filed with the SEC dated April 14, 1994, as amended through October 13, 1995 (the "Robertson 13D"). The Robertson 13D was filed by The Robertson Stephens Contrarian Fund (the "Contrarian Fund"), Robertson, Stephens & Company, Incorporated ("RS & Co.") and RS & Co.'s five shareholders (Messrs. Sanford R. Robertson, Paul
     H. Stephens, Michael G. McCaffery, G. Randy Hecht and Kenneth R. Fitzsimmons). The purchase of MAXXAM's Common Stock giving rise to the Robertson 13D was made by the Contrarian Fund, the Robertson Stephens Orphans Fund, the Robertson Stephens Partners Fund and the Robertson Stephens Growth & Income Fund (collectively, the "Funds"). Pursuant to the Robertson 13D, the Funds are the direct beneficial owners of 705,000 shares of MAXXAM's Common Stock and in addition, Paul H. Stephens directly holds 5,100 shares. The Robertson 13D also states that Mr. Stephens is the Chief Investment Officer of RS & Co., and as such may be deemed to have shared voting power over the 705,000 shares of

     MAXXAM's Common Stock held by the Funds. The five shareholders of RS & Co. disclaim any beneficial ownership of all of such shares of MAXXAM's Common Stock, except for Mr. Stephens as to the 5,100 shares owned by him personally. The address of Mr. Stephens, RS & Co. and the Funds is 555 California Street, Suite 2600, San Francisco, CA 94104.

(10) Mr. Hurwitz serves as a trustee of Federated, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated, and his positions include Chairman of the Board, President and Chief Executive Officer of MAXXAM and Federated and membership on MAXXAM's Executive Committee. By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

(11) Does not include shares owned by other members of the Stockholder Group.

(12) Includes 661,377 shares of Preferred Stock owned by FDI as to which Mr. Hurwitz possesses voting and investment power, and 1,064 shares of Preferred Stock held directly by Mr. Hurwitz.

(13) Includes 4,827 shares of Common Stock, which is the number of shares Mr. Pierno would have received on December 20, 1996 for SARs exercisable within 60 days of such date on 26,000 shares of Common Stock, if such SARs had been paid solely in shares of Common Stock.

(14) Includes 39 shares of Common Stock, which is the number of shares Mr. Reman would have received on December 20, 1996 for SARs exercisable within 60 days of such date on 1,000 shares of Common Stock, if such SARs had been paid solely in shares of Common Stock.

(15) Includes 6,547 shares of Common Stock, which is the number of shares Mr. Schwartz would have received on December 20, 1996 for SARs exercisable within 60 days of such date on 18,000 shares of Common Stock, if such SARs had been paid solely in shares of Common Stock. Also includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of December 20, 1996, and 10,749 shares of Common Stock owned by a trust of which Mr. Schwartz and his spouse are trustees.

(16) Includes 4,890 shares of Common Stock, which is the number of shares Mr. Wade would have received on December 20, 1996 for SARs exercisable within 60 days of such date on 13,000 shares of Common Stock, if such SARs had been paid solely in shares of Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Company is a newly formed holding company and wholly owned subsidiary of MAXXAM and does not separately compensate its executive officers. However, each of the Company's executive officers are executive officers of one or more of MAXXAM, MGI, Kaiser, and Pacific Lumber and receive compensation from one of these companies. The following table sets forth the information with respect to the total compensation, cash and non-cash, rather than any allocated part of such compensation, for each of the last three completed fiscal years of MAXXAM with respect to the Chief Executive Officer and the four most highly compensated executive officers of MAXXAM who are also executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1995:

                                                                             LONG-TERM COMPENSATION
                                                                        ---------------------------------
                                                                               AWARDS
                                          ANNUAL COMPENSATION           ---------------------     PAYOUTS
                                   ----------------------------------                             -------
                                                         (E)            (F)
(A)                                                         OTHER       RESTRICTED   (G)          (H)           (I)
         NAME AND                  (C)       (D)            ANNUAL        STOCK      OPTIONS/      LTIP      ALL OTHER
    PRINCIPAL POSITION      (B)    SALARY     BONUS      COMPENSATION    AWARD(S)      SARS       PAYOUTS   COMPENSATION
     WITH THE COMPANY       YEAR     ($)       ($)          ($)(1)         ($)         (#)          ($)         ($)
--------------------------  ----   -------   -------     ------------   ----------   --------     -------   ------------
Charles E. Hurwitz, Chief   1995   633,235   450,000             --          -0-      22,500         -0-       100,985(3)
Executive Officer,
  President                 1994   614,880   450,000             --          -0-     295,000 (2)     -0-        97,332(3)
and Chairman of the Board   1993   598,994   500,000             --          -0-         -0-         -0-        97,494(3)
Anthony R. Pierno,          1995   344,771   263,633(4)          --          -0-       5,000         -0-        55,928(3)
Senior Vice President and   1994   337,298   263,633(4)          --          -0-         -0-         -0-        55,514(3)
General Counsel             1993   330,226   290,000(4)          --          -0-         -0-         -0-        57,179(3)
Paul N. Schwartz,(5)        1995   290,850   218,307(4)          --          -0-      10,000         -0-        48,476(3)
Executive Vice President
  and                       1994   270,138   218,307(4)          --          -0-      25,000         -0-        45,390(3)
Chief Financial Officer     1993   265,204   293,000(4)          --          -0-         -0-         -0-        47,426(3)
John T. La Duc,(6)          1995   248,333   130,000(7)          --          -0-(8)      -0-         -0-        12,417(10)
Senior Vice President       1994   240,000   103,000(7)          --          -0-       9,200 (9)     -0-         4,800(10)
                            1993   240,000   100,000(7)          --          -0-         -0-         -0-         4,872(10)
Byron L. Wade,              1995   196,660   128,355             --          -0-       5,000         -0-        37,500(3)
Vice President, Secretary   1994   177,140   128,355             --          -0-         -0-         -0-        31,671(3)
and Deputy General Counsel  1993   171,913   124,412             --          -0-         -0-         -0-        30,955(3)

---------------

 (1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

 (2) A 1994 option for 45,000 shares of MAXXAM Preferred Stock was granted in exchange for Mr. Hurwitz relinquishing the SARs for 50,000 shares of MAXXAM Common Stock granted in 1993. Additionally, an option for 250,000 shares of Kaiser Common Stock was granted by Kaiser.

 (3) Reflects the following aggregate amounts accrued in respect of MAXXAM's Revised Capital Accumulation Plan for 1995, 1994 and 1993, respectively, pursuant to which, in general, benefits vesting 10% annually are payable upon termination of employment with the Company: Mr. Hurwitz -- $94,985, $91,332 and $88,500; Mr. Pierno -- $51,716, $49,727 and $48,185; Mr.
     Schwartz -- $43,628, $39,661 and $38,432; and Mr. Wade -- $31,500, $25,671
     and $24,875. Additionally, these amounts reflect matching contributions by MAXXAM under its 401(k) savings plan for 1995, 1994 and 1993, respectively, as follows: Mr. Hurwitz -- $6,000, $6,000 and $8,994; Mr. Pierno -- $4,212,
     $5,787 and $8,994; Mr. Schwartz -- $4,848, $5,729 and $8,994; and Mr.
     Wade -- $6,000, $6,000 and $6,080.

 (4) Pursuant to the employment agreements of Messrs. Pierno and Schwartz, their personal loans from MAXXAM outstanding on the date of such agreements were forgiven in the amount of $15,000 and $20,000, respectively, per year. These amounts are included here as additional bonus compensation. See "Certain Transactions" for discussion on such personal loans.

 (5) Mr. Schwartz served as Senior Vice President -- Corporate Development of MAXXAM for fiscal years 1994 and 1993.
                                     (footnotes continued on the following page)

 (6) Mr. La Duc also served as Chief Financial Officer of MAXXAM for fiscal years 1994 and 1993. Mr. La Duc received his compensation for all three years principally from Kaiser; however, MAXXAM reimbursed Kaiser for certain allocable costs associated with the performance of services for MAXXAM by such executive officer. The table reflects such officer's total compensation, rather than any allocated part of such compensation.

 (7) Includes $50,000 (to be paid over a two-year period), $75,000 (to be paid over a three-year period) and $100,000 (to be paid over a four-year period), awarded for 1995, 1994 and 1993, respectively, for which MAXXAM will reimburse Kaiser.

 (8) As of December 29, 1995, Mr. La Duc held 47,437 shares of restricted Kaiser Common Stock valued at approximately $622,611 based on the closing price on such date of $13.125 per share. Restrictions on all such shares were lifted on December 2, 1996. No dividends will be paid to Mr. La Duc in respect of any restricted shares held. No other named executive officer held restricted stock of Kaiser or MAXXAM at fiscal year end 1995.

 (9) Represents option for shares of Kaiser Common Stock.

(10) Amount represents contributions under Kaiser's 401(k) savings plan by Kaiser.

OPTION/SAR GRANTS TABLE

     The following table sets forth certain information concerning stock options or SARs granted by MAXXAM in fiscal year 1995 to any of the named executive officers:

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------        GRANT
                                                  (C)                                       DATE VALUE
                                  (B)          % OF TOTAL                                  -------------
                                  # OF          OPTIONS/
                               SECURITIES         SARS            (D)                           (F)
                               UNDERLYING      GRANTED TO     EXERCISE OR       (E)         GRANT DATE
             (A)              OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION    PRESENT VALUE
            NAME                 GRANTS           1995         ($/SHARE)        DATE          ($)(1)
----------------------------- ------------    ------------    -----------    ----------    -------------
Charles E. Hurwitz...........    22,500(2)        38.5           46.80         01/24/06       398,302
Anthony R. Pierno............     5,000(3)         8.5           45.15         11/29/05        86,158
Paul N. Schwartz.............    10,000(3)        17.1           45.15         11/29/05       172,316
Byron L. Wade................     5,000(3)         8.5           45.15         11/29/05        86,158

---------------

(1) Valuation utilizing Black-Scholes Option Price Model using the following assumptions: 5-year daily volatility for MAXXAM Common Stock, 5.8% risk-free rate (10-year Government Bond as of the grant date) (5.6% for Mr. Hurwitz), no dividend yield and 10-year exercise or expiration date. No adjustments were made for non-transferability or risk of forfeiture.

(2) Represents underlying shares of MAXXAM Preferred Stock. These options were actually granted after 1995 fiscal year end but were for services Mr. Hurwitz provided during such year.

(3) Represents underlying shares of MAXXAM Common Stock.

     The SARs set forth in the above table cover shares of MAXXAM Preferred Stock which were granted to Mr. Hurwitz on January 24, 1996 and shares of MAXXAM Common Stock granted to Messrs. Pierno, Schwartz and Wade on November 29, 1995 under MAXXAM's 1994 Omnibus Employee Incentive Plan (the "Omnibus Plan") at an exercise price of 20% above the closing price of MAXXAM Common Stock on the date of grant. SARs under the MAXXAM Omnibus Plan are exercisable for cash, MAXXAM Common Stock or a combination thereof at the discretion of MAXXAM's Board, and vest with respect to 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

     The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1995 by each of the named executive officers, and the 1995 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.

                                                                              (D)               (E)
                                                                     NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                     (B)                                 OPTIONS/SARS             IN-THE-MONEY OPTIONS/SARS
                                    SHARES            (C)               AT YEAR END(#)              AT FISCAL YEAR-END($)
             (A)                 ACQUIRED ON         VALUE        ---------------------------   -----------------------------
             NAME               EXERCISE(#)(1)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
------------------------------  --------------   --------------   -----------   -------------   -----------     -------------
Charles E. Hurwitz............      21,300           928,200         22,500         36,000        334,125(3)       175,500(3)
                                        --                --         62,500        187,500         23,438(4)        70,313(4)
John T. La Duc................          --                --          6,000          4,000         43,500(3)        29,000(3)
                                        --                --          2,300          6,900            863(4)         2,588(4)
Paul N. Schwartz..............      10,000           349,000         16,000         40,000        104,125(3)       170,000(3)
Anthony R. Pierno.............       2,000            50,000         25,000          5,000             --(3)            --(3)
Byron L. Wade.................      19,000           922,625          9,000         11,000         65,250(3)        43,500(3)

---------------

(1) If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.

(2) Valued at the closing price of MAXXAM's Common Stock on the date of exercise, less exercise price.

(3) Valued at $35.25 per share, the closing price of MAXXAM's Common Stock on December 29, 1995, less exercise price. If exercise price is equal to or higher than the closing price, no value is shown.

(4) Valued at $13.125 per share, the closing price of Kaiser Common Stock on December 29, 1995, less exercise price. If exercise price is equal to or higher than closing price, no value is shown.

DEFINED BENEFIT PLANS

  MAXXAM Pension Plan

     All officers who are also employees and other regular employees of MAXXAM who work at least 1,000 hours in the plan year automatically participate in MAXXAM's Pension Plan (the "MAXXAM Pension Plan"), a qualified, noncontributory, funded plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit" as set forth in the following two paragraphs. Benefits are based on an employee's base salary or wages, plus overtime (excluding bonuses, commissions, incentive compensation and all other extra compensation), the age of such employee at retirement and years of service.

     Under the MAXXAM Pension Plan, the annual past service benefit is the greatest of:

          (i) benefits accrued under the plan through December 31, 1986,

          (ii) the product of (a) the sum of 0.8% of the participant's Past Service Compensation Base (as defined), plus 0.8% of the participant's Past Service Compensation Base in excess of $15,000 multiplied by (b) the participant's credited years of service prior to January 1, 1987, or

          (iii) the product of 1.2% of the participant's Past Service Compensation Base multiplied by the participant's credited years of service prior to January 1, 1987.

     For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's plan compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000. Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

     The amount of an employee's aggregate plan compensation that may be included in benefit computations under the MAXXAM Pension Plan is limited to $150,000 for 1995. Benefits are generally payable as a straight life annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the MAXXAM Pension Plan are not subject to any deductions for Social Security or other offsets. The covered compensation for 1995 and credited years of service as of December 31, 1995 for the MAXXAM Pension Plan and estimated annual benefits payable upon retirement at normal retirement age (age
65) for the named executive officers (other than those compensated by Kaiser who do not participate in the MAXXAM Pension Plan) were as follows: Mr. Hurwitz:
$150,000 -- 15 years -- $112,000; Mr. Pierno: $150,000 -- 6 years -- $36,118;
Mr. Schwartz: $150,000 -- 15 years -- $111,257; and Mr. Wade: $150,000 -- 15 years -- $93,143.

     The projected benefits shown above were computed as single life annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $150,000 for 1996 and subsequent years under Section 401(a)(17) of the Internal Revenue Code (the "Code"). In addition, the amounts reflect a maximum benefit limit of $120,000 for 1996 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the MAXXAM Pension Plan at retirement under Section 415 of the Code. Combined plan limits applicable to employees participating in both defined contribution and defined benefit plans have not been reflected.

  Kaiser Retirement Plan

     Kaiser maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of Kaiser and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefit Plan (as defined below).

                                                         YEARS OF SERVICE
               ANNUAL              ------------------------------------------------------------
            REMUNERATION              15           20           25           30           35
    ----------------------------   --------     --------     --------     --------     --------
      $150,000..................   $ 33,750     $ 45,000     $ 56,250     $ 67,500     $ 78,750
       175,000..................     39,375       52,500       65,625       78,750       91,875
       200,000..................     45,000       60,000       75,000       90,000      105,000
       225,000..................     50,625       67,500       84,375      101,250      118,125
       250,000..................     56,250       75,000       93,750      112,500      131,250
       300,000..................     67,500       90,000      112,500      135,000      157,500
       350,000..................     78,750      105,000      131,250      157,500      183,750
       400,000..................     90,000      120,000      150,000      180,000      210,000
       450,000..................    101,250      135,000      168,750      202,500      236,250
       500,000..................    112,500      150,000      187,500      225,000      262,500

     The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan and Kaiser Supplemental Benefit Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Mr. La Duc had 26.3 years of credited service on December 31, 1995. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan consists of salary and bonus amounts set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

     Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by

Kaiser or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed 10 or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

  MAXXAM Supplemental Executive Retirement Plan

     Effective March 8, 1991, MAXXAM adopted an unfunded non-qualified Supplemental Executive Retirement Plan (the "MAXXAM SERP"). The MAXXAM SERP provides that participants are entitled to receive benefits which would have been payable to such participants under the MAXXAM Pension Plan except for the limitations imposed by the Code. Participants in such plan are selected by the Company's Board of Directors or are entitled to participate by virtue of provisions in their employment agreements. Four named executive officers, Messrs. Hurwitz, Pierno, Schwartz and Wade, were entitled to receive benefits under the MAXXAM SERP during 1995.

     The following projections are based on the same assumptions as utilized in connection with the MAXXAM Pension Plan projections above. The 1996 qualified plan pay limit ($150,000) and benefit limit ($120,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 1995 levels are assumed.

                                                 HURWITZ      PIERNO     SCHWARTZ      WADE
                                                 --------    --------    --------    --------
    COVERED COMPENSATION FOR 1995:
      Qualified Plan...........................  $150,000    $150,000    $150,000    $150,000
      Nonqualified Plan........................    46,660     194,771     140,850      46,660
                                                 --------    --------    --------    --------
              Total............................  $196,660    $344,771    $290,850    $196,660
                                                 ========    ========    ========    ========
    CREDITED YEARS OF SERVICE AS OF DECEMBER
      31, 1995.................................        15           6          15          15
                                                 ========    ========    ========    ========
    PROJECTED NORMAL RETIREMENT BENEFIT:
      Qualified Plan...........................  $ 93,143    $ 36,118    $111,257    $ 93,143
      Nonqualified Plan........................    19,138      20,126      56,598      19,138
                                                 --------    --------    --------    --------
              Total............................  $112,281    $ 56,244    $167,855    $112,281
                                                 ========    ========    ========    ========

  Kaiser Supplemental Benefits Plan

     Kaiser maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of Kaiser and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code. Eligible participants, including Mr. La Duc, are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

  MAXXAM Severance or Termination Policy

     Severance or termination pay is generally granted to regular full-time employees who are involuntarily terminated, subject to a number of exclusions, pursuant to an unfunded policy. After such termination, the policy provides for payment in an amount ranging from two weeks salary for at least one year of service graduating to a maximum of 104 weeks salary. The amounts payable under the policy if the named executive officers had been involuntarily terminated on December 31, 1995 would have been as follows: Mr. Hurwitz: $1,266,470; Mr.
Pierno: $79,563; Mr. Schwartz: $581,700; and Mr. Wade: $420,000.

  Kaiser Termination Payment Policy

     Most full-time salaried employees of Kaiser are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amount payable to Mr. La Duc under the policy if he had been involuntarily terminated on December 31, 1995 would have been $145,833.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     All executive officers of MAXXAM are eligible to participate in a deferred compensation program. An executive officer may defer up to 20% of gross salary and up to 20% of any bonus otherwise payable to such executive officer for any calendar year. The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid and is deemed "invested" in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month. Deferred compensation, including all earnings credited to the book account, will be paid in cash to the executive or beneficiary as soon as practicable following the date the executive ceases for any reason to be an employee of MAXXAM either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive's election. No compensation was deferred under this program for 1995.

DIRECTOR COMPENSATION

     Directors who were not employees of or consultants to MAXXAM receive an annual fee of $30,000 and no additional compensation for attending Committee meetings. Directors are also reimbursed for travel and other disbursements relating to Board and Committee meetings. Fees to directors who are also employees of MAXXAM are deemed to be included in their salary. Non-employee directors of MAXXAM who also serve as directors of certain of MAXXAM's majority-owned subsidiaries (Kaiser) also receive additional director or committee fees and are reimbursed for expenses pertaining to their services in such capacities from those subsidiaries.

     All non-employee directors of MAXXAM are eligible to participate in a deferred compensation program. By executing a Deferred Fee Agreement, a non-employee director may defer all or part, in 25% increments, of the director's fees received from the Company for service in such capacity. Deferred fees are credited to a book account as of the date such fees would have been paid to the director and are deemed "invested" in two investment choices, again in 25% increments, of phantom shares of MAXXAM's Common Stock and/or in an account bearing interest at a rate established from time to time by the Compensation Committee. Deferred director's fees, including all earnings credited to the book account, will be paid in cash to the director or beneficiary as soon as practicable following the date the director ceases for any reason to be a member of the Board of Directors, at the director's election, either in a lump sum or in a specified number of annual installments not to exceed ten.

     Non-employee directors are also eligible to participate in MAXXAM's 1994 Non-Employee Director Stock Plan. Pursuant to such plan, each eligible director receives an initial grant of an option to purchase 500 shares of MAXXAM Common Stock the day following the later of the 1994 Annual Meeting or the first Annual Meeting after such eligible director is first elected or appointed by the Board to be a director. Thereafter, each eligible director is granted an option to purchase 300 shares of MAXXAM Common Stock each year the day following the Annual Meeting. The exercise price of the options per share is the closing price of the MAXXAM Common Stock as reported by the American Stock Exchange on the date the option is granted. Each option granted under such plan becomes exercisable as to 25% of the shares on the first, second, third and fourth anniversaries of the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of MAXXAM was, during the 1995 fiscal year, an officer or employee of MAXXAM or any of its subsidiaries, or was formerly an officer of MAXXAM or any of its subsidiaries; however, one member had a relationship requiring disclosure by MAXXAM under Item 404 of Regulation S-K. Mr. Levin served on MAXXAM's Compensation Committee and Board of Directors during 1995. Mr. Levin is also a partner in the law firm of Kramer, Levin, Naftalis & Frankel, which provided legal services for MAXXAM and its subsidiaries during 1995.

     During MAXXAM's 1995 fiscal year, no executive officer of MAXXAM served as
(i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of MAXXAM, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of MAXXAM, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of MAXXAM.

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

                              CERTAIN TRANSACTIONS

THE COMPANY

     MAXXAM, Pacific Lumber, Salmon Creek and Scotia Pacific entered into a tax allocation agreement effective March 23, 1993, which in part modified MAXXAM's existing tax allocation agreement with MGI and certain of its subsidiaries, including Pacific Lumber (collectively, the "Tax Allocation Agreements"). Pursuant to the terms of the Tax Allocation Agreements, MAXXAM pays any consolidated federal income tax liability for its affiliated group of corporations (the "Group") within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its subsidiaries, including MGI, Pacific Lumber, Salmon Creek and Scotia Pacific, are each members of the Group.

     Under the Tax Allocation Agreements, Pacific Lumber is liable to MAXXAM for the federal consolidated income tax liability of Pacific Lumber, Scotia Pacific and certain other subsidiaries of Pacific Lumber (but excluding Salmon Creek) (collectively the "PL Subgroup") computed as if the PL Subgroup were a separate affiliated group of corporations which was never affiliated with the Group (taking into account all limitations under the Code and regulations applicable to the PL Subgroup). To the extent such calculation results in a net operating loss or a net capital loss or credit which the PL Subgroup could have carried back to a prior taxable period under the principles of Sections 172 and 1502 of the Code, MAXXAM will pay to Pacific Lumber an amount equal to the tax refund to which the PL Subgroup would have been entitled (but not in excess of the aggregate net amount previously paid by Pacific Lumber to MAXXAM for the current year and the three preceding taxable years). If such separately calculated net operating loss or net capital loss or credit of the PL Subgroup cannot be carried back to a prior taxable year of the PL Subgroup for which Pacific Lumber paid its consolidated tax liability to MAXXAM, the net operating loss or net capital loss or credit becomes a loss or credit carryover of the PL Subgroup to be used in computing the PL Subgroup's consolidated income tax liability for future taxable years. Although, under Treasury regulations, all members of the Group, including the members of the PL Subgroup, are severally liable for the Group's federal tax liability, under the Tax Allocation Agreements, MAXXAM indemnifies each PL Subgroup member for all federal tax liabilities relating to taxable years during which such PL Subgroup member is a member of the Group, except for payments required of Pacific Lumber or Salmon Creek under the Tax Allocation Agreements. The same principles are applied to any consolidated or combined state or local income tax returns filed by the Group with respect to the PL Subgroup. Under the Tax Allocation Agreements, Pacific Lumber will indemnify Scotia Pacific for all federal and state tax liabilities relating to any taxable years during which Scotia Pacific is not a member of the Group. The Tax Allocation Agreements further provide that Salmon Creek is liable to MAXXAM for its federal income tax liability computed as if Salmon Creek was a separate corporation which was never affiliated with the Group (taking into account all limitations under the Code and regulations applicable to Salmon Creek).

     Under the Tax Allocation Agreements, MGI's subsidiary, MPI, is liable to MAXXAM for its federal income tax liability computed as if it filed separate returns and was never a member of the Group. Under a separate tax allocation agreement, Britt is liable to MAXXAM for its federal income tax liability computed as if it filed separate returns and was never a member of the Group (the "Britt Tax Allocation Agreement").

     Effective August 4, 1993, MAXXAM and MGI modified the Tax Allocation Agreements with respect to MGI (the "Revised MGI Tax Allocation Agreement"). Under the terms of the Revised MGI Tax Allocation Agreement, MAXXAM computes a tentative federal income tax liability for MGI as if MGI, members of the PL Subgroup, Britt, MPI and MGI's other subsidiaries, but excluding Salmon Creek, were a separate affiliated group of corporations which was never connected with MAXXAM (the "MGI Subgroup"). The federal income tax liability of MGI is the difference between (i) the tentative federal income tax liability of the MGI Subgroup and (ii) the sum of the separate tax liabilities (net of any refunds due to tax loss or credit carrybacks) for Pacific Lumber, Britt, MPI and MGI's other subsidiaries, but excluding Salmon Creek. To the extent that the tentative federal income tax liability is less than the aggregate amounts in (ii), MAXXAM is obligated to pay the amount of such difference to MGI. If the calculation of the tentative federal income tax liability results in a net operating loss or a net capital loss or credit which the MGI Subgroup could have carried back to a prior taxable period under the principles of Sections 172 and 1502 of the Code, MAXXAM will pay to MGI an amount equal to the tax refund to which the MGI Subgroup would have been entitled (but not in excess of the aggregate net amount previously paid by MGI Subgroup members to MAXXAM for the current year and the three preceding taxable years). While MGI is severally liable for MAXXAM's federal income tax liability for all taxable periods during which it is a member of the Group, pursuant to the Tax Allocation Agreements, the Britt Tax Allocation Agreement and the Revised MGI Tax Allocation Agreement, MAXXAM will indemnify MGI and its subsidiaries, except for payments required under such agreements.

     Contemporaneously with the consummation of this Offering, MAXXAM and the Company entered into a tax allocation agreement (the "MGHI Tax Allocation Agreement"). Under the terms of the MGHI Tax Allocation Agreement, MAXXAM will compute a tentative federal income tax liability for the Company as if the Company, members of the MGI Subgroup, and any other subsidiaries of the Company, but excluding Salmon Creek, were a separate affiliated group of corporations which was never connected with MAXXAM (the "MGHI Subgroup"). The federal income tax liability of the Company is the difference between (i) the tentative federal income tax liability of the MGHI Subgroup, and (ii) the tentative federal income tax liability of the MGI Subgroup computed pursuant to the Revised MGI Tax Allocation Agreement. To the extent that the tentative federal income tax liability of the MGHI Subgroup is less than the tentative federal income tax liability of the MGI Subgroup, MAXXAM will be obligated to pay the amount of such difference to the Company. If the calculation of the tentative federal income tax liability results in a net operating loss or a net capital loss or credit which the MGHI Subgroup could have carried back to a prior taxable period under the principles of Sections 172 and 1502 of the Code, MAXXAM will be obligated to pay to the Company an amount equal to the tax refund to which the MGHI Subgroup would have been entitled, under principles similar to the Revised MGI Tax Allocation Agreement. While the Company is severally liable for MAXXAM's federal income tax liability for all taxable periods during which it is a member of the Group, pursuant to the MGHI Tax Allocation Agreement, MAXXAM will indemnify the Company, except for payments required under such agreement.

     The net proceeds of the Offering were loaned by the Company to MAXXAM pursuant to the Intercompany Note, which is pledged to secure the Notes. The Intercompany Note bears interest at the rate of 11% per annum (payable semiannually on the interest payment dates applicable to the Notes) and matures on August 1, 2003. MAXXAM is entitled to defer the payment of interest on the Intercompany Note on any interest payment date to the extent that the Company has sufficient available funds to satisfy its obligations on the Notes on such date. Any such deferred interest will be added to the principal amount of the Intercompany Note and be payable at the maturity thereof. The principal amount of the Intercompany Note will be reduced in an amount equal to any payments made by MAXXAM in respect of its guaranty of the Notes. The Intercompany Note may be amended to the extent such amendments do not materially adversely affect the Company's ability to pay its obligations on the Notes. MAXXAM will use a portion of the proceeds of the loan to redeem all of the outstanding public indebtedness of MAXXAM, consisting of the approximately $17.6 million aggregate principal amount of its Subordinated Debentures and the approximately $25.0 million aggregate principal amount of its Reset Notes, and to pay accrued interest on such instruments which aggregated approximately $0.4 million at December 23, 1996. MAXXAM will use the remaining proceeds of the loan for general corporate purposes, including possible repurchases of its common stock through open market purchases, in privately negotiated transactions or otherwise.

     MAXXAM and its subsidiaries have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees. These reimbursements are computed and allocated by and among the several entities at cost. The resulting costs of such services are no less favorable than what could be obtained from unrelated parties.

MAXXAM

     See "Legal Proceedings -- USAT Matters," "-- Zero Coupon Note Litigation" and "-- Rancho Mirage Litigation" with respect to certain actions in which certain directors and officers of MAXXAM are defendants and in which MAXXAM is advancing expenses pursuant to indemnification obligations.

     In May 1995, MCOP granted Olympus Rancho Mirage, L.P. ("Olympus"), an unaffiliated third party, a non-exclusive easement on certain property in Rancho Mirage, California. Such easement is to allow access to a proposed golf course. At the same time, a partnership owned by Federated which operated the business of the Ritz-Carlton Hotel (the "Hotel"), which is also located in Rancho Mirage, California, transferred the Hotel to Olympus. In consideration for such easement, Olympus agreed to provide MCOP with Hotel amenity benefits which will be available to area lot owners for a fee. Such amenities include, among other things, room service, maid service and use of the tennis center, health club, meeting rooms and swimming pool. MCOP also agreed not to develop a contemplated hotel-type facility on other real property it owns in the vicinity. Olympus received a revocable parking license on certain other adjacent property of MCOP.

     MAXXAM and certain of its subsidiaries shared certain administrative and general expenses with Federated. Under these arrangements, Federated's obligation to MAXXAM and its subsidiaries was approximately $201,000 for 1995 and $124,000 for the nine months ended September 30, 1996. Federated and MAXXAM also share office space leased by MAXXAM. The obligations of Federated relating to 1995 under such office space sharing arrangement amounted to approximately $9,000. At September 30, 1996, Federated owed MAXXAM $100,000 for shared office space and certain general and administrative expenses.

     MAXXAM's wholly owned subsidiary, Bering Holdings, Inc. ("Bering Holdings"), is a Texas registered investment adviser which has an agreement with Federated whereby Bering Holdings manages an investment portfolio for Federated on substantially the same terms as provided to other persons. The agreement provides for an annual management fee equal to 1% of the average value of the portfolio, except for certain short-term investments for which the management fee is 1/2 of 1% per annum. The agreement also provides for an annual performance fee equal to 10% of the net gain in certain portfolios. Bering Holdings has accrued management and performance fees for the year ended December 31, 1995 of approximately $84,000 and $215,000, respectively. At September 30, 1996, Federated owed Bering Holdings $113,000 in respect of such fees.

     Mr. Levin, a director of MAXXAM, Pacific Lumber, Scotia and Kaiser, is a partner in the law firm of Kramer, Levin, Naftalis & Frankel, which provides legal services for MAXXAM, the Company and its subsidiaries, and for KAC and its subsidiaries.

     On April 17, 1995, SHRP, Ltd., SHRP Acquisition, Inc. and SHRP Capital Corp. filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. Their bankruptcy reorganization plan has since been confirmed and the transactions contemplated by the bankruptcy plan were consummated on October 6, 1995. Since July 1993, Mr. Wade has served as a director, Vice President and Secretary of SHRP Inc., SHRP, Ltd.'s sole general partner prior to SHRP, Ltd.'s bankruptcy reorganization, and of SHRP Capital Corp., a subsidiary of SHRP, Ltd.; Mr. Schwartz has served as a director and Executive Vice President of both SHRP, Inc. and SHRP Capital Corp.; and Mr. Hurwitz has served as director and Chairman of the Board of SHRP, Inc., and as a director, Chairman of the Board and President of SHRP Capital Corp.

     In January 1995, Mr. Pierno repaid a $150,000 bank loan which had been guaranteed by MAXXAM. Pursuant to the terms of Mr. Pierno's employment agreement with MAXXAM (which expired in March 1995), his personal loans from MAXXAM, which aggregated $150,000 at 6% interest, were forgiven at the rate of $15,000 per year. Such loans were, and continue to be, secured by real estate owned by Mr. Pierno. As of February 28, 1995, MAXXAM entered into an amendment of Mr. Pierno's promissory note evidencing such loans which provides that (i) installments of $18,750 be paid on each of December 31, 1995, 1996 and 1997, with the balance to be paid in full on December 31, 1998; and (ii) the loans also be secured by any amounts to which Mr. Pierno may be entitled pursuant to MAXXAM's Revised Capital Accumulation Plan. Mr. Pierno's principal balance on such loans is currently $56,250. Pursuant to the terms of Mr. Pierno's employment agreement, he borrowed an additional $200,000 bearing interest at 6% per annum, with interest being payable monthly and principal being due December 15, 1998 (with prepayments due upon the exercise by Mr. Pierno of any stock appreciation rights granted pursuant to the agreement or employee benefit plan). Such promissory note was also amended, extending the due date to December 15, 1998, and securing such loan with any amounts to which Mr. Pierno may be entitled pursuant to MAXXAM's Revised Capital Accumulation Plan.

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

     Mr. Schwartz repaid his $100,000 outstanding loan from MAXXAM, together with accrued interest thereon, in August 1995.

     Mr. Wade repaid his $20,000 loan from MAXXAM, together with accrued interest thereon, in August 1995.

     Ms. Dudley repaid her $100,000 loan from MAXXAM, together with accrued interest thereon, in September 1995.

                     DESCRIPTION OF PRINCIPAL INDEBTEDNESS

THE COMPANY

     The following sets forth a summary of certain terms of the principal indebtedness of the Company and its subsidiaries outstanding as of September 30, 1996. This summary is qualified in its entirety by reference to the applicable instruments, which have been filed as exhibits to the SEC Reports of the applicable companies. The term "as defined," as used below, refers to the definition of such term in the applicable instrument. The Company will furnish a copy of any such instrument, upon oral or written request to the Company, at 5847 San Felipe, Suite 2600, Houston, Texas 77057, attention: Investor Relations Coordinator (telephone number (713) 267-3675).

  MGI NOTES

     General

     The $100.0 million of MGI Senior Notes and $101.0 million (accreted amount as of September 30, 1996) of MGI Discount Notes mature on August 1, 2003. The MGI Senior Notes bear interest at the rate per annum of 11 1/4%, payable semiannually in arrears on February 1 and August 1 of each year. The MGI Discount Notes bear interest at the rate per annum of 12 1/4%, payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1999. Interest on the MGI Notes is computed on the basis of a 360-day year of twelve 30-day months.

     Optional Redemption

     Except for partial redemptions prior to August 1, 1997 with the proceeds of a public equity offering by Pacific Lumber or certain other subsidiaries of MGI, the MGI Notes may not be redeemed prior to August 1, 1998. Thereafter, the MGI Notes may be redeemed at the option of MGI, at any time as a whole, or from time to time in part, at a redemption price equal to the principal amount thereof plus (until August 1, 2002) a redemption premium ranging from 6.125% during the 12 months commencing August 1, 1998 to 1.531% during the 12 months commencing August 1, 2001, in the case of the MGI Discount Notes, and ranging from 5.50% to 1.375% during the same periods, in the case of the MGI Senior Notes, plus accrued and unpaid interest (if any) to the date of redemption.

     Sinking Fund

     There are no mandatory sinking fund payments for the MGI Notes.

     Ranking

     The indebtedness represented by the MGI Notes is senior indebtedness of MGI and ranks pari passu in right and priority of payment with any existing or future senior indebtedness of MGI.

     Security

     The MGI Notes are secured by a first priority pledge of (i) all of the outstanding shares of stock owned or from time to time acquired by MGI or its Subsidiaries (as defined), of Pacific Lumber, Britt and MPI, and (ii) the 27,938,250 shares of common stock of Kaiser which, upon the consummation of the Offering, will be owned by the Company. The MGI Notes are not secured by any Salmon Creek Distributions (as defined) and, in addition, except during the continuance of an Event of Default, Interest Payment Default or Collateral Default (each as defined), the pledgors, including in the case of the pledged Kaiser shares the Company, will be entitled to receive and retain all Exempt Distributions (as defined) in respect of the shares so pledged. The pledgors will be entitled to vote all of such shares except under certain circumstances.

     Release for Pledged Share Sales

     The MGI Indenture permits a Pledgor (as defined) to obtain a release of Pledged Shares (as defined) in order to effect a Pledged Share Sale (as defined); provided that (i) no Event of Default, Collateral Default or Interest Payment Default (each as defined) has occurred and is continuing or would result from such release, (ii) an officers' certificate is delivered to the trustee under the MGI Indenture (the "MGI Trustee") by MGI so stating and stating that such release is otherwise permitted under the relevant MGI Indenture provision and (iii) MGI agrees to subject money in an amount equal to the amount of Net Proceeds (as defined) of such Pledged Share Sale received by MGI and its Subsidiaries (as defined) that are Pledgors (and, with respect to the Pledged Kaiser Shares (as defined), MAXXAM or, following the consummation of the Offering, the Company), including all money and Cash Equivalents (as defined) required to constitute collateral under the MGI Indenture ("Trust Moneys") in the Accounts (as defined) to the extent required under Article 10 of the MGI Indenture, to an offer to purchase MGI Notes in accordance with the provisions described below under "-- Offers to Purchase MGI Notes with Certain Proceeds of Collateral."

     Release of Non-Cash Net Proceeds and Extraordinary Distributions

     The MGI Indenture entitles the Pledgors to obtain a release from the lien of the MGI Indenture of nonmoney and non-Cash Equivalent (i) Net Proceeds of (A) a Primary Share Sale (as defined) that were distributed on Pledged Shares or (B) a Pledged Share Sale and (ii) Extraordinary Distributions (as defined) on any Pledged Shares as follows: (x) if all or any portion of such Net Proceeds or Extraordinary Distributions are disposed of in one or more transactions (a "Monetization") for consideration consisting of money or Cash Equivalents (but which may also include indemnities) and MGI delivers or causes to be delivered to the MGI Trustee, for deposit into a cash collateral offer account, all of the money or Cash Equivalents received in such Monetization, then all or such portion of such Net Proceeds or Extraordinary Distributions will be released (simultaneously with such Monetization) from the lien of the MGI Indenture; and
(y) if, in connection with an offer to purchase MGI Notes, as described below under "-- Offers to Purchase MGI Notes with Certain Proceeds of Collateral," MGI delivers to the MGI Trustee for deposit into the cash collateral offer account money in the amount, if any, to be deposited into such Account, as described in the first sentence of the second paragraph under such caption, then (1) if the purchase price at which such offer to purchase MGI Notes is made equals or exceeds 110% of the principal amount or the Accreted Value (as defined), as the case may be (the "respective Call Prices"), for the MGI Notes, plus accrued and unpaid interest, all of such Net Proceeds or Extraordinary Distributions will be released, simultaneously with such deposit, from the lien of the MGI Indenture, and (2) if the preceding clause (1) is not applicable, a portion of such Net Proceeds or Extraordinary Distributions, designated by MGI, not greater in value (at the time such Net Proceeds or Extraordinary Distributions became collateral) than the amount of money so delivered by MGI, will be released, simultaneously with such deposit, from the lien of the MGI Indenture.

     Offers to Purchase MGI Notes with Certain Proceeds of Collateral

     If at any time the sum of (i) Trust Moneys deposited in the cash collateral offer account, plus (ii) the value (as reasonably determined by the Board of Directors) when it became collateral of nonmoney and non-Cash Equivalent Net Proceeds, Extraordinary Distributions and Exempt Distributions then required to constitute collateral, in each case that have not previously been (and are not being) subjected to an offer to purchase MGI Notes pursuant to the provisions described under this caption or (in the case of Net Proceeds of a public equity offering by Pacific Lumber or certain other Subsidiaries of MGI) applied to an optional redemption of MGI Notes, exceed $10,000,000, MGI will be required to apply such sum to make an offer to purchase MGI Notes (provided that MGI may in its discretion make such an offer before such $10,000,000 threshold is met), for a purchase price of not less than 101% of the principal amount or Accreted Value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of purchase, and having an aggregate purchase price equal to the sum of the amounts included in items (i) and (ii) above (to the extent not subjected or applied (or being subjected or applied) as aforesaid), as of the close of business on the second business day preceding the mailing of written notice, to the MGI Trustee and the holders of MGI Notes, as provided in the MGI Indenture, of the terms of such offer (the "Offer Amount"); provided that, among other things, no Net Proceeds of a public equity offering by Pacific Lumber or certain other Subsidiaries of MGI that have been applied to an optional redemption (or that are being so applied or that may be so applied by an election by MGI pursuant to the provisions of the MGI Indenture the time for which has not expired) shall be required to be subjected to such an offer.

     The MGI Indenture provides that MGI will, prior to the scheduled time of purchase pursuant to any such offer, deliver to the MGI Trustee, for deposit into the cash collateral offer account, an amount of money equal to the amount, if any, by which the aggregate purchase price of all MGI Notes (or portions thereof) to be purchased pursuant to such offer (i.e., the lesser of (A) the aggregate purchase price of all MGI Notes duly tendered and not withdrawn and
(B) the Offer Amount) exceeds the amount of money on deposit in the cash collateral offer account. Following such delivery, but in any event prior to the time of purchase, the MGI Trustee will release from the lien of the MGI Indenture and deliver to the paying agent for such offer money from such Account in an amount equal to the aggregate purchase price of the MGI Notes to be purchased pursuant to such offer. If the price at which such offer to purchase MGI Notes is made is less than the respective Call Prices of the MGI Notes plus accrued and unpaid interest, if any, thereon, any Trust Moneys in the cash collateral offer account, to the extent not actually utilized in such offer, will remain collateral subject to the lien of the MGI Indenture. If, however, such purchase price is equal to at least the respective Call Prices of the MGI Notes as of the purchase date for such offer plus accrued and unpaid interest, if any, thereon, any such Trust Moneys not actually utilized to purchase MGI Notes in such offer will be released from the lien of the MGI Indenture. Any moneys included in the Offer Amount that remain subject to the Lien of the MGI Indenture following completion of an offer will be deposited into the cash collateral account and may be applied, as directed by MGI, to redeem the MGI Notes or to repurchase MGI Notes on the open market or otherwise.

     Release and Substitution of Kaiser Shares

     The MGI Indenture permits a release of Pledged Kaiser Shares from the lien of the MGI Indenture at any time, from time to time, if: (i) no Event of Default, Collateral Default or Interest Payment Default is continuing or would result from such release, (ii) an officers' certificate is delivered to the MGI Trustee so stating and stating that such release is otherwise permitted under such provision of the MGI Indenture and (iii) there remains as collateral, immediately subsequent to any such release, Pledged Kaiser Shares bearing the same proportion (taking account of any subdivision, combination or reclassification of such shares) to 28 million as (A) the sum of (x) the aggregate principal amount at maturity of MGI Notes outstanding on the date of such release, plus (y) one-half of the difference obtained by subtracting the aggregate principal amount at maturity of MGI Notes outstanding on the date of such release from $226,720,000 bears to (B) $226,720,000. In effect, so long as any MGI Notes remain outstanding, this provision permits the release of approximately 61,750 Kaiser Shares for each $1 million reduction in the outstanding principal amount of the MGI Notes.

     The MGI Indenture permits a release of Pledged Kaiser Shares from the lien of the MGI Indenture at any time and from time to time in connection with a merger or consolidation of Kaiser (or successor thereto pursuant to this provision) into, or a sale or transfer of all or substantially all of the assets of Kaiser in any transaction or series of related transactions to, another person, or in connection with any other corporate reorganization of Kaiser (other than a spinoff or other similar distribution of shares of Kaiser Stock to stockholders of MAXXAM or the Company (a "Kaiser Transaction")) if: (i) no Event of Default, Collateral Default or Interest Payment Default has occurred and is continuing or would result from such release, (ii) the MGI Trustee receives, as collateral subject to the lien of the MGI Indenture, in substitution for such Pledged Kaiser Shares, upon consummation of the Kaiser Transaction, the consideration received in respect of such Pledged Kaiser Shares pursuant to such Kaiser Transaction, (iii) all holders of common stock of Kaiser (or such successor) shall (subject to proration, customary treatment of fractional amounts and other similar adjustments) be entitled to receive substantially the same consideration in respect of their shares of Kaiser common stock pursuant to the terms of such Kaiser Transaction, and (iv) any nonmoney or non-Cash Equivalent consideration received in respect of such Pledged Kaiser Shares pursuant to such Kaiser

Transaction shall have been registered under the Securities Act to the extent required under the federal securities law.

     Change of Control

     Upon the first Change of Control (as defined) to occur after the date of the MGI Indenture (but not upon any subsequent Change of Control), each holder of the MGI Notes has the right, at the holder's option, subject to the terms and conditions of the MGI Indenture, to require MGI to purchase any or all of such holder's MGI Notes at a cash purchase price equal to 101% of the principal amount of the MGI Notes to be purchased plus accrued and unpaid interest.

     Certain Covenants

     The MGI Indenture contains certain covenants including, among others, limitations on indebtedness, restricted payments, sales of capital stock of subsidiaries, dividends and other payment restrictions affecting subsidiaries, asset sales, transactions with affiliates, limitations on liens, amendments of the Timber Note Indenture and certain other agreements of Scotia Pacific, and mergers, consolidations and sales of all or substantially all of the assets of MGI. The MGI Indenture limits the amount of dividends MGI can pay to an amount that is generally equal to 50% of aggregate Consolidated Net Income (as defined) of MGI accrued on a cumulative basis subsequent to June 30, 1993.

     Consolidated Net Income (as defined) includes the fair market value in excess of $62 million of Salmon Creek Distributions (as defined) received by MGI or any of its Restricted Subsidiaries (as defined) from Pacific Lumber. There are no restrictions in the Pacific Lumber Indenture on the ability of Pacific Lumber to make Salmon Creek Distributions. The definition of the term Salmon Creek Distributions is the same in the MGI Indenture as in the Indenture governing the Notes. See "Description of New Notes -- Certain Definitions."

  PACIFIC LUMBER SENIOR NOTES

     General

     The $235.0 million of Pacific Lumber Senior Notes mature on March 1, 2003, and bear interest at the rate per annum of 10 1/2%, payable semiannually in arrears on March 1 and September 1 of each year. Interest on the Pacific Lumber Senior Notes is computed on the basis of a 360-day year of twelve 30-day months.

     Optional Redemption

     The Pacific Lumber Senior Notes may not be redeemed prior to March 1, 1998. Thereafter, the Pacific Lumber Senior Notes may be redeemed at the option of Pacific Lumber, at any time as a whole, or from time to time in part, at a redemption price equal to the principal amount thereof plus (until March 1, 2000) a redemption premium plus accrued and unpaid interest (if any) to the date of redemption.

     Sinking Fund

     There are no mandatory sinking fund payments for the Pacific Lumber Senior Notes.

     Ranking

     The indebtedness evidenced by the Pacific Lumber Senior Notes ranks pari passu in right and priority of payment with indebtedness of Pacific Lumber under the Pacific Lumber Credit Agreement, and any future senior indebtedness of Pacific Lumber. The Pacific Lumber Senior Notes are unsecured obligations.

     Change of Control

     Upon the first Change of Control (as defined) to occur after the date of the Pacific Lumber Indenture (but not upon any subsequent Change of Control), each holder of the Pacific Lumber Senior Notes will have the right, at the holder's option, subject to the terms and conditions of the Pacific Lumber Indenture, to require Pacific Lumber to purchase any or all of such holder's Pacific Lumber Senior Notes at a cash purchase price equal to 100% of the principal amount of the Pacific Lumber Senior Notes to be purchased plus accrued and unpaid interest.

     Certain Covenants

     The Pacific Lumber Indenture contains certain covenants including, among others, limitations on indebtedness, restricted payments, sales of capital stock of subsidiaries, dividends and other payment restrictions affecting subsidiaries, asset sales, transactions with affiliates, limitations on liens, amendments of the Timber Note Indenture and certain other agreements of Scotia Pacific, and mergers, consolidations and sales of all or substantially all of the assets of Pacific Lumber. The Pacific Lumber Indenture limits the amount of dividends Pacific Lumber can pay, exclusive of Salmon Creek Distributions, to an amount that is generally equal to 50% of Pacific Lumber's consolidated net income plus depletion and cash dividends received from Scotia Pacific (for periods subsequent to March 1, 1993), exclusive of net income and depletion of Scotia Pacific so long as any Timber Notes are outstanding.

  TIMBER NOTES

     Interest

     Interest is payable on the $336.1 million outstanding principal amount of the Timber Notes (as of September 30, 1996) at the rate of 7.95% per annum (computed on the basis of a 360-day year of twelve 30-day months; the "Timber Note Rate") on January 20 and July 20 of each year (a "Timber Note Payment Date"). Interest on overdue principal and, to the extent permitted by law, overdue interest and premium, is payable at the Timber Note Rate plus 200 basis points (the "Timber Note Default Rate") on each Timber Note Payment Date.

     Principal

     The Timber Notes have Scheduled Amortization, which represents the amount of principal which Scotia Pacific must have paid (on a cumulative basis) through each Timber Note Payment Date in order to avoid payment of prepayment or deficiency premiums. The Timber Notes also have Rated Amortization, which represents the minimum amount of principal which Scotia Pacific must pay (on a cumulative basis) on or prior to each Timber Note Payment Date.

     The amount of principal payable on any Timber Note Payment Date is an amount which is intended to link, to the extent of cash available, the deemed depletion of the Scotia Pacific Timber (through the harvest and sale of logs) to the required amortization of the Timber Notes. The amount payable on any Timber Note Payment Date is based on various formulas in the Timber Note Indenture which generally compare the present value of the "fixed liabilities" associated with the Scotia Pacific Timber (i.e., the balance of the Timber Notes plus the discounted value of certain future operating expenses) to a hypothetical deemed valuation of the collateral supporting the Timber Notes. The deemed valuation is a theoretical construct which does not represent, and is not intended to reflect, the actual value of the Scotia Pacific Timber.

     The Timber Note Indenture provides that if, on any Timber Note Payment Date, the principal paid on such date exceeds the Scheduled Amortization Amount, as defined below (such excess, an "Excess Payment"), a premium (a "Prepayment Premium") will be payable on such date with respect to such Excess Payment. The Timber Note Indenture also provides that if, on any Timber Note Payment Date, the principal paid on such date is less than the Scheduled Amortization Amount (such deficiency, a "Payment Deficiency"), a premium (a "Deficiency Premium") will be payable on the next Timber Note Payment Date with respect to such Payment Deficiency. The Timber Note Indenture defines "Scheduled Amortization Amount," for any Timber Note Payment Date, as an amount equal to the excess, if any, of (i) the cumulative amount of all Scheduled Amortization, through and including such Note Payment Date over (ii) the cumulative amount of all principal paid on the Timber Notes, to and excluding such Timber Note Payment Date.

     Premiums

     The Prepayment Premium payable on any Timber Note Payment Date with respect to the Excess Payment on such Timber Note Payment Date is a make whole premium, calculated based upon the yield of like term Treasury securities plus 50 basis points. The Deficiency Premium payable on any Timber Note Payment Date with respect to the Payment Deficiency on the previous Timber Note Payment Date equals an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) on the Payment Deficiency, for the period from and including the Timber Note Payment Date immediately preceding such Timber Note Payment Date, to but excluding such Timber Note Payment Date, at a rate per annum equal to 1.50%.

     Optional Redemption

     Scotia Pacific may redeem the Timber Notes, in whole, but not in part, at any time, at a redemption price equal to all unpaid principal amounts, all accrued and unpaid premium thereon, all accrued and unpaid interest thereon, and a redemption premium. Scotia Pacific also has the right to cause additional prepayments of principal to be made on any Timber Note Payment Date by making additional deposits to the Payment Account (as defined below) from other funds available to Scotia Pacific. To the extent that any such additional deposit causes an Excess Payment on any Timber Note Payment Date, a Prepayment Premium will be payable in respect of such Excess Payment.

     Accounts; Payment on the Timber Notes

     The Timber Note Indenture provides that the trustee under the Timber Note Indenture (the "Timber Note Trustee") must maintain, subject to a lien for the benefit of holders of Timber Notes, the Liquidity Account, which provides liquidity for the Timber Notes and an account into which funds will be transferred on each Monthly Deposit Date (as defined in the Timber Note Indenture), for disbursement on each Timber Note Payment Date (the "Payment Account"). The balance in the Liquidity Account is to be maintained at the Required Liquidity Balance (as defined). The balance in the Liquidity Account at September 30, 1996 was $30.5 million.

     The Timber Note Indenture provides that all payments received by Scotia Pacific in connection with the harvesting, severing, cutting or sale of timber and all other cash proceeds of or from the Mortgaged Property will be deposited into a segregated trust account (the "Collection Account") maintained with the Timber Note Trustee, subject to a lien for the benefit of the holders of Timber Notes. Amounts to be utilized for payments on the Timber Notes generally are withdrawn from the Collection Account on each Monthly Deposit Date, deposited into the Payment Account, and (if the Monthly Deposit Date is not also a Timber Note Payment Date) invested in Eligible Investments (as defined) until the next Timber Note Payment Date. The amount so transferred from the Collection Account to the Payment Account on each Monthly Deposit Date (the Targeted Monthly Deposit Amount) is (to the extent of available cash) calculated so that the amount in the Payment Account will be sufficient to pay all accrued interest and Deficiency Premiums on the Timber Notes to the Monthly Deposit Date and the appropriate portion of principal amortization and Prepayment Premiums, if any, expected to be payable on the next Timber Note Payment Date (or, if such Monthly Deposit Date is also a Timber Note Payment Date, on such Timber Note Payment
Date). Amounts remaining in the Collection Account on a Monthly Deposit Date after the required transfer of funds into the Payment Account, unless a Trapping Event (as described below) has occurred and is continuing, may be released to Scotia Pacific free and clear of the lien and security interest of the Deed of Trust securing the Timber Notes (the "Deed of Trust Lien").

     On each Timber Note Payment Date, the amounts on deposit in the Payment Account are utilized to make required payments on the Timber Notes (or to make any required deposits to the Liquidity Account). Required principal payments in excess of Rated Amortization on the Timber Notes will be due and payable only to the extent of available cash in the Payment Account. However, if, for 24 consecutive months, the amount transferred from the Collection Account to the Payment Account is less than the Targeted Monthly Deposit Amount (as defined), Scotia Pacific will be required to make a payment into the Payment Account in an amount equal to the difference between the Targeted Monthly Deposit Amount in the last such month and the actual amount transferred from the Collection Account to the Payment Account in such month. To the extent funds on deposit in the Payment Account are inadequate to make payments of interest (excluding interest on Premiums) and Rated Amortization when due, additional amounts will be drawn from the Liquidity Account to the extent of the balance thereof. To the extent that amounts on deposit in the Payment Account on a Timber Note Payment Date exceed the required payments on the Timber Notes (and any required deposits to the Liquidity Account) on such Timber Note Payment Date, such excess amounts, unless a Trapping Event has occurred and is continuing, may be released to Scotia Pacific free and clear of the Deed of Trust Lien.

     Consistent with Scotia Pacific's purpose and its needs to fund operating and capital expenses, substantially all of the cash released to Scotia Pacific free of the Deed of Trust Lien is periodically distributed to Pacific Lumber. Once appropriate provision for current debt service on the Timber Notes has been made, in the absence of certain Trapping Events or certain outstanding judgments, the Timber Note Indenture does not limit monthly distributions of available cash from Scotia Pacific to Pacific Lumber.

     Trapping Events

     During the continuance of a Trapping Event, amounts that otherwise may be released to Scotia Pacific free and clear of the Deed of Trust Lien will be retained by the Timber Note Trustee subject to the Deed of Trust Lien and, if a Trapping Event is continuing on the next Timber Note Payment Date, applied to the payment of principal on the Timber Notes. The Timber Note Indenture defines a "Trapping Event" as any of the following: (i) Events of Default (as defined) consisting of payment defaults on the Timber Notes, the bankruptcy or insolvency of Scotia Pacific or the sale or other disposition by Pacific Lumber of any capital stock of Scotia Pacific (other than in connection with a merger or similar transaction permitted by the Services Agreement), (ii) Events of Default other than payment defaults in respect of certain covenants, including, among others, those relating to title to the Mortgaged Property, the Deed of Trust Lien, the incurrence of indebtedness and the maintenance of a separate corporate identity by Scotia Pacific, provided that such Event of Default has, or, with the passage of time, would have, a Material Adverse Effect (as defined in the Timber Note Indenture), (iii) an acceleration of the Timber Notes which has not been rescinded, or (iv) an Event of Default arising from the failure of Scotia Pacific to comply with a variety of covenants, representations or warranties shall have occurred and be continuing, and the Trustee, within the previous 60 days, has commenced a consent solicitation for an election to accelerate the Timber Notes by reason of such Event of Default.

     Description of Mortgaged Property

     The Timber Notes are secured by a lien on, and security interest in, the Scotia Pacific Timberlands (subject to the Pacific Lumber Harvest Rights). The Timber Notes are also secured by (i) an assignment of the rights of Scotia Pacific under the Master Purchase Agreement, the Services Agreement, and certain other contracts, (ii) a lien on all amounts on deposit in the Collection Account, the Payment Account and the Liquidity Account, and (iii) a lien on certain data processing hardware and software utilized in the preparation of THPs (subject to certain rights of concurrent use with Pacific Lumber) and certain other assets.

     Certain Covenants

     The Timber Note Indenture contains certain covenants including, among others, limitations on the incurrence of liens by Scotia Pacific, a prohibition on the incurrence of additional indebtedness for borrowed money by Scotia Pacific, limitations on transactions with Affiliates (as defined in the Timber
Note Indenture) and a limit on Scotia Pacific's business activities to the management, sale or maintenance of the Scotia Pacific Timberlands and Scotia Pacific's timber, the issuance and sale of the Timber Notes and actions reasonably incidental to the foregoing.

MAXXAM

  PARENT COMPANY

     MAXXAM's outstanding public indebtedness, consisting of the Subordinated Debentures and the Reset Notes, will be redeemed with the proceeds of the Offering.

     On June 28, 1996, MAXXAM entered into the Custodial Trust Agreement with Custodial Trust Company providing for up to $25.0 million in borrowings by MAXXAM. No borrowings were outstanding under the Custodial Trust Agreement as of September 30, 1996. Any amounts borrowed would be secured by Kaiser Common Stock owned by MAXXAM (or such other marketable securities acceptable to the lender) with an initial market value (as defined therein) of approximately three times the amount borrowed. Borrowings under the Custodial Trust Agreement would bear interest at the prime rate plus 1/2% per annum. The Custodial Trust Agreement provides for a revolving credit arrangement during the first year of the agreement. Any borrowings outstanding on the first anniversary date of the agreement convert into a term loan maturing on the second anniversary date of the agreement. MAXXAM is entitled to dividends and to exercise voting rights in respect of pledged shares so long as no Event of Default (as defined) has occurred. Other than for certain specified liens, the Custodial Trust Agreement prohibits Liens (as defined) on Kaiser Common Stock owned by MAXXAM except with the consent of Custodial Trust Company. Any borrowings under the Custodial Trust Agreement would rank pari passu in right and priority of payment with the MAXXAM Guaranty.

  ALUMINUM OPERATIONS

     As of September 30, 1996 Kaiser's principal indebtedness consisted of the $225.0 million principal amount of KACC's 9 7/8% Senior Notes due 2002, the $400.0 million principal amount of KACC's 12 3/4% Senior Subordinated Notes due 2003, and KACC's borrowings under the 1994 KACC Credit Agreement. On October 23, 1996, KACC completed an offering of $175.0 million principal amount of 10 7/8% Senior Notes due 2006. For information regarding this indebtedness, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations," Note 4 to the Audited Consolidated Financial Statements of Kaiser and Note 6 to the Unaudited Consolidated Financial Statements of Kaiser. On December 23, 1996, KACC completed an offering of $50.0 million principal amount of 10 7/8% Series C Senior Notes due 2006. For information regarding this indebtedness, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Aluminum Operations."

  FOREST PRODUCTS OPERATIONS

     See "-- The Company" for a description of the principal indebtedness of MAXXAM's forest products operations.

  REAL ESTATE AND OTHER OPERATIONS

     The principal indebtedness of MAXXAM's real estate and other operations consists of the 11% Senior Secured Extendible Notes of SHRP, Ltd., the RTC Portfolio Loan and the MCOP Credit Agreement. For information regarding this indebtedness, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of MAXXAM -- Financial Condition and Investing and Financing Activities -- Real Estate and Other Operations" and Note 4 to the Audited Consolidated Financial Statements of MAXXAM.

                            DESCRIPTION OF NEW NOTES

GENERAL

     The New Notes will be issued under the Indenture, among the Company, as issuer, MAXXAM, as Guarantor, and First Bank National Association, as Trustee (the "Trustee"). Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes unless otherwise indicated.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act, (ii) will not provide for payment of Additional Interest, which, except in certain limited circumstances, terminates upon consummation of the Exchange Offer, and (iii) will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $130.0 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

     The following statements relating to the Notes, the Indenture and the Registration Rights Agreement are summaries of certain provisions thereof and are subject to the detailed provisions of the Indenture and the Registration Rights Agreement, which documents have been filed as exhibits to this Registration Statement, to which reference is hereby made for a complete statement of such provisions. Wherever particular provisions of the Indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated by reference and the summaries are qualified in their entirety by such reference. Capitalized terms used without definition have the respective meanings ascribed to them in the Indenture, certain of which are described below under "Certain Definitions." All parenthetical section references are to sections of the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on August 1, 2003. Interest on the Notes will be payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1997, at the rate per annum stated on the cover page of this Prospectus. Interest will be payable to the persons who are registered holders of the Notes at the close of business on the January 15 or July 15 immediately preceding such interest payment date. The Trustee will authenticate and deliver Notes for original issuance in an aggregate principal amount of $130,000,000. The Company will pay interest on overdue principal and, to the extent permitted by applicable law, interest at the rate borne by the Notes.

     Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Principal, premium and interest will be payable at the office of the Trustee but, at the option of the Company, interest may be paid by check mailed to the registered holders at their registered addresses. The Notes will be transferable and exchangeable at the office of the Trustee and will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

OPTIONAL REDEMPTION

     On and after August 1, 2000, the Notes may be redeemed at the option of the Company, in whole or in part, on not less than 15 days (or 30 days if legally required by The Depository Trust Company) but not more than 60 days notice to each holder of the Notes to be redeemed, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to (but not including) the date of redemption, if redeemed during the 12-month period commencing August 1 of the following years:

                           YEAR                           PERCENTAGE
                           ---------------------------    ----------
                           2000.......................      106.00%
                           2001.......................      103.00%
                           2002.......................      100.00%

     In the case of a partial redemption, the Trustee will allocate the Notes to be redeemed on a pro rata basis.

     Notwithstanding the foregoing, at any time prior to August 1, 2000, the Company may, at its option, redeem all or any portion of the Notes at the Make-Whole Price plus accrued and unpaid interest to (but not including) the date of redemption. In addition, until August 1, 2000, upon any Public Equity Offering with respect to the Company or MGI (or any successor to MGI pursuant to the Indenture provision described below under "-- Security -- Merger by MGI") the Notes may be redeemed at the option of the Company in part, on not less than 15 days (or 30 days if legally required by The Depository Trust Company) but not more than 60 days notice to each holder of the Notes to be redeemed, with cash in the amount of the proceeds of such Public Equity Offering, at the Call Price, plus accrued and unpaid interest to (but not including) the date of redemption; provided, however, that after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of such principal amount upon consummation of the Offering.

SINKING FUND

     There will be no mandatory sinking fund payments for the Notes.

RANKING

     The Indebtedness evidenced by the Notes will not be expressly subordinated to any other Indebtedness of the Company and will rank pari passu in right and priority of payment with any future senior indebtedness of the Company. The Notes will be general obligations of the Company secured by the Pledged MGI Shares and the Intercompany Note. In addition, under certain circumstances, the Company will be obligated to further secure payment of the Notes by pledging up to 16,055,000 Kaiser Shares that may be released from the Lien of the MGI Indenture pursuant to release provisions thereof by reason of payment in full of the MGI Notes, defeasance of the MGI Notes pursuant to Article 8 of the MGI Indenture, or early retirement of a portion of the MGI Notes resulting in a release of some of the Kaiser Shares from the Lien of the MGI Indenture pursuant to the provision of the MGI Indenture described in the first paragraph under "Principal Indebtedness -- MGI Notes -- Release and Substitution of Kaiser Shares." However, collateral released from the Lien of the MGI Indenture need not be pledged to secure the Notes if it is pledged to secure indebtedness that refinances the MGI Notes.

     Substantially all of the Company's consolidated assets will be owned directly by its Subsidiaries, including MGI, Pacific Lumber, Britt and Scotia Pacific. As of September 30, 1996, MGI, Pacific Lumber, Britt and Scotia Pacific had approximately $772.9 million aggregate principal amount of outstanding indebtedness which effectively will be senior in right of payment to the Notes, although no such indebtedness is guaranteed by MAXXAM.

GUARANTY

     Payment of principal and interest and premium, if any, on the Notes will be guaranteed on a senior unsecured basis by MAXXAM. The Indenture will provide that MAXXAM shall not consolidate with or merge with or into (whether or not MAXXAM is the surviving person), or sell all or substantially all of its assets to, another corporation, person or entity whether or not affiliated with MAXXAM unless (i) the person formed by or surviving any such consolidation or merger (if other than MAXXAM) or that acquires such assets assumes all the obligations of MAXXAM pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

SECURITY

  Collateral

     The Notes will be secured by a first priority pledge of: (i) all outstanding shares of Stock of MGI now owned or from time to time acquired by the Company, (ii) all dividends distributed with respect to and property received in exchange for any of the Pledged MGI Shares other than any Salmon Creek Distributions, (iii) the Intercompany Note and (iv) all payments of interest on and principal of the Intercompany Note. If and only if any Released Kaiser Shares are released from the Lien of the MGI Indenture, the Company shall pledge, and thereupon the Notes will be further secured by a first priority Lien on, certain of such Released Kaiser Shares as follows: (a) one hundred percent (100%) of the first 8,027,500 Released Kaiser Shares shall be pledged by the Company as additional Collateral securing the Notes; and (b) a number of additional Released Kaiser Shares in excess of those required to be pledged pursuant to clause (a) shall be pledged by the Company as additional Collateral securing the Notes in an amount equal to (1) 8,027,500 times (2) a fraction, the numerator of which is the aggregate principal amount of Notes outstanding on the date such Released Kaiser Shares are released from the Lien of the MGI Indenture, and the denominator of which is the aggregate principal amount of Notes outstanding on the Issue Date. To the extent that Released Kaiser Shares are comprised of securities or other property substituted or adjusted for Kaiser Shares (as contemplated by clause (i) or clause (ii) of the definition of Released Kaiser Shares), the kind and amount of Released Kaiser Shares to be pledged will be appropriately adjusted to take account of the kind and amount of such securities or other property so substituted for each Kaiser Share. All Kaiser Shares released from the Lien of the MGI Indenture that are not required to be so pledged shall be released to the Company.

     All dividends distributed with respect to, and property received in exchange for, any of the Released Kaiser Shares pledged to secure the Notes shall also be pledged as additional Collateral. In addition, if any cash proceeds of Kaiser Shares referred to in clause (i) of the definition of Kaiser Share Cash Equivalents are released from the Lien of the MGI Indenture as a result of such cash proceeds not having been used to purchase MGI Notes at a price at least equal to the respective Call Prices (as defined in the MGI Indenture) of the MGI Notes (see "Principal Indebtedness -- MGI Notes -- Offers to Purchase MGI Notes with Certain Proceeds of Collateral") or as a result of the payment in full or defeasance of the MGI Notes, such cash proceeds are required to be pledged as Collateral under the Indenture. The Pledged MGI Shares and other Collateral (including Released Kaiser Shares, if any, that become Collateral) will be subject to release from the Lien of the Indenture from time to time on the basis described below. Notwithstanding the foregoing, in no event will the aggregate of the number of Released Kaiser Shares required to be pledged as Collateral and the number of Kaiser Share Cash Equivalents resulting from the pledge of cash proceeds of Kaiser Shares referred to in the second sentence of this paragraph exceed the number of Released Kaiser Shares that would be required to be pledged if no such cash proceeds were pledged as Collateral under the Indenture. To the extent that collateral released from the Lien of the MGI Indenture is required to be pledged to secure the Notes, the Company has covenanted to seek the release of such collateral from the Lien of the MGI Indenture promptly after it becomes eligible for such release pursuant to the terms of the MGI Indenture.

     The Indenture will permit MGI to refinance, in whole or in part, the MGI Notes in an aggregate principal amount up to the then outstanding principal amount thereof, not to exceed $225.7 million, plus related expenses and redemption premiums, if any, and pledge the Kaiser Shares and other collateral under the MGI Indenture to secure such refinancing Indebtedness, provided that such refinancing Indebtedness contains provisions for release of collateral from the Lien thereunder that (except for the maturity date of such refinancing Indebtedness) are no less favorable in any material respect (taken as a whole) to the Holders than the release provisions of the MGI Indenture. Kaiser Shares and other collateral released from the Lien of the MGI Indenture pledged to secure such refinancing Indebtedness will not be deemed to be Released Kaiser Shares for any purpose of the Indenture.

     There can be no assurance that any Kaiser Shares will become Collateral securing the Notes at any time. Released Kaiser Shares will be pledged under the Indenture only in certain limited circumstances involving early retirement of MGI Notes, and then only on satisfaction of certain conditions specified in the MGI Indenture. The MGI Notes mature in 2003 concurrently with the maturity of the Notes, and there can be no assurance that any of the MGI Notes will be repurchased or redeemed prior to maturity. Moreover, if the MGI Notes are refinanced and the refinancing Indebtedness matures after the maturity of the Notes, it is less likely that any substantial number of Kaiser Shares will be pledged to secure the Notes. Any early retirement of the MGI Notes will be at the option of MGI or, with limited exceptions, as a result of transactions which neither the Company nor any of its Subsidiaries is required to enter into or consummate.

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

  Voting and Foreclosure

     The Indenture provides that, unless a Notice of Acceleration has been delivered and is in effect, the Company may exercise all voting and other corporate rights pertaining to the Pledged Shares for any purpose. If at the time a Notice of Acceleration is in effect the Trustee delivers written notice to the Company of its intention to exercise such voting and other corporate rights, all such rights of the Company will cease and all such rights will become vested in the Trustee until such Notice of Acceleration has been rescinded.

     The Indenture provides that, if a Notice of Acceleration has been delivered and remains in effect, the Trustee may, subject to the terms of the Indenture, foreclose upon and sell the Collateral and seek any other available remedy with respect thereto. The Indenture provides that, upon such foreclosure, the Trustee may require the Company to use its best efforts to cause such Pledged Shares to be registered pursuant to an effective registration statement filed in accordance with the Securities Act.

     If voting rights with respect to the Pledged Shares were to become vested in the Trustee, or if the Trustee were to foreclose on the Collateral, such vesting or foreclosure, as the case may be, could constitute a change of control under instruments governing certain indebtedness of MGI and of Pacific Lumber and could constitute a change of control under instruments governing certain indebtedness of Kaiser. Such occurrence would enable the holders of such indebtedness to require the issuer to repurchase such indebtedness. See "Risk Factors -- Security for the Notes."

  Deposit of Trust Moneys into Accounts

     The Indenture requires all money and Cash Equivalents required to constitute Collateral and to be delivered to the Trustee or received by the Trustee, whether pursuant to the Indenture, the Uniform Commercial Code, other applicable law or otherwise ("Trust Moneys"), to be deposited in one of four accounts: the Cash Collateral Offer Account, the Cash Collateral Public Equity Offering Account, the Cash Collateral Default Account and the Cash Collateral Account (collectively, the "Accounts"). The Trustee will invest, apply, deposit into another Account or release, as the case may be, Trust Moneys in accordance with the terms of the Indenture, as described below. All right, title and interest in and to the Accounts will vest in the Trustee, who will have sole dominion and control over the Accounts, and only the Trustee will have any right of withdrawal therefrom.

     Pursuant to the Indenture, the Company may direct the Trustee in writing to, and the Trustee will, except as otherwise required under the Indenture, invest any Trust Moneys held in the Accounts in Cash Equivalents and liquidate Cash Equivalents held in the Accounts into money. Interest and other amounts earned on an Account will be held as part of the Collateral, will be credited to the Account in which the principal on which they are earned is deposited, and will be transferred between Accounts together with and in the same manner as the principal on which they are earned.

     Net Proceeds of Pledged Share Sales. The Indenture provides that, upon the release of any Pledged Shares and the receipt of any Net Proceeds of a Pledged Share Sale in respect of such Pledged Shares, the Company will deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account (for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral"), all such Net Proceeds so received that are money or Cash Equivalents; provided that if such Pledged Share Sale is also a Public Equity Offering and such receipt occurs prior to August 1, 2000, all such Net Proceeds so received that are money or Cash Equivalents will instead be deposited into the Cash Collateral Public Equity Offering Account. See "-- Net Proceeds of Certain Public Equity Offerings." In addition, the Indenture provides that, if money is released from the Lien of the MGI Indenture that is required to be pledged to secure the Company's obligations under the Indenture, the Company will deliver or cause to be delivered such money to the Trustee for deposit into the Cash Collateral Offer Account for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral."

     Net Proceeds of Primary Share Sales. Primary Share Sales by MGI will constitute Asset Sales under the Indenture and the cash portion of the proceeds thereof will qualify as Net Cash Proceeds of an Asset Sale under the Indenture, except to the extent Net Proceeds of a Primary Share Sale by MGI are distributed on

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

the Pledged MGI Shares. The Indenture provides that, upon the receipt of any Net Proceeds of a Primary Share Sale by MGI or by Kaiser, that were dividended or distributed on Pledged MGI Shares or on Pledged Kaiser Shares, as the case may be, the Company will deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account (for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral"), all such Net Proceeds so received that are money or Cash Equivalents; provided that if such Primary Share Sale is also a Public Equity Offering and such receipt occurs prior to August 1, 2000, all such Net Proceeds so received that are money or Cash Equivalents will instead be deposited into the Cash Collateral Public Equity Offering Account. See "-- Net Proceeds of Certain Public Equity Offerings."

     Certain Non-Cash Amounts. If, following receipt by the Company of (i) Net Proceeds, other than money or Cash Equivalents, of either (A) a Primary Share Sale by MGI or by Kaiser, that were dividended or distributed on Pledged MGI Shares or on Pledged Kaiser Shares, as the case may be, or (B) a Pledged Share Sale in respect of any Pledged Shares or (ii) Extraordinary Distributions on any Pledged Shares in a form other than money or Cash Equivalents, all or any portion of such Net Proceeds or Extraordinary Distributions at the time subject to the Lien of the Indenture are disposed of for money or Cash Equivalents, pursuant to the provisions described below in clause (x) under "-- Release of Non-Cash Net Proceeds and Extraordinary Distributions," the Company will deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account (for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral"), all money and Cash Equivalents received in consideration of such disposition; provided that if any such Primary Share Sale or Pledged Share Sale is also a Public Equity Offering and such receipt occurs prior to August 1, 2000, all such money and Cash Equivalents will instead be deposited into the Cash Collateral Public Equity Offering Account. See "-- Net Proceeds of Certain Public Equity Offerings."

     Extraordinary Distributions. The Indenture provides that, upon receipt by the Company of an Extraordinary Distribution on any Pledged Shares, the Company will deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account (for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral"), all amounts so received that are money or Cash Equivalents.

     Certain Exempt Distributions. The Company will deliver or cause to be delivered to the Trustee all Exempt Distributions made on any Pledged Shares the right to receive and retain which are vested in the Trustee under the provisions described below under "-- Dividends," for deposit into the Cash Collateral Default Account. Any Trust Moneys held in the Cash Collateral Default Account will be released from the Lien of the Indenture and, as the Company directs in writing, applied by the Trustee to cure any outstanding Interest Payment Defaults in respect of the Notes and to pay the principal due on the Notes at the final maturity thereof. If at any time following the deposit of Trust Moneys into the Cash Collateral Default Account, no Event of Default, Collateral Default or Interest Payment Default is continuing, any amounts in the Cash Collateral Default Account will be deposited in the Cash Collateral Offer Account, for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral."

     Net Proceeds of Certain Public Equity Offerings. The Company will deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Public Equity Offering Account, all Net Proceeds of a Public Equity Offering that constitute Collateral, are money or Cash Equivalents and are received prior to August 1, 2000. Following such receipt, the Company may elect, within 30 days after such receipt, optionally to redeem Notes with all or any portion of such Net Proceeds. If the Company so elects, such Net Proceeds (or such portion thereof) will remain in the Cash Collateral Public Equity Offering Account for application in accordance with the redemption provisions of the Indenture and the Notes. If no such election is made by the Company within such election period, all of such Net Proceeds will be deposited into the Cash Collateral Offer Account for application as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral."

     Cash Collateral Account. The Indenture provides that the Trustee will deposit into the Cash Collateral Account any money or Cash Equivalents (i) eligible for transfer out of the Cash Collateral Offer Account pursuant to the provisions described below under "-- Offers to Purchase Notes with Certain Proceeds of

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

Collateral" or (ii) constituting Trust Moneys whose disposition by the Trustee upon receipt thereof is not otherwise provided for.

  Intercompany Note

     The Indenture provides that, upon receipt by the Company of payments of interest on the Intercompany Note, the Company will deliver or cause to be delivered to the Trustee, for deposit in the Cash Collateral Account (for application as discussed below under "-- Release of Trust Moneys in the Cash Collateral Account," including to pay interest on the Notes) all amounts so received. Upon receipt by the Company of any payment or prepayments of principal of the Intercompany Note, the Company will deliver or cause to be delivered to the Trustee, for deposit in the Cash Collateral Offer Account (for application as described below under "-- Offers to Purchase Notes With Certain Proceeds of Collateral") all amounts so received. Notwithstanding the foregoing, prepayments of principal of the Intercompany Note that do not result in the principal amount of the Intercompany Note being reduced below the outstanding principal amount of the Notes shall be released from the Lien of the Indenture and paid over to the Company.

  Dividends

     The Indenture provides that, except during the continuance of an Event of Default, Interest Payment Default or Collateral Default, the Company may receive and retain any and all Exempt Distributions made on the Pledged Shares. Upon the occurrence and during the continuance of an Event of Default, Interest Payment Default or Collateral Default, all rights to receive and retain Exempt Distributions made on the Pledged Shares during such continuance will become vested in the Trustee, and the money and/or Cash Equivalent portion, if any, of any such Exempt Distributions so received and retained will be deposited into the Cash Collateral Default Account. If any such Event of Default, Interest Payment Default or Collateral Default, as the case may be, is cured or waived and no other Event of Default, Interest Payment Default or Collateral Default is continuing, all such rights to receive and retain Exempt Distributions will revert to the Company. Any Trust Moneys in the Cash Collateral Default Account that the Trustee receives during the continuance of an Event of Default, Interest Payment Default or Collateral Default may be released from the Lien of the Indenture and applied, at the direction of the Company, to cure any outstanding Interest Payment Defaults and to the payment of principal due on the Notes at the final maturity thereof. If, at the time at which all Events of Default, Interest Payment Defaults and Collateral Defaults have been cured or waived and no Events of Default, Interest Payment Defaults or Collateral Defaults are continuing, there remain Trust Moneys in the Cash Collateral Default Account, the Trustee will transfer such remaining Trust Moneys into the Cash Collateral Offer Account, and such Trust Moneys (together with additional amounts in respect of the non-money, non-Cash Equivalent portion, if any, of any Exempt Distribution received and retained by the Trustee) will, subject to the terms of the Indenture, be subjected to the requirement that the Company make an offer to purchase Notes for at least 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase. See "-- Offers to Purchase Notes with Certain Proceeds of Collateral."

     The Indenture provides that the Trustee will at all times receive and retain as Collateral any Extraordinary Distributions on any of the Pledged Shares. The money and/or Cash Equivalent portion, if any, of any Extraordinary Distribution will be deposited into the Cash Collateral Offer Account, and such Trust Moneys (together with additional amounts in respect of the non-money or non-Cash Equivalent portion, if any, of any Extraordinary Distribution) will, subject to the terms of the Indenture, be subjected to the requirement that the Company make an offer to purchase Notes for at least 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase. See "-- Offers to Purchase Notes with Certain Proceeds of Collateral."

  Release for Pledged Share Sales

     The Indenture permits the Company to obtain a release of Pledged Shares in order to effect a Pledged Share Sale; provided that (i) no Event of Default, Collateral Default or Interest Payment Default has occurred and is continuing or would result from such release, (ii) an Officers' Certificate is delivered to the

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

Trustee by the Company so stating and stating that such release is otherwise permitted under the relevant Indenture provision and (iii) the Company agrees to subject money in an amount equal to the amount of Net Proceeds of such Pledged Share Sale received by the Company, including all Trust Moneys in the Accounts to the extent required under Article 10 of the Indenture, to an offer to purchase Notes in accordance with the provisions described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral" (or, if the Pledged Share Sale is a Public Equity Offering and the Company so elects as described above under "-- Deposit of Trust Moneys into Accounts -- Net Proceeds of Certain Public Equity Offerings" optionally to redeem Notes in accordance with the redemption provisions of the Indenture and the Notes).

  Release of Non-Cash Net Proceeds and Extraordinary Distributions

     The Indenture entitles the Company to obtain a release from the Lien of the Indenture of non-money and non-Cash Equivalent (i) Net Proceeds of (A) a Primary Share Sale that were distributed on Pledged Shares or (B) a Pledged Share Sale and (ii) Extraordinary Distributions on any Pledged Shares as follows: (w) if all or any portion of such Net Proceeds or Extraordinary Distributions are disposed of in one or more transactions (a "Monetization") for consideration consisting of money or Cash Equivalents (but which may also include indemnities) and the Company delivers or causes to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account or the Cash Collateral Public Equity Offering Account, as applicable, all of the money or Cash Equivalents received in such Monetization, then all or such portion of such Net Proceeds or Extraordinary Distributions will be released (simultaneously with such Monetization) from the Lien of the Indenture; (x) if, in connection with an offer to purchase Notes as described below under "-- Offers to Purchase Notes with Certain Proceeds of Collateral," the Company delivers to the Trustee for deposit into the Cash Collateral Offer Account money in the amount, if any, to be deposited into such Account as described in the first sentence of the second paragraph under such caption, then (1) if the purchase price at which such offer to purchase Notes is made equals or exceeds the Call Price for the Notes, plus accrued and unpaid interest, if any, to (but not including) the purchase date for such offer, all of such Net Proceeds or Extraordinary Distributions will be released, simultaneously with such deposit, from the Lien of the Indenture, and
(2) if the preceding clause (1) is not applicable, a portion of such Net Proceeds or Extraordinary Distributions, designated by the Company, not greater in value (at the time such Net Proceeds or Extraordinary Distributions became Collateral) than the amount of money so delivered by the Company, will be released, simultaneously with such deposit, from the Lien of the Indenture; (y) if, in connection with an optional redemption following the receipt of Net Proceeds of a Public Equity Offering that constitute Collateral, the Company delivers to the Trustee, for deposit into the Cash Collateral Public Equity Offering Account, money in the amount specified below in the second sentence under the caption "-- Release of Trust Moneys to Fund Optional Redemptions," then a portion of such Net Proceeds, designated by the Company, not greater in value (at the time it became Collateral) than the amount of money so delivered by the Company will be released, simultaneously with such deposit, from the Lien of the Indenture; and (z) if, in connection with an optional redemption referred to in the fourth paragraph under "-- Offers to Purchase Notes with Certain Proceeds of Collateral," the Company delivers to the Trustee for deposit into the Cash Collateral Offer Account money in the amount, if any, to be deposited in such Account as described in such paragraph, then a portion of such Net Proceeds or Extraordinary Distributions, designated by the Company, not greater in value (at the time such Net Proceeds or Extraordinary Distributions became Collateral) than the amount of money so delivered by the Company will be released, simultaneously with such deposit, from the Lien of the Indenture.

  Offers to Purchase Notes with Certain Proceeds of Collateral

     If at any time the sum of (i) Trust Moneys deposited in the Cash Collateral Offer Account, plus (ii) the value (as reasonably determined by the Board of Directors) when it became Collateral of non-money and non-Cash Equivalent Net Proceeds, Extraordinary Distributions and Exempt Distributions then required to constitute Collateral, in each case that have not previously been (and are not being) subjected to an offer to purchase Notes pursuant to the provisions described under this caption or (in the case of Net Proceeds of a Public Equity Offering) applied to an optional redemption of Notes, exceed $10,000,000, the Company will be required to apply U.S. Legal Tender to make an irrevocable and unconditional (subject to applicable law)

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

offer to purchase Notes (provided that the Company may in its discretion make such an offer before such $10,000,000 threshold is met), for a purchase price of not less than 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and having an aggregate purchase price equal to the sum of the amounts included in items (i) and (ii) above (to the extent not subjected or applied (or being subjected or applied) as aforesaid), as of the close of business on the second Business Day preceding the mailing of written notice, to the Trustee and Holders, as provided in the Indenture, of the terms of such offer (the "Offer Amount"); provided that no Net Proceeds, Exempt Distributions, Extraordinary Distributions or other Trust Moneys will be subjected to more than one such offer (or will be subjected to any such offer to the extent they have been applied to an optional redemption (or are being so applied) in accordance with the provision described in the fourth paragraph under this description of Offers to Purchase Notes with Certain Proceeds of Collateral), and no Net Proceeds of a Public Equity Offering that have been applied to an optional redemption (or that are being so applied or that may be so applied by an election by the Company pursuant to the provision described below under "Release of Trust Moneys to Fund Optional Redemptions" the time for which has not expired) shall be required to be subjected to such an offer. Any such offer will be made under procedures substantially the same as those described below under "Change of Control"; provided that, if the Offer Amount is insufficient to fund an offer to purchase all of the outstanding Notes tendered into such offer, such offer may be an offer to purchase Notes on a pro rata basis.

     The Indenture provides that the Company will, prior to the scheduled time of purchase pursuant to any such offer, deliver to the Trustee, for deposit into the Cash Collateral Offer Account, an amount of money equal to the amount, if any, by which the aggregate purchase price of all Notes (or portions thereof) to be purchased pursuant to such offer (i.e., the lesser of (A) the aggregate purchase price of all Notes duly tendered and not withdrawn and (B) the Offer Amount) exceeds the amount of money on deposit in the Cash Collateral Offer Account. Following such delivery, but in any event prior to the time of purchase, the Trustee will release from the Lien of the Indenture and deliver to the paying agent for such offer money from such Account in an amount equal to the aggregate purchase price of the Notes to be purchased pursuant to such offer. If the price at which such offer to purchase Notes is made is less than the Call Price of the Notes plus accrued and unpaid interest, if any, thereon to (but not including) such purchase date, any Trust Moneys in the Cash Collateral Offer Account, to the extent not actually utilized in such offer, will remain Collateral subject to the Lien of the Indenture. If, however, such purchase price is equal to at least the Call Price of the Notes as of the purchase date for such offer plus accrued and unpaid interest, if any, thereon to (but not including) such purchase date, any such Trust Moneys not actually utilized to purchase Notes in such offer will be released from the Lien of the Indenture. Any moneys included in the Offer Amount that remain subject to the Lien of the Indenture following completion of an offer will be deposited into the Cash Collateral Account and may be applied, as directed by the Company, to redeem the Notes (if the Company is otherwise permitted to do so under the Indenture) or to repurchase Notes on the open market or otherwise. See "-- Release of Trust Moneys in the Cash Collateral Account."

     The Company will comply with all applicable tender offer rules (including, without limitation, Sections 13(e) and 14(e) of the Exchange Act and the rules and regulations promulgated pursuant thereto) in connection with any offers to purchase Notes pursuant to the foregoing provisions.

     Notwithstanding the foregoing provisions, the Company shall not be required to make an offer to purchase Notes pursuant to the foregoing provisions if and to the extent that, prior to the time when the Company would have been required to make such offer, the Company shall have, by written notice to the Trustee,
(1) elected to apply all or any portion of the Offer Amount (such Offer Amount to be computed as if the date of delivery of such written notice to the Trustee were the date of mailing of a notice of such an offer) to a then permitted optional redemption of the Notes, in whole or in part, at a redemption price equal to not less than 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to (but not including) the redemption date and
(2) notified the Trustee of the redemption date and the aggregate principal amount of Notes to be redeemed. Following the giving of such written notice, the Company shall, prior to the scheduled time for redemption, deliver to the Trustee, for deposit into the Cash Collateral Offer Account, an amount of money equal to the amount, if any, by which the aggregate redemption price of all

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

Notes called for redemption, including accrued and unpaid interest, if any, thereon to (but not including) the date of redemption, exceeds the amount of money on deposit in the Cash Collateral Offer Account. Following such delivery, but in any event on or prior to the scheduled time for redemption, the Trustee will release from the Lien of the Indenture and deliver to the paying agent for such redemption an amount of money from the Cash Collateral Offer Account equal to the aggregate redemption price of all Notes called for redemption, including accrued and unpaid interest, if any, thereon to (but not including) the date of redemption.

  Release of Trust Moneys to Fund Optional Redemptions

     If the Company receives Net Proceeds from a sale of Pledged Shares or from a Primary Share Sale that become subject to the Lien of the Indenture, and if such sale constitutes a Public Equity Offering and the Company is entitled at such time to effect an optional redemption in part of Notes pursuant to the Indenture and the Notes with such Net Proceeds, then the Company may elect, by written notice to the Trustee delivered within 30 days after it receives such Net Proceeds, to apply all or any portion of such Net Proceeds to such an optional redemption. The Indenture provides that the Company will, prior to the scheduled time for redemption established by the Company, deposit into the Cash Collateral Public Equity Account an amount of money equal to the amount, if any, by which the aggregate redemption price of all Notes called for redemption, including accrued and unpaid interest, if any, thereon to (but not including) the date of redemption, exceeds the amount of money on deposit in the Cash Collateral Public Equity Offering Account. Following such delivery, but in any event prior to the time of redemption, the Trustee will release from the Lien of the Indenture and deliver to the paying agent for such redemption an amount of money from the Account equal to such aggregate redemption price.

  Release and Substitution of Pledged Kaiser Shares

     The provisions described under this caption will be applicable only at such time, if any, as any Kaiser Shares or proceeds thereof are included in the Collateral.

     The Indenture contains a provision entitling the Company to a release of any Pledged Kaiser Shares from the Lien of the Indenture at any time and from time to time if: (i) no Event of Default, Collateral Default or Interest Payment Default is continuing or would result from such release, (ii) an Officers' Certificate is delivered to the Trustee by the Company so stating and stating that such release is otherwise permitted under such provision of the Indenture and (iii) there remains as Collateral, immediately subsequent to any such release, a number of Pledged Kaiser Shares equal to 16,055,000 multiplied by a fraction, the numerator of which is equal to the sum of (x) the aggregate principal amount of Notes outstanding on the date of such release, plus (y) one-half of the difference obtained by subtracting the aggregate principal amount of Notes outstanding on the date of such release from the aggregate principal amount of Notes outstanding on the Issue Date, and the denominator of which is the aggregate principal amount of Notes outstanding on the Issue Date. To the extent that Pledged Kaiser Shares are comprised of securities or other property substituted for Kaiser Shares (as contemplated by the definition of Pledged Kaiser Shares), the kind and amount of Pledged Kaiser Shares to be released will be appropriately adjusted to take account of the kind and amount of such securities or other property so substituted for each Kaiser Share.

     The Indenture contains a provision entitling the Company to a release of any Trust Moneys from the Lien of the Indenture at any time or from time to time if: (i) the conditions set forth in clauses (i) and (ii) of the preceding paragraph are satisfied and (ii) there remains as Collateral immediately subsequent to any such release, an amount of Trust Moneys equal to the greater of (x) the Make-Whole Price with respect to the then outstanding principal amount of the Notes (if such release occurs prior to August 1, 2000) and (y) 110% of the then outstanding principal amount of the Notes.

     The Indenture entitles the Company to obtain a release of any Pledged Kaiser Shares from the Lien of the Indenture at any time and from time to time in connection with, and MAXXAM and the Company may permit Kaiser to effect, a merger or consolidation of Kaiser (or a successor thereto pursuant to this provision) into, or a sale or transfer of all or substantially all of the assets of Kaiser in any transaction or series of related transactions to, another person, or in connection with any other corporate reorganization of Kaiser (other than

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

a spin-off or other similar distribution of shares of Kaiser Stock to stockholders of MAXXAM or the Company) (a "Kaiser Transaction") if: (i) no Event of Default, Collateral Default or Interest Payment Default has occurred and is continuing or would result from such release; (ii) the Trustee receives, as Collateral subject to the Lien of the Indenture, in substitution for such Pledged Kaiser Shares, upon consummation of the Kaiser Transaction, the consideration received in respect of such Pledged Kaiser Shares pursuant to such Kaiser Transaction; (iii) all holders of the common stock of Kaiser (or such successor) shall (subject to proration, customary treatment of fractional amounts and other similar adjustments) be entitled to receive substantially the same consideration in respect of their shares of Kaiser common stock pursuant to the terms of such Kaiser Transaction; and (iv) any non-money or non-Cash Equivalent consideration received in respect of such Pledged Kaiser Shares pursuant to such Kaiser Transaction shall have been registered under the Securities Act to the extent required under federal securities law.

  Merger by MGI

     Notwithstanding any other provision of the Indenture, the Company may, at any time and from time to time, permit MGI to merge or consolidate into, or sell or transfer all or substantially all its assets in any transaction or series of transactions to, any Restricted Subsidiary if: (i) the Trustee receives, as Collateral subject to the Lien of the Indenture, the consideration distributed to the Company on the Pledged MGI Shares in such transaction or transactions;
(ii) after giving effect to such transaction or transactions, the Collateral includes at least a majority of the Voting Stock and outstanding equity interests (on a fully diluted basis) of the person surviving such merger or consolidation or to whom such transfer is made, in a proportion at least equal to that in which the Voting Stock and outstanding equity interests of MGI were included in the Collateral immediately prior to such transaction or transactions; (iii) no Default exists or would exist immediately following such transaction or transactions after giving effect thereto on a pro forma basis; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate stating that clause (iii) above is satisfied and stating that such transaction or transactions are otherwise permitted under this provision of the Indenture. Upon satisfaction of these requirements the Trustee will, if requested, release the Pledged MGI Shares from the Lien of the Indenture to the extent necessary to effect any transaction or transactions permitted under this provision; provided that any person surviving such merger or consolidation, or to whom such sale or transfer is made, will be deemed to be MGI for all purposes of the Indenture and will be a Restricted Subsidiary, and any owner of shares of Stock of such person that is either the Company or a Subsidiary of the Company will grant a security interest (of like tenor to the security interest granted on the Issue Date by the Company) in such shares of Stock and will expressly assume, by supplemental indenture to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations with respect to such shares applicable to the Company with respect thereto under
Article 10 of the Indenture.

     Notwithstanding any other provision of the Indenture, MGI may, at any time and from time to time, merge or consolidate into, or transfer all or substantially all its assets in any transaction or series of transactions to, the Company.

  Release of Trust Moneys in the Cash Collateral Account

     The Indenture provides that the Company may obtain a release, at any time or from time to time, of any Trust Moneys held in the Cash Collateral Account to be applied, as the Company directs the Trustee in writing, to pay interest on the Notes (but only to the extent that the Trust Moneys so applied were derived from payments of interest on the Intercompany Note), to redeem Notes or to purchase Notes, in the open market or otherwise.

  Release upon Defeasance

     Upon satisfaction by the Company of the conditions to termination of certain of its obligations under the Indenture, as described below under "Discharge of the Indenture," the Lien of the Indenture on all Collateral will terminate and all of the Collateral will be released without any further action on part of the Trustee or any other person.

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

  Application of Collateral upon a Notice of Acceleration and to Pay Certain Trustee Fees

     Notwithstanding any of the foregoing provisions, while a Notice of Acceleration is in effect, the Trustee shall apply any Trust Moneys deposited in the Accounts, first, to satisfy certain payment obligations to the Trustee under the Indenture, second, to make payments to holders of outstanding Notes, ratably, in respect of unpaid principal of and interest on the Notes and, third, to the Company. In addition, the Trustee may at any time satisfy certain payment obligations to it under the Indenture out of (i) Trust Moneys in the Cash Collateral Account or (ii) if at such time no Trust Moneys are in the Cash Collateral Account, Trust Moneys in the Cash Collateral Default Account.

CHANGE OF CONTROL

     The Indenture provides that, upon the first Change of Control to occur after the date of the Indenture (but not upon any subsequent Change of Control), each holder of the Notes will have the right, at the holder's option, subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such holder's Notes, as described below, at a cash purchase price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to (but not including) the scheduled date of purchase. For the definition of "Change of Control," see "-- Certain Definitions" below.

     A Change of Control under the Indenture could also constitute a change of control under instruments governing $235.0 million principal amount of indebtedness of Pacific Lumber (plus any indebtedness outstanding under the $60.0 million Pacific Lumber Credit Agreement), approximately $225.7 million principal amount ($201.0 million accreted value as of September 30, 1996) of indebtedness of MGI represented by the MGI Notes and approximately $859.0 million principal amount of indebtedness of Kaiser (plus any outstanding borrowings under the KACC 1994 Credit Agreement). A change of control under such instruments would enable the holders of such indebtedness to require repurchase of such indebtedness by Pacific Lumber, MGI and Kaiser. There can be no assurance that the assets of Pacific Lumber, MGI and Kaiser would be sufficient to enable them to effect such repurchases. In such event, there is a substantial risk that the value of the Collateral represented by the Pledged MGI Shares and any Pledged Kaiser Shares will have been substantially diminished or eliminated. In addition, these provisions could have limited applicability in the event of a leveraged buyout transaction initiated or supported by the Company, its management or an affiliate of the Company or its management.

     Within 30 days following the first occurrence of a Change of Control after the date of the Indenture, the Company is obligated to mail a notice to the Trustee, the Paying Agent and each holder of the Notes (and to beneficial owners as required by applicable law, including, without limitation, the rules and regulations of the Exchange Act) stating, among other things: (i) a brief description of the Change of Control and the date thereof; (ii) the date on which the Company is offering to purchase the Notes (the "Change of Control Purchase Date"), which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (iii) the applicable purchase price offered by the Company; (iv) the procedures that a holder must follow in order to have its Notes purchased by the Company and a brief description of those rights; and
(v) the procedures for withdrawing a Change of Control Purchase Notice (as defined below).

     To accept the offer to purchase, each holder of Notes must deliver written notice of the acceptance of such offer (a "Change of Control Purchase Notice") to the Paying Agent prior to the close of business on the third Business Day immediately preceding the Change of Control Purchase Date. The Change of Control Purchase Notice shall state: (i) the name of the holder of the Notes and the certificate numbers of the Notes to be delivered by the holder thereof for purchase by the Company; (ii) the portion of the principal amount of Notes to be purchased (which must be $1,000 or an integral multiple thereof) and (iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

     Any Change of Control Purchase Notice may be withdrawn by a holder of Notes by a written notice of withdrawal delivered to the Paying Agent on or prior to the close of business on the Business Day next preceding the Change of Control Purchase Date. The notice of withdrawal shall state the principal amount and the certificate number(s) of the Note(s) as to which the withdrawal notice relates and the principal amount, if any, which remains subject to a Change of Control Purchase Notice.

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

     Payment by the Company for a holder's Notes for which a Change of Control Purchase Notice has been delivered and not withdrawn, or a portion thereof, is conditional upon delivery to the Paying Agent of the Notes described by the holder in its Change of Control Purchase Notice.

     The Company will comply with all applicable laws governing tender offers (including, without limitation, the Exchange Act and the applicable rules and regulations thereof) if a holder elects to exercise its option to have the Company purchase any or all of its Notes under the circumstances described herein.

CERTAIN DEFINITIONS

     "Affiliate" of any person means (i) any person who, directly or indirectly, is in control of, is controlled by or is under common control with such person and (ii) any person who is a director or officer (A) of such person, (B) of any subsidiary of such person or (C) of any person described in clause (i) above, and shall be deemed to include any joint venture, partnership or other person (other than a Subsidiary of the Company) in which the Company and/or its Subsidiaries have an equity ownership interest equal to or greater than 5% and in which one or more Affiliates of the Company has a direct or an indirect equity ownership interest in excess of 5% therein other than by virtue of the direct or indirect equity ownership in such joint venture, partnership or other person held (in the aggregate) by the Company and/or one or more of its Subsidiaries; provided, however, that the term "Affiliate" shall not include (i) the Company or (ii) any Subsidiary of the Company so long as no Affiliate of the Company has a direct or indirect equity ownership interest equal to or greater than 5% in such Subsidiary other than by virtue of the direct or indirect equity ownership in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The fact that an Affiliate of a person is a partner of a law firm that renders services to such person or its Affiliates does not mean that the law firm is an Affiliate of such person.

     "Asset Sale" means any sale, transfer or other disposition (including, without limitation, dispositions pursuant to any Taking, merger, consolidation or sale and leaseback transactions), after the Issue Date, by the Company or any of its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) to any person other than to the Company or any of its Restricted Subsidiaries of (i) any Capital Stock or other ownership interest of any of the Company's Restricted Subsidiaries (including sales, transfers or other dispositions by such Restricted Subsidiary of its Capital Stock or other ownership interest) or (ii) any other assets (other than any Capital Stock or ownership interests in any Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries, other than sales, transfers or other dispositions of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; provided, however, that the term Asset Sale shall not include (A) the sale, transfer or other disposition of any assets or Capital Stock or other ownership interest by the Company or its Restricted Subsidiaries if such transaction would have been an Asset Sale in the absence of this clause (A) to the extent the gross proceeds thereof (exclusive of indemnities) do not exceed, in aggregate amount with all other such sales, transfers or other dispositions after the Issue Date, $25,000,000 from and after the Issue Date (such proceeds, to the extent non-cash, to be determined in good faith by the Board of Directors), (B) the creation, incurrence, assumption or existence of any Lien to the extent not prohibited by the provision described below under "-- Certain Covenants -- Limitation on Liens," (C) any of the transactions governed by the provision described below under "-- Successor Company," (D) an exchange of assets, provided the assets received are to be used in the lines of business of the Company or any of its Restricted Subsidiaries on the Issue Date or reasonably related extensions of such lines and only to the extent such exchange qualifies for non-recognition treatment under the Code, (E) any transaction to the extent governed by the provisions described below under "-- Certain Covenants -- Limitation on Restricted Payments" or "-- Ownership of Capital Stock of Subsidiaries and Kaiser Shares," (F) the sale, transfer or disposition of Collateral under the Indenture, collateral under the MGI Indenture or any assets referred to in clause (vi) of the third paragraph under "-- Certain Covenants -- Limitation on Restricted Payments" or the proceeds of such assets or (G) any Primary Share Sale by MGI to the extent the Net Proceeds of such Primary Share Sale are distributed on the Pledged MGI Shares.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bering Agreement" means the investment management agreement, effective as of December 1, 1991, between Bering Holdings Inc. and each of MAXXAM, the Company, MGI, MPI and Pacific Lumber, as the same has been or may be amended, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the Holders.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Britt" means Britt Lumber Co., Inc., a California corporation, and any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

     "Business Day" means each day that is not a Legal Holiday.

     "Call Price" means, expressed as a percentage of principal amount, 110%.

     "Capital Lease Obligations" of any person means, as of any date of determination, any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP as of such determination date (it being understood that the Capital Lease Obligations of the Company shall not include any such obligations attributable to any Unrestricted Subsidiary as of any determination date); the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock of such person, including any Preferred Stock of such person but excluding any Redeemable Stock of such person.

     "Cash Equivalents" means (x) when used in respect of any Trust Moneys (i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States of America or any State thereof (including the Trustee) whose unsecured, unguaranteed long-term debt obligations are rated "A" by Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher; (iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" by S&P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in subclauses (i), (ii) or (iv) of this clause (x);
(iv) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and "P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by Moody's or higher; (vi) adjustable rate preferred stock that is rated "A" (or higher) by Moody's or S&P; (vii) taxable or non-taxable auction rate securities which have interest rates reset on periodic short-term intervals (typically each 7, 14, 21, 28 or 49 days via a Dutch auction process) and which at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P and (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (viii) any investments hereafter developed which are substantially comparable to those described above in this clause (x); and (y) otherwise (i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States of America or any state thereof (including the Trustee) whose unsecured, unguaranteed long-term debt obligations are rated "A" by Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher; (iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" by S&P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in subclauses (i), (ii) or (iv) of this clause (y);
(iv) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and "P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by Moody's or higher; (vi) taxable auction rate securities commonly known as "money market rate notes" that at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P and (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (vii) any investments hereafter developed which are substantially comparable to those described above in this clause (y).

     "Change of Control" means the occurrence of any of the following events:
(i) MAXXAM, directly or indirectly, not having (other than by reason of the existence of a Lien, but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of the Indenture) of at least 40% of the total common equity, on a fully diluted basis, of the Company; provided, however, that such ownership by MAXXAM, directly or indirectly, of 30% or greater, but less than 40% of the total common equity, on a fully diluted basis, of the Company shall not be a Change of Control if MAXXAM, through direct representation or through persons nominated by it, controls a majority of the Board of Directors necessary to effectuate any actions by the Board of Directors; and provided, further, that the foregoing minimum percentages shall be deemed not satisfied if any person or group shall, directly or indirectly, own more of the total voting power entitled to vote generally in the election of directors of the Company than MAXXAM; (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a person that is a Subsidiary of MAXXAM both immediately before and immediately after giving effect to such transaction or to any of the Principals (as defined below) or to a group of which one or more of the Principals is a member (provided that one or more of the Principals beneficially owns Voting Stock representing at least 80% of the voting power in the election of a majority of the directors of MAXXAM of the Voting Stock beneficially owned by such group); (iii) the approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company other than into MAXXAM or a Subsidiary of MAXXAM; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than any of the Principals or a group of which one or more of the Principals is a member (provided that one or more of the Principals beneficially owns Voting Stock representing at least 80% of the voting power in the election of a majority of the directors of MAXXAM of the Voting Stock beneficially owned by such group), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of Voting Stock representing more than 35% of the voting power in the election of a majority of the directors of MAXXAM represented by all outstanding Voting Stock of MAXXAM; (v) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any

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

"person" (as defined above) other than a group of which one or more of the Principals is a member (provided that one or more of the Principals beneficially owns Voting Stock representing at least 80% of the voting power in the election of a majority of the directors of MAXXAM of the Voting Stock beneficially owned by such group) becomes the "beneficial owner" (as defined above), directly or indirectly, of Voting Stock representing more of the voting power in the election of a majority of the directors of MAXXAM represented by all outstanding Voting Stock of MAXXAM than is at the time represented by Voting Stock "beneficially owned" (as defined above) by the Principals; or (vi) the first day on which a majority of the members of the Board of Directors of MAXXAM are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of MAXXAM will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of MAXXAM who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election. "Principals" means Charles Hurwitz, his wife and lineal descendants, any trust for the benefit thereof, and/or any entity in which any one or more of such persons hold a 0% or more controlling interest.

     "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations promulgated thereunder, all as in effect from time to time.

     "Collateral" means, at any time of determination, all property upon which a Lien exists at such time in favor of the Trustee for the benefit of the Holders pursuant to Articles 5 and 10 of the Indenture, including pursuant to instruments executed and delivered in compliance with the provisions described above under "-- Security -- Merger by MGI," in the second sentence under "-- Security -- Collateral" and below under "-- Successor Company."

     "Collateral Default" means a Default consisting of the Company's failure to comply with any provision contained in Article 10 of the Indenture which (i) either (A) results in an impairment of the validity, perfection, or priority of the Lien of the Indenture with respect to any portion of the Collateral having a fair market value in excess of $1 million in the aggregate or (B) would be materially adverse in any way to the Holders (any Default consisting of the failure to make any offer required to be made pursuant to the provisions described above under "-- Security -- Offers to Purchase Notes with Certain Proceeds of Collateral" being deemed, without limitation, material for this purpose) and (ii) would constitute an Event of Default unless cured within the applicable cure or grace period set forth in the Indenture.

     "Consolidated Cash Flow Coverage Ratio" of the Company means, as of the date of the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA for the immediately preceding four fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate Consolidated Interest Expense for the fiscal quarter in which the Transaction Date occurs and to be accrued during the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount of Indebtedness of the Company and its Restricted Subsidiaries reasonably expected by the Company to be outstanding on the Transaction Date and thereafter other than the Timber Notes), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreements which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; and provided, further, that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and provided, further, that if, during the four fiscal quarters referred to in clause (i) of this definition, (A) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (B) the Company or any of its Restricted Subsidiaries shall have acquired any material assets out of the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and any related financing had occurred on the first day of such period.

     "Consolidated Income Tax Expense" of the Company means (without duplication), for any period, the aggregate of the income tax expense (net of applicable credits) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP other than income taxes (including credits) with respect to items of net income excluded from the definition of Consolidated Net Income.

     "Consolidated Interest Expense" of the Company means, for any period (without duplication), (i) the sum of (A) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (B) all fees, commissions, discounts and other charges of the Company and its Subsidiaries with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Rate Protection Agreements for such period, determined on a consolidated basis in accordance with GAAP, and (C) dividends declared on Redeemable Stock of the Company or any Restricted Subsidiary held by persons other than the Company or a Wholly Owned Restricted Subsidiary (other than dividends payable in Capital Stock of the Company or pro rata dividends payable to all stockholders of such class or series of Stock payable in Capital Stock of any such Restricted Subsidiary), less (ii) the amortization or write-off of deferred financing costs by the Company and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP (including, without limitation, the amortization of any unamortized deferred financing costs in connection with any refinancing of the Credit Agreement); in the case of clauses (i) and (ii) of this definition, without giving effect to any such items and amounts attributable to any Unrestricted Subsidiary, or to Scotia Pacific so long as any Timber Notes are outstanding, during such period.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or net loss, as the case may be) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP ("GAAP Net Income"); provided that (without duplication) there shall be excluded from GAAP Net Income (to the extent otherwise included therein) (i) gains and losses (net of applicable taxes) from (A) Asset Sales or reserves relating thereto, (B) any sale, transfer or other disposition of any Capital Stock or ownership interests in (x) Salmon Creek or (y) any Unrestricted Subsidiary to which non-cash proceeds received by the Company in respect of a Salmon Creek Distribution have been contributed by the Company as contemplated by the provision described in the fourth paragraph under "-- Certain
Covenants -- Limitations on Restricted Payments," (C) the sale by the Company of any assets received by the Company in respect of a Salmon Creek Distribution or
(D) any sale, transfer or other disposition of Kaiser Shares; (ii) items classified as extraordinary and gains and losses from discontinued operations;
(iii) the net income (or loss) of (A) any Unrestricted Subsidiary or (B) any person that is not a Subsidiary of the Company or that is accounted for on the equity method of accounting, provided that in each case the amount of dividends or other distributions actually paid to the Company (other than Salmon Creek Distributions) during such period shall be added to Consolidated Net Income (to the extent, in the case of clause (A), that the Company elects to include such distributions in the computation of Consolidated Net Income at the time of the computation thereof) and the amount of dividends or other distributions actually paid to a Restricted Subsidiary of the Company (other than Salmon Creek Distributions) during such period shall be included in computing the net income (or net loss, as the case may be) of such Restricted Subsidiary, subject to clause (v) below (to the extent, in the case of clause (A), that the Company elects to include such distributions in the computation of Consolidated Net Income at the time of the computation thereof); (iv) except to the extent includable pursuant to clause (iii) of this definition, the net income (or loss) of any other person accrued or attributable to any period prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or such other person's property (or a portion thereof) is acquired by the Company or any of its Subsidiaries; (v) the net income (or loss) of any Restricted Subsidiary during such period if and to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary to the Company or any Restricted Subsidiary of any such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to such Restricted Subsidiary, provided that the amount of dividends or other distributions actually paid to the Company by such Restricted Subsidiary (other than Salmon Creek Distributions) shall be added to Consolidated Net Income during such period and the amount of dividends or other distributions actually paid to a Restricted Subsidiary of the Company (the "Recipient Restricted Subsidiary") by such Restricted Subsidiary (other than Salmon Creek Distributions) shall be included in computing the net income (or net loss, as the case may be) of such Recipient Restricted Subsidiary during such period; and
(vi) the transfer of the Kaiser Shares to the Company by MAXXAM; provided that there shall be excluded from Consolidated Net Income, to the extent otherwise included therein, the amount of dividends and distributions made with the net proceeds of any Equity Offering by any Subsidiary of the Company.

     "Credit Agreement" means the agreement dated November 10, 1995, between Bank of America, National Trust and Savings Association and Pacific Lumber, together with all related notes, letters of credit, collateral documents and guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case, as amended, supplemented, restated, restructured, renewed, extended, refinanced or otherwise modified, in whole or in part, from time to time.

     "Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Proceeds, dated March 18, 1993, from Scotia Pacific to the Deed of Trust Trustee named therein, for the benefit of the Collateral Agent named therein, as the same has been or may be amended, supplemented or otherwise modified from time to time.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default as specified in the provisions described below in the second paragraph under "-- Events of Default; Notice and Waiver."

     "EBITDA" of the Company means, for any period, the sum for such period of Consolidated Net Income (excluding, to the extent included in Consolidated Net Income for such period, any gains (net of applicable taxes) from any sale, transfer or other disposition of any Capital Stock or ownership interests in any Unrestricted Subsidiary to which non-cash proceeds received by a Restricted Subsidiary in respect of a Salmon Creek Distribution have been contributed by a Restricted Subsidiary as contemplated by the provision described in the fourth paragraph under "-- Certain Covenants -- Limitation on Restricted Payments") plus, to the extent reflected in the income statement for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) depreciation and depletion expense, (iv) amortization expense (including amortization of deferred financing costs), and (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; (A) in the case of clauses (iii), (iv) and (v) of this definition, of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, but without giving effect to any such items and amounts attributable to any Unrestricted Subsidiary during such period or to Scotia Pacific so long as any Timber Notes are outstanding, and (B) in the case of clauses (iv) and (v) of this definition, excluding the amounts thereof excluded from the definition of "Consolidated Interest Expense" pursuant to clause (ii) of such definition.

     "Equity Offering" means any sale, public or private, of equity securities of any person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

     "Exempt Distribution" means any and all dividends, cash, instruments and other property and proceeds received, receivable or otherwise distributed on any of the Pledged Shares other than: (i) any liquidating dividend or other liquidating distribution or other similar extraordinary dividend or distribution; (ii) any dividend or other distribution on Pledged MGI Shares (or on Stock of MGI's permitted successor pursuant to the provision described above under "-- Security -- Merger by MGI") if the amount of all dividends and other distributions on the Stock of MGI made on or after the Issue Date to and including the date of such dividend or other distribution on such Pledged MGI Shares (other than dividends and distributions to the extent that such dividends or distributions were previously paid or delivered to the Trustee for inclusion in the Collateral, whether by deposit into an Account or otherwise, and other than amounts referred to in clauses (iv), (v) and (vi) below) exceeds 100% of the consolidated net income of MGI plus 100% of the consolidated depletion expense of MGI, each determined in accordance with GAAP, accrued on a cumulative basis subsequent to September 30, 1996; (iii) any dividend or other distribution on any Pledged Kaiser Shares to the extent of the amount, if any, by which all dividends and other distributions on such Pledged Kaiser Shares during the 12-month period ending on and including the date on which such dividend or distribution is paid (other than dividends and distributions to the extent that such dividends or distributions were previously paid or delivered to the Trustee for inclusion in the Collateral, whether by deposit into an Account or otherwise, and other than amounts referred to in clauses (iv), (v) and (vi) below) exceeds, on a per share basis, 7.5% of the average of the daily closing prices (or average bid and asked prices if closing prices are not available) of such Kaiser Shares over such consecutive 12-month period; (iv) any Salmon Creek Distribution; (v) any dividend or other distribution consisting of proceeds of any Primary Share Sale by MGI or Kaiser or proceeds of any Pledged Share Sale; and (vi) any dividend or other distribution of proceeds of a transaction effected pursuant to and in accordance with the provision described above in the fourth paragraph under "-- Security -- Release and Substitution of Pledged Kaiser Shares" or the provision described above under "-- Security -- Merger by MGI." Notwithstanding the foregoing, any dividend or other distribution made on any Pledged MGI Shares and received by the Company during any fiscal year shall be an Exempt Distribution if such dividend or distribution, together with all other dividends and other distributions previously so made during such fiscal year (exclusive of amounts referred to in clauses (iv), (v) and (vi) above), does not exceed 120% of the interest that has become payable or is to become payable on the Notes during such year.

     "Extraordinary Distribution" means any and all dividends, cash, instruments and other property and proceeds received, receivable or otherwise distributed on any Pledged Shares other than: (i) an Exempt Distribution; (ii) any Salmon Creek Distribution; (iii) any dividend or other distribution consisting of proceeds of any Primary Share Sale by MGI or Kaiser or proceeds of any Pledged Share Sale; and (iv) any dividend or other distribution of proceeds of a transaction effected pursuant to and in accordance with the provision described above in the fourth paragraph under "-- Security -- Release and Substitution of Pledged Kaiser Shares" or the provision of the Indenture described above under "-- Security -- Merger by MGI."

     "GAAP" means, at any date, generally accepted accounting principles as in effect on December 31, 1995, and used in the preparation of the Company's consolidated balance sheet at such date and the Company's statements of consolidated income and cash flows for the year then ended.

     "Holder" or "Securityholder" means the person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" of any person means, at any date, any of the following (without duplication): (i) the principal amount of all obligations (unconditional or contingent) of such person for borrowed money (whether or not there is recourse to the whole of the assets of such person or only to a portion thereof) and the principal amount of all obligations (unconditional or contingent) of such person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit (except to the extent collateralized by cash or Cash Equivalents), performance bonds (except to the extent collateralized by cash or Cash Equivalents) and bankers' acceptances (except to the extent collateralized by cash or Cash Equivalents)); (ii) all obligations of such person to pay the deferred purchase price of property or services, except (A) accounts payable and other current liabilities arising in the ordinary course of business and (B) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements; (iii) Capital Lease Obligations of such person; (iv) all Indebtedness of others secured by a Lien on any asset of such person (other than assets referred to in clause (vi) of the provision described in the third paragraph under "-- Certain
Covenants -- Limitation on Restricted Payments" and the proceeds of such assets) whether or not such Indebtedness is assumed or guaranteed by such person; (v) all Indebtedness of others guaranteed by such person; and (vi) all Redeemable Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price (or its stated liquidation value in the case of Preferred Stock that is not by its terms redeemable) exclusive of accrued and unpaid dividends; and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (i) through (v) (other than clause (iv)), and the maximum liability of any such contingent obligations at such date as described in clauses (i) through
(v) (other than with respect to clause (iv)), and, in the case of clause (iv), the lesser of the fair value (as determined by the Board of Directors) at such date of any asset subject to any Lien securing the Indebtedness of others and the principal amount of the Indebtedness secured; provided that the Indebtedness of any person shall not include (x) obligations of such person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such obligations are extinguished within two Business Days after their Incurrence and (y) obligations of such person resulting from the endorsement of negotiable instruments in the ordinary course of business. For purposes of the Indenture, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Stock.

     "Intercompany Note" means that certain intercompany note, dated as of the Issue Date, payable by MAXXAM to the Company.

     "Interest Payment Default" means a default in the payment of interest when due and payable on any of the Notes which would constitute an Event of Default if such payment were not made within the applicable cure or grace period.

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in interest rates or currency exchange rates, as in effect from time to time.

     "Investment" means, with respect to any person (such person being referred to in this definition as the "Investor") (without duplication), (i) any amount paid or any property transferred, in each case, directly or indirectly, by the Investor for Capital Stock or Redeemable Stock, partnership interests or other securities of, or as a contribution to the capital of any other person, (ii) any direct or indirect loan or advance by the Investor to any other person other than accounts receivable of the Investor relating to the purchase and sale of property or services arising in the ordinary course of business, and (iii) any direct or indirect guarantee by the Investor of any Indebtedness of any other person.

     "Issue Date" means the date of initial issuance of Notes pursuant to the Indenture.

     "Kaiser" means Kaiser Aluminum Corporation, a Delaware corporation, and any successor pursuant to a transaction governed by and in accordance with the provision described in the fourth paragraph under "-- Security -- Release and Substitution of Pledged Kaiser Shares" or a similar provision of the MGI Indenture (see the second paragraph under "Principal Indebtedness -- MGI
Notes -- Release and Substitution of Kaiser Shares").

     "Kaiser Share Cash Equivalents" means (i) the amount of any Trust Moneys constituting proceeds of any Primary Share Sale by Kaiser or a Pledged Share Sale of Pledged Kaiser Shares or any Extraordinary Distribution on Pledged Kaiser Shares (or the proceeds of any non-cash consideration received in any such transaction) that are released from the Lien of the MGI Indenture and thereupon pledged under the Indenture as a result of such Trust Moneys not having been utilized to purchase MGI Notes pursuant to an offer by MGI to purchase MGI Notes at a price at least equal to the respective Call Prices of the MGI Notes or as a result of payment in full of the MGI Notes or defeasance of the MGI Notes pursuant to Article 8 of the MGI Indenture, divided by (ii) the greater of (A) the Net Proceeds per share received by the Company with respect to Pledged Kaiser Shares released from the Lien of the MGI Indenture in the transaction that resulted in the deposit of such Trust Moneys thereunder and (B) $9.00 (as adjusted to reflect any subdivision, combination or reclassification of Kaiser Shares). To the extent that any of the Net Proceeds referred to in clause (ii)(A) of the preceding sentence are other than cash, the amount of such non-cash Net Proceeds attributable to each Pledged Kaiser Share released from the Lien of the MGI Indenture for purposes of such clause (ii)(A) shall be determined by a nationally recognized investment banking firm selected by the Company based on the fair market value per share of such non-cash Net Proceeds received by the Company in such transaction. As used in this definition, each of the terms Primary Share Sale, Pledged Share Sale, Pledged Kaiser Shares, Extraordinary Distribution, Trust Moneys, Call Prices and Net Proceeds has the meaning ascribed to such term in the MGI Indenture (as in effect on the date of the Indenture).

     "Kaiser Shares" means, at any time, the 27,938,250 shares of common stock, par value $.01 per share, of Kaiser owned by the Company, and, as of the Issue Date, pledged under the MGI Indenture, as such shares are (and any number thereof as utilized in the Indenture is) adjusted to reflect any subdivision, combination or reclassification (in a merger or otherwise) of such Kaiser shares on or after the Issue Date, and any securities or property substituted for such Kaiser Shares pursuant to any Kaiser Transaction (as such term is defined in the MGI Indenture as in effect on the date of the Indenture; see the second paragraph under "Principal Indebtedness -- MGI Notes -- Release and Substitution of Kaiser Shares") under the MGI Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required by applicable law to be open in the States of New York, California, Minnesota and Texas.

     "Lien" means, with respect to any asset, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) in respect of such asset.

     "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on August 1, 2000, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (ii) the outstanding principal amount of such Note. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on August 1, 2000; provided, however, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury securities for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and August 1, 2000.

     "Make-Whole Price" with respect to any Note means the greater of (i) the sum of the outstanding principal amount and the Make-Whole Amount of such Note, and (ii) 110% of the outstanding principal amount of such Note.

     "MAXXAM" means MAXXAM Inc., a Delaware corporation, and, subject to the provisions described under "-- Guaranty," any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

     "money" or "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     "MGI" means MAXXAM Group Inc., a Delaware corporation, and any successor Restricted Subsidiary pursuant to a transaction governed by and in accordance with the provision described above under "-- Security -- Merger by MGI."

     "MGI Indenture" means the Indenture dated as of August 4, 1993, between MGI and Fleet National Bank, as successor to Shawmut Bank, N.A., as trustee, pursuant to which the MGI Notes were issued, as the same has been or may be amended, supplemented or otherwise modified from time to time.

     "MGI Notes" means the debt securities outstanding pursuant to, and whose terms are governed by, the MGI Indenture.

     "MPI" means MAXXAM Properties Inc., a Delaware corporation, and any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

     "MXM Guaranty" means the Unconditional Guarantee of Payment and Performance dated June 17, 1991 to General Electric Capital Corp. by MAXXAM Inc. and MGI , as amended by agreements dated as of June 17, 1992 and December 30, 1992, as amended, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the Holders.

     "Net Cash Proceeds" means cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is converted into United States dollars) by the Company and/or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received by the Company or any of its Restricted Subsidiaries) from an Asset Sale, in each case and without duplication, net of
(i) fees, expenses and other expenditures in connection with such Asset Sale (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be), (ii) the amounts paid to repurchase or repay any Indebtedness, or the amount of any Indebtedness retained, in each case which Indebtedness is either (A) secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (B) associated with such assets and due in connection with such Asset Sale, and other fees, expenses and other expenditures, in each case, incurred in connection with such Asset Sale or the repurchase, repayment or assumption of such Indebtedness (whether or not such fees, expenses or expenditures are then due and payable), (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Treasurer or an Assistant Treasurer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale, (iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale,
(v) with respect to any Asset Sale by a Restricted Subsidiary of the Company or any Primary Share Sale, the portion of such cash payments required to be paid to persons holding a minority interest in such Restricted Subsidiary and (vi) if such Asset Sale is a Primary Share Sale by MGI, any of the proceeds from such Primary Share Sale distributed by the issuer in such Primary Share Sale to its stockholders; provided, in each such case, such fees, expenses, expenditures and other amounts are not payable to an Affiliate of the Company.

     "Net Proceeds" means any property, assets or other consideration of any kind, whether tangible or intangible, received by the Company as a dividend or distribution on any Pledged Shares of proceeds of any Primary Share Sale by, or from any Pledged Share Sale of any of the Pledged Shares of, MGI or Kaiser, in each case and without duplication net of (i) fees, expenses and other expenditures in connection with such Pledged Share Sale (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may
be), (ii) the amounts paid to repurchase or repay any Indebtedness, or the amount of any Indebtedness assumed, in each case which Indebtedness is either
(A) secured, directly or indirectly, by Liens on the assets which are the subject of such Pledged Share Sale or (B) associated with such assets and due in connection with such Pledged Share Sale, and other fees, expenses and other expenditures, in each case, incurred in connection with such Pledged Share Sale or the repurchase, repayment or assumption of such Indebtedness (whether or not such fees, expenses or expenditures are then due and payable), (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Treasurer or an Assistant Treasurer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such shares which are the subject of such Pledged Share Sale and
(iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such dividend or distribution or Pledged Share Sale; provided, in each such case, such fees, expenses, expenditures and other amounts are not payable to an Affiliate of the Company; and provided, further, that, if other than cash, Net Proceeds shall have as their value for purposes of the Indenture their fair value as reasonably determined by the Board of Directors.

     "Notice of Acceleration" means a written notice delivered during the continuance of an Event of Default to the Company by the Trustee or by the holders of at least 25% in aggregate principal amount of Notes then outstanding, stating that an Event of Default has occurred and is continuing and that the principal amount of and accrued and unpaid interest, if any, on all of the Notes are due and payable; provided that a Notice of Acceleration shall be deemed to have been delivered and to be effective for all purposes under Article 10 of the Indenture upon the occurrence and during the continuance of certain events of bankruptcy with respect to the Company constituting Events of Default.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary, the Controller or an Assistant Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee, as the case may be.

     "Pacific Lumber" means The Pacific Lumber Company, a Delaware corporation, and any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

     "Pacific Lumber Indenture" means the indenture, dated as of March 23, 1993, between Pacific Lumber and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as trustee, pursuant to which the Pacific Lumber Senior Notes were issued, as amended, supplemented or otherwise modified, or, in accordance with and subject to the provisions of the Indenture described below in the third paragraph under "-- Limitation on Indebtedness," restated, restructured, renewed or refinanced in whole or in part from time to time.

     "Pacific Lumber Senior Notes" means the debt securities outstanding pursuant to, and whose terms are governed by, the Pacific Lumber Indenture.

     "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledged Kaiser Shares" means, at any time, any Kaiser Shares which are included in the Collateral at such time, and any securities or other property substituted for Pledged Kaiser Shares pursuant to the provision described above in the fourth paragraph under "-- Security -- Release and Substitution of Pledged Kaiser Shares" included in the Collateral at such time.

     "Pledged MGI Shares" means, at any time, any shares of Stock of MGI included in the Collateral at such time, and any securities or other property substituted for Pledged MGI Shares pursuant to the provision described above under "-- Security -- Merger by MGI" included in the Collateral at such time.

     "Pledged Share Sale" means a sale to any person of Pledged Shares other than (i) a sale in connection with a transaction pursuant to and in accordance with the provision described above under "-- Security -- Merger by MGI," (ii) a sale in connection with a transaction pursuant to and in accordance with the provision described above in the fourth paragraph under "-- Security -- Release and Substitution of Pledged Kaiser Shares" or (iii) a sale of Pledged MGI Shares by the Company or one of its Subsidiaries to any of the Company's Subsidiaries, in which the purchaser becomes a pledgor with respect to such Pledged Shares pursuant to Article 10 of the Indenture.

     "Pledged Shares" means the Pledged MGI Shares and the Pledged Kaiser
Shares.

     "Preferred Stock," as applied to the Capital Stock or Redeemable Stock of any corporation, means Capital Stock or Redeemable Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock or Redeemable Stock, as the case may be, of any other class of such corporation.

     "Primary Share Sale" means (i) any issuance and sale of Stock by MGI other than to the Company or any of its Subsidiaries (provided that no issuance of Stock in connection with a transaction pursuant to and in accordance with the provision described above under "-- Security -- Merger by MGI" shall constitute a Primary Share Sale) and (ii) any issuance and sale of common stock by Kaiser (provided that no issuance of Stock in connection with a transaction pursuant to and in accordance with the provision described above in the fourth paragraph under "-- Security -- Release and Substitution of Pledged Kaiser Shares," or pursuant to and in accordance with any similar provision of the MGI Indenture as in effect on the date of the Indenture, shall constitute a Primary Share Sale).

     "Public Equity Offering" means an underwritten public offering of common stock of the Company or MGI (or the successor in a transaction with MGI pursuant to the provision described above under " -- Security -- Merger by MGI") pursuant to an effective registration statement filed pursuant to the Securities Act.

     "Redeemable Stock" of any person means any equity security of such person that by its terms is required to be redeemed prior to the final Stated Maturity of all principal of the Notes, or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of all principal of the Notes and shall also include, in the case of the Company, all Preferred Stock of the Company's Restricted Subsidiaries.

     "Released Kaiser Shares" means (i) all or any portion of the Kaiser Shares transferred to the Company by MAXXAM as of the Issue Date (as such shares are (and any number thereof as utilized in the Indenture is) adjusted to reflect any subdivision, combination or reclassification (in a merger or otherwise) of such Kaiser Shares on or after the Issue Date) that are released after the Issue Date from the Lien of the MGI Indenture as a result of (a) payment in full of the MGI Notes, (b) defeasance of the MGI Notes pursuant to Article 8 of the MGI Indenture, or (c) early retirement of a portion of the MGI Notes resulting in a release of some of the Kaiser Shares from the Lien of the MGI Indenture pursuant to Section 10.05(c)(1) thereof (see the first paragraph under "Description of Principal Indebtedness -- MGI Notes -- Release and Substitution of Kaiser Shares"); and (ii) all or any portion of any securities or other property substituted for Kaiser Shares under the MGI Indenture pursuant to a transaction described in the second paragraph under "Description of Principal
Indebtedness -- MGI Notes -- Release and Substitution of Kaiser Shares" that are released from the Lien of the MGI Indenture as a result of an occurrence referred to in clause (a), (b) or (c) of the preceding clause (i); provided, however, that Kaiser Shares and other collateral released from the Lien of the MGI Indenture pledged to secure Indebtedness that refinances the MGI Notes (as permitted by the provision described in the third paragraph under " -- Security -- Collateral") shall not be deemed to be Released Kaiser Shares.

     "Restricted Investment" means any Investment in an Affiliate (other than any Unrestricted Subsidiary referred to in the provision described in the last paragraph under " -- Certain Covenants -- Limitation on Restricted Payments") of the Company, except for (i) the Intercompany Note and (ii) the Company's ownership of Kaiser Shares or any other asset that is included in the Collateral under the Indenture or the collateral under the MGI Indenture.

     "Restricted Subsidiary" means, as of any determination date, each of the Subsidiaries of the Company which is not as of such determination date an Unrestricted Subsidiary of the Company.

     "Salmon Creek" means Salmon Creek Corporation, a Delaware corporation, or any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise, which holds the Salmon Creek Property on the date of the Indenture but which may not acquire any other assets (other than assets incidental to the operation, disposition, management and maintenance of the Salmon Creek Property or assets received (i) in respect of all or any part of the Stock of Salmon Creek, (ii) in respect of all

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

or any part of the real property constituting the Salmon Creek Property or (iii) otherwise in connection with Salmon Creek or the Salmon Creek Property, except in connection with the harvesting of timber located on the Salmon Creek Property), except in exchange for or out of the proceeds of the sale or disposition of the Salmon Creek Property.

     "Salmon Creek Distribution" means a dividend or other distribution identified as a "Salmon Creek Distribution" by the Company in writing to the Trustee at the time of such dividend or other distribution. The Indenture provides that the Company will not so identify any dividend or distribution, except for any dividends and other distributions on Pledged MGI Shares or on shares of Stock of any other Restricted Subsidiary of the Company of amounts or other consideration received by the Company or any of its Subsidiaries from any person or entity (i) in respect of all or any part of the Stock of Salmon Creek,
(ii) in respect of all or any part of the real property constituting the Salmon Creek Property or (iii) otherwise in connection with Salmon Creek or the Salmon Creek Property, except in connection with the harvesting of timber located on the Salmon Creek Property.

     "Salmon Creek Property" means any of the property described on Exhibit C to the Indenture or any assets or Stock, in each case, held by Salmon Creek.

     "Scotia Pacific" means Scotia Pacific Holding Company, a Delaware corporation, and any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise.

     "Scotia Pacific Agreements" means any agreements between Scotia Pacific and Pacific Lumber or any Subsidiary of Pacific Lumber as the same may be amended after the date of the Indenture in accordance with the terms thereof, including, without limitation, the Master Purchase Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, the Services Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, the Additional Services Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, the Environmental Indemnification Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, and the Reciprocal Rights Agreement, dated as of March 18, 1993, among Scotia Pacific, Pacific Lumber and Salmon Creek.

     "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company which at the time of determination had, or any group of Restricted Subsidiaries which, if merged into each other at the time of determination, would at the time of determination have had, (i) assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date, (ii) revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period or (iii) EBITDA for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total EBITDA on a consolidated basis for such period (it being understood that for the purposes of clause (iii) of this definition, EBITDA of any Restricted Subsidiary or group of Restricted Subsidiaries of the Company for any period shall be that portion of the Company's total EBITDA attributable to such Restricted Subsidiary or group of Restricted Subsidiaries during such period).

     "Stated Maturity," when used with respect to the payment of any principal of, or accrued interest on, any Note, means the date specified in such Note as the fixed date on which such principal of or accrued interest on such Note is due and payable, as the case may be.

     "Stock" of any person means, collectively, the Capital Stock and the Redeemable Stock of such person.

     "Subsidiary" means, with respect to any person, (i) any corporation of which more than 50% of the outstanding Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned, directly or indirectly, by such person, or by one or more other Subsidiaries

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of such person, or by such person and one or more other Subsidiaries of such person, or (ii) any other entity of which more than 50% of the outstanding equity ownership interests are at the time owned, directly or indirectly, by such person, or by one or more other Subsidiaries of such person, or by such person and one or more other Subsidiaries of such person. Notwithstanding the foregoing, neither Kaiser nor any Subsidiary of Kaiser shall be deemed a Subsidiary of the Company for any purpose under the Indenture unless ownership by the Company of more than 50% of the outstanding Capital Stock of Kaiser resulted from the acquisition (other than in connection with a Kaiser Transaction, a dividend or distribution on Capital Stock of Kaiser, a reclassification of shares of Capital Stock of Kaiser or any other transaction in which the Company or any Restricted Subsidiary of the Company receives Capital Stock or other securities of Kaiser in exchange for or in respect of other shares of Capital Stock or securities of Kaiser) by the Company of Kaiser Capital Stock after the Issue Date.

     "Taking" means any sale, transfer or other disposition of all or any part of the assets of the Company and its Restricted Subsidiaries that occurs by reason of condemnation or eminent domain or other similar proceedings exercised by, or by consensual transfer by the Company or its Restricted Subsidiaries of assets to, the United States of America or any State, municipality, agency or other governmental authority thereof.

     "Tax Sharing Agreements" means (i) the tax allocation agreement, dated May 21, 1988, by and among MAXXAM, Pacific Lumber and certain other subsidiaries of MAXXAM and MGI, as amended by the tax allocation agreement, dated as of March 23, 1993, by and among MAXXAM, Pacific Lumber, Scotia Pacific and Salmon Creek, and as further amended by the tax allocation agreement, dated as of August 4, 1993, by and between MAXXAM and MGI, (ii) the tax allocation agreement, dated as of July 3, 1990, by and between MAXXAM and Britt and (iii) the tax allocation agreement, dated as of the Issue Date, by and between MAXXAM and the Company; each as amended, supplemented or otherwise modified from time to time.

     "Timber Note Indenture" means the indenture, dated as of March 23, 1993, between Scotia Pacific and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as trustee, pursuant to which the Timber Notes were issued, as amended, supplemented or otherwise modified from time to time.

     "Timber Notes" means the 7.95% Timber Collateralized Notes due 2015, issued by Scotia Pacific as amended, supplemented or otherwise modified, in whole or in part, from time to time in accordance with the terms of the Timber Note Indenture.

     "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the terms of the Indenture and, thereafter, means the successor.

     "Trust Moneys" has the meaning ascribed to such term in the first paragraph under " -- Security -- Deposit of Trust Moneys into Accounts."

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time, except with respect to matters concerning the validity and perfection of security interests of the Trustee in favor of the Holders in the Accounts, in which case such term shall mean the Minnesota Uniform Commercial Code as in effect from time to time.

     "Unrestricted Investments Outstanding" means, at any time of determination, in respect of any Unrestricted Subsidiary, the difference between (i) the sum of all Unrestricted Investments theretofore made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of the Indenture, minus (ii) the amount of all dividends and distributions paid to the Company or a Restricted Subsidiary (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause (iii) of the definition thereof at the time of determination), and all repayments of the principal amount of loans or advances by such Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries during the period that such person was an Unrestricted Subsidiary and any other reduction of Unrestricted Investments in such Unrestricted Subsidiary during the period that such person was an Unrestricted Subsidiary (the amount of any Unrestricted Investment returned or reduced, if other than in cash or a sum certain guaranteed, to be the fair market value as determined in good faith by the Board of Directors, whose determination shall be evidenced

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

by a resolution of the Board of Directors filed with the Trustee); provided that the amount of Unrestricted Investments Outstanding in respect of any Unrestricted Subsidiary shall at no time be a negative amount.

     "Unrestricted Subsidiary" means (i) each of the Subsidiaries of the Company so designated by a resolution adopted by the Company's Board of Directors and whose creditors have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary (except to the extent such recourse arises (A) solely by operation of law and not pursuant to a contractual or other consensual arrangement or (B) pursuant to an Investment or a Restricted Investment permitted by the Indenture), (ii) any joint venture, partnership or other person (other than a Subsidiary of the Company, Kaiser or a Subsidiary of Kaiser) in which the Company and/or its Subsidiaries have an equity ownership interest equal to or greater than 5% and (except for any Unrestricted Subsidiary referred to in the provision described in the last paragraph under " -- Certain Covenants -- Limitation on Restricted Payments") in which no Affiliate of the Company has a direct or an indirect equity ownership interest in excess of 5% therein other than by virtue of the direct or indirect equity ownership interest in such joint venture, partnership or other person held (in the aggregate) by the Company and/or one or more of its Subsidiaries and (iii) Salmon Creek. The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that any such redesignation shall be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Restricted Subsidiary for purposes of the covenant described below under " -- Certain Covenants -- Limitation on Indebtedness" as of the date of such redesignation to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Restricted Subsidiaries. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary (other than Scotia Pacific so long as there are any Timber Notes outstanding) to be an Unrestricted Subsidiary, provided that (x) the amount of any outstanding Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary shall be deemed to be Unrestricted Investments Outstanding at the time of such designation and (y) immediately after giving effect to such designation and to the characterization of the Investments by the Company and its Restricted Subsidiaries in such newly designated Unrestricted Subsidiary, the Company and its remaining Restricted Subsidiaries could make at least $1.00 of additional Restricted Payments or Unrestricted Investments pursuant to the covenant described below under " -- Certain Covenants -- Limitation on Restricted Payments."

     "U.S. Governmental Obligations" means any evidence of obligations issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "U.S. Legal Tender." See the definition of "money."

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary (i) which is a corporation of which all of the outstanding shares of Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) are owned at the time, directly or indirectly (through one or more Wholly Owned Restricted Subsidiaries), by the Company (except for director's qualifying shares), or (ii) which is any other entity of which all of the outstanding equity ownership interests are owned at the time, directly or indirectly (through one or more Wholly Owned Restricted Subsidiaries), by the Company.

CERTAIN COVENANTS

  Limitation on Indebtedness

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, contingently or otherwise (collectively, "Incur"), any Indebtedness (including, without duplication, guarantees of Indebtedness by the Company and/or its Restricted Subsidiaries), except that the Company and its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) may Incur Indebtedness (including, without duplication, guarantees of Indebtedness by the Company and/or its Restricted Subsidiaries), if, immediately after giving effect thereto and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Coverage Ratio of the Company would exceed 2.0 to 1.

     Notwithstanding the foregoing provision, the Company and/or its Restricted Subsidiaries (other than, except in the case of clauses (xi) and (xii) below, Scotia Pacific so long as there are any Timber Notes outstanding) may Incur (without duplication) the following: (i) Indebtedness in respect of the Notes;
(ii) aggregate Indebtedness under the Credit Agreement in an amount not to exceed at any time outstanding $40,000,000; (iii) Indebtedness outstanding on the Issue Date, including the indebtedness outstanding pursuant to the MGI Indenture or the Pacific Lumber Indenture (other than the Timber Notes which are governed by clause (xi) below); (iv) Indebtedness in connection with one or more letters of credit issued pursuant to (A) self-insurance obligations (other than workmen's compensation obligations), the aggregate face or stated amount of which, together with the aggregate amount of any related reimbursement obligations (without duplication) does not exceed $1,000,000 at any time outstanding, and (B) workmen's compensation obligations; (v) Indebtedness owed by the Company to a Restricted Subsidiary or owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary of the Company; (vi) Capital Lease Obligations (other than Capital Lease Obligations permitted by clause
(xii) below) not exceeding in the aggregate $10,000,000 at any time outstanding;
(vii) Indebtedness under any Interest Rate Protection Agreement to the extent that such Interest Rate Protection Agreement is related to payment obligations on Indebtedness otherwise permitted under the Limitation on Indebtedness covenant; (viii) Indebtedness Incurred in connection with Indebtedness the interest on which is exempt from federal income tax under the Code in an aggregate amount not exceeding $10,000,000 at any time outstanding; (ix) Indebtedness owed to or guaranteed by any governmental agency, instrumentality or other authority Incurred to provide relief from natural disasters or other similar assistance; (x) Indebtedness Incurred after August 4, 1993 (in addition to (and without duplication of) Indebtedness otherwise permitted by the Limitation on Indebtedness covenant), in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding in the case of Indebtedness Incurred by Pacific Lumber and its Subsidiaries which are Restricted Subsidiaries, $15,000,000 at any one time outstanding in the case of Indebtedness Incurred by MGI and its Restricted Subsidiaries other than Pacific Lumber and its Subsidiaries that are Restricted Subsidiaries, and $7,500,000 at any one time outstanding in the case of Indebtedness Incurred by the Company;
(xi) Indebtedness of Scotia Pacific under the Timber Notes or the Timber Note Indenture or in respect of the Scotia Pacific Agreements or any other agreement entered into in connection with the Timber Notes, as the same may be amended from time to time in accordance with the covenant described below under "Amendment of Scotia Pacific Agreements"; and (xii) Capital Lease Obligations of Scotia Pacific.

     Notwithstanding anything to the contrary in the two immediately preceding paragraphs, the Indenture permits the Company and its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) to Incur Indebtedness all of the net proceeds of which (after premiums, reasonable fees, expenses, and costs related to the Incurrence of such Indebtedness) are applied to renew, extend, restructure, restate, refund or otherwise refinance, in whole or in part (collectively "refinance"), the Indebtedness permitted by the provisions described in the first paragraph of this description of the limitation of Indebtedness or in clauses (i) and (iii) of the immediately preceding paragraph or any one or more successive refinancings thereof (collectively, "Refinancing Indebtedness"), provided that: (i) such Refinancing Indebtedness is in an aggregate amount not exceeding the aggregate amount outstanding of the Indebtedness being so refinanced plus an amount equal to the premiums, reasonable fees and expenses incurred in connection with such refinancing; (ii) with respect to Refinancing Indebtedness which refinances Indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Notes, (A) the final stated maturity date of such Refinancing Indebtedness shall not be earlier than the final stated maturity date of the Indebtedness being so refinanced, (B) in the case of such Refinancing Indebtedness Incurred by the Company, such Refinancing Indebtedness is ranked (pursuant to its terms) subordinate in right and priority of payment to the Notes to the same extent as the Indebtedness being so refinanced, and

(C) such Refinancing Indebtedness has an Average Life at the time it is Incurred which is not less than the remaining Average Life of the Indebtedness being so refinanced; and (iii) no Restricted Subsidiary may Incur Refinancing Indebtedness to refinance Indebtedness of the Company pursuant to the provisions described in this paragraph except to the extent that such Refinancing Indebtedness constitutes a guarantee by such Restricted Subsidiary of Indebtedness of the Company (it being understood that such Restricted Subsidiary may incur Indebtedness to refinance Indebtedness of the Company to the extent that the Incurrence of such Indebtedness is otherwise permitted by the provisions described in the preceding two paragraphs).

     Any revocation of the designation of an Unrestricted Subsidiary shall be deemed for purposes of the Limitation on Indebtedness covenant to be an Incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Unrestricted Subsidiary as of the time of such revocation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

     Notwithstanding anything to the contrary in the foregoing, so long as Britt remains a Restricted Subsidiary, Britt may not Incur after the Issue Date Indebtedness (other than Indebtedness in respect of the Notes, the MGI Notes and Indebtedness owed to the Company or MGI and Refinancing Indebtedness in respect of the foregoing) in an aggregate principal amount exceeding $5,000,000 at any time outstanding.

     The Indenture contains no limitations on the amount of Indebtedness which any Unrestricted Subsidiary may incur, create, assume, guarantee or otherwise become liable.

  Limitation on Restricted Payments

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to, (i)(x) declare or pay any dividend or make any distribution on the Company's Capital Stock or the Company's Redeemable Stock (other than (A) in either case, dividends or distributions payable in Capital Stock that is not convertible or exchangeable into Redeemable Stock or Indebtedness of the Company and (B) in the case of the Company's Redeemable Stock, dividends and distributions in an amount not exceeding (in addition to any dividends or distributions declared or paid in accordance with clause (A) above) the amount stated to be payable on such Redeemable Stock pursuant to the provisions thereof) or (y) purchase, redeem or otherwise acquire or retire for value any Capital Stock or Redeemable Stock of the Company (each of the foregoing in clauses (x) and (y) a "Restricted Payment"), (ii) make any Restricted Investment, (iii) make any Investment in an Unrestricted Subsidiary (an "Unrestricted Investment"), or (iv) redeem, repurchase, defease or otherwise acquire or retire for value (a "Repurchase"), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Notes and which was scheduled to mature subsequent to the final stated maturity of all principal of the Notes (other than acquisitions of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition), if, at the time of such Restricted Payment, Restricted Investment, Unrestricted Investment or Repurchase: (A) a Default shall have occurred and be continuing; or (B) after giving effect to such Restricted Payment, Restricted Investment, Unrestricted Investment or Repurchase, by the Company or any Restricted Subsidiary, the aggregate amount (i) expended for all such Restricted Payments and Repurchases subsequent to the Issue Date, (ii) of all Restricted Investments then outstanding (the amount expended for such Restricted Payments, Repurchases and Restricted Investments subsequent to the Issue Date, the amount of any Restricted Investments outstanding at any time, and the amount of any Restricted Investments returned or reduced, in each case if other than in cash or a sum certain guaranteed, to be the fair market value as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee), and (iii) of all Unrestricted Investments Outstanding, exceeds the sum of: (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis subsequent to September 30, 1996 (or, in case such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), and (2) the aggregate net cash proceeds, received by the Company as capital contributions to the Company subsequent to September 30, 1996, or from the issue or sale (other than to a Subsidiary of the Company) subsequent to September 30, 1996 of Capital Stock (including Capital Stock issued upon the conversion of, or in exchange for, Indebtedness or Redeemable Stock (other than that issued pursuant to clause (ii) of the penultimate paragraph under this description of the Limitation on Restricted Payments covenant) and including upon exercise of warrants or options or other rights to purchase such Capital Stock, issued subsequent to September 30, 1996), or from the issue or sale, subsequent to September 30, 1996 of any Indebtedness (other than that issued pursuant to clause (ii) of the penultimate paragraph under this description of the Limitation on Restricted Payments covenant) or, without duplication, other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised.

     Transactions and payments which are permitted by the provisions described below in the second paragraph under " -- Limitation on Transactions with Affiliates" will not be considered Restricted Payments or Restricted Investments.

     The provisions of the Limitation on Restricted Payments covenant described above will not be violated by reason of: (i) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with the first paragraph under this description of the Limitation on Restricted Payments covenant and so long as no Event of Default exists as of the payment date; (ii) redemptions, repurchases, defeasances, acquisitions or retirements for value, of indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Notes from the proceeds of Refinancing Indebtedness permitted by the provision described above in the third paragraph under " -- Limitation on Indebtedness"; (iii) the acquisition, redemption or retirement of any shares of the Company's Capital Stock or any Indebtedness of the Company in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (provided such Capital Stock is not exchangeable for or convertible into Redeemable Stock or Indebtedness of the Company or any of its Subsidiaries); (iv) the repurchase of the Company's Capital Stock or Redeemable Stock with the proceeds of a substantially concurrent issuance of the Company's Capital Stock that is not convertible or exchangeable into Redeemable Stock or Indebtedness of the Company; (v) the making by Pacific Lumber or its Restricted Subsidiaries of an Unrestricted Investment to the extent the amount of Unrestricted Investments Outstanding made pursuant to this clause (v) does not exceed $25 million, provided that none of the funds used by Pacific Lumber or its Restricted Subsidiaries to make any such Unrestricted Investment is obtained from the Company or any Restricted Subsidiary (other than Pacific Lumber or a Restricted Subsidiary of Pacific Lumber); (vi) dividends or distributions of (A) any Kaiser Shares that are either (x) released from the Lien of the Indenture pursuant to the provision described in the second paragraph under " -- Security -- Release and Substitution of Pledged Kaiser Shares" or (y) Released Kaiser Shares that are not required to be subjected to the Lien of the Indenture upon release from the Lien of the MGI Indenture or (B) cash, securities or other property received by the Company upon the sale of any such Kaiser Shares or (C) any proceeds of Kaiser Shares that are (x) released from the Lien of the Indenture or (y) released from the Lien of the MGI Indenture and not required to be subjected to the Lien of the Indenture upon such release; or (vii) the payment of any dividends or distributions by the Company with fifty percent (50%) of the fair market value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee) of Salmon Creek Distributions received by the Company (less 50% of any income taxes payable by the Company in respect of the receipt by the Company of such Salmon Creek Distributions, or in respect of the sale or other disposition by the Company of any non-cash proceeds of such Salmon Creek Distributions (to the extent that Salmon Creek Distributions dividended or distributed by the Company are the proceeds of such sales or other dispositions)) provided that: (x) such dividends or distributions (to the extent made in cash) shall not exceed 50% of the amount of cash so received by the Company (including any cash realization of any non-cash proceeds of any Salmon Creek Distribution, but, in each case, only as, when, and to the extent, received by the Company) in respect of Salmon Creek Distributions, and (y) such dividends or distributions (to the extent made in kind with property received by the Company in a Salmon Creek Distribution) shall be valued at fair market value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee, except to the extent the fair market value exceeds $10 million, in which case such determination shall be made by an investment banking firm with capital of at least $250 million or a nationally recognized appraiser or other expert selected by the Company whose opinion shall be delivered, and shall be acceptable, to the Trustee). No payment or other transfer made pursuant to the provisions described in clauses (ii) through (vii) of this paragraph will reduce the amount available for Restricted Payments, Restricted Investments, Unrestricted Investments or Repurchases under the provisions described in the first paragraph under this description of the Limitation on Restricted Payments covenant and the application of proceeds from the issuance of Capital Stock applied pursuant to the provision described in clause (iii) or (iv) of this paragraph will not reduce the amount available for Restricted Payments, Restricted Investments, Unrestricted Investments or Repurchases under the provisions described in the first paragraph under this description of the Limitation on Restricted Payments covenant; provided, however, that the proceeds from the issuance of Capital Stock pursuant to the provisions described in clauses (iii) and (iv) of this paragraph will not increase the amount available for Restricted Payments, Unrestricted Investments, Restricted Investments and Repurchases under the provisions described in the first paragraph under this description of the Limitation on Restricted Payments covenant.

     Notwithstanding anything to the contrary contained in the Indenture (but subject to the covenant entitled " -- Limitation on Transactions With Affiliates"), the Company or any of its Restricted Subsidiaries shall be permitted to contribute any non-cash proceeds received in respect of a Salmon Creek Distribution to one or more Unrestricted Subsidiaries and such contribution(s) shall not constitute an Unrestricted Investment under the Indenture.

  Ownership of Capital Stock of Subsidiaries and Kaiser Shares

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, (i) any Capital Stock or Redeemable Stock of Scotia Pacific (it being understood that no issue, sale, assignment, transfer or other disposition of any Capital Stock or Redeemable Stock of any Restricted Subsidiary (other than Scotia Pacific) shall be deemed to violate the provision described in this clause (i) provided that Pacific Lumber thereafter continues to own directly all outstanding Stock of Scotia Pacific), (ii) any Capital Stock or Redeemable Stock of MGI, Pacific Lumber, Britt or MPI if immediately thereafter, or as a consequence thereof, the Company shall beneficially own, directly or indirectly, less than a majority of the Voting Stock and outstanding equity interests (on a fully diluted basis) of any such company (other than in a transaction governed by and in compliance with the provision described above under "-- Security -- Merger by MGI" or Section 10.13 of the MGI Indenture (as in effect on the date of the Indenture)), (iii) any assets of Scotia Pacific for consideration consisting in whole or in part of Capital Stock or Redeemable Stock of another person which is not a Wholly Owned Restricted Subsidiary, (iv) any Capital Stock or Redeemable Stock of any Restricted Subsidiary (other than Scotia Pacific, MGI, Pacific Lumber, Britt or MPI) (except to the Company or to one or more Restricted Subsidiaries) or any assets of any Restricted Subsidiary (other than Scotia Pacific, MGI, Pacific Lumber, Britt or MPI) for consideration consisting in whole or in part of Capital Stock or Redeemable Stock of another person which is not a Wholly Owned Restricted Subsidiary unless, in the case of this clause (iv), immediately after giving effect thereto and the receipt and application of the proceeds therefrom, the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 1.5 to 1; provided, however, that this provision shall permit, assuming compliance with certain provisions governing the release of Collateral described above under "-- Security" (including the provisions described under "-- Merger by MGI") and the provisions described below under " -- Successor Company," in each case to the extent applicable, the disposition in a single transaction or in a series of related transactions of all of the Capital Stock of any Restricted Subsidiary then owned by the Company or its Restricted Subsidiaries for a consideration consisting of cash or other property (other than Capital Stock or Redeemable Stock of another person) which is at least equal to the fair value (as reasonably determined by the Board of Directors of the Company) of such Capital Stock; and provided, further, that any entity resulting from any transaction or disposition permitted by the covenant described in clause (iv) of this paragraph shall be or become a Restricted Subsidiary.

     The Indenture also provides that, until such time as the maximum number of Kaiser Shares required to be pledged as Collateral pursuant to the Indenture are included in the Collateral, the Company shall not sell, transfer, assign, pledge or otherwise dispose of any Kaiser Shares (i) to a Subsidiary of the Company or to

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MAXXAM or (ii) in violation of any of the provisions of the MGI Indenture. In addition, the Indenture provides that the Company shall not sell, transfer, assign, pledge or otherwise dispose of any Pledged Shares except pursuant to the provisions described under "-- Security -- Release for Pledged Share Sales,"
"-- Release and Substitution of Pledged Kaiser Shares" and "-- Merger by MGI" and under "-- Successor Company" and except for certain tax liens, liens arising by operation of law and judgment liens.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or Redeemable Stock or any other interest or participation in, or measured by, its profits, in each case, owned by the Company, or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company, or (iii) make any transfer of any of its assets to the Company or a Restricted Subsidiary.

     The foregoing provisions will not prohibit encumbrances or restrictions now or hereafter existing under or by reason of: (i) the Indenture, the MGI Indenture or the Pacific Lumber Indenture; (ii) the Credit Agreement; (iii)(A) customary provisions restricting subletting or assignment of any lease of the Company or any Restricted Subsidiary of the Company, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; (iv) any instrument governing Indebtedness or other obligations of a person acquired (whether pursuant to a purchase of stock or assets) by the Company or any Restricted Subsidiary or applicable to any assets so acquired at the time such person became a Subsidiary of the Company or such assets were acquired by the Company or a Restricted Subsidiary (excluding instruments entered into by such person in connection with, or in contemplation of, its becoming a Subsidiary of the Company or its assets being acquired by the Company or any Restricted Subsidiary, as the case may be), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the property or assets of the person so acquired (including the Capital Stock or Redeemable Stock thereof) or any entity formed to effect such acquisition, and, in each case, the monetary proceeds thereof; (v) Indebtedness or other obligations existing on the Issue Date; (vi) the subordination (pursuant to its terms) in right and priority of payment to Indebtedness of the Company or any of its Restricted Subsidiaries of any Indebtedness owed by the Company or any Restricted Subsidiary of the Company to the Company or any of its other Restricted Subsidiaries, provided (A) the Indebtedness is permitted under the Indenture and (B) the Board of Directors has determined in good faith at the time of the creation of such encumbrance or restriction that such encumbrance or restriction would not singly or in the aggregate have a material adverse effect on the Holders of the Notes; (vii) restrictions imposed by covenants contained in any refinancing of Indebtedness or other obligations described in clauses (i), (ii), (iv), (v) and (ix) of this paragraph, provided that such restrictions are, in the good faith determination of the Board of Directors, on the whole, not materially more restrictive than such restrictions contained in such refinanced Indebtedness; (viii) restrictions imposed by applicable laws or regulations or pursuant to condemnation or eminent domain proceedings; (ix) restrictions on Scotia Pacific and/or any of its Subsidiaries imposed by the Scotia Pacific Agreements, the Deed of Trust, the Timber Note Indenture or any other agreements entered into in connection with the Timber Notes, as the same may be amended in accordance with the provision of the Indenture described below under "-- Amendment of Scotia Pacific Agreements";
(x) an agreement which has been entered into for the sale or disposition of all or substantially all of the Stock or assets of a Restricted Subsidiary of the Company, provided, however, that such encumbrances or restrictions are limited to the Stock or assets being sold or disposed of; (xi) applicable law and agreements with foreign governments with respect to assets located in their respective jurisdictions; or (xii) customary provisions placing limitations on the payment of dividends on shares of stock contained in the terms of Preferred Stock instruments issued in compliance with the Indenture. Although there is no single established meaning of the phrase "all or substantially all of the Stock or assets" under the law governing the Indenture and the amount of Stock or assets that will constitute "all or substantially all of the Stock or assets" of a Subsidiary of the Company is not readily quantifiable, a determination as to whether

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an agreement described in clause (x) of this paragraph has been entered into will depend on the percentage of issued and outstanding Stock or operating and total assets transferred, as the case may be, among other measurements, and the facts and circumstances of the transaction. In any particular transaction, this determination will be made by the Company, and, subject to the limitations on a Holder's rights to institute suit with respect to the Indenture or the Notes (as described below under "-- Events of Default; Notice and Waiver"), a Holder could institute an action to dispute the Company's determination in any particular transaction.

     The provisions of the first paragraph under this description of the Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries covenant do not prohibit Liens not prohibited by the provisions described below under "-- Limitation on Liens" or restrictions on the sale or other disposition of any property securing Indebtedness, provided that such Indebtedness is otherwise permitted by the Indenture.

  Limitation on Asset Sales

     The Indenture provides that neither the Company nor any Restricted Subsidiary thereof will consummate any Asset Sale unless (except in the case of an Asset Sale which is a Taking) (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair value of the assets subject to such Asset Sale (as reasonably determined by the Board of Directors), including the value of all non-cash consideration, and (ii) at least 75% of the aggregate consideration (excluding indemnities) received therefor by the Company or such Restricted Subsidiary is in the form of money or Cash Equivalents. The amount of any liabilities of the Company or any Restricted Subsidiary of the Company that is actually assumed by the transferee in such Asset Sale shall be deemed to be money for purposes of determining the percentage of money and Cash Equivalent consideration received by the Company and its Restricted Subsidiaries.

     When the Asset Sale Offer Amount (as defined below) exceeds $25,000,000, each holder of the Notes will have the right to require the Company to apply the total amount of such Asset Sale Offer Amount to purchase the Notes tendered pursuant to an offer by the Company to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to (but not including) the date of purchase, in accordance with the procedures set forth in the Indenture. The Company will make such an offer in the form, and requiring the information, specified in the Indenture to the holders of the Notes (and to beneficial owners as required by applicable law, including the Exchange Act and the rules and regulations thereof) within 30 days following the date that the aggregate Asset Sale Offer Amount exceeds $25,000,000 (provided that the Company may in its discretion make such an offer before such $25,000,000 threshold is met). The procedures pursuant to which the Company will purchase the Notes, if a holder so elects, are substantially the same as those described above under " -- Change of Control," provided that, if the Asset Sale Offer Amount is insufficient to fund an offer to purchase all of the outstanding Notes tendered into such Offer, such offer may be an offer to purchase Notes on a pro rata basis. In no event will any Net Cash Proceeds that are subjected to an offer to purchase Notes be required to be subjected to more than one offer to purchase Notes.

     For purposes of the foregoing requirement, "Asset Sale Offer Amount" means the sum of the amount of Net Cash Proceeds from each Asset Sale by the Company and its Restricted Subsidiaries (excluding the amount of Net Cash Proceeds that has been subjected to a prior offer to purchase Notes in accordance with the foregoing requirement) that, on the 360th day following consummation of such Asset Sale (or the 540th day following the consummation of an Asset Sale to the extent that such Asset Sale is by MGI and/or any Subsidiary of MGI that is a Restricted Subsidiary (other than Pacific Lumber or any Subsidiary of Pacific Lumber that is a Restricted Subsidiary) and is governed by the terms of the MGI Indenture (an "MGI Asset Sale") or the 590th day following the consummation of an Asset Sale to the extent that such Asset Sale is by Pacific Lumber and/or any Subsidiary of Pacific Lumber that is a Restricted Subsidiary, other than Scotia Pacific so long as any Timber Notes are outstanding, and is governed by the terms of the Pacific Lumber Indenture (a "PL Asset Sale")), the Company and/or its Restricted Subsidiaries have not either: (i) reinvested, or entered into binding obligations (subject to customary closing and termination provisions) to reinvest, in additional assets to be used in one or more lines of business (including capital expenditures) in

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

which the Company and its Restricted Subsidiaries are engaged as of the Issue Date (or reasonably related extensions of such lines); or (ii) applied to make repayments or purchases of the Notes, the MGI Notes or the Pacific Lumber Senior Notes (or Indebtedness ranking pari passu in right and priority of payment with the Notes, the MGI Notes or the Pacific Lumber Senior Notes); provided that (x) Net Cash Proceeds of any MGI Asset Sale, to the extent not applied pursuant to the provisions described in clauses (i) and (ii) above, shall be included in the Asset Sale Offer Amount only to the extent permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the MGI Indenture (as in effect on the date of the Indenture) and applicable law on the earlier of (A) the 450th day following the consummation of such MGI Asset Sale and (B) the consummation of any offer to purchase MGI Notes which MGI is required to make with such Net Cash Proceeds pursuant to the MGI Indenture, (y) Net Cash Proceeds of any PL Asset Sale, to the extent not applied pursuant to the provisions described in clauses (i) and (ii) above, shall be included in the Asset Sale Offer Amount only to the extent (A) permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the Pacific Lumber Indenture and applicable law on the earlier of (1) the 450th day following the consummation of such PL Asset Sale and (2) the consummation of any offer to purchase Pacific Lumber Senior Notes which Pacific Lumber is required to make with such Net Cash Proceeds pursuant to the Pacific Lumber Indenture and (B) permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the MGI Indenture (as in effect on the date of the Indenture) and applicable law on the earlier of (1) the 590th day following the consummation of such PL Asset Sale and (2) the consummation of any offer to purchase MGI Notes which MGI is required to make with such Net Cash Proceeds pursuant to the MGI Indenture, and (z) Net Cash Proceeds of any Primary Share Sale by MGI, to the extent not applied pursuant to the provisions described in clauses (i) and (ii) above, shall be included in the Asset Sale Offer Amount only to the extent permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the MGI Indenture (as in effect on the date of the Indenture) on the 270th day following the consummation of such Primary Share Sale.

     The foregoing will not apply to (i) a consolidation or merger of the Company or a transfer, conveyance, sale or lease of all or substantially all of the Company's assets, provided that any such transaction complies with the terms contained in the covenant described below under " -- Successor Company," or (ii) any transaction permitted by the covenant described above under " -- Limitation on Restricted Payments."

     Primary Share Sales generally will constitute Asset Sales, except for (i) Primary Share Sales effected by Kaiser and (ii) Primary Share Sales by MGI to the extent Net Proceeds thereof are distributed on the Pledged MGI Shares. Any Net Proceeds of a Primary Share Sale that are distributed on any Pledged Shares will be used to fund an offer to purchase Notes or optional redemption of Notes in accordance with the provisions described above under " -- Security -- Offers to Purchase Notes with Certain Proceeds of Collateral" and under " -- Security -- Release of Trust Moneys to Fund Optional Redemptions."

     The Company will comply with all applicable tender offer rules (including, without limitation, Sections 13(e) and 14(e) of the Exchange Act and the Rules and Regulations promulgated pursuant thereto) if a purchase option is triggered under the circumstances described herein.

  Limitation on Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries, Salmon Creek (or any successor to Salmon Creek or any transferee of substantially all of the assets of Salmon Creek so long as such successor or transferee is a Subsidiary of the Company) or any Unrestricted Subsidiary to which the Company or any of its Restricted Subsidiaries makes a contribution of non-cash proceeds received in respect of a Salmon Creek Distribution pursuant to the provision described in the last paragraph under "Limitation on Restricted Payments" (each, a "Company Party") to, enter into any transaction or transactions with any Affiliate of the Company, unless: (i) the terms thereof are not less favorable to the Company Party than those that could reasonably be obtained in a comparable transaction at such time with a person who is not an Affiliate of the Company; (ii) such transaction shall have been approved as meeting such standard, in good faith, by a majority of the members of the Board of Directors; and (iii) with respect to any transaction or series of related transactions involving payments and consideration in excess of $10,000,000, the Company shall have obtained and made available to the Trustee an opinion of a nationally recognized

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

investment banking firm stating that the terms of such transaction or series of transactions are fair from a financial point of view to the Company Party. The Company will deliver to the Trustee, within 60 days after the end of each fiscal quarter of the Company, an Officers' Certificate which will briefly describe and specify the aggregate dollar amount of transactions (other than the transactions set forth in the next paragraph, except in clause (vii) thereof) with Affiliates of the Company occurring during such fiscal quarter.

     The provisions contained in the foregoing paragraph do not apply to: (i) any transactions permitted by the provisions described above in the first paragraph, or in clauses (i), (v), (vi) and (vii) of the third paragraph, under " -- Limitation on Restricted Payments"; (ii) the execution and delivery of, performance of, and the making of any payments required by, the Tax Sharing Agreements; (iii) the execution and delivery of, performance of, and the making of any payments required by, the Bering Agreement; (iv) the making of payments to MAXXAM for reimbursement for actual services provided thereby to the Company and its Subsidiaries based on actual costs and an allocable share of overhead expenses consistent with prior practices; (v) compensation, indemnification and other benefits paid or made available to officers, directors and employees of any Company Party for services rendered in such person's capacity as an officer, director, or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance); (vi) execution and delivery of, the performance of, and the making of any payments required by, the MXM Guaranty; (vii) the execution, delivery and performance of, and the making of any payments or the taking of any action required or contemplated by, any agreements initially entered into by a Company Party with one or more Affiliates, in which MAXXAM (and no other Affiliate) has an equity interest of 30% or less (each, a "Headwaters Joint Venture") relating to the ownership, holding, development or disposition of any non-cash or non-Cash Equivalent property (whether an individual property or a group of properties) received by Pacific Lumber or any of its Subsidiaries as a Salmon Creek Distribution in connection with or relating to the transactions referred to in or contemplated by the information set forth above under the caption "Business of the Company -- Headwaters Agreement" (each, an "Initial Salmon Creek Agreement") provided that each Initial Salmon Creek Agreement satisfies the provisions described above in the foregoing paragraph and that each subsequent agreement entered into by a Company Party and any transaction between any Headwaters Joint Venture and any Affiliate subsequent to the execution of an Initial Salmon Creek Agreement that relate to the subject matter of such Initial Salmon Creek Agreement satisfies the provisions of clauses (i) and (ii) described above in the foregoing paragraph; provided, further, that (a) each such subsequent agreement involving payments and other consideration paid to or received by any Company Party, or involving payments and other consideration paid to or received from any Headwaters Joint Venture by any Affiliate, in excess of $10.0 million shall satisfy the requirements of the first paragraph of this " -- Limitation on Transactions with Affiliates" covenant, and (b) any material amendment of any Initial Salmon Creek Agreement or any such subsequent agreement shall be on terms (considered as a whole) no less favorable to any Company Party, relative to MAXXAM, than the terms of such Initial Salmon Creek Agreement; (viii) the execution, delivery and performance of any agreements granting any Lien permitted by the provision described in clause (xv) under " -- Limitation on Liens" or any amendment to any such agreement, to the extent that such agreement or amendment thereto does not create or evidence Indebtedness of the Company or any Restricted Subsidiary of the Company; and
(ix) the making of the loan evidenced by the Intercompany Note and any amendment to the Intercompany Note to the extent such amendment does not materially adversely affect the Company's ability to pay its obligations on the Notes; in the case of clauses (iii) and (iv) of this paragraph, to the extent the aggregate amount of payments pursuant to such clauses does not exceed $5.0 million in any calendar year, which amount shall be adjusted for each calendar year, commencing with the calendar year beginning January 1, 1996 (each, an "Adjustment Period"), by multiplying such amount by a fraction, the numerator of which shall be the then most recent Producer Price Index (Lumber and Wood Products Commodity Groups) (Standard Industrial Classification No. 2400), as published by the United States Department of Labor, Bureau of Labor Statistics (the "PPI Index"), in effect on the first day of such Adjustment Period, and the denominator of which shall be the most recent PPI Index published as of January 1, 1993.

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

  Limitation on Liens

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will incur, assume, suffer to exist, create or otherwise cause to be effective Liens upon any of their respective assets to secure Indebtedness except: (i) Liens existing on the Issue Date; (ii) Liens securing all or any Indebtedness outstanding under the Credit Agreement; (iii) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (iv) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (v) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto, which do not in the aggregate have a material adverse effect on the operation of the business of the Company or its Restricted Subsidiaries taken as a whole; (vi) Liens for ad valorem, income or property taxes or assessments and similar charges either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company has set aside on its books reserves to the extent required by GAAP; (vii) Liens in respect of purchase money Indebtedness incurred to acquire assets or Stock provided that such Liens are limited to the assets or Stock acquired with the proceeds of such Indebtedness (and the proceeds of such assets or Stock); (viii) Liens securing Indebtedness permitted by the covenant described above under "-- Limitation on Indebtedness" which refinances secured Indebtedness, so long as such Liens are limited to the collateral which secures the Indebtedness being refinanced and the proceeds of such collateral; (ix) Liens on any assets or the Stock of any Subsidiary of the Company which assets or Stock are acquired by the Company or a Restricted Subsidiary subsequent to the date of the Indenture and which Liens were in existence on or prior to the acquisition of such assets or Stock of such Subsidiary (to the extent that such Liens were not created in contemplation of such acquisition); provided that such Liens are limited to the assets so acquired or the Stock of such acquired Subsidiary (or the entity organized to effect such acquisition) and the proceeds thereof; (x) Liens securing Indebtedness permitted by the provisions described above in clauses (vi), (viii), (ix) or (xii) of the second paragraph under "-- Limitation on Indebtedness"; provided, in each such case, that such Liens are limited to the assets financed with the proceeds of the Indebtedness incurred pursuant to such provisions (and the proceeds of such assets); (xi) Liens securing Indebtedness under any Interest Rate Protection Agreement permitted by the provisions described above in clause (vii) of the second paragraph under "-- Limitation on Indebtedness," provided that such Liens are limited to the collateral which secures the Indebtedness to which such Interest Rate Protection Agreement relates; (xii) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings or in connection with compliance with environmental laws or regulations; (xiii) Liens granted pursuant to the Timber Notes, the Timber Note Indenture or the Deed of Trust, in connection with the Timber Notes or in connection with any of the Scotia Pacific Agreements, or in connection with any other agreement entered into in connection with the Timber Notes; (xiv) other Liens securing Indebtedness not exceeding $25,000,000 in aggregate principal amount; (xv) Liens on assets referred to in the provision described in clause (vi) of the third paragraph under "-- Limitation on Restricted Payments" and on the proceeds of such assets; and
(xvi) Liens in favor of the Trustee pursuant to the Indenture, Liens in favor of the trustee under and pursuant to the MGI Indenture and Liens in favor of the trustee under and pursuant to the Pacific Lumber Indenture.

  Amendment of Scotia Pacific Agreements or Intercompany Note

     The Indenture provides that the Company will not permit Scotia Pacific to agree to amend the Timber Note Indenture, the Deed of Trust, or any of the Scotia Pacific Agreements, unless such amendment (i) is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of Scotia Pacific for the benefit of the Company or the Holders or to surrender any right or power conferred in the Master Purchase Agreement on Scotia Pacific, or (ii) does not materially adversely affect the ability of the Company to pay principal or interest on the Notes when due. The Indenture also provides that the Company will not agree to any amendment or modification of the Intercompany Note unless such amendment (i) is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of MAXXAM for the benefit of the

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

Company or the Holders or (ii) does not materially adversely affect the ability of the Company to pay principal or interest on the Notes when due.

  Limitation on Liens on Pledged Shares

     Except for certain tax Liens, Liens arising by operation of law and judgment Liens, the Company may not permit to exist, will defend the Pledged Shares and the Intercompany Note against, and will take such action as is necessary to remove, any Lien or claim on or in respect of any Pledged Shares and/or the InterCompany Note.

  Declaration and Payment of Dividends by MGI

     MGI shall, to the extent that there exists any consensual restriction or encumbrance on its ability to pay dividends or make any other distributions on its Capital Stock ("Dividend Encumbrances"), declare and pay dividends to its stockholders to the maximum extent permitted by the instruments or other agreements containing such Dividend Encumbrances, unless the Board of Directors of MGI determines in good faith (whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee) that the declaration or payment of such dividend would be detrimental to the capital and other operating needs of MGI.

SUCCESSOR COMPANY

     The Indenture provides that, except as permitted by the provisions described above under "-- Security -- Merger by MGI," the Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any person or group of related persons in a single transaction or series of related transactions, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis to any person other than the Company, unless (except as permitted by the provisions contained in Article 10 of the Indenture): (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such entity expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture (in which event the Company (except in the event of a lease of all or substantially all of the Company's assets) shall be relieved of its obligations under the Indenture and the Notes) and such entity and/or each other person that, upon consummation of such transaction or transactions, obtains ownership of any portion of the Collateral (to the extent such Collateral is not released from the Lien of the Indenture in accordance with the terms thereof) grants a security interest in such Collateral (of like tenor to the security interest theretofore granted on the Issue Date with respect to such Collateral) and expressly assumes, by supplemental indenture to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company with respect to such Collateral set forth in
Article 10 of the Indenture; (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing, (iii) except in the case of a merger, or a transfer of all or substantially all assets, of a Restricted Subsidiary into or to the Company or into or to another Restricted Subsidiary, immediately after giving effect to such transaction, the Consolidated Cash Flow Coverage Ratio of the Company or the surviving entity would exceed 2.0 to 1.0, (iv) the Company shall have delivered to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that such consolidation, merger or transfer, conveyance or lease (other than the calculation of the Consolidated Cash Flow Coverage Ratio as to which counsel need not opine) and such supplemental indenture comply with the Indenture; and
(v) the Lien of the Indenture on the Collateral in favor of the Trustee for the benefit of Holders of the Notes has not been materially impaired in contravention of the provisions of the Indenture as a result of such transaction or transactions, provided that MGI may merge or consolidate with or transfer substantially all of its assets to a Restricted Subsidiary of the Company pursuant to a transaction in compliance with the provisions described above under "-- Security -- Merger by MGI." Each person that becomes a pledgor with respect to any Collateral upon consummation of such transaction or

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

transactions will succeed to, and may exercise every right and power of, the Company with respect to such Collateral prior to such consummation with the same effect as if such person had originally been a pledgor with respect to such Collateral under the Indenture and each person who ceases to be such a pledgor upon such consummation will be relieved of its obligations as a pledgor under the Indenture. Although there is no single established meaning of the phrase "all or substantially all of the assets" under the law governing the Indenture and the amount of assets that will constitute "all or substantially all" of the assets of the Company and its Restricted Subsidiaries on a consolidated basis is not readily quantifiable, a determination as to whether such a sale, lease, conveyance or other disposition has occurred will depend on the percentage of operating and total assets transferred, among other measurements, and other facts and circumstances of the transaction. Based upon the foregoing factors, it is possible that a sale, lease, conveyance or other disposition of a significant amount of assets by the Company would not be deemed to constitute a sale, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and, subject to the limitations on a Holder's rights to institute suit with respect to the Indenture (as described under "Events of Default; Notice and Waiver"), a Holder could institute an action to dispute the Company's determination in any particular transaction.

EVENTS OF DEFAULT; NOTICE AND WAIVER

     The Indenture provides that if an Event of Default occurs and is continuing, the Trustee, or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding may declare the principal amount of and accrued interest on all the Notes to be due and payable. In the case of certain events of bankruptcy or insolvency the principal of and interest on all the Notes then outstanding will automatically become and be immediately due and payable. Under certain circumstances specified in the Indenture, the holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may rescind an acceleration and its consequences.

     An "Event of Default" under the Indenture includes: (i) failure of the Company to pay interest for a period of 30 days or principal when due on any of the Notes; (ii) the failure of the Company to perform any other covenant or agreement contained in the Indenture for 60 days after notice (other than a covenant or agreement on the part of the Company, a default in whose performance or breach is specifically addressed elsewhere in the "Event of Default" provisions); (iii) a payment default at final maturity or acceleration of payment of any indebtedness of the Company, or any Restricted Subsidiary thereof, in an aggregate principal amount exceeding $10,000,000; (iv) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; and (v) a final judgment or order for the payment of money aggregating in excess of $10,000,000 (to the extent not covered by insurance) being rendered against the Company or any Restricted Subsidiary and not discharged within 60 days after such judgment or order becomes final and non-appealable.

     A holder of the Notes may not pursue any remedy with respect to the Indenture or the Notes unless: (1) the holders of at least 25% of the aggregate principal amount of the Notes then outstanding give to the Trustee written notice stating that an Event of Default is continuing; (2) the holders of at least 25% of the aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy; (3) such holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in complying with such request; (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of security or indemnity and such Event of Default has not been cured or waived; and (5) the holders of a majority of the aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period. A holder of the Notes may not use the Indenture to prejudice the rights of another holder of the Notes or to obtain a preference or priority over another holder of the Notes.

     Where any event occurs which, with the giving of notice and the lapse of time, would become an Event of Default under clauses (iii) or (v) above, the Company is required under the Indenture to deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate regarding that event. Such notice must specify the status of such event and what action the Company is taking or proposes to take with respect thereto. The Indenture further provides that the Company must deliver an Officers' Certificate within

120 days after the end of each fiscal year stating whether the signers know of any Default that occurred during such period and, if so, describing the Default and its status.

REPORTS TO HOLDERS OF THE NOTES

     MAXXAM is, and the Company is not, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act. Whether or not the Company and MAXXAM are subject to such requirements, each of the Company and MAXXAM shall file with the Commission (unless the Commission will not accept the same for filing) and the Trustee, within fifteen days after it is or would have been required to file the same with the Commission, copies of such annual reports and such information, documents and other reports as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. In addition, the Company and MAXXAM have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture and the Notes may be amended, supplemented or otherwise modified with the consent of the holders of at least a majority (or, in the case of an amendment, supplement or other modification of the provisions of Article 10 of the Indenture, which relates to the Collateral, at least 66 2/3%) of the aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment, supplement, other modification or waiver may, among other things: reduce the amount of Notes whose holders must consent to an amendment, supplement, other modification or waiver; reduce the rate of or extend the stated maturity of any payment of interest on any Note; reduce the principal amount (at maturity or any other time) of or extend the Stated Maturity of any payment of principal of any Note, including upon redemption, or payment of the Asset Sale Purchase Price or Change of Control Purchase Price; reduce the premium payable upon the redemption of any Note, including upon redemption, or payment of the Asset Sale Purchase Price or Change of Control Purchase Price; or make any Note payable in money other than that stated in the Note. The right of any Holder to receive payment of principal and interest in the Notes held by such Holder on or after the respective due dates expressed therein, or to bring suit for enforcement of any such payment on or after such respective due dates, may not be impaired or affected without such Holder's consent; provided that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien on the Collateral created by the Indenture. Without the consent of any holder of the Notes, the Company and the Trustee may amend, supplement or otherwise modify the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company or MAXXAM thereunder, to comply with certain provisions of Article 10 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company under the Indenture, to comply with the Trust Indenture Act or to make any change that does not adversely affect the rights of any holder of the Notes.

DISCHARGE OF THE INDENTURE

     The Indenture permits the Company to terminate the majority of its obligations under the Indenture, other than the obligation to pay interest on and the principal of the Notes and certain other obligations, at any time, if
(i) it irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Notes to maturity or redemption, as the case may be, and (ii) it complies with certain other conditions, including delivery to the Trustee of an opinion of counsel relating to certain events of bankruptcy, and an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such right and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case otherwise, provided that the Company will not be required to deliver to the Trustee such an Opinion of Counsel upon the exercise of this option within one year of either the Stated Maturity or a date fixed for redemption of the Notes.

     In addition, the Indenture permits the Company to terminate the majority of its obligations under the Indenture (including its obligations to pay interest on and the principal of the Notes), at any time, if all of the Notes have been delivered to the Trustee for cancellation or if (i) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption and
(ii) the Company has irrevocably deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the stated maturity or redemption. In such case, holders of the Notes must look to the deposited money for payment.

CONCERNING THE TRUSTEE

     First Bank National Association is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

TAX TREATMENT BY COMPANY

     The Company will treat the Notes as debt for federal income tax purposes.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be represented by a single, permanent global Note, in definitive, fully registered form without interest coupons (the "Global New Note") and will be deposited with the Trustee as custodian for DTC and registered in the name of Cede, or such other nominee as DTC may designate. The Global New Note (and any New Note issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear the respective legends regarding such restrictions set forth under the heading "Notice to Investors."

     New Notes that are (i) originally issued to or transferred to institutional "accredited investors" who are not "qualified institutional buyers" (as such terms are defined under "Notice to Investors"), (ii) except as described below, purchased by or transferred to Persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) held by qualified institutional buyers who elect to take physical delivery of their Notes (and which are then unable to trade through DTC) (collectively, the "Non-Global Purchasers") will be issued in the form of registered definitive certificates (the "Certificated New Notes"). Upon the transfer to a qualified institutional buyer of Certificated New Notes initially issued to a Non-Global Purchaser, such Certificated New Notes may, unless the Global New Note has previously been exchanged for Certificated New Notes, be exchanged for an interest in the Global New Note representing the principal amount of New Notes being transferred. Certificated New Notes will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear the respective legends regarding such restrictions set forth under the heading "Notice to Investors."

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Upon the issuance of the Global New Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global New Note to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global New Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global New Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC or its nominee is the registered owner or holder of the Global New Note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Note represented by such Global New Note for all purposes under the Indenture and such New Note. No beneficial owners of an interest in the Global New Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest on the Global New Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, MAXXAM, the Trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Note or for maintaining, supervising or reviewing any records of such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect to the Global New Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global New Note, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global New Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in accordance with DTC rules. If an owner of New Notes requires physical delivery of Certificated New Notes for any reason, including to sell New Notes to persons in states that require such delivery of such New Notes or to pledge such New Notes, such owner must transfer its interest in the Global New Note, in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

     None of the Company, MAXXAM or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Subject to certain conditions, any person having a beneficial interest in the Global New Note may, upon request to the Trustee, exchange such beneficial interest for Certificated New Notes. Upon any such issuance, the Trustee is required to register such Certificated New Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated New Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if DTC is at any time unwilling or unable to continue as a depositary for the Global New Note and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated New Notes in exchange for the Global New Note, which, in the case of New Notes issued in exchange for the Global New Notes will bear the legend referred to under the heading "Notice to Investors."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the material anticipated federal income tax consequences expected to result to holders from the acquisition, ownership and disposition of the New Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative pronouncements, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested by the Company from the Internal Revenue Service (the "Service") on any matters relating to the New Notes, and there can be no assurance that the Service will have a similar view with respect to the tax consequences described below.

     The following discussion is for general information only. The tax treatment of a holder of the New Notes may vary depending upon such holder's particular situation. The discussion only addresses the tax consequences to holders who acquire the New Notes pursuant to the Exchange Offer and who hold the New Notes as capital assets and does not deal with special classes of holders, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign corporations and persons who are not citizens or residents of the United States, that may be subject to special rules not discussed below. EACH HOLDER OF OLD NOTES SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

THE EXCHANGE OFFER

     The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer should not be taxable to a holder thereof for federal income tax purposes. An exchanging holder's tax basis in the New Notes should be equal to his adjusted tax basis in the Old Notes, and the holding period of the New Notes should include the holding period of the Old Notes.

ORIGINAL ISSUE DISCOUNT AND STATED INTEREST

     The Old Notes were issued and the New Notes will be issued without original issue discount. Stated interest on the Old Notes and New Notes will be taxable to a holder as ordinary interest income at the time it is accrued or paid in accordance with such holder's method of accounting for tax purposes.

BOND PREMIUM ON THE NEW NOTES

     If a holder of a New Note purchased the Old Notes for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the Old Notes, the holder may deduct such excess as amortizable bond premium over the aggregate terms of the Old Notes and the New Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula. The deduction is available only if an election is made by the purchaser or is in effect. This election is revocable only with the consent of the Service. The election applies to all obligations owned or subsequently acquired by the holder. The holder's adjusted tax basis in the Old Notes and the New Notes will be reduced to the extent of the deduction of amortizable bond premium. Except as may otherwise be provided in future regulations, under the Code the amortizable bond premium is treated as an offset to interest income on the Old Notes and the New Notes rather than as a separate deduction item.

MARKET DISCOUNT ON THE NEW NOTES

     Tax consequences of a disposition of the New Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a holder acquired the Old Notes (other than in an original issue) at a market discount which equals or exceeds 1/4 of 1% of the stated redemption price of the Old Notes at maturity multiplied by the number of remaining complete years to maturity and thereafter recognizes gain upon a disposition (or makes a gift) of the New Notes, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount which accrued while the Old Notes or New Notes were held by such holder will be treated as ordinary income at the time of the disposition (or gift). For these purposes, market discount means the excess (if any) of the stated redemption price at maturity over the basis of such Old Notes or New Notes immediately after their acquisition by the holder. A holder of the New Notes may elect to include any market discount (whether accrued under the Old Notes or the New Notes) in income currently rather than upon disposition of the New Notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

     A holder of any New Note who acquired the Old Note at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Old Note or New Note until the market discount is recognized upon a subsequent disposition of such New Note. Such a deferral is not required, however, if the holder elects to include accrued market discount in income currently.

REDEMPTION OR SALE OF THE NEW NOTES

     Generally, any redemption or sale of the New Notes by a holder should result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of property received (except to the extent that such cash or property received is attributable to accrued, but previously untaxed, interest) and the holder's tax basis in the New Notes. The tax basis of a holder of the New Notes should generally be equal to the price paid for the Old Notes exchanged therefor, plus any accrued market discount on the New Notes (and the Old Notes exchanged therefor) included in the holder's income prior to sale or redemption of the New Notes, or reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the New Notes. Such gain or loss generally would be long-term capital gain or loss if the holding period exceeded one year, except to the extent it constitutes accrued market discount.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A 31% "backup" withholding tax and information reporting requirements apply to certain payments of interest and original issue discount on an obligation, and to proceeds of the sale of an obligation before maturity, to certain non-corporate holders. The Company, and/or any paying and/or collection agent, including a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the holder furnishes its taxpayer identification number (i.e., social security number in the case of an individual) in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies (with respect to payments of interest) as to no loss of exemption from backup withholding and meets certain other conditions. Backup withholding, however, in any event, generally does not apply to payments to certain "exempt recipients" such as corporations.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE OLD NOTES SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market making or other trading activities (other than Old Notes acquired directly from the Company), may exchange Old Notes for New Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such sale. The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale of New Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. In addition, if any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14,
1993), and similar no-action or interpretive letters issued to third parties, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify Eligible Holders (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents filed with the Commission under the Exchange Act:

     All documents and reports subsequently filed by the Company or the Guarantor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the transactions to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: MAXXAM Group Holdings Inc., 5847 San Felipe, Suite 2600, Houston, Texas 77057, Attention: General Counsel.

                                 LEGAL MATTERS

     The validity of the New Notes and the Guaranty will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, New York, New York.

                                    EXPERTS

     The audited financial statements and schedule included or incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
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
                         AUDITED FINANCIAL STATEMENTS OF THE COMPANY
MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARY COMPANIES
  Report of Independent Public Accountants...........................................     F-3
  Consolidated Balance Sheet at December 31, 1995 and 1994...........................     F-4
  Consolidated Statement of Operations for the Years Ended December 31, 1995,
     1994 and 1993...................................................................     F-5
  Consolidated Statement of Cash Flows for the Years Ended December 31, 1995,
     1994 and 1993...................................................................     F-6
  Consolidated Statement of Stockholder's Equity (Deficit) for the Years Ended
     December 31, 1995, 1994 and 1993................................................     F-7
  Notes to Consolidated Financial Statements.........................................     F-8

                  UNAUDITED QUARTERLY FINANCIAL INFORMATION OF THE COMPANY
MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARY COMPANIES
  Consolidated Balance Sheet at September 30, 1996...................................    F-29
  Consolidated Statement of Operations for the Nine Months Ended September 30, 1996
     and 1995........................................................................    F-30
  Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1996
     and 1995........................................................................    F-31
  Condensed Notes to Consolidated Financial Statements...............................    F-32
  Unaudited Summary Quarterly Financial Data.........................................    F-38

                           AUDITED FINANCIAL STATEMENTS OF MAXXAM
MAXXAM INC. AND SUBSIDIARY COMPANIES
  Report of Independent Public Accountants...........................................    F-39
  Consolidated Balance Sheet at December 31, 1995 and 1994...........................    F-40
  Consolidated Statement of Operations for the Years Ended December 31,
     1995, 1994 and 1993.............................................................    F-41
  Consolidated Statement of Cash Flows for the Years Ended December 31, 1995,
     1994 and 1993...................................................................    F-42
  Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended
     December 31, 1995, 1994 and 1993................................................    F-43
  Notes to Consolidated Financial Statements.........................................    F-44

                     UNAUDITED QUARTERLY FINANCIAL INFORMATION OF MAXXAM
MAXXAM INC. AND SUBSIDIARY COMPANIES
  Consolidated Balance Sheet at September 30, 1996...................................    F-78
  Consolidated Statement of Operations for the Nine Months Ended September 30, 1996
     and 1995........................................................................    F-79
  Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1996
     and 1995........................................................................    F-80
  Condensed Notes to Consolidated Financial Statements...............................    F-81
  Unaudited Summary Quarterly Financial Data.........................................    F-88

                          CONDENSED FINANCIAL INFORMATION OF MAXXAM
MAXXAM INC. -- Parent Only (Unconsolidated)
  Audited Information:
     Report of Independent Public Accountants........................................    F-89
     Balance Sheet at December 31, 1995 and 1994.....................................    F-90
     Statement of Operations for the Years Ended December 31, 1995, 1994 and 1993....    F-91
     Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993....    F-92
     Notes to Financial Statements...................................................    F-93

                                                                                        PAGE
                                                                                       ------
  Unaudited Information:
     Balance Sheet at September 30, 1996.............................................    F-94
     Statement of Operations for the Nine Months Ended September 30, 1996 and 1995...    F-95
     Statement of Cash Flows for the Nine Months Ended September 30, 1996 and 1995...    F-96
     Notes to Unaudited Financial Statements.........................................    F-97

                           AUDITED FINANCIAL STATEMENTS OF KAISER
KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
  Report of Independent Public Accountants...........................................    F-98
  Consolidated Balance Sheets at December 31, 1995 and 1994..........................    F-99
  Statement of Consolidated Income (Loss) for the Years Ended December 31, 1995, 1994
     and 1993........................................................................   F-100
  Statement of Consolidated Cash Flows for the Years Ended December 31, 1995,
     1994 and 1993...................................................................   F-101
  Notes to Consolidated Financial Statements.........................................   F-102

                     UNAUDITED QUARTERLY FINANCIAL INFORMATION OF KAISER
KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
  Consolidated Balance Sheets at September 30, 1996..................................   F-126
  Statement of Consolidated Income for the Nine Months Ended September 30, 1996 and
     1995............................................................................   F-127
  Statement of Consolidated Cash Flows for the Nine Months Ended September 30, 1996
     and 1995........................................................................   F-128
  Notes to Interim Consolidated Financial Statements.................................   F-129
  Unaudited Summary Quarterly Financial Data.........................................   F-134

                      AUDITED FINANCIAL STATEMENTS OF MGI
MAXXAM GROUP INC. AND SUBSIDIARY COMPANIES
  Report of Independent Public Accountants...........................................   F-135
  Consolidated Balance Sheet at December 31, 1995 and 1994...........................   F-136
  Consolidated Statement of Operations for the Years Ended December 31, 1995, 1994
     and 1993........................................................................   F-137
  Consolidated Statement of Cash Flows for the Years Ended December 31, 1995, 1994
     and 1993........................................................................   F-138
  Consolidated Statement of Stockholder's Equity (Deficit) for the Years Ended
     December 31, 1995, 1994 and 1993................................................   F-139
  Notes to Consolidated Financial Statements.........................................   F-140

                UNAUDITED QUARTERLY FINANCIAL INFORMATION OF MGI
MAXXAM GROUP INC. AND SUBSIDIARY COMPANIES
  Consolidated Balance Sheet at September 30, 1996...................................   F-156
  Consolidated Statement of Operations for the Nine Months Ended September 30, 1996
     and 1995........................................................................   F-157
  Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1996
     and 1995........................................................................   F-158
  Condensed Notes to Consolidated Financial Statements...............................   F-159
  Unaudited Summary Quarterly Financial Data.........................................   F-163

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder and Board of Directors of MAXXAM Group Holdings Inc.:

     We have audited the accompanying consolidated balance sheets of MAXXAM Group Holdings Inc. (a Delaware corporation and a wholly owned subsidiary of MAXXAM Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows and stockholder's equity (deficit) for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MAXXAM Group Holdings Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As explained in Notes 7 and 8 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

                                            ARTHUR ANDERSEN LLP

San Francisco, California
December 23, 1996

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
                                            ASSETS
Current assets:
  Cash and cash equivalents..........................................  $  48,396     $  48,575
  Marketable securities..............................................     36,568        19,514
  Receivables:
     Trade...........................................................     20,576        23,170
     Other...........................................................      1,624         7,435
  Inventories........................................................     81,181        73,375
  Prepaid expenses and other current assets..........................      7,101         3,717
                                                                       ---------     ---------
          Total current assets.......................................    195,446       175,786
Timber and timberlands, net of depletion of $139,554 and $123,942 at
  December 31, 1995 and 1994, respectively...........................    312,983       325,223
Property, plant and equipment, net...................................    101,033       104,206
Deferred financing costs, net........................................     27,288        30,096
Deferred income taxes................................................     67,208        70,631
Restricted cash......................................................     31,367        32,402
Other assets.........................................................      5,542         6,122
                                                                       ---------     ---------
                                                                       $ 740,867     $ 744,466
                                                                       =========     =========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................................................  $   4,166     $   3,703
  Accrued interest...................................................     25,354        25,765
  Accrued compensation and related benefits..........................      9,611        10,622
  Deferred income taxes..............................................     11,489        14,231
  Other accrued liabilities..........................................      4,435         3,266
  Long-term debt, current maturities.................................     14,195        13,670
                                                                       ---------     ---------
          Total current liabilities..................................     69,250        71,257
Long-term debt, less current maturities..............................    764,310       768,786
Other noncurrent liabilities.........................................     33,813        30,365
                                                                       ---------     ---------
          Total liabilities..........................................    867,373       870,408
                                                                       ---------     ---------
Contingencies
Stockholder's deficit:
  Common stock, $1.00 par value; 3,000 shares authorized;
     1,000 shares issued.............................................          1             1
  Additional capital.................................................     89,767        89,767
  Accumulated deficit................................................   (216,274)     (215,710)
                                                                       ---------     ---------
          Total stockholder's deficit................................   (126,506)     (125,942)
                                                                       ---------     ---------
                                                                       $ 740,867     $ 744,466
                                                                       =========     =========

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1995         1994         1993
                                                            --------     --------     ---------
                                                                 (IN THOUSANDS OF DOLLARS)
Net sales:
  Lumber and logs.........................................  $216,898     $227,430     $ 215,743
  Other...................................................    25,694       22,199        17,696
                                                            --------     --------      --------
                                                            242,592..     249,629       233,439
                                                            --------     --------      --------
Operating expenses:
  Cost of goods sold (exclusive of depletion and
     depreciation)........................................   127,124      129,598       134,563
  Selling, general and administrative expenses............    15,884       16,250        20,108
  Depletion and depreciation..............................    25,296       24,685        24,545
                                                            --------     --------      --------
                                                             168,304      170,533       179,216
                                                            --------     --------      --------
Operating income..........................................    74,288       79,096        54,223
Other income (expense):
  Investment, interest and other income...................     9,393       14,367         9,992
  Interest expense........................................   (77,824)     (77,383)      (81,870)
                                                            --------     --------      --------
Income (loss) from continuing operations before income
  taxes, extraordinary items and cumulative effect of
  changes in accounting principles........................     5,857       16,080       (17,655)
Credit (provision) in lieu of income taxes................    (1,621)       3,150         3,584
                                                            --------     --------      --------
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of changes in
  accounting principles...................................     4,236       19,230       (14,071)
Loss from net assets transferred to MAXXAM, net of
  minority interests and related income taxes.............        --           --      (272,016)
                                                            --------     --------      --------
Income (loss) before extraordinary items and cumulative
  effect of changes in accounting principles..............     4,236       19,230      (286,087)
Extraordinary items:
  Loss on litigation settlement, net of related credit in
     lieu of income taxes of $6,312.......................        --      (14,866)           --
  Loss on early extinguishment of debt, net of related
     credit in lieu of income taxes of $16,211............        --           --       (31,467)
Cumulative effect of changes in accounting principles:
  Cumulative effect of changes in accounting principles
     attributable to equity in loss of Kaiser.............        --           --      (240,954)
  Postretirement benefits other than pensions, net of
     related credit in lieu of income taxes of $1,566.....        --           --        (2,348)
  Accounting for income taxes.............................        --           --        22,818
                                                            --------     --------      --------
Net income (loss).........................................  $  4,236     $  4,364     $(538,038)
                                                            ========     ========      ========

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1995         1994         1993
                                                            --------     --------     ---------
                                                                 (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................................  $  4,236     $  4,364     $(538,038)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depletion and depreciation...........................    25,296       24,685        24,545
     Amortization of deferred financing costs and
       discounts on long-term debt........................    13,328       12,127         7,435
     Net (purchases) sales of marketable securities.......   (19,533)       5,321        12,389
     Net gains on marketable securities...................    (4,175)      (1,669)       (6,414)
     Loss from net assets transferred to MAXXAM, net......        --           --       272,016
     Extraordinary loss on early extinguishment of debt,
       net................................................        --           --        31,467
     Cumulative effect of changes in accounting
       principles, net....................................        --           --       220,484
     Decrease (increase) in inventories, net of
       depletion..........................................    (7,695)       3,634        (2,077)
     Increase in accounts payable.........................       463          832           471
     Decrease (increase) in receivables...................     5,778       (7,660)        7,558
     Decrease (increase) in prepaids and other assets.....    (3,384)        (528)          212
     Decrease (increase) in accrued and deferred income
       taxes..............................................     2,713       (3,349)       (4,095)
     Increase (decrease) in other liabilities.............     7,734       (2,283)         (185)
     Decrease in accrued interest.........................      (411)        (451)       (7,284)
     Other................................................     1,020          (86)          848
                                                            --------     --------      --------
          Net cash provided by operating activities.......    25,370       34,937        19,332
                                                            --------     --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment of note receivable from affiliate...............     2,500           --            --
  Net proceeds from sale of assets........................        18        1,149           256
  Capital expenditures....................................    (9,852)     (11,322)      (11,120)
  Increase in net assets transferred to MAXXAM............        --           --       (11,770)
                                                            --------     --------      --------
          Net cash used for investing activities..........    (7,334)     (10,173)      (22,634)
                                                            --------     --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemptions, repurchase of and principal payments on
     long-term debt.......................................   (14,300)     (13,237)     (716,551)
  Net borrowings (payments) under revolving credit
     agreements...........................................        --       (2,900)        2,900
  Incurrence of financing costs...........................      (150)        (213)      (34,738)
  Proceeds from issuance of long-term debt................        --           --       790,000
  Restricted cash deposits (withdrawals), net.............     1,035        1,160       (33,562)
  Dividends paid..........................................    (4,800)          --       (20,000)
                                                            --------     --------      --------
          Net cash used for financing activities..........   (18,215)     (15,190)      (11,951)
                                                            --------     --------      --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......      (179)       9,574       (15,253)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR............    48,575       39,001        54,254
                                                            --------     --------      --------
CASH AND CASH EQUIVALENTS AT END OF YEAR..................  $ 48,396     $ 48,575     $  39,001
                                                            ========     ========      ========
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Net margin borrowings (payments) for marketable
     securities...........................................  $ (6,648)    $  5,628     $   1,020
  Timber and timberlands acquired subject to loan from
     seller...............................................       615          910            --
  Net assets transferred to MAXXAM........................        --           --        30,531
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of capitalized interest..............  $ 64,907     $ 65,707     $  80,188
  Income taxes paid (refunded)............................    (5,190)       1,170            46
  Tax allocation payments to MAXXAM.......................        --          397         1,722

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                       COMMON                   RETAINED
                                                        STOCK      ADDITIONAL   EARNINGS
                                                     ($1.00 PAR)    CAPITAL     (DEFICIT)     TOTAL
                                                     -----------   ----------   ---------   ---------
                                                                (IN THOUSANDS OF DOLLARS)
Balance, January 1, 1993...........................      $ 1        $ 89,737    $ 368,495   $ 458,233
  Net loss.........................................       --              --     (538,038)   (538,038)
  Dividend.........................................       --              --      (20,000)    (20,000)
  Gain from issuance of Kaiser Aluminum Corporation
     common stock..................................       --              30           --          30
  Net assets transferred to MAXXAM.................       --              --      (30,531)    (30,531)
                                                         ---         -------    ---------   ---------
Balance, December 31, 1993.........................        1          89,767     (220,074)   (130,306)
  Net income.......................................       --              --        4,364       4,364
                                                         ---         -------    ---------   ---------
Balance, December 31, 1994.........................        1          89,767     (215,710)   (125,942)
  Net income.......................................       --              --        4,236       4,236
  Dividend.........................................       --              --       (4,800)     (4,800)
                                                         ---         -------    ---------   ---------
Balance, December 31, 1995.........................      $ 1        $ 89,767    $(216,274)  $(126,506)
                                                         ===         =======    =========   =========

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  FORMATION OF MGHI

     MAXXAM Group Holdings Inc. ("MGHI") was formed on November 4, 1996, to facilitate the offering of Senior Secured Notes. Subsequent to its formation, MGHI received, as a capital contribution, 100% of the capital stock of MAXXAM Inc.'s ("MAXXAM") wholly owned subsidiary MAXXAM Group Inc. ("MGI"). Further, concurrent with the consummation of the Private Offering of $130,000 aggregate principal amount of the Company's Senior Secured Notes due 2003 as described in
Note 6, MAXXAM transfered to the Company, as an additional capital contribution, 27,938,250 shares of Kaiser Aluminum Corporation ("Kaiser") common stock representing a 34.7% interest in Kaiser on a fully diluted basis. The contribution of MGI's capital stock has been accounted for as a reorganization of entities under common control, which requires MGHI to record the assets and liabilities of MGI at MAXXAM's historical cost. Accordingly, MGHI is the successor entity to MGI and as such, the accompanying consolidated financial statements of MGHI and its subsidiaries (together, the "Company") reflect both the historical operating results of MGI and MAXXAM's purchase accounting adjustments which principally relate to MGI's timber and depreciable assets. The purchase accounting adjustments arose from MAXXAM's acquisition of MGI in May 1988. The contribution of the Kaiser common stock has been reflected in the consolidated financial statements of the Company as if such contribution occurred as of the beginning of the earliest period presented, at MAXXAM's historical cost using the equity method of accounting. The Company conducts its business primarily through the operations of its subsidiaries, including MGI.

  FORMATION OF THE FOREST PRODUCTS GROUP

     Prior to the Forest Products Group Formation (as defined below), MGI operated in three industries: aluminum, through its majority owned subsidiary, Kaiser, a fully integrated aluminum producer, forest products, through The Pacific Lumber Company ("Pacific Lumber") and Britt Lumber Co., Inc. ("Britt"), each a wholly owned subsidiary; and real estate management and development, through the Palmas del Mar development located in Puerto Rico ("Palmas") which was owned by MGI's subsidiary, MAXXAM Properties Inc. ("MPI"). On August 4, 1993, contemporaneously with the consummation of the sale of the MGI Notes (as defined in Note 6), MGI (i) transferred to MAXXAM 50 million common shares of Kaiser held by a subsidiary of MGI, representing MGI's (and MAXXAM's) entire interest in Kaiser's common stock, (ii) transferred to MAXXAM 60,075 shares of MAXXAM common stock held by a subsidiary of MGI, (iii) transferred to MAXXAM certain notes receivable, long-term investments, and other assets, each net of related liabilities, collectively having a carrying value to MGI of approximately $1,100, and (iv) exchanged with MAXXAM 2,132,950 Depositary Shares, acquired from Kaiser on June 30, 1993 for $15,000, such exchange being in satisfaction of a $15,000 promissory note evidencing a cash loan made by MAXXAM to MGI in January 1993. On the same day, MAXXAM assumed approximately $17,500 of certain liabilities of MGI that were unrelated to MGI's forest products operations or were related to operations which have been disposed of by MGI. Additionally, on September 28, 1993, MGI transferred to MAXXAM its interest in Palmas. The foregoing transactions are collectively referred to as the "Forest Products Group Formation." MGI presented the loss from net assets transferred to MAXXAM pursuant to the Forest Products Group Formation (including certain allocated costs from MAXXAM for general and administrative expenses unrelated to MGI's forest products operations) in a manner similar to that which would have been presented if MGI had discontinued the operations relating to such net assets. See Note 2.

     As a result of the Forest Products Group Formation, MGI and therefore the Company is engaged in forest products operations conducted through its wholly owned subsidiaries, Pacific Lumber and Britt. Pacific Lumber is engaged in several principal aspects of the lumber industry, including the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber and the manufacture of lumber into a variety

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

of finished products. Britt manufactures redwood and cedar fencing and decking products from small diameter logs, a substantial portion of which is obtained from Pacific Lumber. Housing, construction and remodeling are the principal markets for the Company's lumber products. Export sales generally constitute less than 4% of forest product sales. A significant portion of forest product sales are made to third parties located west of the Mississippi river.

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of revenues and expenses recognized during each period presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the subsequent resolution of any one of the contingent matters described in Note 10 could differ materially from current estimates. The results of an adverse resolution of such uncertainties could have a material effect on the reported amounts of the Company's consolidated assets and liabilities.

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of MGHI and its subsidiaries. MGHI is a wholly owned subsidiary of MAXXAM. Intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior years' consolidated financial statements to be consistent with the current year's presentation.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash Equivalents

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     Marketable Securities

     Marketable securities are carried at fair value. Prior to December 31, 1993, marketable securities portfolios were carried at the lower of cost or market at the balance sheet date. The cost of the securities sold is determined using the first-in, first-out method. Included in investment, interest and other income for each of the three years ended December 31, 1995 were: 1995 -- net unrealized holding gains of $1,666 and net realized gains of $2,509; 1994 -- net unrealized holding losses of $1,094 and net realized gains of $2,763; and 1993 -- net realized gains of $3,510, the recovery of $2,063 of net unrealized losses and net unrealized gains of $841. Net unrealized losses represent the amount required to reduce the short-term marketable securities portfolios from cost to market value prior to December 31, 1993.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Timber and Timberlands

     Timber and timberlands are stated at cost, net of accumulated depletion. Depletion is computed utilizing the unit-of-production method based upon estimates of timber values and quantities.

     Property, Plant and Equipment

     Property, plant and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     Deferred Financing Costs

     Costs incurred to obtain financing are deferred and amortized over the estimated term of the related borrowing.

     Restricted Cash and Concentrations of Credit Risk

     Restricted cash represents the amount initially deposited into an account (the "Liquidity Account") held by the trustee under the indenture governing the 7.95% Timber Collateralized Notes due 2015 (the "Timber Notes") of Scotia Pacific Holding Company ("Scotia Pacific"), a wholly owned subsidiary of Pacific Lumber. See Note 6. The Liquidity Account is not available, except under certain limited circumstances, for Scotia Pacific's working capital purposes; however, it is available to pay the Rated Amortization (as defined in Note 6) and interest on the Timber Notes if and to the extent that cash flows are insufficient to make such payments. The required Liquidity Account balance will generally decline as principal payments are made on the Timber Notes. Investment, interest and other income for the years ended December 31, 1995, 1994 and 1993 includes interest of approximately $2,560, $2,638 and $2,101, respectively, attributable to an investment rate agreement (at 7.95% per annum) with the financial institution which holds the Liquidity Account.

     At December 31, 1995 and 1994, cash and cash equivalents include $19,742 and $19,439, respectively, (the "Payment Account") which is reserved for debt service payments on the Timber Notes (see Note 6). The Payment Account and the Liquidity Account are each held by a different financial institution. In the event of nonperformance by such financial institutions, the Company's exposure to credit loss is represented by the amounts deposited plus any unpaid accrued interest thereon. The Company mitigates its concentrations of credit risk with respect to these restricted cash deposits by maintaining them at high credit quality financial institutions and monitoring the credit ratings of these institutions.

     Stockholder's Equity (Deficit)

     The adjustment to the Company's additional capital for the year ended December 31, 1993 resulted from a transaction relating to Kaiser's common stock prior to the Forest Products Group Formation. Pursuant to the terms of an amended compensation plan, Kaiser issued 4,228 shares to certain members of its management in 1993. As a result of this transaction, MGI's equity in Kaiser's net assets differed from MGI's historical cost. MGI accounted for this difference as an adjustment to additional capital.

     Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents and restricted cash approximate fair value. The fair value of marketable securities is determined based on quoted market prices. The estimated fair value of long-term debt is determined based on the quoted market prices for the Timber Notes, the 10 1/2% Senior Notes due 2003 (the "Pacific Lumber Senior Notes"), the 11 1/4% Senior Secured Notes due 2003 (the "MGI Senior Notes") and the 12 1/4% Senior Secured Discount Notes due 2003 (the "MGI Discount Notes" and together

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

with the MGI Senior Notes, the "MGI Notes"), and on the current rates offered for borrowings similar to the other debt. The Timber Notes, the Pacific Lumber Senior Notes and the MGI Notes are thinly traded financial instruments; accordingly, their market prices at any balance sheet date may not be representative of the prices which would be derived from a more active market.

     The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                                                  DECEMBER 31, 1995       DECEMBER 31, 1994
                                                ---------------------   ---------------------
                                                CARRYING      FAIR      CARRYING      FAIR
                                                 AMOUNT       VALUE      AMOUNT       VALUE
                                                ---------   ---------   ---------   ---------
    Cash and cash equivalents.................  $  48,396   $  48,396   $  48,575   $  48,575
    Marketable securities (held for trading
      purposes)...............................     36,568      36,568      19,514      19,514
    Restricted cash...........................     31,367      31,367      32,402      32,402
    Long-term debt............................   (778,505)   (772,841)   (782,456)   (725,031)

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

2. NET ASSETS TRANSFERRED TO MAXXAM

     As a result of the Forest Products Group Formation (as described in Note
1), MGI transferred all of its interest in Kaiser's common stock, the assets and related liabilities of Palmas, and certain other net assets that were unrelated to MGI's forest products operations, to MAXXAM. MGI did not incur any gain or loss relating to the transfer of such assets and liabilities to MAXXAM.

     The net loss from net assets transferred to MAXXAM is as follows:

                                                                              SEVEN MONTHS
                                                                                 ENDED
                                                                                JULY 31,
                                                                                  1993
                                                                              ------------
    Net sales:
      Aluminum operations...................................................   $1,016,966
      Real estate and other.................................................       19,654
                                                                               ----------
                                                                                1,036,620
                                                                               ----------
    Cost and expenses:
      Aluminum operations...................................................    1,091,353
      Real estate and other.................................................       28,132
                                                                               ----------
                                                                                1,119,485
                                                                               ----------
    Loss before income taxes, minority interests, extraordinary item and
      cumulative effect of changes in accounting principles.................      (82,865)
    Credit for income taxes.................................................       31,050
    Minority interests......................................................        3,641
                                                                               ----------
    Loss before extraordinary item and cumulative effect of changes in
      accounting principles.................................................      (48,174)
    Extraordinary item:
      Loss on redemption of debt, net of related benefits for income taxes
         and minority interests of $11,249 and $2,791, respectively.........      (19,045)
    Cumulative effect of changes in accounting principles:
      Postretirement and postemployment benefits, net of related benefits for income taxes and minority interests of $108,271 and $29,406,
         respectively.......................................................     (200,670)
      Accounting for income taxes...........................................       (4,127)
                                                                               ----------
    Loss from net assets transferred to MAXXAM..............................   $ (272,016)
                                                                               ==========

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Net assets transferred to MAXXAM are as follows as of the date of transfer:

    Current assets:
      Aluminum operations....................................................  $  780,791
      Real estate and other..................................................      16,480
                                                                               ----------
                                                                                  797,271
                                                                               ----------
    Current liabilities:
      Aluminum operations....................................................     477,805
      Real estate and other..................................................      28,853
                                                                               ----------
                                                                                  506,658
                                                                               ----------
    Net current assets.......................................................     290,613
                                                                               ----------
    Non-current assets:
      Aluminum operations....................................................   1,722,362
      Real estate and other..................................................      56,422
                                                                               ----------
                                                                                1,778,784
                                                                               ----------
    Non-current liabilities:
      Aluminum operations....................................................   1,790,946
      Minority interests in aluminum operations..............................     221,907
      Real estate and other..................................................      26,013
                                                                               ----------
                                                                                2,038,866
                                                                               ----------
    Net assets transferred to MAXXAM.........................................  $   30,531
                                                                               ==========

3. INVENTORIES

     Inventories consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Lumber...........................................................  $65,566     $61,313
    Logs.............................................................   15,615      12,062
                                                                       -------     -------
                                                                       $81,181     $73,375
                                                                       =======     =======

     During 1993, Pacific Lumber's inventory quantities were reduced. This reduction resulted in the liquidation of Pacific Lumber's LIFO inventory quantities carried at prevailing costs from prior years which were higher than the current cost of inventory. The effect of this inventory liquidation increased cost of goods sold by approximately $222 for the year ended December 31, 1993.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

4. PROPERTY, PLANT AND EQUIPMENT

     The major classes of property, plant and equipment are as follows:

                                                                             DECEMBER 31,
                                                         ESTIMATED       ---------------------
                                                        USEFUL LIVES       1995         1994
                                                        ------------     --------     --------
    Logging roads, land and improvements..............      15 years     $  7,929     $  7,545
    Buildings.........................................      33 years       29,661       28,209
    Machinery and equipment...........................    5-15 years      121,343      118,059
    Construction in progress..........................                        520           30
                                                                         --------     --------
                                                                          159,453      153,843
    Less: accumulated depreciation....................                    (58,420)     (49,637)
                                                                         --------     --------
                                                                         $101,033     $104,206
                                                                         ========     ========

     Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $9,795, $9,260 and $8,610, respectively.

5. INVESTMENT IN KAISER

     Concurrent with the consummation of the offering on December 23, 1996 described in Note 6, the Company received, as a capital contribution from MAXXAM, 27,938,250 shares of the common stock of Kaiser which are pledged as collateral for the MGI Notes (the "Pledged Kaiser Shares"). Kaiser is a fully integrated producer and marketer of alumina, primary aluminum and fabricated aluminum products. Kaiser's common stock is publicly traded on the New York Stock Exchange under the trading symbol "KLU." The Pledged Kaiser Shares represent a 39.0% equity interest in Kaiser at December 31, 1995 (34.7% on a fully diluted basis, after giving effect to the conversion of Kaiser's outstanding preferred stock into an equal number of common shares). The Company follows the equity method of accounting for its investment in Kaiser.

     As described in Note 1, the Company and MAXXAM are entities under common control; accordingly, the Company has recorded its investment in Kaiser at MAXXAM's historical cost. During the first quarter of 1993, losses exhausted Kaiser's equity with respect to its common stockholders. The Company recorded its equity share of such losses in January 1993 up to an amount of its investment in the Pledged Kaiser Shares. Since January 1993, cumulative losses with respect to the results of operations attributable to Kaiser's common stockholders have exceeded cumulative earnings. The Company is under no obligation to provide any economic support to Kaiser, and accordingly, has not recorded any amounts attributable to its equity in Kaiser's results of operations for any period subsequent to January 1993. The Company will not record its equity in Kaiser's results of operations until such time as future earnings exceed the cumulative losses incurred.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The market value for the Pledged Kaiser Shares based on the price per share quoted at the close of business on December 20, 1996 was $321,290. There can be no assurance that such value would be realized should the Company dispose of its investment in the Pledged Kaiser Shares. The following table contains summarized financial information of Kaiser.

                                                                     AS OF DECEMBER 31,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Current assets..............................................  $  932,800     $  842,800
    Property, plant and equipment, net..........................   1,109,600      1,133,200
    Other assets................................................     770,800        722,100
                                                                  ----------     ----------
              Total assets......................................  $2,813,200     $2,698,100
                                                                  ==========     ==========
    Current liabilities.........................................  $  601,100     $  583,100
    Long-term debt, less current maturities.....................     749,200        751,100
    Other liabilities...........................................   1,282,500      1,230,400
    Minority interests..........................................     122,700        116,200
    Stockholders' equity:
      Preferred.................................................      98,100        100,100
      Common....................................................     (40,400)       (82,800)
                                                                  ----------     ----------
                                                                      57,700         17,300
                                                                  ----------     ----------
              Total liabilities and stockholders' equity........  $2,813,200     $2,698,100
                                                                  ==========     ==========

                                                           YEARS ENDED DECEMBER 31,
                                                  -------------------------------------------
                                                     1995            1994            1993
                                                  -----------     -----------     -----------
    Net sales...................................  $ 2,237,800     $ 1,781,500     $ 1,719,100
    Costs and expenses..........................   (2,027,200)     (1,837,700)     (1,842,500)
    Other expenses..............................     (108,000)        (95,900)        (85,100)
                                                  -----------     -----------     -----------
    Income (loss) before income taxes, minority
      interests, extraordinary loss, and
      cumulative effect of changes in accounting
      principles................................      102,600        (152,100)       (208,500)
    (Provision) credit for income taxes.........      (37,200)         53,800          86,900
    Minority interests..........................       (5,100)         (3,100)         (1,500)
                                                  -----------     -----------     -----------
    Income (loss) before extraordinary loss and
      cumulative effect of changes in accounting
      principles................................       60,300        (101,400)       (123,100)
    Extraordinary loss on early extinguishment
      of debt, net of taxes.....................           --          (5,400)        (21,800)
    Cumulative effect of changes in accounting
      principles, net of taxes..................           --              --        (507,300)
                                                  -----------     -----------     -----------
    Net income (loss)...........................       60,300        (106,800)       (652,200)
    Dividends on preferred stock................      (17,600)        (20,100)         (6,300)
                                                  -----------     -----------     -----------
    Net income (loss) available to common
      stockholders..............................  $    42,700     $  (126,900)    $  (658,500)
                                                  ===========     ===========     ===========
    Equity in earnings (loss) of Kaiser.........  $        --     $        --     $  (240,954)
                                                  ===========     ===========     ===========

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The equity in loss of Kaiser of $240,954 for the year ended December 31, 1993 includes a $239,849 charge attributable to the Company's equity in Kaiser's cumulative effect of the change in accounting for postretirement benefits other than pensions and a $1,105 charge attributable to the Company's equity in Kaiser's cumulative effect of the change in accounting for income taxes.

6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    7.95% Scotia Pacific Timber Collateralized Notes due July 20,
      2015.........................................................  $350,233     $363,811
    11 1/4% MGI Senior Secured Notes due August 1, 2003............   100,000      100,000
    12 1/4% MGI Senior Secured Discount Notes due August 1, 2003,
      net of discount..............................................    92,498       82,779
    10 1/2% Pacific Lumber Senior Notes due March 1, 2003..........   235,000      235,000
    Other..........................................................       774          866
                                                                     --------     --------
                                                                      778,505      782,456
    Less: current maturities.......................................   (14,195)     (13,670)
                                                                     --------     --------
                                                                     $764,310     $768,786
                                                                     ========     ========

     On March 23, 1993, Pacific Lumber issued $235,000 of the Pacific Lumber Senior Notes and Scotia Pacific, its newly-formed wholly owned subsidiary, issued $385,000 of the Timber Notes. Pacific Lumber and Scotia Pacific used the net proceeds from the sale of the Pacific Lumber Senior Notes and the Timber Notes, together with Pacific Lumber's cash and marketable securities, to (i) retire (a) $163,784 aggregate principal amount of Pacific Lumber's 12% Series A Senior Notes due July 1, 1996 (the "Series A Notes"), (b) $299,725 aggregate principal amount of Pacific Lumber's 12.2% Series B Senior Notes due July 1, 1996 (the "Series B Notes"), and (c) $41,750 aggregate principal amount of Pacific Lumber's 12 1/2% Senior Subordinated Debentures due July 1, 1998 (the "Debentures;" the Series A Notes, the Series B Notes and the Debentures are referred to collectively as the "Old Pacific Lumber Securities"); (ii) pay accrued interest on the Old Pacific Lumber Securities through the date of redemption; (iii) pay the applicable redemption premiums on the Old Pacific Lumber Securities; (iv) repay Pacific Lumber's $28,867 cogeneration facility loan; (v) fund the initial deposit of $35,000 to the Liquidity Account; and (vi) pay a $25,000 dividend to a subsidiary of the Company. These transactions resulted in a pre-tax extraordinary loss of $38,001, consisting primarily of the payment of premiums and the write-off of amortized deferred financing costs on the Old Pacific Lumber Securities.

     The indenture governing the Timber Notes (the "Timber Note Indenture") prohibits Scotia Pacific from incurring any additional indebtedness for borrowed money and limits the business activities of Scotia Pacific to the ownership and operation of its timber and timberlands. The Timber Notes are senior secured obligations of Scotia Pacific and are not obligations of, or guaranteed by, Pacific Lumber or any other person. The Timber Notes are secured by a lien on
(i) Scotia Pacific's timber and timberlands (representing $179,364 of the Company's consolidated balance at December 31, 1995), (ii) Scotia Pacific's contract rights and certain other assets, (iii) the funds deposited in the Payment Account and the Liquidity Account, and (iv) substantially all of Scotia Pacific's other property and equipment.

     The Timber Notes are structured to link, to the extent of available cash, the deemed depletion of Scotia Pacific's timber (through the harvest and sale of logs) to required amortization of the Timber Notes. The required amount of amortization due on any Timber Note payment date is determined by various mathemati-

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

cal formulas set forth in the Timber Note Indenture. The minimum amount of principal which Scotia Pacific must pay (on a cumulative basis) through any Timber Note payment date in order to avoid an Event of Default (as defined in the Timber Note Indenture) is referred to as rated amortization ("Rated Amortization"). If all payments of principal are made in accordance with Rated Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2015. The amount of principal which Scotia Pacific must pay through each Timber Note payment date in order to avoid prepayment or deficiency premiums is referred to as scheduled amortization ("Scheduled Amortization"). If all payments of principal are made in accordance with Scheduled Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2009.

     Substantially all of the Company's consolidated assets are owned by MGI; substantially all of MGI's consolidated assets are owned by Pacific Lumber, and a significant portion of Pacific Lumber's assets are owned by Scotia Pacific. The Company expects that Pacific Lumber will provide a major portion of MGI's future operating cash flow. Pacific Lumber is dependent upon Scotia Pacific for a significant portion of its operating cash flow. The holders of the Timber Notes have priority over the claims of creditors of Pacific Lumber with respect to the assets and cash flows of Scotia Pacific, and the holders of the Pacific Lumber Senior Notes have priority over the claims and creditors of MGI (including the holders of the MGI Senior Notes and the MGI Discount Notes) and the Company with respect to the assets and cash flows of Pacific Lumber. Under the terms of the Timber Note Indenture, Scotia Pacific will not have available cash for distribution to Pacific Lumber unless Scotia Pacific's cash flow from operations exceeds the amounts required by the Timber Note Indenture to be reserved for the payment of current debt service (including interest, principal and premiums) on the Timber Notes, capital expenditures and certain other operating expenses.

     Principal and interest on the Timber Notes are payable semi-annually on January 20 and July 20. The Timber Notes are redeemable at the option of Scotia Pacific, in whole but not in part, at any time. The redemption price of the Timber Notes is equal to the sum of the principal amount, accrued interest and a prepayment premium calculated based upon the yield of like-term Treasury securities plus 50 basis points.

     Interest on the Pacific Lumber Senior Notes is payable semi-annually on March 1 and September 1. The Pacific Lumber Senior Notes are redeemable at the option of Pacific Lumber, in whole or in part, on or after March 1, 1998 at a price of 103% of the principal amount plus accrued interest. The redemption price is reduced annually until March 1, 2000, after which time the Pacific Lumber Senior Notes are redeemable at par.

     Pacific Lumber has a revolving credit agreement with a bank (as amended and restated, the "Revolving Credit Agreement") which expires on May 31, 1998. Borrowings under the Revolving Credit Agreement are secured by Pacific Lumber's trade receivables and inventories, with interest computed at the bank's reference rate plus 1 1/4% or the bank's offshore rate plus 2 1/4%. The Revolving Credit Agreement provides for borrowings of up to $60,000, of which $15,000 may be used for standby letters of credit and $30,000 is restricted to timberland acquisitions. Borrowings made pursuant to the portion of the credit facility restricted to timberland acquisitions would also be secured by the purchased timberlands. As of December 31, 1995, $48,090 of borrowings was available under the Revolving Credit Agreement, of which $3,090 was available for letters of credit and $30,000 was restricted to timberland acquisitions. No borrowings were outstanding as of December 31, 1995, and letters of credit outstanding amounted to $11,910. The Revolving Credit Agreement contains covenants substantially similar to those contained in the Indenture governing the Pacific Lumber Senior Notes.

     The indentures governing the Pacific Lumber Senior Notes, the Timber Notes and the Revolving Credit Agreement contain various covenants which, among other things, limit the payment of dividends and restrict transactions between Pacific Lumber and its affiliates. As of December 31, 1995, under the most restrictive of these covenants, approximately $15,663 of dividends could be paid by Pacific Lumber.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     On August 4, 1993, MGI issued $100,000 aggregate principal amount of the MGI Senior Notes and $126,720 aggregate principal amount (approximately $70,000 net of original issue discount) of the MGI Discount Notes, which, together with the MGI Senior Notes, are referred to collectively as the "MGI Notes". The MGI Notes are secured by MGI's pledge of 100% of the common stock of Pacific Lumber, Britt and MPI, and by MAXXAM's pledge of 28 million shares of Kaiser's common stock it received as a result of the Forest Products Group Formation. The indenture governing the MGI Notes, among other things, restricts the ability of MGI to incur additional indebtedness, engage in transactions with affiliates, pay dividends and make investments. As of December 31, 1995, under the most restrictive of these covenants, approximately $1,899 of dividends could be paid by MGI, of which $1,600 was paid in January 1996. The MGI Notes are senior indebtedness of MGI; however, they are effectively subordinate to the liabilities of MGI's subsidiaries, which include the Timber Notes and the Pacific Lumber Senior Notes. The MGI Discount Notes are net of discount of $33,222 and $43,941 at December 31, 1995 and 1994, respectively.

     The MGI Senior Notes pay interest semi-annually on February 1 and August 1 of each year. The MGI Discount Notes will not pay any interest until February 1, 1999, at which time semi-annual interest payments will become due on each February 1 and August 1 thereafter.

     MGI used a portion of the net proceeds from the sale of the MGI Notes to retire the entire outstanding balance of MGI's 12 3/4% Notes at 101% of their principal amount, plus accrued interest through November 14, 1993. MGI used the remaining portion of the net proceeds from the sale of the MGI Notes, together with a portion of its existing cash resources, to pay a $20,000 dividend to MAXXAM. MAXXAM used such proceeds to redeem, on August 20, 1993, $20,000 aggregate principal amount of its 14% Senior Subordinated Reset Notes due 2000 at 100% of their principal amount plus accrued interest thereon.

     The Company incurred a pre-tax extraordinary loss associated with the early retirement of MGI's 12 3/4% Notes of $9,677 consisting of net interest cost of $3,763, the write-off of $3,472 of unamortized deferred financing costs, a premium of $1,500 and the write-off of $942 of unamortized original issue discount.

     Maturities

     The following table of scheduled maturities of long-term debt outstanding at December 31, 1995 reflects Scheduled Amortization with respect to the Timber
Notes:

                                                       YEARS ENDING DECEMBER 31,
                                      ------------------------------------------------------------
                                       1996      1997      1998      1999      2000     THEREAFTER
                                      -------   -------   -------   -------   -------   ----------
    7.95% Scotia Pacific Timber
      Collateralized Notes..........  $14,103   $16,165   $19,335   $21,651   $23,970    $ 255,009
    11 1/4% MGI Senior Secured
      Notes.........................       --        --        --        --        --      100,000
    12 1/4% MGI Senior Secured
      Discount Notes................       --        --        --        --        --      125,720
    10 1/2% Pacific Lumber Senior
      Notes.........................       --        --        --        --        --      235,000
    Other...........................       92        93        94        94        95          306
                                      -------   -------   -------   -------   -------     --------
                                      $14,195   $16,258   $19,429   $21,745   $24,065    $ 716,035
                                      =======   =======   =======   =======   =======     ========

     Private Offering

     The Company completed an offering (the "Offering") of $130,000 principal amount of 12% Senior Secured Notes due August 1, 2003 (the "MGHI Senior Secured Notes") on December 23, 1996 (the "Issue

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Date"). Interest is payable semiannually on February 1 and August 1 of each year beginning February 1, 1997. The MGHI Senior Secured Notes were not registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or on applicable exemption from registration requirements. The MGHI Senior Notes rank pari passu in right and priority of payment with any future senior indebtedness of the Company, and are guaranteed on a senior, unsecured basis by MAXXAM. The MGHI Senior Secured Notes will be effectively subordinated to liabilities of the Company's subsidiaries, including trade payables.

     The net proceeds from the Offering on the Issue Date, after estimated expenses, were approximately $125,000 all of which was loaned to MAXXAM pursuant to an intercompany note (the "Intercompany Note") which will be pledged to secure the MGHI Senior Secured Notes. The Intercompany Note will bear interest at the rate of 11% per annum (payable semiannually prior to the interest payment dates applicable to the MGHI Senior Secured Notes) and mature on August 1, 2003. MAXXAM will be entitled to defer the payment of interest on the Intercompany Note on any interest payment date to the extent that the Company has sufficient available funds to satisfy its obligations on the MGHI Senior Secured Notes on such date. Any such deferred interest will be added to the principal amount of the Intercompany Note and be payable at maturity.

     On a pro forma basis, at September 30, 1996, after giving effect to the Offering and the loan of the proceeds therefrom to MAXXAM, the Company's total consolidated indebtedness would have increased from $772,877 to $902,877. The Indentures governing the MGI Notes were amended to, among other things, provide for the contribution of the Kaiser Shares to the Company.

     Pursuant to an agreement with the initial purchasers of the MGHI Senior Secured Notes, the Company and MAXXAM have agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission within 60 days of the Issue Date with respect to a registered offer to exchange the MGHI Senior Secured Notes for new notes with substantially identical terms (the "Exchange Offer"), and to use their reasonable best efforts to have the Registration Statement declared effective within 150 days of the Issue Date and the Exchange Offer consummated within 180 days of the Issue Date. The Exchange Date will be made only by means of a prospectus.

     Restricted Net Assets of Subsidiaries

     At December 31, 1995, certain debt instruments restricted the ability of MGI to transfer assets, make loans and advances to pay dividends to the Company. As of December 31, 1995, all of the assets of MGI and its subsidiaries are subject to such restrictions.

7. CREDIT (PROVISION) IN LIEU OF INCOME TAXES

     The Company and its subsidiaries are members of MAXXAM's consolidated return group for federal income tax purposes. Prior to August 4, 1993, the Company and each of its subsidiaries computed their tax liabilities or tax benefits on a separate company basis (except as discussed in the following paragraph), in accordance with their respective tax allocation agreements with MAXXAM.

     Effective on March 23, 1993, MAXXAM, Pacific Lumber, Scotia Pacific and Salmon Creek Corporation ("Salmon Creek") entered into a tax allocation agreement that, among other things, amended the tax calculations with respect to Pacific Lumber (as amended, the "PL Tax Allocation Agreement"). Under the terms of the PL Tax Allocation Agreement, Pacific Lumber is liable to MAXXAM for the federal consolidated income tax liability of Pacific Lumber, Scotia Pacific and certain other subsidiaries of Pacific Lumber (but excluding Salmon Creek) (collectively, the "PL Subgroup") computed as if the PL Subgroup was a separate affiliated group of corporations which was never connected with MAXXAM. The PL Tax

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Allocation Agreement further provides that Salmon Creek is liable to MAXXAM for its federal income tax liability computed on a separate company basis as if it was never connected with MAXXAM. The remaining subsidiaries of MGI are each liable to MAXXAM for their respective income tax liabilities computed on a separate company basis as if they were never connected with MAXXAM, pursuant to their respective tax allocation agreements.

     MGI's tax allocation agreement with MAXXAM, (the "MGI Tax Allocation Agreement"), provides that MGI's federal income tax liability is computed as if MGI files a consolidated tax return with all of its subsidiaries except Salmon Creek, and that such corporations were never connected with MAXXAM (the "MGI Consolidated Tax Liability"). The federal income tax liability of MGI is the difference between (i) the MGI Consolidated Tax Liability and (ii) the sum of the separate tax liabilities for MGI's subsidiaries (computed as discussed above), but excluding Salmon Creek. To the extent that the MGI Consolidated Tax Liability is less than the aggregate amounts in (ii), MAXXAM is obligated to pay the amount of such difference to MGI.

     A federal consolidated tax liability is also computed for MGHI and its subsidiaries, as if MGHI and its subsidiaries, except Salmon Creek, file a consolidated tax return and that such corporations were never connected with MAXXAM (the "MGHI Consolidated Tax Liability"). The federal income tax liability of MGHI is the difference between the MGHI Consolidated Tax Liability and the MGI Consolidated Tax Liability. To the extent that the MGHI Consolidated Tax Liability is less than the MGI Consolidated Tax Liability, MAXXAM is obligated to pay the amount of such difference to MGHI.

     The credit (provision) in lieu of income taxes on income (loss) from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles consists of the following:

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1995        1994       1993
                                                              -------     ------     ------
    Current:
      Federal credit (provision) in lieu of income taxes....  $  (167)    $   --     $ (988)
      State and local.......................................      (35)       (55)      (253)
                                                              -------     ------     ------
                                                                 (202)       (55)    (1,241)
                                                              -------     ------     ------
    Deferred:
      Federal credit (provision) in lieu of income taxes....     (410)     1,938      5,054
      State and local.......................................   (1,009)     1,267       (229)
                                                              -------     ------     ------
                                                               (1,419)     3,205      4,825
                                                              -------     ------     ------
                                                              $(1,621)    $3,150     $3,584
                                                              =======     ======     ======

     The 1994 deferred federal credit in lieu of income taxes of $1,938 includes a credit relating to reserves the Company no longer believed were necessary, the 1993 deferred federal credit in lieu of income taxes of $4,054 includes $2,061 for the benefit of operating loss carryforwards generated in 1993 and includes a $1,082 benefit for increasing net deferred income tax assets (liabilities) as of the date of enactment (August 10, 1993) of the Omnibus Budget Reconciliation Act of 1993 which retroactively increased the federal statutory income tax rate from 34% to 35% for periods beginning on or after January 1, 1993.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     A reconciliation between the credit (provision) in lieu of income taxes and the amount computed by applying the federal statutory income tax rate to income
(loss) from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles is as follows:

                                                               YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                            1995        1994         1993
                                                           -------     -------     --------
    Income (loss) from continuing operations before income
      taxes, extraordinary items and cumulative effect of
      changes in accounting principles.................... $ 5,857     $16,080     $(17,655)
                                                           =======     =======     ========
    Amount of federal income tax based upon the statutory
      rate................................................ $(2,050)    $(5,628)    $  6,179
    Revision of prior years' tax estimates and other
      changes in valuation allowances.....................     907       7,739       (3,468)
    Increase in net deferred income tax assets due to tax
      rate change.........................................      --          --        1,082
    State and local taxes, net of federal tax benefit.....    (679)        787         (313)
    Other.................................................     201         252          104
                                                           -------     -------     --------
                                                           $(1,621)    $ 3,150     $  3,584
                                                           =======     =======     ========

     As shown in the Consolidated Statement of Operations for the year ended December 31, 1994, the Company recorded an extraordinary loss related to the settlement of litigation in connection with MGI's acquisition of Pacific Lumber (see Note 10). The Company reported the loss net of related deferred income taxes of $6,312 which is less than the federal and state statutory income tax rates due to expenses for which no tax benefit was recognized.

     As shown in the Consolidated Statement of Operations for the year ended December 31, 1993, the Company reported an extraordinary loss related to the early extinguishment of debt. The Company reported the loss net of related deferred income taxes of $16,211 which approximated the federal statutory income tax rate in effect an the dates the transactions occurred.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach from the deferral method prescribed by APB
11. The asset and liability approach requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. The cumulative effect of the change in accounting principle, as of January 1, 1993, increased the Company's results of operations by $22,818. The implementation of SFAS 109 required the Company to restate certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisitions of Pacific Lumber in 1986, MGI in 1988 and Britt in 1990. As a result of restating these assets and liabilities, the loss from continuing operations before income taxes, extraordinary item and cumulative effect of changes in accounting principles for the year ended December 31, 1993 was decreased by $514.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The components of the Company's net deferred income tax assets (liabilities) are as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Deferred income tax assets:
      Loss and credit carryforwards................................  $ 83,705     $ 86,864
      Timber and timberlands.......................................    41,803       46,955
      Other liabilities............................................    17,203       10,460
      Postretirement benefits other than pensions..................     2,316        2,145
      Other........................................................       327        1,818
      Valuation allowances.........................................   (51,595)     (52,060)
                                                                     --------     --------
              Total deferred income tax assets, net................    93,759       96,182
                                                                     --------     --------
    Deferred income tax liabilities:
      Inventories..................................................   (17,313)     (19,179)
      Property, plant and equipment................................   (16,899)     (16,952)
      Other........................................................    (3,828)      (3,651)
                                                                     --------     --------
              Total deferred income tax liabilities................   (38,040)     (39,782)
                                                                     --------     --------
    Net deferred income tax assets.................................  $ 55,719     $ 56,400
                                                                     ========     ========

     The valuation allowances listed above relate primarily to loss and credit carryforwards. As of December 31, 1995, approximately $41,803 of the net deferred income tax assets listed above relate to the excess of the tax basis over financial statement basis with respect to timber and timberlands. The Company believes that it is more likely than not that this net deferred income tax asset will be realized, based primarily upon the estimated value of its timber and timberlands which is well in excess of its tax basis. Also included in net deferred income tax assets as of December 31, 1995 is $32,110 which relates to the benefit of loss and credit carryforwards, net of valuation allowances. The Company evaluated all appropriate factors to determine the proper valuation allowances for loss and credit carryforwards. These factors included any limitations concerning use of the carryforwards, the year the carryforwards expire and the levels of taxable income necessary for utilization. The Company has concluded that it will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided.

     Included in the net deferred income tax assets listed above are $50,504 and $51,501 at December 31, 1995 and 1994, respectively, which are recorded pursuant to the tax allocation agreements with MAXXAM.

     The following table presents the estimated tax attributes for federal income tax purposes for the Company and its subsidiaries as of December 31, 1995, under the terms of the respective tax allocation agreements. The utilization of certain of these attributes is subject to limitations.

                                                                                  EXPIRING
                                                                                  THROUGH
                                                                                  --------
    Regular Tax Attribute Carryforwards:
      Net operating losses.........................................  $224,485         2010
      Net capital losses...........................................     5,177         1997
      Minimum tax credit...........................................       167           --
    Alternative Minimum Tax Attribute Carryforwards:
      Net operating losses.........................................  $185,803         2010

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

8. EMPLOYEE BENEFIT PLANS

     Pacific Lumber has a defined benefit plan which covers all employees of Pacific Lumber. Under the plan, employees are eligible for benefits at age 65 or earlier, if certain provisions are met. The benefits are determined under a career average formula based on each year of service with Pacific Lumber and the employee's compensation for that year. Pacific Lumber's funding policy is to contribute annually an amount at least equal to the minimum cash contribution required by The Employee Retirement Income Security Act of 1974, as amended.

     A summary of the components of net periodic pension cost is as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1995        1994       1993
                                                             -------     ------     -------
    Service cost -- benefits earned during the year........  $ 1,483     $1,643     $ 1,600
    Interest cost on projected benefit obligation..........    1,693      1,263         918
    Actual loss (gain) on plan assets......................   (3,900)        10      (2,128)
    Net amortization and deferral..........................    2,460       (859)      1,359
                                                             -------     ------     -------
    Net periodic pension cost..............................  $ 1,736     $2,057     $ 1,749
                                                             =======     ======     =======

     The following table sets forth the funded status and amounts recognized in the Consolidated Balance Sheet:

                                                                          DECEMBER 31
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Actuarial present value of accumulated plan benefits:
      Vested benefit obligation....................................  $ 16,910     $ 11,809
      Non-vested benefit obligation................................     1,214          779
                                                                     --------     --------
              Total accumulated benefit obligation.................  $ 18,124     $ 12,588
                                                                     ========     ========
    Projected benefit obligation...................................  $ 21,841     $ 15,047
    Plan assets at fair value, primarily equity and debt
      securities...................................................   (18,363)     (13,184)
                                                                     --------     --------
    Projected benefit obligation in excess of plan assets..........     3,478        1,863
    Unrecognized net transaction asset.............................        24           29
    Unrecognized net gain (loss)...................................       (27)       1,475
    Unrecognized prior service cost................................       (45)         (50)
                                                                     --------     --------
      Accrued pension liability....................................  $  3,430     $  3,317
                                                                     ========     ========

     The assumptions used in accounting for the defined benefit plan were as follows:

                                                                   1995      1994     1993
                                                                   -----     ----     ----
    Rate of increase in compensation levels......................   5.0%     5.0%     5.0%
    Discount rate................................................  7.25%     8.5%     7.5%
    Expected long-term rate of return on assets..................   8.0%     8.0%     8.0%

     Pacific Lumber has an unfunded defined benefit plan for certain postretirement and other benefits which covers substantially all employees of Pacific Lumber. Participants of the plan are eligible for certain health care benefits upon termination of employment and retirement and commencement of pension benefits. Participants make contributions for a portion of the cost of their health care benefits.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") as of January 1, 1993. The costs of postretirement benefits other than pensions are accrued over the period the employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the change in accounting principle for the adoption of SFAS 106 was recorded as a charge to results of operations of $2,348, net of related income taxes of $1,566. The deferred income tax benefit related to the adoption of SFAS 106 was recorded at the federal and state statutory rates in effect on the date SFAS 106 was adopted.

     A summary of the components of net periodic postretirement benefit cost is as follows:

                                                                        YEARS ENDED
                                                                        DECEMBER  31,
                                                                    ----------------------
                                                                    1995     1994     1993
                                                                    ----     ----     ----
    Service cost -- benefits earned during the year...............  $228     $216     $153
    Interest cost on accumulated postretirement benefit
      obligation..................................................   317      294      315
    Net amortization and deferral.................................   (53)      (7)      --
                                                                    ----     ----     ----
    Net periodic postretirement benefit cost......................  $492     $503     $468
                                                                    ====     ====     ====

     The adoption of SFAS 106 increased the Company's loss from continuing operations before extraordinary item and cumulative effect of changes in accounting principles by $212 ($360 before tax) for the year ended December 31, 1993.

     The postretirement benefit liability recognized in the Company's Consolidated Balance Sheet is as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Retirees...........................................................  $  634     $  860
    Actives eligible for benefits......................................     726        656
    Actives not eligible for benefits..................................   3,317      2,355
                                                                         ------     ------
      Accumulated postretirement benefit obligation....................   4,677      3,871
    Unrecognized net gain..............................................     553        972
                                                                         ------     ------
      Postretirement benefit liability.................................  $5,230     $4,843
                                                                         ======     ======

     The annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 11.0% for 1996 and is assumed to decrease gradually to 5.5% in 2008 and remain at that level thereafter. Each one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995 by approximately $674 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by approximately $90.

     The discount rates used in determining the accumulated postretirement benefit obligation were 7.25% and 8.5% at December 31, 1995 and 1994, respectively.

     Subsequent to December 31, 1993, Pacific Lumber's employees were eligible to participate in a defined contribution savings plan sponsored by MAXXAM. This plan is designed to enhance the existing retirement programs of participating employees. Employees may elect to contribute up to 16% of their compensation to the plan. For those participants who have elected to make voluntary contributions to the plan, Pacific Lumber's contributions consist of a matching contribution of up to 4% of the compensation of participants for

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

each calendar quarter. The cost to the Company of this plan was $1,281 and $1,215 for the years ended December 31, 1995 and 1994, respectively.

     Pacific Lumber is self-insured for workers' compensation benefits. Included in accrued compensation and related benefits and other noncurrent liabilities are accruals for workers' compensation claims amounting to $8,900 and $9,233 at December 31, 1995 and 1994, respectively. Workers' compensation expenses amounted to $3,579, $4,069 and $3,776 for the years ended December 31, 1995, 1994 and 1993, respectively.

9. RELATED PARTY TRANSACTIONS

     MAXXAM provides the Company and certain of the Company's subsidiaries with accounting and data processing services. In addition, MAXXAM provides the Company with office space and various office personnel, insurance, legal, operating, financial and certain other services. MAXXAM's expenses incurred on behalf of the Company are reimbursed by the Company through payments consisting of (i) an allocation of the lease expense for the office space utilized by or on behalf of the Company and (ii) a reimbursement of actual out-of-pocket expenses incurred by MAXXAM, including, but not limited to, labor costs of personnel rendering services to the Company. Charges by MAXXAM for such services were $1,994, $2,254 and $3,347 for the years ended December 31, 1995, 1994 and 1993, respectively. The Company believes that the services being rendered are on terms not less favorable to the Company than those which would be obtainable from unaffiliated third parties.

     In 1994, in connection with the litigation settlement described in Note 10, Pacific Lumber paid approximately $3,185 to a law firm in which a director of Pacific Lumber is also a partner. In 1993, Pacific Lumber paid approximately $1,931 in connection with the offering of the Pacific Lumber Senior Notes and the Timber Notes to this same law firm.

10. LOSS ON LITIGATION SETTLEMENT AND CONTINGENCIES

     During 1994, MAXXAM, Pacific Lumber and others agreed to a settlement, subsequently approved by the court, of class and related individual claims brought by former stockholders of Pacific Lumber against MAXXAM, the Company, Pacific Lumber, former directors of Pacific Lumber and others concerning the Company's acquisition of Pacific Lumber. Of the $52,000 settlement, $33,000 was paid by insurance carriers of MAXXAM and Pacific Lumber, $14,800 was paid by Pacific Lumber, and the balance was paid by other defendants and through the assignment of certain claims. In 1994, the Company recorded an extraordinary loss of $14,866 related to the settlement and associated costs, including a $2,000 accrual for certain contingent claims and $4,400 of related legal fees, net of benefits for federal and state income taxes of $6,312.

     The Company's forest products operations are primarily conducted by Pacific Lumber and are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. While the Company does not expect that Pacific Lumber's compliance with such existing laws and regulations will have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity, Pacific Lumber is subject to certain pending matters described below, including the resolution of issues relating to the final designation of critical habitat for the marbled murrelet, which could have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Moreover, the laws and regulations relating to the Company's forest products operations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending or future governmental regulations, legislation or judicial or administrative decisions would not materially and adversely affect Pacific Lumber or its ability to harvest timber.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     In May 1996, the U.S. Fish and Wildlife Service (the "USFWS") published its final designation of critical habitat for the marbled murrelet ("Final Designation"), designating over four million acres as critical habitat for the marbled murrelet. Although nearly all of the designated habitat is public land, approximately 33,000 acres of the Company's timberlands are included in the Final Designation, the substantial portion of such 33,000 acres being young growth timber. Pacific Lumber's wildlife surveys to date (based upon current survey protocols) have indicated that Pacific Lumber has approximately 6,600 acres of occupied marbled murrelet habitat. A substantial portion of this land contains virgin and residual old growth timber and the bulk of it falls within the area covered by the Final Designation. In order to mitigate the impact of the Final Designation, particularly with respect to timberlands occupied by the marbled murrelet, Pacific Lumber over the last few years has attempted to develop a habitat conservation plan for the marbled murrelet (the "Murrelet HCP"). Due to, among other things, the unfavorable response of the USFWS to Pacific Lumber's initial Murrelet HCP efforts, Pacific Lumber and its subsidiaries filed two actions (the "Takings Litigation") alleging that certain portions of its timberlands have been "taken" and seeking just compensation. Pursuant to the Headwaters Agreement described in Note 11 below (the "Headwaters Agreement"), the Takings Litigation has been stayed by the court at the request of the parties.

     It is impossible for the Company to determine the potential adverse effect of the Final Designation on the Company's consolidated financial position, results of operations or liquidity until such time as all of the material regulatory and legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as critical habitat for the marbled murrelet, such effect could be material. If Pacific Lumber is unable to harvest or is severely limited in harvesting, it intends to seek just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute a governmental taking. There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the federal Endangered Species Act ("ESA") and/or the California Endangered Species Act and to designate critical habitat for such species. For example, the National Marine Fisheries Service ("NMFS") recently announced that by April 25, 1997, it would make a final determination concerning whether to list the coho salmon under the ESA in northern California, including, potentially, lands owned by Pacific Lumber. It is uncertain what impact, if any, such listings and/or designations of critical habitat would have on the Company's consolidated financial position, results of operations or liquidity. See Note 11 below for a description of certain terms of the Headwaters Agreement relating to processing and approval of multi-species habitat conservation plan (the "Multi-Species HCP") covering Pacific Lumber's timberlands.

     In 1994, the California Board of Forestry ("BOF") adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish a long-term sustained yield ("LTSY") harvest level that takes into account environmental and economic considerations. The proposed sustained yield plan ("SYP") must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. On December 17, 1996, Pacific Lumber submitted a proposed SYP to the California Department of Forestry ("CDF"). The proposed SYP sets forth an LTSY harvest level substantially the same as Pacific Lumber's average annual timber harvest over the last five years. The proposed SYP also indicates that Pacific Lumber's average annual timber harvest during the first decade of the SYP would approximate the LTSY harvest level. During the second decade of the proposed SYP, Pacific Lumber's average annual timber harvest would be approximately 8% less than that proposed for the first decade. The SYP, when approved, will be valid for ten years. Thereafter, revised SYPs will be prepared every decade that will address the LTSY harvest level based upon reassessment of changes in the resource base and protection of public resources. The proposed SYP assumes that the transactions contemplated by the Headwaters Agreement will be consummated and that the

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Multi-Species HCP will permit Pacific Lumber to harvest its timberlands (including over the next two decades a substantial portion of its old growth timberlands not transferred pursuant to the Headwaters Agreement) to achieve maximum sustained yield. The SYP is subject to review and approval by the CDF, and there can be no assurance that the SYP will be approved in its proposed form. Until the SYP is reviewed and approved, Pacific Lumber is unable to predict the impact that these regulations will have on its future timber harvesting practices. It is possible that the results of the review and approval process could require Pacific Lumber to reduce its timber harvest in future years from the harvest levels set forth in the proposed SYP. Pacific Lumber believes it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands and submitting corresponding amendments to its SYP; however, there can be no assurance that it would be able to do so and the amount of such acquisitions would be limited by Pacific Lumber's available financial resources. The Company is unable to predict the ultimate impact the sustained yield regulations will have on its future consolidated financial position, results of operations or liquidity. See Note 11 below for a description of certain terms of the Headwaters Agreement relating to the SYP.

     Various groups and individuals have filed objections with the CDF and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of the Company's timber harvesting plans ("THPs") and other timber harvesting operations, and the Company expects that such groups and individuals will continue to file such objections to certain of the Company's THPs and other timber harvesting operations. In addition, lawsuits are pending and/or threatened which seek to prevent the Company from implementing certain of its approved THP's and/or which challenge other operations of the Company. These challenges have severely restricted Pacific Lumber's ability to harvest old growth timber on its property. To date, challenges with respect to the Company's THPs relating to young growth timber have been limited; however, no assurance can be given as to the extent of such challenges in the future. The Company believes that environmentally focused challenges to its timber harvesting operations are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented the Company from conducting a portion of its operations, they have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Nevertheless, it is impossible to predict the future nature or degree of such challenges or their ultimate impact on the Company's consolidated financial position, results of operations or liquidity.

     The Company is also involved in various claims, lawsuits and proceedings relating to a wide variety of other matters. While there are uncertainties inherent in the ultimate outcome of such matters and it is impossible to determine the ultimate costs that may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

11. HEADWATERS AGREEMENT

     On September 28, 1996, MAXXAM and Pacific Lumber (the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") which provides the framework for the acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (the "Headwaters Timberlands"). The Headwaters Timberlands would be transferred in exchange for
(a) property and consideration (including cash) from the United States and California having an aggregate fair market value of $300 million and (b) approximately 7,775 acres of adjacent timberlands to be acquired by the United States and California (the "Elk River Timberlands"). The Pacific Lumber Parties have agreed not to conduct logging operations (including salvage logging) on the Headwaters Timberlands while the Headwaters Agreement is in effect. The continuing effectiveness of the Headwaters Agreement is predicated on the satisfaction of various conditions, including completion within ten months of specified closing items.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Headwaters Agreement also provides, among other things, for expedited processing by the United States of an incidental take permit ("Permit") to be based upon the Multi-Species HCP which is to cover all of Pacific Lumber's existing timber properties and any timber properties acquired as a result of the Headwaters Agreement. The agreement also requires expedited processing by California of an SYP. Closing of the Headwaters Agreement is subject to various conditions, including (a) acquisition by the government of the Elk River Timberlands from a third party, (b) approval of an SYP and a Multi-Species HCP, and issuance of a Permit, each in form and substance satisfactory to Pacific Lumber, (c) the issuance by the Internal Revenue Service and the California Franchise Tax Board of closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) the absence of a judicial decision in any litigation brought by third parties that any party reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement, and (e) the dismissal with prejudice at closing of the Takings Litigation.

12. OTHER ITEMS

     Investment, Interest and Other Income

     In February 1994, Pacific Lumber received a franchise tax refund of $7,243, the substantial portion of which represents interest from the State of California relating to tax years 1972 through 1985. This amount is included in investment, interest and other income for the year ended December 31, 1994.

     Items Related to 1992 Earthquake

     In 1995 and 1993, Pacific Lumber recorded reductions in cost of sales of $1,527 and $1,200, respectively, resulting from business interruption insurance reimbursements for higher operating costs and the related loss of revenues resulting from the April 1992 earthquake. Other receivables at December 31, 1994 included $1,684 related to earthquake related insurance claims.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                                                     SEPTEMBER 30,     DECEMBER 31,
                              ASSETS                                     1996              1995
                                                                     -------------     ------------
                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents........................................    $  53,122        $   48,396
  Marketable securities............................................       31,852            36,568
  Receivables:
     Trade.........................................................       11,466            20,576
     Other.........................................................        2,429             1,624
  Inventories......................................................       78,113            81,181
  Prepaid expenses and other current assets........................        5,612             7,101
                                                                       ---------         ---------
          Total current assets.....................................      182,594           195,446
Timber and timberlands, net of depletion of $151,273 and $139,554
  at September 30, 1996 and December 31, 1995, respectively........      303,011           312,983
Property, plant and equipment, net of accumulated depreciation of
  $65,108 and $58,420 at September 30, 1996 and December 31, 1995,
  respectively.....................................................      101,214           101,033
Deferred financing costs, net......................................       24,996            27,288
Deferred income taxes..............................................       65,162            67,208
Restricted cash....................................................       30,453            31,367
Other assets.......................................................        5,843             5,542
                                                                       ---------         ---------
                                                                       $ 713,273        $  740,867
                                                                       =========         =========
               LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable.................................................    $   5,436        $    4,166
  Accrued compensation and related benefits........................        9,791             9,611
  Accrued interest.................................................        9,217            25,354
  Deferred income taxes............................................       11,489            11,489
  Other accrued liabilities........................................        3,828             4,435
  Long-term debt, current maturities...............................       16,258            14,195
                                                                       ---------         ---------
          Total current liabilities................................       56,019            69,250
Long-term debt, less current maturities............................      756,619           764,310
Other noncurrent liabilities.......................................       26,518            33,813
                                                                       ---------         ---------
          Total liabilities........................................      839,156           867,373
                                                                       ---------         ---------
Contingencies
Stockholder's deficit:
  Common stock, $1.00 par value; 3,000 shares authorized;
     1,000 shares issued...........................................            1                 1
  Additional capital...............................................       89,767            89,767
  Accumulated deficit..............................................     (215,651)         (216,274)
                                                                       ---------         ---------
          Total stockholder's deficit..............................     (125,883)         (126,506)
                                                                       ---------         ---------
                                                                       $ 713,273        $  740,867
                                                                       =========         =========

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Net sales:
  Lumber and logs......................................................  $183,913     $161,151
  Other................................................................    15,667       19,761
                                                                         --------     --------
                                                                          199,580      180,912
                                                                         --------     --------
Operating expenses:
  Costs of goods sold (exclusive of depletion and depreciation)........   114,617       95,997
  Selling, general and administrative expenses.........................    11,344       12,243
  Depletion and depreciation...........................................    20,175       18,957
                                                                         --------     --------
                                                                          146,136      127,197
                                                                         --------     --------
Operating income.......................................................    53,444       53,715
Other income (expense):
  Investment, interest and other income................................     8,377        6,835
  Interest expense.....................................................   (58,388)     (58,228)
                                                                         --------     --------
Income before income taxes.............................................     3,433        2,322
Credit (provision) in lieu of income taxes.............................     1,090         (772)
                                                                         --------     --------
Net income.............................................................  $  4,523     $  1,550
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................................  $  4,523     $  1,550
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depletion and depreciation........................................    20,175       18,957
     Amortization of deferred financing costs and discounts on
      long-term debt...................................................    10,815        9,772
     Decrease in receivables...........................................    11,478       12,683
     Net sales (purchases) of marketable securities....................     8,351      (10,542)
     Decrease (increase) in inventories, net of depletion..............     1,588       (6,067)
     Increase in accounts payable......................................     1,270          853
     Decrease (increase) in prepaid expenses and other assets..........     1,188       (1,132)
     Decrease in accrued interest......................................   (16,137)     (16,330)
     Increase (decrease) in other liabilities..........................    (8,729)       9,618
     Net gains on marketable securities................................    (3,635)      (2,362)
     Decrease (increase) in accrued and deferred income taxes..........      (120)         562
     Other.............................................................       (28)         465
                                                                         --------     --------
          Net cash provided by operating activities....................    30,739       18,027
                                                                         --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment of note receivable from affiliate............................        --        2,500
  Net proceeds from sale of assets.....................................       110            9
  Capital expenditures.................................................    (8,986)      (6,624)
                                                                         --------     --------
          Net cash used for investing activities.......................    (8,876)      (4,115)
                                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Restricted cash withdrawals, net.....................................       914          563
  Repurchase of and principal payments on long-term debt...............   (14,151)     (14,256)
  Dividends paid.......................................................    (3,900)      (4,800)
                                                                         --------     --------
          Net cash used for financing activities.......................   (17,137)     (18,493)
                                                                         --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................     4,726       (4,581)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......................    48,396       48,575
                                                                         --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............................  $ 53,122     $ 43,994
                                                                         ========     ========
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Net repayments of margin borrowings for marketable securities........  $     --     $  6,648
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of capitalized interest...........................  $ 63,710     $ 64,786
  Tax allocation payments to (receipts from) MAXXAM Inc., net..........       167           --
  Income taxes paid (refunded).........................................    (1,549)      (5,461)

   The accompanying notes are an integral part of these financial statements.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

1. GENERAL

  FORMATION OF MGHI

     MAXXAM Group Holdings Inc. ("MGHI") was formed on November 4, 1996, to facilitate the offering of Senior Secured Notes. Subsequent to its formation, MGHI received, as a capital contribution, 100% of the capital stock of MAXXAM Inc.'s ("MAXXAM") wholly owned subsidiary MAXXAM Group Inc. ("MGI"). Further, concurrent with the consummation of the Private Offering of $130,000 aggregate principal amount of the Company's Senior Secured Notes due 2003 as described in
Note 6, MAXXAM transfered to the Company, as an additional capital contribution, 27,938,250 shares of Kaiser Aluminum Corporation ("Kaiser") common stock representing a 34.7% interest in Kaiser on a fully diluted basis. The contribution of MGI's capital stock has been accounted for as a reorganization of entities under common control, which requires MGHI to record the assets and liabilities of MGI at MAXXAM's historical cost. Accordingly, MGHI is the successor entity to MGI and as such, the accompanying financial statements of MGHI and its subsidiaries (together, the "Company") reflect both the historical operating results of MGI and MAXXAM's purchase accounting adjustments which principally relate to MGI's timber and depreciable assets. The purchase accounting adjustments arose from MAXXAM's acquisition of MGI in May 1988. The contribution of the Kaiser common stock has been reflected in the consolidated financial statements of the Company as if such contribution occurred as of the beginning of the earliest period presented, at MAXXAM's historical cost using the equity method of accounting. The Company conducts its business primarily through the operations of its subsidiaries, including MGI.

  BASIS OF PRESENTATION

     The information contained in the following notes to the consolidated financial statements is condensed from that which would appear in the annual consolidated financial statements; accordingly, the consolidated financial statements included herein should be reviewed in conjunction with the Audited Consolidated Financial Statements of the Company and the Notes thereto which are contained elsewhere herein. Any capitalized terms used but not defined in the following Condensed Notes to Consolidated Financial Statements have the same meaning given to them in the Audited Consolidated Financial Statements of the Company. All references to the "Company" include MGHI and its subsidiary companies unless otherwise noted or the context indicates otherwise. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at September 30, 1996, the consolidated results of operations for the nine months ended September 30, 1996 and 1995 and consolidated cash flows for the nine months ended September 30, 1996 and 1995. Certain reclassifications of prior period information have been made to conform to the current presentation. The Company is a wholly owned subsidiary of MAXXAM.

2. RESTRICTED CASH

     Restricted cash represents the amount deposited into an account held by the Trustee under the indenture governing the Timber Notes of the Company's indirect wholly owned subsidiary, Scotia Pacific Holding Company ("Scotia Pacific").

     At September 30, 1996 and December 31, 1995, cash and cash equivalents also includes $5,676 and $19,742, respectively, which is restricted for debt service payments on the succeeding note payment date for the Timber Notes.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           (IN THOUSANDS OF DOLLARS)

3. INVENTORIES

     Inventories consist of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
    Lumber.....................................................     $58,827          $ 65,566
    Logs.......................................................      19,286            15,615
                                                                    -------           -------
                                                                    $78,113          $ 81,181
                                                                    =======           =======

4. INVESTMENT IN KAISER

     Concurrent with the consummation of the offering on December 23, 1996 described in Note 5, the Company received, as a capital contribution from MAXXAM, 27,938,250 shares of the common stock of Kaiser which are pledged as collateral for the MGI Notes (the "Pledged Kaiser Shares"). Kaiser is a fully integrated producer and marketer of alumina, primary aluminum and fabricated aluminum products. Kaiser's common stock is publicly traded on the New York Stock Exchange under the trading symbol "KLU." The Pledged Kaiser Shares represent a 39.0% equity interest in Kaiser at September 30, 1996 (34.7% on a fully diluted basis, after giving effect to the conversion of Kaiser's outstanding preferred stock into an equal number of common shares). The Company follows the equity method of accounting for its investment in Kaiser.

     As described in Note 1, the Company and MAXXAM are entities under common control; accordingly, the Company has recorded its investment in Kaiser at MAXXAM's historical cost. During the first quarter of 1993, losses exhausted Kaiser's equity with respect to its common stockholders. The Company recorded its equity share of such losses in January 1993 up to an amount of its investment in the Pledged Kaiser Shares. Since January 1993, cumulative losses with respect to the results of operations attributable to Kaiser's common stockholders have exceeded cumulative earnings. The Company is under no obligation to provide any economic support to Kaiser, and accordingly, has not recorded any amounts attributable to its equity share of Kaiser's results of operations for any period subsequent to January 1993. The Company will not record its equity share of Kaiser's results of operations until such time as future earnings exceed the cumulative losses incurred.

     The market value for the Pledged Kaiser Shares based on the price per share quoted at the close of business on December 20, 1996 was $321,290. There can be no assurance that such value would be realized should the Company dispose of its investment in the Pledged Kaiser Shares. The following table contains summarized financial information of Kaiser.

                                                                     AS OF            AS OF
                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
    Current assets.............................................   $   940,400       $  932,800
    Property, plant and equipment, net.........................     1,126,400        1,109,600
    Other assets...............................................       802,400          770,800
                                                                   ----------       ----------
              Total assets.....................................   $ 2,869,200       $2,813,200
                                                                   ==========       ==========
    Current liabilities........................................   $   542,000       $  601,100
    Long-term debt, less current maturities....................       858,400          749,200
    Other liabilities..........................................     1,286,000        1,282,500
    Minority interests.........................................       119,400          122,700
    Stockholders' equity:
      Preferred................................................        98,100           98,100
      Common...................................................       (34,700)         (40,400)
                                                                   ----------       ----------
                                                                       63,400           57,700
                                                                   ----------       ----------
              Total liabilities and stockholders' equity.......   $ 2,869,200       $2,813,200
                                                                   ==========       ==========

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           (IN THOUSANDS OF DOLLARS)

                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                ---------------------------
                                                                   1996            1995
                                                                -----------     -----------
    Net sales.................................................  $ 1,652,100     $ 1,646,700
    Costs and expenses........................................   (1,564,700)     (1,497,300)
    Other expenses............................................      (65,300)        (81,100)
                                                                -----------     -----------
    Income before income taxes and minority interests.........       22,100          68,300
    Provision for income taxes................................       (8,400)        (24,600)
    Minority interests........................................       (2,200)         (4,400)
                                                                -----------     -----------
    Net income................................................       11,500          39,300
    Dividends on preferred stock..............................       (6,300)        (15,500)
                                                                -----------     -----------
    Net income available to common stockholders...............  $     5,200     $    23,800
                                                                ===========     ===========
    Equity in earnings of Kaiser..............................  $        --     $        --
                                                                ===========     ===========

5. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
    7.95% Scotia Pacific Timber Collateralized Notes due
      July 20, 2015............................................    $ 336,130         $350,233
    11 1/4% MGI Senior Secured Notes due August 1, 2003........      100,000          100,000
    12 1/4% MGI Senior Secured Discount Notes due August 1,
      2003, net of discount....................................      101,021           92,498
    10 1/2% Pacific Lumber Senior Notes due March 1, 2003......      235,000          235,000
    Other......................................................          726              774
                                                                    --------         --------
                                                                     772,877          778,505
    Less: current maturities...................................      (16,258)         (14,195)
                                                                    --------         --------
                                                                   $ 756,619         $764,310
                                                                    ========         ========

  PRIVATE OFFERING

     The Company completed an offering (the "Offering") of $130,000 principal amount of 12% Senior Secured Notes due August 1, 2003 (the "MGHI Senior Secured Notes") on December 23, 1996 (the "Issue Date"). Interest is payable semiannually on February 1 and August 1 of each year beginning February 1, 1997. The MGHI Senior Secured Notes were not registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or on applicable exemption from registration requirements. The MGHI Senior Notes rank pari passu in right and priority of payment with any future senior indebtedness of the Company, and are guaranteed on a senior, unsecured basis by MAXXAM. The MGHI Senior Secured Notes will be effectively subordinated to liabilities of the Company's subsidiaries, including trade payables.

     The net proceeds from the Offering on the Issue Date, after estimated expenses, were approximately $125,000 all of which was loaned to MAXXAM pursuant to an intercompany note (the "Intercompany Note") which will be pledged to secure the MGHI Senior Secured Notes. The Intercompany Note will bear interest at the rate of 11% per annum (payable semiannually on the interest payment dates applicable to the MGHI Senior Secured Notes) and mature on August 1, 2003. MAXXAM will be entitled to defer the

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           (IN THOUSANDS OF DOLLARS)

payment of interest on the Intercompany Note on any interest payment date to the extent that the Company has sufficient available funds to satisfy its obligations on the MGHI Senior Secured Notes on such date. Any such deferred interest will be added to the principal amount of the Intercompany Note and be payable at maturity.

     On a pro forma basis, at September 30, 1996, after giving effect to the Offering and the loan of the proceeds therefrom to MAXXAM, the Company's total consolidated indebtedness would have increased from $772,877 to $902,877. The Indentures governing the MGI Notes were amended to, among other things, provide for the contribution of the Kaiser Shares to the Company.

     Pursuant to an agreement with the initial purchasers of the MGHI Senior Secured Notes, the Company and MAXXAM have agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission within 60 days of the Issue Date with respect to a registered offer to exchange the MGHI Senior Secured Notes for new notes with substantially identical terms (the "Exchange Offer"), and to use their reasonable best efforts to have the Registration Statement declared effective within 150 days of the Issue Date and the Exchange Offer consummated within 180 days of the Issue Date. The Exchange Date will be made only by means of a prospectus.

6. CREDIT (PROVISION) IN LIEU OF INCOME TAXES

     The credit in lieu of income taxes for the nine months ended September 30, 1996 includes a benefit of $2,620 relating to the refund of taxes previously paid in connection with a settlement of certain federal income tax matters in June 1996. The Company received the cash refund in August 1996.

7. CONTINGENCIES

     The Company's forest products operations are primarily conducted by The Pacific Lumber Company ("Pacific Lumber") and are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. While the Company does not expect that Pacific Lumber's compliance with such existing laws and regulations will have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity, Pacific Lumber is subject to certain pending matters described below, including the resolution of issues relating to the final designation of critical habitat for the marbled murrelet, which could have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Moreover, the laws and regulations relating to the Company's forest products operations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending or future governmental regulations, legislation or judicial or administrative decisions would not materially and adversely affect Pacific Lumber or its ability to harvest timber.

     In May 1996, the U.S. Fish and Wildlife Service (the "USFWS") published its final designation of critical habitat for the marbled murrelet ("Final Designation"), designating over four million acres as critical habitat for the marbled murrelet. Although nearly all of the designated habitat is public land, approximately 33,000 acres of the Company's timberlands are included in the Final Designation, the substantial portion of such 33,000 acres being young growth timber. Pacific Lumber's wildlife surveys to date (based upon current survey protocols) have indicated that Pacific Lumber has approximately 6,600 acres of occupied marbled murrelet habitat. A substantial portion of this land contains virgin and residual old growth timber and the bulk of it falls within the area covered by the Final Designation. In order to mitigate the impact of the Final Designation, particularly with respect to timberlands occupied by the marbled murrelet, Pacific Lumber over the last few years has attempted to develop a habitat conservation plan for the marbled murrelet (the "Murrelet HCP"). Due to, among other things, the unfavorable response of the USFWS to Pacific Lumber's initial Murrelet HCP efforts, Pacific Lumber and its subsidiaries filed two actions (the "Takings Litigation") alleging that certain portions of its timberlands have been "taken" and seeking just compensation. Pursuant to

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           (IN THOUSANDS OF DOLLARS)

the Headwaters Agreement described in Note 8 below (the "Headwaters Agreement"), the Takings Litigation has been stayed by the court at the request of the parties.

     It is impossible for the Company to determine the potential adverse effect of the Final Designation on the Company's consolidated financial position, results of operations or liquidity until such times as all of the material regulatory and legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as critical habitat for the marbled murrelet, such effect could be material. If Pacific Lumber is unable to harvest or is severely limited in harvesting, it intends to seek just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute a governmental taking. There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the federal Endangered Species Act ("ESA") and/or the California Endangered Species Act and to designate critical habitat for such species. For example, the National Marine Fisheries Service ("NMFS") recently announced that by April 25, 1997, it would make a final determination concerning whether to list the coho salmon under the ESA in northern California, including, potentially, lands owned by the Pacific Lumber. It is uncertain what impact, if any, such listings and/or designations of critical habitat would have on the Company's consolidated financial position, results of operations or liquidity. See Note 8 below for a description of certain terms of the Headwaters Agreement relating to processing and approval of a multi-species habitat conservation plan (the "Multi-Species HCP") covering Pacific Lumber's timberlands.

     In 1994, the California Board of Forestry ("BOF") adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish a long-term sustained yield ("LTSY") harvest level that takes into account environmental and economic considerations. The proposed sustained yield plan ("SYP") must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. On December 17, 1996, Pacific Lumber submitted a proposed SYP to the California Department of Forestry ("CDF"). The proposed SYP sets forth an LTSY harvest level substantially the same as Pacific Lumber's average annual timber harvest over the last five years. The proposed SYP also indicates that Pacific Lumber's average annual timber harvest during the first decade of the SYP would approximate the LTSY harvest level. During the second decade of the proposed SYP, Pacific Lumber's average annual timber harvest would be approximately 8% less than that proposed for the first decade. The SYP, when approved, will be valid for ten years. Thereafter, revised SYPs will be prepared every decade that will address the LTSY harvest level based upon reassessment of changes in the resource base and protection of public resources. The proposed SYP assumes that the transactions contemplated by the Headwaters Agreement will be consummated and that the Multi-Species HCP will permit Pacific Lumber to harvest its timberlands (including over the next two decades a substantial portion of its old growth timberlands not transferred pursuant to the Headwaters Agreement) to achieve maximum sustained yield. The SYP is subject to review and approval by the CDF, and there can be no assurance that the SYP will be approved in its proposed form. Until the SYP is reviewed and approved, Pacific Lumber is unable to predict the impact that these regulations will have on its future timber harvesting practices. It is possible that the results of the review and approval process could require Pacific Lumber to reduce its timber harvest in future years from the harvest levels set forth in the proposed SYP. Pacific Lumber believes it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands and submitting corresponding amendments to its SYP; however, there can be no assurance that it would be able to do so and the amount of such acquisitions would be limited by Pacific Lumber's available financial resources. The Company is unable to predict the ultimate impact the sustained yield regulations will have on its future consolidated financial position, results of operations or

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                           (IN THOUSANDS OF DOLLARS)

liquidity. See Note 8 below for a description of certain terms of the Headwaters Agreement relating to the SYP.

     Various groups and individuals have filed objections with the California Department of Forestry ("CDF") and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of the Company's timber harvesting plans ("THPs") and other timber harvesting operations, and the Company expects that such groups and individuals will continue to file such objections to certain of the Company's THPs and other timber harvesting operations. In addition, lawsuits are pending and/or threatened which seek to prevent the Company from implementing certain of its approved THPs and/or which challenge other operations of the Company. These challenges have severely restricted Pacific Lumber's ability to harvest old growth timber on its property. To date, challenges with respect to the Company's THPs relating to young growth timber have been limited; however, no assurance can be given as to the extent of such challenges in the future. The Company believes that environmentally focused challenges to its timber harvesting operations are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented the Company from conducting a portion of its operations, they have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Nevertheless, it is impossible to predict the future nature or degree of such challenges or their ultimate impact on the Company's consolidated financial position, results of operations or liquidity.

     The Company is also involved in various claims, lawsuits and proceedings relating to a wide variety of other matters. While there are uncertainties inherent in the ultimate outcome of such matters and it is impossible to determine the ultimate costs that may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

8. HEADWATERS AGREEMENT

     On September 28, 1996, MAXXAM and Pacific Lumber (the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") which provides the framework for the acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (the "Headwaters Timberlands"). The Headwaters Timberlands would be transferred in exchange for
(a) property and consideration (including cash) from the United States and California having an aggregate fair market value of $300 million and (b) approximately 7,775 acres of adjacent timberlands to be acquired by the United States and California (the "Elk River Timberlands"). The Pacific Lumber Parties have agreed not to conduct logging operations (including salvage logging) on the Headwaters Timberlands while the Headwaters Agreement is in effect. The continuing effectiveness of the Headwaters Agreement is predicated on the satisfaction of various conditions, including completion within ten months of specified closing items.

     The Headwaters Agreement also provides, among other things, for expedited processing by the United States of an incidental take permit ("Permit") to be based upon the Multi-Species HCP which is to cover all of Pacific Lumber's existing timber properties and any timber properties acquired as a result of the Headwaters Agreement. The agreement also requires expedited processing by California of an SYP. Closing of the Headwaters Agreement is subject to various conditions, including (a) acquisition by the government of the Elk River Timberlands from a third party, (b) approval of an SYP and a Multi-Species HCP, and issuance of a Permit, each in form and substance satisfactory to Pacific Lumber, (c) the issuance by the Internal Revenue Service and the California Franchise Tax Board of closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) the absence of a judicial decision in any litigation brought by third parties that any party reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement, and (e) the dismissal with prejudice at closing of the Takings Litigation.

                  MAXXAM GROUP HOLDINGS INC. AND SUBSIDIARIES

                   UNAUDITED SUMMARY QUARTERLY FINANCIAL DATA

                                                                  THREE MONTHS ENDED
                                                 -----------------------------------------------------
                                                 MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                 --------     -------     ------------     -----------
                                                               (IN MILLIONS OF DOLLARS)
1996 QUARTERLY INFORMATION:
  Net sales....................................   $ 59.8      $  71.3        $ 68.5
  Gross profit.................................     26.7         29.9          28.4
  Operating income.............................     16.7         19.3          17.4
  Net income...................................       .3          4.1            .1
1995 QUARTERLY INFORMATION:
  Net sales....................................   $ 52.0      $  65.6        $ 63.3           $61.7
  Gross profit.................................     22.5         32.6          29.8            30.6
  Operating income.............................     12.7         22.0          19.0            20.6
  Net income (loss)............................     (3.1)         3.3           1.3             2.7
1994 QUARTERLY INFORMATION:
  Net sales....................................   $ 56.7      $  63.0        $ 60.7           $69.2
  Gross profit.................................     23.6         31.9          29.1            35.4
  Operating income.............................     13.5         23.0          19.7            22.9
  Income before extraordinary item.............      1.2          3.4           8.5             6.2
  Extraordinary loss -- net....................       --        (14.9)           --              --
  Net income (loss)............................      1.2        (11.5)          8.5             6.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of MAXXAM Inc.:

     We have audited the accompanying consolidated balance sheets of MAXXAM Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MAXXAM Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As explained in Notes 5 and 6 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes, postretirement benefits other than pensions and postemployment benefits.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
February 16, 1996

                          MAXXAM INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                              DECEMBER 31,
                                                                          ---------------------
                                 ASSETS                                     1995         1994
                                                                          --------     --------
                                                                             (IN MILLIONS OF
                                                                                DOLLARS,
                                                                          EXCEPT SHARE AMOUNTS)
Current assets:
  Cash and cash equivalents.............................................  $  104.2     $   84.6
  Marketable securities.................................................      45.9         40.3
  Receivables:
     Trade, net of allowance for doubtful accounts of $5.5 and $4.4 at
      December 31, 1995 and 1994, respectively..........................     246.2        176.8
     Other..............................................................      98.9         62.9
  Inventories...........................................................     606.8        541.4
  Prepaid expenses and other current assets.............................     129.7        185.3
                                                                          --------     --------
          Total current assets..........................................   1,231.7      1,091.3
Property, plant and equipment, net......................................   1,231.9      1,231.6
Timber and timberlands, net of depletion of $139.6 and $123.9 at
  December 31, 1995 and 1994, respectively..............................     313.0        325.2
Investments in and advances to unconsolidated affiliates................     189.1        169.7
Deferred income taxes...................................................     414.0        425.6
Long-term receivables and other assets..................................     452.6        447.4
                                                                          --------     --------
                                                                          $3,832.3     $3,690.8
                                                                          ========     ========
                   LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable......................................................  $  196.7     $  161.8
  Accrued interest......................................................      58.0         62.0
  Accrued compensation and related benefits.............................     166.5        138.3
  Other accrued liabilities.............................................     148.4        200.2
  Payable to affiliates.................................................      90.2         81.8
  Long-term debt, current maturities....................................      25.1         33.7
                                                                          --------     --------
          Total current liabilities.....................................     684.9        677.8
Long-term debt, less current maturities.................................   1,585.1      1,582.5
Accrued postretirement benefits.........................................     742.6        743.1
Other noncurrent liabilities............................................     680.3        618.4
                                                                          --------     --------
          Total liabilities.............................................   3,692.9      3,621.8
                                                                          --------     --------
Commitments and contingencies
Minority interests......................................................     223.2        344.3
Stockholders' deficit:
  Preferred stock, $.50 par value; 12,500,000 shares authorized;
     Class A $.05 Non-Cumulative Participating Convertible Preferred
     Stock; shares issued: 1995 -- 669,701 and 1994 -- 669,957..........        .3           .3
  Common stock, $.50 par value; 28,000,000 shares authorized;
     shares issued: 10,063,359..........................................       5.0          5.0
  Additional capital....................................................     155.0         53.2
  Accumulated deficit...................................................    (208.5)      (302.9)
  Pension liability adjustment..........................................     (16.1)       (11.4)
  Treasury stock, at cost (shares held: preferred -- 845; common:
     1995 -- 1,355,512 and 1994 -- 1,355,768)...........................     (19.5)       (19.5)
                                                                          --------     --------
          Total stockholders' deficit...................................     (83.8)      (275.3)
                                                                          --------     --------
                                                                          $3,832.3     $3,690.8
                                                                          ========     ========

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                    YEARS ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                 1995         1994         1993
                                                               --------     --------     --------
                                                                     (IN MILLIONS OF DOLLARS
                                                                      EXCEPT SHARE AMOUNTS)
Net sales:
  Aluminum operations........................................  $2,237.8     $1,781.5     $1,719.1
  Forest products operations.................................     242.6        249.6        233.5
  Real estate and other operations...........................      84.8         84.6         78.5
                                                               --------     --------     --------
                                                                2,565.2      2,115.7      2,031.1
                                                               --------     --------     --------
Costs and expenses:
  Costs of sales and operations (exclusive of depreciation
     and depletion):
     Aluminum operations.....................................   1,798.4      1,625.5      1,587.7
     Forest products operations..............................     127.1        129.6        134.6
     Real estate and other operations........................      65.4         62.8         65.3
  Selling, general and administrative expenses...............     195.8        169.4        183.0
  Depreciation and depletion.................................     120.9        121.1        120.8
  Restructuring of aluminum operations.......................        --           --         35.8
                                                               --------     --------     --------
                                                                2,307.6      2,108.4      2,127.2
                                                               --------     --------     --------
Operating income (loss)......................................     257.6          7.3        (96.1)
Other income (expense):
  Investment, interest and other income (expense)............      18.2         (2.2)        69.8
  Interest expense...........................................    (172.7)      (167.3)      (169.5)
  Amortization of deferred financing costs...................      (8.6)        (9.6)       (15.6)
                                                               --------     --------     --------
Income (loss) before income taxes, minority interests,
  extraordinary item and cumulative effect of changes in
  accounting principles......................................      94.5       (171.8)      (211.4)
Credit (provision) for income taxes..........................     (14.8)        77.1         82.5
Minority interests...........................................     (22.2)       (22.0)        (3.0)
                                                               --------     --------     --------
Income (loss) before extraordinary item and cumulative effect
  of changes in accounting principles........................      57.5       (116.7)      (131.9)
Extraordinary item:
  Loss on early extinguishment of debt, net of related
     benefits for minority interests of $nil in 1994 and $2.8
     in 1993 and income taxes of $2.9 in 1994 and $27.5 in
     1993, respectively......................................        --         (5.4)       (50.6)
Cumulative effect of changes in accounting principles:
  Postretirement benefits other than pensions and
     postemployment benefits, net of related benefits for
     minority interests of $64.6 and income taxes of
     $240.2..................................................        --           --       (444.3)
  Accounting for income taxes................................        --           --         26.6
                                                               --------     --------     --------
Net income (loss)............................................  $   57.5     $ (122.1)    $ (600.2)
                                                               ========     ========     ========
Per common and common equivalent share:
  Income (loss) before extraordinary item and cumulative
     effect of changes in accounting principles..............  $   6.08     $ (12.35)    $ (13.95)
  Extraordinary item.........................................        --         (.57)       (5.35)
  Cumulative effect of changes in accounting principles......        --           --       (44.17)
                                                               --------     --------     --------
  Net income (loss)..........................................  $   6.08     $ (12.92)    $ (63.47)
                                                               ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                  YEARS ENDED DECEMBER 31,
                                                                               -------------------------------
                                                                                1995       1994        1993
                                                                               -------    -------    ---------
                                                                                  (IN MILLIONS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................................... $  57.5    $(122.1)   $  (600.2)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and depletion...............................................   120.9      121.1        120.8
     Minority interests.......................................................    22.2       22.0          3.0
     Amortization of deferred financing costs and discounts on long-term
      debt....................................................................    19.5       19.3         21.7
     Amortization of excess investment over equity in net assets of
       unconsolidated affiliates..............................................    11.4       11.6         11.9
     Equity in (earnings) loss of unconsolidated affiliates...................   (19.1)      15.0          4.9
     Net gain on sales of real estate, mortgage loans and other assets........    (9.7)      (6.5)       (45.8)
     Net gains on marketable securities.......................................    (8.6)      (4.2)        (7.1)
     Net sales (purchases) of marketable securities...........................    (4.0)      12.9         31.1
     Extraordinary loss on early extinguishment of debt, net..................      --        5.4         50.6
     Cumulative effect of changes in accounting principles, net...............      --         --        417.7
     Decrease (increase) in prepaid expenses and other assets.................    84.5      (47.9)         5.4
     Increase (decrease) in accounts payable..................................    34.7       26.3        (14.1)
     Decrease (increase) in receivables.......................................  (103.6)      24.5          5.0
     Decrease (increase) in inventories.......................................   (65.3)     (37.5)        10.9
     Increase in accrued and deferred income taxes............................   (13.1)     (77.2)       (96.5)
     Increase (decrease) in payable to affiliates and other liabilities.......    (1.2)      37.5        110.5
     Increase (decrease) in accrued interest..................................    (1.0)       8.3         14.3
     Other....................................................................    12.8       (4.0)         8.0
                                                                               -------    -------    ---------
          Net cash provided by operating activities...........................   137.9        4.5         52.1
                                                                               -------    -------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from disposition of property and investments...................    39.3       30.0        143.0
  Capital expenditures........................................................   (97.7)     (89.3)       (86.2)
  Investment in subsidiaries and joint ventures...............................   (15.9)      (7.4)        (9.4)
  Other.......................................................................    (1.1)      (1.2)        (2.8)
                                                                               -------    -------    ---------
          Net cash provided by (used for) investing activities................   (75.4)     (67.9)        44.6
                                                                               -------    -------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt....................................     5.7      229.7      1,201.3
  Net borrowings (payments) under revolving credit agreements and short-term
     borrowings (payments)....................................................     4.4     (191.8)      (107.6)
  Proceeds from issuance of Kaiser capital stock..............................     1.2      100.1        119.3
  Restricted cash (deposits), net of withdrawals..............................     1.0        1.2        (33.6)
  Redemptions, repurchase of and principal payments an long-term debt.........   (40.9)     (39.1)    (1,219.4)
  Dividends paid to Kaiser's minority preferred stockholders..................   (20.5)     (13.7)        (5.6)
  Redemption of preference stock..............................................    (8.8)      (8.5)        (4.2)
  Incurrence of financing costs...............................................    (1.8)     (19.7)       (47.9)
  Other.......................................................................    16.8        5.9          3.0
                                                                               -------    -------    ---------
          Net cash provided by (used for) financing activities................   (42.9)      64.1        (94.7)
                                                                               -------    -------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....................................    19.6         .7          2.0
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR................................    84.6       83.9         81.9
                                                                               -------    -------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................................... $ 104.2    $  84.6    $    83.9
                                                                               =======    =======    =========
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Net margin borrowings (repayments) for marketable securities................ $  (6.9)   $   5.9    $     (.9)
  Reduction of stockholders' deficit due to redemption of Kaiser preferred
     stock....................................................................   136.2         --           --
  Contribution of property in exchange for joint venture interest,
     net of deferred gain of $8.6.............................................     1.3         --           --
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of capitalized interest.................................. $ 162.8    $ 149.3    $   149.1
  Income taxes paid, net......................................................    30.3       18.3         13.2

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                  PREFERRED       COMMON STOCK                    RETAINED    PENSION
                                    STOCK      -------------------   ADDITIONAL   EARNINGS   LIABILITY    TREASURY
                                  ($.50 PAR)   SHARES   ($.50 PAR)    CAPITAL     (DEFICIT)  ADJUSTMENT    STOCK      TOTAL
                                  ----------   ------   ----------   ----------   --------   ----------   --------   -------
                                                             (IN MILLIONS OF DOLLARS AND SHARES)
Balance, January 1, 1993........     $ .3        8.7       $5.0        $ 47.9     $  419.4     $ (9.0)     $(19.7)   $ 443.9
  Net loss......................       --         --         --            --       (600.2)        --          --     (600.2)
  Gain from issuance of Kaiser
     Aluminum Corporation common
     stock......................       --         --         --           3.3           --         --          --        3.3
  Additional pension
     liability..................       --         --         --            --           --      (14.9)         --      (14.9)
                                      ---        ---       ----        ------      -------     ------      ------     ------
Balance, December 31, 1993......       .3        8.7        5.0          51.2       (180.8)     (23.9)      (19.7)    (167.9)
  Net loss......................       --         --         --            --       (122.1)        --          --     (122.1)
  Gain from issuance of Kaiser
     Aluminum Corporation common
     stock......................       --         --         --           2.2           --         --          --        2.2
  Conversions of preferred stock
     to common stock............       --         --         --           (.2)          --         --          .2         --
  Reduction of pension
     liability..................       --         --         --            --           --       12.5          --       12.5
                                      ---        ---       ----        ------      -------     ------      ------     ------
Balance, December 31, 1994......       .3        8.7        5.0          53.2       (302.9)     (11.4)      (19.5)    (275.3)
                                      ---        ---       ----        ------      -------     ------      ------     ------
  Net income....................       --         --         --            --         57.5         --          --       57.5
  Gain from issuance of Kaiser
     Aluminum Corporation common
     stock......................       --         --         --           2.5           --         --          --        2.5
  Redemption of Kaiser Aluminum
     Corporation preferred
     stock......................       --         --         --          99.3         36.9         --          --      136.2
  Additional pension
     liability..................       --         --         --            --           --       (4.7)         --       (4.7)
                                      ---        ---       ----        ------      -------     ------      ------     ------
Balance, December 31, 1995......     $ .3        8.7       $5.0        $155.0     $ (208.5)    $(16.1)     $(19.5)   $ (83.8)
                                      ===        ===       ====        ======      =======     ======      ======     ======

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The Company

     The consolidated financial statements include the accounts of MAXXAM Inc. and its majority and wholly owned subsidiaries. All references to the "Company" include MAXXAM Inc. and its majority owned and wholly owned subsidiaries, unless otherwise indicated or the context indicates otherwise. Intercompany balances and transactions have been eliminated. Investments in affiliates (20% to 50%-owned) are accounted for utilizing the equity method of accounting. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     The Company is a holding company and, as such, conducts substantially all of its operations through its subsidiaries. The Company operates in three principal industries: aluminum, through its majority owned subsidiary, Kaiser Aluminum Corporation ("Kaiser"), a fully integrated aluminum producer; forest products, through its wholly owned subsidiary, MAXXAM Group Inc. ("MGI") and MGI's wholly owned subsidiaries, principally The Pacific Lumber Company ("Pacific Lumber") and Britt Lumber Co., Inc. ("Britt"); real estate investment and development, managed through its wholly owned subsidiary, MAXXAM Property Company; and other commercial operations through various other wholly owned subsidiaries.

     Description of the Company's Operations

     Kaiser operates in the aluminum industry through its principal operating subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"). KACC operates in all principal aspects of the aluminum industry -- the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of aluminum, and the manufacture of fabricated and semi-fabricated aluminum products. KACC's production levels of alumina and primary aluminum exceed its internal requirements and allow it to be a major seller of alumina and primary aluminum in domestic and international markets. The substantial portion of the Company's consolidated assets, liabilities, revenues, results of operations and cash flows are attributable to Kaiser (see Note 11).

     Pacific Lumber operates in several principal aspects of the lumber industry -- the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber and the manufacture of lumber into a variety of finished products. Britt manufactures redwood and cedar fencing and decking products from small diameter logs, a substantial portion of which is obtained from Pacific Lumber. Housing, construction and remodeling markets are the principal markets for the Company's lumber products. Export sales generally constitute less than 4% of forest products sales. A significant portion of forest products sales are made to third parties located west of the Mississippi river.

     The Company, principally through its wholly owned subsidiaries, is engaged in the business of residential and commercial real estate investment and development, primarily in California, Arizona, Texas and Puerto Rico. With respect to periods after October 6, 1995, other commercial operations include the results of Sam Houston Race Park, Ltd. ("SHRP, Ltd."), a Texas limited partnership which owns and operates a Class I horse racing facility in the greater Houston metropolitan area.

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of revenues and expenses recognized during each period presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

with respect to such estimates and assumptions are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the subsequent resolution of any one of the contingent matters described in
Note 9 could differ materially from current estimates. The results of an adverse resolution of such uncertainties could have a material effect on the reported amounts of the Company's consolidated assets and liabilities.

     The cumulative losses of Kaiser in the first and second quarters of 1993, principally due to the implementation of the new accounting standard for postretirement benefits other than pensions as described in Note 6, eliminated Kaiser's equity with respect to its common stock; accordingly, the Company recorded 100% of Kaiser's losses in the third and fourth quarters of 1993 and all of 1994, without regard to the minority interests represented by Kaiser's other common stockholders (as described in Note 7). The Company recorded 100% of Kaiser's earnings in 1995 and will continue to do so until such time as the cumulative losses recorded by the Company with respect to Kaiser's minority common stockholders are recovered.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash Equivalents

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     Marketable Securities

     Marketable securities are carried at fair value. Prior to December 31, 1993, marketable securities were carried at the lower of cost or market. The cost of the securities sold is determined using the first-in, first-out method. Included in investment, interest and other income (expense) for each of the three years ended December 31, 1995 were: 1995 -- net unrealized holding gains of $1.9 and net realized gains of $6.8; 1994 -- net unrealized holding losses of $1.0 and net realized gains of $5.2; and 1993 -- net realized gains of $4.2, the recovery of $2.0 of net unrealized losses and net unrealized gains of $.9. Net unrealized losses represent the amount required to reduce the short-term marketable securities portfolios from cost to market value prior to December 31, 1993.

     Inventories

     Inventories are stated at the lower of cost or market. Cost for the aluminum and forest products operations inventories is primarily determined using the last-in, first-out ("LIFO") method. Other inventories of the aluminum operations, principally operating supplies and repair and maintenance parts, are stated at the lower of average cost or market. Inventory costs consist of material, labor and manufacturing overhead, including depreciation and depletion.

     The Company recorded pre-tax charges of approximately $19.4 in 1993 because of reductions in the carrying value of its aluminum operations inventories caused principally by prevailing lower prices for alumina, primary aluminum and fabricated aluminum products.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Inventories consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Aluminum Operations:
      Finished fabricated products.....................................  $ 91.5     $ 49.4
      Primary aluminum and work in process.............................   195.9      203.1
      Bauxite and alumina..............................................   119.6      102.3
      Operating supplies and repair and maintenance parts..............   118.7      113.2
                                                                         ------     ------
                                                                          525.7      468.0
                                                                         ------     ------
    Forest Products Operations:
      Lumber...........................................................    65.5       61.3
      Logs.............................................................    15.6       12.1
                                                                         ------     ------
                                                                           81.1       73.4
                                                                         ------     ------
                                                                         $606.8     $541.4
                                                                         ======     ======

     Property, Plant and Equipment

     Property, plant and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed principally utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     Timber and Timberlands

     Timber and timberlands are stated at cost, net of accumulated depletion. Depletion is computed utilizing the unit-of-production method based upon estimates of timber values and quantities.

     Deferred Financing Costs

     Costs incurred to obtain financing are deferred and amortized over the estimated term of the related borrowing.

     Restricted Cash and Concentrations of Credit Risk

     At December 31, 1995 and 1994, cash and cash equivalents includes $19.7 and $19.4, respectively, which is reserved for debt service payments on the Company's 7.95% Timber Collateralized Notes due 2015 (the "Timber Notes"). At December 31, 1995 and 1994, long-term receivables and other assets includes $31.4 and $32.4, respectively, of restricted cash deposits held for the benefit of the Timber Note holders as described in Note 4. Each of these deposits is held by a different financial institution. In the event of nonperformance by such financial institutions, the Company's exposure to credit loss is represented by the amounts deposited plus any unpaid accrued interest thereon. The Company mitigates its concentrations of credit risk with respect to these restricted cash deposits by maintaining them at high credit quality financial institutions and monitoring the credit ratings of these institutions.

     Restructuring of Aluminum Operations

     In 1993, Kaiser implemented a restructuring plan primarily for its flat-rolled products operation at its Trentwood plant in response to overcapacity in the aluminum rolling industry, flat demand in the U.S. can stock markets and declining demand for aluminum products sold to customers in the commercial aerospace

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

industry, all of which had resulted in declining prices in Trentwood's key markets. Additionally, KACC implemented a plan to streamline its casting operations, which included the shutdown of two facilities located in Ohio. This entire restructuring was successfully completed by the end of 1995. The pre-tax charge for this restructuring of $35.8 included $25.2 for pension, severance and other termination benefits at Trentwood; $8.0 related to casting facilities; and $2.6 for various other items.

     Investment, Interest and Other Income (Expense)

     During 1994, the Company, Pacific Lumber and others agreed to a settlement, subsequently approved by the court, of class and related individual claims brought by former stockholders of Pacific Lumber against the Company, MGI, Pacific Lumber, former directors of Pacific Lumber and others concerning MGI's acquisition of Pacific Lumber. Of the $52.0 settlement $33.0 was paid by insurance carriers of the Company and Pacific Lumber, $14.8 was paid by Pacific Lumber, and the balance was paid by other defendants and through the assignment of certain claims. In 1994, the Company recorded a pre-tax loss of $21.2 which consists of Pacific Lumber's $14.8 cash payment to the settlement fund, a $2.0 accrual for certain contingent claims, and $4.4 of related legal fees. Insofar as these matters do not originate from, or relate in any manner to, its ongoing operations, the Company recorded the settlement as a charge to investment, interest and other income (expense). Additionally, in February 1994, Pacific Lumber received a franchise tax refund of $7.2, the substantial portion of which represents interest, from the state of California relating to tax years 1972 through 1985. The net effect of these transactions are included in investment, interest and other income (expense) for the year ended December 31, 1994.

     Investment, interest and other income (expense) for the years ended December 31, 1995, 1994 and 1993 includes $17.8, $16.5 and $17.9, respectively, of pre-tax charges related principally to establishing additional litigation reserves for asbestos claims and environmental reserves for potential solid waste disposal and soil and ground water remediation matters, each pertaining to operations which were discontinued prior to the acquisition of Kaiser by the Company in 1988. Investment, interest and other income for the year ended December 31, 1993 includes a fourth quarter pre-tax gain of $47.8 from the sale of sixteen multi-family real estate properties for cash proceeds of $113.6.

     Foreign Currency Translation

     The Company uses the United States dollar as the functional currency for its foreign operations.

     Derivative Financial Instruments

     Gains and losses arising from the use of derivative financial instruments are reflected in Kaiser's operating results concurrently with the consummation of the underlying hedged transactions. Deferred gains or losses are included in prepaid expenses and other current assets and other accrued liabilities. Kaiser does not hold or issue derivative financial instruments for trading purposes (see Note 10).

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents and restricted cash approximate fair value. The fair value of marketable securities is determined based on quoted market prices. The estimated fair value of long-term debt is determined based on the quoted market prices for the publicly traded issues and on the current rates offered for borrowings similar to the other debt. MGI's publicly traded debt issues are thinly traded financial instruments; accordingly, their market prices at any balance sheet date may not be representative of the prices which would be derived from a more active market. The fair value of foreign currency contracts generally reflects the estimated amounts that Kaiser would receive to enter into similar contracts at the balance sheet date, thereby taking into account unrealized gains or losses on open contracts (see Note 10). The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                                               DECEMBER 31, 1995           DECEMBER 31, 1994
                                            -----------------------     -----------------------
                                            CARRYING        FAIR        CARRYING        FAIR
                                             AMOUNT         VALUE        AMOUNT         VALUE
                                            ---------     ---------     ---------     ---------
    Cash and cash equivalents.............  $   104.2     $   104.2     $    84.6     $    84.6
    Marketable securities (held for
      trading purposes)...................       45.9          45.9          40.3          40.3
    Restricted cash.......................       31.4          31.4          32.4          32.4
    Long-term debt........................   (1,610.2)     (1,672.0)     (1,616.2)     (1,545.9)
    Foreign currency contracts............         --           1.9            --           3.5

     Stock-Based Compensation

     The Company applies the intrinsic value based method for accounting for stock or stock-based compensation awards described by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (see Note 8).

     Per Share Information

     Per share calculations are based on the weighted average number of common shares outstanding in each year and, if dilutive, weighted average common equivalent shares and common stock options based upon the average price of the Company's common stock during the year. The weighted average number of common and common equivalent shares was 9,459,293 shares, 9,447,878 shares and 9,457,083 shares for the years ended December 31, 1995, 1994 and 1993, respectively.

2. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

  KACC INVESTORS

     Kaiser's investments in unconsolidated affiliates are held by KACC. KACC holds a 28.3% interest in Queensland Alumina Limited ("QAL"), a leading producer of alumina, and a 49% interest in both Kaiser Jamaica Bauxite Company, a bauxite supplier, and Anglesey Aluminium Limited ("Anglesey"), which produces primary aluminum. KACC provides some of its affiliates with services such as financing, management and engineering. Purchases from these affiliates for the acquisition and processing of bauxite, alumina and primary aluminum aggregated $284.4, $219.7 and $206.6 for the years ended December 31, 1995, 1994 and 1993, respectively (see Note 9). KACC received dividends of $8.1 from the investees for the year ended December 31, 1995. No dividends were received for the years ended December 31, 1994 or 1993. KACC's equity in earnings (loss) before income taxes of such operations is treated as a reduction (increase) in cost of sales. At December 31, 1995 and 1994, KACC's net receivables from these affiliates were not material.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Summarized combined financial information for KACC's investees is as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Current assets.....................................................  $429.0     $342.3
    Property, plant and equipment, net.................................   330.8      349.4
    Other assets.......................................................    39.3       42.4
                                                                         ------     ------
              Total assets.............................................  $799.1     $734.1
                                                                         ======     ======
    Current liabilities................................................  $125.4     $122.4
    Long-term debt.....................................................   331.8      307.6
    Other liabilities..................................................    35.6       31.0
    Stockholders' equity...............................................   306.3      273.1
                                                                         ------     ------
              Total liabilities and stockholders' equity...............  $799.1     $734.1
                                                                         ======     ======

                                                               YEARS ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
    Net sales.............................................  $ 685.9     $ 489.8     $ 510.3
    Costs and expenses....................................   (618.7)     (494.8)     (527.2)
    Credit (provision) for income taxes...................    (18.7)       (6.3)        1.9
                                                            -------     -------     -------
    Net income (loss).....................................  $  48.5     $ (11.3)    $ (15.0)
                                                            =======     =======     =======
    KACC's equity in earnings (loss) of affiliates........  $  19.2     $  (1.9)    $  (3.3)
                                                            =======     =======     =======

     KACC's equity in earnings (loss) differs from the summary net income (loss) for unconsolidated affiliates due to various percentage ownerships in the constituent entities and the amortization of the excess of KACC's investment in the affiliates over its equity in their net assets. At December 31, 1995, KACC's investment in these affiliates exceeded its equity in their net assets by $54.9. KACC is amortizing this amount over a twelve-year period which results in an annual charge of approximately $11.4.

  OTHER INVESTEES

     In 1995, pursuant to a joint venture agreement with SunCor Development Company ("SunCor") for the purpose of developing and managing a real estate project, the Company, through a wholly owned real estate subsidiary, contributed 950 acres of undeveloped land valued at $10.0 and cash of $1.0 in exchange for a 50% interest. SunCor, the managing partner, contributed $11.0 in cash in exchange for its 50% interest. A subsidiary of the Company and SunCor are each guarantors of 50% of $4.6 aggregate principal amount of the joint venture's debt. At December 31, 1995, the joint venture had assets of $32.6, liabilities of $10.5 and equity of $22.1. For the year ended December 31, 1995, the joint venture incurred losses of $.2.

     On July 8, 1993, the Company, through various subsidiaries, acquired control of the general partner and became responsible for the management of SHRP, Ltd. for an investment of $9.1. The Company's subsidiaries held an initial equity interest in SHRP, Ltd. of 29.7%. The Company increased its equity interest in SHRP, Ltd. to 45.0% as a result of a $5.6 capital contribution in October 1994. At December 31, 1994, SHRP, Ltd. had assets of $76.9 ($6.5 current), liabilities of $88.6 ($13.4 current) and a deficiency in net assets of $11.7. SHRP, Ltd. incurred net losses for the years ended December 31, 1994 and 1993 of approximately $20.0 and $5.9, respectively. The Company recorded losses with respect to its investment in SBRP, Ltd. of $13.1 and $1.6 for the year ended December 31, 1994 and for the period from July 8, 1993 to December 31, 1993, respectively.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  1995 ACQUISITION OF MAJORITY INTEREST IN SHRP, LTD.

     On April 17, 1995, SHRP, Ltd. and its wholly owned subsidiary, together with SHRP, Ltd.'s largest limited partner (a wholly owned subsidiary of the Company), filed voluntary petitions seeking to reorganize under the provisions of Chapter 11 of the United States Bankruptcy Code. The bankruptcy plan (the "Plan") was confirmed on September 22, 1995, and the transactions called for by the Plan were completed on October 6, 1995. Such transactions included cash contributions to SHRP, Ltd. from a new investor group totaling $5.9 (of which wholly owned subsidiaries of the Company contributed $5.8). Additionally, a wholly owned subsidiary of the Company contributed a tract of land to SHRP, Ltd. (with a fair market value of $2.3). The new managing general partner of the reorganized SHRP, Ltd. is a wholly owned subsidiary of the Company. In an unrelated transaction, on October 20, 1995, a wholly owned subsidiary of the Company purchased, for $7.3 (which approximated fair value), $14.6 aggregate initial principal amount of the SHRP Notes (as defined in Note 4) and the corresponding equity interest in SHRP Equity, Inc. (a Delaware corporation and an additional general partner of the reorganized SHRP, Ltd.) to which the selling noteholder was entitled. After giving effect to the previously described transactions, wholly owned subsidiaries of the Company hold, directly or indirectly, approximately 78.8% of the equity in the reorganized SBRP, Ltd. Supplemental cash flows disclosure related to the acquisition of SHRP, Ltd. in October 1995 is as follows: assets acquired of $29.3, assumed liabilities of $20.7, and additional minority interest of $2.8.

     The assets and liabilities of SHRP, Ltd. are included in the accompanying Consolidated Balance Sheet as of December 31, 1995, and the results of SHRP, Ltd.'s operations and cash flows for the period from October 6, 1995 to December 31, 1995 are included in the accompanying Consolidated Statements of Operations and Cash Flows. The carrying value of SHRP, Ltd.'s assets and liabilities following its emergence from the Chapter 11 proceedings differs in material amounts from those of the predecessor entity. The pro forma disclosures, assuming SHRP, Ltd. was included in the Company's consolidated results of operations are as follows: revenue -- $2,579.3, $2,135.9; income (loss) before extraordinary items -- $50.6, ($125.0); net income (loss) -- $50.6, ($130.4);
and earnings (loss) per common and common equivalent share -- $5.35, ($13.80), for the years ended December 31, 1995 and 1994, respectively. The pro forma information excludes amounts attributable to SHRP, Ltd.'s extraordinary gain of $14.9 resulting from the restructuring transactions contained in the Plan. The extraordinary gain was omitted because the Company believes the item would distort normal trends.

3. PROPERTY, PLANT AND EQUIPMENT

     The major classes of property, plant and equipment are as follows:

                                                                              DECEMBER 31,
                                                          ESTIMATED       ---------------------
                                                         USEFUL LIVES       1995         1994
                                                         ------------     --------     --------
    Land and improvements..............................    5-30 years     $  185.8     $  176.1
    Buildings..........................................    5-45 years        272.4        259.6
    Machinery and equipment............................    3-40 years      1,388.5      1,330.8
    Construction in progress...........................                       63.3         45.0
                                                                          --------     --------
                                                                           1,910.0      1,811.5
    Less: accumulated depreciation.....................                     (678.1)      (579.9)
                                                                          --------     --------
                                                                          $1,231.9     $1,231.6
                                                                          ========     ========

     Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $105.4, $105.7 and $104.9, respectively.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                        1995         1994
                                                                      --------     --------
    Corporate:
      14% MAXXAM Senior Subordinated Reset Notes due
         May 20, 2000................................................ $   25.0     $   25.0
      12 1/2% MAXXAM Subordinated Debentures due December 15, 1999,
         net of discount.............................................     16.5         20.9
      Other..........................................................       .1           .2
    Aluminum Operations:
      1994 KACC Credit Agreement.....................................     13.1          6.7
      9 7/8% KACC Senior Notes due February 15, 2002, net of
         discount....................................................    223.8        223.6
      Alpart CARIFA Loan.............................................     60.0         60.0
      12 3/4% KACC Senior Subordinated Notes due February 1, 2003....    400.0        400.0
      Other..........................................................     61.2         69.2
    Forest Products Operations:
      7.95% Scotia Pacific Timber Collateralized Notes due July 20,
         2015........................................................    350.2        363.8
      11 1/4% MGI Senior Secured Notes due August 1, 2003............    100.0        100.0
      12 1/4% MGI Senior Secured Discount Notes due August 1, 2003,
         net of discount.............................................     92.5         82.8
      10 1/2% Pacific Lumber Senior Notes due March 1, 2003..........    235.0        235.0
      Other..........................................................       .8           .9
    Real Estate and Other Operations:
      11% SHRP, Ltd. Senior Secured Extendible Notes due September 1,
         2001, net of discount.......................................     13.3           --
      RTC Portfolio secured notes due December 31, 1999, interest at
         prime plus 3%...............................................      8.0         10.0
      MCOP Credit Agreement..........................................       .7          2.6
      Other notes and contracts, primarily secured by receivables,
         buildings, real estate and equipment........................     10.0         15.5
                                                                      --------     --------
                                                                       1,610.2      1,616.2
         Less: current maturities....................................    (25.1)       (33.7)
                                                                      --------     --------
                                                                      $1,585.1     $1,582.5
                                                                      ========     ========

  CORPORATE

     14% MAXXAM Senior Subordinated Reset Notes due 2000 (the "Reset Notes")

     Pursuant to the terms of the indenture governing the Reset Notes, no further adjustments to the interest rate are permitted. The Reset Notes are redeemable at the Company's option, in whole or in part, at par.

     12 1/2% MAXXAM Subordinated Debentures due 1999 (the "12 1/2% Debentures")

     The 12 1/2% Debentures, which are net of discount of $1.1 and $1.7 at December 31, 1995 and 1994, respectively, have mandatory redemptions of $3.2 in December 1997 and $3.3 in December 1998. The 12 1/2% Debentures are redeemable at the Company's option, in whole or in part, at par.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     MAXXAM Demand Loan Agreement

     On October 10, 1994, the Company entered into a demand loan and pledge agreement (the "Custodial Trust Agreement") with Custodial Trust Company providing for up to $25.0 in borrowings. Any amounts drawn would be payable upon demand and be secured by Kaiser common stock owned by the Company (or such other marketable securities acceptable to the lender) with an initial market value (as defined therein) of approximately three times the amount borrowed. Borrowings under the Custodial Trust Agreement would bear interest at the prime rate plus 1% per annum. The Custodial Trust Agreement contains a negative pledge on 22 million shares of Kaiser's common stock owned by the Company and provides that the Company may sell such shares upon 24 hours notice to the Custodial Trust Company. No borrowings were outstanding as of December 31, 1995.

  ALUMINUM OPERATIONS

     The 1994 KACC Credit Agreement (as amended, the "1994 KACC Credit
Agreement")

     The 1994 KACC Credit Agreement consists of a $325.0 five-year secured revolving line of credit which matures in 1999. KACC is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0) in an aggregate amount equal to the lesser of $325.0 or a borrowing base relating to eligible accounts receivable and inventory. As of December 31, 1995, $259.3 (of which $72.4 could have been used for letters of credit) was available to KACC under the 1994 KACC Credit Agreement. The 1994 KACC Credit Agreement is unconditionally guaranteed by Kaiser and by certain significant subsidiaries of KACC. Loans under the 1994 KACC Credit Agreement bear interest at a rate per annum, at KACC's election, equal to a Reference Rate (as defined) plus 1 1/2% or LIBOR (Reserve Adjusted) (as defined) plus 3 1/4%. Effective June 30, 1995, the interest rate margins applicable to borrowings under the 1994 KACC Credit Agreement may be reduced by up to 1 1/2% (non-cumulatively), based on a financial test, determined quarterly. As of December 31, 1995, the financial test permitted a reduction of 1 1/2% per annum in margins effective January 1, 1996. Kaiser recorded a pre-tax extraordinary loss of $8.3 ($5.4 after taxes) in the first quarter of 1994, consisting primarily of the write-off of unamortized deferred financing costs related to Kaiser's previous credit agreement (the "1989 KACC Credit Agreement").

     The 1994 KACC Credit Agreement requires KACC to maintain certain financial covenants and places restrictions on Kaiser's and KACC's ability to, among other things, incur debt and liens, make investments, pay dividends, undertake transactions with affiliates, make capital expenditures and enter into unrelated lines of business. The 1994 KACC Credit Agreement is secured by, among other things, (i) mortgages on KACC's major domestic plants (excluding Kaiser's Gramercy alumina plant), (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks and substantially all other personal property of KACC and certain of its subsidiaries, (iii) a pledge of all of the stock of KACC owned by Kaiser, and
(iv) pledges of all of the stock of a number of KACC's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries and pledges of a portion of the stock of certain partially owned foreign affiliates. Substantially all of the identifiable assets of the bauxite and alumina and aluminum processing segments (see Note 11) are attributable to KACC and collateralize the 1994 KACC Credit Agreement indebtedness.

     9 7/8% KACC Senior Notes due 2002 (the "KACC Senior Notes")

     Concurrent with the offering by Kaiser of the 8.255% Preferred Redeemable Increased Dividend Equity Securities (the "PRIDES") (see Note 7), KACC issued $225.0 of the KACC Senior Notes. The net proceeds from the offering of the KACC Senior Notes were used to reduce outstanding borrowings under the revolving credit facility of the 1989 KACC Credit Agreement immediately prior to the effectiveness of the

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1994 KACC Credit Agreement and for working capital and general corporate purposes. The KACC Senior Notes are net of discount of $1.2 and $1.4 at December 31, 1995 and 1994, respectively.

     12 3/4% KACC Senior Subordinated Notes due 2003 (the "KACC Senior Subordinated Notes")

     On February 1, 1993, KACC issued $400.0 of the KACC Senior Subordinated Notes. The net proceeds from the sale of the KACC Senior Subordinated Notes were used to retire KACC's 14 1/4% Senior Subordinated Notes due 1995, to prepay $18.0 of the term loan under the 1989 KACC Credit Agreement and to reduce outstanding borrowings under the revolving credit facility of the 1989 KACC Credit Agreement. These transactions resulted in a pre-tax extraordinary loss of $33.0, consisting primarily of the payment of premiums and the write-off of unamortized discount and deferred financing costs on the 14 1/4% Senior Subordinated Notes.

     The obligations of KACC with respect to the KACC Senior Notes and the KACC Senior Subordinated Notes are guaranteed, jointly and severally, by certain subsidiaries of KACC. Pursuant to the terms of the indentures governing the KACC Senior Notes and the KACC Senior Subordinated Notes, at December 31, 1995, $66.0 was available for payment of dividends on Kaiser's common stock. However, pursuant to the terms of the 1994 KACC Credit Agreement, at December 31, 1995, Kaiser is precluded from paying any dividends on its common stock. Further, the indentures governing the KACC Senior Notes and the KACC Subordinated Notes provide that KACC must offer to purchase such notes upon the occurrence of a Change of Control (as defined therein), and the 1994 KACC Credit Agreement provides that the occurrence of a Change in Control (as defined therein) shall constitute an Event of Default thereunder.

     Alpart CARIFA Loan

     In December 1991, Alumina Partners of Jamaica ("Alpart," a majority owned subsidiary of KACC) entered into a loan agreement with the Caribbean Basin Projects Financing Authority ("CARIFA") under which CARIFA loaned Alpart the proceeds from the issuance of CARIFA's industrial revenue bonds. The terms of the loan parallel the bonds' repayment terms. The $38.0 aggregate principal amount of Series A bonds matures on June 1, 2008. Substantially all of the Series A bonds bear interest at a floating rate of 87% of the applicable LIBID rate (LIBOR less 1/8 of 1%). The $22.0 aggregate principal amount of Series B bonds matures on June 1, 2007 and bears interest at a fixed rate of 8.25%. Proceeds from the sale of the bonds were used by Alpart to refinance interim loans from the partners in Alpart, to pay eligible project costs for the expansion and modernization of its alumina refinery and related port and bauxite mining facilities, and to pay certain costs of issuance. Under the terms of the loan agreement, Alpart must remain a qualified recipient for Caribbean Basin Initiative funds as defined by applicable laws. Alpart has agreed to indemnify bondholders of CARIFA for certain tax payments that could result from events, as defined, that adversely affect the tax treatment of the interest income on the bonds. Alpart's obligations under the loan agreement are secured by a $64.2 letter of credit guaranteed by the partners in Alpart (of which $22.5 is guaranteed by Kaiser's minority partner).

  FOREST PRODUCTS OPERATIONS

     Scotia Pacific Timber Notes and 10 1/2% Pacific Lumber Senior Notes due 2003 (the "Pacific Lumber Senior Notes")

     On March 23, 1993, Pacific Lumber issued $235.0 of the Pacific Lumber Senior Notes and its newly formed wholly owned subsidiary, Scotia Pacific Holding Company ("Scotia Pacific"), issued $385.0 of the Timber Notes. Pacific Lumber and Scotia Pacific used the net proceeds from the sale of the Pacific Lumber Senior Notes and the Timber Notes, together with Pacific Lumber's cash and marketable securities, to (i) retire (a) $163.8 aggregate principal amount of Pacific Lumber's 12% Series A Senior Notes due July 1,

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1996 (the "Series A Notes"), (b) $299.7 aggregate principal amount of Pacific Lumber's 12.2% Series B Senior Notes due July 1, 1996 (the "Series B Notes"), and (c) $41.7 aggregate principal amount of Pacific Lumber's 12 1/2% Senior Subordinated Debentures due July 1, 1998 (the "Debentures;" the Series A Notes, the Series B Notes and the Debentures are referred to collectively as the "Old Pacific Lumber Securities"), (ii) pay accrued interest on the Old Pacific Lumber Securities through the date of redemption, (iii) pay the applicable redemption premiums on the Old Pacific Lumber Securities, (iv) repay Pacific Lumber's $28.9 cogeneration facility loan, (v) fund the initial deposit of $35.0 to an account held by the trustee for the Timber Notes (the "Liquidity Account"), and (vi) pay a $25.0 dividend to a subsidiary of MGI. These transactions resulted in a pre-tax extraordinary loss of $38.1, consisting primarily of the payment of premiums and the write-off of unamortized discounts and deferred financing costs on the Old Pacific Lumber Securities.

     The indenture governing the Timber Notes (the "Timber Note Indenture") prohibits Scotia Pacific from incurring any additional indebtedness for borrowed money and limits the business activities of Scotia Pacific to the ownership and operation of its timber and timberlands. The Timber Notes are senior secured obligations of Scotia Pacific and are not obligations of, or guaranteed by, Pacific Lumber or any other person. The Timber Notes are secured by a lien on
(i) Scotia Pacific's timber and timberlands (representing $179.4 of the Company's consolidated balance at December 31, 1995), (ii) substantially all of Scotia Pacific's property and equipment, and (iii) other property including cash equivalents reserved for debt service payments and the funds deposited in the Liquidity Account.

     The Timber Notes are structured to link, to the extent of available cash, the deemed depletion of Scotia Pacific's timber (through the harvest and sale of logs) to required amortization of the Timber Notes. The required amount of amortization due on any Timber Note payment date is determined by various mathematical formulas set forth in the Timber Note Indenture. The minimum amount of principal which Scotia Pacific must pay (on a cumulative basis) through any Timber Note payment date in order to avoid an Event of Default (as defined in the Timber Note Indenture) is referred to as rated amortization ("Rated Amortization"). If all payments of principal are made in accordance with Rated Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2015. The amount of principal which Scotia Pacific must pay through each Timber Note payment date in order to avoid payment of prepayment or deficiency premiums is referred to as scheduled amortization ("Scheduled Amortization"). If all payments of principal are made in accordance with Scheduled Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2009.

     Principal and interest on the Timber Notes are payable semi-annually on January 20 and July 20. The Timber Notes are redeemable at the option of Scotia Pacific, in whole but not in part, at any time. The redemption price of the Timber Notes is equal to the sum of the principal amount, accrued interest and a prepayment premium calculated based upon the yield of like-term Treasury securities plus 50 basis points.

     Interest on the Pacific Lumber Senior Notes is payable semi-annually on March 1 and September 1. The Pacific Lumber Senior Notes are redeemable at the option of Pacific Lumber, in whole or in part, on or after March 1, 1998 at a price of 103% of the principal amount plus accrued interest. The redemption price is reduced annually until March 1, 2000, after which time the Pacific Lumber Senior Notes are redeemable at par.

     Pacific Lumber Revolving Credit Agreement (as amended and restated, the "Pacific Lumber Credit Agreement")

     Borrowings under the Pacific Lumber Credit Agreement, which expires on May 31, 1998, are secured by Pacific Lumber's trade receivables and inventories, with interest computed at the bank's reference rate plus 1 1/4% or the bank's offshore rate plus 2 1/4%. The Pacific Lumber Credit Agreement provides for borrowings of up to $60.0, of which $15.0 may be used for standby letters of credit and $30.0 is restricted to timberland

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

acquisitions. Borrowings made pursuant to the portion of the credit facility restricted to timberland acquisitions would also be secured by the purchased timberlands. As of December 31, 1995, $48.1 of borrowings was available under the Pacific Lumber Credit Agreement, of which $3.1 was available for letters of credit and $30.0 was restricted to timberland acquisitions. No borrowings were outstanding as of December 31, 1995, and letters of credit outstanding amounted to $11.9. The Pacific Lumber Credit Agreement contains covenants substantially similar to those contained in the indenture governing the Pacific Lumber Senior Notes.

     The indentures governing the Pacific Lumber Senior Notes, the Timber Notes, and the Pacific Lumber Credit Agreement contain various covenants which, among other things, limit the payment of dividends and restrict transactions between Pacific Lumber and its affiliates. As of December 31, 1995, under the most restrictive of these covenants, approximately $15.7 of dividends could be paid by Pacific Lumber.

     11 1/4% MGI Senior Secured Notes due 2003 (the "MGI Senior Notes") and

     12 1/4% MGI Senior Secured Discount Notes due 2003 (the "MGI Discount
Notes")

     On August 4, 1993, MGI issued $100.0 aggregate principal amount of the MGI Senior Notes and $126.7 aggregate principal amount (approximately $70.0 net of original issue discount) of the MGI Discount Notes (together, the "MGI Notes"). The MGI Notes are secured by MGI's pledge of 100% of the common stock of Pacific Lumber, Britt and MAXXAM Properties Inc. (a wholly owned subsidiary of MGI) and by the pledge of 28 million shares of Kaiser's common stock owned by the Company. The indenture governing the MGI Notes, among other things, restricts the ability of MGI to incur additional indebtedness, engage in transactions with affiliates, pay dividends and make investments. As of December 31, 1995, under the most restrictive of these covenants, approximately $1.9 of dividends could be paid by MGI, of which $1.6 was paid in January 1996. The MGI Notes are senior indebtedness of MGI; however, they are effectively subordinate to the liabilities of MGI's subsidiaries, which include the Timber Notes and the Pacific Lumber Senior Notes. The MGI Discount Notes are net of discount of $33.2 and $43.9 at December 31, 1995 and 1994, respectively.

     The MGI Senior Notes pay interest semi-annually on February 1 and August 1 of each year. The MGI Discount Notes will not pay any interest until February 1, 1999, at which time semi-annual interest payments will become due on each February 1 and August 1 thereafter.

     MGI used a portion of the net proceeds from the sale of the MGI Notes to retire the entire outstanding balance of its former 12 3/4% Notes at 101% of their principal amount, plus accrued interest through November 14, 1993. MGI used the remaining portion of the net proceeds from the sale of the MGI Notes, together with a portion of its existing cash resources, to pay a $20.0 dividend to the Company. The Company used such proceeds to redeem, on August 20, 1993, $20.0 aggregate principal amount of its Reset Notes at 100% of their principal amount plus accrued interest thereon. The early retirement of the 12 3/4% Notes and the redemption of $20.0 aggregate principal amount of the Reset Notes resulted in a pre-tax extraordinary loss of $9.8 consisting of net interest cost, the write-off of unamortized deferred financing costs, premiums and the write-off of unamortized original issue discount

  REAL ESTATE AND OTHER OPERATIONS

     11% SHRP, Ltd. Senior Secured Extendible Notes due 2001 (the "SHRP Notes")

     The SHRP Notes were issued on October 6, 1995 at an aggregate principal amount of $37.9, maturing on September 1, 2001. The SHRP Notes were recorded at their estimated fair value which resulted in a discount of approximately $17.1. At December 31, 1995, the aggregate principal amount (including accrued interest thereon) of the SHRP Notes and the unamortized discount were $38.8 and $17.0, respectively. On October 20, 1995, a wholly owned subsidiary of the Company purchased approximately 39% of the SHRP

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Notes from an unrelated party. Accordingly, the amount of indebtedness shown in the accompanying table has been adjusted to reflect the elimination of the Company's holdings. Should the Texas Legislature pass certain gaming legislation, the SHRP Notes may be extended to September 1, 2003; such extension would increase the rate of interest to 13% per annum. The SHRP Notes are secured by substantially all of the assets of SHRP, Ltd., which aggregate $33.6 of the assets reflected on the accompanying Consolidated Balance Sheet at December 31, 1995. Interest on the SHRP Notes is payable in-kind on April 1 and October 1, and will not be payable in cash until a specified level of cash flow from operations has been achieved. Once cash interest payments commence, subsequent interest payments may not be paid in-kind. The indenture governing the SHRP Notes generally precludes the payment of cash distributions until two consecutive cash interest payments have been made.

     RTC Portfolio Secured Notes due 1999 (the "RTC Portfolio Loan")

     As of December 31, 1995, approximately $8.0 was outstanding pursuant to the RTC Portfolio Loan. The loan agreement governing the RTC Portfolio Loan provides for additional borrowings of up to approximately $12.1 on or before March 31, 1996. The Company anticipates that such amount will be borrowed if such date is not extended. Upon the sale of any secured property or loan, principal payments are required based on the release price (as defined) of such property or loan. The entire amount of the loan must also be paid if the principal balance declines to less than $8.0.

     The MCOP Credit Agreement (as amended, the "MCOP Credit Agreement")

     On July 15, 1995, a real estate subsidiary of the Company, MCO Properties Inc. ("MCOP"), amended and restated its revolving credit agreement with a bank which will expire on May 15, 1998. Borrowings under the MCOP Credit Agreement are secured primarily by (i) MCOP's eligible receivables and real estate held for investment or development and sale, (ii) MCOP's pledge of the common stock of certain of its subsidiaries, and (iii) the guarantee of certain of MCOP's subsidiaries and the Company. Further, the Company has pledged MCOP's common stock as additional security. Interest is computed at the bank's prime rate plus
 1/2% or the bank's Eurodollar rate plus 2 3/4%. The MCOP Credit Agreement contains various covenants including a minimum net worth requirement and limitations on the payment of dividends, investments and the incurrence of indebtedness. The MCOP Credit Agreement provides for borrowings of up to $14.0, of which $8.5 may be used for standby letters of credit. The available credit is subject to borrowing base limitation calculations. As of December 31, 1995, $10.6 of additional borrowings was available under the MCOP Credit Agreement and outstanding letters of credit amounted to $2.1.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  OTHER

     Maturities

     Scheduled maturities of long-term debt outstanding at December 31, 1995 are as follows:

                                                            YEARS ENDING DECEMBER 31,
                                                --------------------------------------------------
                                                1996    1997    1998    1999    2000    THEREAFTER
                                                -----   -----   -----   -----   -----   ----------
    14% MAXXAM Senior Subordinated Reset
      Notes...................................  $  --   $  --   $  --   $  --   $25.0    $     --
    12 1/2% MAXXAM Subordinated Debentures....     --     3.2     3.3    11.1      --          --
    1994 KACC Credit Agreement................     --      --      --    13.1      --          --
    9 7/8% KACC Senior Notes..................     --      --      --      --      --       225.0
    Alpart CARIFA Loan........................     --      --      --      --      --        60.0
    12 3/4% KACC Senior Subordinated Notes....     --      --      --      --      --       400.0
    7.95% Scotia Pacific Timber Collateralized
      Notes...................................   14.1    16.2    19.3    21.6    24.0       255.0
    11 1/4% MGI Senior Secured Notes..........     --      --      --      --      --       100.0
    12 1/4% MGI Senior Secured Discount
      Notes...................................     --      --      --      --      --       125.7
    10 1/2% Pacific Lumber Senior Notes.......     --      --      --      --      --       235.0
    11% SHRP, Ltd. Senior Secured Extendible
      Notes...................................     --      --      --      --      --        43.4
    RTC Portfolio secured notes...............     --      --      --     8.0      --          --
    Other.....................................   11.0    10.2    10.1     1.6     2.0        38.0
                                                -----   -----   -----   -----   -----    --------
                                                $25.1   $29.6   $32.7   $55.4   $51.0    $1,482.1
                                                =====   =====   =====   =====   =====    ========

  Capitalized Interest

     Interest capitalized during the years ended December 31, 1995, 1994 and 1993 was $2.8, $3.0 and $4.4, respectively.

  Restricted Net Assets of Subsidiaries

     Certain debt instruments restrict the ability of the Company's subsidiaries to transfer assets, make loans and advances and pay dividends to the Company. As of December 31, 1995, all of the assets relating to the Company's aluminum, forest products, real estate and other operations are subject to such restrictions. The Company could eliminate all of such restrictions with respect to approximately $200.2 (see Note 11) of the Company's real estate assets with the extinguishment of $18.7 of debt.

5. INCOME TAXES

     Income (loss) before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles by geographic area is as follows:

                                                                YEARS ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1995       1994        1993
                                                             ------     -------     -------
    Domestic...............................................  $(49.4)    $(177.9)    $(223.4)
    Foreign................................................   143.9         6.1        12.0
                                                             ------     -------     -------
                                                             $ 94.5     $(171.8)    $(211.4)
                                                             ======     =======     =======

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Income taxes are classified as either domestic or foreign based on whether payment is made or due to the United States or a foreign country. Certain income classified as foreign is subject to domestic income taxes.

     The credit (provision) for income taxes on income (loss) before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles consists of the following:

                                                                 YEARS ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1995       1994       1993
                                                               ------     ------     ------
    Current:
      Federal................................................  $ (4.3)    $   --     $  (.1)
      State and local........................................     (.4)       (.2)      (1.3)
      Foreign................................................   (40.2)     (18.0)      (7.9)
                                                               ------     ------     ------
                                                                (44.9)     (18.2)      (9.3)
                                                               ------     ------     ------
    Deferred:
      Federal................................................    35.4       94.3       77.1
      State and local........................................     (.4)        .4        2.7
      Foreign................................................    (4.9)        .6       12.0
                                                               ------     ------     ------
                                                                 30.1       95.3       91.8
                                                               ------     ------     ------
                                                               $(14.8)    $ 77.1     $ 82.5
                                                               ======     ======     ======

     The 1994 federal deferred credit for income taxes of $94.3 includes $36.0 for the benefit of operating loss carryforwards generated in 1994. The 1993 federal deferred credit for income taxes of $77.1 includes $29.2 for the benefit of operating loss carryforwards generated in 1993 and a $7.0 benefit for increasing net deferred income tax assets (liabilities) as of the date of enactment (August 10, 1993) of the Omnibus Budget Reconciliation Act of 1993, which retroactively increased the federal statutory income tax rate from 34% to 35% for periods beginning on or after January 1, 1993.

     A reconciliation between the credit (provision) for income taxes and the amount computed by applying the federal statutory income tax rate to income
(loss) before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles is as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                                 --------------------------
                                                                  1995     1994      1993
                                                                 ------   -------   -------
    Income (loss) before income taxes, minority interests,
      extraordinary item and cumulative effect of changes in
      accounting principles....................................  $ 94.5   $(171.8)  $(211.4)
                                                                 ======   =======   =======
    Amount of federal income tax based upon the statutory
      rate.....................................................  $(33.1)  $  60.1   $  74.0
    Revision of prior years' tax estimates and other changes in
      valuation allowances.....................................    24.2      16.7       (.6)
    Percentage depletion.......................................     4.2       5.6       6.4
    Foreign taxes, net of federal tax benefit..................    (6.9)     (5.3)     (5.0)
    State and local taxes, net of federal tax benefit..........    (2.4)       .1        .9
    Increase in net deferred income tax assets due to tax rate
      change...................................................      --       1.8       7.0
    Removal of Kaiser from the Company's consolidated federal
      return group.............................................      --        --       3.5
    Other......................................................     (.8)     (1.9)     (3.7)
                                                                 ------   -------   -------
                                                                 $(14.8)  $  77.1   $  82.5
                                                                 ======   =======   =======

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The caption entitled "Revision of prior years' tax estimates and other changes in valuation allowances," as shown in the preceding table, includes amounts for the reversal of reserves which the Company no longer believes are necessary, other changes in prior year tax estimates and changes in valuation allowances with respect to deferred income tax assets. Generally, the reversal of reserves relate to the expiration of the relevant statute of limitations with respect to certain income tax returns, or the resolution of specific income tax matters with the relevant tax authorities. For the years ended December 31, 1995, 1994 and 1993, the reversal of reserves which the Company believes are no longer necessary amounted to $20.0, $20.1 and $2.9, respectively.

     As shown in the Consolidated Statement of Operations for the years ended December 31, 1994 and 1993, the Company reported extraordinary losses on the early extinguishment of debt. The Company reported the losses net of related deferred federal income taxes of $2.9 and $27.5, respectively, which approximated the federal statutory income tax rate in effect on the dates the transactions occurred.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach from the deferral method prescribed by Accounting Principles Board Opinion No. 11, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. The cumulative effect of the change in accounting principle, as of January 1, 1993, increased the Company's results of operations by $26.6. The implementation of SFAS 109 required the Company to restate certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisitions of various subsidiaries in prior years. As a result of restating these assets and liabilities, the loss before income taxes, minority interests, extraordinary item and cumulative effect of changes in accounting principles for the year ended December 31, 1993 was increased by $5.9.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Certain of the deferred income tax assets and liabilities listed in the following table are included in the Consolidated Balance Sheet in the captions entitled prepaid expenses and other current assets, other accrued liabilities and other noncurrent liabilities. The components of the Company's net deferred income tax assets (liabilities) are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Deferred income tax assets:
      Postretirement benefits other than pensions....................  $ 293.6     $ 297.2
      Loss and credit carryforwards..................................    190.5       208.8
      Other liabilities..............................................    139.0       133.5
      Real estate....................................................     58.1        71.5
      Pensions.......................................................     56.0        51.0
      Timber and timberlands.........................................     41.9        46.2
      Foreign and state deferred income tax liabilities..............     30.8        28.1
      Property, plant and equipment..................................     23.3        23.7
      Other..........................................................     32.5        26.7
      Valuation allowances...........................................   (141.5)     (147.0)
                                                                       -------     -------
              Total deferred income tax assets, net..................    724.2       739.7
                                                                       -------     -------
    Deferred income tax liabilities:
      Property, plant and equipment..................................   (177.9)     (202.7)
      Investments in and advances to unconsolidated affiliates.......    (66.4)      (63.8)
      Inventories....................................................    (15.5)      (27.4)
      Other..........................................................    (22.8)      (20.0)
                                                                       -------     -------
              Total deferred income tax liabilities..................   (282.6)     (313.9)
                                                                       -------     -------
    Net deferred income tax assets...................................  $ 441.6     $ 425.8
                                                                       =======     =======

     The valuation allowances listed above relate primarily to loss and credit carryforwards and postretirement benefits other than pensions. As of December 31, 1995, approximately $291.8 of the net deferred income tax assets listed above are attributable to Kaiser. Of this amount, approximately $97.7 relates to the benefit of loss and credit carryforwards, net of valuation allowances. The Company evaluated all appropriate factors to determine the proper valuation allowances for these carryforwards, including any limitations concerning their use, the year the carryforwards expire and the levels of taxable income necessary for utilization. For example, full valuation allowances were provided for certain credit carryforwards that expire in the near term. With regard to future levels of income, the Company believes that Kaiser, based on the cyclical nature of its business, its history of prior operating earnings and its expectations for future years, will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided. The remaining portion of Kaiser's net deferred income tax assets is approximately $194.1 at December 31, 1995. A principal component of this amount is the tax benefit associated with the accrual for postretirement benefits other than pensions. The future tax deductions with respect to the turnaround of this accrual will occur over a thirty to forty-year period. If such deductions create or increase a net operating loss in any one year, Kaiser has the ability to carry forward such loss for fifteen taxable years. For these reasons, the Company believes a long-term view of profitability is appropriate and has concluded that this net deferred income tax asset will more likely than not be realized despite Kaiser's operating losses incurred in recent years. The net deferred income tax assets listed above which are not attributable to Kaiser are approximately $149.8 as of December 31, 1995. This amount includes approximately $91.2 which relates to the excess of the tax basis over financial statement basis with respect to timber and

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

timberlands and real estate. The Company has concluded that it is more likely than not that these net deferred income tax assets will be realized based in part upon the estimated values of the underlying assets which are in excess of their tax basis.

     The Company files consolidated federal income tax returns together with its domestic subsidiaries. As a consequence of Kaiser's public offering of shares on June 30, 1993, as discussed in Note 7, Kaiser and its subsidiaries are no longer included in the consolidated federal income tax return group of the Company. Kaiser and its subsidiaries have become members of a new consolidated return group of which Kaiser is the common parent corporation (the "New Kaiser Tax Group"). The New Kaiser Tax Group files consolidated federal income tax returns for taxable periods beginning on or after July 1, 1993.

     The following table presents the tax attributes for federal income tax purposes at December 31, 1995 attributable to the Company and to the New Kaiser Tax Group. The utilization of certain of these tax attributes is subject to limitations.

                                                                             NEW KAISER TAX GROUP
                                                           THE COMPANY       --------------------
                                                       --------------------
                                                                 EXPIRING              EXPIRING
                                                                  THROUGH               THROUGH
                                                                -----------           -----------
    Regular Tax Attribute Carryforwards:
      Current year net operating loss................  $26.4       2010      $  --        --
      Prior year net operating losses................   51.2       2009       32.9       2007
      General business tax credits...................     .9       2002       28.4       2008
      Foreign tax credits............................     --        --        89.7       2000
      Alternative minimum tax credits................    1.5    Indefinite    19.4    Indefinite
    Alternative Minimum Tax Attribute Carryforwards:
      Current year net operating loss................  $21.6       2010      $  --        --
      Prior year net operating losses................   42.4       2009       17.1       2002
      Foreign tax credits............................     --        --        83.5       2000

6. EMPLOYEE BENEFIT AND INCENTIVE PLANS

  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company has unfunded defined postretirement benefit plans which cover most of its employees. Under the plans, employees are eligible for health care benefits (and life insurance benefits for Kaiser employees) upon retirement. Retirees from companies other than Kaiser make contributions for a portion of the cost of their health care benefits.

     The Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") as of January 1, 1993. The costs of postretirement benefits other than pensions are accrued over the period the employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the change in accounting principle for the adoption of SFAS 106 was recorded as a charge to results of operations of $437.9, net of related benefits for minority interests of $63.6 and income taxes of $236.8. The deferred income tax benefit related to the adoption of SFAS 106 was recorded at the federal statutory rate in effect on the date SFAS 106 was adopted, before giving effect to certain valuation allowances.

     The adoption of SFAS 106 increased the Company's loss before extraordinary item and cumulative effect of changes in accounting principles by $13.3, or $1.41 per share ($19.9 before income taxes), for the year ended December 31, 1993.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     In 1995, Kaiser adopted the Kaiser Aluminum Medicare Program ("KAMP"). KAMP is mandatory for all salaried retirees over 65 and for the United Steelworkers of America ("USWA") retirees who retire after December 31, 1995, and when they become 65, and voluntary for other hourly retirees of Kaiser's operations in California, Louisiana, and Washington. The USWA contract, ratified on February 28, 1995, also contained changes to the retiree health benefits including increased retirees' copayments, deductibles, and coinsurance, and restricted Medicare Part B premium reimbursement to the 1995 level for employees retiring after November 1, 1994. These changes will lower Kaiser's expenses for retiree medical care.

     Postretirement benefits other than pensions are generally provided through contracts with various insurance carriers. The Company has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations. A summary of the components of net periodic postretirement benefit cost is as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                                  -------------------------
                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Service cost-benefits earned during the year................  $ 4.9     $ 8.8     $ 7.4
    Interest cost on accumulated postretirement benefit
      obligation................................................   52.7      57.5      59.0
    Net amortization and deferral...............................   (9.1)     (3.2)       --
                                                                  -----     -----     -----
    Net periodic postretirement benefit cost....................  $48.5     $63.1     $66.4
                                                                  =====     =====     =====

     The postretirement benefit liability recognized in the Company's Consolidated Balance Sheet is as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Retirees...........................................................  $558.9     $568.3
    Actives eligible for benefits......................................    31.5       31.4
    Actives not eligible for benefits..................................    65.5      102.8
                                                                         ------     ------
              Accumulated postretirement benefit obligation............   655.9      702.5
    Unrecognized prior service cost....................................   111.1       31.8
    Unrecognized net gain (loss).......................................    22.4       55.8
                                                                         ------     ------
              Postretirement benefit liability.........................  $789.4     $790.1
                                                                         ======     ======

     The annual assumed rates of increase in the per capita cost of covered benefits (i.e., health care cost trend rates) are approximately 8.0% and 7.5% for retirees under age 65 and over age 65, respectively, and are assumed to decrease gradually to approximately 5.0% in 2008 and remain at that level thereafter. Each one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995 by approximately $69.7 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by approximately $7.9.

     The discount rates and rates of compensation increase used in determining the accumulated postretirement benefit obligation were 7.5% and 5.0% at December 31, 1995, respectively, and 8.5% and 5.0% at December 31, 1994, respectively.

  RETIREMENT PLANS

     The Company has various retirement plans which cover essentially all employees. Most of the Company's employees are covered by defined benefit plans. The benefits are determined under formulas based on years of

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

service and the employee's compensation. The Company's funding policy is to contribute annually an amount at least equal to the minimum cash contribution required by ERISA.

     The Company has various defined contribution savings plans designed to enhance the existing retirement programs of participating employees. Under the MAXXAM Inc. Savings Plan (the "MAXXAM Savings Plan"), employees may elect to contribute up to 16% of their compensation to the plan. For those participants who have elected to make voluntary contributions to the MAXXAM Savings Plan, the Company's contributions consist of a matching contribution of up to 4% of the compensation of participants for each calendar quarter. Under the Kaiser Aluminum Savings and Retirement Plan, salaried employees may elect to contribute from 2% to 18% of their compensation to the plan. For those eligible participants who have elected to make contributions to the plan, Kaiser's contributions are determined based on earnings and net worth formulas. In 1995, Kaiser adopted the Kaiser Aluminum Total Compensation System, an unfunded incentive compensation program, which provides incentive pay based upon performance against plan over a three-year period.

     A summary of the components of net periodic pension costs for the defined benefit plans and total pension costs for the defined contribution plans and non-qualified retirement and incentive plans is as follows:

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1995        1994       1993
                                                              -------     ------     ------
    Defined benefit plans:
      Service cost-benefits earned during the year..........  $  12.1     $ 13.6     $ 13.0
      Interest cost on projected benefit obligations........     62.5       59.5       60.8
      Return on assets:
         Actual gain........................................   (118.7)       (.8)     (73.9)
         Deferred gain (loss)...............................     64.6      (53.0)      15.9
      Net amortization and deferral.........................      8.7        2.8        4.7
                                                              -------     ------     ------
      Net periodic pension cost.............................     29.2       22.1       20.5
    Defined contribution plans..............................      5.4        2.8        1.7
    Non-qualified retirement and incentive plans............      8.2        5.0        4.3
                                                              -------     ------     ------
                                                              $  42.8     $ 29.9     $ 26.5
                                                              =======     ======     ======

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The following table sets forth the funded status and amounts recognized for the defined benefit plans in the Consolidated Balance Sheet:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Actuarial present value of accumulated plan benefits:
      Vested benefit obligation......................................  $ 781.7     $ 684.3
      Non-vested benefit obligation..................................     31.1        42.9
                                                                       -------     -------
              Total accumulated benefit obligation...................  $ 812.8     $ 727.2
                                                                       =======     =======
    Projected benefit obligation.....................................  $ 853.1     $ 761.2
    Plan assets at fair value, primarily common stocks and fixed
      income obligations.............................................   (623.1)     (546.9)
                                                                       -------     -------
    Projected benefit obligation in excess of plan assets............    230.0       214.3
    Unrecognized net transition obligation...........................      (.6)        (.9)
    Unrecognized net loss............................................    (54.9)      (40.4)
    Unrecognized prior service cost..................................    (29.1)      (31.6)
    Adjustment required to recognize minimum liability...............     49.8        42.9
                                                                       -------     -------
              Accrued pension cost...................................  $ 195.2     $ 184.3
                                                                       =======     =======

     The assumptions used in accounting for the defined benefit plans were as follows:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                   1995     1994     1993
                                                                   ----     ----     -----
    Rate of increase in compensation levels......................  5.0%     5.0%      5.0%
    Discount rate................................................  7.5%     8.5%      7.5%
    Expected long-term rate of return on assets..................  9.5%     9.5%     10.0%

     The Company has recorded an additional pension liability equal to the excess of the accumulated benefit obligation over the fair value of plan assets. The amount of the additional pension liability in excess of unrecognized prior service cost is recorded as a reduction to stockholders' equity. In 1995 and 1994, the pension liability adjustment increased by $4.7 and decreased by $12.5, respectively. These adjustments were recorded net of a related deferred federal and state income tax credit (provision) of $2.8 and ($7.3), respectively, which approximated the federal and state statutory rates.

  POSTEMPLOYMENT BENEFITS

     The Company adopted Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112") as of January 1, 1993. The costs of postemployment benefits are accrued over the period the employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the change in accounting principle for the adoption of SFAS 112 was recorded as a charge to results of operations of $6.4, net of related benefits for minority interests of $1.0 and income taxes of $3.4.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7. MINORITY INTERESTS

     Minority interests represent the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Kaiser Aluminum Corporation:
      Common stock, par $.01...........................................  $   --     $   --
      $.65 Depositary Shares...........................................      --      128.0
      8.255% PRIDES....................................................    98.1      100.1
    Subsidiary redeemable preference stock:
      KACC Series A and B Cumulative Preference Stock, par $1..........    29.7       29.1
      KACC Cumulative Convertible Preference Stock, par $100...........     1.7        1.7
    KACC Minority Interests:
      Alumina Partners of Jamaica......................................    73.9       70.4
      Volta Aluminium Company Limited..................................    14.9       13.6
      Kaiser LaRoche Hydrate Partners..................................     2.5        1.4
    Sam Houston Race Park, Ltd.........................................     2.4         --
                                                                         ------     ------
                                                                         $223.2     $344.3
                                                                         ======     ======

     As a result of Kaiser's issuance of preferred stock in 1993 and 1994, the 1995 redemption of the Depositary Shares (each as described below), and the issuance of Kaiser's common stock in connection with the LTIP (as described below), the Company's equity interest in Kaiser has decreased to approximately 62% on a fully diluted basis, as of December 31, 1995.

  KAISER PROPOSED RECAPITALIZATION

     On February 5, 1996, Kaiser announced that it had filed a preliminary proxy statement with the Securities and Exchange Commission relating to a proposed recapitalization. Under the terms of the proposed recapitalization, the relative ownership interest and voting power of stockholders would be unchanged as a result of the recapitalization (except as a result of the treatment of fractional shares). The proposed recapitalization would (i) provide for two classes of common stock: Class A Common Shares, $.01 par value, with one vote per share and a new lesser-voting class designated as Common Stock, $.01 par value, with 1/10 vote per share, (ii) redesignate as Class A Common Shares the 100 million currently authorized shares of existing common stock and authorize 250 million shares to be designated as Common Stock, and (iii) change each issued share of Kaiser's existing common stock into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock. Kaiser would pay cash in lieu of fractional shares. Kaiser anticipates that both the Class A Common Shares and the Common Stock would be approved for trading on the New York Stock Exchange. Upon the effective date of the recapitalization, approximately 23.6 million Class A Common Shares and 48.0 million shares of Common Stock would be issued and outstanding. The proportionate voting power of the holders of the PRIDES would increase immediately after the effectiveness of the recapitalization until such shares are redeemed or converted, which would occur on or before December 31, 1997. As of January 31, 1996, holders of the existing common stock and the PRIDES had 91.2% and 8.8%, respectively, of the total voting power of all stockholders. Immediately after the recapitalization, the voting power of such holders of the PRIDES would increase to 19.6% in the aggregate, with a corresponding reduction in the voting power of such holders of the existing common stock. At such time as the PRIDES were redeemed or converted, the relative voting power of such holders of the PRIDES would decrease and the relative voting power for both such holders of the PRIDES and the existing common stock would be approximately the same as it would have been had the recapitalization not occurred.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  $.65 DEPOSITARY SHARES

     On June 30, 1993, Kaiser issued 17,250,000 of its $.65 Depositary Shares (the "Depositary Shares"), each representing one-tenth of a share of Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares"). In connection with the issuance of the Depositary Shares, Kaiser issued an additional 2,132,950 of its Depositary Shares to MGI in exchange for a $15.0 promissory note issued by KACC which evidenced a $15.0 cash loan made by MGI to KACC in January 1993 (the "MGI Loan"). Kaiser made capital contributions and intercompany loans to KACC from the proceeds of the sale of the Series A Shares. KACC used approximately $13.7 of such funds to prepay the remaining balance of the term loan under the 1989 KACC Credit Agreement and $105.6 of such funds to reduce outstanding borrowings under the revolving credit facility of the 1989 KACC Credit Agreement. The Depositary Shares called for the payment of quarterly dividends (when and as declared by Kaiser's Board of Directors) of approximately $3.2 ($.1625 per share). The Company accounted for Kaiser's issuance of the Depositary Shares as additional minority interest.

     On September 19, 1995, Kaiser redeemed all 1,938,295 of its Series A Shares, which resulted in the simultaneous redemption of all 19,382,950 Depositary Shares in exchange for (i) 13,126,521 shares of Kaiser's common stock, (ii) cash equal to all accrued and unpaid dividends up to and including the day immediately prior to the redemption date of $2.8, and (iii) cash in lieu of any fractional shares of common stock that would have otherwise been issuable.

     During 1994, the Company sold 1,239,400 of the Depositary Shares for aggregate net proceeds of $10.3, resulting in pre-tax gains of $1.6. From January through May of 1995, the Company sold the remaining Depositary Shares that it owned for aggregate net proceeds of $7.6, resulting in pre-tax gains of $1.3. As a result of these sales, the shares of Kaiser's common stock which were issued upon redemption of the Series A Shares are held by minority stockholders. The Company has recorded 100% of the losses attributable to Kaiser's common stock since July 1993, as Kaiser's cumulative losses through that date had eliminated Kaiser's equity with respect to its common stock. The redemption of Kaiser's Series A Shares, together with the voluntary redemption of 181,700 shares of PRIDES in 1995, decreased Kaiser's preferred equity, and reduced Kaiser's deficit in common equity, by $136.2. Accordingly, the Company recorded an adjustment to reduce the minority interests reflected on its Consolidated Balance Sheet for that same amount, with an offsetting decrease in the Company's stockholders' deficit.

  8.255% PREFERRED REDEEMABLE INCREASED DIVIDEND EQUITY SECURITIES

     During the first quarter of 1994, Kaiser consummated a public offering for the sale of 8,855,550 shares of its PRIDES. The net proceeds from the sale of the PRIDES were approximately $100.1. Kaiser used $33.2 of such net proceeds to make non-interest bearing loans to KACC (evidenced by notes) which are designed to provide sufficient funds to make the required dividend payments on the PRIDES until December 31, 1997 (the "PRIDES Mandatory Conversion Date") and $66.9 of such net proceeds to make capital contributions to KACC. Holders of shares of PRIDES have a 4/5 vote for each share held of record and, except as required by law, are entitled to vote together with the holders of Kaiser's common stock and together with the holders of any other classes or series of Kaiser's stock who are entitled to vote in such manner on all matters submitted to a vote of common stockholders. On December 31, 1997, unless either previously redeemed or converted at the option of the holder, each outstanding share of PRIDES will mandatorily convert into one share of Kaiser's common stock. subject to adjustment in certain events, and the right to receive an amount in cash equal to all accrued and unpaid dividends thereon. Shares of PRIDES are not redeemable, at the election of Kaiser, prior to December 31, 1996. At any time and from time to time on or after December 31, 1996, Kaiser may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Kaiser's common stock equal to

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

(i) the sum of $11.9925, declining after December 31, 1996 to $11.75 until December 31, 1997, plus, in the event Kaiser does not elect to pay cash dividends to the redemption date, all accrued and unpaid dividends thereon divided by (ii) the Current Market Price (as defined) on the applicable date of determination, but in no event less than .8333 of a share of Kaiser's common stock, subject to adjustment in certain events. At any time prior to December 31, 1997, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into .8333 of a share of Kaiser's common stock (equivalent to a conversion price of $14.10 per share of Kaiser's common stock), subject to adjustment in certain events. The number of shares of Kaiser's common stock a holder will receive upon redemption, and the value of the shares received upon conversion, will vary depending on the market price of Kaiser's common stock from time to time. The PRIDES call for the payment of quarterly dividends of approximately $2.1 ($.2425 per share). The Company accounted for Kaiser's issuance of the PRIDES as, additional minority interest.

  SUBSIDIARY REDEEMABLE PREFERENCE STOCK

     In March 1985, KACC entered into a three-year agreement with the USWA whereby shares of a new series of KACC Cumulative (1985 Series A) Preference Stock (the "Series A Stock") would be issued to an employee stock ownership plan in exchange for certain elements of wages and benefits. Concurrently, a similar plan was established for certain nonbargaining employees which provided for the issuance of KACC Cumulative (1985 Series B) Preference Stock (the "Series B Stock"). The Series A Stock and the Series B Stock ("Series A and B Stock") each have a liquidation and redemption value of $50 per share plus accrued dividends, if any, and have a total redemption value of $36.9 at December 31, 1995.

     Changes in Series A and B Stock are as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1995       1994        1993
                                                                --------   ---------   ---------
Shares:
  Beginning of year...........................................   912,167   1,081,548   1,163,221
  Redeemed....................................................  (174,804)   (169,381)    (81,673)
                                                                --------   ---------   ---------
  End of year.................................................   737,363     912,167   1,081,548
                                                                ========   =========   =========

     No additional Series A or B Stock will be issued. While held by the plan trustee, Series B Stock is entitled to cumulative annual dividends, when and as declared by KACC's Board of Directors, payable in Series B Stock or in cash at the option of KACC, based on a formula tied to KACC's income before tax from aluminum operations. When distributed to plan participants (generally upon separation from KACC, the Series A and B Stock is entitled to an annual cash dividend of $5 per share, payable quarterly, when and as declared by KACC's Board of Directors.

     Redemption fund agreements require KACC to make annual payments by March 31 of each year based on a formula tied to KACC's consolidated net income until the redemption funds are sufficient to redeem all Series A and B Stock. On an annual basis, the minimum payment is $4.3 and the maximum payment is $7.3. In March 1994 and 1995, KACC contributed $4.3 for each of the years ended December 31, 1993 and 1994, and will contribute $4.3 in March 1996 for the year ended December 31, 1995.

     Under the USWA labor contract effective November 1, 1990, KACC was obligated to offer to purchase up to 40 shares of Series A Stock from each active participant in 1994 at a price equal to its redemption value of $50 per share. The employees could elect to receive their shares, accept cash or place the proceeds into KACC's 401(k) savings plan. Under separate action, KACC also offered to purchase 40 shares of Series B Stock from active participants in 1994. Under the provisions of these contracts, in February 1994, KACC purchased $4.6 and $.8 of the Series A Stock and Series B Stock, respectively.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Under the USWA labor contract effective November 1, 1994, KACC was obligated to offer to purchase up to 40 shares of Series A Stock from each active participant in 1995 at a price equal to its redemption value of $50 per share. KACC also agreed to offer to purchase up to an additional 80 shares from each participant in 1998. In addition, a profitability test was satisfied for 1995; therefore, KACC will offer to purchase from each active participant an additional 20 shares of such preference stock held in the stock ownership plan for the benefit of substantially the same employees in 1996. The employees may elect to receive their shares. accept cash or place the proceeds into KACC's 401(k) savings plan. KACC also will offer to make comparable purchases of Series B Stock from active participants.

     The Series A and B Stock is distributed in the event of death or retirement of the plan participant, or in other specified circumstances. KACC may also redeem such stock at $50 per share plus accrued dividends, if any. At the option of the plan participant, the trustee shall redeem stock distributed from the plans at the redemption value to the extent funds are available in the redemption fund. Under the Tax Reform Act of 1986, at the option of the plan participant, KACC must purchase distributed shares earned after December 31, 1985 at the redemption value on a five-year installment basis, with interest at market rates. The obligation of KACC to make such installment payments must be secured.

     The Series A and B Stock is entitled to the same voting rights as KACC common stock and to certain additional voting rights under certain circumstances, including the right to elect, along with other KACC preference stockholders, two directors whenever accrued dividends have not been paid on two annual dividend payment dates, or when accrued dividends in an amount equivalent to six full quarterly dividends are in arrears. The Series A and B Stock restricts the ability of KACC to redeem or pay dividends on its common stock if KACC is in default on any dividends payable on the Series A and B Stock.

  KAISER STOCK INCENTIVE PLANS

     Kaiser has an unfunded Long-Term Incentive Plan (the "LTIP") for certain key employees. All compensation vested at December 31, 1993 under the LTIP was paid to the participants in cash or common stock of Kaiser. Under the LTIP, as amended, 764,092 restricted shares of Kaiser common stock were distributed to six Kaiser executives during 1993 for benefits generally earned but not vested as of December 31, 1992. These shares generally vest at the rate of 25% per year. Kaiser is recording the related expense of $6.5 over the four-year period ending December 31, 1996.

     In 1993, Kaiser adopted the Kaiser 1993 Omnibus Stock Incentive Plan. A total of 2,500,000 shares of Kaiser common stock were reserved for awards or for payment of rights granted under the plan, of which 544,839 shares were available to be awarded at December 31, 1995. During 1994, 102,564 restricted shares, which vest at the rate of 25% per year, were distributed to two Kaiser executives. Kaiser is recording the related expense of $1.0 over the four-year period ending December 31, 1998.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     In 1993 and 1994, the Compensation Committee of Kaiser's Board of Directors approved the award of "nonqualified stock options" to members of management other than those participating in the LTIP. These options generally will vest at the rate of 20-25% per year. Information relating to nonqualified stock options is shown below:

                                                           1995          1994         1993
                                                         ---------     ---------     -------
    Outstanding at beginning of year...................  1,119,680       664,400          --
    Granted............................................         --       494,800     664,400
    Exercised (at $7.25 and $9.75 per share)...........   (155,500)       (6,920)         --
    Expired or forfeited...............................    (38,095)      (32,600)         --
                                                         ---------     ---------     -------
    Outstanding at end of year (prices ranging from
      $7.25 to $12.75 per share).......................    926,085     1,119,680     664,400
                                                         =========     =========     =======
    Exercisable at end of year.........................    211,755       120,180          --
                                                         =========     =========     =======

8. STOCKHOLDERS' DEFICIT

  PREFERRED STOCK

     The holders of the Company's Class A $.05 Non-Cumulative Participating Convertible Preferred Stock (the "Class A Preferred Stock") are entitled to receive, if and when declared, preferential cash dividends at the rate of $.05 per share per annum and will participate thereafter on a share for share basis with the holders of stock in all cash dividends, other than cash dividends on the common stock in any fiscal year to the extent not exceeding $.05 per share. Stock dividends declared on the common stock will result in the holders of the Class A Preferred Stock receiving an identical stock dividend payable in shares of Class A Preferred Stock. At the option of the holder, the Class A Preferred Stock is convertible at any time into shares of common stock at the rate of one share of common stock for each share of Class A Preferred Stock. Each holder of Class A Preferred Stock is generally entitled to ten votes per share on all matters presented to a vote of the Company's stockholders.

  STOCK OPTION PLANS

     In 1994, the Company adopted the MAXXAM 1994 Omnibus Employee Incentive Plan (the "1994 Omnibus Plan"). Up to 1,000,000 shares of common stock and 1,000,000 shares of Class A Preferred Stock were reserved for awards or for payment of rights granted under the 1994 Omnibus Plan. The 1994 Omnibus Plan replaced the Company's 1984 Phantom Share Plan (the "1984 Plan") which expired in June 1994, although previous grants thereunder remain outstanding. In December 1994, options to purchase 25,000 shares of common stock of the Company were granted to an executive officer. In addition, also in December 1994, another executive officer relinquished stock appreciation rights relating to 50,000 shares of common stock of the Company in exchange for options to purchase 45,000 shares of Class A Preferred Stock. The exercise price of these options is $30.375 per share (the quoted market price at the date of grant). In November 1995, stock appreciation rights equivalent to 36,000 shares of common stock of the Company were granted to certain employees with an exercise price of $45.15 (reflecting a 20% premium above the quoted market price at the date of grant). These options (or rights, as applicable) vest at the rate of 20% per year commencing one year from the date of grant. At December 31, 1995, 14,000 of rights granted pursuant to the 1994 Omnibus Plan were exercisable. The Company paid $2.7 with respect to the 1984 Plan for the year ended December 31, 1995. Amounts paid with respect to the 1984 Plan for the years ended December 31,

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1994 and 1993 were not significant. The following table summarizes the options or rights outstanding and exercisable relating to the 1984 Plan and the 1994 Omnibus Plan:

                                                             1995        1994        1993
                                                            -------     -------     -------
    Outstanding at beginning of year......................  238,000     267,800     226,300
    Granted...............................................   36,000      70,000      50,000
    Exercised.............................................  (66,100)    (37,050)     (8,500)
    Expired or forfeited..................................       --     (62,750)         --
                                                            -------     -------     -------
    Outstanding at end of year (prices ranging from $13.75
      to $45.15 per share)................................  207,900     238,000     267,800
                                                            =======     =======     =======
    Exercisable at end of year............................   93,900     124,100     133,725
                                                            =======     =======     =======

     Concurrent with the adoption of the 1994 Omnibus Plan, the Company adopted the MAXXAM 1994 Non-Employee Director Plan (the "1994 Director Plan"). Up to 35,000 shares of common stock are reserved for awards under the 1994 Director Plan. In May 1995 and 1994, options to purchase 900 shares and 1,500 shares of common stock, respectively, were granted to three non-employee directors. The exercise prices of there options are $31.60 and $36.50 per share, respectively, based on the quoted market price at the date of grant. The options vest at the rate of 25% per year commencing one year from the date of grant At December 31, 1995, 375 of such options were exercisable.

     In 1988, 354,000 options granted under MGI's 1976 Stock Option Plan (the "MGI 1976 Plan") were converted into the right to receive, upon exercise of each option, $6.11 in cash, .25 shares of the Company's common stock (88,500 shares) and $6.00 principal amount of the Reset Notes. Options granted under the MGI 1976 Plan generally were exercisable for a period of ten years from the date of grant. During 1993, 60,000 options granted under the MGI 1976 Plan at a price of $10.875 per share were surrendered for a cash payment in lieu of the consideration referred to above. At December 31, 1993, all options granted under the MGI 1976 Plan bad been exercised.

  SHARES RESERVED FOR ISSUANCE

     At December 31, 1995, the Company had the following shares reserved for future issuance:

    Common shares:
      Class A Preferred Stock.................................................    668,856
      1994 Omnibus Plan.......................................................    939,000
      1994 Director Plan......................................................     32,600
                                                                                ---------
                                                                                1,640,456
                                                                                =========
    Class A Preferred Stock:
      1994 Omnibus Plan.......................................................    955,000
                                                                                =========

  RIGHTS

     On November 29, 1989, the Board of Directors of the Company declared a dividend to its stockholders consisting of (i) one Series A Preferred Stock Purchase Right (the "Series A Right") for each outstanding share of the Company's Class A Preferred Stock and (ii) one Series B Preferred Stock Purchase Right (the "Series B Right") for each outstanding share of the Company's common stock. The Series A Right and the Series B Right are collectively referred to herein as the "Rights." The Rights are exercisable only if a person or group of affiliated or associated persons (an "Acquiring Person") acquires beneficial ownership, or the right

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

to acquire beneficial ownership, of 15% or more of the Company's common stock, or announces a tender offer that would result in beneficial ownership of 15% or more of the outstanding common stock. Any person or group of affiliated or associated persons who, as of November 29, 1989, was the beneficial owner of at least 15% of the outstanding common stock will not be deemed to be an Acquiring Person unless such person or group acquires beneficial ownership of additional shares of common stock (subject to certain exception). Each Series A Right, when exercisable, entities the registered holder to purchase from the Company one share of Class A Preferred Stock at an exercise price of $165.00, subject to adjustment. Each Series B Right, when exercisable, entities the registered holder to purchase from the Company one one-hundredth of a share of the Company's new Class B Junior Participating Preferred Stock, with a par value of $.50 per share (the "Junior Preferred Stock"), at an exercise price of $165.00, subject to adjustment.

     Under certain circumstances, including if any person becomes an Acquiring Person other than through certain offers for all outstanding shares of stock of the Company, or if an Acquiring Person engages in certain "self-dealing" transactions, each Series A Right would enable its holder to buy Class A Preferred Stock (or, under certain circumstances, preferred stock of an acquiring company) having a value equal to two times the exercise price of the Series A Right, and each Series B Right shall enable its holder to buy common stock of the Company (or, under certain circumstances, common stock of an acquiring company) having a value equal to two times the exercise price of the Series B Right. Under certain circumstances, Rights held by an Acquiring Person will be null and void. In addition, under certain circumstances, the Board is authorized to exchange all outstanding and exercisable Rights for stock, in the ratio of one share of Class A Preferred Stock per Series A Right and one share of common stock of the Company per Series B Right. The Rights, which do not have voting privileges, expire in 1999, but may be redeemed by action of the Board prior to that time for $.01 per right, subject to certain restrictions.

  VOTING CONTROL

     Federated Development Inc., a wholly owned subsidiary of Federated Development Company ("Federated"), and Mr. Charles E. Hurwitz collectively own 99.1% of the Company's Class A Preferred Stock and 31.1 % of the Company's common stock (resulting in combined voting control of approximately 60.7% of the Company). Mr. Hurwitz is the Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Federated. Federated is wholly owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof.

9. COMMITMENTS AND CONTINGENCIES

  COMMITMENTS

     The Company, principally through KACC, has financial commitments, including purchase agreements, tolling arrangements, forward foreign exchange and forward sales contracts (see Note 10), letters of credit and other guarantees. Such purchase agreements and tolling arrangements include long-term agreements for the purchase and tolling of bauxite into alumina in Australia by QAL. These obligations expire in 2008. Under the agreements, KACC is unconditionally obligated to pay its proportional share of debt, operating costs and certain other costs of this joint venture. At December 31, 1995, such indebtedness was $88.9, with $26.7 due in 1997 and $62.2 due in 2002. KACC's share of payments, including operating costs and certain other expenses under the agreement, was $77.5, $85.6 and $86.7 for the years ended December 31, 1995, 1994 and 1993, respectively. KACC also has agreements to supply alumina to and to purchase aluminum from Anglesey.

     Minimum rental commitments under operating leases at December 31, 1995 are as follows: years ending December 31, 1996 -- $27.7; 1997 -- $25.5;
1998 -- $28.3; 1999 -- $33.0; 2000 -- $29.9; thereafter -- $187.3. Rental expense for operating leases was $31.4, $29.2 and $31.3 for the years ended December 31,

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1995, 1994 and 1993, respectively. The minimum future rentals receivable under noncancelable subleases at December 31, 1995 were $67.6.

  ENVIRONMENTAL CONTINGENCIES

     Kaiser and KACC are subject to a number of environmental laws and regulations, to fines or penalties assessed for alleged breaches of the environmental laws and regulations, and to claim and litigation based upon such laws. KACC is currently subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (as amended by the Superfund Amendments Reauthorization Act of 1986, "CERCLA") and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based on Kaiser's evaluation of these and other environmental matters. Kaiser has established environmental accruals primarily related to potential solid waste disposal and soil and groundwater remediation matters. The following table presents the changes in such accruals, which are primarily included in other noncurrent liabilities:

                                                                  YEARS ENDED DECEMBER 31,
                                                                  -------------------------
                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Balance at beginning of year................................  $40.1     $40.9     $46.4
    Additional amounts..........................................    3.3       2.8       1.7
    Less expenditures...........................................   (4.5)     (3.6)     (7.2)
                                                                  -----     -----     -----
    Balance at end of year......................................  $38.9     $40.1     $40.9
                                                                  =====     =====     =====

     These environmental accruals represent Kaiser's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology and Kaiser's assessment of the likely remediation action to be taken. Kaiser expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $3.0 to $9.0 for the years 1996 through 2000 and an aggregate of approximately $10.0 thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. Kaiser believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $23.0 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved over the next twelve months. While uncertainties are inherent in the final outcome of these environmental matters, and it is impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

  ASBESTOS CONTINGENCIES

     KACC is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years. At December 31, 1995, the number of claims pending was approximately 59,700,

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

compared to 25,200 at December 31, 1994. During 1995, approximately 41,700 claims were received and approximately 7,200 were settled or dismissed. KACC believes that, although there can be no assurance, the recent increase in pending claims may be attributable in part to tort reform legislation in Texas which was passed by the legislature in March 1995 and which became effective on September 1, 1995. The legislation, among other things, is designed to restrict, beginning September 1, 1995, the filing of cases in Texas that do not have a sufficient nexus to that jurisdiction, and to impose, generally as of September 1, 1996, limitations relating to joint and several liability in tort cases. A substantial portion of the asbestos-related claims that were filed and served on KACC between June 30, 1995 and November 30, 1995 were filed in Texas prior to September 1, 1995.

     Based on past experience and reasonably anticipated future activity, KACC has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs and KACC's actual costs could exceed these estimates. KACC's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton Levin Ehrmantraut Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an asbestos-related cost accrual of $160.1, before consideration of insurance recoveries, is included primarily in other noncurrent liabilities at December 31, 1995. KACC estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While KACC does not believe there is a reasonable basis for estimating such costs beyond 2008, and, accordingly, did not accrue such costs, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

     KACC believes that it has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. KACC believes, based on prior insurance-related recoveries with respect to asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of these policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $137.9 determined on the same basis as the asbestos-related cost accrual, is recorded primarily in long-term receivables and other assets at December 31, 1995.

     While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and the insurance recoveries that will be received, management believes that, based on the factors discussed in the preceding paragraphs, the resolution of the asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

  OTS CONTINGENCY AND RELATED MATTERS

     On December 26, 1995, the United States Department of Treasury's Office of Thrift Supervision ("OTS") initiated formal administrative proceedings against the Company and others by filing a Notice of Charges (the "Notice"). The Notice alleges misconduct by the Company, Federated, Mr. Charles Hurwitz and others (the "respondents") with respect to the failure of United Savings Association of Texas ("USAT"), a wholly owned subsidiary of United Financial Group Inc. ("UFG"). The Notice claims that the Company was a savings and loan holding company, that with others it controlled USAT, and that it was therefore

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

obligated to maintain the net worth of USAT. The Notice makes numerous other allegations against the Company and the other respondents, including allegations that through USAT it was involved in prohibited transactions with Drexel, Burnham, Lambert Inc. The OTS, among other things, seeks unspecified damages in excess of $138.0 from the Company, civil money penalties and a removal from, and prohibition against the Company and the other respondents engaging in, the banking industry. The Company has concluded that it is unable to determine a reasonable estimate of the loss (or range of loss), if any, that could result from this contingency. Accordingly, it is impossible to assess the ultimate impact, if any, of the outcome this matter may have on the Company's consolidated financial position, results of operations or liquidity.

     On August 2, 1995, the Federal Deposit Insurance Corporation ("FDIC") filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (No. H-95-3936) (the "FDIC action") in the U.S. District Court for the Southern District of Texas (the "Court"). The FDIC action did not name the Company as a defendant. The suit against Mr. Hurwitz seeks damages in excess of $250.0 based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The FDIC further alleges, among other things, that M. Hurwitz was obligated to ensure that UFG, Federated and the Company maintained the net worth of USAT. On November 14, 1995, Mr. Hurwitz filed a motion to join the OTS to this action. On December 8, 1995, the Company filed a motion to intervene in this action and conditioned it on the Court joining the OTS to this action. The Company filed with its motion to intervene a proposed complaint which alleges that the OTS violated the Administrative Procedures Act by rejecting the Company's bid for USAT. The Company's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. The Company is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, the Company's indemnity obligation can, under certain circumstances, include amounts other than defense costs, including judgments and settlements. The Company has concluded that it is unable to determine a reasonable estimate of the loss (or range of loss), if any, that could result from this contingency. It is impossible to assess the ultimate outcome of the foregoing matter or its potential impact on the Company's consolidated financial position, results of operations or liquidity.

     The Company is involved in various other claims, lawsuits and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

10. DERIVATIVE FINANCIAL INSTRUMENTS AND RELATED HEDGING PROGRAMS

     KACC enters into a number of financial instruments in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates, alumina, primary aluminum and fabricated aluminum products prices and the cost of purchased commodities.

     KACC has significant expenditures which are denominated in foreign currencies related to long-term purchase commitments with its affiliates in Australia and the United Kingdom, which expose KACC to certain exchange rate risks. In order to mitigate its exposure, KACC periodically enters into forward foreign exchange and currency option contracts in Australian dollars and Pounds Sterling to hedge these commitments. The forward foreign currency exchange contracts are agreements to purchase or sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. At December 31, 1995, KACC had net forward foreign exchange contracts totaling $102.8 for the purchase of 142.4 Australian dollars through April 30, 1997.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     To mitigate its exposure to declines in the market prices of alumina, primary aluminum and fabricated aluminum products, while retaining the ability to participate in favorable pricing environments that may materialize, KACC has developed strategies which include forward sales of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. Under the principal components of KACC's price risk management strategy, which can be modified at any time, (i) varying quantities of KACC's anticipated production are sold forward at fixed prices, (ii) call options are purchased to allow KACC to participate in certain higher market prices, should they materialize, for a portion of KACC's primary aluminum and alumina sold forward, (iii) option contracts are entered into to establish a price range KACC will receive for a portion of its primary aluminum and alumina, and (iv) put options are purchased to establish minimum prices KACC will receive for a portion of its primary aluminum and alumina. In this regard, with respect to its 1996 anticipated production, as of December 31, 1995, KACC had sold forward 15,750 metric tons of primary aluminum at fixed prices.

     In addition, KACC enters into forward fixed price arrangements with certain customers which provide for the delivery of a specific quantity of fabricated aluminum products over a specified future period of time. In order to establish the cost of primary aluminum for a portion of such sales, KACC may enter into forward sales and options contracts. In this regard, at December 31, 1995, KACC had purchased 53,300 metric tons of primary aluminum under forward purchase contracts at fixed prices that expire at various times through December 1996.

     At December 31, 1995, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,721 per metric ton ($.78 per pound) of primary aluminum, and forward foreign exchange contracts was $4.1.

     KACC has established margin accounts with its counterparties related to aluminum forward sales and option contracts. KACC is entitled to receive advances from counterparties related to unrealized gains and, in turn, is required to make margin deposits with counterparties to cover unrealized losses related to these contracts. At December 31, 1995, KACC was not required to maintain any such margin deposits. At December 31, 1994, KACC had $50.5 on deposit with various counterparties with respect to such deposit requirements. These amounts were included in prepaid expenses and other current assets.

     KACC is exposed to credit risk in the event of non-performance by other parties to these currency and commodity contracts, but KACC does not anticipate non-performance by any of these counterparties given their creditworthiness. When appropriate, KACC arranges master netting agreements.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

11. SEGMENT INFORMATION

     The following tables present financial information by industry segment and by geographic area at December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994 and 1993.

  INDUSTRY SEGMENTS

                                                                                      REAL
                                              BAUXITE                  FOREST      ESTATE AND
                                     YEARS      AND      ALUMINUM     PRODUCTS       OTHER
                                     ENDED    ALUMINA    PROCESSING  OPERATIONS    OPERATIONS    CORPORATE     TOTAL
                                     -----    -------    --------    ----------    ----------    ---------    --------
    Sales to unaffiliated
      customers....................  1995     $514.2     $1,723.6      $242.6        $ 84.8       $    --     $2,565.2
                                     1994      432.5     1,349.0        249.6          84.6            --      2,115.7
                                     1993      423.4     1,295.7        233.5          78.5            --      2,031.1
    Operating income (loss)........  1995       37.2       179.3         74.3         (13.6)        (19.6)       257.6
                                     1994        5.6       (55.9)        79.1         (10.0)        (11.5)         7.3
                                     1993      (20.1)      (97.3)        54.3         (13.5)        (19.5)       (96.1)
    Effect of changes in accounting
      principles on operating
      income (loss):
      Postretirement benefits other
        than pensions..............  1993       (2.3)      (16.9)         (.4)          (.2)          (.1)       (19.9)
      Income taxes.................  1993       (6.3)       (5.6)          .1            .7            --        (11.1)
    Equity in earnings (loss) of
      unconsolidated affiliates....  1995        3.5        15.7           --           (.1)           --         19.1
                                     1994       (4.6)        2.7           --            --         (13.1)       (15.0)
                                     1993       (2.5)        (.8)          --            --          (1.6)        (4.9)
    Depreciation and depletion.....  1995       30.0        58.4         25.3           6.2           1.0        120.9
                                     1994       32.3        57.2         24.7           5.9           1.0        121.1
                                     1993       33.8        57.3         24.5           4.1           1.1        120.8
    Capital expenditures...........  1995       30.2        49.2          9.9          10.5            .2        100.0
                                     1994       29.4        40.6         11.3           7.6            .4         89.3
                                     1993       35.8        31.9         11.1           7.1            .3         86.2
    Investments in and advances to
      unconsolidated affiliates....  1995      130.3        47.9           --          10.9            --        189.1
                                     1994      137.1        32.6           --            --            --        169.7
    Identifiable assets............  1995      981.0     1,763.8        678.1         236.4         173.0      3,832.3
                                     1994      987.9     1,637.3        674.8         201.7         189.1      3,690.8

     Sales to unaffiliated customers exclude intersegment sales between bauxite and alumina and aluminum processing of $159.7, $146.8 and $129.4 for the years ended December 31, 1995, 1994 and 1993, respectively. Intersegment sales are made on a basis intended to reflect the market value of the products.

     Operating losses for Corporate represent general and administrative expenses of MAXXAM Inc. that are not attributable to the Company's industry segments. General and administrative expenses of Kaiser are allocated in, the Company's industry segment presentation based upon those segments' ratio of sales to unaffiliated customers.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  GEOGRAPHICAL INFORMATION

                                        YEARS                                        OTHER
                                        ENDED    DOMESTIC    CARIBBEAN    AFRICA    FOREIGN    ELIMINATIONS     TOTAL
                                        -----    --------    ---------    ------    -------    ------------    --------
    Sales to unaffiliated customers...  1995     $1,916.9     $ 191.7     $239.4    $217.2       $     --      $2,565.2
                                        1994     1,597.4        169.9      180.0     168.4             --       2,115.7
                                        1993     1,489.8        155.4      207.5     178.4             --       2,031.1
    Sales and transfers among
      geographic areas................  1995          --         79.6         --     191.5         (271.1)           --
                                        1994          --         98.7         --    139.4..        (238.1)           --
                                        1993          --         88.2         --    79.6..         (167.8)           --
    Operating income (loss)...........  1995        79.0          9.8       83.5      85.3             --         257.6
                                        1994       (65.3)         9.9       18.3      44.4             --           7.3
                                        1993      (118.6)       (11.8)      21.9      12.4             --         (96.1)
    Equity in earnings (loss) of
      unconsolidated affiliates.......  1995         (.3)          --         --      19.4             --          19.1
                                        1994       (12.9)          --         --      (2.1)            --         (15.0)
                                        1993        (1.6)          --         --      (3.3)            --          (4.9)
    Investments in and advances to
      unconsolidated affiliates.......  1995        12.1         27.1         --     149.9             --         189.1
                                        1994         1.2         28.8         --     139.7             --         169.7
    Identifiable assets...............  1995     3,037.0        381.9      196.5     216.9             --       3,832.3
                                        1994     2,926.5        364.8      200.0     199.5             --       3,690.8

     Sales and transfers among geographic areas are made on a basis intended to reflect the market value of the products.

     Included in results of operations are aggregate foreign currency translation and transaction gains of $5.3, $.8 and $4.9 for the years ended December 31, 1995, 1994 and 1993, respectively.

     Export sales were less than 10% of total revenues during the years ended December 31, 1995, 1994 and 1993. For the year ended December 31, 1995, sales to any one customer did not exceed 10% of consolidated revenues. For the years ended December 31, 1994 and 1993, the Company had bauxite and alumina sales of $58.2 and $40.7, respectively, and aluminum processing sales of $147.7 and $145.7, respectively, to one customer.

                          MAXXAM INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                     SEPTEMBER 30,     DECEMBER 31,
                              ASSETS                                     1996              1995
                                                                     -------------     ------------
                                                                      (UNAUDITED)
                                                                        (IN MILLIONS OF DOLLARS)
Current assets:
  Cash and cash equivalents........................................    $   120.5         $  104.2
  Marketable securities............................................         50.6             45.9
  Receivables:
     Trade, net of allowance for doubtful accounts of $5.8 and $5.5
      at September 30, 1996 and December 31, 1995, respectively....        220.8            246.2
     Other.........................................................         67.8             98.9
  Inventories......................................................        623.6            606.8
  Prepaid expenses and other current assets........................        156.5            129.7
                                                                        --------         --------
          Total current assets.....................................      1,239.8          1,231.7
Property, plant and equipment, net of accumulated depreciation of
  $750.6 and $678.1 at September 30, 1996 and December 31, 1995,
  respectively.....................................................      1,252.4          1,231.9
Timber and timberlands, net of depletion of $151.3 and $139.6 at
  September 30, 1996 and December 31, 1995, respectively...........        303.0            313.0
Investments in and advances to unconsolidated affiliates...........        186.3            189.1
Deferred income taxes..............................................        435.5            414.0
Long-term receivables and other assets.............................        466.1            452.6
                                                                        --------         --------
                                                                       $ 3,883.1         $3,832.3
                                                                        ========         ========
               LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable.................................................    $   170.7         $  196.7
  Accrued interest.................................................         24.8             58.0
  Accrued compensation and related benefits........................        126.2            166.5
  Other accrued liabilities........................................        170.6            148.4
  Payable to affiliates............................................         96.6             90.2
  Long-term debt, current maturities...............................         26.4             25.1
                                                                        --------         --------
          Total current liabilities................................        615.3            684.9
Long-term debt, less current maturities............................      1,683.9          1,585.1
Accrued postretirement benefits....................................        736.7            742.6
Other noncurrent liabilities.......................................        684.5            680.3
                                                                        --------         --------
          Total liabilities........................................      3,720.4          3,692.9
                                                                        --------         --------
Commitments and contingencies
Minority interests.................................................        217.9            223.2
Stockholders' deficit:
  Preferred stock, $.50 par value; 12,500,000 shares authorized;
     Class A $.05 Non-Cumulative Participating Convertible
     Preferred Stock; shares issued: 669,701.......................           .3               .3
  Common stock, $.50 par value; 28,000,000 shares authorized;
     shares issued: 10,063,685.....................................          5.0              5.0
  Additional capital...............................................        155.6            155.0
  Accumulated deficit..............................................       (180.5)          (208.5)
  Pension liability adjustment.....................................        (16.1)           (16.1)
  Treasury stock, at cost (shares held: preferred -- 845; common --
     1,355,512)....................................................        (19.5)           (19.5)
                                                                        --------         --------
          Total stockholders' deficit..............................        (55.2)           (83.8)
                                                                        --------         --------
                                                                       $ 3,883.1         $3,832.3
                                                                        ========         ========

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                          ---------------------
                                                                            1996         1995
                                                                          --------     --------
                                                                             (IN MILLIONS OF
                                                                                DOLLARS,
                                                                          EXCEPT SHARE AMOUNTS)
Net sales:
  Aluminum operations...................................................  $1,652.1     $1,646.7
  Forest products operations............................................     199.6        180.9
  Real estate and other operations......................................      69.4         65.0
                                                                          --------     --------
                                                                           1,921.1      1,892.6
                                                                          --------     --------
Costs and expenses:
  Costs of sales and operations (exclusive of depreciation and depletion):
     Aluminum operations................................................   1,394.8      1,329.8
     Forest products operations.........................................     114.6         96.0
     Real estate and other operations...................................      57.1         48.4
  Selling, general and administrative expenses..........................     152.9        140.5
  Depreciation and depletion............................................      92.9         91.0
                                                                          --------     --------
                                                                           1,812.3      1,705.7
                                                                          --------     --------
Operating income........................................................     108.8        186.9
Other income (expense):
  Investment, interest and other income (expense).......................      35.1          8.7
  Interest expense......................................................    (135.5)      (136.1)
                                                                          --------     --------
Income (loss) before income taxes and minority interests................       8.4         59.5
Credit (provision) for income taxes.....................................      27.1         (4.6)
Minority interests......................................................      (7.5)       (19.8)
                                                                          --------     --------
Net income..............................................................  $   28.0     $   35.1
                                                                          ========     ========
Net income per common and common equivalent share.......................  $   2.96     $   3.71
                                                                          ========     ========

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1996         1995
                                                                           -------      ------
                                                                             (IN MILLIONS OF
                                                                                DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................................  $  28.0      $ 35.1
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and depletion..........................................     92.9        91.0
     Net sales of marketable securities..................................      1.0         8.9
     Minority interests..................................................      7.5        19.8
     Amortization of deferred financing costs and discounts on long-term
      debt...............................................................     15.9        14.3
     Amortization of excess investment over equity in net assets of
      unconsolidated affiliates..........................................      9.1         8.7
     Equity in income of unconsolidated affiliates.......................     (7.5)      (17.1)
     Net gain on sale of real estate, mortgage loans and other assets....    (17.4)       (3.8)
     Decrease (increase) in receivables..................................     57.1       (72.9)
     Increase (decrease) in payable to affiliates and other
      liabilities........................................................    (40.5)        9.0
     Increase in inventories.............................................    (18.2)      (68.6)
     Decrease in accrued interest........................................    (31.2)      (33.1)
     Decrease (increase) in prepaid expenses and other assets............    (27.4)       82.9
     Decrease in accounts payable........................................    (25.9)       (4.8)
     Increase in accrued and deferred income taxes.......................    (25.9)      (11.1)
     Other...............................................................     (4.0)       (5.3)
                                                                           -------      ------
          Net cash provided by operating activities......................     13.5        53.0
                                                                           -------      ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from disposition of property and investments..............     35.0        24.8
  Capital expenditures...................................................   (108.0)      (54.9)
  Other..................................................................     (2.4)       (9.6)
                                                                           -------      ------
          Net cash used for investing activities.........................    (75.4)      (39.7)
                                                                           -------      ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving credit agreements.......................    117.3        53.0
  Proceeds from issuance of long-term debt...............................      4.3         7.2
  Principal payments on long-term debt...................................    (32.6)      (35.3)
  Dividends paid to Kaiser's minority preferred stockholders.............     (8.4)      (18.4)
  Redemption of preference stock.........................................     (5.2)       (8.8)
  Other..................................................................      2.8         4.6
                                                                           -------      ------
          Net cash provided by financing activities......................     78.2         2.3
                                                                           -------      ------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................     16.3        15.6
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.........................    104.2        84.6
                                                                           -------      ------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...............................  $ 120.5      $100.2
                                                                           =======      ======
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Net repayments of margin borrowings for marketable securities..........  $    --      $  6.9
  Reduction of stockholders' deficit due to redemption of Kaiser
     preferred stock.....................................................  $    --      $134.3
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of capitalized interest.............................  $ 150.9      $154.8
  Income taxes paid......................................................     21.7        21.4

   The accompanying notes are an integral part of these financial statements.

                          MAXXAM INC. AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1. GENERAL

     The information contained in the following notes to the consolidated financial statements is condensed from that which would appear in the annual consolidated financial statements; accordingly, the consolidated financial statements included herein should be reviewed in conjunction with the consolidated financial statements and related notes thereto contained in the Annual Report on Form 10-K filed by MAXXAM Inc. with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (the "Form 10-K"). All references to the "Company" include MAXXAM Inc. and its subsidiary companies unless otherwise noted or the context indicates otherwise. Any capitalized terms used but not defined in the following Condensed Notes to the Consolidated Financial Statements have the same meaning given to them as in the Form 10-K. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at September 30, 1996, the consolidated results of operations for the nine months ended September 30, 1996 and 1995 and consolidated cash flows for the nine months ended September 30, 1996 and 1995. Certain reclassifications of prior period information have been made to conform to the current presentation.

2. RESTRICTED CASH

     Long-term receivables and other assets, as reflected on the accompanying consolidated balance sheet, includes restricted cash in the amount of $30.5 and $31.4 at September 30, 1996 and December 31, 1995, respectively. Such restricted cash represents the amount deposited into an account held by the Trustee under the indenture governing the Timber Notes of the Company's indirect wholly owned subsidiary, Scotia Pacific Holding Company ("Scotia Pacific").

     At September 30, 1996 and December 31, 1995, cash and cash equivalents also includes $5.7 and $19.7, respectively, which is restricted for debt service payments on the succeeding note payment date for the Timber Notes.

3. INVENTORIES

     Inventories consist of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
    Aluminum Operations:
      Finished fabricated products.............................     $ 108.4           $ 91.5
      Primary aluminum and work in process.....................       190.0            195.9
      Bauxite and alumina......................................       122.5            119.6
      Operating supplies and repair and maintenance parts......       124.6            118.7
                                                                     ------           ------
                                                                      545.5            525.7
                                                                     ------           ------
    Forest Products Operations:
      Lumber...................................................        58.8             65.5
      Logs.....................................................        19.3             15.6
                                                                     ------           ------
                                                                       78.1             81.1
                                                                     ------           ------
                                                                    $ 623.6           $606.8
                                                                     ======           ======

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1996            1995
                                                                   -------------   ------------
    Corporate:
      14% MAXXAM Senior Subordinated Reset Notes due
         May 20, 2000............................................    $    25.0       $   25.0
      12 1/2% MAXXAM Subordinated Debentures due December 15,
         1999, net of discount...................................         16.7           16.5
      Other......................................................           --             .1
    Aluminum Operations:
      1994 KACC Credit Agreement.................................        131.2           13.1
      9 7/8% KACC Senior Notes due February 15, 2002, net of
         discount................................................        224.0          223.8
      Alpart CARIFA Loan.........................................         60.0           60.0
      12 3/4% KACC Senior Subordinated Notes due February 1,
         2003....................................................        400.0          400.0
      Other......................................................         52.1           61.2
    Forest Products Operations:
      7.95% Scotia Pacific Timber Collateralized Notes due
         July 20, 2015...........................................        336.1          350.2
      10 1/2% Pacific Lumber Senior Notes due March 1, 2003......        235.0          235.0
      11 1/4% MGI Senior Secured Notes due August 1, 2003........        100.0          100.0
      12 1/4% MGI Senior Secured Discount Notes due August 1,
         2003, net of discount...................................        101.0           92.5
      Other......................................................           .8             .8
    Real Estate and Other Operations:
      11% SHRP, Ltd. Senior Secured Extendible Notes due
         September 1, 2001, net of discount......................         15.6           13.3
      RTC Portfolio secured notes due December 31, 1999, interest
         at prime plus 3%........................................          3.8            8.0
      Other notes and contracts, secured by receivables,
         buildings, real estate and equipment....................          9.0           10.7
                                                                      --------       --------
                                                                       1,710.3        1,610.2
    Less: current maturities.....................................        (26.4)         (25.1)
                                                                      --------       --------
                                                                     $ 1,683.9       $1,585.1
                                                                      ========       ========

     On April 24, 1996, the Securities and Exchange Commission ("SEC") declared effective a shelf registration statement which the Company had filed with respect to up to $200.0 aggregate principal amount of debt securities. The Company has not determined the amount, interest rates, maturity, collateral (if any) or other terms of such debt securities or the timing of any offering of such debt securities. The debt securities could be secured by, or convertible into, shares of common stock of Kaiser Aluminum Corporation ("Kaiser," a majority-owned subsidiary of the Company) owned by the Company. In that regard, Kaiser also filed a shelf registration statement with the SEC, which was also declared effective on April 24, 1996, covering 10 million shares of its common stock owned by the Company. The Company would use the net proceeds (or portions thereof) from the sale of such debt securities to retire outstanding debt, for working capital and general corporate purposes.

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  SUBSEQUENT EVENT -- KAISER OFFERING OF 10 7/8% SENIOR NOTES

     On October 23, 1996, (the "Issuance Date"), KACC completed an offering (the "Offering") of $175.0 principal amount of 10 7/8% Senior Notes due 2006 (the
"10 7/8% Senior Notes") at 99.5% of their principal amount to yield 10.96% at maturity. The 10 7/8% Senior Notes rank pari passu with outstanding indebtedness under KACC's credit agreement dated as of February 15, 1994, as amended (the "1994 KACC Credit Agreement") and KACC's 9 7/8% Senior Notes due 2002 (the "Senior Notes") in right and priority of payment and are guaranteed on a senior, unsecured basis by certain of Kaiser's subsidiaries (the "Subsidiary Guarantors"). Net proceeds from the Offering on the Issuance Date, after estimated expenses, were approximately $168.9, of which $91.7 were utilized to reduce the outstanding borrowings under the revolving credit facility of the 1994 KACC Credit Agreement to zero. The remaining net proceeds (approximately $77.2) were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects.

     On a pro forma basis, at September 30, 1996, after giving effect to the Offering and the application of proceeds therefrom, the Company's total consolidated indebtedness would have increased from $1,710.3 to $1,753.2, borrowing capacity of $273.1 would have been available for use under the 1994 KACC Credit Agreement and the Company would have had available additional cash proceeds from the Offering of $37.7.

     During October 1996, the 1994 KACC Credit Agreement was amended to, among other things, provide for the Offering of the 10 7/8% Senior Notes discussed above and to modify certain of the financial covenants contained in the 1994 KACC Credit Agreement.

5. PER SHARE INFORMATION

     Per share calculations are based on the weighted average number of common shares outstanding in each period and, if dilutive, weighted average common equivalent shares assumed to be issued from the exercise of common stock options based upon the average price of the Company's common stock during the period.

6. CREDIT (PROVISION) FOR INCOME TAXES

     The Company's credit (provision) for income taxes differs from the federal statutory rate due principally to (i) the revision of prior years' tax estimates and other changes in valuation allowances, (ii) percentage depletion, and (iii) foreign, state and local taxes, net of related federal tax benefits. Revision of prior years' tax estimates includes amounts for the reversal of reserves which the Company no longer believes are necessary. Generally, the reversal of reserves relate to the expiration of the relevant statute of limitations with respect to certain income tax returns, or the resolution of specific income tax matters with the relevant tax authorities. The credit for income taxes for the nine months ended September 30, 1996 includes a benefit of $30.4 relating to the reversal of reserves the Company no longer believes are necessary. The Company's provision for income taxes for the nine months ended September 30, 1995, reflects a benefit of $17.7 relating to the reversal of reserves the Company no longer believes are necessary.

7. CONTINGENCIES

  ENVIRONMENTAL CONTINGENCIES

     Kaiser and its principal operating subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"), are subject to a number of environmental laws and regulations, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based on such laws. KACC is currently subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CER-

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

CLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based on Kaiser's evaluation of these and other environmental matters, Kaiser has established environmental accruals primarily related to potential solid waste disposal and soil and groundwater remediation matters. At September 30, 1996, the balance of such accruals, which is primarily included in other noncurrent liabilities, was $32.9. These environmental accruals represent Kaiser's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations currently available facts, existing technology, and Kaiser's assessment of the likely remediation action to be taken. Kaiser expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 to $10.0 for the years 1996 through 2000 and an aggregate of approximately $7.0 thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. Kaiser believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

  ASBESTOS CONTINGENCIES

     KACC is a defendant in a substantial number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years. At September 30, 1996, the number of such lawsuits pending was approximately 75,900, as compared to 59,700 at December 31, 1995. In 1995, approximately 41,700 of such claims were received and approximately 7,200 were settled or dismissed. During the first nine months of 1996, approximately 20,000 of such claims were received and approximately 3,800 were settled or dismissed.

     Based on past experience and reasonably anticipated future activity, Kaiser has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and Kaiser's actual costs could exceed these estimates. Kaiser's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton Levin Ehrmantraut Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an estimated asbestos-related cost accrual of $160.0 before consideration of insurance recoveries, is included primarily in other noncurrent liabilities at September 30, 1996. Kaiser estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While Kaiser does not believe there is a reasonable basis for estimating such costs beyond 2008, and, accordingly, did not accrue such costs, there is a reasonable possibility that such costs may continue beyond 2008, and that such costs may be substantial.

     A substantial portion of the asbestos-related claims that were filed and served on KACC during 1995 and the first nine months of 1996 were filed in Texas. KACC has been advised by its regional counsel that,

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

although there can be no assurance, the increase in pending claims may have been attributable in part to tort reform legislation in Texas. Although asbestos-related claims are currently exempt from certain aspects of the Texas tort reform legislation, management has been advised that efforts to remove the asbestos-related exemption in the tort reform legislation relating to the doctrine forum non conveniens, as well as other developments in the legislative and legal environment in Texas, may be responsible for the accelerated pace of new claims experienced in late 1995 and its continuance through the first nine months of 1996, albeit at a somewhat reduced rate.

     Kaiser believes that KACC has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. Kaiser believes, based on prior insurance-related recoveries with respect to asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $142.3, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in long-term receivables and other assets at September 30, 1996.

     Management continues to monitor claims activity, the status of the lawsuits (including settlement initiatives), legislative progress, and costs incurred in order to ascertain whether an adjustment to the existing accruals should be made to the extent that historical experience may differ significantly from Kaiser's underlying assumptions. While uncertainties are inherent in the final outcome of these asbestos matters and it is impossible to determine the actual costs that ultimately may be incurred and the insurance recoveries that will be received, management believes that, based on the factors discussed in the preceding paragraphs, the resolution of the asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

  OTS CONTINGENCY AND RELATED MATTERS

     On December 26, 1995, the United States Department of Treasury's Office of Thrift Supervision ("OTS") initiated formal administrative proceedings against the Company and others by filing a Notice of Charges (the "Notice"). The Notice alleges misconduct by the Company, Federated Development Company ("Federated," a New York business trust wholly owned by Mr. Charles E. Hurwitz, members of his immediate family and trusts for the benefit thereof), Mr. Hurwitz and others (the "Respondents") with respect to the failure of United Savings Association of Texas ("USAT"), a wholly owned subsidiary of United Financial Group Inc. ("UFG"). The Notice claims that the Company was a savings and loan holding company, that with others it controlled USAT, and that it was therefore obligated to maintain the net worth of USAT. The Notice makes numerous other allegations against the Company and the other Respondents, including, among other things, allegations that through USAT it was involved in prohibited transactions with Drexel, Burnham, Lambert Inc. The OTS, among other things, seeks unspecified damages in excess of $138.0 from the Company, civil money penalties and a removal from, and prohibition against the Company and the other Respondents engaging in, the banking industry. The Company has concluded that it is unable to determine a reasonable estimate of the loss (or range of loss), if any, that could result from this contingency. Accordingly, it is impossible to assess the ultimate impact, if any, of the outcome this matter may have on the Company's consolidated financial position, results of operations or liquidity.

     On August 2, 1995, the Federal Deposit Insurance Corporation ("FDIC") filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

(No. H-95-3936) (the "FDIC action") in the U.S. District Court for the Southern District of Texas (the "Court"). The FDIC action did not name the Company as a defendant. The suit against Mr. Hurwitz seeks damages in excess of $250.0 based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The FDIC further alleges, among other things, that Mr. Hurwitz was obligated to ensure that UFG, Federated and the Company maintained the net worth of USAT. On November 14, 1995, Mr. Hurwitz filed a motion to join the OTS to this action. On December 8, 1995, the Company filed a motion to intervene in this action and conditioned it on the Court joining the OTS to this action. The Company also filed a proposed complaint with its motion to intervene which alleges that the OTS violated the Administrative Procedures Act by rejecting the Company's bid for USAT. The Court has scheduled a pre-trial conference for November 19, 1996. The Company's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. The Company is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, the Company's indemnity obligation can, under certain circumstances, include amounts other than defense costs, including judgments and settlements. The Company has concluded that it is unable to determine a reasonable estimate of the loss (or range of loss), if any, that could result from this contingency. It is impossible to assess the ultimate outcome of the foregoing matter or its potential impact on the Company's consolidated financial position, results of operations or liquidity.

  OTHER CONTINGENCIES

     The Company is involved in various other claims, lawsuits and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters and it is impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

8. HEADWATERS AGREEMENT

     On September 28, 1996, the Company and Pacific Lumber (the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") which provides the framework for the acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (the "Headwaters Timberlands"). The Headwaters Timberlands would be transferred in exchange for
(a) property and consideration (including cash) from the United States and California having an aggregate fair market value of $300 million and (b) approximately 7,775 acres of adjacent timberlands to be acquired by the United States and California (the "Elk River Timberlands"). The Pacific Lumber Parties have agreed not to conduct logging operations (including salvage logging) on the Headwaters Timberlands while the Headwaters Agreement is in effect. The continuing effectiveness of the Headwaters Agreement is predicated on the satisfaction of various conditions, including completion within ten months of specified closing items.

     The Headwaters Agreement also provides, among other things, for expedited processing by the United States of an incidental take permit ("Permit") to be based upon the Multi-Species HCP covering all of Pacific Lumber's existing timber properties and any timber properties acquired as a result of the Headwaters Agreement. The agreement also requires expedited processing by California of an SYP. Closing of the Headwaters Agreement is subject to various conditions, including (a) acquisition by the government of the Elk River Timberlands from a third party, (b) approval of an SYP and a Multi-Species HCP, and issuance of a Permit, each in form and substance satisfactory to Pacific Lumber, (c) the issuance by the Internal Revenue Service and the California Franchise Tax Board of closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) the absence of a judicial decision in any litigation brought by

                          MAXXAM INC. AND SUBSIDIARIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

third parties that any party reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement, and (e) the dismissal with prejudice at closing of the Takings litigation.

9. DERIVATIVE FINANCIAL INSTRUMENTS AND RELATED HEDGING PROGRAMS

     Kaiser's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold. KACC enters into primary aluminum hedging transactions from time to time in the normal course of business. Primary aluminum hedging transactions are designed to mitigate Kaiser's exposure to declines in the market price of primary aluminum, while retaining the ability to participate in favorable environments that may materialize. KACC has employed strategies which include forward sales and purchases of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. At September 30, 1996, KACC had sold forward, at fixed prices, approximately 69,000 and 93,600 tons (all references to tons in this report refer to metric tons of 2,204.6 pounds) of primary aluminum in excess of its projected internal fabrication requirements for 1997 and 1998, respectively, and had purchased put options to establish a minimum price for 66,000 and 45,000 tons of such 1997 and 1998 surplus, respectively. During October 1996, KACC purchased put options to establish a minimum price for an additional 126,000 tons of primary aluminum in excess of its projected 1997 internal fabrication requirements and entered into options contracts that established a price range for an additional 48,000 tons of Kaiser's 1998 surplus.

     In addition, at September 30, 1996, KACC had sold forward approximately 73% and 85% of the alumina available to it in excess of its projected internal smelting requirements for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to future prices of primary aluminum.

     From time to time, KACC also enters into forward purchase and option transactions to limit its exposure to increases in natural gas and fuel oil costs. As of September 30, 1996, KACC had option contracts for the purchase of approximately 40,000 MMBtu of natural gas per day during the first quarter of 1997, and a combination of fixed price purchase and option contracts for 20,000 MMBtu of natural gas per day for the period April 1997 to December 1998. At September 30, 1996, KACC also held option contracts for 54,000 barrels of fuel oil per month for the period January 1997 through December 1998.

     KACC also enters into hedging transactions in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates. At September 30, 1996, KACC had net forward foreign exchange contracts totaling approximately $81.6 for the purchase of 110.0 Australian dollars from January 1997 through June 1998, in respect of its commitments for 1997 and 1998 expenditures denominated in Australian dollars.

     At September 30, 1996, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,481 per ton ($.67 per pound) of primary aluminum, natural gas and fuel oil forward purchase and option contracts, and forward foreign exchange contracts was approximately $46.4.

                          MAXXAM INC. AND SUBSIDIARIES

                   UNAUDITED SUMMARY QUARTERLY FINANCIAL DATA

                                                                     THREE MONTHS ENDED
                                                       -----------------------------------------------
                                                       MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                                       --------   -------   ------------   -----------
                                                       (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)
1996 QUARTERLY INFORMATION:
  Net sales..........................................   $612.2    $ 667.7      $641.2
  Gross profit.......................................    128.5      126.8        99.3
  Operating income...................................     53.2       46.0         9.6
  Net income.........................................      5.8       16.9         5.3
  Per common and common equivalent share:
     Net income......................................     0.61       1.79        0.56
1995 QUARTERLY INFORMATION:
  Net sales..........................................   $581.3    $ 673.3      $638.0        $ 672.6
  Gross profit.......................................    113.0      160.2       145.2          155.9
  Operating income (loss)............................     40.6       81.9        64.4           70.7
  Net income (loss)..................................     (1.0)      25.4        10.7           22.4
  Per common and common equivalent share:
     Net income (loss)...............................    (0.11)      2.69        1.13           2.37
1994 QUARTERLY INFORMATION:
  Net sales..........................................   $489.0    $ 543.8      $544.9        $ 538.0
  Gross profit.......................................     55.6       78.0        79.1           85.1
  Operating income (loss)............................    (15.0)       6.5         9.0            6.8
  Loss before extraordinary item.....................    (34.5)     (43.2)      (14.9)         (24.1)
  Extraordinary item, net............................     (5.4)        --          --             --
  Net loss...........................................    (39.9)     (43.2)      (14.9)         (24.1)
  Per common and common equivalent share:
     Loss before extraordinary item..................    (3.65)     (4.57)      (1.58)         (2.55)
     Extraordinary item, net.........................    (0.57)        --          --             --
     Net loss........................................    (4.22)     (4.57)      (1.58)         (2.55)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of MAXXAM Inc.:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of MAXXAM Inc. (included on pages F-40 through F-77), and have issued our report thereon dated February 16, 1996. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The condensed financial information of MAXXAM Inc. (included on pages F-90 through F-93) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This condensed financial information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
February 16, 1996

                                  MAXXAM INC.

                                 BALANCE SHEET
                                (UNCONSOLIDATED)

                                                                              DECEMBER 31,
                                                                           -------------------
                                 ASSETS                                     1995        1994
                                                                           -------     -------
                                                                             (IN MILLIONS OF
                                                                                DOLLARS)
Current assets:
  Cash and cash equivalents..............................................  $  20.4     $  15.5
  Marketable securities..................................................      9.3        20.8
  Other current assets...................................................      1.8         4.4
                                                                           -------     -------
          Total current assets...........................................     31.5        40.7
Deferred income taxes....................................................     64.2        68.4
Other assets.............................................................      3.7         4.6
                                                                           -------     -------
                                                                           $  99.4     $ 113.7
                                                                           =======     =======
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities...............................  $   7.4     $  10.5
  Long-term debt, current maturities.....................................       .2         2.4
                                                                           -------     -------
          Total current liabilities......................................      7.6        12.9
Long-term debt, less current maturities..................................     41.6        44.6
Losses recognized in excess of investment in subsidiaries................     12.4       198.9
Notes payable to subsidiaries, net of notes receivable and advances......     18.8        12.2
Other noncurrent liabilities.............................................    102.8       120.4
                                                                           -------     -------
          Total liabilities..............................................    183.2       389.0
                                                                           -------     -------
Stockholders' deficit:
  Preferred stock, $.50 par value; 12,500,000 shares authorized; Class A
     $.05 Non-Cumulative Participating Convertible Preferred Stock;
     shares issued: 1995 -- 669,701 and 1994 -- 669,957..................       .3          .3
  Common stock, $.50 par value; 28,000,000 shares authorized; shares
     issued: 10,063,359..................................................      5.0         5.0
  Additional capital.....................................................    155.0        53.2
  Accumulated deficit....................................................   (208.5)     (302.9)
  Pension liability adjustment...........................................    (16.1)      (11.4)
  Treasury stock, at cost (shares held: preferred -- 845; common:
     1995 -- 1,355,512 and 1994 -- 1,355,768)............................    (19.5)      (19.5)
                                                                           -------     -------
          Total stockholders' deficit....................................    (83.8)     (275.3)
                                                                           -------     -------
                                                                           $  99.4     $ 113.7
                                                                           =======     =======

     See notes to consolidated financial statements and accompanying notes.

                                  MAXXAM INC.

                            STATEMENT OF OPERATIONS
                                (UNCONSOLIDATED)

                                                                    YEARS ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                  1995       1994        1993
                                                                 ------     -------     -------
                                                                    (IN MILLIONS OF DOLLARS)
Investment, interest and other income..........................  $  5.6     $  12.6     $   3.0
Interest expense...............................................    (6.2)      (11.7)      (13.7)
General and administrative expenses............................   (18.9)      (11.0)      (15.4)
Equity in earnings (losses) of subsidiaries....................    43.6      (132.0)     (615.5)
                                                                 ------     -------     -------
Income (loss) before income taxes and cumulative effect of
  changes in accounting principles.............................    24.1      (142.1)     (641.6)
Credit (provision) for income taxes............................    33.4        20.0        (3.1)
                                                                 ------     -------     -------
Income (loss) before cumulative effect of changes in accounting
  principles...................................................    57.5      (122.1)     (644.7)
Cumulative effect of changes in accounting principles:
  Postretirement benefits other than pensions, net of related
     credit for income taxes of $.2............................      --          --         (.4)
  Accounting for income taxes..................................      --          --        44.9
                                                                 ------     -------     -------
Net income (loss)..............................................  $ 57.5     $(122.1)    $(600.2)
                                                                 ======     =======     =======

     See notes to consolidated financial statements and accompanying notes.

                                  MAXXAM INC.

                            STATEMENT OF CASH FLOWS
                                (UNCONSOLIDATED)

                                                                      YEARS ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1995     1994      1993
                                                                     ------   -------   -------
                                                                      (IN MILLIONS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................................  $ 57.5   $(122.1)  $(600.2)
  Adjustments to reconcile net income (loss) to net cash provided by
     (used for) operating activities:
     Equity in losses (earnings) of subsidiaries...................   (43.6)    132.0     615.5
     Net sales of marketable securities............................    14.5       6.8      18.3
     Amortization of deferred financing costs and discounts on
      long-term debt...............................................      .3        .3        .5
     Cumulative effect of changes in accounting principles, net....      --        --     (44.5)
     Decrease in receivables.......................................      .6       1.1        .8
     Increase in accrued and deferred income taxes.................   (18.9)     (7.9)    (13.1)
     Increase (decrease) in accounts payable and other
      liabilities..................................................   (14.5)     (5.3)     24.3
     Other.........................................................     2.3       (.2)      2.6
                                                                     ------   -------   -------
          Net cash provided by (used for) operating activities.....    (1.8)      4.7       4.2
                                                                     ------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of Kaiser Depositary Shares...................     7.6      10.3        --
  Dividends received from subsidiaries.............................     4.8       7.5      66.1
  Investments in and net advances from (to) subsidiaries...........      .4     (27.5)    (22.2)
  Capital expenditures.............................................     (.2)      (.4)      (.3)
                                                                     ------   -------   -------
          Net cash provided by (used for) investing activities.....    12.6     (10.1)     43.6
                                                                     ------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption, repurchase of and principal payments on long-term
     debt..........................................................    (5.9)     (5.8)    (24.3)
                                                                     ------   -------   -------
          Net cash used for financing activities...................    (5.9)     (5.8)    (24.3)
                                                                     ------   -------   -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............     4.9     (11.2)     23.5
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....................    15.5      26.7       3.2
                                                                     ------   -------   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR...........................  $ 20.4   $  15.5   $  26.7
                                                                     ======   =======   =======
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Reduction of stockholders' deficit due to redemption of Kaiser
     preferred stock...............................................  $136.2   $    --   $    --
  Distribution received from subsidiary of the Company's payable...     8.0     132.0        --
  Assumption by the Company of subsidiary's payables to the Company
     and affiliates................................................      --     (63.1)       --
  Net assets transferred (to) from subsidiary......................   (14.5)       --      30.5
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid....................................................  $  6.0   $   7.0   $   6.8
  Income taxes paid (refunded).....................................     (.3)      1.1       (.5)

     See notes to consolidated financial statements and accompanying notes.

                                  MAXXAM INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (IN MILLIONS OF DOLLARS)

A. DEFERRED INCOME TAXES

     The deferred income tax assets and liabilities reported in the accompanying unconsolidated balance sheet are determined by computing such amounts on a consolidated basis, for the Company and members of its consolidated federal income tax return group, and then reducing such consolidated amounts by the amounts recorded by the Company's subsidiaries pursuant to their respective tax allocation agreements with the Company. The Company's net deferred income tax assets relate primarily to the excess of the tax basis over financial statement basis with respect to timber and timberlands and real estate held for sale by various subsidiaries. The Company has concluded that it is more likely than not that these net deferred income tax assets will be realized based in part upon the estimated values of the underlying assets which are in excess of their tax basis.

B. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                            DECEMBER 31,
                                                                           ---------------
                                                                           1995      1994
                                                                           -----     -----
    14% Senior Subordinated Reset Notes due May 20, 2000.................  $25.0     $25.0
    12 1/2% Subordinated Debentures due December 15, 1999, net of
      discount of $1.1 and $1.7 at December 31, 1995 and 1994,
      respectively.......................................................   16.5      20.9
    Other................................................................     .3       1.1
                                                                           -----     -----
                                                                            41.8      47.0
    Less: current maturities.............................................    (.2)     (2.4)
                                                                           -----     -----
                                                                           $41.6     $44.6
                                                                           =====     =====

     Scheduled maturities of long-term debt outstanding at December 31, 1995 are as follows: years ending December 31, 1996-$.2; 1997-$3.3; 1998-$3.3;
1999-$11.1; 2000-$25.0.

C. NOTES PAYABLE TO SUBSIDIARIES, NET OF NOTES RECEIVABLE AND ADVANCES

     At December 31, 1995, the Company's indebtedness to its subsidiaries, which includes accrued interest, consists of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Unsecured note payable, interest at 6%.............................  $ 18.3     $ 60.9
    Unsecured notes payable, interest at 7%............................    13.7       12.9
    Secured notes receivable, interest at 12% on first $15.0, at prime
      plus 1% to 2% on remainder.......................................      --      (43.6)
    Net advances.......................................................   (13.2)     (18.0)
                                                                         ------     ------
                                                                         $ 18.8     $ 12.2
                                                                         ======     ======

     In August 1995, the notes receivable reflected above were canceled to reduce the 6% unsecured note payable by $45.5 ($43.6 plus accrued interest).

                                  MAXXAM INC.

                                 BALANCE SHEET
                                (UNCONSOLIDATED)


                              ASSETS
                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1996              1995
                                                                     -------------     ------------
                                                                      (UNAUDITED)
                                                                        (IN MILLIONS OF DOLLARS)
Current assets:
  Cash and cash equivalents........................................     $  37.9          $   20.4
  Marketable securities............................................        18.7               9.3
  Other current assets.............................................         1.6               1.8
                                                                        -------          --------
          Total current assets.....................................        58.2              31.5
Deferred income taxes..............................................        71.9              64.2
Investment in subsidiaries in excess of losses recognized..........        18.9                --
Other assets.......................................................         3.8               3.7
                                                                        -------          --------
                                                                        $ 152.8          $   99.4
                                                                        =======          ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities.........................     $  11.1          $    7.4
  Long-term debt, current maturities...............................          --                .2
                                                                        -------          --------
          Total current liabilities................................        11.1               7.6
Long-term debt, less current maturities............................        41.7              41.6
Losses recognized in excess of investment in subsidiaries..........          --              12.4
Notes payable to subsidiaries, net of notes receivable and
  advances.........................................................        62.9              18.8
Other noncurrent liabilities.......................................        92.3             102.8
                                                                        -------          --------
          Total liabilities........................................       208.0             183.2
                                                                        -------          --------
Stockholders' deficit:
  Preferred stock, $.50 par value; 12,500,000 shares authorized;
     Class A $.05 Non-Cumulative Participating Convertible
     Preferred Stock; shares issued: 699,701.......................          .3                .3
  Common stock, $.50 par value; 28,000,000 shares authorized;
     shares issued: 10,063,685.....................................         5.0               5.0
  Additional capital...............................................       155.6             155.0
  Accumulated deficit..............................................      (180.5)           (208.5)
  Pension liability adjustment.....................................       (16.1)            (16.1)
  Treasury stock, at cost (shares held: preferred -- 845;
     common -- 1,355,512)..........................................       (19.5)            (19.5)
                                                                        -------          --------
          Total stockholders' deficit..............................       (55.2)            (83.8)
                                                                        -------          --------
                                                                        $ 152.8          $   99.4
                                                                        =======          ========

     See notes to consolidated financial statements and accompanying notes.

                                  MAXXAM INC.

                            STATEMENT OF OPERATIONS
                                (UNCONSOLIDATED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1996         1995
                                                                           ------       ------
                                                                               (UNAUDITED)
                                                                             (IN MILLIONS OF
                                                                                DOLLARS)
Investment, interest and other income....................................  $  (.2)      $  3.4
Interest expense.........................................................    (4.5)        (4.7)
General and administrative expenses......................................   (28.8)       (13.8)
Equity in earnings of subsidiaries.......................................    15.9         26.6
                                                                           ------       ------
Income (loss) before income taxes........................................   (17.6)        11.5
Credit for income taxes..................................................    45.6         23.6
                                                                           ------       ------
Net income...............................................................  $ 28.0       $ 35.1
                                                                           ======       ======

     See notes to consolidated financial statements and accompanying notes.

                                  MAXXAM INC.

                            STATEMENT OF CASH FLOWS
                                (UNCONSOLIDATED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                           1996          1995
                                                                           -----        ------
                                                                               (UNAUDITED)
                                                                             (IN MILLIONS OF
                                                                                DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................................  $28.0        $ 35.1
  Adjustments to reconcile net income to net cash provided by (used for)
     operating activities:
     Equity in earnings of subsidiaries..................................  (15.9)        (26.6)
     Net sales (purchases) of marketable securities......................   (8.0)         18.6
     Decrease in receivables, prepaids and other assets..................     .1           2.6
     Increase in accrued and deferred income taxes.......................   (8.3)         (8.1)
     Decrease in accounts payable and other liabilities..................   (6.8)        (14.5)
     Other...............................................................    1.1            .3
                                                                           -----        ------
          Net cash provided by (used for) operating activities...........   (9.8)          7.4
                                                                           -----        ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of Kaiser Depositary Shares.........................     --           7.6
  Dividends received from subsidiaries...................................    3.9           4.8
  Investments in and net advances from subsidiaries......................   23.9           1.9
  Capital expenditures...................................................    (.2)          (.2)
                                                                           -----        ------
          Net cash provided by investing activities......................   27.6          14.1
                                                                           -----        ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption, repurchase of and principal payments on long-term debt.....    (.3)         (5.8)
                                                                           -----        ------
          Net cash used for financing activities.........................    (.3)         (5.8)
                                                                           -----        ------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................   17.5          15.7
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.........................   20.4          15.5
                                                                           -----        ------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...............................  $37.9        $ 31.2
                                                                           =====        ======
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Reduction of stockholders' deficit due to redemption of Kaiser
     preferred stock.....................................................  $  --        $134.3
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid..........................................................  $ 2.8        $  3.1
  Income taxes paid......................................................     .7            .3

     See notes to consolidated financial statements and accompanying notes.

                                  MAXXAM INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (IN MILLIONS OF DOLLARS)

A. DEFERRED INCOME TAXES

     The deferred income tax assets and liabilities reported in the accompanying unconsolidated balance sheet are determined by computing such amounts on a consolidated basis, for the Company and members of its consolidated federal income tax return group, and then reducing such consolidated amounts by the amounts recorded by the Company's subsidiaries pursuant to their respective tax allocation agreements with the Company. The Company's net deferred income tax assets relate primarily to the excess of the tax basis over financial statement basis with respect to timber and timberlands and real estate held for sale by various subsidiaries. The Company has concluded that it is more likely than not that these net deferred income tax assets will be realized based in part upon the estimated values of the underlying assets which are in excess of their tax basis.

B. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1996            1995
                                                                   -------------   ------------
    14% Senior Subordinated Reset Notes due May 20, 2000.........      $25.0           $25.0
    12 1/2% Subordinated Debentures due December 15, 1999, net of
      discount of $0.9 at September 30, 1996 and $1.1 at
      December 31, 1995..........................................       16.7            16.5
    Other........................................................         --              .3
                                                                       -----           -----
                                                                        41.7            41.8
    Less: current maturities.....................................         --             (.2)
                                                                       -----           -----
                                                                       $41.7           $41.6
                                                                       =====           =====

C. NOTES PAYABLE TO SUBSIDIARIES, NET OF NOTES RECEIVABLE AND ADVANCES

     At September 30, 1996, the Company's indebtedness to its subsidiaries, which includes accrued interest, consists of the following:

                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1996            1995
                                                                   -------------   ------------
    Unsecured note payable, interest at 6%.......................      $19.1          $ 18.3
    Unsecured notes payable, interest at 7%......................       14.3            13.7
    Net advances.................................................       29.5           (13.2)
                                                                       -----          ------
                                                                       $62.9          $ 18.8
                                                                       =====          ======

     The increase in net advances is principally due to cash receipts from the sale of real property and notes from the RTC Portfolio. There are no restrictions which would preclude the Company's subsidiaries from declaring a dividend of such advances to the Company.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors of Kaiser Aluminum Corporation:

     We have audited the accompanying consolidated balance sheets of Kaiser Aluminum Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaiser Aluminum Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 16, 1996

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                          ---------------------
                                 ASSETS                                     1995         1994
                                                                          --------     --------
                                                                             (IN MILLIONS OF
                                                                          DOLLARS, EXCEPT SHARE
                                                                                AMOUNTS)
Current assets:
  Cash and cash equivalents.............................................  $   21.9     $   17.6
  Receivables:
  Trade, less allowance for doubtful receivables of $5.0 in 1995 and
     $4.2 in 1994.......................................................     222.9        150.7
     Other..............................................................      85.7         48.5
  Inventories...........................................................     525.7        468.0
  Prepaid expenses and other current assets.............................      76.6        158.0
                                                                          ---------    ---------
          Total current assets..........................................     932.8        842.8
Investments in and advances to unconsolidated affiliates................     178.2        169.7
Property, plant, and equipment -- net...................................   1,109.6      1,133.2
Deferred income taxes...................................................     269.1        271.2
Other assets............................................................     323.5        281.2
                                                                          ---------    ---------
          Total.........................................................  $2,813.2     $2,698.1
                                                                          =========    =========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................  $  184.5     $  152.1
  Accrued interest......................................................      32.0         32.6
  Accrued salaries, wages, and related expenses.........................     105.3         77.7
  Accrued postretirement medical benefit obligation -- current
     portion............................................................      46.8         47.0
  Other accrued liabilities.............................................     129.4        176.9
  Payable to affiliates.................................................      94.2         85.3
  Long-term debt -- current portion.....................................       8.9         11.5
                                                                          ---------    ---------
          Total current liabilities.....................................     601.1        583.1
Long-term liabilities...................................................     548.5        495.5
Accrued postretirement medical benefit obligation.......................     734.0        734.9
Long-term debt..........................................................     749.2        751.1
Minority interests......................................................     122.7        116.2
Stockholders' equity:
  Preferred stock, par value $.05, authorized 20,000,000 shares;
     Series A Convertible, stated value $.10, issued and outstanding,
      nil and 1,938,295 in 1995 and 1994................................                     .2
     PRIDES Convertible, par value $.05, issued and outstanding,
      8,673,850 and 8,855,550 in 1995 and 1994..........................        .4           .4
  Common stock, par value $.01, authorized 100,000,000 shares; issued
     and outstanding, 71,638,514 and 58,205,083 in 1995 and 1994........        .7           .6
  Additional capital....................................................     530.3        527.8
  Accumulated deficit...................................................    (459.9)      (502.6)
  Additional minimum pension liability..................................     (13.8)        (9.1)
                                                                          ---------    ---------
          Total stockholders' equity....................................      57.7         17.3
                                                                          ---------    ---------
          Total.........................................................  $2,813.2     $2,698.1
                                                                          =========    =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                    STATEMENTS OF CONSOLIDATED INCOME (LOSS)

                                                                     YEAR ENDED DECEMBER 31,
                                                                 --------------------------------
                                                                   1995        1994        1993
                                                                 --------    --------    --------
                                                                     (IN MILLIONS OF DOLLARS,
                                                                    EXCEPT PER SHARE AMOUNTS)
Net sales.....................................................   $2,237.8    $1,781.5    $1,719.1
                                                                 --------    --------    --------
Costs and expenses:
  Cost of products sold.......................................    1,798.4     1,625.5     1,587.7
  Depreciation................................................       94.3        95.4        97.1
  Selling, administrative, research and development, and
     general..................................................      134.5       116.8       121.9
  Restructuring of operations.................................                               35.8
                                                                 --------    --------    --------
          Total costs and expenses............................    2,027.2     1,837.7     1,842.5
                                                                 --------    --------    --------
Operating income (loss).......................................      210.6       (56.2)     (123.4)
Other expense:
  Interest expense............................................      (93.9)      (88.6)      (84.2)
  Other -- net................................................      (14.1)       (7.3)        (.9)
                                                                 --------    --------    --------
Income (loss) before income taxes, minority interests,
  extraordinary loss, and cumulative effect of changes in
  accounting principles.......................................      102.6      (152.1)     (208.5)
(Provision) credit for income taxes...........................      (37.2)       53.8        86.9
Minority interests............................................       (5.1)       (3.1)       (1.5)
                                                                 --------    --------    --------
Income (loss) before extraordinary loss and cumulative effect
  of changes in accounting principles.........................       60.3      (101.4)     (123.1)
Extraordinary loss on early extinguishment of debt, net of tax
  benefit of $2.9 and $11.2 for 1994 and 1993, respectively...                   (5.4)      (21.8)
Cumulative effect of changes in accounting principles, net of
  tax benefit of $237.7.......................................                             (507.3)
                                                                 --------    --------    --------
Net income (loss).............................................   $   60.3    $ (106.8)   $ (652.2)
Dividends on preferred stock..................................      (17.6)      (20.1)       (6.3)
                                                                 --------    --------    --------
Net income (loss) available to common shareholders............   $   42.7    $ (126.9)   $ (658.5)
                                                                 ========    ========    ========
Earnings (loss) per common and common equivalent share:
  Primary:
     Income (loss) before extraordinary loss and cumulative
       effect of changes in accounting principles.............   $    .69    $  (2.09)   $  (2.25)
     Extraordinary loss.......................................                   (.09)       (.38)
     Cumulative effect of changes in accounting principles....                              (8.84)
                                                                 --------    --------    --------
     Net income (loss)........................................   $    .69    $  (2.18)   $ (11.47)
                                                                 ========    ========    ========
  Fully diluted...............................................   $    .72
                                                                 ========
Weighted average common and common equivalent shares
  outstanding (000):
  Primary.....................................................     62,264      58,139      57,423
                                                                 ========    ========    ========
  Fully diluted...............................................     71,809
                                                                 ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                                 -------------------------------
                                                                  1995       1994        1993
                                                                 -------    -------    ---------
                                                                    (IN MILLIONS OF DOLLARS)
Cash flows from operating activities:
  Net income (loss)...........................................   $  60.3    $(106.8)   $  (652.2)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used for) operating activities:
     Depreciation.............................................      94.3       95.4         97.1
     Amortization of excess investment over equity in
       unconsolidated affiliates..............................      11.4       11.6         11.9
     Amortization of deferred financing costs and discount on
       long-term debt.........................................       5.4        6.2         11.2
     Equity in (income) losses of unconsolidated affiliates...     (19.2)       1.9          3.3
     Restructuring of operations..............................                              35.8
     Minority interests.......................................       5.1        3.1          1.5
     Extraordinary loss on early extinguishment of
       debt -- net............................................                  5.4         21.8
     Cumulative effect of changes in accounting
       principles -- net......................................                             507.3
     (Increase) decrease in receivables.......................    (109.7)      36.4         (6.1)
     (Increase) decrease in inventories.......................     (57.7)     (41.1)        13.0
     Decrease (increase) in prepaid expenses and other
       assets.................................................      82.9      (60.6)        (5.2)
     Increase (decrease) in accounts payable..................      32.4       25.8        (10.3)
     (Decrease) increase in accrued interest..................       (.6)       9.3         19.2
     Increase in payable to affiliates and accrued
       liabilities............................................      10.6       50.8         76.9
     Decrease in accrued and deferred income taxes............      (7.4)     (68.8)       (96.4)
     Other....................................................      10.9        9.3          8.1
                                                                 -------    -------    ---------
          Net cash provided by (used for) operating
            activities........................................     118.7      (22.1)        36.9
                                                                 -------    -------    ---------
Cash flows from investing activities:
  Net proceeds from disposition of property and investments...       8.6        4.1         13.1
  Capital expenditures........................................     (79.4)     (70.0)       (67.7)
  Investments in joint ventures...............................      (9.0)
                                                                 -------    -------    ---------
          Net cash used for investing activities..............     (79.8)     (65.9)       (54.6)
                                                                 -------    -------    ---------
Cash flows from financing activities:
  Repayments of long-term debt, including revolving credit....    (537.7)    (345.1)    (1,134.5)
  Borrowings of long-term debt, including revolving credit....     532.3      378.9      1,068.1
  Borrowings from MAXXAM Group Inc. (see supplemental
     disclosure below)........................................                              15.0
  Tender premiums and other costs of early extinguishment of
     debt.....................................................                             (27.1)
  Net short-term debt repayments..............................                  (.5)        (4.3)
  Incurrence of financing costs...............................       (.8)     (19.2)       (12.7)
  Dividends paid..............................................     (20.8)     (14.8)        (6.3)
  Capital stock issued........................................       1.2      100.1        119.3
  Redemption of minority interests' preference stock..........      (8.8)      (8.5)        (4.2)
                                                                 -------    -------    ---------
          Net cash (used for) provided by financing
            activities........................................     (34.6)      90.9         13.3
                                                                 -------    -------    ---------
Net increase (decrease) in cash and cash equivalents during
  the year....................................................       4.3        2.9         (4.4)
Cash and cash equivalents at beginning of year................      17.6       14.7         19.1
                                                                 -------    -------    ---------
Cash and cash equivalents at end of year......................   $  21.9    $  17.6    $    14.7
                                                                 =======    =======    =========
Supplemental disclosure of cash flow information:
  Interest paid, net of capitalized interest..................   $  88.8    $  73.1    $    53.7
  Income taxes paid...........................................      35.7       16.0         13.5
  Tax allocation payments from MAXXAM Inc.....................                 (3.9)
Supplemental disclosure of non-cash financing activities:
  Exchange of the borrowings from
     MAXXAM Group Inc. for capital stock......................                         $    15.0

The accompanying notes to consolidated financial statements are an integral part of these statements.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the statements of Kaiser Aluminum Corporation ("Kaiser" or the "Company") and its majority-owned subsidiaries. The Company is a direct subsidiary of MAXXAM Inc. ("MAXXAM") and conducts its operations through its wholly owned subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"). KACC operates in all principal aspects of the aluminum industry -- the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of primary aluminum, and the manufacture of fabricated and semi-fabricated aluminum products. Kaiser's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina and primary aluminum to domestic and international third parties (see Note 10).

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amount of revenues and expenses during the reporting period. Uncertainties, with respect to such estimates and assumptions, are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Company's consolidated financial position and results of operation.

     Investments in 50%-or-less-owned entities are accounted for primarily by the equity method. Intercompany balances and transactions are eliminated. Certain reclassifications of prior-year information were made to conform to the current presentation.

  CHANGES IN ACCOUNTING PRINCIPLES

     The Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"), and Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112"), as of January 1, 1993. The costs of postretirement benefits other than pensions and postemployment benefits are now accrued over the period employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the changes in accounting principles for the adoption of SFAS 106 and SFAS 112 were recorded as charges to results of operations of $497.7 and $7.3, net of related income taxes of $234.2 and $3.5, respectively. These deferred income tax benefits were recorded at the federal statutory rate in effect on the date the accounting standards were adopted, before giving effect to certain valuation allowances. The new accounting standards had no effect on the Company's cash outlays for postretirement or postemployment benefits, nor did these one-time charges affect the Company's compliance with its existing debt covenants. The Company reserves the right, subject to applicable collective bargaining agreements and applicable legal requirements, to amend or terminate these benefits.

     The Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), as of January 1, 1993. The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach from the deferral method prescribed by Accounting Principles Board Opinion No. 11, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

financial statement and tax bases of assets and liabilities using enacted tax rates. The cumulative effect of the change in accounting principle reduced the Company's results of operations by $2.3. The adoption of SFAS 109 required the Company to restate certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisition by MAXXAM in October 1988. As a result of restating these assets and liabilities, the loss before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles for the year ended December 31, 1993, was increased by $9.3.

  CASH AND CASH EQUIVALENTS

     The Company considers only those short-term, highly liquid investments with original maturities of 90 days or less to be cash equivalents.

  INVENTORIES

     Substantially all product inventories are stated at last-in, first-out ("LIFO") cost, not in excess of market value. Replacement cost is not in excess of LIFO cost. Other inventories, principally operating supplies and repair and maintenance parts, are stated at the lower of average cost or market. Inventory costs consist of material, labor, and manufacturing overhead, including depreciation. Inventories consist of the following:

                                                                            DECEMBER 31,
                                                                           ---------------
                                                                            1995     1994
                                                                           ------   ------
    Finished fabricated products.........................................  $ 91.5   $ 49.4
    Primary aluminum and work in process.................................   195.9    203.1
    Bauxite and alumina..................................................   119.6    102.3
    Operating supplies and repair and maintenance parts..................   118.7    113.2
                                                                           ------   ------
                                                                           $525.7   $468.0
                                                                           ======   ======

  DEPRECIATION

     Depreciation is computed principally by the straight-line method at rates based on the estimated useful lives of the various classes of assets. The principal estimated useful lives by class of assets are:

    Land improvements.....................................................   8 to 25 years
    Buildings.............................................................  15 to 45 years
    Machinery and equipment...............................................  10 to 22 years

  STOCK-BASED COMPENSATION

     The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for a stock-based compensation plan. Accordingly, no compensation cost has been recognized for this plan (see Note 6).

  OTHER EXPENSE

     Other expense in 1995, 1994, and 1993 includes $17.8, $16.5 and $17.9 of pre-tax charges related principally to establishing additional: (i) litigation reserves for asbestos claims, and (ii) environmental reserves for potential soil and ground water remediation matters, each pertaining to operations which were discontinued prior to the acquisition of the Company by MAXXAM in 1988.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  DEFERRED FINANCING COSTS

     Costs incurred to obtain debt financing are deferred and amortized over the estimated term of the related borrowing. Amortization of deferred financing costs of $5.3, $6.0, and $11.2 for the years ended December 31, 1995, 1994, and 1993, respectively, are included in interest expense.

  FOREIGN CURRENCY

     The Company uses the United States dollar as the functional currency for its foreign operations.

  DERIVATIVE FINANCIAL INSTRUMENTS

     Gains and losses arising from the use of derivative financial instruments are reflected in the Company's operating results concurrently with the consummation of the underlying hedged transactions. Deferred gains or losses as of December 31, 1995, are included in Prepaid expenses and other current assets and Other accrued liabilities. The Company does not hold or issue derivative financial instruments for trading purposes (see Note 9).

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the estimated fair value of the Company's financial instruments, together with the carrying amounts of the related assets or liabilities. Unless otherwise noted, the carrying amount of all financial instruments is a reasonable estimate of fair value.

                                                           DECEMBER 31, 1995         DECEMBER 31, 1994
                                                         ---------------------     ---------------------
                                                         CARRYING   ESTIMATED      CARRYING   ESTIMATED
                                                          AMOUNT    FAIR VALUE      AMOUNT    FAIR VALUE
                                                         --------   ----------     --------   ----------
Debt...................................................   $758.1      $806.3        $762.6      $747.6
Foreign currency contracts.............................                  1.9                       3.5

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Debt -- The quoted market prices were used for the Senior Notes and 12 3/4% Notes (see Note 4). The fair value of all other debt is based on discounting the future cash flows using the current rate for debt of similar maturities and terms.

          Foreign Currency Contracts -- The fair value generally reflects the estimated amounts that the Company would receive to enter into similar contracts at the reporting date, thereby taking into account unrealized gains or losses on open contracts (see Note 9).

  EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

     Primary earnings (loss) per common and common equivalent share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common and common equivalent shares outstanding during the period. Fully diluted earnings per common and common equivalent share are computed as if the Series A Shares and 181,700 shares of PRIDES (the "Converted PRIDES") had been converted to common shares at the beginning of the period. Accordingly, for purposes of the fully diluted calculations, the dividends attributable to the Series A Shares and the Converted PRIDES ($9.2 for the year ended December 31, 1995) have not been deducted from net income, and the weighted average number of common and common equivalent shares outstanding includes the shares issued upon conversion of the Series A Shares and the Converted PRIDES as if they had been outstanding for the entire period. As a result

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

of the redemption of the Series A Shares and conversion of the Converted PRIDES during the 1995 period, fully diluted earnings per share are presented for such period, even though the result is antidilutive. For the years ended December 31, 1994 and 1993, common equivalent shares attributable to the preferred stock and non-qualified stock options were excluded from the calculation of weighted average shares because they were antidilutive.

2.  INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

     Summary combined financial information is provided below for unconsolidated aluminum investments, most of which supply and process raw materials. The investees are Queensland Alumina Limited ("QAL") (28.3% owned), Anglesey Aluminum Limited ("Anglesey") (49.0% owned), and Kaiser Jamaica Bauxite Company (49.0% owned). The equity in earnings (losses) before income taxes of such operations is treated as a reduction (increase) in cost of products sold. At December 31, 1995 and 1994, KACC's net receivables from these affiliates were not material.

SUMMARY OF COMBINED FINANCIAL POSITION

                                                                                DECEMBER 31,
                                                                               ---------------
                                                                                1995     1994
                                                                               ------   ------
Current assets...............................................................  $429.0   $342.3
Property, plant, and equipment -- net........................................   330.8    349.4
Other assets.................................................................    39.3     42.4
                                                                               ------   ------
          Total assets.......................................................  $799.1   $734.1
                                                                               ======   ======
Current liabilities..........................................................  $125.4   $122.4
Long-term debt...............................................................   331.8    307.6
Other liabilities............................................................    35.6     31.0
Stockholders' equity.........................................................   306.3    273.1
                                                                               ------   ------
          Total liabilities and stockholders' equity.........................  $799.1   $734.1
                                                                               ======   ======

SUMMARY OF COMBINED OPERATIONS

                                                                       YEAR ENDED DECEMBER 31,
                                                                       ------------------------
                                                                        1995     1994     1993
                                                                       ------   ------   ------
Net sales............................................................  $685.9   $489.8   $510.3
Costs and expenses...................................................  (618.7)  (494.8)  (527.2)
(Provision) credit for income taxes..................................   (18.7)    (6.3)     1.9
                                                                       ------   ------   ------
Net income (loss)....................................................  $ 48.5   $(11.3)  $(15.0)
                                                                       ======   ======   ======
Company's equity in income (loss)....................................  $ 19.2   $ (1.9)  $ (3.3)
                                                                       ======   ======   ======

     The Company's equity in income (loss) differs from the summary net income
(loss) due to various percentage ownerships in the entities and equity method accounting adjustments. At December 31, 1995, KACC's investment in its unconsolidated affiliates exceeded its equity in their net assets by approximately $54.9. The Company is amortizing this amount over a 12-year period, which results in an annual amortization charge of approximately $11.4.

     The Company and its affiliates have interrelated operations. KACC provides some of its affiliates with services such as financing, management, and engineering. Significant activities with affiliates include the

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

acquisition and processing of bauxite, alumina, and primary aluminum. Purchases from these affiliates were $284.4, $219.7, and $206.6 in the years ended December 31, 1995, 1994, and 1993, respectively. Dividends of $8.1, nil, and nil were received from investees in the years ended December 31, 1995, 1994, and 1993, respectively.

     In 1995, a subsidiary of the Company invested $9.0 in a foreign joint venture. This amount is included in Investments in and advances to unconsolidated affiliates.

3.  PROPERTY, PLANT, AND EQUIPMENT

     The major classes of property, plant, and equipment are as follows:

                                                                           DECEMBER 31,
                                                                        -------------------
                                                                          1995       1994
                                                                        --------   --------
    Land and improvements.............................................  $  151.8   $  153.5
    Buildings.........................................................     198.5      196.8
    Machinery and equipment...........................................   1,337.6    1,285.0
    Construction in progress..........................................      59.6       45.0
                                                                        --------   --------
                                                                         1,747.5    1,680.3
    Accumulated depreciation..........................................     637.9      547.1
                                                                        --------   --------
      Property, plant, and equipment -- net...........................  $1,109.6   $1,133.2
                                                                        ========   ========

4.  LONG-TERM DEBT

     Long-term debt and its maturity schedule are as follows:

                                                                                               DECEMBER 31,
                                                                                      2001    ---------------
                                                                                      AND      1995     1994
                                                 1996   1997   1998   1999    2000   AFTER    TOTAL    TOTAL
                                                 ----   ----   ----   -----   ----   ------   ------   ------
    1994 Credit Agreement (9.00% at December
      31, 1995)................................                       $13.1                   $ 13.1   $  6.7
    9 7/8% Senior Notes, net...................                                      $223.8    223.8    223.6
    Pollution Control and Solid Waste Disposal
      Facilities Obligations (6.00% -- 7.75%)..  $1.2   $1.3   $1.4      .2   $.2      32.6     36.9     38.1
    Alpart CARIFA Loan (fixed and variable
      rates)...................................                                        60.0     60.0     60.0
    Alpart Term Loan (8.95%)...................   6.3    6.2                                    12.5     18.7
    12 3/4% Senior Subordinated Notes..........                                       400.0    400.0    400.0
    Other borrowings (fixed and variable
      rates)...................................   1.4    1.4    7.7      .3    .2        .8     11.8     15.5
                                                 ----   ----   ----   -----   ---    ------   ------   ------
             Total.............................  $8.9   $8.9   $9.1   $13.6   $.4    $717.2   $758.1   $762.6
                                                 ====   ====   ====   =====   ===    ======
    Less current portion.......................                                                  8.9     11.5
                                                                                              ------   ------
             Long-term debt....................                                               $749.2   $751.1
                                                                                              ======   ======

  1994 CREDIT AGREEMENT

     On February 17, 1994, the Company and KACC entered into a credit agreement with BankAmerica Business Credit, Inc. and certain other lenders (as amended, the "1994 Credit Agreement"). The 1994 Credit Agreement consists of a $325.0 five-year secured, revolving line of credit, scheduled to mature in 1999. KACC is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0) in an aggregate amount equal to the lesser of $325.0 or a borrowing base relating to eligible accounts receivable plus eligible inventory. The Company recorded a pre-tax extraordinary loss of $8.3 ($5.4 after taxes) in the

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

first quarter of 1994, consisting primarily of the write-off of unamortized deferred financing costs related to the previous credit agreement. As of December 31, 1995, $259.3 (of which $72.4 could have been used for letters of credit) was available to KACC under the 1994 Credit Agreement. The 1994 Credit Agreement is unconditionally guaranteed by the Company and by certain significant subsidiaries of KACC. Loans under the 1994 Credit Agreement bear interest at a rate per annum, at KACC's election, equal to a Reference Rate (as defined) plus 1 1/2% or LIBO Rate (Reserve Adjusted) (as defined) plus 3 1/4%. After June 30, 1995, the interest rate margins applicable to borrowings under the 1994 Credit Agreement may be reduced by up to 1 1/2% (non-cumulatively), based on a financial test, determined quarterly. As of December 31, 1995, the financial test permitted a reduction of 1 1/2% per annum in margins effective January 1, 1996.

     The 1994 Credit Agreement requires KACC to maintain certain financial covenants and places restrictions on the Company's and KACC's ability to, among other things, incur debt and liens, make investments, pay dividends, undertake transactions with affiliates, make capital expenditures, and enter into unrelated lines of business. Neither the Company nor KACC currently is permitted to pay dividends on its common stock. The 1994 Credit Agreement is secured by, among other things, (i) mortgages on KACC's major domestic plants (excluding the Gramercy plant); (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks, and substantially all other personal property of KACC and certain of its subsidiaries; (iii) a pledge of all the stock of KACC owned by Kaiser; and (iv) pledges of all of the stock of a number of KACC's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries, and pledges of a portion of the stock of certain partially owned foreign affiliates.

  SENIOR NOTES

     Concurrent with the offering by the Company of its 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES") (see Note 7), KACC issued $225.0 of its 9 7/8% Senior Notes due 2002 (the "Senior Notes"). The net proceeds of the offering of the Senior Notes were used to reduce outstanding borrowings under the revolving credit facility of the 1989 Credit Agreement immediately prior to the effectiveness of the 1994 Credit Agreement and for working capital and general corporate purposes.

  GRAMERCY SOLID WASTE DISPOSAL REVENUE BONDS

     In December 1992, KACC entered into an installment sale agreement (the "Sale Agreement") with the Parish of St. James, Louisiana (the "Louisiana Parish"), pursuant to which the Louisiana Parish issued $20.0 aggregate principal amount of its 7 3/4% Bonds due August 1, 2022 (the "Bonds") to finance the construction of certain solid waste disposal facilities at KACC's Gramercy plant. The proceeds from the sale of the Bonds were deposited into a construction fund and may be withdrawn, from time to time, pursuant to the terms of the Sale Agreement and the Bond indenture. At December 31, 1995, $3.8 remained in the construction fund. The Sale Agreement requires KACC to make payments to the Louisiana Parish in installments due on the dates and in the amounts required to permit the Louisiana Parish to satisfy all of its payment obligations under the Bonds.

  ALPART CARIFA LOAN

     In December 1991, Alpart entered into a loan agreement with the Caribbean Basin Projects Financing Authority ("CARIFA") under which CARIFA loaned Alpart the proceeds from the issuance of CARIFA's industrial revenue bonds. The terms of the loan parallel the bonds' repayment terms. The $38.0 aggregate principal amount of Series A bonds matures on June 1, 2008. Substantially all of the Series A bonds bear interest at a floating rate of 87% of the applicable LIBID Rate (LIBOR less 1/8 of 1%). The $22.0 aggregate principal amount of Series B bonds matures on June 1, 2007, and bears interest at a fixed rate of 8.25%.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Proceeds from the sale of the bonds were used by Alpart to refinance interim loans from the partners in Alpart, to pay eligible project costs for the expansion and modernization of its alumina refinery and related port and bauxite mining facilities, and to pay certain costs of issuance. Under the terms of the loan agreement, Alpart must remain a qualified recipient for Caribbean Basin Initiative funds as defined in applicable laws. Alpart has agreed to indemnify bondholders of CARIFA for certain tax payments that could result from events, as defined, that adversely affect the tax treatment of the interest income on the bonds. Alpart's obligations under the loan agreement are secured by a $64.2 letter of credit guaranteed by the partners in Alpart (of which $22.5 is guaranteed by the Company's minority partner in Alpart).

  SENIOR SUBORDINATED NOTES

     On February 1, 1993, KACC issued $400.0 of its 12 3/4% Senior Subordinated Notes due 2003 (the "12 3/4% Notes"). The net proceeds from the sale of the 12 3/4% Notes were used to retire the 14 1/4% Senior Subordinated Notes due 1995 (the "14 1/4% Notes"), to prepay $18.0 of the term loan, and to reduce outstanding borrowings under the revolving credit facility of the 1989 Credit Agreement. These transactions resulted in a pre-tax extraordinary loss of $33.0 in the first quarter of 1993, consisting primarily of the write-off of unamortized discount and deferred financing costs related to the 14 1/4% Notes.

     The obligations of KACC with respect to the Senior Notes and the 12 3/4% Notes are guaranteed, jointly and severally, by certain subsidiaries of KACC. The indentures governing the Senior Notes and the 12 3/4% Notes (the "Indentures") restrict, among other things, KACC's ability, and the 1994 Credit Agreement restricts, among other things, Kaiser's and KACC's ability, to incur debt, undertake transactions with affiliates, and pay dividends. Further, the Indentures provide that KACC must offer to purchase the Senior Notes and the 12 3/4% Notes, respectively, upon the occurrence of a Change of Control (as defined therein), and the 1994 Credit Agreement provides that the occurrence of a Change in Control (as defined therein) shall constitute an Event of Default thereunder.

  CAPITALIZED INTEREST

     Interest capitalized in 1995, 1994, and 1993 was $2.8, $2.7, and $3.4, respectively.

  RESTRICTED NET ASSETS OF SUBSIDIARY

     Certain debt instruments restrict the ability of KACC to transfer assets, make loans and advances, and pay dividends to the Company. The restricted net assets of KACC totaled $24.0 at December 31, 1995.

5.  INCOME TAXES

     Income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles by geographic area is as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1995       1994        1993
                                                             ------     -------     -------
    Domestic...............................................  $(55.9)    $(168.4)    $(232.0)
    Foreign................................................   158.5        16.3        23.5
                                                             ------     -------     -------
              Total........................................  $102.6     $(152.1)    $(208.5)
                                                             ======     =======     =======

     Income taxes are classified as either domestic or foreign, based on whether payment is made or due to the United States or a foreign country. Certain income classified as foreign is also subject to domestic income taxes.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The (provision) credit for income taxes on income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles consists of:

                                                       FEDERAL     FOREIGN     STATE     TOTAL
                                                       -------     -------     -----     ------
    1995
      Current........................................   $(4.3)     $ (40.2)    $ (.1)    $(44.6)
      Deferred.......................................    15.2         (4.9)     (2.9)       7.4
                                                        -----       ------     -----     ------
              Total..................................   $10.9      $ (45.1)    $(3.0)    $(37.2)
                                                        =====       ======     =====     ======
    1994
      Current........................................              $ (18.0)    $ (.1)    $(18.1)
      Deferred.......................................   $71.2           .6        .1       71.9
                                                        -----       ------     -----     ------
              Total..................................   $71.2      $ (17.4)       --     $ 53.8
                                                        =====       ======     =====     ======
    1993
      Current........................................   $12.6      $  (7.9)    $ (.1)    $  4.6
      Deferred.......................................    68.5         12.0       1.8       82.3
                                                        -----       ------     -----     ------
              Total..................................   $81.1      $   4.1     $ 1.7     $ 86.9
                                                        =====       ======     =====     ======

     The 1994 federal deferred credit for income taxes of $71.2 includes $29.3 for the benefit of operating loss carryforwards generated in 1994. The 1993 federal deferred credit for income taxes of $68.5 includes $29.2 for the benefit of operating loss carryforwards generated in 1993 and a $3.4 benefit for increasing net deferred income tax assets (liabilities) as of the date of enactment (August 10, 1993) of the Omnibus Budget Reconciliation Act of 1993, which retroactively increased the federal statutory income tax rate from 34% to 35% for periods beginning on or after January 1, 1993.

     A reconciliation between the (provision) credit for income taxes and the amount computed by applying the federal statutory income tax rate to income
(loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles is as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                      1995    1994    1993
                                                                     ------   -----   -----
    Amount of federal income tax (provision) credit based on the
      statutory rate...............................................  $(35.9)  $53.2   $73.0
    Percentage depletion...........................................     4.2     5.6     6.4
    Revision of prior years' tax estimates and other changes in
      valuation allowances.........................................     1.5      .2     3.9
    Foreign taxes, net of federal tax benefit......................    (5.4)   (5.3)   (2.6)
    Increase in net deferred income tax assets due to tax rate
      change.......................................................             1.8     3.4
    Other..........................................................    (1.6)   (1.7)    2.8
                                                                     ------   -----   -----
    (Provision) credit for income taxes............................  $(37.2)  $53.8   $86.9
                                                                     ======   =====   =====

     As shown in the Statements of Consolidated Income (Loss) for the years ended December 31, 1994 and 1993, the Company reported extraordinary losses related to the early extinguishment of debt. The Company reported the 1994 extraordinary loss net of related deferred federal income taxes of $2.9 and reported the 1993 extraordinary loss net of related current federal income taxes of $11.2, which approximated the federal statutory rate in effect on the dates the transactions occurred.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company adopted SFAS 109 as of January 1, 1993, as discussed in Note 1. The components of the Company's net deferred income tax assets are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Deferred income tax assets:
      Postretirement benefits other than pensions....................  $ 289.9     $ 293.7
      Loss and credit carryforwards..................................    156.1       187.6
      Other liabilities..............................................    107.8       109.6
      Pensions.......................................................     56.0        51.0
      Foreign and state deferred income tax liabilities..............     30.8        28.1
      Property, plant, and equipment.................................     22.9        23.1
      Inventories....................................................      1.8
      Other..........................................................     10.7         3.5
      Valuation allowances...........................................   (128.5)     (133.9)
                                                                       -------     -------
              Total deferred income tax assets -- net................    547.5       562.7
                                                                       -------     -------
    Deferred income tax liabilities:
      Property, plant, and equipment.................................   (179.8)     (203.2)
      Investments in and advances to unconsolidated affiliates.......    (66.4)      (63.8)
      Inventories....................................................                 (8.3)
      Other..........................................................     (9.5)       (6.4)
                                                                       -------     -------
              Total deferred income tax liabilities..................   (255.7)     (281.7)
                                                                       -------     -------
    Net deferred income tax assets...................................  $ 291.8     $ 281.0
                                                                       =======     =======

     The valuation allowances listed above relate primarily to loss and credit carryforwards and postretirement benefits other than pensions. As of December 31, 1995, approximately $97.7 of the net deferred income tax assets listed above relate to the benefit of loss and credit carryforwards, net of valuation allowances. The Company evaluated all appropriate factors to determine the proper valuation allowances for these carryforwards, including any limitations concerning their use and the year the carryforwards expire, as well as the levels of taxable income necessary for utilization. For example, full valuation allowances were provided for certain credit carryforwards that expire in the near term. With regard to future levels of income, the Company believes, based on the cyclical nature of its business, its history of prior operating earnings, and its expectations for future years, that it will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided. The remaining portion of the Company's net deferred income tax assets at December 31, 1995, is approximately $194.1. A principal component of this amount is the tax benefit associated with the accrual for postretirement benefits other than pensions. The future tax deductions with respect to the turnaround of this accrual will occur over a 30- to 40-year period. If such deductions create or increase a net operating loss in any one year, the Company has the ability to carry forward such loss for 15 taxable years. For these reasons, the Company believes a long-term view of profitability is appropriate and has concluded that this net deferred income tax asset will more likely than not be realized, despite the operating losses incurred in recent years.

     As of December 31, 1995 and 1994, $53.5 and $37.9, respectively, of the net deferred income tax assets listed above are included on the Consolidated Balance Sheets in the caption entitled Prepaid expenses and other current assets. Certain other portions of the deferred income tax assets and liabilities listed above are included on the Consolidated Balance Sheets in the captions entitled Other accrued liabilities and Long-term liabilities.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company and its subsidiaries were included in the consolidated federal income tax returns of MAXXAM for the period from October 28, 1988, through June 30, 1993. As a consequence of the issuance of the Depositary Shares on June 30, 1993, as discussed in Note 7, the Company and its subsidiaries are no longer included in the consolidated federal income tax returns of MAXXAM. The Company and its subsidiaries have become members of a new consolidated return group of which the Company is the common parent corporation (the "New Kaiser Tax Group"). The New Kaiser Tax Group files consolidated federal income tax returns for taxable periods beginning on or after July 1, 1993.

     The tax allocation agreement between the Company and MAXXAM (the "Company Tax Allocation Agreement") and the tax allocation agreement between KACC and MAXXAM (the "KACC Tax Allocation Agreement") (collectively, the "Tax Allocation Agreements"), terminated pursuant to their terms, effective for taxable periods beginning after June 30, 1993. Any unused federal income tax attribute carryforwards under the terms of the Tax Allocation Agreements were eliminated and are not available to offset federal income tax liabilities for taxable periods beginning on or after July 1, 1993. Upon the filing of MAXXAM's 1993 consolidated federal income tax return, the tax attribute carryforwards of the MAXXAM consolidated return group as of December 31, 1993, were apportioned in part to the New Kaiser Tax Group, based on the provisions of the relevant consolidated return regulations. The benefit of such tax attribute carryforwards apportioned to the New Kaiser Tax Group approximated the benefit of tax attribute carryforwards eliminated under the Tax Allocation Agreements. To the extent the New Kaiser Tax Group generates unused tax losses or tax credits for periods beginning on or after July 1, 1993, such amounts will not be available to obtain refunds of amounts paid by the Company or KACC to MAXXAM for periods ending on or before June 30, 1993, pursuant to the Tax Allocation Agreements.

     KACC and MAXXAM entered into the KACC Tax Allocation Agreement, which became effective as of October 28, 1988. Under the terms of the KACC Tax Allocation Agreement, MAXXAM computed the federal income tax liability for KACC and its subsidiaries (collectively, the "Subgroup") as if the Subgroup were a separate affiliated group of corporations which was never connected with MAXXAM. During 1991, the Company and MAXXAM entered into the Company Tax Allocation Agreement, which became effective as of January 1, 1991. Under the terms of the Company Tax Allocation Agreement, MAXXAM computed a tentative federal income tax liability for the Company as if it and its subsidiaries, including KACC and its subsidiaries, were a separate affiliated group of corporations which was never connected with MAXXAM. The federal income tax liability of the Company was the difference between the tentative federal income tax liability and the liability computed under the KACC Tax Allocation Agreement.

     The provisions of the Tax Allocation Agreements will continue to govern for periods ended prior to July 1, 1993. Therefore, payments or refunds may still be required by or payable to the Company or KACC under the terms of their respective tax allocation agreements for these periods due to the final resolution of audits, amended returns, and related matters. However, the 1994 Credit Agreement prohibits the payment by KACC to MAXXAM of any amounts due under the KACC Tax Allocation Agreement, except for certain payments that are required as a result of audits and only to the extent of any amounts paid after February 17, 1994, by MAXXAM to KACC under the KACC Tax Allocation Agreement.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The following table presents the Company's tax attributes for federal income tax purposes as of December 31, 1995. The utilization of certain of these tax attributes is subject to limitations:

                                                                                  EXPIRING
                                                                                   THROUGH
                                                                                 -----------
    Regular tax attribute carryforwards:
      Net operating losses...........................................  $32.9            2007
      General business tax credits...................................   28.4            2008
      Foreign tax credits............................................   89.7            2000
      Alternative minimum tax credits................................   19.4      Indefinite
    Alternative minimum tax attribute carryforwards:
      Net operating losses...........................................  $17.1            2002
      Foreign tax credits............................................   83.5            2000

6.  EMPLOYEE BENEFIT AND INCENTIVE PLANS

  RETIREMENT PLANS

     Retirement plans are non-contributory for salaried and hourly employees and generally provide for benefits based on a formula which considers length of service and earnings during years of service. The Company's funding policies meet or exceed all regulatory requirements.

     The funded status of the employee pension benefit plans and the corresponding amounts that are included in the Company's Consolidated Balance Sheets are as follows:

                                                                          PLANS WITH
                                                                     ACCUMULATED BENEFITS
                                                                      EXCEEDING ASSETS(1)
                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                      1995          1994
                                                                     -------       -------
    Accumulated benefit obligation:
      Vested employees.............................................  $ 753.0       $ 663.9
      Nonvested employees..........................................     28.7          41.1
                                                                      ------        ------
      Accumulated benefit obligation...............................    781.7         705.0
    Additional amounts related to projected salary increases.......     34.2          30.0
                                                                      ------        ------
    Projected benefit obligation...................................    815.9         735.0
    Plan assets (principally common stocks and fixed income
      obligations) at fair value...................................   (592.3)       (524.6)
                                                                      ------        ------
    Plan assets less than projected benefit obligation.............    223.6         210.4
    Unrecognized net losses........................................    (54.7)        (42.5)
    Unrecognized net obligations...................................      (.5)          (.8)
    Unrecognized prior-service cost................................    (28.2)        (30.9)
    Adjustment required to recognize minimum liability.............     49.8          42.9
                                                                      ------        ------
    Accrued pension obligation included in the Consolidated Balance
      Sheets (principally in Long-term liabilities)................  $ 190.0       $ 179.1
                                                                      ======        ======

---------------

(1) Includes plans with assets exceeding accumulated benefits by approximately $.1 and $.3 in 1995 and 1994, respectively.

     As required by Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions, the Company recorded an after-tax credit (charge) to equity of $(4.7) and $12.5 at December 31,

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1995 and 1994, respectively, for the reduction (excess) of the minimum liability over the unrecognized net obligation and prior-service cost. These amounts were recorded net of the related income tax (provision) credit of $2.8 and $(7.3) as of December 31, 1995 and 1994, respectively, which approximated the federal and state statutory rates.

     The components of net periodic pension cost are:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                   1995      1994     1993
                                                                  -------   ------   ------
    Service cost -- benefits earned during the period...........  $  10.0   $ 11.2   $ 10.8
    Interest cost on projected benefit obligation...............     59.8     57.3     59.2
    Return on assets:
      Actual gain...............................................   (112.2)     (.8)   (70.3)
      Deferred gain (loss)......................................     64.6    (53.0)    15.9
    Net amortization and deferral...............................      4.2      4.1      2.3
                                                                   ------    -----    -----
    Net periodic pension cost...................................  $  26.4   $ 18.8   $ 17.9
                                                                   ======    =====    =====

     Assumptions used to value obligations at year-end, and to determine the net periodic pension cost in the subsequent year are:

                                                                      1995     1994     1993
                                                                      ----     ----     ----
    Discount rate...................................................  7.5%     8.5 %     7.5%
    Expected long-term rate of return on assets.....................  9.5%     9.5 %    10.0%
    Rate of increase in compensation levels.........................  5.0%     5.0 %     5.0%

  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company and its subsidiaries provide postretirement health care and life insurance benefits to eligible retired employees and their dependents. Substantially all employees may become eligible for those benefits if they reach retirement age while still working for the Company or its subsidiaries. These benefits are provided through contracts with various insurance carriers. The Company has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations. The Company adopted SFAS 106 to account for postretirement benefits other than pensions as of January 1, 1993, as discussed in Note 1.

     In 1995, the Company adopted the Kaiser Aluminum Medicare Program ("KAMP"). KAMP is mandatory for all salaried retirees over 65 and for USWA retirees who retire after December 31, 1995, when they become 65, and voluntary for other hourly retirees of the Company's operations in the states of California, Louisiana, and Washington. The USWA contract, ratified on February 28, 1995, also contained changes to the retiree health benefits. These changes included increased retirees' copayments, deductibles, and coinsurance, and restricted Medicare Part B premium reimbursement to the 1995 level for employees retiring after November 1, 1994. These changes will lower the Company's expenses for retiree medical care.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company's accrued postretirement benefit obligation is composed of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Accumulated postretirement benefit obligation:
      Retirees.........................................................  $557.6     $566.2
      Active employees eligible for postretirement benefits............    30.7       30.2
      Active employees not eligible for postretirement benefits........    61.1       98.7
                                                                         ------     ------
      Accumulated postretirement benefit obligation....................   649.4      695.1
    Unrecognized net gains.............................................    20.5       55.0
    Unrecognized gains related to prior-service costs..................   110.9       31.8
                                                                         ------     ------
    Accrued postretirement benefit obligation..........................  $780.8     $781.9
                                                                         ======     ======

     The components of net periodic postretirement benefit cost are:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ---------------------
                                                                      1995    1994    1993
                                                                      -----   -----   -----
    Service cost....................................................  $ 4.5   $ 8.2   $ 7.1
    Interest cost...................................................   52.3    56.9    58.5
    Amortization of prior service cost..............................   (8.9)   (3.2)
                                                                      -----   -----   -----
    Net periodic postretirement benefit cost........................  $47.9   $61.9   $65.6
                                                                      =====   =====   =====

     The 1996 annual assumed rates of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) are 8.0% and 7.5% for retirees under 65 and over 65, respectively, and are assumed to decrease gradually to 5.0% in 2007 and remain at that level thereafter. The health care cost trend rate has a significant effect on the amounts reported. A one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995, by approximately $68.7 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1995 by approximately $7.8. The weighted average discount rate used to determine the accumulated postretirement benefit obligation at December 31, 1995 and 1994, was 7.5% and 8.5%, respectively.

  POSTEMPLOYMENT BENEFITS

     The Company provides certain benefits to former or inactive employees after employment but before retirement. The Company adopted SFAS 112 to account for postemployment benefits as of January 1, 1993, as discussed in Note 1.

  INCENTIVE PLANS

     Effective January 1, 1989, the Company and KACC adopted an unfunded Long-Term Incentive Plan (the "LTIP") for certain key employees of the Company, KACC, and their consolidated subsidiaries. All compensation vested as of December 31, 1992, under the LTIP, as amended in 1991 and 1992, has been paid to the participants in cash or common stock of the Company as of December 31, 1993. Under the LTIP, as amended, 764,092 restricted shares were distributed to six Company executives during 1993 for benefits generally earned but not vested as of December 31, 1992. These shares generally will vest at the rate of 25% per year. The Company will record the related expense of $6.5 over the four-year period ending December 31, 1996. In 1993, the Company adopted the Kaiser 1993 Omnibus Stock Incentive Plan. A total of 2,500,000 shares of Kaiser common stock were reserved for awards or for payment of rights granted under the Plan, of

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

which 544,839 shares were available to be awarded at December 31, 1995. Under the Kaiser 1993 Omnibus Stock Incentive Plan, 102,564 restricted shares were distributed to two Company executives during 1994, which will vest at the rate of 25% per year. The Company will record the related expense of $1.0 over the four-year period ending December 31, 1998.

     In 1993 and 1994, the Compensation Committee of the Board of Directors approved the award of "nonqualified stock options" to members of management other than those participating in the LTIP. These options generally will vest at the rate of 20-25% per year. Information relating to nonqualified stock options is shown below:

                                                           1995           1994         1993
                                                         ---------     ----------     -------
    Outstanding at beginning of year...................  1,119,680        664,400
    Granted............................................                   494,800     664,400
    Exercised (at $7.25 and $9.75 per share)...........   (155,500)        (6,920)
    Expired or forfeited...............................    (38,095)       (32,600)
                                                         ---------      ---------     -------
    Outstanding at end of year (prices ranging from
      $7.25 to $12.75 per share).......................    926,085      1,119,680     664,400
                                                         =========      =========     =======
    Exercisable at end of year.........................    211,755        120,180
                                                         =========      =========

     In 1995, the Company adopted the Kaiser Aluminum Total Compensation System, an unfunded incentive compensation program. The program provides incentive pay based on performance against plan over a three-year period. KACC also has a supplemental savings and retirement plan for salaried employees, under which the participants contribute a percentage of their base salaries.

     The Company's expense for the above plans was $11.9, $6.1, and $5.3 for the years ended December 31, 1995, 1994, and 1993, respectively.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  STOCKHOLDERS' EQUITY AND MINORITY INTERESTS

     Changes in stockholders' equity and minority interests were:

                                                                            STOCKHOLDERS' EQUITY
                                    MINORITY INTERESTS   -----------------------------------------------------------
                                    ------------------                                       RETAINED     ADDITIONAL
                                    REDEEMABLE                                               EARNINGS      MINIMUM
                                    PREFERENCE           PREFERRED   COMMON   ADDITIONAL   (ACCUMULATED    PENSION
                                      STOCK      OTHER     STOCK     STOCK     CAPITAL       DEFICIT)     LIABILITY
                                    ----------   -----   ---------   ------   ----------   ------------   ----------
BALANCE, DECEMBER 31, 1992........    $ 32.8     $72.1                $ .6      $288.5       $  282.8       $ (6.7)
  Net loss........................                                                             (652.2)
  Redeemable preference stock:
    Accretion.....................       4.8
    Stock redemption..............      (4.0)
  Conversions (1,967 preference
    shares into cash).............                 (.2)
  Common stock issued.............                                                 3.3
  Preferred stock issued..........                          $.2                  134.1
  Dividends on preferred stock....                                                               (6.3)
  Minority interest in
    majority-owned subsidiaries...                 (.5)
  Additional minimum pension
    liability.....................                                                                           (14.9)
                                       -----     -----      ---        ---      ------        -------       ------
BALANCE, DECEMBER 31, 1993........      33.6      71.4       .2         .6       425.9         (375.7)       (21.6)
  Net loss........................                                                             (106.8)
  Redeemable preference stock:
    Accretion.....................       4.0
    Stock redemption..............      (8.5)
  Common stock issued.............                                                 2.2
  Preferred stock issued..........                           .4                   99.7
  Dividends on preferred stock....                                                              (20.1)
  Minority interest in
    majority-owned subsidiaries...                15.7
  Reduction of minimum pension
    liability.....................                                                                            12.5
                                       -----     -----      ---        ---      ------        -------       ------
BALANCE, DECEMBER 31, 1994........      29.1      87.1       .6         .6       527.8         (502.6)        (9.1)
  Net income......................                                                               60.3
  Redeemable preference stock:
    Accretion.....................       3.9
    Stock redemption..............      (8.7)
    Stock repurchase..............       5.4
  Conversions (1,222 preference
    shares into cash).............                 (.1)
  Common stock issued upon
    redemption and conversion of
    preferred stock...............                          (.2)        .1         1.1
  Dividends on preferred stock....                                                              (17.6)
  Minority interest in
    majority-owned subsidiaries...                 6.0
  Incentive plans accretion.......                                                 1.4
  Additional minimum pension
    liability.....................                                                                            (4.7)
                                       -----     -----      ---        ---      ------        -------       ------
BALANCE, DECEMBER 31, 1995........    $ 29.7     $93.0      $.4       $ .7      $530.3       $ (459.9)      $(13.8)
                                       =====     =====      ===        ===      ======        =======       ======

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  REDEEMABLE PREFERENCE STOCK

     In March 1985, KACC entered into a three-year agreement with the USWA whereby shares of a new series of "Cumulative (1985 Series A) Preference Stock" would be issued to an employee stock ownership plan in exchange for certain elements of wages and benefits. Concurrently, a similar plan was established for certain nonbargaining employees which provided for the issuance of "Cumulative (1985 Series B) Preference Stock." Series A Stock and Series B Stock ("Series A and B Stock") each have a par value of $1 per share and a liquidation and redemption value of $50 per share plus accrued dividends, if any.

     For financial reporting purposes, Series A and B Stock were recorded at fair market value when issued, based on independent appraisals, with a corresponding charge to compensation cost. Carrying values have been increased each year to recognize accretion of redemption values and, in certain years, there have been other increases for reasons described below. Changes in Series A and B Stock are shown below.

                                                                  1995       1994        1993
                                                                --------   ---------   ---------
Shares:
  Beginning of year...........................................   912,167   1,081,548   1,163,221
  Redeemed....................................................  (174,804)   (169,381)    (81,673)
                                                                 -------     -------   ---------
  End of year.................................................   737,363     912,167   1,081,548
                                                                 =======     =======   =========

     No additional Series A or B Stock will be issued. While held by the plan trustee, Series B Stock is entitled to cumulative annual dividends, when and as declared by the Board of Directors, payable in stock or in cash at the option of KACC on or after March 1, 1991, in respect to years commencing January 1, 1990, based on a formula tied to KACC's income before tax from aluminum operations. When distributed to plan participants (generally upon separation from KACC), the Series A and B Stocks are entitled to an annual cash dividend of $5 per share, payable quarterly, when and as declared by the Board of Directors.

     Redemption fund agreements require KACC to make annual payments by March 31 each year based on a formula tied to consolidated net income until the redemption funds are sufficient to redeem all Series A and B Stock. On an annual basis, the minimum payment is $4.3 and the maximum payment is $7.3. In March 1994 and 1995, KACC contributed $4.3 for each of the years 1993 and 1994, and will contribute $4.3 in March 1996 for 1995.

     Under the USWA labor contract effective November 1, 1994, KACC is obligated to offer to purchase up to 40 shares of Series A Stock from each active participant in 1995 at a price equal to its redemption value of $50 per share. KACC also agreed to offer to purchase up to an additional 80 shares from each participant in 1998. In addition, a profitability test was satisfied for 1995; therefore, KACC will offer to purchase from each active participant an additional 20 shares of such preference stock held in the stock ownership plan for the benefit of substantially the same employees in 1996. The employees could elect to receive their shares, accept cash, or place the proceeds into KACC's 401(k) savings plan. KACC will provide comparable purchases of Series B Stock from active participants.

     The Series A and B Stock is distributed in the event of death, retirement, or in other specified circumstances. KACC also may redeem such stock at $50 per share plus accrued dividends, if any. At the option of the plan participant, the trustee shall redeem stock distributed from the plans at redemption value to the extent funds are available in the redemption fund. Under the Tax Reform Act of 1986, at the option of the plan participant, KACC must purchase distributed shares earned after December 31, 1985, at redemption value on a five-year installment basis, with interest at market rates. The obligation of KACC to make such installment payments must be secured.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Series A and B Stock is entitled to the same voting rights as KACC common stock and to certain additional voting rights under certain circumstances, including the right to elect, along with other KACC preference stockholders, two directors whenever accrued dividends have not been paid on two annual dividend payment dates or when accrued dividends in an amount equivalent to six full quarterly dividends are in arrears. The Series A and B Stock restricts the ability of KACC to redeem or pay dividends on common stock if KACC is in default on any dividends payable on the Series A and B Stock.

  PREFERENCE STOCK

     KACC Cumulative Convertible Preference Stock, $100 par value ("$100 Preference Stock"), restricts acquisition of junior stock and payment of dividends. At December 31, 1995, such provisions were less restrictive as to the payment of cash dividends than the 1994 Credit Agreement provisions. KACC has the option to redeem the $100 Preference Stocks at par value plus accrued dividends. KACC does not intend to issue any additional shares of the $100 Preference Stocks.

     The 4 1/8% and 4 3/4% (1957 Series, 1959 Series, and 1966 Series) $100
Preference Stock can be exchanged for per share cash amounts of $69.30, $77.84, $78.38, and $76.46, respectively. KACC records the $100 Preference Stock at their exchange amounts for financial statement presentation and the Company includes such amounts in minority interests. The outstanding shares of KACC preference stock were:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995         1994
                                                                       ------       ------
    4 1/8%...........................................................   3,237        3,657
    4 3/4% (1957 Series).............................................   2,342        2,605
    4 3/4% (1959 Series).............................................  13,162       13,534
    4 3/4% (1966 Series).............................................   3,473        3,640

  PREFERRED STOCK

     Series A Convertible -- In 1993, Kaiser issued 19,382,950 of its $.65 Depositary Shares (the "Depositary Shares"), each representing one-tenth of a share of Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares"). On September 19, 1995, the Company redeemed all 1,938,295 Series A Shares, which resulted in the simultaneous redemption of all Depositary Shares in exchange for (i) 13,126,521 shares of the Company's common stock and
(ii) $2.8 in cash comprised of (a) an amount equal to all accrued and unpaid dividends up to and including the day immediately prior to redemption date and
(b) cash in lieu of any fractional shares of common stock that would have otherwise been issuable.

     PRIDES Convertible -- In the first quarter of 1994, the Company consummated the public offering of 8,855,550 shares of the PRIDES. The net proceeds from the sale of the shares of PRIDES were approximately $100.1. The Company used such net proceeds to make non-interest-bearing loans to KACC in the aggregate principal amount of $33.2 (the aggregate dividends scheduled to accrue on the shares of PRIDES from the issuance date until December 31, 1997, the date on which the outstanding PRIDES will be mandatorily converted into shares of the Company's common stock), evidenced by intercompany notes, and used the balance of such net proceeds to make capital contributions to KACC in the aggregate amount of $66.9.

     Holders of shares of PRIDES are entitled to receive (when, as, and if the Board of Directors declares dividends on the PRIDES) cumulative preferential cash dividends at a rate per annum of 8.255% of the per share offering price (equivalent to $.97 per annum for each share of PRIDES), from the date of initial issuance, payable quarterly in arrears on the last day of March, June, September, and December of each year.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Holders of shares of PRIDES have a 4/5 vote for each share held of record and, except as required by law, are entitled to vote together with the holders of common stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner on all matters submitted to a vote of common stockholders.

     On December 31, 1997, unless either previously redeemed or converted at the option of the holder, each of the outstanding shares of PRIDES will mandatorily convert into one share of the Company's common stock, subject to adjustment in certain events, and the right to receive an amount in cash equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record on a prior date).

     Shares of PRIDES are not redeemable at the election of the Company, prior to December 31, 1996. At any time and from time to time on or after December 31, 1996, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of common stock equal to (A) the sum of $11.9925, declining after December 31, 1996, to $11.75 until December 31, 1997, plus, in the event the Company does not elect to pay cash dividends to the redemption date, all accrued and unpaid dividends thereon divided by (B) the Current Market Price (as defined) on the applicable date of determination, but in no event less than .8333 of a share of common stock, subject to adjustment in certain events. At any time prior to December 31, 1997, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into .8333 of a share of common stock (equivalent to a conversion price of $14.10 per share of common stock), subject to adjustment in certain events. The number of shares of common stock a holder will receive upon redemption, and the value of the shares received upon conversion, will vary depending on the market price of the common stock from time to time.

  DIVIDENDS ON COMMON STOCK

     The indentures governing the Senior Notes and the 12 3/4% Notes restrict, among other things, KACC's ability, and the 1994 Credit Agreement restricts, among other things, Kaiser's and KACC's ability, to incur debt, undertake transactions with affiliates, and pay dividends. Under the most restrictive of these covenants, neither the Company nor KACC currently is permitted to pay dividends on its common stock.

     At December 31, 1995, 28,000,000 shares of the Company's common stock owned by MAXXAM were pledged as security for debt of a wholly owned subsidiary of MAXXAM, consisting of $100.0 aggregate principal amount of 11 1/4% Senior Secured Notes due 2003 and $125.7 aggregate principal amount of 12 1/4% Senior Secured Discount Notes due 2003.

  PROPOSED RECAPITALIZATION

     On February 5, 1996, the Company announced that it filed with the SEC a preliminary proxy statement relating to a proposed recapitalization and a special meeting of stockholders to consider and vote upon the proposal. The proposed recapitalization would: (i) provide for two classes of common stock:
Class A Common Shares, $.01 par value, with one vote per share and a new lesser-voting class designated as Common Stock, $.01 par value, with 1/10 vote per share: (ii) redesignate as Class A Common Shares the 100 million currently authorized shares of existing common stock and authorize an additional 250 million shares to be designated as Common Stock; and (iii) change each issued share of the Company's existing common stock, par value $.01 per share, into (a)
 .33 of a Class A Common Share and (b) .67 of a share of Common Stock. The Company would pay cash in lieu of fractional shares. The Company anticipates that both the Class A Common Shares and the Common Stock will be approved for trading on the New York Stock Exchange. Upon the effective date of the recapitalization, approximately 23,640,000 Class A Common Shares and 47,998,000 shares of Common Stock would be issued and outstanding. The proportionate voting power of the

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

holders of the PRIDES will increase immediately after the effectiveness of the recapitalization until such shares are redeemed or converted, which will occur on or before December 31, 1997. As of January 31, 1996, holders of the existing common stock and the PRIDES had 91.2% and 8.8%, respectively, of the total voting power of all stockholders. Immediately after the recapitalization, the voting power of such holders of the PRIDES will increase to 19.6% in the aggregate, with a corresponding reduction in the voting power of such holders of the existing common stock. At such time as the PRIDES are redeemed or converted, the relative voting power of such holders of the PRIDES will decrease and the relative voting power for both such holders of the PRIDES and the existing common stock will be approximately the same as it would have been had the recapitalization not occurred.

8.  COMMITMENTS AND CONTINGENCIES

  COMMITMENTS

     KACC has financial commitments, including purchase agreements, tolling arrangements, forward foreign exchange and forward sales contracts (see Note 9), letters of credit, and guarantees. Such purchase agreements and tolling arrangements include long-term agreements for the purchase and tolling of bauxite into alumina in Australia by QAL. These obligations expire in 2008. Under the agreements, KACC is unconditionally obligated to pay its proportional share of debt, operating costs, and certain other costs of QAL. The aggregate minimum amount of required future principal payments at December 31, 1995, is $88.9, of which $26.7 is due in 1997 and the rest is due in 2002. The KACC share of payments, including operating costs and certain other expenses under the agreement, was $77.5, $85.6, and $86.7 for the years ended December 31, 1995, 1994, and 1993, respectively. KACC also has agreements to supply alumina to and to purchase aluminum from Anglesey.

     Minimum rental commitments under operating leases at December 31, 1995, are as follows: years ending December 31, 1996 -- $22.7; 1997 -- $21.6;
1998 -- $24.6; 1999 -- $29.7; 2000 -- $27.3; thereafter -- $187.0. The future minimum rentals receivable under noncancelable subleases was $67.0 at December 31, 1995.

     Rental expenses were $29.0, $26.8, and $29.0 for the years ended December 31, 1995, 1994, and 1993, respectively.

  ENVIRONMENTAL CONTINGENCIES

     The Company and KACC are subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws. KACC currently is subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CERCLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based on the Company's evaluation of these and other environmental matters, the Company has established environmental accruals, primarily related to potential solid waste disposal and soil and ground-

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

water remediation matters. The following table presents the changes in such accruals, which are primarily included in Long-term liabilities, for the years ended December 31, 1995, 1994, and 1993:

                                                                      1995    1994    1993
                                                                      -----   -----   -----
    Balance at beginning of period..................................  $40.1   $40.9   $46.4
    Additional amounts..............................................    3.3     2.8     1.7
    Less expenditures...............................................   (4.5)   (3.6)   (7.2)
                                                                      -----   -----   -----
    Balance at end of period........................................  $38.9   $40.1   $40.9
                                                                      =====   =====   =====

     These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation action to be taken. The Company expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $3.0 to $9.0 for the years 1996 through 2000 and an aggregate of approximately $10.0 thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $23.0 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved over the next twelve months. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

  ASBESTOS CONTINGENCIES

     KACC is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years.

     The following table presents the changes in number of such claims pending for the years ended December 31, 1995, 1994, and 1993.

                                                                       1995     1994      1993
                                                                      ------   -------   ------
Number of claims at beginning of period.............................  25,200    23,400   13,500
Claims received.....................................................  41,700    14,300   11,400
Claims settled or dismissed.........................................  (7,200)  (12,500)  (1,500)
                                                                      ------    ------   ------
Number of claims at end of period...................................  59,700    25,200   23,400
                                                                      ======    ======   ======

     KACC has been advised by its regional counsel that, although there can be no assurance, the recent increase in pending claims may be attributable in part to tort reform legislation in Texas which was passed by the legislature in March 1995 and which became effective on September 1, 1995. The legislation, among other things, is designed to restrict, beginning September 1, 1995, the filing of cases in Texas that do not have a sufficient nexus to that jurisdiction, and to impose, generally as of September 1, 1996, limitations relating to

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

joint and several liability in tort cases. A substantial portion of the asbestos-related claims that were filed and served on KACC between June 30, 1995, and November 30, 1995, were filed in Texas prior to September 1, 1995.

     Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton, Levin, Ehrmantraut, Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an asbestos-related cost accrual of $160.1, before consideration of insurance recoveries, is included primarily in Long-term liabilities at December 31, 1995. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While the Company does not presently believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

     The Company believes that KACC has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $137.9, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at December 31, 1995.

     While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

  OTHER CONTINGENCIES

     The Company or KACC is involved in various other claims, lawsuits, and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

9.  DERIVATIVE FINANCIAL INSTRUMENTS AND RELATED HEDGING PROGRAMS

     KACC enters into a number of financial instruments in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates, alumina, primary aluminum, and fabricated aluminum products prices, and the cost of purchased commodities.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     KACC has significant expenditures which are denominated in foreign currencies related to long-term purchase commitments with its affiliates in Australia and the United Kingdom, which expose KACC to certain exchange rate risks. In order to mitigate its exposure, KACC periodically enters into forward foreign exchange and currency option contracts in Australian dollars and Pounds Sterling to hedge these commitments. The forward foreign currency exchange contracts are agreements to purchase or sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. At December 31, 1995, KACC had net forward foreign exchange contracts totaling approximately $102.8 for the purchase of 142.4 Australian dollars through April 30, 1997.

     To mitigate its exposure to declines in the market prices of alumina, primary aluminum, and fabricated aluminum products, while retaining the ability to participate in favorable pricing environments that may materialize, KACC has developed strategies which include forward sales of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. Under the principal components of KACC's price risk management strategy, which can be modified at any time, (i) varying quantities of KACC's anticipated production are sold forward at fixed prices; (ii) call options are purchased to allow KACC to participate in certain higher market prices, should they materialize, for a portion of KACC's primary aluminum and alumina sold forward; (iii) option contracts are entered into to establish a price range KACC will receive for a portion of its primary aluminum and alumina; and (iv) put options are purchased to establish minimum prices KACC will receive for a portion of its primary aluminum and alumina. In this regard, in respect of its 1996 anticipated production, as of December 31, 1995, KACC had sold forward 15,750 metric tons of primary aluminum at fixed prices.

     In addition, KACC enters into forward fixed price arrangements with certain customers which provide for the delivery of a specific quantity of fabricated aluminum products over a specified future period of time. In order to establish the cost of primary aluminum for a portion of such sales, KACC may enter into forward and option contracts. In this regard, at December 31, 1995 KACC had purchased 53,300 metric tons of primary aluminum under forward purchase contracts at fixed prices that expire at various times through December 1996.

     At December 31, 1995, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,721 per metric ton ($.78 per pound) of aluminum, and forward foreign exchange contracts was $4.1.

     KACC is exposed to credit risk in the event of non-performance by other parties to these currency and commodity contracts, but KACC does not anticipate non-performance by any of these counterparties, given their creditworthiness. When appropriate, KACC arranges master netting agreements.

10.  SEGMENT AND GEOGRAPHICAL AREA INFORMATION

     Sales and transfers among geographic areas are made on a basis intended to reflect the market value of products.

     The aggregate foreign currency gain included in determining net income was $5.3, $.8, and $4.9 for the years ended December 31, 1995, 1994, and 1993, respectively.

     Sales of more than 10% of total revenue to a single customer were nil in 1995 and were $58.2 and $40.7 of bauxite and alumina and $147.7 and $145.7 of aluminum processing for the years ended December 31, 1994, and 1993, respectively.

     Export sales were less than 10% of total revenue during the years ended December 31, 1995, 1994, and 1993, respectively.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Geographical area information relative to operations is summarized as follows:

                                  YEAR ENDED                                     OTHER
                                 DECEMBER 31,   DOMESTIC   CARIBBEAN   AFRICA   FOREIGN   ELIMINATIONS    TOTAL
                                 ------------   --------   ---------   ------   -------   ------------   --------
    Net sales to unaffiliated
      customers................      1995      $1,589.5     $ 191.7    $239.4   $217.2                   $2,237.8
                                     1994       1,263.2       169.9     180.0    168.4                    1,781.5
                                     1993       1,177.8       155.4     207.5    178.4                    1,719.1
    Sales and transfers among
      geographic areas.........      1995                   $  79.6             $191.5      $ (271.1)
                                     1994                      98.7              139.4        (238.1)
                                     1993                      88.2               79.6        (167.8)
    Equity in income (losses)
      of unconsolidated
      affiliates...............      1995      $    (.2)                        $ 19.4                   $   19.2
                                     1994            .2                           (2.1)                      (1.9)
                                     1993                                         (3.3)                      (3.3)
    Operating income (loss)....      1995      $   32.0     $   9.8    $ 83.5   $ 85.3                   $  210.6
                                     1994        (128.8)        9.9      18.3     44.4                      (56.2)
                                     1993        (145.9)      (11.8)     21.9     12.4                     (123.4)
    Investment in and advances
      to unconsolidated
      affiliates...............      1995      $    1.2     $  27.1             $149.9                   $  178.2
                                     1994           1.2        28.8              139.7                      169.7
    Identifiable assets........      1995      $2,017.9     $ 381.9    $196.5   $216.9                   $2,813.2
                                     1994       1,933.8       364.8     200.0    199.5                    2,698.1

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Financial information by industry segment at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, is as follows:

                                           YEAR ENDED    BAUXITE &   ALUMINUM
                                          DECEMBER 31,    ALUMINA   PROCESSING   CORPORATE    TOTAL
                                          ------------   ---------  ----------   ---------   --------
    Net sales to unaffiliated
      customers.........................      1995        $ 514.2    $1,723.6               $2,237.8
                                              1994          432.5    1,295.7                 1,781.5
                                              1993          423.4    1,349.0                 1,719.1
    Intersegment sales..................      1995        $ 159.7                           $  159.7
                                              1994          146.8                              146.8
                                              1993          129.4                              129.4
    Equity in income (losses) of
      unconsolidated affiliates.........      1995        $   3.6    $  15.8     $   (.2)   $   19.2
                                              1994           (4.7)       2.6          .2        (1.9)
                                              1993           (2.5)       (.8)       (3.3)
    Operating income (loss).............      1995        $  54.0    $ 238.9     $ (82.3)   $  210.6
                                              1994           19.8       (8.4)      (67.6)      (56.2)
                                              1993           (4.5)     (46.3)      (72.6)     (123.4)
    Effect of changes in accounting
      principles on operating income
      (loss)
      SFAS 106..........................      1993        $  (2.0)   $ (16.1)    $  (1.1)   $  (19.2)
      SFAS 109..........................      1993           (7.7)      (7.8)         .3       (15.2)
    Depreciation........................      1995        $  31.1    $  60.4     $   2.8    $   94.3
                                              1994           33.5       59.1         2.8        95.4
                                              1993           35.3       59.9         1.9        97.1
    Capital expenditures................      1995        $  27.3    $  44.0     $   8.1    $   79.4
                                              1994           28.9       39.9         1.2        70.0
                                              1993           35.3       31.2         1.2        67.7
    Investment in and advances to
      unconsolidated affiliates.........      1995        $ 129.9    $  47.1     $   1.2    $  178.2
                                              1994          136.6       31.9         1.2       169.7
    Identifiable assets.................      1995        $ 746.0    $1,341.2    $ 726.0    $2,813.2
                                              1994          749.6    1,242.3       706.2     2,698.1

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS
                            (IN MILLIONS OF DOLLARS)

                                                                     SEPTEMBER 30,     DECEMBER 31,
                              ASSETS                                     1996              1995
                                                                     -------------     ------------
                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents........................................    $    21.6         $   21.9
  Receivables......................................................        261.6            308.6
  Inventories......................................................        545.5            525.7
  Prepaid expenses and other current assets........................        111.7             76.6
                                                                        --------         --------
     Total current assets..........................................        940.4            932.8
Investments in and advances to unconsolidated affiliates...........        174.6            178.2
Property, plant, and equipment -- net..............................      1,126.4          1,109.6
Deferred income taxes..............................................        284.7            269.1
Other assets.......................................................        343.1            323.5
                                                                        --------         --------
          Total....................................................    $ 2,869.2         $2,813.2
                                                                        ========         ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................    $   160.5         $  184.5
  Accrued interest.................................................         13.6             32.0
  Accrued salaries, wages, and related expenses....................         64.9            105.3
  Accrued postretirement medical benefit obligation -- current
     portion.......................................................         46.8             46.8
  Other accrued liabilities........................................        151.7            129.4
  Payable to affiliates............................................         95.6             94.2
  Long-term debt -- current portion................................          8.9              8.9
                                                                        --------         --------
     Total current liabilities.....................................        542.0            601.1
Long-term liabilities..............................................        558.3            548.5
Accrued postretirement medical benefit obligation..................        727.7            734.0
Long-term debt.....................................................        858.4            749.2
Minority interests.................................................        119.4            122.7
Stockholders' equity:
  Preferred stock..................................................           .4               .4
  Common stock.....................................................           .7               .7
  Additional capital...............................................        530.8            530.3
  Accumulated deficit..............................................       (454.7)          (459.9)
  Additional minimum pension liability.............................        (13.8)           (13.8)
                                                                        --------         --------
     Total stockholders' equity....................................         63.4             57.7
                                                                        --------         --------
          Total....................................................    $ 2,869.2         $2,813.2
                                                                        ========         ========

      The accompanying notes to interim consolidated financial statements are an integral part of these statements.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                       STATEMENTS OF CONSOLIDATED INCOME
                                  (UNAUDITED)
               (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                         --------------------
                                                                          1996         1995
                                                                         -------      -------
Net sales..............................................................  $1,652.1     $1,646.7
                                                                         --------     --------
Costs and expenses:
  Cost of products sold................................................  1,394.8      1,329.8
  Depreciation.........................................................     72.5         71.1
  Selling, administrative, research and development, and general.......     97.4         96.4
                                                                         --------     --------
     Total costs and expenses..........................................  1,564.7      1,497.3
                                                                         --------     --------
Operating income.......................................................     87.4        149.4
Other income (expense):
  Interest expense.....................................................    (68.3)       (71.3)
  Other -- net.........................................................      3.0         (9.8)
                                                                         --------     --------
Income before income taxes and minority interests......................     22.1         68.3
Provision for income taxes.............................................     (8.4)       (24.6)
Minority interests.....................................................     (2.2)        (4.4)
                                                                         --------     --------
Net income.............................................................     11.5         39.3
Dividends on preferred stock...........................................     (6.3)       (15.5)
                                                                         --------     --------
Net income available to common shareholders............................  $   5.2      $  23.8
                                                                         ========     ========
Earnings per common and common equivalent share:
  Primary..............................................................  $   .07      $   .40
                                                                         ========     ========
  Fully diluted........................................................               $   .46
                                                                                      ========
Weighted average common and common equivalent shares outstanding (000):
     Primary...........................................................   71,843       59,015
     Fully diluted.....................................................                71,613

      The accompanying notes to interim consolidated financial statements are an integral part of these statements.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                  (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                            ------------------
                                                                             1996        1995
                                                                            ------      ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................  $ 11.5      $ 39.3
  Adjustments to reconcile net income to net cash provided by (used for)
     operating activities:
     Depreciation.........................................................    72.5        71.1
     Amortization of excess investment over equity in net assets of
      unconsolidated affiliates...........................................     8.7         8.7
     Amortization of deferred financing costs and discount on long-term
      debt................................................................     4.1         4.1
     Equity in income of unconsolidated affiliates........................    (7.5)      (17.2)
     Minority interests...................................................     2.2         4.4
     Decrease (increase) in receivables...................................    41.0       (86.6)
     Increase in inventories..............................................   (19.8)      (62.6)
     (Increase) decrease in prepaid expenses and other assets.............   (38.1)       70.5
     Decrease in accounts payable.........................................   (24.1)       (5.2)
     Decrease in accrued interest.........................................   (18.4)      (18.0)
     (Decrease) increase in payable to affiliates and accrued
      liabilities.........................................................   (23.1)       12.3
     Decrease in accrued and deferred income taxes........................   (18.6)       (8.5)
     Other................................................................     4.6         7.8
                                                                            ------      ------
       Net cash (used for) provided by operating activities...............    (5.0)       20.1
                                                                            ------      ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from disposition of property and investments...............     1.6         6.9
  Expenditures for property, plant, and equipment.........................   (90.8)      (44.2)
  Investments in unconsolidated affiliates................................     (.3)       (9.0)
  Redemption fund for minority interests' preference stock................    (1.3)        (.2)
                                                                            ------      ------
       Net cash used for investing activities.............................   (90.8)      (46.5)
                                                                            ------      ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings (repayments) under revolving credit facility, net............   118.1        55.6
  Repayments of long-term debt............................................    (9.0)       (8.5)
  Incurrence of financing costs...........................................      --         (.8)
  Dividends paid..........................................................    (8.4)      (18.7)
  Capital stock issued....................................................      --         1.2
  Redemption of minority interests' preference stock......................    (5.2)       (8.8)
                                                                            ------      ------
     Net cash provided by financing activities............................    95.5        20.0
                                                                            ------      ------
Net decrease in cash and cash equivalents during the period...............     (.3)       (6.4)
Cash and cash equivalents at beginning of period..........................    21.9        17.6
                                                                            ------      ------
Cash and cash equivalents at end of period................................  $ 21.6      $ 11.2
                                                                            ======      ======
Supplemental disclosure of cash flow information:
  Interest paid, net of capitalized interest..............................  $ 82.7      $ 85.2
  Income taxes paid.......................................................    22.4        26.6
  Tax allocation payments to MAXXAM Inc...................................     1.1          --

      The accompanying notes to interim consolidated financial statements are an integral part of these statements.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
         (IN MILLIONS OF DOLLARS, EXCEPT PRICES AND PER SHARE AMOUNTS)

1. GENERAL

     Kaiser Aluminum Corporation (the "Company") is a subsidiary of MAXXAM Inc. ("MAXXAM"). MAXXAM owns approximately 62% of the Company's common stock, assuming the conversion of each outstanding share of 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES"), into one share of the Company's common stock, with the remaining approximately 38% publicly held. The Company operates through its subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC").

     The foregoing unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 1995. In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.

     Operating results for the nine month period ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2. INVENTORIES

     The classification of inventories is as follows:

                                                                SEPTEMBER       DECEMBER
                                                                   30,            31,
                                                                  1996            1995
                                                               -----------     ----------
    Finished fabricated aluminum products.....................   $ 108.4         $ 91.5
    Primary aluminum and work in process......................     190.0          195.9
    Bauxite and alumina.......................................     122.5          119.6
    Operating supplies and repair and maintenance parts.......     124.6          118.7
                                                                  ------         ------
              Total...........................................   $ 545.5         $525.7
                                                                  ======         ======

     Substantially all product inventories are stated at last-in, first-out
(LIFO) cost, not in excess of market. Replacement cost is not in excess of LIFO cost.

3. EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     Primary -- Earnings per common and common equivalent share are computed by deducting preferred stock dividends from net income in order to determine net income available to common shareholders. This amount is then divided by the weighted average number of common and common equivalent shares outstanding during the period. The impact of outstanding stock options on the weighted average number of common and common equivalent shares for the nine months ended September 30, 1996 and 1995, was immaterial.

     Fully Diluted -- The PRIDES were excluded from the calculation of the weighted average number of common and common equivalent shares outstanding for all periods presented because they were antidilutive. For the nine months ended September 30, 1995, a dividend of $9.1, attributable to the Company's Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares") which were exchanged for approximately 13.1 million shares of the Company's common stock and certain cash payments on September 19, 1995, have not been deducted from net income and the weighted average number of common and

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

         (IN MILLIONS OF DOLLARS, EXCEPT PRICES AND PER SHARE AMOUNTS)

common equivalent shares outstanding have been adjusted to reflect the shares of common stock issued in the exchange as if they had been outstanding for the entire period. As a result of the conversion of the Series A Shares, fully diluted earnings per share for the 1995 period are presented even though the results are antidilutive.

4. CONTINGENCIES

     Environmental Contingencies -- The Company and KACC are subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws. KACC currently is subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CERCLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based upon the Company's evaluation of these and other environmental matters, the Company has established environmental accruals primarily related to potential solid waste disposal and soil and groundwater remediation matters. At September 30, 1996, the balance of such accruals, which is primarily included in Long-term liabilities, was $32.9. These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation action to be taken. The Company expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 to $10.0 for the years 1996 through 2000 and an aggregate of approximately $7.0 thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

     Asbestos Contingencies -- KACC is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years. At September 30, 1996, the number of such lawsuits pending was approximately 75,900 as compared to 59,700 at December 31, 1995. During the year 1995, approximately 41,700 of such claims were received and 7,200 were settled or dismissed. During the nine months ended September 30, 1996, approximately 20,000 of such claims were received and 3,800 were settled or dismissed.

     Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

         (IN MILLIONS OF DOLLARS, EXCEPT PRICES AND PER SHARE AMOUNTS)

of Wharton Levin Ehrmantraut Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an estimated asbestos-related cost accrual of $160.0, before consideration of insurance recoveries, is included primarily in Long-term liabilities at September 30, 1996. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While the Company does not presently believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

     A substantial portion of the asbestos-related claims that were filed and served on KACC during 1995 and 1996 were filed in Texas. KACC has been advised by its counsel that, although there can be no assurance, the increase in pending claims may have been attributable in part to tort reform legislation in Texas. Although asbestos-related claims are currently exempt from certain aspects of the Texas tort reform legislation, management has been advised that efforts to remove the asbestos-related exemption in the tort reform legislation, relating to the doctrine of forum non conveniens, as well as other developments in the legislative and legal environment in Texas, may be responsible for the accelerated pace of new claims experienced in late 1995 and its continuance in 1996, albeit at a somewhat reduced rate.

     The Company believes that KACC has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $142.3, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at September 30, 1996.

     Management continues to monitor claims activity, the status of the lawsuits (including settlement initiatives), legislative progress, and costs incurred in order to ascertain whether an adjustment to the existing accruals should be made to the extent that historical experience may differ significantly from the Company's underlying assumptions. While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of the asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

     Other Contingencies -- The Company and KACC are involved in various other claims, lawsuits, and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

5. DERIVATIVE FINANCIAL INSTRUMENTS AND RELATED HEDGING PROGRAMS

     The Company's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

         (IN MILLIONS OF DOLLARS, EXCEPT PRICES AND PER SHARE AMOUNTS)

products sold. KACC enters into primary aluminum hedging transactions from time to time in the normal course of business. Primary aluminum hedging transactions are designed to mitigate the Company's exposure to declines in the market price of primary aluminum, while retaining the ability to participate in favorable environments that may materialize. KACC has employed strategies which include forward sales and purchases of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. At September 30, 1996, KACC had sold forward, at fixed prices, approximately 69,000 and 93,600 tons* of primary aluminum in excess of its projected internal fabrication requirements for 1997 and 1998, respectively, and had purchased put options to establish a minimum price for 66,000 and 45,000 tons of such 1997 and 1998 surplus, respectively. During October 1996, KACC purchased put options to establish a minimum price for an additional 126,000 tons of primary aluminum in excess of its projected 1997 internal fabrication requirements and entered into options contracts that established a price range for an additional 48,000 tons of the Company's 1998 surplus.

     In addition, at September 30, 1996, KACC had sold forward approximately 73% and 85% of the alumina available to it in excess of its projected internal smelting requirements for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to future prices of primary aluminum.

     From time to time, KACC also enters into forward purchase and option transactions to limit its exposure to increases in natural gas and fuel oil costs. As of September 30, 1996, KACC had option contracts for the purchase of approximately 40,000 MMBtu of natural gas per day during the first quarter of 1997, and a combination of fixed price purchase and option contracts for 20,000 MMBtu of natural gas per day for the period April 1997 to December 1998. At September 30, 1996, KACC also held option contracts for 54,000 barrels of fuel oil per month for the period January 1997 through December 1998.

     KACC also enters into hedging transactions in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates. At September 30, 1996, KACC had net forward foreign exchange contracts totaling approximately $81.6 for the purchase of 110.0 Australian dollars from January 1997 through June 1998, in respect of its commitments for 1997 and 1998 expenditures denominated in Australian dollars.

     At September 30, 1996, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,481 per ton ($.67 per pound) of primary aluminum, natural gas and fuel oil forward purchase and option contracts, and forward foreign exchange contracts, was approximately $46.4.

     See Note 9 of the Notes to Consolidated Financial Statements of Kaiser for the year ended December 31, 1995.

6. SUBSEQUENT EVENTS

     On October 23, 1996, (the "Issuance Date"), KACC completed an offering (the "Offering") of $175.0 principal amount of 10 7/8% Senior Notes due 2006 (the
"10 7/8% Senior Notes") at 99.5% of their principal amount to yield 10.96% at maturity. The 10 7/8% Senior Notes were not registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 10 7/8% Senior Notes rank pari passu with outstanding indebtedness under KACC's Credit Agreement dated as of February 15, 1994, as amended (the "Credit Agreement") and KACC's 9 7/8% Senior Notes due 2002 (the 9 7/8% Senior Notes) in right and priority of payment and are guaranteed on a senior, unsecured basis by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). Net proceeds from the Offering on the Issuance Date, after estimated expenses, were approximately

---------------

* All references to tons in this report refer to metric tons of 2,204.6 pounds.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

         (IN MILLIONS OF DOLLARS, EXCEPT PRICES AND PER SHARE AMOUNTS)

$168.9, of which $91.7 were utilized to reduce the outstanding borrowings under the revolving credit facility of the Credit Agreement to zero. The remaining net proceeds (approximately $77.2) were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. Pursuant to an agreement with the initial purchasers of the 10 7/8% Senior Notes, KACC and the Subsidiary Guarantors agreed to file a registration statement (the "Registration Statement") with the Securities & Exchange Commission within 30 days of the Issuance Date with respect to a registered offer to exchange the 10 7/8% Senior Notes for new notes with substantially identical terms (the "Exchange Offer"), and to use their reasonable best efforts to have the Registration Statement declared effective within 90 days of the Issuance Date and the Exchange Offer consummated within 130 days of the Issuance Date. The Exchange Offer will be made only by means of a prospectus.

     On a pro forma basis, at September 30, 1996, after giving effect to the Offering and the application of proceeds therefrom, the Company's total consolidated indebtedness would have increased from $867.3 to $910.2, borrowing capacity of $273.1 would have been available for use under the Credit Agreement and the Company would have had available additional cash proceeds from the Offering of $37.7.

     During October 1996, the Credit Agreement was amended to, among other things, provide for the Offering of the 10 7/8% Senior Notes discussed above and to modify certain of the financial covenants contained in the Credit Agreement.

              KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                   UNAUDITED SUMMARY QUARTERLY FINANCIAL DATA

                                                               THREE MONTHS ENDED
                                              ----------------------------------------------------
                                              MARCH 31     JUNE 30     SEPTEMBER 30    DECEMBER 31
                                              --------     -------     ------------    -----------
                                                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)
1996 QUARTERLY INFORMATION:
  Net sales.................................   $531.1      $567.6         $553.4
  Gross profit..............................     97.4        91.5           68.4
  Operating income..........................     40.3        36.6           10.5
  Net income (loss).........................      9.9         8.2          (6.6)
  Per common and common equivalent share:
     Net income (loss)......................     0.11        0.09         (0.12)
1995 QUARTERLY INFORMATION:
  Net Sales.................................   $513.0      $583.4         $550.3          $591.1
  Gross profit..............................     86.3       119.6          111.0           122.5
  Operating income..........................     32.6        63.6           53.2            61.2
  Net income................................      3.5        23.3           12.5            21.0
  Per common and common equivalent share:
     Net income (loss)......................   (0.03)(2)     0.31           0.13            0.26
1994 QUARTERLY INFORMATION:
  Net sales.................................   $415.1      $459.5         $461.1          $445.8
  Gross profit..............................     27.3        40.5           45.1            43.1
  Operating income (loss)...................   (25.6)      (14.2)          (6.9)           (9.5)
  Loss before extraordinary item............   (29.3)      (23.6)         (20.8)          (27.7)(1)
  Extraordinary loss-net....................    (5.4)          --             --              --
  Net loss..................................   (34.7)      (23.6)         (20.8)          (27.7)(1)
PER COMMON AND COMMON EQUIVALENT SHARE:
  Loss before extraordinary loss............   (0.58)      (0.50)         (0.45)          (0.57)
  Extraordinary loss-net....................   (0.09)          --             --              --
  Net loss..................................   (0.67)      (0.50)         (0.45)          (0.57)

---------------

(1) Includes pre-tax charges of approximately $10.3 and $10.8 principally related to establishing additional litigation and environmental reserves in the fourth quarters of 1994 and 1993, respectively.

(2) After deduction of $5.3 dividends on preferred stock from net income.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder and Board of Directors of MAXXAM Group Inc.:

     We have audited the accompanying consolidated balance sheets of MAXXAM Group Inc. (a Delaware corporation and a wholly owned subsidiary of MAXXAM Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows and stockholder's equity (deficit) for each of the three years in the period ended December 31, 1995. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MAXXAM Group Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As explained in Notes 6 and 7 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

                                            ARTHUR ANDERSEN LLP

San Francisco, California
January 19, 1996

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
ASSETS
Current assets:
  Cash and cash equivalents..........................................  $  48,396     $  48,575
  Marketable securities..............................................     36,568        19,514
  Receivables:
     Trade...........................................................     20,576        23,170
     Other...........................................................      1,624         7,435
  Inventories........................................................     77,904        70,098
  Prepaid expenses and other current assets..........................      7,101         3,717
                                                                       ---------     ---------
          Total current assets.......................................    192,169       172,509
Timber and timberlands, net of depletion of $204,856 and $188,003 at
  December 31, 1995 and 1994, respectively...........................    337,390       350,871
Property, plant and equipment, net...................................    100,142       103,183
Deferred financing costs, net........................................     27,288        30,096
Deferred income taxes................................................     58,485        61,498
Restricted cash......................................................     31,367        32,402
Other assets.........................................................      5,542         6,122
                                                                       ---------     ---------
                                                                       $ 752,383     $ 756,681
                                                                       =========     =========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................................................  $   4,166     $   3,703
  Accrued interest...................................................     25,354        25,765
  Accrued compensation and related benefits..........................      9,611        10,622
  Deferred income taxes..............................................     10,244        12,986
  Other accrued liabilities..........................................      4,435         3,266
  Long-term debt, current maturities.................................     14,195        13,670
                                                                       ---------     ---------
          Total current liabilities..................................     68,005        70,012
Long-term debt, less current maturities..............................    764,310       768,786
Other noncurrent liabilities.........................................     33,813        30,365
                                                                       ---------     ---------
          Total liabilities..........................................    866,128       869,163
                                                                       ---------     ---------
Contingencies
Stockholder's deficit:
  Common stock, $.08 1/3 par value; 1000 shares authorized; 100
     shares issued...................................................         --            --
  Additional capital.................................................     81,287        81,287
  Accumulated deficit................................................   (195,032)     (193,769)
                                                                       ---------     ---------
          Total stockholder's deficit................................   (113,745)     (112,482)
                                                                       ---------     ---------
                                                                       $ 752,383     $ 756,681
                                                                       =========     =========

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1995         1994         1993
                                                            --------     --------     ---------
                                                                 (IN THOUSANDS OF DOLLARS)
Net sales:
  Lumber and logs.........................................  $216,898     $227,430     $ 215,743
  Other...................................................    25,694       22,199        17,696
                                                            --------     --------     ---------
                                                             242,592      249,629       233,439
                                                            --------     --------     ---------
Operating expenses:
  Cost of goods sold (exclusive of depletion and
     depreciation)........................................   127,124      129,598       134,563
  Selling, general and administrative.....................    15,884       16,250        20,108
  Depletion and depreciation..............................    26,405       25,946        25,811
                                                            --------     --------     ---------
                                                             169,413      171,794       180,482
                                                            --------     --------     ---------
Operating income..........................................    73,179       77,835        52,957
Other income (expense):
  Investment, interest and other income...................     9,393       14,367         9,718
  Interest expense........................................   (77,824)     (77,383)      (80,339)
                                                            --------     --------     ---------
Income (loss) from continuing operations before income
  taxes, extraordinary items and cumulative effect of
  changes in accounting principles........................     4,748       14,819       (17,664)
Credit (provision) in lieu of income taxes................    (1,211)       3,616         3,355
                                                            --------     --------     ---------
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of changes in
  accounting principles...................................     3,537       18,435       (14,309)
Loss from net assets transferred to MAXXAM, net of
  minority interests and related income taxes.............        --           --      (512,970)
                                                            --------     --------     ---------
Income (loss) before extraordinary items and cumulative
  effect of changes in accounting principles..............     3,537       18,435      (527,279)
Extraordinary items:
  Loss on litigation settlement, net of related credit in
     lieu of income taxes of $6,312.......................        --      (14,866)           --
  Loss on early extinguishment of debt, net of related
     credit in lieu of income taxes of $8,856.............        --           --       (17,189)
Cumulative effect of changes in accounting principles:
  Postretirement benefits other than pensions, net of
     related credit in lieu of income taxes of $1,566.....        --           --        (2,348)
  Accounting for income taxes.............................        --           --        14,916
                                                            --------     --------     ---------
Net income (loss).........................................  $  3,537     $  3,569     $(531,900)
                                                            ========     ========     =========

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1995        1994        1993
                                                              --------    --------    ---------
                                                                  (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  3,537    $  3,569    $(531,900)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depletion and depreciation.............................    26,405      25,946       25,811
     Amortization of deferred financing costs and discounts
       on long-term debt....................................    13,328      12,127        7,435
     Net (purchases) sales of marketable securities.........   (19,533)      5,321       12,389
     Net losses (gains) on marketable securities............    (4,175)     (1,669)      (6,414)
     Loss (income) from net assets transferred to MAXXAM,
       net..................................................        --          --      512,970
     Extraordinary loss on early extinguishment of debt,
       net..................................................        --          --       17,189
     Cumulative effect of changes in accounting principles,
       net..................................................        --          --      (12,568)
     Decrease (increase) in inventories, net of depletion...    (7,695)      3,634       (2,077)
     Increase (decrease) in accounts payable................       463         832          471
     Decrease (increase) in receivables.....................     5,778      (7,660)       7,558
     Decrease (increase) in prepaids and other assets.......    (3,384)       (528)         212
     Increase in accrued and deferred income taxes..........     2,303      (3,815)      (5,123)
     Decrease in other liabilities..........................     7,734      (2,283)        (185)
     Decrease in accrued interest...........................      (411)       (451)      (7,284)
     Other..................................................     1,020         (86)         848
                                                              --------    --------    ---------
          Net cash provided by operating activities.........    25,370      34,937       19,332
                                                              --------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment of note receivable from affiliate.................     2,500          --           --
  Net proceeds from sale of assets..........................        18       1,149          256
  Capital expenditures......................................    (9,852)    (11,322)     (11,120)
  Increase in net assets transferred to MAXXAM..............        --          --      (11,770)
                                                              --------    --------    ---------
          Net cash used for investing activities............    (7,334)    (10,173)     (22,634)
                                                              --------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemptions, repurchase of and principal payments on
     long-term debt.........................................   (14,300)    (13,237)    (716,551)
  Net borrowings (payments) under revolving credit
     agreements.............................................        --      (2,900)       2,900
  Incurrence of financing costs.............................      (150)       (213)     (34,738)
  Proceeds from issuance of long-term debt..................        --          --      790,000
  Restricted cash deposits, net.............................     1,035       1,160      (33,562)
  Dividends paid............................................    (4,800)         --      (20,000)
                                                              --------    --------    ---------
          Net cash used for financing activities............   (18,215)    (15,190)     (11,951)
                                                              --------    --------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      (179)      9,574      (15,253)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    48,575      39,001       54,254
                                                              --------    --------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 48,396    $ 48,575    $  39,001
                                                              ========    ========    =========
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Net margin borrowings (payments) for marketable
     securities.............................................  $ (6,648)   $  5,628    $   1,020
  Timber and timberlands acquired subject to loan from
     seller.................................................       615         910           --
  Net assets transferred to MAXXAM..........................        --          --       30,531
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of capitalized interest................  $ 64,907    $ 65,707    $  80,188
  Income taxes paid (refunded)..............................    (5,190)      1,170           46
  Tax allocation payments to MAXXAM.........................        --         397        1,722

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                    COMMON
                                                     STOCK                     RETAINED
                                                   ($.08 1/3     ADDITIONAL    EARNINGS
                                                     PAR)         CAPITAL      (DEFICIT)      TOTAL
                                                  -----------    ----------    ---------    ---------
                                                               (IN THOUSANDS OF DOLLARS)
Balance, January 1, 1993........................      $--         $ 81,257     $ 385,093    $ 466,350
  Net loss......................................       --               --      (531,900)    (531,900)
  Dividend......................................       --               --       (20,000)     (20,000)
  Gain from issuance of Kaiser Aluminum
     Corporation common stock...................       --               30            --           30
  Net assets transferred to MAXXAM..............       --               --       (30,531)     (30,531)
                                                      ---          -------     ---------    ---------
Balance, December 31, 1993......................       --           81,287      (197,338)    (116,051)
  Net income....................................       --               --         3,569        3,569
                                                      ---          -------     ---------    ---------
Balance, December 31, 1994......................       --           81,287      (193,769)    (112,482)
  Net income....................................       --               --         3,537        3,537
  Dividend......................................       --               --        (4,800)      (4,800)
                                                      ---          -------     ---------    ---------
Balance, December 31, 1995......................      $--         $ 81,287     $(195,032)   $(113,745)
                                                      ===          =======     =========    =========

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of MAXXAM Group Inc. ("MGI") and its subsidiaries, collectively referred to herein as the "Company." MGI is a wholly owned subsidiary of MAXXAM Inc. ("MAXXAM"). Intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     The Company conducts its business primarily through the operations of its subsidiaries. Prior to the Forest Products Group Formation (as defined below), the Company operated in three industries: aluminum, through its majority owned subsidiary, Kaiser Aluminum Corporation ("Kaiser"), a fully integrated aluminum producer; forest products, through The Pacific Lumber Company ("Pacific Lumber") and Britt Lumber Co., Inc. ("Britt"), each a wholly owned subsidiary; and real estate management and development, through the Palmas del Mar development located in Puerto Rico ("Palmas") which was owned by the Company's subsidiary, MAXXAM Properties Inc. ("MPI"). On August 4, 1993, contemporaneously with the consummation of the sale of the MGI Notes (as defined in Note 5), the Company
(i) transferred to MAXXAM 50 million common shares of Kaiser held by a subsidiary of the Company, representing the Company's (and MAXXAM's) entire interest in Kaiser's common stock, (ii) transferred to MAXXAM 60,075 shares of MAXXAM common stock held by a subsidiary of the Company, (iii) transferred to MAXXAM certain notes receivable, long-term investments, and other assets, each net of related liabilities, collectively having a carrying value to the Company of approximately $1,100, and (iv) exchanged with MAXXAM 2,132,950 Depositary Shares, acquired from Kaiser on June 30, 1993 for $15,000, such exchange being in satisfaction of a $15,000 promissory note evidencing a cash loan made by MAXXAM to the Company in January 1993. On the same day, MAXXAM assumed approximately $17,500 of certain liabilities of the Company that were unrelated to the Company's forest products operations or were related to operations which have been disposed of by the Company. Additionally, on September 28, 1993, the Company transferred to MAXXAM its interest in Palmas. The foregoing transactions are collectively referred to as the "Forest Products Group Formation." The Company presented the loss from net assets transferred to MAXXAM pursuant to the Forest Products Group Formation (including certain allocated costs from MAXXAM for general and administrative expenses unrelated to the Company's forest products operations) in a manner similar to that which would have been presented if the Company had discontinued the operations relating to such net assets. See
Note 2.

     As a result of the Forest Products Group Formation, the Company is engaged in forest products operations conducted through its wholly owned subsidiaries, Pacific Lumber and Britt. Pacific Lumber is engaged in several principal aspects of the lumber industry, including the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber and the manufacture of lumber into a variety of finished products. Britt manufactures redwood and cedar fencing and decking products from small diameter logs, a substantial portion of which is obtained from Pacific Lumber. Housing, construction and remodeling are the principal markets for the Company's lumber products. Export sales generally constitute less than 4% of forest product sales. A significant portion of forest product sales are made to third parties located west of the Mississippi river.

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of revenues and expenses recognized during each period presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the subsequent resolution of any one of the contingent matters described in Note 9 could differ materially from current estimates. The results of an adverse resolution of such uncertainties could have a material effect on the reported amounts of the Company's consolidated assets and liabilities.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash Equivalents

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     Marketable Securities

     Marketable securities are carried at fair value. Prior to December 31, 1993, marketable securities portfolios were carried at the lower of cost or market at the balance sheet date. The cost of the securities sold is determined using the first-in, first-out method. Included in investment, interest and other income for each of the three years ended December 31, 1995 were: 1995 -- net unrealized holding gains of $1,666 and net realized gains of $2,509; 1994 -- net unrealized holding losses of $1,094 and net realized gains of $2,763; and 1993 -- net realized gains of $3,510, the recovery of $2,063 of net unrealized losses and net unrealized gains of $841. Net unrealized losses represent the amount required to reduce the short-term marketable securities portfolios from cost to market value prior to December 31, 1993.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     Timber and Timberlands

     Timber and timberlands are stated at cost, net of accumulated depletion. Depletion is computed utilizing the unit-of-production method based upon estimates of timber values and quantities.

     Property, Plant and Equipment

     Property, plant and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     Deferred Financing Costs

     Costs incurred to obtain financing are deferred and amortized over the estimated term of the related borrowing.

     Restricted Cash and Concentrations of Credit Risk

     Restricted cash represents the amount initially deposited into an account (the "Liquidity Account") held by the trustee under the indenture governing the 7.95% Timber Collateralized Notes due 2015 (the "Timber Notes") of Scotia Pacific Holding Company ("Scotia Pacific"), a wholly owned subsidiary of Pacific Lumber. See Note 5. The Liquidity Account is not available, except under certain limited circumstances, for Scotia

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Pacific's working capital purposes; however, it is available to pay the Rated Amortization (as defined in Note 5) and interest on the Timber Notes if and to the extent that cash flows are insufficient to make such payments. The required Liquidity Account balance will generally decline as principal payments are made on the Timber Notes. Investment, interest and other income for the years ended December 31, 1995, 1994 and 1993 includes interest of approximately $2,560, $2,638 and $2,101, respectively, attributable to an investment rate agreement (at 7.95% per annum) with the financial institution which holds the Liquidity Account.

     At December 31, 1995 and 1994, cash and cash equivalents include $19,742 and $19,439, respectively, (the "Payment Account") which is reserved for debt service payments on the Timber Notes (see Note 5). The Payment Account and the Liquidity Account are each held by a different financial institution. In the event of nonperformance by such financial institutions, the Company's exposure to credit loss is represented by the amounts deposited plus any unpaid accrued interest thereon. The Company mitigates its concentrations of credit risk with respect to these restricted cash deposits by maintaining them at high credit quality financial institutions and monitoring the credit ratings of these institutions.

     Stockholder's Equity (Deficit)

     The adjustment to the Company's additional capital for the year ended December 31, 1993 resulted from a transaction relating to Kaiser's common stock prior to the Forest Products Group Formation. Pursuant to the terms of an amended compensation plan, Kaiser issued 4,228 shares to certain members of its management in 1993. As a result of this transaction, the Company's equity in Kaiser's net assets differed from the Company's historical cost. The Company accounted for this difference as an adjustment to additional capital.

     Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents and restricted cash approximate fair value. The fair value of marketable securities is determined based on quoted market prices. The estimated fair value of long-term debt is determined based on the quoted market prices for the Timber Notes, the 10 1/2% Senior Notes due 2003 (the "Pacific Lumber Senior Notes"), the 11 1/4% Senior Secured Notes due 2003 (the "MGI Senior Notes") and the 12 1/4% Senior Secured Discount Notes due 2003 (the "MGI Discount Notes"), and on the current rates offered for borrowings similar to the other debt. The Timber Notes, the Pacific Lumber Senior Notes, the MGI Senior Notes and the MGI Discount Notes are thinly traded financial instruments; accordingly, their market prices at any balance sheet date may not be representative of the prices which would be derived from a more active market.

     The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                                                  DECEMBER 31, 1995       DECEMBER 31, 1994
                                                ---------------------   ---------------------
                                                CARRYING      FAIR      CARRYING      FAIR
                                                 AMOUNT       VALUE      AMOUNT       VALUE
                                                ---------   ---------   ---------   ---------
    Cash and cash equivalents.................  $  48,396   $  48,396   $  48,575   $  48,575
    Marketable securities (held for trading
      purposes)...............................     36,568      36,568      19,514      19,514
    Restricted cash...........................     31,367      31,367      32,402      32,402
    Long-term debt............................   (778,505)   (772,841)   (782,456)   (725,031)

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

2. NET ASSETS TRANSFERRED TO MAXXAM

     As a result of the Forest Products Group Formation (as described in Note
1), the Company transferred all of its interest in Kaiser's common stock, the assets and related liabilities of Palmas, and certain other net assets that were unrelated to the Company's forest products operations, to MAXXAM. The Company did not incur any gain or loss relating to the transfer of such assets and liabilities to MAXXAM.

     The net loss from net assets transferred to MAXXAM is as follows:

                                                                              SEVEN MONTHS
                                                                                 ENDED
                                                                                JULY 31,
                                                                                  1993
                                                                              ------------
    Net sales:
      Aluminum operations...................................................   $1,016,966
      Real estate and other.................................................       19,654
                                                                               ----------
                                                                                1,036,620
                                                                               ----------
    Costs and expenses:
      Aluminum operations...................................................    1,091,353
      Real estate and other.................................................       28,132
                                                                               ----------
                                                                                1,119,485
                                                                               ----------
    Loss before income taxes, minority interests, extraordinary item and
      cumulative effect of changes in accounting principles.................      (82,865)
    Credit for income taxes.................................................       31,050
    Minority interests......................................................        3,641
                                                                               ----------
    Loss before extraordinary item and cumulative effect of changes in
      accounting principles.................................................      (48,174)
    Extraordinary item:
      Loss on redemption of debt, net of related benefits for income taxes
         and minority interests of $11,249 and $2,791, respectively.........      (19,045)
    Cumulative effect of changes in accounting principles:
      Postretirement and postemployment benefits, net of related benefits for income taxes and minority interests of $237,682 and $64,554,
         respectively.......................................................     (440,519)
      Accounting for income taxes...........................................       (5,232)
                                                                               ----------
    Loss from net assets transferred to MAXXAM..............................   $ (512,970)
                                                                               ==========

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Net assets transferred to MAXXAM are as follows as of the date of transfer:

    Current assets:
      Aluminum operations....................................................  $  780,791
      Real estate and other..................................................      16,480
                                                                               ----------
                                                                                  797,271
                                                                               ----------
    Current liabilities:
      Aluminum operations....................................................     477,805
      Real estate and other..................................................      28,853
                                                                               ----------
                                                                                  506,658
                                                                               ----------
    Net current assets.......................................................     290,613
                                                                               ----------
    Non-current assets:
      Aluminum operations....................................................   1,722,362
      Real estate and other..................................................      56,422
                                                                               ----------
                                                                                1,778,784
                                                                               ----------
    Non-current liabilities:
      Aluminum operations....................................................   1,790,946
      Minority interests in aluminum operations..............................     221,907
      Real estate and other..................................................      26,013
                                                                               ----------
                                                                                2,038,866
                                                                               ----------
    Net assets transferred to MAXXAM.........................................  $   30,531
                                                                               ==========

3. INVENTORIES

     Inventories consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Lumber...........................................................  $59,563     $55,310
    Logs.............................................................   18,341      14,788
                                                                       -------     -------
                                                                       $77,904     $70,098
                                                                       =======     =======

     During 1993, Pacific Lumber's inventory quantities were reduced. This reduction resulted in the liquidation of Pacific Lumber's LIFO inventory quantities carried at prevailing costs from prior years which were higher than the current cost of inventory. The effect of this inventory liquidation increased cost of goods sold by approximately $222 for the year ended December 31, 1993.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

4. PROPERTY, PLANT AND EQUIPMENT

     The major classes of property, plant and equipment are as follows:

                                                                            DECEMBER 31,
                                                        ESTIMATED       ---------------------
                                                       USEFUL LIVES       1995         1994
                                                       ------------     --------     --------
    Logging roads, land and improvements.............      15 years     $  7,929     $  7,545
    Buildings........................................      33 years       29,661       28,209
    Machinery and equipment..........................  5 - 15 years      129,764      126,480
    Construction in progress.........................                        520           30
                                                                        --------     --------
                                                                         167,874      162,264
    Less: accumulated depreciation...................                    (67,732)     (59,081)
                                                                        --------     --------
                                                                        $100,142     $103,183
                                                                        ========     ========

     Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $9,663, $9,269 and $8,670, respectively.

5. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    7.95% Scotia Pacific Timber Collateralized Notes due July 20,
      2015.........................................................  $350,233     $363,811
    11 1/4% MGI Senior Secured Notes due August 1, 2003............   100,000      100,000
    12 1/4% MGI Senior Secured Discount Notes due August 1, 2003,
      net of discount..............................................    92,498       82,779
    10 1/2% Pacific Lumber Senior Notes due March 1, 2003..........   235,000      235,000
    Other..........................................................       774          866
                                                                     --------     --------
                                                                      778,505      782,456
    Less: current maturities.......................................   (14,195)     (13,670)
                                                                     --------     --------
                                                                     $764,310     $768,786
                                                                     ========     ========

     On March 23, 1993, Pacific Lumber issued $235,000 of the Pacific Lumber Senior Notes and Scotia Pacific, its newly-formed wholly owned subsidiary, issued $385,000 of the Timber Notes. Pacific Lumber and Scotia Pacific used the net proceeds from the sale of the Pacific Lumber Senior Notes and the Timber Notes, together with Pacific Lumber's cash and marketable securities, to (i) retire (a) $163,784 aggregate principal amount of Pacific Lumber's 12% Series A Senior Notes due July 1, 1996 (the "Series A Notes"), (b) $299,725 aggregate principal amount of Pacific Lumber's 12.2% Series B Senior Notes due July 1, 1996 (the "Series B Notes"), and (c) $41,750 aggregate principal amount of Pacific Lumber's 12 1/2% Senior Subordinated Debentures due July 1, 1998 (the "Debentures;" the Series A Notes, the Series B Notes and the Debentures are referred to collectively as the "Old Pacific Lumber Securities"); (ii) pay accrued interest on the Old Pacific Lumber Securities through the date of redemption; (iii) pay the applicable redemption premiums on the Old Pacific Lumber Securities; (iv) repay Pacific Lumber's $28,867 cogeneration facility loan; (v) fund the initial deposit of $35,000 to the Liquidity Account; and (vi) pay a $25,000 dividend to a subsidiary of the Company. These transactions resulted in a pre-tax extraordinary loss of $16,368, consisting primarily of the payment of premiums and the write-off of unamortized deferred financing costs on the Old Pacific Lumber Securities.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The indenture governing the Timber Notes (the "Timber Note Indenture") prohibits Scotia Pacific from incurring any additional indebtedness for borrowed money and limits the business activities of Scotia Pacific to the ownership and operation of its timber and timberlands. The Timber Notes are senior secured obligations of Scotia Pacific and are not obligations of, or guaranteed by, Pacific Lumber or any other person. The Timber Notes are secured by a lien on
(i) Scotia Pacific's timber and timberlands (representing $179,364 of the Company's consolidated balance at December 31, 1995), (ii) Scotia Pacific's contract rights and certain other assets, (iii) the funds deposited in the Payment Account and the Liquidity Account, and (iv) substantially all of Scotia Pacific's other property and equipment.

     The Timber Notes are structured to link, to the extent of available cash, the deemed depletion of Scotia Pacific's timber (through the harvest and sale of logs) to required amortization of the Timber Notes. The required amount of amortization due on any Timber Note payment date is determined by various mathematical formulas set forth in the Timber Note Indenture. The minimum amount of principal which Scotia Pacific must pay (on a cumulative basis) through any Timber Note payment date in order to avoid an Event of Default (as defined in the Timber Note Indenture) is referred to as rated amortization ("Rated Amortization"). If all payments of principal are made in accordance with Rated Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2015. The amount of principal which Scotia Pacific must pay through each Timber Note payment date in order to avoid prepayment or deficiency premiums is referred to as scheduled amortization ("Scheduled Amortization"). If all payments of principal are made in accordance with Scheduled Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2009.

     Substantially all of the Company's consolidated assets are owned by Pacific Lumber and a significant portion of Pacific Lumber's assets are owned by Scotia Pacific. The Company expects that Pacific Lumber will provide a major portion of the Company's future operating cash flow. Pacific Lumber is dependent upon Scotia Pacific for a significant portion of its operating cash flow. The holders of the Timber Notes have priority over the claims of creditors of Pacific Lumber with respect to the assets and cash flows of Scotia Pacific, and the holders of the Pacific Lumber Senior Notes have priority over the claims and creditors of the Company with respect to the assets and cash flows of Pacific Lumber. Under the terms of the Timber Note Indenture, Scotia Pacific will not have available cash for distribution to Pacific Lumber unless Scotia Pacific's cash flow from operations exceeds the amounts required by the Timber Note Indenture to be reserved for the payment of current debt service (including interest, principal and premiums) on the Timber Notes, capital expenditures and certain other operating expenses.

     Principal and interest on the Timber Notes are payable semi-annually on January 20 and July 20. The Timber Notes are redeemable at the option of Scotia Pacific, in whole but not in part, at any time. The redemption price of the Timber Notes is equal to the sum of the principal amount, accrued interest and a prepayment premium calculated based upon the yield of like-term Treasury securities plus 50 basis points.

     Interest on the Pacific Lumber Senior Notes is payable semi-annually on March 1 and September 1. The Pacific Lumber Senior Notes are redeemable at the option of Pacific Lumber, in whole or in part, on or after March 1, 1998 at a price of 103% of the principal amount plus accrued interest. The redemption price is reduced annually until March 1, 2000, after which time the Pacific Lumber Senior Notes are redeemable at par.

     Pacific Lumber has a revolving credit agreement with a bank (as amended and restated, the "Revolving Credit Agreement") which expires on May 31, 1998. Borrowings under the Revolving Credit Agreement are secured by Pacific Lumber's trade receivables and inventories, with interest computed at the bank's reference rate plus 1 1/4% or the bank's offshore rate plus 2 1/4%. The Revolving Credit Agreement provides for borrowings of up to $60,000, of which $15,000 may be used for standby letters of credit and $30,000 is restricted to timberland acquisitions. Borrowings made pursuant to the portion of the credit facility restricted to timberland

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

acquisitions would also be secured by the purchased timberlands. As of December 31, 1995, $48,090 of borrowings was available under the Revolving Credit Agreement, of which $3,090 was available for letters of credit and $30,000 was restricted to timberland acquisitions. No borrowings were outstanding as of December 31, 1995, and letters of credit outstanding amounted to $11,910. The Revolving Credit Agreement contains covenants substantially similar to those contained in the indenture governing the Pacific Lumber Senior Notes.

     The indentures governing the Pacific Lumber Senior Notes, the Timber Notes and the Revolving Credit Agreement contain various covenants which, among other things, limit the payment of dividends and restrict transactions between Pacific Lumber and its affiliates. As of December 31, 1995, under the most restrictive of these covenants, approximately $15,663 of dividends could be paid by Pacific Lumber.

     On August 4, 1993, the Company issued $100,000 aggregate principal amount of the MGI Senior Notes and $126,720 aggregate principal amount (approximately $70,000 net of original issue discount) of the MGI Discount Notes, which, together with the MGI Senior Notes, are referred to collectively as the "MGI Notes". The MGI Notes are secured by the Company's pledge of 100% of the common stock of Pacific Lumber, Britt and MPI, and by MAXXAM's pledge of 28 million shares of Kaiser's common stock it received as a result of the Forest Products Group Formation. The indenture governing the MGI Notes, among other things, restricts the ability of the Company to incur additional indebtedness, engage in transactions with affiliates, pay dividends and make investments. As of December 31, 1995, under the most restrictive of these covenants, approximately $1,899 of dividends could be paid by the Company, of which $1,600 was paid in January 1996. The MGI Notes are senior indebtedness of the Company; however, they are effectively subordinate to the liabilities of the Company's subsidiaries, which include the Timber Notes and the Pacific Lumber Senior Notes. The MGI Discount Notes are net of discount of $33,222 and $43,941 at December 31, 1995 and 1994, respectively.

     The MGI Senior Notes pay interest semi-annually on February 1 and August 1 of each year. The MGI Discount Notes will not pay any interest until February 1, 1999, at which time semi-annual interest payments will become due on each February 1 and August 1 thereafter.

     The Company used a portion of the net proceeds from the sale of the MGI Notes to retire the entire outstanding balance of its 12 3/4% Notes at 101% of their principal amount, plus accrued interest through November 14, 1993. The Company used the remaining portion of the net proceeds from the sale of the MGI Notes, together with a portion of its existing cash resources, to pay a $20,000 dividend to MAXXAM. MAXXAM used such proceeds to redeem, on August 20, 1993, $20,000 aggregate principal amount of its 14% Senior Subordinated Reset Notes due 2000 at 100% of their principal amount plus accrued interest thereon.

     The Company incurred a pre-tax extraordinary loss associated with the early retirement of the 12 3/4% Notes of $9,677 consisting of net interest cost of $3,763, the write-off of $3,472 of unamortized deferred financing costs, a premium of $1,500 and the write-off of $942 of unamortized original issue discount.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Maturities

     The following table of scheduled maturities of long-term debt outstanding at December 31, 1995 reflects Scheduled Amortization with respect to the Timber
Notes:

                                                       YEARS ENDING DECEMBER 31,
                                      ------------------------------------------------------------
                                       1996      1997      1998      1999      2000     THEREAFTER
                                      -------   -------   -------   -------   -------   ----------
    7.95% Scotia Pacific Timber
      Collateralized Notes........... $14,103   $16,165   $19,335   $21,651   $23,970    $ 255,009
    11 1/4% MGI Senior Secured
      Notes..........................      --        --        --        --        --      100,000
    12 1/4% MGI Senior Secured
      Discount Notes.................      --        --        --        --        --      125,720
    10 1/2% Pacific Lumber Senior
      Notes..........................      --        --        --        --        --      235,000
    Other............................      92        93        94        94        95          306
                                      -------   -------   -------   -------   -------     --------
                                      $14,195   $16,258   $19,429   $21,745   $24,065    $ 716,035
                                      =======   =======   =======   =======   =======     ========

     Restricted Net Assets of Subsidiaries

     At December 31, 1995, certain debt instruments restricted the ability of Pacific Lumber to transfer assets, make loans and advances and pay dividends to the Company. As of December 31, 1995, all of the assets of Pacific Lumber and its subsidiaries are subject to such restrictions.

6. CREDIT (PROVISION) IN LIEU OF INCOME TAXES

     The Company and its subsidiaries are members of MAXXAM's consolidated return group for federal income tax purposes. Prior to August 4, 1993, the Company and each of its subsidiaries computed their tax liabilities or tax benefits on a separate company basis (except as discussed in the following paragraph), in accordance with their respective tax allocation agreements with MAXXAM.

     Effective on March 23, 1993, MAXXAM, Pacific Lumber, Scotia Pacific and Salmon Creek Corporation ("Salmon Creek") entered into a tax allocation agreement that, among other things, amended the tax calculations with respect to Pacific Lumber (as amended, the "PL Tax Allocation Agreement"). Under the terms of the PL Tax Allocation Agreement, Pacific Lumber is liable to MAXXAM for the federal consolidated income tax liability of Pacific Lumber, Scotia Pacific and certain other subsidiaries of Pacific Lumber (but excluding Salmon Creek) (collectively, the "PL Subgroup") computed as if the PL Subgroup was a separate affiliated group of corporations which was never connected with MAXXAM. The PL Tax Allocation Agreement further provides that Salmon Creek is liable to MAXXAM for its federal income tax liability computed on a separate company basis as if it was never connected with MAXXAM. The remaining subsidiaries of MGI are each liable to MAXXAM for their respective income tax liabilities computed on a separate company basis as if they were never connected with MAXXAM, pursuant to their respective tax allocation agreements.

     MGI's tax allocation agreement with MAXXAM, (as amended on August 4, 1993, the "Tax Allocation Agreement"), provides that the Company's federal income tax liability is computed as if MGI files a consolidated tax return with all of its subsidiaries except Salmon Creek, and that such corporations were never connected with MAXXAM (the "MGI Consolidated Tax Liability"). The federal income tax liability of MGI is the difference between (i) the MGI Consolidated Tax Liability and (ii) the sum of the separate tax liabilities for the Company's subsidiaries (computed as discussed above), but excluding Salmon Creek. To the

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

extent that the MGI Consolidated Tax Liability is less than the aggregate amounts in (ii), MAXXAM is obligated to pay the amount of such difference to MGI.

     The credit (provision) in lieu of income taxes on income (loss) from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles consists of the following:

                                                                YEARS ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1995        1994       1993
                                                             -------     ------     -------
    Current:
      Federal credit (provision) in lieu of income taxes...  $  (167)    $   --     $  (988)
      State and local......................................      (35)       (55)       (253)
                                                             -------     ------     -------
                                                                (202)       (55)     (1,241)
                                                             -------     ------     -------
    Deferred:
      Federal credit (provision) in lieu of income taxes...      (33)     2,366       4,825
      State and local......................................     (976)     1,305        (229)
                                                             -------     ------     -------
                                                              (1,009)     3,671       4,596
                                                             -------     ------     -------
                                                             $(1,211)    $3,616     $ 3,355
                                                             =======     ======     =======

     The 1994 deferred federal credit in lieu of income taxes of $2,366 includes a credit relating to reserves the Company no longer believes are necessary. The 1993 deferred federal credit in lieu of income taxes of $4,825 includes $2,601 for the benefit of operating loss carryforwards generated in 1993 and includes an $850 benefit for increasing net deferred income tax assets (liabilities) as of the date of enactment (August 10, 1993) of the Omnibus Budget Reconciliation Act of 1993 which retroactively increased the federal statutory income tax rate from 34% to 35% for periods beginning on or after January 1, 1993.

     A reconciliation between the credit (provision) in lieu of income taxes and the amount computed by applying the federal statutory income tax rate to income
(loss) from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles is as follows:

                                                               YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                            1995        1994         1993
                                                           -------     -------     --------
    Income (loss) from continuing operations before
      income taxes, extraordinary items and cumulative
      effect of changes in accounting principles.........  $ 4,748     $14,819     $(17,664)
                                                           =======     =======     ========
    Amount of federal income tax based upon the
      statutory rate.....................................  $(1,662)    $(5,187)    $  6,182
    Revision of prior years' tax estimates and other
      changes in valuation allowances....................      907       7,739       (3,468)
    Increase in net deferred income tax assets due to tax
      rate change .......................................       --          --          850
    State and local taxes, net of federal tax benefit....     (657)        812         (313)
    Other................................................      201         252          104
                                                           -------     -------     --------
                                                           $(1,211)    $ 3,616     $  3,355
                                                           =======     =======     ========

     As shown in the Consolidated Statement of Operations for the year ended December 31, 1994, the Company recorded an extraordinary loss related to the settlement of litigation in connection with the

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Company's acquisition of Pacific Lumber (see Note 9). The Company reported the loss net of related deferred income taxes of $6,312 which is less than the federal and state statutory income tax rates due to expenses for which no tax benefit was recognized.

     As shown in the Consolidated Statement of Operations for the year ended December 31, 1993, the Company reported an extraordinary loss related to the early extinguishment of debt. The Company reported the loss net of related deferred income taxes of $8,856 which approximated the federal statutory income tax rate in effect on the dates the transactions occurred.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach from the deferral method prescribed by APB
11. The asset and liability approach requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. The cumulative effect of the change in accounting principle, as of January 1, 1993, increased the Company's results of operations by $14,916. The implementation of SFAS 109 required the Company to restate certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisitions of Pacific Lumber in 1986 and Britt in 1990. As a result of restating these assets and liabilities, the loss from continuing operations before income taxes, extraordinary item and cumulative effect of changes in accounting principles for the year ended December 31, 1993 was decreased by $377.

     The components of the Company's net deferred income tax assets (liabilities) are as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Deferred income tax assets:
      Loss and credit carryforwards................................  $ 83,705     $ 86,864
      Timber and timberlands.......................................    32,528       37,209
      Other liabilities............................................    17,203       10,460
      Postretirement benefits other than pensions..................     2,316        2,145
      Other........................................................       327        1,818
      Valuation allowances.........................................   (51,595)     (52,060)
                                                                     --------     --------
              Total deferred income tax assets, net................    84,484       86,436
                                                                     --------     --------
    Deferred income tax liabilities:
      Inventories..................................................   (16,068)     (17,934)
      Property, plant and equipment................................   (16,560)     (16,563)
      Other........................................................    (3,615)      (3,427)
                                                                     --------     --------
              Total deferred income tax liabilities................   (36,243)     (37,924)
                                                                     --------     --------
    Net deferred income tax assets.................................  $ 48,241     $ 48,512
                                                                     ========     ========

     The valuation allowances listed above relate primarily to loss and credit carryforwards. As of December 31, 1995, approximately $32,528 of the net deferred income tax assets listed above relate to the excess of the tax basis over financial statement basis with respect to timber and timberlands. The Company believes that it is more likely than not that this net deferred income tax asset will be realized, based primarily upon the estimated value of its timber and timberlands which is well in excess of its tax basis. Also included in net deferred income tax assets as of December 31, 1995 is $32,110 which relates to the benefit of loss and credit

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

carryforwards, net of valuation allowances. The Company evaluated all appropriate factors to determine the proper valuation allowances for loss and credit carryforwards. These factors included any limitations concerning use of the carryforwards, the year the carryforwards expire and the levels of taxable income necessary for utilization. The Company has concluded that it will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided.

     Included in the net deferred income tax assets listed above are $43,731 and $44,351 at December 31, 1995 and 1994, respectively, which are recorded pursuant to the tax allocation agreements with MAXXAM.

     The following table presents the estimated tax attributes for federal income tax purposes for the Company and its subsidiaries as of December 31, 1995, under the terms of the respective tax allocation agreements. The utilization of certain of these attributes is subject to limitations.

                                                                                       EXPIRING
                                                                                       THROUGH
                                                                                       -------
Regular Tax Attribute Carryforwards:
  Net operating losses..................................................  $224,485       2010
  Net capital losses....................................................     5,177       1997
  Minimum tax credit....................................................       167         --
Alternative Minimum Tax Attribute Carryforwards:
  Net operating losses..................................................  $185,803       2010

7. EMPLOYEE BENEFIT PLANS

     The Company has a defined benefit plan which covers all employees of Pacific Lumber. Under the plan, employees are eligible for benefits at age 65 or earlier, if certain provisions are met. The benefits are determined under a career average formula based on each year of service with Pacific Lumber and the employee's compensation for that year. Pacific Lumber's funding policy is to contribute annually an amount at least equal to the minimum cash contribution required by The Employee Retirement Income Security Act of 1974, as amended.

     A summary of the components of net periodic pension cost is as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                  1995        1994       1993
                                                                 -------     ------     -------
Service cost -- benefits earned during the year................  $ 1,483     $1,643     $ 1,600
Interest cost on projected benefit obligation..................    1,693      1,263         918
Actual loss (gain) on plan assets..............................   (3,900)        10      (2,128)
Net amortization and deferral..................................    2,460       (859)      1,359
                                                                 -------     ------     -------
Net periodic pension cost......................................  $ 1,736     $2,057     $ 1,749
                                                                 =======     ======     =======

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The following table sets forth the funded status and amounts recognized in the Consolidated Balance Sheet:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Actuarial present value of accumulated plan benefits:
      Vested benefit obligation....................................  $ 16,910     $ 11,809
      Non-vested benefit obligation................................     1,214          779
                                                                     --------     --------
              Total accumulated benefit obligation.................  $ 18,124     $ 12,588
                                                                     ========     ========
    Projected benefit obligation...................................  $ 21,841     $ 15,047
    Plan assets at fair value, primarily equity and debt
      securities...................................................   (18,363)     (13,184)
                                                                     --------     --------
    Projected benefit obligation in excess of plan assets..........     3,478        1,863
    Unrecognized net transition asset..............................        24           29
    Unrecognized net gain (loss)...................................       (27)       1,475
    Unrecognized prior service cost................................       (45)         (50)
                                                                     --------     --------
              Accrued pension liability............................  $  3,430     $  3,317
                                                                     ========     ========

     The assumptions used in accounting for the defined benefit plan were as follows:

                                                                   1995      1994     1993
                                                                   -----     ----     ----
    Rate of increase in compensation levels......................   5.0%     5.0%     5.0%
    Discount rate................................................  7.25%     8.5%     7.5%
    Expected long-term rate of return on assets..................   8.0%     8.0%     8.0%

     The Company has an unfunded defined benefit plan for certain postretirement and other benefits which covers substantially all employees of Pacific Lumber. Participants of the plan are eligible for certain health care benefits upon termination of employment and retirement and commencement of pension benefits. Participants make contributions for a portion of the cost of their health care benefits.

     The Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") as of January 1, 1993. The costs of postretirement benefits other than pensions are accrued over the period the employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the change in accounting principle for the adoption of SFAS 106 was recorded as a charge to results of operations of $2,348, net of related income taxes of $1,566. The deferred income tax benefit related to the adoption of SFAS 106 was recorded at the federal and state statutory rates in effect on the date SFAS 106 was adopted.

     A summary of the components of net periodic postretirement benefit cost is as follows:

                                                                        YEARS ENDED
                                                                          DECEMBER
                                                                             31,
                                                                    ----------------------
                                                                    1995     1994     1993
                                                                    ----     ----     ----
    Service cost -- benefits earned during the year...............  $228     $216     $153
    Interest cost on accumulated postretirement benefit
      obligation..................................................   317      294      315
    Net amortization and deferral.................................   (53)      (7)      --
                                                                    ----     ----     ----
    Net periodic postretirement benefit cost......................  $492     $503     $468
                                                                    ====     ====     ====

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The adoption of SFAS 106 increased the Company's loss from continuing operations before extraordinary item and cumulative effect of changes in accounting principles by $212 ($360 before tax) for the year ended December 31, 1993.

     The postretirement benefit liability recognized in the Company's Consolidated Balance Sheet is as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Retirees...........................................................  $  634     $  860
    Actives eligible for benefits......................................     726        656
    Actives not eligible for benefits..................................   3,317      2,355
                                                                         ------     ------
      Accumulated postretirement benefit obligation....................   4,677      3,871
    Unrecognized net gain..............................................     553        972
                                                                         ------     ------
      Postretirement benefit liability.................................  $5,230     $4,843
                                                                         ======     ======

     The annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 11.0% for 1996 and is assumed to decrease gradually to 5.5% in 2008 and remain at that level thereafter. Each one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995 by approximately $674 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by approximately $90.

     The discount rates used in determining the accumulated postretirement benefit obligation were 7.25% and 8.5% at December 31, 1995 and 1994, respectively.

     Subsequent to December 31, 1993, Pacific Lumber's employees were eligible to participate in a defined contribution savings plan sponsored by MAXXAM. This plan is designed to enhance the existing retirement programs of participating employees. Employees may elect to contribute up to 16% of their compensation to the plan. For those participants who have elected to make voluntary contributions to the plan, Pacific Lumber's contributions consist of a matching contribution of up to 4% of the compensation of participants for each calendar quarter. The cost to the Company of this plan was $1,281 and $1,215 for the years ended December 31, 1995 and 1994, respectively.

     Pacific Lumber is self-insured for workers' compensation benefits. Included in accrued compensation and related benefits and other noncurrent liabilities are accruals for workers' compensation claims amounting to $8,900 and $9,233 at December 31, 1995 and 1994, respectively. Workers' compensation expenses amounted to $3,579, $4,069 and $3,776 for the years ended December 31, 1995, 1994 and 1993, respectively.

8. RELATED PARTY TRANSACTIONS

     MAXXAM provides the Company and certain of the Company's subsidiaries with accounting and data processing services. In addition, MAXXAM provides the Company with office space and various office personnel, insurance, legal, operating, financial and certain other services. MAXXAM's expenses incurred on behalf of the Company are reimbursed by the Company through payments consisting of (i) an allocation of the lease expense for the office space utilized by or on behalf of the Company and (ii) a reimbursement of actual out-of-pocket expenses incurred by MAXXAM, including, but not limited to, labor costs of MAXXAM personnel rendering services to the Company. Charges by MAXXAM for such services were $1,994, $2,254 and $3,347 for the years ended December 31, 1995, 1994 and 1993, respectively. The Company

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

believes that the services being rendered are on terms not less favorable to the Company than those which would be obtainable from unaffiliated third parties.

     In 1994, in connection with the litigation settlement described in Note 9, Pacific Lumber paid approximately $3,185 to a law firm in which a director of Pacific Lumber is also a partner. In 1993, Pacific Lumber paid approximately $1,931 in connection with the offering of the Pacific Lumber Senior Notes and the Timber Notes to this same law firm.

9. LOSS ON LITIGATION SETTLEMENT AND CONTINGENCIES

     During 1994, MAXXAM, Pacific Lumber and others agreed to a settlement, subsequently approved by the court, of class and related individual claims brought by former stockholders of Pacific Lumber against MAXXAM, the Company, Pacific Lumber, former directors of Pacific Lumber and others concerning the Company's acquisition of Pacific Lumber. Of the $52,000 settlement, $33,000 was paid by insurance carriers of MAXXAM and Pacific Lumber, $14,800 was paid by Pacific Lumber, and the balance was paid by other defendants and through the assignment of certain claims. In 1994, the Company recorded an extraordinary loss of $14,866 related to the settlement and associated costs, including a $2,000 accrual for certain contingent claims and $4,400 of related legal fees, net of benefits for federal and state income taxes of $6,312.

     The Company's operations are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. The Company does not expect that compliance with such existing laws and regulations will have a material adverse effect on its future consolidated operating results, financial position or liquidity; however, these laws are modified from time to time and there can be no assurance that certain pending or future legislation, governmental regulations or judicial or administrative decisions would not adversely affect the Company or its ability to sell lumber, logs or timber.

     In 1995, the U.S. Fish and Wildlife Service (the "USFWS") published its proposed final designation of critical habitat for the marbled murrelet (the "Proposed Designation"), seeking to designate over four million acres as critical habitat for the marbled murrelet, including approximately 33,000 acres of Pacific Lumber's timberlands. The Proposed Designation was subject to a 60-day comment period and Pacific Lumber filed comments vigorously opposing the Proposed Designation. The USFWS has not yet published its final designation of critical habitat for the marbled murrelet. Pacific Lumber is unable to predict when or if it would be able to harvest on any acreage finally designated as critical habitat. Furthermore, it is impossible to determine the future adverse impact of such designation on the Company's consolidated financial position, results of operations or liquidity until such time as the Proposed Designation is finalized and related regulatory and legal issues are fully resolved. However, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as marbled murrelet critical habitat, such restrictions could have a material adverse effect on the Company's liquidity, consolidated financial position and results of operations. If Pacific Lumber is unable to harvest or is severely limited in harvesting, it intends to seek full compensation from the appropriate governmental agencies on the grounds that such restrictions constitute a taking.

     There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the federal Endangered Species Act and/or the California Endangered Species Act and to designate critical habitat for such species. It is uncertain what impact, if any, such listings and/or designations of critical habitat will have on the Company's consolidated financial position, results of operations or liquidity.

     In 1994, the California Board of Forestry ("BOF") adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require timber companies to project the average annual growth they will have on their timberlands during the last decade of a 100-year planning period

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

("Projected Annual Growth"). During any rolling ten-year period, the average annual harvest over such ten-year period may not exceed Projected Annual Growth. The first ten-year period began in May 1994. Pacific Lumber is required to submit, by October 1996, a plan setting forth, among other things, its Projected Annual Growth. Pacific Lumber has not completed its analysis of the projected productivity of its timberlands and is therefore unable to predict the impact that these regulations will have on its future timber harvesting practices; however, the final results of this analysis could require Pacific Lumber to reduce (or permit it to increase) its timber harvest in future years from the average annual harvest that it has experienced in recent years. Pacific Lumber believes that it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands and by increasing the productivity of its timberlands. The Company is unable to predict the ultimate impact the sustained yield regulations will have on its future consolidated financial position, results of operations or liquidity.

     Various groups and individuals have filed objections with the California Department of Forestry ("CDF") and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of the Company's timber harvesting plans ("THPs"), and the Company expects that such groups and individuals will continue to file objections to certain of the Company's THPs. In addition, lawsuits are pending which seek to prevent the Company from implementing certain of its approved THPs and other timber operations. These challenges have severely restricted Pacific Lumber's ability to harvest virgin old growth redwood timber on its property (and, to a lesser extent, its residual old growth timber). To date, challenges with respect to the Company's THPs relating to young growth and residual old growth have been limited; however, no assurance can be given as to the extent of such challenges in the future. The Company believes that environmentally focused challenges to its THPs are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented the Company from conducting a portion of its operations, to date such challenges have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. It is, however, impossible to predict the future nature or degree of such challenges or their ultimate impact on the consolidated financial position, results of operations or liquidity of the Company.

     The Company is also involved in various claims, lawsuits and proceedings relating to a wide variety of other matters. While there are uncertainties inherent in the ultimate outcome of such matters and it is impossible to presently determine the ultimate costs that may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

10. OTHER ITEMS

     Investment, Interest and Other Income

     In February 1994, Pacific Lumber received a franchise tax refund of $7,243, the substantial portion of which represents interest, from the State of California relating to tax years 1972 through 1985. This amount is included in investment, interest and other income for the year ended December 31, 1994.

     Items Related to 1992 Earthquake

     In 1995 and 1993, Pacific Lumber recorded reductions in cost of sales of $1,527 and $1,200, respectively, resulting from business interruption insurance reimbursements for higher operating costs and the related loss of revenues resulting from the April 1992 earthquake. Other receivables at December 31, 1994 included $1,684 related to earthquake related insurance claims.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)



                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1996              1995
                                                                     -------------     ------------
                                                                      (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents........................................    $  53,122        $   48,396
  Marketable securities............................................       31,852            36,568
  Receivables:
     Trade.........................................................       11,466            20,576
     Other.........................................................        2,429             1,624
  Inventories......................................................       74,836            77,904
  Prepaid expenses and other current assets........................        5,612             7,101
                                                                     -------------     ------------
          Total current assets.....................................      179,317           192,169
Timber and timberlands, net of depletion of $217,507 and $204,856
  at September 30, 1996 and December 31, 1995, respectively........      326,486           337,390
Property, plant and equipment, net of accumulated depreciation of
  $74,321 and $67,732 at September 30, 1996 and December 31, 1995,
  respectively.....................................................      100,422           100,142
Deferred financing costs, net......................................       24,996            27,288
Deferred income taxes..............................................       56,747            58,485
Restricted cash....................................................       30,453            31,367
Other assets.......................................................        5,843             5,542
                                                                     -------------     ------------
                                                                       $ 724,264        $  752,383
                                                                      ==========        ==========
                               LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable.................................................    $   5,436        $    4,166
  Accrued compensation and related benefits........................        9,791             9,611
  Accrued interest.................................................        9,217            25,354
  Deferred income taxes............................................       10,244            10,244
  Other accrued liabilities........................................        3,828             4,435
  Long-term debt, current maturities...............................       16,258            14,195
                                                                     -------------     ------------
          Total current liabilities................................       54,774            68,005
Long-term debt, less current maturities............................      756,619           764,310
Other noncurrent liabilities.......................................       26,518            33,813
                                                                     -------------     ------------
          Total liabilities........................................      837,911           866,128
                                                                     -------------     ------------
Contingencies
Stockholder's deficit:
  Common stock, $.08 1/3 par value; 1,000 shares authorized; 100
     shares issued.................................................           --                --
  Additional capital...............................................       81,287            81,287
  Accumulated deficit..............................................     (194,934)         (195,032)
                                                                     -------------     ------------
          Total stockholder's deficit..............................     (113,647)         (113,745)
                                                                     -------------     ------------
                                                                       $ 724,264        $  752,383
                                                                      ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Net sales:
  Lumber and logs......................................................  $183,913     $161,151
  Other................................................................    15,667       19,761
                                                                         --------     --------
                                                                          199,580      180,912
                                                                         --------     --------
Operating expenses:
  Costs of goods sold (exclusive of depletion and depreciation)........   114,617       95,997
  Selling, general and administrative expenses.........................    11,344       12,243
  Depletion and depreciation...........................................    21,008       19,785
                                                                         --------     --------
                                                                          146,969      128,025
                                                                         --------     --------
Operating income.......................................................    52,611       52,887
Other income (expense):
  Investment, interest and other income................................     8,377        6,835
  Interest expense.....................................................   (58,388)     (58,228)
                                                                         --------     --------
Income (loss) before income taxes......................................     2,600        1,494
Credit (provision) in lieu of income taxes.............................     1,398         (466)
                                                                         --------     --------
Net income (loss)......................................................  $  3,998     $  1,028
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................ $  3,998     $  1,028
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depletion and depreciation.........................................   21,008       19,785
     Amortization of deferred financing costs and discounts on long-term
      debt..............................................................   10,815        9,772
     Decrease in receivables............................................   11,478       12,683
     Net sales (purchases) of marketable securities.....................    8,351      (10,542)
     Decrease (increase) in inventories, net of depletion...............    1,588       (6,067)
     Increase in accounts payable.......................................    1,270          853
     Decrease (increase) in prepaid expenses and other current assets...    1,188       (1,132)
     Decrease in accrued interest.......................................  (16,137)     (16,330)
     Increase (decrease) in other liabilities...........................   (8,729)       9,618
     Net gains on marketable securities.................................   (3,635)      (2,362)
     Decrease (increase) in accrued and deferred income taxes...........     (428)         256
     Other..............................................................      (28)         465
                                                                         --------     --------
          Net cash provided by operating activities.....................   30,739       18,027
                                                                         --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment of note receivable from affiliate.............................       --        2,500
  Net proceeds from sale of assets......................................      110            9
  Capital expenditures..................................................   (8,986)      (6,624)
                                                                         --------     --------
          Net cash used for investing activities........................   (8,876)      (4,115)
                                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Restricted cash withdrawals, net......................................      914          563
  Repurchase of and principal payments on long-term debt................  (14,151)     (14,256)
  Dividends paid........................................................   (3,900)      (4,800)
                                                                         --------     --------
          Net cash used for financing activities........................  (17,137)     (18,493)
                                                                         --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................    4,726       (4,581)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........................   48,396       48,575
                                                                         --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............................. $ 53,122     $ 43,994
                                                                         ========     ========
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Net repayments of margin borrowings for marketable securities......... $      -     $  6,648
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of capitalized interest............................ $ 63,710     $ 64,786
  Tax allocation payments to (receipts from) MAXXAM Inc., net...........      167           --
  Income taxes paid (refunded)..........................................   (1,549)      (5,461)

   The accompanying notes are an integral part of these financial statements.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1. GENERAL

     The information contained in the following notes to the consolidated financial statements is condensed from that which would appear in the annual consolidated financial statements; accordingly, the consolidated financial statements included herein should be reviewed in conjunction with the Audited Consolidated Financial Statements of MAXXAM Group Inc. and the Notes thereto contained elsewhere herein. Any capitalized terms used but not defined in the following Condensed Notes to Consolidated Financial Statements have the same meaning given to them in the Audited Consolidated Financial Statement of MAXXAM Group Inc. All references to the "Company" include MAXXAM Group Inc. and its subsidiary companies unless otherwise noted or the context indicates otherwise. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at September 30, 1996, the consolidated results of operations for the nine months ended September 30, 1996 and 1995 and consolidated cash flows for the nine months ended September 30, 1996 and 1995. Certain reclassifications of prior period information have been made to conform to the current presentation. The Company is a wholly owned subsidiary of MAXXAM Inc. ("MAXXAM").

2. RESTRICTED CASH

     Restricted cash represents the amount deposited into an account held by the Trustee under the indenture governing the Timber Notes of the Company's indirect wholly owned subsidiary, Scotia Pacific Holding Company ("Scotia Pacific").

     At September 30, 1996 and December 31, 1995, cash and cash equivalents also includes $5,676 and $19,742, respectively, which is restricted for debt service payments on the succeeding note payment date for the Timber Notes.

3. INVENTORIES

     Inventories consist of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
    Lumber......................................................    $52,824          $ 59,563
    Logs........................................................     22,012            18,341
                                                                    -------           -------
                                                                    $74,836          $ 77,904
                                                                    =======           =======

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
    7.95% Scotia Pacific Timber Collateralized Notes due
      July 20, 2015.............................................   $ 336,130         $350,233
    10 1/2% Pacific Lumber Senior Notes due March 1, 2003.......     235,000          235,000
    11 1/4% MGI Senior Secured Notes due August 1, 2003.........     100,000          100,000
    12 1/4% MGI Senior Secured Discount Notes due August 1,
      2003, net of discount.....................................     101,021           92,498
    Other.......................................................         726              774
                                                                    --------         --------
                                                                     772,877          778,505
    Less: current maturities....................................     (16,258)         (14,195)
                                                                    --------         --------
                                                                   $ 756,619         $764,310
                                                                    ========         ========

5. CREDIT (PROVISION) IN LIEU OF INCOME TAXES

     The credit in lieu of income taxes for the nine months ended September 30, 1996 includes a benefit of $2,620 relating to the refund of taxes previously paid in connection with a settlement of certain federal income tax matters in June 1996. The Company received the cash refund in August 1996.

6. CONTINGENCIES

     The Company's forest products operations are primarily conducted by The Pacific Lumber Company ("Pacific Lumber") and are subject to a variety of California and federal laws and regulations dealing with timber harvesting, endangered species and critical habitat, and air and water quality. While the Company does not expect that Pacific Lumber's compliance with such existing laws and regulations will have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity, Pacific Lumber is subject to certain pending matters described below, including the resolution of issues relating to the final designation of critical habitat for the marbled murrelet, which could have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Moreover, the laws and regulations relating to the Company's forest products operations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending or future governmental regulations, legislation or judicial or administrative decisions would not materially and adversely affect Pacific Lumber or its ability to harvest timber.

     In May 1996, the U.S. Fish and Wildlife Service (the "USFWS") published its final designation of critical habitat for the marbled murrelet ("Final Designation"), designating over four million acres as critical habitat for the marbled murrelet. Although nearly all of the designated habitat is public land, approximately 33,000 acres of the Company's timberlands are included in the Final Designation, the substantial portion of such 33,000 acres being young growth timber. Pacific Lumber's wildlife surveys to date (based upon current survey protocols) have indicated that Pacific Lumber has approximately 6,600 acres of occupied marbled murrelet habitat. A substantial portion of this land contains virgin and residual old growth timber and the bulk of it falls within the area covered by the Final Designation. In order to mitigate the impact of the Final Designation, particularly with respect to timberlands occupied by the marbled murrelet, Pacific Lumber over the last few years has attempted to develop a habitat conservation plan for the marbled murrelet (the "Murrelet HCP"). Due to, among other things, the unfavorable response of the USFWS to Pacific Lumber's initial Murrelet HCP efforts, Pacific Lumber and its subsidiaries filed two actions (the "Takings Litigation")

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

alleging that certain portions of its timberlands have been "taken" and seeking just compensation. Pursuant to the Headwaters Agreement described in Note 7 below (the "Headwaters Agreement"), the Takings Litigation has been stayed by the court at the request of the parties.

     It is impossible for the Company to determine the potential adverse effect of the Final Designation on the Company's consolidated financial position, results of operations or liquidity until such time as all of the material regulatory and legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on timberlands designated as critical habitat for the marbled murrelet, such effect could be material. If Pacific Lumber is unable to harvest or is severely limited in harvesting, it intends to seek just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute a governmental taking. There continue to be other regulatory actions and lawsuits seeking to have various other species listed as threatened or endangered under the federal Endangered Species Act ("ESA") and/or the California Endangered Species Act and to designate critical habitat for such species. For example, the National Marine Fisheries Service ("NMFS") recently announced that by April 25, 1997, it would make a final determination concerning whether to list the coho salmon under the ESA in northern California, including, potentially, lands owned by Pacific Lumber. It is uncertain what impact, if any, such listings and/or designations of critical habitat would have on the Company's consolidated financial position, results of operations or liquidity. See Note 7 below for a description of certain terms of the Headwaters Agreement relating to processing and approval of a multi-species habitat conservation plan (the "Multi-Species HCP") covering Pacific Lumber's timberlands.

     In 1994, the California Board of Forestry ("BOF") adopted certain regulations regarding compliance with long-term sustained yield objectives. These regulations require the projected harvest by timber companies, over time, be capable of sustaining the average annual yield achieved during the last decade of the planning horizon, which is currently a 100-year planning period ("Projected Annual Growth"). During any rolling ten-year period, the average annual harvest over such ten-year period may not exceed Projected Annual Growth. The regulatory deadline for Pacific Lumber to submit a proposed sustained yield plan ("SYP") setting forth, among other things, its Projected Annual Growth is November 15, 1996. However, the BOF has adopted and sent to the Office of Administrative Law for its consideration a regulation to extend the deadline to November 15, 1997. This review is expected to be completed in the near future. Pacific Lumber has not completed its analysis of the projected productivity of its timberlands (including enhancements to productivity which could be achieved by a variety of methods). Until an SYP is submitted, reviewed and fully approved, Pacific Lumber is unable to predict the impact that these regulations will have on its future timber harvesting practices; however, it is possible that the final results of this analysis could require Pacific Lumber to reduce its timber harvest in future years from the average annual harvest that it has experienced in recent years. Pacific Lumber believes it would be able to mitigate the effect of any required reduction in harvest level by acquisitions of additional timberlands, although there can be no assurance that it would be able to do so. The Company is unable to predict the ultimate impact the sustained yield regulations will have on its future financial position, results of operations or liquidity. See Note 7 below for a description of certain terms of the Headwaters Agreement relating to the SYP.

     Various groups and individuals have filed objections with the California Department of Forestry ("CDF") and the BOF regarding the CDF's and the BOF's actions and rulings with respect to certain of the Company's timber harvesting plans ("THPs") and other timber harvesting operations, and the Company expects that such groups and individuals will continue to file such objections to certain of the Company's THPs and other timber harvesting operations. In addition, lawsuits are pending and/or threatened which seek to prevent the Company from implementing certain of its approved THPs and/or which challenge other operations by the Company. These challenges have severely restricted Pacific Lumber's ability to harvest old growth timber on its property. To date, challenges with respect to the Company's THPs relating to young growth timber have been limited; however, no assurance can be given as to the extent of such challenges in the

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

future. The Company believes that environmentally focused challenges to its timber harvesting operations are likely to occur in the future, particularly with respect to virgin and residual old growth timber. Although such challenges have delayed or prevented the Company from conducting a portion of its operations, they have not had a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. Nevertheless, it is impossible to predict the future nature or degree of such challenges or their ultimate impact on the Company's consolidated financial position, results of operations or liquidity.

     The Company is also involved in various claims, lawsuits and proceedings relating to a wide variety of other matters. While there are uncertainties inherent in the ultimate outcome of such matters and it is impossible to determine the ultimate costs that may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

7. HEADWATERS AGREEMENT

     On September 28, 1996, MAXXAM and Pacific Lumber (the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") which provides the framework for the acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (the "Headwaters Timberlands"). The Headwaters Timberlands would be transferred in exchange for
(a) property and consideration (including cash) from the United States and California having an aggregate fair market value of $300 million and (b) approximately 7,775 acres of adjacent timberlands to be acquired by the United States and California (the "Elk River Timberlands"). The Pacific Lumber Parties have agreed not to conduct logging operations (including salvage logging) on the Headwaters Timberlands while the Headwaters Agreement is in effect. The continuing effectiveness of the Headwaters Agreement is predicated on the satisfaction of various conditions, including completion within ten months of specified closing items.

     The Headwaters Agreement also provides, among other things, for expedited processing by the United States of an incidental take permit ("Permit") to be based upon the Multi-Species HCP which is to cover all of Pacific Lumber's existing timber properties and any timber properties acquired as a result of the Headwaters Agreement. The agreement also requires expedited processing by California of an SYP. Closing of the Headwaters Agreement is subject to various conditions, including (a) acquisition by the government of the Elk River Timberlands from a third party, (b) approval of an SYP and a Multi-Species HCP, and issuance of a Permit, each in form and substance satisfactory to Pacific Lumber, (c) the issuance by the Internal Revenue Service and the California Franchise Tax Board of closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) the absence of a judicial decision in any litigation brought by third parties that any party reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement, and (e) the dismissal with prejudice at closing of the Takings Litigation.

                       MAXXAM GROUP INC. AND SUBSIDIARIES

                   UNAUDITED SUMMARY QUARTERLY FINANCIAL DATA

                                                                  THREE MONTHS ENDED
                                                 -----------------------------------------------------
                                                 MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                 --------     -------     ------------     -----------
                                                               (IN MILLIONS OF DOLLARS)
1996 QUARTERLY INFORMATION:
  Net sales....................................   $ 59.8      $  71.3        $ 68.5
  Gross profit.................................     26.7         29.9          28.4
  Operating income.............................     16.4         19.0          17.2
  Net income...................................       .1          3.9             0
1995 QUARTERLY INFORMATION:
  Net sales....................................   $ 52.0      $  65.6        $ 63.3           $61.7
  Gross profit.................................     22.5         32.6          29.8            30.6
  Operating income.............................     12.4         21.8          18.7            20.3
  Net income (loss)............................     (3.3)         3.2           1.1             2.5
1994 QUARTERLY INFORMATION:
  Net sales....................................   $ 56.7      $  63.0        $ 60.7           $69.2
  Gross profit.................................     23.6         31.9          29.1            35.4
  Operating income.............................     13.2         22.6          19.4            22.6
  Income before extraordinary item.............      1.0          3.1           8.3             6.0
  Extraordinary item -- net....................       --        (14.9)           --              --
  Net income (loss)............................      1.0        (11.7)          8.3             6.0

===============================================================================

  ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:
                                    By Mail:
                        FIRST BANK NATIONAL ASSOCIATION
                               180 E. 5TH STREET
                           ST. PAUL, MINNESOTA 55101
                          ATTENTION: RICHARD PROKOSCH,
                                     TRUST OFFICER

                           By Hand/Overnight Express:
                        FIRST BANK NATIONAL ASSOCIATION
                               180 E. 5TH STREET
                           ST. PAUL, MINNESOTA 55101
                          ATTENTION: RICHARD PROKOSCH,
                                     TRUST OFFICER

                            Facsimile Transmission:
                                 (612) 244-0711

                              To confirm receipt:
                                 (612) 244-0721

    (ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER OR REGISTERED OR CERTIFIED MAIL)

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

===============================================================================



===============================================================================

                       OFFER TO EXCHANGE ALL OUTSTANDING
                       12% SENIOR SECURED NOTES DUE 2003
                      ($130,000,000 PRINCIPAL AMOUNT) FOR
                  12% SERIES B SENIOR SECURED NOTES DUE 2003.

                                  MAXXAM GROUP
                                 HOLDINGS INC.

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                           , 1997

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     MAXXAM Group Holdings Inc. (the "Company"), and MAXXAM Inc. (collectively, with the Company, the "Registrants") are Delaware corporations. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of each of the Registrants contain provisions permitted by Section 102(b)(7) of the DGCL.

     Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including officers and directors, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. A Delaware corporation may indemnify its officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonably incurred in connection therewith.

     The certificates of incorporation and by-laws of each of the Registrants provide for indemnification of their respective directors, officers and employees to the fullest extent authorized by law.

     Subject to certain limitations and exceptions, each of the Registrants has insurance coverage for losses by any person who is or hereafter may be a director or officer of such Registrant arising from claims against that person for any wrongful act in his capacity as a director or officer of such Registrant or any of its subsidiaries. The policy also provides for reimbursement to the Registrants for indemnification given by the Registrants pursuant to common or statutory law or certificates of incorporation or by-laws to any such person arising from any such claims.

     The foregoing discussion is qualified in its entirety by reference to the DGCL, and the referenced certificates of incorporation and by-laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        *3.1         -- Certificate of Incorporation of MAXXAM Group Holdings Inc. ("the
                        Company" or "MGHI"), dated November 4, 1996.
        *3.2         -- By-laws of MGHI, dated November 4, 1996.
         3.3         -- Restated Certificate of Incorporation of MAXXAM Inc. ("MAXXAM"),
                        dated April 10, 1989 (incorporated herein by reference to Exhibit 3.1 to MAXXAM's Annual Report on Form 10-K for the year ended December
                        31, 1989; the "MAXXAM 1989 Form 10-K").
         3.4         -- Certificate of Powers, Designations, Preferences and Relative,
                        Participating, Optional and Other Rights of MAXXAM's Class B Junior
                        Participating Preference Stock (incorporated herein by reference to
                        Exhibit 3.2 to the MAXXAM 1989 Form 10-K).
         3.5         -- Certificate of Designations of Class A $.05 Non-Cumulative
                        Participating Convertible Preferred Stock of MAXXAM, dated July 6,
                        1994 (incorporated herein by reference to Exhibit 4(c) to the
                        Registration Statement of MAXXAM on Form S-8, Registration No.
                        33-54479).
         3.6         -- By-laws of MAXXAM, as amended on October 6, 1988 (incorporated herein by reference to Exhibit 3.3 to MAXXAM's Annual Report on Form 10-K
                        for the year ended December 31, 1988).
         3.7         -- Certificate of Incorporation of MAXXAM Group Inc. ("MGI")
                        (incorporated herein by reference to Exhibit 3.1E to MGI's definitive proxy statement dated October 24, 1984).
         3.8         -- Certificate of Amendment of Certificate of Incorporation of MGI,
                        dated as of September 28, 1988 (incorporated herein by reference to
                        Exhibit 3(b) to MGI's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 (the "MGI 1988 Form 10-K")).
         3.9         -- Certificate of Amendment of Certificate of Incorporation of MGI,
                        dated as of June 1, 1989 (incorporated herein by reference to Exhibit
                        3(c) to MGI's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1989).
         3.10        -- By-laws of MGI (incorporated herein by reference to Exhibit 3.2 to
                        MGI's Current Report on Form 8-K dated July 10, 1986).
        *4.1         -- Indenture, dated as of December 23, 1996 (the "Indenture"), among the
                        Company, as Issuer, MAXXAM, as Guarantor, and First Bank National
                        Association, as Trustee, regarding the Notes.
        *4.2         -- Purchase Agreement, dated December 17, 1996, among the Company,
                        MAXXAM, as Guarantor, and Bear, Stearns & Co. Inc. and Donaldson,
                        Lufkin & Jenrette Securities Corporation, regarding the Notes.
        *4.3         -- Registration Rights Agreement, dated December 23, 1996, among the
                        Company, MAXXAM, as Guarantor, and Bear, Stearns & Co. Inc. and
                        Donaldson, Lufkin & Jenrette Securities Corporation, regarding the
                        Notes.
         4.4         -- Indenture between MAXXAM and The Bank of New York, Trustee, regarding
                        MAXXAM's 14% Senior Subordinated Reset Notes due May 20, 2000
                        (incorporated herein by reference to Exhibit 4.1 to MAXXAM's
                        Registration Statement on Form S-4, Registration No. 33-20096).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.5         -- Indenture dated as of November 15, 1979 between MAXXAM and Chemical
                        Bank, Trustee, regarding MAXXAM's 12 1/2% Subordinated Debentures due
                        December 15, 1999 (incorporated herein by reference to Exhibit 4.2 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1980).
         4.6         -- Loan and Pledge Agreement, dated as of June 28, 1996, between
                        Custodial Trust Company and MAXXAM (incorporated herein by reference to Exhibit 4 to MAXXAM's Quarterly Report on Form 10-Q for the year ended June 30, 1996).
         4.7         -- Indenture, dated as of August 4, 1993, between Shawmut Bank, N.A. and
                        MGI regarding MGI's 11 1/4% Senior Secured Notes due 2003 and 12 1/4%
                        Senior Secured Discount Notes due 2003 (incorporated herein by reference to Exhibit 4.1 to MGI's Annual Report on Form 10-K for the
                        year ended December 31, 1993, File No. 1-8857; the "MGI 1993 Form
                        10-K").
         4.8         -- Indenture, dated as of February 1, 1993, among Kaiser Aluminum &
                        Chemical Corporation ("KACC"), certain related corporations and State
                        Street Bank and Trust Company (as successor trustee to The First
                        National Bank of Boston; "State Street"), regarding KACC's 12 3/4%
                        Senior Subordinated Notes due 2003 (the "KACC Senior Subordinated
                        Note Indenture") (incorporated herein by reference to Exhibit 4.1 to
                        KACC's Annual Report on Form 10-K for the year ended December 31,
                        1993, File No. 1-3605; the "KACC 1993 Form 10-K").
         4.9         -- First Supplemental Indenture, dated as of May 1, 1993, to the KACC
                        Senior Subordinated Note Indenture (incorporated herein by reference to Exhibit 4.2 to KACC's Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1993, File No. 1-3605).
         4.10        -- Second Supplemental Indenture, dated as of February 1, 1996, among
                        KACC, certain related corporations and State Street, Trustee, regarding KACC's 12 3/4% Senior Subordinated Notes due 2003
                        (incorporated herein by reference to Exhibit 4.3 to KACC's Annual
                        Report on Form 10-K for the year ended December 31, 1995, File No.
                        1-3605; the "KACC 1995 Form 10-K").
         4.11        -- Indenture, dated as of February 17, 1994, among KACC, certain related corporations and First Trust National Association, Trustee, regarding
                        KACC's 9 7/8% Senior Notes due 2002 (incorporated herein by reference to Exhibit 4.3 to KACC's Annual Report on the KACC 1993 Form 10-K).
         4.12        -- First Supplemental Indenture, dated as of February 1, 1996, among
                        KACC, certain related corporations and First Trust National
                        Association, Trustee, regarding KACC's 9 7/8% Senior Notes due 2002
                        (incorporated hereby by reference to Exhibit 4.5 to the KACC 1995
                        Form 10-K).
         4.13        -- Credit Agreement, dated as of February 17, 1994 (the "1994 KACC
                        Credit Agreement"), among Kaiser Aluminum Corporation ("Kaiser"),
                        KACC, certain financial institutions and BankAmerica Business Credit,
                        Inc., as Agent (incorporated herein by reference to Exhibit 4.4 to the KACC 1993 Form 10-K).
         4.14        -- First Amendment, dated as of July 21, 1994, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.1 to the
                        Quarterly Report on Form 10-Q of Kaiser for the quarter ended June
                        30, 1994, File No. 1-9447).
         4.15        -- Second Amendment, dated March 10, 1995, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.6 to the
                        Annual Report on Form 10-K of Kaiser for the year ended December 31,
                        1994, File No. 1-9447).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.16        -- Third Amendment, dated as of July 20, 1995, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.1 to
                        Kaiser's Quarterly Report on Form 10-Q for the quarter ended June 30,
                        1995, File No. 1-9447).
         4.17        -- Fourth Amendment, dated as of October 17, 1995, to the 1994 KACC
                        Credit Agreement (incorporated herein by reference to Exhibit 4.1 to
                        Kaiser's Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1995, File No. 1-9447).
         4.18        -- Fifth Amendment, dated December 11, 1995, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.11 to the
                        1995 KACC Form 10-K).
         4.19        -- Sixth Amendment dated as of October 1, 1996 to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.1 to KACC's
                        Quarterly Report on Form 10-Q for the quarter ended September 30,
                        1996, File No. 1-3605).
       **4.20        -- Seventh Amendment dated December 17, 1996 to the 1994 KACC Credit
                        Agreement.
         4.21        -- Certificate of Designation of Series A Mandatory Conversion Premium
                        Dividend Preferred Stock of Kaiser, dated June 28, 1993 (incorporated herein by reference to Exhibit 4.3 to Kaiser's Quarterly Report on
                        Form 10-Q for the quarter ended June 30, 1993, File No. 1-9447; the
                        "Kaiser 1993 Third Quarter Form 10-Q").
         4.22        -- Certificate of Retirement of Kaiser, dated October 24, 1995, and filed in the state of Delaware Office of the Secretary of State on
                        October 25, 1995 (incorporated herein by reference to Exhibit 3.2 to
                        Kaiser's Annual Report on Form 10-K for the year ended December 31,
                        1995, File No. 1-9447).
         4.23        -- Deposit Agreement between Kaiser and The First National Bank of
                        Boston, dated as of June 30, 1993 (incorporated herein by reference to Exhibit 4.4 to the Kaiser 1993 Third Quarter Form 10-Q).
         4.24        -- Certificate of Designation of 8.255% Preferred Redeemable Increased
                        Dividend Equity Securities of Kaiser, dated February 17, 1994
                        (incorporated herein by reference to Exhibit 4.21 to Kaiser's Annual
                        Report on Form 10-K for the year ended December 31, 1993, File No.
                        1-9447; the "Kaiser 1993 Form 10-K).
         4.25        -- Indenture, dated as of March 23, 1993, between The Pacific Lumber
                        Company ("Pacific Lumber") and State Street (as successor trustee to
                        The First National Bank of Boston) regarding Pacific Lumber's 10 1/2%
                        Senior Notes due 2003 (incorporated herein by reference to Exhibit
                        4.1 to Pacific Lumber's Annual Report on Form 10-K for the year ended
                        December 31, 1993, File No. 1-9204).
         4.26        -- Indenture, dated as of March 23, 1993, between Scotia Pacific Holding
                        Company ("Scotia Pacific") and State Street, as Trustee, regarding
                        Scotia Pacific's 7.95% Timber Collateralized Notes due 2015
                        (incorporated herein by reference to Exhibit 4.1 to Scotia Pacific's
                        Annual Report on Form 10-K for the year ended December 31, 1993, File
                        No. 33-55538; the "Scotia Pacific 1993 Form 10-K").
         4.27        -- Form of Deed of Trust, Security Agreement, Financing Statement,
                        Fixture Filing and Assignment, dated as of March 23, 1993, among
                        Scotia Pacific, State Street, as Trustee, and State Street, as the
                        Collateral Agent (incorporated herein by reference to Exhibit 4.2 to the Scotia Pacific 1993 Form 10-K).
         4.28        -- Amended and Restated Credit Agreement, dated as of November 10, 1995, between Pacific Lumber and Bank of America National Trust and Savings
                        Association (incorporated herein by reference to Exhibit 4.1 to the
                        Quarterly Report on Form 10-Q of Pacific Lumber for the quarter ended
                        September 30, 1995; File No. 1-9204).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.29        -- Form of Deed of Trust, Assignment of Rents, Grant of Easement and
                        Fixture Filing (incorporated herein by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Pacific Lumber for the quarter ended September 30, 1995; File No. 1-9204).
         4.30        -- Second Amended and Restated Credit and Security Agreement, dated July
                        15, 1995, among the First National Bank of Boston, MCO Properties,
                        Inc., Westcliff Development Corporation, Horizon Corporation, Horizon
                        Properties Corporation and MCO Properties L.P. (incorporated by reference to Exhibit 4.25 to MAXXAM's Annual Report on Form 10-K for
                        the fiscal year ended December 31, 1995, File No. 1-3924).
         4.31        -- Amended and Restated Indenture dated October 6, 1995 by and among Sam
                        Houston Race Park, Ltd. ("SHRP"), New SHRP Capital Corp., SHRP
                        General Partner, Inc. and First Bank National Association, Trustee
                        (incorporated herein by reference to Exhibit 4.1 to the Quarterly
                        Report on Form 10-Q of SHRP for the quarter ended June 30, 1995; the
                        "SHRP 1995 Second Quarter Form 10-Q").
         4.32        -- Indenture, dated as of October 23, 1996, among KACC, as issuer,
                        Kaiser Aluminum Australia Corporation, Alpart Jamaica Inc., Kaiser
                        Jamaica Corporation, Kaiser Finance Corporation, Kaiser Micromill
                        Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill
                        Holdings, LLC and Kaiser Texas Sierra Micromills, LLC, as subsidiary guarantors (the "Subsidiary Guarantors"), and First Trust National
                        Association, as Trustee regarding KACC's 10 7/8% Senior Notes due
                        2006 (incorporated by reference to Exhibit 4.2 to Kaiser's Quarterly
                        Report on Form 10-Q for the quarter ended September 30, 1996, File
                        No. 1-9447).
                        Note: Pursuant to Regulation sec. 229.601, Item 601(b)(4)(iii) of
                        Regulation S-K, upon request of the Securities and Exchange
                        Commission, the Company hereby agrees to furnish a copy of any unfiled instrument which defines the rights of holders of long-term debt of the Company and its consolidated subsidiaries (and for any of its unconsolidated subsidiaries for which financial statements are required to be filed) wherein the total amount of securities authorized thereunder does not exceed 10 percent of the total consolidated assets of the Company.
       **5           -- Opinion of Kramer, Levin, Naftalis & Frankel with respect to the
                        Notes and the Guaranty.
       *10.1         -- Tax Allocation Agreement dated December 23, 1996 by and between
                        MAXXAM and the Company.
        10.2         -- Tax Allocation Agreement between MGI and MAXXAM, dated August 4, 1993
                        (incorporated herein by reference to Exhibit 10.6 to the Amendment
                        No. 3 to the Registration Statement on Form S-2 of the Company,
                        Registration No. 33-64042; the "MGI Registration Statement").
        10.3         -- Tax Allocation Agreement, dated as of May 21, 1988, among MAXXAM, the
                        Company, Pacific Lumber and the corporations signatory thereto
                        (incorporated herein by reference to Exhibit 10.8 to Pacific Lumber's
                        Annual Report on Form 10-K for the fiscal year ended December 31,
                        1988, File No. 1-9204).
        10.4         -- Tax Allocation Agreement among MAXXAM and KACC dated as of December
                        21, 1989 (incorporated herein by reference to Exhibit 10.21 to
                        Amendment No. 6 to the Registration Statement of KACC on Form S-1,
                        Registration No. 33-30645).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.5         -- Tax Allocation Agreement between Kaiser and MAXXAM (incorporated herein by reference to Exhibit 10.23 to Amendment No. 1 to the
                        Registration Statement of Kaiser on Form S-1, Registration No.
                        33-37895).
        10.6         -- Tax Allocation Agreement among Pacific Lumber, Scotia Pacific, Salmon
                        Creek Corporation and MAXXAM, dated as of March 23, 1993
                        (incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Form S-1 Registration Statement of Scotia Pacific,
                        Registration No. 33-55538).
        10.7         -- Tax Allocation Agreement between MAXXAM and Britt Lumber Co., Inc., dated as of July 3, 1990 (incorporated herein by reference to Exhibit
                        10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).
       *10.8         -- Non-Negotiable Intercompany Note dated December 23, 1996 executed by
                        MAXXAM in favor of the Company.
        10.9         -- Assumption Agreement, dated as of October 28, 1988 (incorporated herein by reference to Exhibit HHH to the Final Agreement to the
                        Schedule 13D of MGI and others in respect of the common stock of
                        MAXXAM).
        10.10        -- Agreement, dated as of June 30, 1993, between Kaiser and MAXXAM
                        (incorporated herein by reference to Exhibit 10.2 to KACC's Quarterly
                        Report on Form 10-Q for the quarter ended June 30, 1993, File No.
                        1-3605).
        10.11        -- Power Purchase Agreement, dated January 17, 1986, between Pacific
                        Lumber and Pacific Gas and Electric Company (incorporated herein by reference to Exhibit 10(n) to Pacific Lumber's Registration Statement
                        on Form S-1, Registration No. 33-5549).
        10.12        -- Master Purchase Agreement between Pacific Lumber and Scotia Pacific
                        (incorporated herein by reference to Exhibit 10.1 to the Scotia
                        Pacific 1993 Form 10-K).
        10.13        -- Services Agreement between Pacific Lumber and Scotia Pacific
                        (incorporated herein by reference to Exhibit 10.2 to the Scotia
                        Pacific 1993 Form 10-K).
        10.14        -- Additional Services Agreement between Pacific Lumber and Scotia
                        Pacific (incorporated herein by reference to Exhibit 10.3 to the
                        Scotia Pacific 1993 Form 10-K).
        10.15        -- Reciprocal Rights Agreement among Pacific Lumber, Scotia Pacific and
                        Salmon Creek Corporation (incorporated herein by reference to Exhibit
                        10.4 to the Scotia Pacific 1993 Form 10-K).
        10.16        -- Environmental Indemnification Agreement between Pacific Lumber and
                        Scotia Pacific (incorporated herein by reference to Exhibit 10.5 to the Scotia Pacific 1993 Form 10-K).
        10.17        -- Purchase and Services Agreement between Pacific Lumber and Britt
                        Lumber Co., Inc. (incorporated herein by reference to Exhibit 10.17 to Amendment No. 2 to the Form S-2 Registration Statement of Pacific
                        Lumber; Registration Statement No. 33-56332).
        10.18        -- Exchange Agreement dated as of May 20, 1991 by and among MAXXAM, MCO
                        Properties Inc. ("MCOP") and Federated Development Company
                        (incorporated herein by reference from Exhibit 10(ff) to MGI's
                        Registration Statement on Form S-4 on Form S-2, Registration No.
                        33-42300; the "MGI 1991 Registration Statement").

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.19        -- Revolving Credit and Term Loan Agreement, dated as of August 27,
                        1987, as amended, between MCOP and Federated Development Company
                        (incorporated herein by reference to Exhibit 10.82 to MAXXAM's
                        Registration Statement on Form S-4, Registration No. 33-20096).
        10.20        -- Term Loan Agreement, dated as of November 17, 1987, between MCOP and
                        Federated Development Company (incorporated herein by reference to
                        Exhibit 10.83 to MAXXAM's Registration Statement on Form S-4,
                        Registration No. 33-20096).
        10.21        -- Put and Call Agreement, dated November 16, 1987, between Charles E.
                        Hurwitz and MPI (incorporated herein by reference to Exhibit C to
                        Schedule 13-D, dated November 14, 1987, filed by the Company with respect to MAXXAM's common stock; the "Put and Call Agreement").
        10.22        -- Amendment to Put and Call Agreement, dated May 18, 1988 (incorporated herein by reference to Exhibit D to the Final Amendment to Schedule
                        13D, dated May 20, 1988, filed by the Company relating to MAXXAM's common stock).
        10.23        -- Amendment to Put and Call Agreement, dated as of February 17, 1989
                        (incorporated herein by reference to Exhibit 10.35 to MAXXAM's Annual
                        Report on Form 10-K for the fiscal year ended December 31, 1988, File
                        No. 1-3924).
        10.24        -- Investment Management Agreement, dated as of December 1, 1991, by and among the Company, MAXXAM and certain related corporations
                        (incorporated herein by reference to Exhibit 10.23 to Amendment No. 5 to the MGI Registration).
        10.25        -- Agreement, dated September 28, 1996, between MAXXAM, The Pacific
                        Lumber Company (on behalf of itself, its subsidiaries and its affiliates), the United States of America and the State of California
                        (incorporated herein by reference to Exhibit 10.1 to the Company's
                        Form 8-K dated September 28, 1996).
        10.26        -- Note Purchase Agreement dated July 26, 1982, as amended, between
                        MAXXAM and Drexel Burnham Lambert Incorporated, relating to MAXXAM's
                        Zero Coupon Senior Subordinated Notes due 2007 (incorporated herein by reference to Exhibit B to Schedule 13D dated November 24, 1987, filed by MGI relating to MAXXAM's common stock).
        10.27        -- Third Amended and Restated Limited Partnership Agreement of Sam
                        Houston Race Park, Ltd., dated as of October 6, 1995 (incorporated herein by reference to Exhibit 3.1 to the SHRP 1995 Second Quarter
                        10-Q).
                                  EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS
        10.28        -- MAXXAM 1994 Omnibus Employee Incentive Plan (incorporated herein by reference to Exhibit 99 to MAXXAM's Proxy Statement dated April 29,
                        1994; "MAXXAM's 1994 Proxy Statement").
        10.29        -- Form of Stock Option Agreement under the MAXXAM 1994 Omnibus Employee
                        Incentive Plan (incorporated herein by reference to Exhibit 10.30 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1994).
        10.30        -- MAXXAM 1994 Non-Employee Director Plan (incorporated herein by reference to Exhibit 99 to MAXXAM's 1994 Proxy Statement).
        10.31        -- Form of Stock Option Agreement under the MAXXAM 1994 Non-Employee
                        Director Plan (incorporated herein by reference to Exhibit 10.32 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1994).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.32        -- Form of Deferred Fee Agreement under the MAXXAM 1994 Non-Employee
                        Director Plan (incorporated herein by reference to Exhibit 10.1 to
                        MAXXAM's Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1994).
        10.33        -- MAXXAM 1994 Executive Bonus Plan (incorporated herein by reference to
                        Exhibit 99 to MAXXAM's 1994 Proxy Statement).
        10.34        -- Revised Capital Accumulation Plan effective January 1, 1988
                        (incorporated herein by reference to Exhibit 10.27 to MAXXAM's
                        Registration Statement on Form S-4, Registration No. 33-20096).
        10.35        -- MAXXAM's 1984 Phantom Share Plan, as amended (the "Company Phantom
                        Share Plan") (incorporated herein by reference to Exhibit 10.6 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1990; MAXXAM's 1990 Form 10-K").
        10.36        -- Amendment, dated as of March 8, 1990, relating to MAXXAM's Phantom
                        Share Plan (incorporated herein by reference to Exhibit 10.7 to
                        MAXXAM's 1990 Form 10-K).
        10.37        -- Form of Phantom Share Agreement relating to the MAXXAM Phantom Share
                        Plan (incorporated herein by reference to Exhibit 10.20 to MAXXAM's
                        Annual Report on Form 10-K for the year ended December 31, 1988).
        10.38        -- MAXXAM Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10(ii) to the 1991 MGI Registration Statement).
        10.39        -- Form of Company Deferred Compensation Agreement (incorporated herein by reference to Exhibit 10.35 to MAXXAM's Annual Report on Form 10-K
                        for the year ended December 31, 1995).
        10.40        -- Kaiser 1993 Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to KACC's Quarterly Report on Form 10-Q for
                        the quarter ended June 30, 1993, File No. 1-3605).
        10.41        -- Form of Stock Option Agreement under the Kaiser 1993 Omnibus Stock
                        Incentive Plan (incorporated herein by reference to Exhibit 10.41 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1994).
        10.42        -- KACC's Bonus Plan (incorporated herein by reference to Exhibit 10.25 to Amendment No. 6 to the Registration Statement of KACC on Form S-1,
                        Registration No. 33-30645).
        10.43        -- Kaiser 1995 Employee Incentive Compensation Program (incorporated herein by reference to Exhibit 10.1 to Kaiser's Quarterly Report on
                        Form 10-Q for the quarter ended March 31, 1995; the "Kaiser 1995
                        First Quarter Form 10-Q").
        10.44        -- Kaiser 1995 Executive Incentive Compensation Program (incorporated herein by reference to Exhibit 99 to the Proxy Statement, dated April
                        26, 1995, filed by Kaiser, File No. 1-9447).
        10.45        -- Promissory Note dated February 1, 1989 by Anthony R. Pierno and
                        Beverly J. Pierno to MAXXAM (the "1989 Pierno Note") (incorporated herein by reference to Exhibit 10.30 to MAXXAM's 1990 Form 10-K).
        10.46        -- Letter amendment, dated February 28, 1995, to the 1989 Pierno Note
                        (incorporated herein by reference to Exhibit 10.44 to MAXXAM's Annual
                        Report on Form 10-K for the year ended December 31, 1994).
        10.47        -- Promissory Note dated July 19, 1990 by Anthony R. Pierno to MAXXAM
                        (the "1990 Pierno Note") (incorporated herein by reference to Exhibit
                        10.31 to MAXXAM's 1990 Form 10-K).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.48        -- Letter amendment, dated February 28, 1995, to the 1990 Pierno Note
                        (incorporated herein by reference to Exhibit 10.46 to MAXXAM's Annual
                        Report on Form 10-K for the year ended December 31, 1994).
        10.49        -- Promissory Note dated October 4, 1990 by Robert W. Irelan and Barbara
                        M. Irelan to KACC (incorporated herein by reference to Exhibit 10.54 to MAXXAM's 1990 Form 10-K).
        10.50        -- Employment Agreement, dated August 20, 1993 between KACC and Robert
                        E. Cole (incorporated herein by reference to Exhibit 10.63 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1993).
       *12.1         -- Computation of consolidated ratio of earnings to fixed charges of the
                        Company.
       *12.2         -- Computation of consolidated ratio of earnings to fixed charges of
                        MAXXAM.
       *21.1         -- Subsidiaries of the Company.
       *21.2         -- Subsidiaries of MAXXAM.
       *23.1         -- Consent of Arthur Andersen LLP.
        23.2         -- Consent of Kramer, Levin, Naftalis & Frankel (to be contained in
                        Exhibit 5).
       *23.3         -- Consent of Thelen, Marrin, Johnson & Bridges.
       *23.4         -- Consent of Wharton, Levin, Ehrmantraut, Klein & Nash.
       *25           -- Form T-1 Statement of Eligibility of First Trust National
                        Association, as trustee.
       *27           -- Financial Data Schedule
       *99.1         -- Form of Letter of Transmittal.
       *99.2         -- Form of Notice of Guaranteed Delivery.

---------------

 * Filed herewith

** To be filed by amendment

     All other schedules are omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 22. UNDERTAKINGS

     (a) (i) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (ii) "The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, MAXXAM GROUP HOLDINGS INC., HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 24TH DAY OF DECEMBER, 1996.

                                  MAXXAM GROUP HOLDINGS INC.

                                  By:       /s/  CHARLES E. HURWITZ
                                     ------------------------------------------
                                     Charles E. Hurwitz, Chairman of the Board,
                                       Chief Executive Officer and President
                                           (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony R. Pierno, Byron L. Wade, Bernard
L. Birkel and Karen Bryant, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
        /s/  CHARLES E. HURWITZ                 Chairman of the Board, Chief     December 24, 1996
---------------------------------------------     Executive Officer and
             Charles E. Hurwitz                   President (Principal
                                                  Executive Officer)

         /s/  PAUL N. SCHWARTZ                  Vice President, Chief            December 24, 1996
---------------------------------------------     Financial Officer and
              Paul N. Schwartz                    Director (Principal
                                                  Financial Officer)

           /s/  GARY L. CLARK                   Vice President (Principal        December 24, 1996
---------------------------------------------     Accounting Officer)
                Gary L. Clark

         /s/  JOHN A. CAMPBELL                  Vice President and Director      December 24, 1996
---------------------------------------------
              John A. Campbell

          /s/  JOHN T. LA DUC                   Vice President and Director      December 24, 1996
---------------------------------------------
               John T. La Duc

         /s/  ANTHONY R. PIERNO                 Vice President, General          December 24, 1996
---------------------------------------------     Counsel and Director
              Anthony R. Pierno

         /s/  WILLIAM S. RIEGEL                 Vice President and Director      December 24, 1996
---------------------------------------------
              William S. Riegel

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, MAXXAM INC., HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 24TH DAY OF DECEMBER, 1996.

                                  MAXXAM INC.

                                  By:       /s/  CHARLES E. HURWITZ
                                     ------------------------------------------
                                     Charles E. Hurwitz, Chairman of the Board,
                                       Chief Executive Officer and President
                                           (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony R. Pierno, Byron L. Wade, Bernard
L. Birkel and Karen Bryant, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
        /s/  CHARLES E. HURWITZ                 Chairman of the Board, Chief     December 24, 1996
---------------------------------------------     Executive Officer and
             Charles E. Hurwitz                   President (Principal
                                                  Executive Officer)

         /s/  PAUL N. SCHWARTZ                  Executive Vice President and     December 24, 1996
---------------------------------------------     Chief Financial Officer
              Paul N. Schwartz                    (Principal Financial
                                                  Officer)

         /s/  TERRY L. FREEMAN                  Assistant Controller             December 24, 1996
---------------------------------------------     (Principal Accounting
              Terry L. Freeman                    Officer)

       /s/  ROBERT J. CRUIKSHANK                Director                         December 24, 1996
---------------------------------------------
            Robert J. Cruikshank

           /s/  EZRA G. LEVIN                   Director                         December 24, 1996
---------------------------------------------
                Ezra G. Levin

       /s/  STANLEY D. ROSENBERG                Director                         December 24, 1996
---------------------------------------------
            Stanley D. Rosenberg

                               INDEX TO EXHIBITS

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        *3.1         -- Certificate of Incorporation of MAXXAM Group Holdings Inc. ("the
                        Company" or "MGHI"), dated November 4, 1996.
        *3.2         -- By-laws of MGHI, dated November 4, 1996.
         3.3         -- Restated Certificate of Incorporation of MAXXAM Inc. ("MAXXAM"),
                        dated April 10, 1989 (incorporated herein by reference to Exhibit 3.1 to MAXXAM's Annual Report on Form 10-K for the year ended December
                        31, 1989; the "MAXXAM 1989 Form 10-K").
         3.4         -- Certificate of Powers, Designations, Preferences and Relative,
                        Participating, Optional and Other Rights of MAXXAM's Class B Junior
                        Participating Preference Stock (incorporated herein by reference to
                        Exhibit 3.2 to the MAXXAM 1989 Form 10-K).
         3.5         -- Certificate of Designations of Class A $.05 Non-Cumulative
                        Participating Convertible Preferred Stock of MAXXAM, dated July 6,
                        1994 (incorporated herein by reference to Exhibit 4(c) to the
                        Registration Statement of MAXXAM on Form S-8, Registration No.
                        33-54479).
         3.6         -- By-laws of MAXXAM, as amended on October 6, 1988 (incorporated herein by reference to Exhibit 3.3 to MAXXAM's Annual Report on Form 10-K
                        for the year ended December 31, 1988).
         3.7         -- Certificate of Incorporation of MAXXAM Group Inc. ("MGI")
                        (incorporated herein by reference to Exhibit 3.1E to MGI's definitive proxy statement dated October 24, 1984).
         3.8         -- Certificate of Amendment of Certificate of Incorporation of MGI,
                        dated as of September 28, 1988 (incorporated herein by reference to
                        Exhibit 3(b) to MGI's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 (the "MGI 1988 Form 10-K")).
         3.9         -- Certificate of Amendment of Certificate of Incorporation of MGI,
                        dated as of June 1, 1989 (incorporated herein by reference to Exhibit
                        3(c) to MGI's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1989).
         3.10        -- By-laws of MGI (incorporated herein by reference to Exhibit 3.2 to
                        MGI's Current Report on Form 8-K dated July 10, 1986).
        *4.1         -- Indenture, dated as of December 23, 1996 (the "Indenture"), among the
                        Company, as Issuer, MAXXAM, as Guarantor, and First Bank National
                        Association, as Trustee, regarding the Notes.
        *4.2         -- Purchase Agreement, dated December 17, 1996, among the Company,
                        MAXXAM, as Guarantor, and Bear, Stearns & Co. Inc. and Donaldson,
                        Lufkin & Jenrette Securities Corporation, regarding the Notes.
        *4.3         -- Registration Rights Agreement, dated December 23, 1996, among the
                        Company, MAXXAM, as Guarantor, and Bear, Stearns & Co. Inc. and
                        Donaldson, Lufkin & Jenrette Securities Corporation, regarding the
                        Notes.
         4.4         -- Indenture between MAXXAM and The Bank of New York, Trustee, regarding
                        MAXXAM's 14% Senior Subordinated Reset Notes due May 20, 2000
                        (incorporated herein by reference to Exhibit 4.1 to MAXXAM's
                        Registration Statement on Form S-4, Registration No. 33-20096).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.5         -- Indenture dated as of November 15, 1979 between MAXXAM and Chemical
                        Bank, Trustee, regarding MAXXAM's 12 1/2% Subordinated Debentures due
                        December 15, 1999 (incorporated herein by reference to Exhibit 4.2 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1980).
         4.6         -- Loan and Pledge Agreement, dated as of June 28, 1996, between
                        Custodial Trust Company and MAXXAM (incorporated herein by reference to Exhibit 4 to MAXXAM's Quarterly Report on Form 10-Q for the year ended June 30, 1996).
         4.7         -- Indenture, dated as of August 4, 1993, between Shawmut Bank, N.A. and
                        MGI regarding MGI's 11 1/4% Senior Secured Notes due 2003 and 12 1/4%
                        Senior Secured Discount Notes due 2003 (incorporated herein by reference to Exhibit 4.1 to MGI's Annual Report on Form 10-K for the
                        year ended December 31, 1993, File No. 1-8857; the "MGI 1993 Form
                        10-K").
         4.8         -- Indenture, dated as of February 1, 1993, among Kaiser Aluminum &
                        Chemical Corporation ("KACC"), certain related corporations and State
                        Street Bank and Trust Company (as successor trustee to The First
                        National Bank of Boston; "State Street"), regarding KACC's 12 3/4%
                        Senior Subordinated Notes due 2003 (the "KACC Senior Subordinated
                        Note Indenture") (incorporated herein by reference to Exhibit 4.1 to
                        KACC's Annual Report on Form 10-K for the year ended December 31,
                        1993, File No. 1-3605; the "KACC 1993 Form 10-K").
         4.9         -- First Supplemental Indenture, dated as of May 1, 1993, to the KACC
                        Senior Subordinated Note Indenture (incorporated herein by reference to Exhibit 4.2 to KACC's Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1993, File No. 1-3605).
         4.10        -- Second Supplemental Indenture, dated as of February 1, 1996, among
                        KACC, certain related corporations and State Street, Trustee, regarding KACC's 12 3/4% Senior Subordinated Notes due 2003
                        (incorporated herein by reference to Exhibit 4.3 to KACC's Annual
                        Report on Form 10-K for the year ended December 31, 1995, File No.
                        1-3605; the "KACC 1995 Form 10-K").
         4.11        -- Indenture, dated as of February 17, 1994, among KACC, certain related corporations and First Trust National Association, Trustee, regarding
                        KACC's 9 7/8% Senior Notes due 2002 (incorporated herein by reference to Exhibit 4.3 to KACC's Annual Report on the KACC 1993 Form 10-K).
         4.12        -- First Supplemental Indenture, dated as of February 1, 1996, among
                        KACC, certain related corporations and First Trust National
                        Association, Trustee, regarding KACC's 9 7/8% Senior Notes due 2002
                        (incorporated hereby by reference to Exhibit 4.5 to the KACC 1995
                        Form 10-K).
         4.13        -- Credit Agreement, dated as of February 17, 1994 (the "1994 KACC
                        Credit Agreement"), among Kaiser Aluminum Corporation ("Kaiser"),
                        KACC, certain financial institutions and BankAmerica Business Credit,
                        Inc., as Agent (incorporated herein by reference to Exhibit 4.4 to the KACC 1993 Form 10-K).
         4.14        -- First Amendment, dated as of July 21, 1994, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.1 to the
                        Quarterly Report on Form 10-Q of Kaiser for the quarter ended June
                        30, 1994, File No. 1-9447).
         4.15        -- Second Amendment, dated March 10, 1995, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.6 to the
                        Annual Report on Form 10-K of Kaiser for the year ended December 31,
                        1994, File No. 1-9447).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.16        -- Third Amendment, dated as of July 20, 1995, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.1 to
                        Kaiser's Quarterly Report on Form 10-Q for the quarter ended June 30,
                        1995, File No. 1-9447).
         4.17        -- Fourth Amendment, dated as of October 17, 1995, to the 1994 KACC
                        Credit Agreement (incorporated herein by reference to Exhibit 4.1 to
                        Kaiser's Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1995, File No. 1-9447).
         4.18        -- Fifth Amendment, dated December 11, 1995, to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.11 to the
                        1995 KACC Form 10-K).
         4.19        -- Sixth Amendment dated as of October 1, 1996 to the 1994 KACC Credit
                        Agreement (incorporated herein by reference to Exhibit 4.1 to KACC's
                        Quarterly Report on Form 10-Q for the quarter ended September 30,
                        1996, File No. 1-3605).
       **4.20        -- Seventh Amendment dated December 17, 1996 to the 1994 KACC Credit
                        Agreement.
         4.21        -- Certificate of Designation of Series A Mandatory Conversion Premium
                        Dividend Preferred Stock of Kaiser, dated June 28, 1993 (incorporated herein by reference to Exhibit 4.3 to Kaiser's Quarterly Report on
                        Form 10-Q for the quarter ended June 30, 1993, File No. 1-9447; the
                        "Kaiser 1993 Third Quarter Form 10-Q").
         4.22        -- Certificate of Retirement of Kaiser, dated October 24, 1995, and filed in the state of Delaware Office of the Secretary of State on
                        October 25, 1995 (incorporated herein by reference to Exhibit 3.2 to
                        Kaiser's Annual Report on Form 10-K for the year ended December 31,
                        1995, File No. 1-9447).
         4.23        -- Deposit Agreement between Kaiser and The First National Bank of
                        Boston, dated as of June 30, 1993 (incorporated herein by reference to Exhibit 4.4 to the Kaiser 1993 Third Quarter Form 10-Q).
         4.24        -- Certificate of Designation of 8.255% Preferred Redeemable Increased
                        Dividend Equity Securities of Kaiser, dated February 17, 1994
                        (incorporated herein by reference to Exhibit 4.21 to Kaiser's Annual
                        Report on Form 10-K for the year ended December 31, 1993, File No.
                        1-9447; the "Kaiser 1993 Form 10-K).
         4.25        -- Indenture, dated as of March 23, 1993, between The Pacific Lumber
                        Company ("Pacific Lumber") and State Street (as successor trustee to
                        The First National Bank of Boston) regarding Pacific Lumber's 10 1/2%
                        Senior Notes due 2003 (incorporated herein by reference to Exhibit
                        4.1 to Pacific Lumber's Annual Report on Form 10-K for the year ended
                        December 31, 1993, File No. 1-9204).
         4.26        -- Indenture, dated as of March 23, 1993, between Scotia Pacific Holding
                        Company ("Scotia Pacific") and State Street, as Trustee, regarding
                        Scotia Pacific's 7.95% Timber Collateralized Notes due 2015
                        (incorporated herein by reference to Exhibit 4.1 to Scotia Pacific's
                        Annual Report on Form 10-K for the year ended December 31, 1993, File
                        No. 33-55538; the "Scotia Pacific 1993 Form 10-K").
         4.27        -- Form of Deed of Trust, Security Agreement, Financing Statement,
                        Fixture Filing and Assignment, dated as of March 23, 1993, among
                        Scotia Pacific, State Street, as Trustee, and State Street, as the
                        Collateral Agent (incorporated herein by reference to Exhibit 4.2 to the Scotia Pacific 1993 Form 10-K).
         4.28        -- Amended and Restated Credit Agreement, dated as of November 10, 1995, between Pacific Lumber and Bank of America National Trust and Savings
                        Association (incorporated herein by reference to Exhibit 4.1 to the
                        Quarterly Report on Form 10-Q of Pacific Lumber for the quarter ended
                        September 30, 1995; File No. 1-9204).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.29        -- Form of Deed of Trust, Assignment of Rents, Grant of Easement and
                        Fixture Filing (incorporated herein by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Pacific Lumber for the quarter ended September 30, 1995; File No. 1-9204).
         4.30        -- Second Amended and Restated Credit and Security Agreement, dated July
                        15, 1995, among the First National Bank of Boston, MCO Properties,
                        Inc., Westcliff Development Corporation, Horizon Corporation, Horizon
                        Properties Corporation and MCO Properties L.P. (incorporated by reference to Exhibit 4.25 to MAXXAM's Annual Report on Form 10-K for
                        the fiscal year ended December 31, 1995, File No. 1-3924).
         4.31        -- Amended and Restated Indenture dated October 6, 1995 by and among Sam
                        Houston Race Park, Ltd. ("SHRP"), New SHRP Capital Corp., SHRP
                        General Partner, Inc. and First Bank National Association, Trustee
                        (incorporated herein by reference to Exhibit 4.1 to the Quarterly
                        Report on Form 10-Q of SHRP for the quarter ended June 30, 1995; the
                        "SHRP 1995 Second Quarter Form 10-Q").
         4.32        -- Indenture, dated as of October 23, 1996, among KACC, as issuer,
                        Kaiser Aluminum Australia Corporation, Alpart Jamaica Inc., Kaiser
                        Jamaica Corporation, Kaiser Finance Corporation, Kaiser Micromill
                        Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill
                        Holdings, LLC and Kaiser Texas Sierra Micromills, LLC, as subsidiary guarantors (the "Subsidiary Guarantors"), and First Trust National
                        Association, as Trustee regarding KACC's 10 7/8% Senior Notes due
                        2006 (incorporated by reference to Exhibit 4.2 to Kaiser's Quarterly
                        Report on Form 10-Q for the quarter ended September 30, 1996, File
                        No. 1-9447).
                     Note: Pursuant to Regulation sec. 229.601, Item 601(b)(4)(iii) of
                        Regulation S-K, upon request of the Securities and Exchange
                        Commission, the Company hereby agrees to furnish a copy of any unfiled instrument which defines the rights of holders of long-term debt of the Company and its consolidated subsidiaries (and for any of its unconsolidated subsidiaries for which financial statements are required to be filed) wherein the total amount of securities authorized thereunder does not exceed 10 percent of the total consolidated assets of the Company.
       **5           -- Opinion of Kramer, Levin, Naftalis & Frankel with respect to the
                        Notes and the Guaranty.
       *10.1         -- Tax Allocation Agreement dated December 23, 1996 by and between
                        MAXXAM and the Company.
        10.2         -- Tax Allocation Agreement between MGI and MAXXAM, dated August 4, 1993
                        (incorporated herein by reference to Exhibit 10.6 to the Amendment
                        No. 3 to the Registration Statement on Form S-2 of the Company,
                        Registration No. 33-64042; the "MGI Registration Statement").
        10.3         -- Tax Allocation Agreement, dated as of May 21, 1988, among MAXXAM, the
                        Company, Pacific Lumber and the corporations signatory thereto
                        (incorporated herein by reference to Exhibit 10.8 to Pacific Lumber's
                        Annual Report on Form 10-K for the fiscal year ended December 31,
                        1988, File No. 1-9204).
        10.4         -- Tax Allocation Agreement among MAXXAM and KACC dated as of December
                        21, 1989 (incorporated herein by reference to Exhibit 10.21 to
                        Amendment No. 6 to the Registration Statement of KACC on Form S-1,
                        Registration No. 33-30645).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.5         -- Tax Allocation Agreement between Kaiser and MAXXAM (incorporated herein by reference to Exhibit 10.23 to Amendment No. 1 to the
                        Registration Statement of Kaiser on Form S-1, Registration No.
                        33-37895).
        10.6         -- Tax Allocation Agreement among Pacific Lumber, Scotia Pacific, Salmon
                        Creek Corporation and MAXXAM, dated as of March 23, 1993
                        (incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Form S-1 Registration Statement of Scotia Pacific,
                        Registration No. 33-55538).
        10.7         -- Tax Allocation Agreement between MAXXAM and Britt Lumber Co., Inc., dated as of July 3, 1990 (incorporated herein by reference to Exhibit
                        10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).
       *10.8         -- Non-Negotiable Intercompany Note dated December 23, 1996 executed by
                        MAXXAM in favor of the Company.
        10.9         -- Assumption Agreement, dated as of October 28, 1988 (incorporated herein by reference to Exhibit HHH to the Final Agreement to the
                        Schedule 13D of MGI and others in respect of the common stock of
                        MAXXAM).
        10.10        -- Agreement, dated as of June 30, 1993, between Kaiser and MAXXAM
                        (incorporated herein by reference to Exhibit 10.2 to KACC's Quarterly
                        Report on Form 10-Q for the quarter ended June 30, 1993, File No.
                        1-3605).
        10.11        -- Power Purchase Agreement, dated January 17, 1986, between Pacific
                        Lumber and Pacific Gas and Electric Company (incorporated herein by reference to Exhibit 10(n) to Pacific Lumber's Registration Statement
                        on Form S-1, Registration No. 33-5549).
        10.12        -- Master Purchase Agreement between Pacific Lumber and Scotia Pacific
                        (incorporated herein by reference to Exhibit 10.1 to the Scotia
                        Pacific 1993 Form 10-K).
        10.13        -- Services Agreement between Pacific Lumber and Scotia Pacific
                        (incorporated herein by reference to Exhibit 10.2 to the Scotia
                        Pacific 1993 Form 10-K).
        10.14        -- Additional Services Agreement between Pacific Lumber and Scotia
                        Pacific (incorporated herein by reference to Exhibit 10.3 to the
                        Scotia Pacific 1993 Form 10-K).
        10.15        -- Reciprocal Rights Agreement among Pacific Lumber, Scotia Pacific and
                        Salmon Creek Corporation (incorporated herein by reference to Exhibit
                        10.4 to the Scotia Pacific 1993 Form 10-K).
        10.16        -- Environmental Indemnification Agreement between Pacific Lumber and
                        Scotia Pacific (incorporated herein by reference to Exhibit 10.5 to the Scotia Pacific 1993 Form 10-K).
        10.17        -- Purchase and Services Agreement between Pacific Lumber and Britt
                        Lumber Co., Inc. (incorporated herein by reference to Exhibit 10.17 to Amendment No. 2 to the Form S-2 Registration Statement of Pacific
                        Lumber; Registration Statement No. 33-56332).
        10.18        -- Exchange Agreement dated as of May 20, 1991 by and among MAXXAM, MCO
                        Properties Inc. ("MCOP") and Federated Development Company
                        (incorporated herein by reference from Exhibit 10(ff) to MGI's
                        Registration Statement on Form S-4 on Form S-2, Registration No.
                        33-42300; the "MGI 1991 Registration Statement").

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.19        -- Revolving Credit and Term Loan Agreement, dated as of August 27,
                        1987, as amended, between MCOP and Federated Development Company
                        (incorporated herein by reference to Exhibit 10.82 to MAXXAM's
                        Registration Statement on Form S-4, Registration No. 33-20096).
        10.20        -- Term Loan Agreement, dated as of November 17, 1987, between MCOP and
                        Federated Development Company (incorporated herein by reference to
                        Exhibit 10.83 to MAXXAM's Registration Statement on Form S-4,
                        Registration No. 33-20096).
        10.21        -- Put and Call Agreement, dated November 16, 1987, between Charles E.
                        Hurwitz and MPI (incorporated herein by reference to Exhibit C to
                        Schedule 13-D, dated November 14, 1987, filed by the Company with respect to MAXXAM's common stock; the "Put and Call Agreement").
        10.22        -- Amendment to Put and Call Agreement, dated May 18, 1988 (incorporated herein by reference to Exhibit D to the Final Amendment to Schedule
                        13D, dated May 20, 1988, filed by the Company relating to MAXXAM's common stock).
        10.23        -- Amendment to Put and Call Agreement, dated as of February 17, 1989
                        (incorporated herein by reference to Exhibit 10.35 to MAXXAM's Annual
                        Report on Form 10-K for the fiscal year ended December 31, 1988, File
                        No. 1-3924).
        10.24        -- Investment Management Agreement, dated as of December 1, 1991, by and among the Company, MAXXAM and certain related corporations
                        (incorporated herein by reference to Exhibit 10.23 to Amendment No. 5 to the MGI Registration).
        10.25        -- Agreement, dated September 28, 1996, between MAXXAM, The Pacific
                        Lumber Company (on behalf of itself, its subsidiaries and its affiliates), the United States of America and the State of California
                        (incorporated herein by reference to Exhibit 10.1 to the Company's
                        Form 8-K dated September 28, 1996).
        10.26        -- Note Purchase Agreement dated July 26, 1982, as amended, between
                        MAXXAM and Drexel Burnham Lambert Incorporated, relating to MAXXAM's
                        Zero Coupon Senior Subordinated Notes due 2007 (incorporated herein by reference to Exhibit B to Schedule 13D dated November 24, 1987, filed by MGI relating to MAXXAM's common stock).
        10.27        -- Third Amended and Restated Limited Partnership Agreement of Sam
                        Houston Race Park, Ltd., dated as of October 6, 1995 (incorporated herein by reference to Exhibit 3.1 to the SHRP 1995 Second Quarter
                        10-Q).
                                  EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS
        10.28        -- MAXXAM 1994 Omnibus Employee Incentive Plan (incorporated herein by reference to Exhibit 99 to MAXXAM's Proxy Statement dated April 29,
                        1994; "MAXXAM's 1994 Proxy Statement").
        10.29        -- Form of Stock Option Agreement under the MAXXAM 1994 Omnibus Employee
                        Incentive Plan (incorporated herein by reference to Exhibit 10.30 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1994).
        10.30        -- MAXXAM 1994 Non-Employee Director Plan (incorporated herein by reference to Exhibit 99 to MAXXAM's 1994 Proxy Statement).
        10.31        -- Form of Stock Option Agreement under the MAXXAM 1994 Non-Employee
                        Director Plan (incorporated herein by reference to Exhibit 10.32 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1994).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.32        -- Form of Deferred Fee Agreement under the MAXXAM 1994 Non-Employee
                        Director Plan (incorporated herein by reference to Exhibit 10.1 to
                        MAXXAM's Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1994).
        10.33        -- MAXXAM 1994 Executive Bonus Plan (incorporated herein by reference to
                        Exhibit 99 to MAXXAM's 1994 Proxy Statement).
        10.34        -- Revised Capital Accumulation Plan effective January 1, 1988
                        (incorporated herein by reference to Exhibit 10.27 to MAXXAM's
                        Registration Statement on Form S-4, Registration No. 33-20096).
        10.35        -- MAXXAM's 1984 Phantom Share Plan, as amended (the "Company Phantom
                        Share Plan") (incorporated herein by reference to Exhibit 10.6 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1990; MAXXAM's 1990 Form 10-K").
        10.36        -- Amendment, dated as of March 8, 1990, relating to MAXXAM's Phantom
                        Share Plan (incorporated herein by reference to Exhibit 10.7 to
                        MAXXAM's 1990 Form 10-K).
        10.37        -- Form of Phantom Share Agreement relating to the MAXXAM Phantom Share
                        Plan (incorporated herein by reference to Exhibit 10.20 to MAXXAM's
                        Annual Report on Form 10-K for the year ended December 31, 1988).
        10.38        -- MAXXAM Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10(ii) to the 1991 MGI Registration Statement).
        10.39        -- Form of Company Deferred Compensation Agreement (incorporated herein by reference to Exhibit 10.35 to MAXXAM's Annual Report on Form 10-K
                        for the year ended December 31, 1995).
        10.40        -- Kaiser 1993 Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to KACC's Quarterly Report on Form 10-Q for
                        the quarter ended June 30, 1993, File No. 1-3605).
        10.41        -- Form of Stock Option Agreement under the Kaiser 1993 Omnibus Stock
                        Incentive Plan (incorporated herein by reference to Exhibit 10.41 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1994).
        10.42        -- KACC's Bonus Plan (incorporated herein by reference to Exhibit 10.25 to Amendment No. 6 to the Registration Statement of KACC on Form S-1,
                        Registration No. 33-30645).
        10.43        -- Kaiser 1995 Employee Incentive Compensation Program (incorporated herein by reference to Exhibit 10.1 to Kaiser's Quarterly Report on
                        Form 10-Q for the quarter ended March 31, 1995; the "Kaiser 1995
                        First Quarter Form 10-Q").
        10.44        -- Kaiser 1995 Executive Incentive Compensation Program (incorporated herein by reference to Exhibit 99 to the Proxy Statement, dated April
                        26, 1995, filed by Kaiser, File No. 1-9447).
        10.45        -- Promissory Note dated February 1, 1989 by Anthony R. Pierno and
                        Beverly J. Pierno to MAXXAM (the "1989 Pierno Note") (incorporated herein by reference to Exhibit 10.30 to MAXXAM's 1990 Form 10-K).
        10.46        -- Letter amendment, dated February 28, 1995, to the 1989 Pierno Note
                        (incorporated herein by reference to Exhibit 10.44 to MAXXAM's Annual
                        Report on Form 10-K for the year ended December 31, 1994).
        10.47        -- Promissory Note dated July 19, 1990 by Anthony R. Pierno to MAXXAM
                        (the "1990 Pierno Note") (incorporated herein by reference to Exhibit
                        10.31 to MAXXAM's 1990 Form 10-K).

      EXHIBIT
       NUMBER                                        EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.48        -- Letter amendment, dated February 28, 1995, to the 1990 Pierno Note
                        (incorporated herein by reference to Exhibit 10.46 to MAXXAM's Annual
                        Report on Form 10-K for the year ended December 31, 1994).
        10.49        -- Promissory Note dated October 4, 1990 by Robert W. Irelan and Barbara
                        M. Irelan to KACC (incorporated herein by reference to Exhibit 10.54 to MAXXAM's 1990 Form 10-K).
        10.50        -- Employment Agreement, dated August 20, 1993 between KACC and Robert
                        E. Cole (incorporated herein by reference to Exhibit 10.63 to
                        MAXXAM's Annual Report on Form 10-K for the year ended December 31,
                        1993).
       *12.1         -- Computation of consolidated ratio of earnings to fixed charges of the
                        Company.
       *12.2         -- Computation of consolidated ratio of earnings to fixed charges of
                        MAXXAM.
       *21.1         -- Subsidiaries of the Company.
       *21.2         -- Subsidiaries of MAXXAM.
       *23.1         -- Consent of Arthur Andersen LLP.
        23.2         -- Consent of Kramer, Levin, Naftalis & Frankel (to be contained in
                        Exhibit 5).
       *23.3         -- Consent of Thelen, Marrin, Johnson & Bridges.
       *23.4         -- Consent of Wharton, Levin, Ehrmantraut, Klein & Nash.
       *25           -- Form T-1 Statement of Eligibility of First Trust National
                        Association, as trustee.
       *27           -- Financial Data Schedule
       *99.1         -- Form of Letter of Transmittal.
       *99.2         -- Form of Notice of Guaranteed Delivery.

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 * Filed herewith

** To be filed by amendment